Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-130755

Prospectus Supplement (to accompany Prospectus dated July 18, 2007)

$2,879,089,000 (Approximate)
Banc of America Commercial Mortgage Inc.
Depositor
Bank of America, National Association
Sponsor and Master Servicer
Eurohypo AG, New York Branch
Sponsor
Hypo Real Estate Capital Corporation
Sponsor
Banc of America Commercial Mortgage Trust 2007-3
Issuing Entity
Commercial Mortgage Pass-Through Certificates, Series 2007-3

Consider carefully the risk factors beginning on page S-35 in this prospectus supplement and page 14 in the accompanying prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

The certificates will represent interests only in the issuing entity and will not represent interests in or obligations of the depositor, Bank of America, National Association, or any of their affiliates, including Bank of America Corporation.

The Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3 will consist of the following classes:

•	senior certificates consisting of the Class A-1, Class A-2, Class A-2FL, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1A and Class XW Certificates;

•	junior certificates consisting of the Class A-M, Class A-MF, Class A-MFL, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates; and

•	the residual certificates consisting of the Class R-I and Class R-II Certificates.
Only the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1A, Class XW, Class A-M, Class A-MF, Class A-J, Class B, Class C and Class D Certificates are offered hereby.
Distributions on the offered certificates will occur monthly, commencing in August of 2007, as and to the extent of available funds as described in this prospectus supplement. The mortgage loans constitute the sole source of repayment on the certificates.
The trust’s assets will consist primarily of 151 mortgage loans and other property described in this prospectus supplement and the accompanying prospectus. The mortgage loans are secured by first liens on commercial and multifamily properties. This prospectus supplement more fully describes the offered certificates, as well as the characteristics of the mortgage loans and the related mortgaged properties.
The only credit support for any class of offered certificates will be provided by the subordination of the class(es), if any, that have a lower payment priority.

Certain characteristics of the offered certificates include:

Class	Certificate Balance or Notional Amount as of Delivery Date(1)		Approximate Initial Pass-Through Rate as of Delivery Date		Anticipated Ratings Fitch/Moody’s/S&P(2)	Assumed Final Distribution Date(3)	Rated Final Distribution Date(3)
Class A-1(4)	$50,000,000		5.6590	%(5)	AAA/Aaa/AAA	March 10, 2012	June 10, 2049
Class A-2(4)	$334,000,000		5.8379	%(6)	AAA/Aaa/AAA	July 10, 2012	June 10, 2049
Class A-3(4)	$133,000,000		5.8379	%(6)	AAA/Aaa/AAA	July 10, 2014	June 10, 2049
Class A-AB(4)	$78,944,000		5.8379	%(6)	AAA/Aaa/AAA	June 10, 2016	June 10, 2049
Class A-4(4)	$1,017,000,000		5.8379	%(6)	AAA/Aaa/AAA	May 10, 2017	June 10, 2049
Class A-5(4)	$50,000,000		5.3770%		AAA/Aaa/AAA	May 10, 2017	June 10, 2049
Class A-1A(4)	$648,014,000		5.8379	%(6)	AAA/Aaa/AAA	May 10, 2017	June 10, 2049
Class XW	$3,515,654,613	(7)	0.0365	%(7)	AAA/Aaa/AAA	N/A	June 10, 2049
Class A-M	$116,565,000		5.8379	%(6)	AAA/Aaa/AAA	June 10, 2017	June 10, 2049
Class A-MF	$100,000,000		5.3170%		AAA/Aaa/AAA	June 10, 2017	June 10, 2049
Class A-J	$241,701,000		5.8379	%(6)	AAA/Aaa/AAA	June 10, 2017	June 10, 2049
Class B	$35,157,000		5.8379	%(6)	AA+/Aa1/AA+	June 10, 2017	June 10, 2049
Class C	$48,340,000		5.8379	%(6)	AA/Aa2/AA	June 10, 2017	June 10, 2049
Class D	$26,368,000		5.8379	%(6)	AA–/Aa3/AA–	June 10, 2017	June 10, 2049
(Footnotes to table start on page S-10)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these offered securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

With respect to the offered certificates, Banc of America Securities LLC is acting as lead manager and sole bookrunner. Banc of America Securities LLC, Commerzbank Capital Markets Corp., Hypo Capital Markets, Inc., SunTrust Capital Markets, Inc., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC will purchase the offered certificates from Banc of America Commercial Mortgage Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about July 26, 2007. Banc of America Commercial Mortgage Inc. expects to receive from this offering approximately 98.42% of the initial principal amount of the offered certificates, plus accrued interest from July 1, 2007 before deducting expenses payable by Banc of America Commercial Mortgage Inc.

Banc of America Securities LLC

Commerzbank Corporates & Markets	Hypo Capital Markets	SunTrust Robinson Humphrey

Citigroup	Credit Suisse

July 18, 2007

Banc of America Commercial Mortgage Inc.

Commercial Mortgage Pass-Through Certificates, Series 2007-3
Geographic Overview of Mortgage Pool

Washington
5 properties
$235,950,000
6.7% of total
Oregon
3 properties
$66,992,196
1.9% of total
Idaho
1 property
$10,520,082
0.3% of total
Nebraska
1 property
$15,915,000
0.5% of total
Missouri
5 properties
$87,195,607
2.5% of total
Illinois
8 properties
$367,800,000
10.5% of total
Indiana
7 properties
$128,318,603
3.6% of total
Ohio
2 properties
$16,292,542
0.5% of total
Pennsylvania
8 properties
$127,137,538
3.6% of total
New York
10 properties
$264,196,217
7.5% of total
New Hampshire
1 property
$4,560,000
0.1% of total
Maine
1 property
$7,300,000
0.2% of total
Massachusetts
5 properties
$55,200,000
1.6% of total
New Jersey
3 properties
$20,387,933
0.6% of total
District of Columbia
2 properties
$209,100,000
5.9% of total
Maryland
12 properties
$231,903,815
6.6% of total
Virginia
5 properties
$55,540,159
1.6% of total
North Carolina
10 properties
$100,431,517
2.9% of total
South Carolina
2 properties
$20,452,297
0.6% of total
Georgia
15 properties
$242,794,649
6.9% of total
Florida
12 properties
$172,839,039
4.9% of total
Kentucky
1 property
$6,092,460
0.2% of total
Alabama
2 properties
$9,000,000
0.3% of total
Tennessee
4 properties
$48,077,270
1.4% of total
Louisiana
2 properties
$11,265,000
0.3% of total
Texas
24 properties
$372,077,067
10.6% of total
New Mexico
3 properties
$22,988,037
0.7% of total
Arizona
2 properties
$13,494,890
0.4% of total
Colorado
1 property
$3,596,379
0.1% of total
Hawaii
1 property
$21,700,000
0.6% of total
California
22 properties
$537,735,317
15.3% of total
Nevada
3 properties
$28,800,000
0.8% of total
Other 1.1%
Self Storage 3.0%
Mixed Use 0.4%
Industrial 4.1%
Hotel 16.4%
Office 29.7%
Multifamily 18.4%
Retail 26.7%
<1.0% of Initial Pool Balance
1.0% – 5.0% of Initial Pool Balance
5.1% – 10.0% of Initial Pool Balance
>10.0% of Initial Pool Balance

Percentages rounded to one decimal place.

Note regarding pie chart and map on opposite page: numbers may not total to 100% due to rounding.

For more information

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC’s Public Reference Room at the following location:

•	SEC Public Reference Section 100 F Street, N.E. Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-8509.

See also the sections captioned ‘‘Available Information’’ and ‘‘Incorporation of Certain Information by Reference’’ appearing at the end of the accompanying prospectus.

The file number of the registration statement to which this prospectus supplement relates is 333-130755.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	S-7
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS	S-7
EUROPEAN ECONOMIC AREA	S-9
UNITED KINGDOM	S-9
NOTICE TO UNITED KINGDOM INVESTORS	S-9
EXECUTIVE SUMMARY	S-10
SUMMARY OF PROSPECTUS SUPPLEMENT	S-13
RISK FACTORS	S-35
Risks Related to the Certificates	S-35
Your Lack of Control Over the Trust Fund Can Create Risk	S-35
Transaction Party Roles and Relationships Create Potential Conflicts of Interest	S-35
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in a Particular Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	S-38
Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield	S-39
The Borrower’s Form of Entity May Cause Special Risks	S-40
Subordination of Certain Classes of Certificates May Result in a Loss to Holders of Those Certificates	S-40
Subordination of Subordinate Certificates Increases Risk of Loss	S-41
Modeling Assumptions Are Unlikely to Match Actual Experience	S-41
Decrement and Sensitivity Tables Are Based Upon Assumptions and Models	S-41
Book-Entry System for Certificates May Decrease Liquidity and Delay Payment	S-42
Risks Related to the Mortgage Loans	S-44
Balloon Loans May Present Greater Risk than Fully Amortizing Loans	S-44
Particular Property Types Present Special Risks	S-45
Other Property Types—Movie Theaters	S-45
Other Property Types—Medical Office Properties	S-45
Subordinate Financing May Make Recovery Difficult in the Event of Loss	S-46
Material Adverse Environmental Conditions Will Subject the Trust Fund to Potential Liability	S-50
The Benefits Provided by Cross-Collateralization May Be Limited	S-53
Mortgage Loans to Related Borrowers and Concentrations of Related Tenants May Result in More Severe Losses on Your Certificates	S-54
The Geographic Concentration of Mortgaged Properties May Adversely Affect Payment on Your Certificates	S-55
Certain Jurisdiction-Specific Considerations—California	S-56
Certain Jurisdiction-Specific Considerations—Texas	S-57
Certain Jurisdiction-Specific Considerations—Illinois	S-58
Mortgage Loans with Higher Than Average Principal Balances May Create More Risk of Loss	S-58
Increased Concentrations Resulting from Principal Payments on the Mortgage Loans May Expose Your Certificates to Risk	S-59

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a ‘‘when, as and if issued’’ basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date of this securitization. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the ‘‘Automatic Termination’’). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected in this prospectus supplement. The underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned in this prospectus supplement or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed in this prospectus supplement supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement begins with several introductory sections describing the Series 2007-3 Certificates and the trust in abbreviated form:

Executive Summary, which begins on page S-10 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

Summary of Prospectus Supplement, which begins on page S-13 of this prospectus supplement and gives a brief introduction of the key features of the Series 2007-3 Certificates and a description of the mortgage loans; and

Risk Factors, which begins on page S-35 of this prospectus supplement and describes risks that apply to the offered certificates, which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the accompanying prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption ‘‘Glossary of Principal Definitions’’ beginning on page S-198 of this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined under the caption ‘‘Glossary’’ beginning on page 152 in the accompanying prospectus.

In this prospectus supplement, ‘‘we’’ refers to the depositor, and ‘‘you’’ refers to a prospective investor in the offered certificates.

If and to the extent required by applicable law or regulation, a prospectus supplement and the accompanying prospectus will be used by each underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which that underwriter is a principal. An underwriter may also act as agent in such transactions. Such sales will be made at negotiated prices at the time of sale.

Until October 25, 2007, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus, when acting as underwriters and with respect to their unsold allotments or subscriptions.

This prospectus supplement and the accompanying prospectus contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Specifically, forward looking statements, together with related qualifying language and assumptions, are found in the material (including tables) under the headings ‘‘Risk Factors’’ and ‘‘Prepayment and Yield Considerations’’ and in the annexes. Forward looking statements are also found in other places throughout this prospectus supplement and the accompanying prospectus, and may be identified by, among other things, accompanying language such as ‘‘expects’’, ‘‘intends’’, ‘‘anticipates’’, ‘‘estimates’’ or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor’s control. These forward looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward looking statement is based.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of certificates to the public’’ in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Depositor; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the ‘‘Relevant Persons’’). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EXECUTIVE SUMMARY

Certificate Characteristics

The following executive summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the executive summary does not address the risks and special considerations involved with an investment in the offered certificates. Prospective investors should carefully review the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus before making any investment decision. The executive summary also describes the certificates that are not offered by this prospectus supplement (other than the Class R-I and Class R-II Certificates), that have not been registered under the Securities Act of 1933, as amended, and (other than the Class R-I and Class R-II Certificates) that will be sold to investors in private transactions. Certain capitalized terms used in this executive summary may be defined elsewhere in this prospectus supplement, including in Annex A to this prospectus supplement, or in the accompanying prospectus. A ‘‘Glossary of Principal Definitions’’ is included at the end of this prospectus supplement. A ‘‘Glossary’’ is included at the end of the accompanying prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the accompanying prospectus. References in this prospectus supplement to ‘‘Loan No.’’ or ‘‘Loan Nos.’’ are references to the loan number or loan numbers set forth on Annex A to this prospectus supplement.

Class	Certificate Balance or Notional Amount(1)	Anticipated Ratings Fitch/Moody’s/S&P(2)	Approximate Percentage of Initial Pool Balance	Approximate Credit Support	Rate Type	Approximate Initial Pass- Through Rate as of Delivery Date		Weighted Average Life (years)(3)	Principal Window (payments)(3)
Offered Certificates
A-1(4)	$50,000,000	AAA/Aaa/AAA	1.422%	30.000%	Min (Fixed, WAC)(5)	5.6590	%(5)	4.00	1 – 56
A-2(4)	$334,000,000	AAA/Aaa/AAA	9.500%	30.000%	WAC(6)	5.8379	%(6)	4.66	56 – 60
A-3(4)	$133,000,000	AAA/Aaa/AAA	3.783%	30.000%	WAC(6)	5.8379	%(6)	6.84	76 – 84
A-AB(4)	$78,944,000	AAA/Aaa/AAA	2.245%	30.000%	WAC(6)	5.8379	%(6)	7.87	60 – 107
A-4(4)	$1,017,000,000	AAA/Aaa/AAA	28.928%	30.000%	WAC(6)	5.8379	%(6)	9.64	107 – 118
A-5(4)	$50,000,000	AAA/Aaa/AAA	1.422%	30.000%	Fixed	5.3770%		9.79	118 – 118
A-1A(4)	$648,014,000	AAA/Aaa/AAA	18.432%	30.000%	WAC(6)	5.8379	%(6)	7.97	1 – 118
XW	$3,515,654,613(7)	AAA/Aaa/AAA	N/A	N/A	Variable Rate(7)	0.0365	%(7)	(7)	N/A
A-M	$116,565,000	AAA/Aaa/AAA	3.316%	20.000%	WAC(6)	5.8379	%(6)	9.80	118 – 119
A-MF	$100,000,000	AAA/Aaa/AAA	2.844%	20.000%	Fixed	5.3170%		9.80	118 – 119
A-J	$241,701,000	AAA/Aaa/AAA	6.875%	13.125%	WAC(6)	5.8379	%(6)	9.87	119 – 119
B	$35,157,000	AA+/Aa1/AA+	1.000%	12.125%	WAC(6)	5.8379	%(6)	9.87	119 – 119
C	$48,340,000	AA/Aa2/AA	1.375%	10.750%	WAC(6)	5.8379	%(6)	9.87	119 – 119
D	$26,368,000	AA–/Aa3/AA−	0.750%	10.000%	WAC(6)	5.8379	%(6)	9.87	119 – 119
Private Certificates – Not Offered Hereby(8)
A-2FL(4)	$150,000,000(9)	AAA/Aaa/AAA(10)	4.267%	30.000%	Floating(11)	LIBOR + 0.1700%(11)		4.66	56 – 60
A-MFL	$135,000,000(9)	AAA/Aaa/AAA(10)	3.840%	20.000%	Floating(11)	LIBOR + 0.2800%(11)		9.80	118 – 119
E	$26,367,000	A+/A1/A+	0.750%	9.250%	WAC(6)	5.8379	%(6)	9.87	119 – 119
F	$35,157,000	A/A2/A	1.000%	8.250%	WAC(6)	5.8379	%(6)	9.87	119 – 119
G	$30,762,000	A–/A3/A−	0.875%	7.375%	WAC(6)	5.8379	%(6)	9.87	119 – 119
H	$48,340,000	BBB+/Baa1/BBB+	1.375%	6.000%	WAC(6)	5.8379	%(6)	9.90	119 – 120
J	$35,156,000	BBB/Baa2/BBB	1.000%	5.000%	WAC(6)	5.8379	%(6)	10.10	120 – 123
K	$43,946,000	BBB–/Baa3/BBB−	1.250%	3.750%	WAC(6)	5.8379	%(6)	10.21	123 – 123
L	$26,367,000	BB+/NR/BB+	0.750%	3.000%	Min (Fixed, WAC)(5)	5.5010	%(5)	10.21	123 – 123
M	$4,395,000	BB/NR/BB	0.125%	2.875%	Min (Fixed, WAC)(5)	5.5010	%(5)	10.21	123 – 123
N	$17,578,000	BB–/NR/BB−	0.500%	2.375%	Min (Fixed, WAC)(5)	5.5010	%(5)	10.21	123 – 123
O	$4,395,000	B+/NR/B+	0.125%	2.250%	Min (Fixed, WAC)(5)	5.5010	%(5)	10.21	123 – 123
P	$8,789,000	B/NR/B	0.250%	2.000%	Min (Fixed, WAC)(5)	5.5010	%(5)	10.21	123 – 123
Q	$13,184,000	B–/NR/B−	0.375%	1.625%	Min (Fixed, WAC)(5)	5.5010	%(5)	10.21	123 – 123
S	$57,129,613	NR/NR/NR	1.625%	0.000%	Min (Fixed, WAC)(5)	5.5010	%(5)	12.58	123 – 180
(1)	As of the delivery date. Subject to a variance of plus or minus 5.0%.
(2)	Ratings shown are those of Fitch, Inc., Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively.
(3)	Based on the maturity assumptions (as defined under ‘‘Yield and Maturity Considerations’’ in this prospectus supplement). As of the delivery date, calculations for the certificates assume no prepayments will be made on the mortgage loans prior to their related maturity dates. The ‘‘rated final distribution date’’ for each class of offered certificates has been set at the first distribution date that follows two years after the end of the amortization term for the mortgage loan that, as of the cut-off date, has the longest remaining amortization term, irrespective of its scheduled maturity. The ‘‘rated final distribution date’’ for each class of offered certificates is the distribution date in June 2049. With respect to unrated classes of certificates, the ‘‘rated final distribution date’’ is provided for reference only. See ‘‘RATINGS’’ in this prospectus supplement.
(4)	For purposes of making distributions to the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 134 mortgage loans, representing approximately 81.6% of the initial pool balance. Loan group 2 will consist of 17 mortgage loans, representing approximately 18.4% of the initial pool balance. Loan group 2 will include approximately 100.0% of the initial pool balance of all the mortgage loans secured by multifamily properties.

So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates and Class XW Certificates, interest distributions on the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-5 Certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class XW Certificates will be based upon amounts available relating to all mortgage loans. In addition, generally, the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-5 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 2 until the certificate balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-5 Certificates have been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-M Certificates, Class A-MF Certificates and Class A-MFL Regular Interest through Class S Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates pro rata without regard to loan groups.
(5)	The Class A-1 Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates and Class S Certificates will each accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate.
(6)	The Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates will each accrue interest at the weighted average net mortgage rate.
(7)	The Class XW Certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XW Certificates, as described in this prospectus supplement. The interest rate applicable to the Class XW Certificates for each distribution date will be as described in this prospectus supplement. See ‘‘Description of the Certificates—Pass-Through Rates’’ in this prospectus supplement.
(8)	Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.
(9)	The certificate balances of the Class A-2FL Certificates and the Class A-MFL Certificates will be equal to the certificate balance of the Class A-2FL Regular Interest and the Class A-MFL Regular Interest, respectively.
(10)	Ratings shown for the Class A-2FL Certificates and Class A-MFL Certificates only reflect the receipt of the pass-through rates applicable to the Class A-2FL Regular Interest and Class A-MFL Regular Interest, respectively. The pass-through rate applicable to each of the Class A-2FL Regular Interest and Class A-MFL Regular Interest is the weighted average net mortgage rate.
(11)	The pass-through rate applicable to the Class A-2FL Certificates and the Class A-MFL Certificates on each distribution date will be a per annum rate equal to LIBOR plus 0.1700% and LIBOR plus 0.2800% respectively. Interest for the Class A-2FL Regular Interest and Class A-MFL Regular interest will accrue at the weighted average net mortgage rate. The initial LIBOR rate will be determined on July 24, 2007, and subsequent LIBOR rates will be determined two LIBOR business days before the start of the related interest accrual period.

The Class R-I and Class R-II Certificates are not offered by this prospectus supplement and are not represented in the table entitled ‘‘Summary of Prospectus Supplement—Mortgage Pool’’ below.

Below is certain information regarding the mortgage loans and the mortgaged properties in the entire mortgage pool and loan group 1 or loan group 2, as applicable, as of the cut-off date. The balances and other numerical information used to calculate various ratios with respect to the split loan structures and certain other mortgage loans are explained in this prospectus supplement under ‘‘Glossary of Principal Definitions’’. Further information regarding such mortgage loans, the other mortgage loans in the mortgage pool and the related mortgaged properties is described under ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and in Annex A and Annex B to this prospectus supplement.

Summary of Prospectus Supplement—Mortgage Pool

Characteristics	Mortgage Pool (Approximate)	Loan Group 1 (Approximate)	Loan Group 2 (Approximate)
Initial principal balance(1)	$3,515,654,613	$2,867,640,391	$648,014,223
Number of mortgage loans	151	134	17
Number of mortgaged properties	183	159	24
Number of balloon mortgage loans(2)(3)	77	69	8
Number of full period interest only mortgage loans	74	65	9
Number of partial interest only, balloon loans(3)	41	39	2
Average cut-off date balance	$23,282,481	$21,400,301	$38,118,484
Range of cut-off date balances	$1,218,371 to $325,000,000	$1,218,371 to $200,000,000	$3,346,855 to $325,000,000
Weighted average mortgage rate	5.703%	5.732%	5.573%
Weighted average remaining lockout period(4)	73	72	76
Range of remaining terms to maturity (months)	55 to 180	56 to 180	55 to 120
Weighted average remaining term to maturity (months)	104	106	97
Weighted average underwritten debt service coverage ratio(5)	1.36x	1.41x	1.14x
Weighted average cut-off date loan-to-value ratio(6)	69.2%	70.4%	63.9%

(1)	Subject to a permitted variance of plus or minus 5.0%.
(2)	Excludes mortgage loans that are interest only until maturity.
(3)	The partial interest only, balloon loans are also included in the balloon loan category.
(4)	Excludes three mortgage loans (Loan Nos. 3406563, 1800 and 2200, representing 5.0% of the initial pool balance (5.9% of the group 1 balance and 0.8% of the group 2 balance)) that have no lockout period.
(5)	With respect to certain of the mortgage loans, the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related Mortgaged Property on a ‘‘as-stabilized’’ or an ‘‘as adjusted’’ basis. For further information see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Performance Escrows and Letters of Credit’’, ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’, ANNEX A to this prospectus supplement, the Footnotes to ANNEX A and ANNEX C to this prospectus supplement.
(6)	In the case of one mortgage loan (Loan No. 900, representing 0.4% of the initial pool balance and 0.5% of the group 1 balance), the loan-to-value ratio was based on the ‘‘highest and best use’’ of the mortgaged property as vacant and with the related improvements demolished. See ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement.

SUMMARY OF PROSPECTUS SUPPLEMENT

This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire prospectus supplement and the accompanying prospectus carefully.

Title of Certificates

Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3.

Relevant Parties and Dates

Sponsors

Bank of America, National Association

Bank of America, National Association, is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America, National Association originated and will be the mortgage loan seller with respect to 85 mortgage loans, representing 64.8% of the initial pool balance and will be the mortgage loan seller with respect to the mortgage loans discussed below that were originated by Bridger Commercial Funding LLC. Bank of America, National Association is an affiliate of Banc of America Securities LLC, one of the underwriters.

See ‘‘Bank of America, National Association, as Sponsor’’, ‘‘The Mortgage Loan Program’’ and ‘‘The Pooling and Servicing Agreements’’ in the accompanying prospectus for more information about this Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the mortgage loans and its material roles and duties in this securitization.

Eurohypo AG, New York Branch

Eurohypo AG, New York Branch originated and will be the mortgage loan seller with respect to 22 mortgage loans, collectively representing 14.8% of the initial pool balance. Eurohypo AG, New York Branch is an affiliate of Commerzbank Capital Markets Corp., one of the underwriters. See ‘‘THE SPONSORS—Eurohypo AG, New York Branch’’ in this prospectus supplement for more information about this Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the mortgage loans and its material roles and duties in this securitization.

Hypo Real Estate Capital Corporation

Hypo Real Estate Capital Corporation originated and will be the mortgage loan seller with respect to three mortgage loans, collectively representing 13.1% of the initial pool balance. Hypo Real Estate Capital Corporation underwrote and originated each such mortgage loan and subsequently transferred such mortgage loans to an affiliate, Hypo Public Finance USA, Inc., which will sell such mortgage loans to the Depositor. Hypo Real Estate Capital Corporation will make the representations and warranties with respect to such mortgage loans and will be the sole responsible party for any breach of such representations and warranties. For purposes of this prospectus supplement, Hypo Real Estate Capital Corporation is described as the sponsor and mortgage loan seller for all such mortgage loans. Hypo Real Estate Capital Corporation is an affiliate of Hypo Capital Markets, Inc., one of the underwriters. See ‘‘THE SPONSORS—Hypo Real Estate Capital Corporation’’ in this prospectus supplement for more information about this Sponsor, its securitization program, its solicitation and underwriting criteria as well as its material roles and duties in this securitization.

Other Mortgage Loan Sellers (other than the Sponsors)

SunTrust Bank

SunTrust Bank, which is not a sponsor, originated and will be the mortgage loan seller with respect to 25 of the mortgage loans, representing 4.0% of the initial pool balance. See ‘‘OTHER MORTGAGE LOAN SELLERS (OTHER THAN THE SPONSORS)’’ in this prospectus supplement for more information about this Mortgage Loan Seller.

SunTrust Bank is an affiliate of SunTrust Capital Markets, Inc., one of the underwriters.

Other Originator (other than the Sponsors and Other Mortgage Loan Sellers)

Bridger Commercial Funding LLC

Bridger Commercial Funding LLC, which is not a sponsor, originated 16 underlying mortgage loans, representing 3.2% of the initial pool balance. See ‘‘OTHER Originator (Other Than THE Sponsors and Other Mortgage Loan Sellers)’’ in this prospectus supplement.

Depositor

Banc of America Commercial Mortgage Inc. The Depositor was incorporated in the State of Delaware on December 13, 1995 under the name ‘‘NationsLink Funding Corporation’’ and filed a Certificate of Amendment of Certificate of Incorporation changing its name to ‘‘Banc of America Commercial Mortgage Inc.’’ on August 24, 2000. The Depositor is a wholly owned subsidiary of Bank of America, National Association, one of the Sponsors. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

The Depositor maintains its principal executive office at 214 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-8509. See ‘‘The Depositor’’ in the accompanying prospectus. Neither the Depositor nor any of its affiliates has insured or guaranteed the offered certificates.

Issuing Entity

The Issuing Entity, Banc of America Commercial Mortgage Trust 2007-3, will be a New York common law trust, formed on the closing date of this securitization pursuant to the Pooling and Servicing Agreement. See ‘‘The Issuing Entity’’ in this prospectus supplement.

Trustee

Wells Fargo Bank, N.A., a national banking association. See ‘‘The Trustee’’ in this prospectus supplement.

REMIC Administrator

Wells Fargo Bank, N.A. See ‘‘Certain Federal Income Tax Consequences’’ and ‘‘The Pooling and Servicing Agreements—Events of Default’’ and ‘‘—Rights Upon Event of Default’’ in the accompanying prospectus.

Master Servicer

Bank of America, National Association, a national banking association, will be responsible for the master servicing of all of the mortgage loans pursuant to the terms of the pooling and servicing agreement except with respect to: (A) the One Park Avenue Pari Passu Mortgage Loan (identified as Loan No. 3405209 on ANNEX A to this prospectus supplement), which will be serviced by Bank of America, National Association pursuant to the terms of the pooling and servicing agreement relating to the Banc of

America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2 and (B) the ChampionsGate Hotel Pari Passu Mortgage Loan (identified as Loan No. 400 on ANNEX A to this prospectus supplement), which will be serviced by Wachovia Bank, National Association pursuant to the terms of the pooling and servicing agreement relating to the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP11, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP11. See ‘‘The Servicers—The Master Servicer’’ in this prospectus supplement.

Special Servicer

Midland Loan Services, Inc., a Delaware corporation, will be responsible for the special servicing of all of the mortgage loans pursuant to the terms of the pooling and servicing agreement except with respect to: (A) the One Park Avenue Pari Passu Mortgage Loan (identified as Loan No. 3405209 on ANNEX A to this prospectus supplement), which will be serviced by LNR Partners, Inc. pursuant to the terms of the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2 and (B) the ChampionsGate Hotel Pari Passu Mortgage Loan (identified as Loan No. 400 on ANNEX A to this prospectus supplement), which will be serviced by CWCapital Asset Management LLC pursuant to the terms of the pooling and servicing agreement relating to the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP11, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP11. See ‘‘The Servicers—The Special Servicer’’ in this prospectus supplement.

Other Significant Servicers

Wachovia Bank, National Association is the primary servicer with respect to mortgage loans representing 14.8% of the initial pool balance. See ‘‘THE SERVICERS—Other Servicers—Wachovia Bank, National Association’’ in this prospectus supplement.

Hypo Real Estate Capital Corporation is the primary servicer with respect to mortgage loans representing 13.1% of the initial pool balance. See ‘‘THE SERVICERS—Other Servicers—Hypo Real Estate Capital Corporation’’ in this prospectus supplement.

Certain Relationships and Affiliations

Bank of America, National Association and its affiliates have several roles in this transaction. Bank of America, National Association is a Sponsor and the Master Servicer, and the parent of the Depositor. Bank of America, National Association originated or acquired certain of the mortgage loans and will be selling them to the Depositor. Bank of America, National Association is also an affiliate of Banc of America Securities LLC, a managing underwriter for the offering of the certificates. Bank of America, National Association or its affiliates may also provide financing to the other originators of the mortgage loans. In this regard, Bank of America, National Association and Bridger Commercial Funding LLC (‘‘Bridger’’) are parties to a mortgage loan purchase arrangement providing for the funding and/or acquisition by Bank of America, National Association from time to time of commercial mortgage loans originated by Bridger in accordance with Bank of America, National Association’s underwriting standards. All of the mortgage loans originated by Bridger that are included in the mortgage pool were acquired by Bank of America, National Association pursuant to such arrangement. Banc of America Strategic Investments Corporation (‘‘BASIC’’), a non-bank subsidiary of Bank of America Corporation and an affiliate of Bank of America, National Association, owns a minority interest in Bridger Holdings LLC, a Delaware limited liability company, which owns 100% of Bridger. In addition, BASIC and Banc of America Mortgage Capital Corporation (‘‘BAMCC’’), a non-bank subsidiary of Bank of America Corporation and an affiliate of Bank of America, National Association, have extended working capital and other financing facilities to Bridger and Bridger is currently indebted to BASIC and BAMCC under those credit facilities. Bank of America Corporation is also the parent company of Bank of America, National Association, the master servicer and a sponsor with respect to the offered certificates, and of Banc of America Securities LLC, an underwriter with respect to the offered certificates. Bank of America, National Association is also the master servicer under the One

Park Avenue Pooling Agreement discussed in this prospectus supplement. In addition, Bank of America, National Association, the Depositor and the Issuing Entity and their affiliates may also have other investment banking or commercial banking relationships with borrowers, originators, servicers, trustees and other transaction parties. These roles and the other potential relationships may give rise to conflicts of interest as further described in this prospectus supplement under ‘‘RISK FACTORS—Risks Related to the Certificates—Transaction Party Roles and Relationships Create Potential Conflicts of Interest’’. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates.

It is also anticipated that an affiliate of Bank of America, National Association will retain or otherwise be the initial holder of the Class R-I and Class R-II certificates and one or more other classes of certificates; however such entity will have the right to dispose of such classes of certificates at any time.

Cut-off Date

July 1, 2007 or, with respect to Loan Nos. 100, 200, 300, 600, 700, 800, 1200, 1300, 1500, 1700, 1800, 1900, 2000, 2100 and 2200, July 6, 2007, or, with respect to Loan Nos. 1100, 1400 and 1600, July 7, 2007.

Record Date

With respect to each class of offered certificates and each distribution date, the last business day of the calendar month immediately preceding the month in which such distribution date occurs.

Delivery Date

On or about July 26, 2007.

Distribution Dates

The 10th day of each month or, if any such 10th day is not a business day, the next succeeding business day. The first distribution date with respect to the offered certificates will occur in August 2007.

Determination Date

The earlier of (i) the 6th day of the month in which the related distribution date occurs, or if such 6th day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date.

Collection Period

With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which such distribution date occurs and ends on and includes the determination date in the calendar month in which such distribution date occurs. The first collection period applicable to the offered certificates will begin immediately following the cut-off date and end on the determination date in August 2007.

Transaction Overview

On the closing date of this securitization, each mortgage loan seller will sell its respective mortgage loans to the depositor, which will in turn deposit them into a common law trust. The trust, which is the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of the cut-off date, among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans), in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the mortgage loan sellers to the depositor to the issuing entity in exchange for the certificates are illustrated below:

On or before the delivery date, each mortgage loan seller will transfer all of its mortgage loans, without recourse, to the depositor, or at the direction of the depositor to the trustee for the benefit of holders of the certificates. In connection with such transfer, each mortgage loan seller will make certain representations and warranties regarding the characteristics of its mortgage loans. As described in more detail later in this prospectus supplement, each mortgage loan seller will be obligated to either cure any material breach of any such representation or warranty made by it or repurchase the affected mortgage loan or, in the period and manner described in this prospectus supplement, substitute a qualified substitute mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. See ‘‘Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Each mortgage loan seller will sell each of its mortgage loans without recourse and has no obligations with respect to the holders of the offered certificates other than pursuant to its representations, warranties and repurchase or substitution obligations. The depositor has made no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or replace mortgage loans with deficient documentation or that are otherwise defective. See ‘‘Description of the Mortgage Pool’’ and ‘‘Risk Factors—Risks Related to the Mortgage Loans’’ in this prospectus supplement and ‘‘Description of the Trust Funds’’ and ‘‘Certain Legal Aspects of Mortgage Loans’’ in the accompanying prospectus.

The master servicer and, if circumstances require, the special servicer, will service and administer the mortgage loans (except with respect to the One Park Avenue Pari Passu Mortgage Loan, the servicing of which is governed by the One Park Avenue Pooling Agreement and except with respect to the ChampionsGate Hotel Pari Passu Mortgage Loan, the servicing of which is governed by the ChampionsGate Hotel Pooling Agreement) pursuant to the pooling and servicing agreement among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator. See ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements’’ in the accompanying prospectus. The compensation to be received by the master servicer (including certain master servicing fees) and the special servicer (including special servicing fees, liquidation fees and workout fees) for their services is described under ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement.

Swap Contracts

On the closing date, the trustee, as trustee of the grantor trust, will enter into two interest rate swap contracts related to the Class A-2FL Regular Interest and Class A-MFL Regular Interest, respectively, each with a to be determined swap counterparty. By virtue of the related swap contract, each of the Class A-2FL Certificates and the Class A-MFL Certificates will be floating rate certificates. None of the offered certificates will represent ownership interests in either swap contract and none of the holders of offered certificates will have any rights under either swap contract.

The Mortgage Pool

The pool of mortgage loans will consist primarily of 151 commercial and multifamily mortgage loans. With respect to these mortgage loans, 134 of the mortgage loans are in loan group 1 and 17 of the mortgage loans are in loan group 2. One hundred one of these mortgage loans (which include 93 mortgage loans in loan group 1 and eight mortgage loans in loan group 2) were (a) originated by Bank of America, National Association or its conduit participants or (b) acquired by Bank of America, National Association from various third party originators. Twenty-two of the mortgage loans (which include 17 mortgage loans in loan group 1 and five mortgage loans in loan group 2) were originated by Eurohypo AG, New York Branch. Three of the mortgage loans (which includes two mortgage loans in loan group 1 and one mortgage loan in loan group 2) were originated by Hypo Real Estate Capital Corporation. Twenty-five of the mortgage loans (which includes 22 mortgage loans in loan group 1 and three mortgage loans in loan group 2) were originated by SunTrust Bank. The mortgage loans in the entire mortgage pool have an aggregate cut-off date balance of approximately $3,515,654,613, which is referred to as the initial pool balance, subject to a variance of plus or minus 5.0%. The mortgage loans in loan group 1 have an aggregate cut-off date balance of approximately $2,867,640,391, which is referred to as the ‘‘group 1 balance’’. The mortgage loans in loan group 2 have an aggregate cut-off date balance of approximately $648,014,223 which is referred to as the ‘‘group 2 balance’’.

A summary chart of certain aggregate characteristics of the mortgage loans is set forth in the table entitled ‘‘Selected Mortgage Loan Characteristics’’ below. Further information regarding the mortgage loans is contained in this prospectus supplement under ‘‘Description of the Mortgage Pool’’. In addition, Annex A contains information on each mortgage loan in the mortgage pool on an individual basis, and Annex B summarizes aggregate information regarding the mortgage loans in the mortgage pool according to specific characteristics.

Selected Mortgage Loan Characteristics

	Mortgage Pool	Loan Group 1	Loan Group 2
Range of per annum mortgage rates	5.389% to 6.725%	5.410% to 6.725%	5.389% to 6.160%
Weighted average per annum mortgage rate	5.703%	5.732%	5.573%
Range of remaining terms to stated maturity (months)	55 to 180	56 to 180	55 to 120
Weighted average remaining term to stated maturity (months)	104	106	97
Range of remaining amortization terms (months)(1)	297 to 360	297 to 360	297 to 360
Weighted average remaining amortization term (months)(1)	357	357	354
Range of remaining lockout periods (months)(2)	13 to 176	13 to 176	18 to 117
Range of cut-off date loan-to-value ratios(3)	20.7% to 84.8%	20.7% to 84.8%	53.0% to 81.2%
Weighted average cut-off date loan-to-value ratio(3)	69.2%	70.4%	63.9%
Range of maturity date loan-to-value ratios(3)	16.2% to 83.8%	16.2% to 83.8%	44.4% to 81.2%
Weighted average maturity date loan-to-value ratio(3)	67.8%	68.8%	63.0%
Range of underwritten debt service coverage ratios(4)	0.91x to 2.71x	0.91x to 2.71x	1.01x to 1.50x
Weighted average underwritten debt service coverage ratio(4)	1.36x	1.41x	1.14x

(1)	Excludes mortgage loans that are interest only until the related maturity date.
(2)	Excludes three mortgage loans, Loan Nos. 3406563, 1800 and 2200, that are open to prepayment as of the cut-off date.
(3)	In the case of one mortgage loan (Loan No. 900, representing 0.4% of the initial pool balance and 0.5% of the group 1 balance), the loan-to-value was based on the ‘‘highest and best use’’ of the mortgaged property as vacant and with the related improvements demolished. See ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement.
(4)	With respect to certain mortgage loans, the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related Mortgaged Property on a ‘‘as-stabilized’’ or ‘‘as adjusted’’ basis. For further information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Performance Escrows and Letters of Credit’’, ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’, ANNEX A to this prospectus supplement, the footnotes to ANNEX A and ANNEX C to this prospectus supplement.

Eighteen mortgage loans, which represent 12.0% of the initial pool balance (13.5% of loan group 1 balance and 5.4% of loan group 2), provide for monthly payments of principal and/or interest to be due on the sixth or seventh day of each month; the remainder of the mortgage loans provide for monthly payments of principal and/or interest to be due on the first day of each month.

Seventy-seven of the mortgage loans provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such mortgage loans, thereby leaving substantial principal amounts due and payable with corresponding interest payments, on their respective maturity dates, unless prepaid prior thereto.

Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, located in the jurisdiction with concentrations over 5.0% of the initial pool balance:

Geographic Concentration(1)

Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
California	22	$537,735,317	15.3%	18.0%	3.2%
Texas	24	$372,077,067	10.6%	12.3%	2.8%
Illinois	8	$367,800,000	10.5%	0.9%	52.9%
New York	10	$264,196,217	7.5%	8.4%	3.6%
Georgia	15	$242,794,649	6.9%	8.5%	—
Washington	5	$235,950,000	6.7%	6.6%	7.1%
Maryland	12	$231,903,815	6.6%	3.3%	21.4%
District of Columbia	2	$209,100,000	5.9%	7.3%	—

(1)	Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in ANNEX A to this prospectus supplement.

The remaining mortgaged properties are located throughout 24 other states with no more than 5.0% of the initial pool balance secured by mortgaged properties located in any such other jurisdiction.

Each mortgage loan is secured by a first mortgage lien on a fee simple and/or leasehold interest in a commercial or multifamily property. Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, operated for each indicated purpose:

Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Office	32	$1,044,196,230	29.7%	36.4%	—
Retail	66	$940,333,369	26.7%	32.8%	—
Multifamily	24	$648,014,223	18.4%	—	100.0%
Hotel	15	$577,875,007	16.4%	20.2%	—
Industrial	21	$145,125,700	4.1%	5.1%	—
Self Storage	19	$105,498,398	3.0%	3.7%	—
Other(2)	3	$39,500,000	1.1%	1.4%	—
Mixed Use	3	$15,111,687	0.4%	0.5%	—

(1)	Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in ANNEX A to this prospectus supplement.
(2)	‘‘Other’’ properties consist of two parking garages and a movie theater.

For more detailed statistical information regarding the mortgage pool, see ANNEX A to this prospectus supplement.

Certain Mortgage Loan Calculations

All numerical information provided in this prospectus supplement with respect to the mortgage loans is provided on an approximate basis. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of all principal scheduled to be paid on or before the cut-off date and assumes no defaults, delinquencies or prepayments on any mortgage loan on or before the cut-off date. All percentages of the mortgage pool, or of any specified sub-group thereof, referred to in this prospectus supplement without further description are approximate percentages by aggregate cut-off date balance. The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding. See ‘‘Description of the Mortgage Pool—Changes in Mortgage Pool Characteristics’’ in this prospectus supplement. See also the ‘‘Glossary of Principal Definitions’’ in this prospectus supplement and ANNEX A (and its accompanying footnotes) to this prospectus supplement. for definitions and other information relating to loan-to-value and debt service coverage ratios and other calculations presented in this prospectus supplement.

When information presented in this prospectus supplement, with respect to the mortgaged properties, is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the percentages are based on an allocated loan amount that has been assigned to the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related loan documents as set forth in ANNEX A to this prospectus supplement.

The cut-off date balance of each mortgage loan is the unpaid principal balance thereof as of the cut-off date, after application of all payments of principal due on or before such date, whether or not received. The cut-off date balances of the mortgage loans (a) in the entire mortgage pool range from $1,218,371 to $325,000,000, and the average cut-off date balance is $23,282,481; (b) in loan group 1 range from $1,218,371 to $200,000,000, and the average cut-off date balance is $21,400,301 and in loan group 2 range from $3,346,855 to $325,000,000, and the average cut-off date balance is $38,118,484.

One mortgage loan (Loan No. 3405209, representing 5.3% of the initial pool balance and 6.5% of the group 1 balance) is part of a whole loan referred to as the One Park Avenue Pari Passu Whole Loan. The One Park Avenue Pari Passu Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the One Park Avenue Pari Passu Note A-1 (with a cut-off date principal balance of $187,500,000) and the One Park Avenue Pari Passu Note A-2 (with a cut-off date principal balance of $187,500,000). Only the One Park Avenue Pari Passu Note A-2 is included in the trust fund and is sometimes referred to as the One Park Avenue Pari Passu Mortgage Loan. The One Park Avenue Pari Passu Mortgage Loan principal balance and the related information (including the cut-off date balance) have been calculated based solely upon the outstanding principal balance of the One Park Avenue Pari Passu Mortgage Loan. Each cut-off date balance per unit, loan-to-value ratio and debt service coverage ratio calculated with respect to the One Park Avenue Pari Passu Mortgage Loan, except as may be otherwise noted herein, was calculated based upon the outstanding principal balance of the One Park Avenue Pari Passu Whole Loan. However, the weighting of debt service coverage ratios and loan-to-value ratios, is based solely upon the outstanding principal balance of the One Park Avenue Pari Passu Mortgage Loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—One Park Avenue Pari Passu Whole Loan’’ in this prospectus supplement and see ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS—One Park Avenue’’ in ANNEX C to this prospectus supplement.

One mortgage loan (Loan No. 3406386, representing 5.0% of the initial pool balance and 6.1% of the group 1 balance) is part of a whole loan referred to as the Hilton Anatole Pari Passu Whole Loan. The Hilton Anatole Pari Passu Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the Hilton Anatole Pari Passu Note A-1 (with a cut-off date principal balance of $175,000,000) and the Hilton Anatole Pari Passu Note A-2 (with a cut-off date principal balance of $175,000,000). Only the Hilton Anatole Pari Passu Note A-1 is included in the trust fund and is sometimes referred to as the Hilton Anatole Pari Passu Mortgage Loan. The Hilton Anatole Pari Passu Mortgage Loan principal balance and the related information (including the cut-off date balance) have been calculated based solely upon the outstanding principal balance of the Hilton Anatole Pari Passu Mortgage Loan. Each cut-off date balance per unit, loan-to-value ratio and debt service coverage ratio calculated with respect to the Hilton Anatole Pari Passu Mortgage Loan, except as may be otherwise noted herein, was calculated based upon the outstanding principal balance of the Hilton Anatole Pari Passu Whole Loan. However, the weighting of debt service coverage ratios and loan-to-value ratios, is based solely upon the outstanding principal balance of the Hilton Anatole Pari Passu Mortgage Loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Hilton Anatole Pari Passu Whole Loan’’ in this prospectus supplement and see ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS—Hilton Anatole’’ in ANNEX C to this prospectus supplement.

One mortgage loan (Loan No. 104, representing 5.0% of the initial pool balance and 27.0% of the group 2 balance) is part of a whole loan referred to as the Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan. The Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the Rockwood Ross Multifamily Portfolio Pari Passu Note A-1 (with a cut-off date principal balance of $175,000,000) and the Rockwood Ross Multifamily Portfolio Pari Passu Note A-2 (with a cut-off date principal balance of $100,000,000). Only the Rockwood Ross Multifamily Portfolio Pari Passu Note A-1 is included in the trust fund and is sometimes referred to as the Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan. The Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan principal balance and the related information (including the cut-off date balance) have been calculated based solely upon the outstanding principal balance of the Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan. Each cut-off date balance per unit, loan-to-value ratio and debt service coverage ratio calculated with respect to the Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan, except as may be otherwise noted herein, was calculated based upon the outstanding principal balance of the Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan. However, the weighting of debt service coverage ratios and loan-to-value ratios, is based solely upon the outstanding principal balance of the Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Rockwood Ross Multifamily

Portfolio Pari Passu Whole Loan’’ in this prospectus supplement and see ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS—Rockwood Ross Multifamily Portfolio’’ in ANNEX C to this prospectus supplement.

One mortgage loan (Loan No. 3406563, representing 4.7% of the initial pool balance and 5.8% of the group 1 balance) is part of a whole loan referred to as the Pacifica Tower A/B Whole Loan. The Pacifica Tower A/B Whole Loan is evidenced by a split loan structure comprised of a note A, referred to as the Pacifica Tower Note A, and a subordinate note B referred to as the Pacifica Tower Note B. Only the Pacifica Tower Note A is included in the trust fund. The aggregate principal balance as of the cut-off date of the Pacifica Tower Note A is $166,250,000 and the aggregate principal balance as of the cut-off date of the Pacifica Tower Note B is $17,250,000. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the Pacifica Tower A/B Whole Loan are references only to the Pacifica Tower Note A (and exclude the Pacifica Tower Note B). See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Pacifica Tower A/B Whole Loan’’ in this prospectus supplement and see ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS—Pacifica Tower’’ in ANNEX C to this prospectus supplement.

One mortgage loan, Loan No. 200, representing 2.8% of the initial pool balance (3.5% of the group 1 balance), is part of a whole loan referred to as the JQH Hotel Portfolio Whole Loan. The JQH Hotel Portfolio Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the JQH Hotel Portfolio Pari Passu Note A-1 (with a cut-off date principal balance of $100,000,000) and the JQH Hotel Portfolio Pari Passu Note A-2 (with a cut-off date principal balance of $50,000,000). Only the JQH Hotel Portfolio Pari Passu Note A-1 is included in the trust fund and is sometimes referred to as the JQH Hotel Portfolio Pari Passu Mortgage Loan. The JQH Hotel Portfolio Pari Passu Mortgage Loan principal balance and the related information (including the cut-off date balance) have been calculated based solely upon the outstanding principal balance of the JQH Hotel Portfolio Pari Passu Mortgage Loan. Each cut-off date balance per unit, loan-to-value ratio and debt service coverage ratio calculated with respect to the JQH Hotel Portfolio Pari Passu Mortgage Loan, except as may be otherwise noted herein, was calculated based upon the outstanding principal balance of the JQH Hotel Portfolio Pari Passu Whole Loan. However, the weighting of debt service coverage ratios and loan-to-value ratios, is based solely upon the outstanding principal balance of the JQH Hotel Portfolio Pari Passu Mortgage Loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—JQH Hotel Portfolio Pari Passu Whole Loan’’ in this prospectus supplement and see ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS—JQH Hotel Portfolio’’ in ANNEX C to this prospectus supplement.

One mortgage loan (Loan No. 102, representing 2.4% of the initial pool balance and 3.0% of the group 1 balance referred to as the Metropolis Shopping Center A/B Whole Loan is evidenced by a split loan structure comprised of a note A, referred to as the Metropolis Shopping Center Note A, and a subordinate note B referred to as the Metropolis Shopping Center Note B. Only the Metropolis Shopping Center Note A is included in the trust fund. The aggregate principal balance as of the cut-off date of the Metropolis Shopping Center Note A is $86,000,000 and the aggregate principal balance as of the cut-off date of the Metropolis Shopping Center Note B is $9,000,000. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the Metropolis Shopping Center A/B Whole Loan are references only to the Metropolis Shopping Center Note A (and exclude the Metropolis Shopping Center Note B). See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Metropolis Shopping Center A/B Whole Loan’’ in this prospectus supplement.

One mortgage loan, Loan No. 400, representing 1.4% of the initial pool balance and 1.7% of the group 1 balance), is part of a whole loan referred to as the ChampionsGate Hotel Whole Loan. The ChampionsGate Hotel Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the ChampionsGate Hotel Pari Passu Note A-2 (with a cut-off date principal balance of $50,000,000) and the ChampionsGate Hotel Pari Passu Note A-1 (with a cut-off date principal balance of $100,000,000). Only the ChampionsGate Hotel Pari Passu Note A-2 is included in the trust fund and is sometimes referred to as the ChampionsGate Hotel Pari Passu Mortgage Loan. The ChampionsGate Hotel Pari Passu Mortgage Loan principal balance and the related information (including the cut-off date balance) have been calculated based solely upon the outstanding principal balance of the ChampionsGate Hotel Pari Passu Mortgage Loan. Each cut-off date balance per unit, loan-to-value ratio and debt service coverage ratio calculated with respect to the ChampionsGate Hotel Pari Passu Mortgage Loan, except as may be otherwise noted herein, was calculated based upon the outstanding principal balance of the ChampionsGate Hotel Pari Passu Whole Loan. However, the weighting of debt service coverage ratios and loan-to-value ratios, is based solely upon the outstanding principal balance of the ChampionsGate Hotel Pari Passu Mortgage Loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—ChampionsGate Hotel Pari Passu Whole Loan’’ in this prospectus supplement.

In the case of certain mortgaged properties related to Loan Nos. 101, 104, 102, 3405932, 3403893, 3405457, 59758, 1000, 3402392, 9000606, 3401449, 3400184, 3405888, 3402757, 3405450, 3403007 and 23816 which such mortgaged properties represent 16.7% of the initial pool balance (15 mortgaged properties related to 15 mortgage loans representing 13.9% of the group 1 balance and eight mortgaged properties related to two mortgage loan representing 29.2% of the group 2 balance), the loan-to-value ratio was calculated using an ‘‘as stabilized’’ appraised value. In addition, certain calculations may reflect certain ‘‘as stabilized’’ calculations, including rent payable by a borrower principal under a master lease or removal of non-recurring expenses. For further information see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Performance Escrows and Letters of Credit’’ and ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ as well as ANNEX A (and its accompanying footnotes) in this prospectus supplement.

In the case of Loan Nos. 9000502 and 90001146, representing 0.6% of the initial pool balance (0.7% of the group 1 balance), the loan-to-value ratio was calculated using an ‘‘as completed’’ appraised value. In addition, certain calculations may reflect certain ‘‘as stabilized’’ calculations, including rent payable by a loan borrower principal under a master lease or removal of non-recurring expenses. In the case of one mortgage loan (Loan No. 900, representing 0.4% of the initial pool balance and 0.5% of the group 1 balance), loan-to-value was based on the ‘‘highest and best use’’ of the mortgaged property as vacant and with the related improvements demolished.

For further information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Performance Escrows and Letters of Credit’’ and ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement.

        Required Repurchases or Substitutions of Mortgage Loans

Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust fund as a result of a material document defect or a material breach of the representations and warranties given by such mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase and sale agreement. In addition, the related mortgage loan seller may be permitted to substitute another mortgage loan for the affected mortgage loan rather than repurchasing it. See ‘‘Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ in this prospectus supplement.

Offered Securities

The Offered Certificates; Certificate Balances and Pass-Through Rates

The offered certificates consist of 14 classes of the depositor’s Commercial Mortgage Pass-Through Certificates as part of Series 2007-3, namely the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1A, Class XW, Class A-M, Class A-MF, Class A-J, Class B, Class C and Class D Certificates. As of the delivery date, the certificates will have the approximate aggregate principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 5.0%, and will accrue interest at an annual rate referred to as a pass-through rate indicated in the chart on the cover of this prospectus supplement and the accompanying footnotes. Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

Series 2007-3 consists of a total of 31 classes of certificates, the following 17 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class A-2FL, Class A-MFL,

Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class R-I and Class R-II. The pass-through rates applicable to each of the Class A-2FL, Class A-MFL, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates for each distribution date are set forth on page S-10 of this prospectus supplement. None of the Class R-I and Class R-II Certificates will have a certificate balance, a notional amount or a pass-through rate.

The Class A-2FL Certificates and Class A-MFL Certificates, which are not offered hereby, will accrue interest at a per annum rate equal to LIBOR plus 0.1700% and LIBOR plus 0.2800%, respectively. With respect to the Class A-2FL Certificates and Class A-MFL Certificates, in the case of a default by the related swap counterparty under the related swap contract, and until such default is cured or such swap contract is replaced, the Class A-2FL Certificates and Class A-MFL Certificates will accrue interest at the pass-through rate applicable to the Class A-2FL Regular Interest and the Class A-MFL Regular Interest, respectively. Neither the Class A-2FL Regular Interest nor the Class A-MFL Regular Interest receives interest at a LIBOR-based rate. The approximate initial pass-through rate applicable to the Class A-2FL Regular Interest and the Class A-MFL Regular Interest is a per annum rate equal to 5.8379%. For any subsequent date, the Class A-2FL Regular Interest and the Class A-MFL Regular Interest will each accrue interest at the weighted average net mortgage rate. In the event that after payment of the net swap payment due from or to the related swap counterparty there are insufficient funds in the related floating rate account to make the full distribution of the Class A-2FL Certificates interest distribution amount to the holders of the Class A-2FL Certificates, the resulting interest shortfall will be borne by the holders of the Class A-2FL Certificates. In the event that after payment of the net swap payment due from or to the related swap counterparty there are insufficient funds in the related floating rate account to make the full distribution of the Class A-MFL Certificates interest distribution amount to the holders of the Class A-MFL Certificates, the resulting interest shortfall will be borne by the holders of the Class A-MFL Certificates.

Denominations.    The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1A, Class A-M, Class A-MF and Class A-J Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Class B, Class C and Class D Certificates will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1. The Class XW Certificates will be offered in minimum denominations of $1,000,000 initial notional amount.

Certificate Registration.    The offered certificates will be represented by one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You may hold your offered certificates through: DTC in the United States; or Clearstream Banking, or the Euroclear System in Europe. Transfers within DTC, Clearstream Banking or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates. No person acquiring an interest in the offered certificates will be entitled to receive a certificate in fully registered, certificated form, except under the limited circumstances described in this prospectus supplement and in the accompanying prospectus. See ‘‘Description of the Certificates—Registration and Denominations’’ in this prospectus supplement and ‘‘Description of the Certificates— Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus.

For purposes of calculating the pass-through rate for any class of certificates and any date of distribution, the applicable effective net mortgage rate for each mortgage loan is an annualized rate equal to the Net Mortgage Rate (as defined in the Glossary of Principal Definitions). See ‘‘Description of the Certificates—Distributions’’ and ‘‘—Pass-Through Rates’’ in this prospectus supplement.

Class XW Certificates

Notional Amount

The Class XW Certificates will not have certificate balances. For purposes of calculating the amount of accrued interest, however, this class will have a notional amount.

For a more detailed discussion of the notional amounts of the Class XW Certificates, see ‘‘Description of the Certificates—Certificate Balances and Notional Amount’’ in this prospectus supplement.

Pass-Through Rate

The pass-through rate applicable to the Class XW Certificates for the initial distribution date will equal approximately 0.0365% per annum. The pass-through rate for the Class XW Certificates for each distribution date subsequent to the initial distribution date will, in general, equal to the excess, if any, of: (1) the weighted average net mortgage rate over (2) the weighted average of the pass-through rates applicable to the certificate balance of each other class of certificates (other than the Class A-2FL, Class A-MFL, Class R-I and Class R-II Certificates) and the Class A-2FL Regular Interest and Class A-MFL Regular Interest.

For a more detailed discussion of the strip rates and the pass-through rates applicable to the Class XW Certificates, see ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amount’’ in this prospectus supplement.

Distributions

Distribution on the certificates will occur monthly on each distribution date. The servicing and trustee fees for the mortgage loans are payable out of collections on the mortgage loans, prior to any distributions to certificateholders. A table setting forth the rates at which the various servicing and trustee fees accrue, as well as other information concerning the administrative expenses of the trust, are set forth in this prospectus supplement under ‘‘Compensation and Expenses’’.

For purposes of making distributions to the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 134 mortgage loans, representing approximately 81.6% of the initial pool balance, and loan group 2 will consist of 17 mortgage loans, representing approximately 18.4% of the initial pool balance. Loan group 2 will include approximately 100.0% of the initial pool balance of the mortgage loans secured by multifamily properties. ANNEX A to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan. The remaining total of all payments or other collections (or advances in lieu thereof) on or in respect of the mortgage loans (but excluding prepayment premiums and yield maintenance charges, each as described in this prospectus supplement) that are available for distributions of interest on and principal of the certificates on any distribution date is referred to in this prospectus supplement as the available distribution amount for such date. See ‘‘Description of the Certificates—Distributions—The Available Distribution Amount’’ in this prospectus supplement. On each distribution date, the trustee will apply the available distribution amount for such date for the following purposes and in the following order of priority:

A.    Amount and Order of Distributions

First, Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates and Class XW Certificates: To pay interest, concurrently, (a) on the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and

Class A-5 Certificates, pro rata, from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 1, (b) on the Class A-1A Certificates from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 2, and (c) on the Class XW Certificates from the available distribution amount, in each case in accordance with their interest entitlements. However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the available distribution amount for all mortgage loans will be allocated among the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates and Class XW Certificates, pro rata, in accordance with their interest entitlements.

Second, Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates: To the extent of amounts then required to be distributed as principal, concurrently (A) (i) first, to the Class A-AB Certificates, available principal received from loan group 1 and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates have been made, until the principal balance of the Class A-AB Certificates is reduced to the planned principal balance set forth in the table on ANNEX D to this prospectus supplement; (ii) then, to the Class A-1 Certificates, available principal received from loan group 1 remaining after the above distribution in respect of the Class A-AB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distribution on the Class A-AB Certificates have been made, until the principal balance of the Class A-1 Certificates is reduced to zero; (iii) then, to the Class A-2 Certificates and the Class A-2FL Regular Interest (each in the amount of its principal entitlement), pro rata, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1 and the planned principal balance distribution pursuant to clause (i) above on the Class A-AB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 and Class A-AB Certificates have been made, until the principal balances of the Class A-2 Certificates and the Class A-2FL Regular Interest are reduced to zero; (iv) then, to the Class A-3 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1 Certificates, Class A-2 Certificates, the Class A-2FL Regular Interest and the planned principal balance distribution pursuant to clause (i) above on the Class A-AB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest and Class A-AB Certificates have been made, until the principal balance of the Class A-3 Certificates is reduced to zero; (v) then, to the Class A-AB Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates and the planned principal balance distribution pursuant to clause (i) above on the Class A-AB Certificates, and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates and Class A-AB Certificates have been made, until the principal balance of the Class A-AB Certificates is reduced to zero; (vi) then, to the Class A-4 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates and Class A-AB Certificates, and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates and Class A-AB Certificates have been made, until the principal balance of the Class A-4 Certificates is reduced to zero; and (vii) then, to the Class A-5 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1 Certificates, Class A-2

Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates and Class A-4 Certificates, and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates and Class A-4 Certificates have been made, until the principal balance of the Class A-5 Certificates is reduced to zero; and (B) to the Class A-1A Certificates, available principal received from loan group 2 and, after the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-5 Certificates have been reduced to zero, available principal received from loan group 1 remaining after payments to the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-5 Certificates have been made, until the principal balance of the Class A-1A Certificates is reduced to zero.

Third, Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates: To reimburse Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

Fourth, Class A-M Certificates, Class A-MF Certificates and Class A-MFL Regular Interest: To the Class A-M Certificates, Class A-MF Certificates and Class A-MFL Regular Interest, pro rata, as follows: (a) interest on the Class A-M Certificates, Class A-MF Certificates and Class A-MFL Regular Interest in the amount of the respective interest entitlement of each; (b) to the extent of funds available for principal, to principal on the Class A-M Certificates, Class A-MF Certificates and Class A-MFL Regular Interest until the principal balances of the Class A-M Certificates, Class A-MF Certificates and Class A-MFL Regular Interest are reduced to zero; and (c) to reimburse the Class A-M Certificates, Class A-MF Certificates and Class A-MFL Regular Interest for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth, Class A-J Certificates: To the Class A-J Certificates as follows: (a) interest on Class A-J Certificates in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class A-J Certificates until the principal balance of the Class A-J Certificates is reduced to zero; and (c) to reimburse Class A-J Certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Sixth, Class B Certificates: To the Class B Certificates in a manner analogous to the Class A-J Certificates allocations of the fifth step.

Seventh, Class C Certificates: To the Class C Certificates in a manner analogous to the Class A-J Certificates allocations of the fifth step.

Eighth, Class D Certificates: To the Class D Certificates in a manner analogous to the Class A-J Certificates allocations of the fifth step.

Finally, Private Certificates: To the Private Certificates (other than the Class A-2FL Certificates and Class A-MFL Certificates) in the amounts and order of priority provided for in the pooling and servicing agreement.

The distributions referred to in priority Second above will be made, pro rata (based on outstanding principal balance and without regard to the planned principal balance for the Class A-AB Certificates), among the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates when the certificate balances of all other certificates having certificate balances have been reduced to zero and in any event on the final distribution date as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—The Available Distribution Amount’’ in this prospectus supplement. The amounts payable to the Class A-2FL Certificates and the Class A-MFL Certificates will be as described in ‘‘DESCRIPTION OF THE CERTIFICATES—The Swap Contracts’’ in this prospectus supplement.

B.    Interest and Principal Entitlements

A description of each class’s interest entitlement can be found in ‘‘Description of the Certificates—Distributions—Distributable Certificate Interest’’ in this prospectus supplement. As described therein, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s principal amount.

The amount of principal required to be distributed to the classes of offered certificates entitled to principal on a particular distribution date also can be found in ‘‘Description of the Certificates—Distributions—Principal Distribution Amount’’ in this prospectus supplement.

C.    Prepayment Premiums

The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to one or more of the classes of certificates is described in ‘‘Description of the Certificates—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement.

Fees and Expenses

Certain fees and expenses are payable from amounts received on the mortgage loans in the trust fund and are generally distributed prior to any amounts being paid to the holders of the offered certificates.

The master servicer is entitled to the master servicing fee which is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan and each specially serviced mortgage loan (and from revenue with respect to each REO mortgage loan). The master servicing fee (which, for the avoidance of doubt, includes any related sub-servicing fees) accrues at the related master servicing fee rate and is computed on the same basis as any related interest payment due on the mortgage loan is computed. As of the cut-off date, the master servicing fee rate applicable to the mortgage loans will range, on loan-by-loan basis, from 0.0200% per annum to 0.1000% per annum and the weighted average master servicing fee rate will be approximately 0.0434% per annum as of the cut-off date.

The special servicer is entitled to the special servicing fee which is payable monthly on each mortgage loan that is a specially serviced mortgage loan and each REO mortgage loan from general collections on the mortgage loans. The special servicing fee accrues at a rate equal to 0.25% per annum and is computed on the same basis as any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

The special servicer is also entitled to a liquidation fee with respect to each specially serviced mortgage loan that is generally an amount equal to 1.00% of any whole or partial cash payments of liquidation proceeds received in respect thereof; provided, however, in no event will the liquidation fee be payable to the extent a workout fee is payable concerning the related cash payments.

The special servicer also is entitled to a workout fee with respect to each mortgage loan that is no longer a specially serviced mortgage loan that is generally equal to 1.00% of all payments of interest and principal received on such mortgage loan for so long as it remains a corrected mortgage loan.

The trustee is entitled to a trustee fee which is payable monthly on each mortgage loan and each REO mortgage loan from general collections on the mortgage loans in the trust fund. The trustee fee accrues at a per annum rate equal to 0.00065% on the stated principal balance of such mortgage loan or REO mortgage loan, as the case may be, outstanding immediately following the prior distribution date.

The master servicer, special servicer and trustee are entitled to certain other additional fees and reimbursement of expenses. All fees and expenses will generally be payable prior to distribution on the certificates.

With respect to the mortgage loans that are serviced under separate pooling agreements, only certain of the fees and expenses described above are payable on such mortgage loans under the pooling and servicing agreement but generally the service providers under those other pooling and servicing agreements are entitled to payment of similar fees and expenses.

Further information with respect to the fees and expenses payable from distributions to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses, is set forth under ‘‘Compensation and Expenses’’ in this prospectus supplement.

Certain Yield and Prepayment Considerations

The yield on the offered certificates of any class will depend on, among other things, the pass-through rate for those certificates. The yield on any offered certificate that is purchased at a discount or premium will also be affected by the rate and timing of distributions in respect of principal on such certificate, which in turn will be affected by:

•	the rate and timing of principal payments (including principal prepayments) on the mortgage loans; and

•	the extent to which such principal payments are applied on any date of distribution in reduction of the certificate balance of the class to which that certificate belongs.

See ‘‘Description of the Certificates—Distributions—Application of the Available Distribution Amount’’ and ‘‘—Distributions—Principal Distribution Amount’’ in this prospectus supplement.

An investor that purchases an offered certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on that certificate will result in an actual yield that is lower than such investor’s expected yield. An investor that purchases any offered certificate at a premium should consider the risk that a faster than anticipated rate of principal payments on such certificate will result in an actual yield that is lower than such investor’s expected yield. Insofar as an investor’s initial investment in any offered certificate is repaid, there can be no assurance that such amounts can be reinvested in a comparable alternative investment with a comparable yield.

The actual rate of prepayment of principal on the mortgage loans cannot be predicted. The mortgage loans may be involuntarily prepaid at any time. With respect to mortgage loans that permit voluntary prepayments, such mortgage loans generally provide for a lockout period during which voluntary principal prepayments are prohibited, and either: (a) followed by one or more periods during which any voluntary principal prepayment is to be accompanied by a prepayment premium, followed by an open period during which voluntary principal prepayments may be made without an accompanying prepayment premium or (b) only followed by an open period during which voluntary principal prepayments may be made without an accompanying prepayment premium. Three mortgage loans (Loan Nos. 3406563, 1800 and 2200 representing 5.0% of the initial pool balance (5.9% of the group 1 balance and 0.8% of the group 2 balance) do not have a lockout period and are voluntarily prepayable as of the cut-off date subject to the payment of a prepayment premium. See ‘‘Description of the Mortgage pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. The investment performance of the offered certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the mortgage loans being higher or lower than anticipated by investors. The actual yield to the holder of an offered certificate may not be equal to the yield anticipated at the time of purchase of the certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the certificate may not be realized. In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the related funds may be applied to reduce the principal balance of such mortgage loans (including yield maintenance if required) if certain release criteria are not satisfied. For a discussion of certain factors affecting prepayment of the mortgage loans, including the effect of prepayment premiums, see ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

The structure of the offered certificates causes the yield of certain classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans and other factors, as follows:

Allocation to the Class A senior certificates (other than the Class A-2FL Certificates) and the Class A-2FL Regular Interest, for so long as they are outstanding, of the entire unscheduled principal distribution amount for each date of distribution will generally accelerate the amortization of those certificates relative to the actual amortization of the mortgage loans. Following retirement of the Class A senior certificates, the unscheduled principal distribution amount for each date of distribution will be allocated to the Class A-M Certificates, Class A-MF Certificates and Class A-MFL Certificates (through the Class A-MFL Regular Interest), pro rata and to the Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates in that order of priority.

The Class XW Certificates are interest only certificates and are not entitled to any distributions in respect of principal. The yield to maturity of the Class XW Certificates will be especially sensitive to the prepayment, repurchase, substitution and default experience on the mortgage loans, which may fluctuate significantly from time to time. A rate of principal payments that is more rapid than expected by investors will have a material negative effect on the yield to maturity of the Class XW Certificates. See ‘‘Yield and Maturity Considerations—Yield Sensitivity of the Class XW Certificates’’ in this prospectus supplement.

Advances

A.    P&I Advances

The master servicer (or the trustee, if applicable) is required to advance delinquent monthly mortgage loan payments if it determines that such advance will be recoverable. The master servicer or the trustee, if applicable, will not advance balloon payments due at maturity, late payment charges or default interest. Neither the master servicer nor the trustee is required to advance prepayment premiums or yield maintenance charges. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee’s fee.

B.    Property Protection Advances

The master servicer (or the trustee, if applicable) also may be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain a mortgaged property, to maintain the lien on a mortgaged property or enforce the related loan documents.

C.    Interest on Advances

The master servicer and the trustee, as applicable, will be entitled to interest as described in this prospectus supplement on any of the advances referenced in the two immediately preceding paragraphs, other than for advances referenced under the above Paragraph A in respect of payments not delinquent past applicable grace periods. Interest accrued on any of these outstanding advances may result in reductions in amounts otherwise payable on the certificates.

See ‘‘Description of the Certificates—P&I Advances’’ and ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement and ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the accompanying prospectus.

Credit Support

A.    General

Credit support for any class of offered certificates is provided by the subordination of the other class(es) of certificates, if any, that have a lower payment priority. The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order; provided that mortgage loan losses will not be allocated to the Class R-I or Class R-II Certificates. No principal payments or mortgage loan losses will be allocated to the Class XW Certificates. However, the notional amount of the Class XW Certificates (which is used to calculate interest due on the Class XW Certificates) will effectively be reduced by the allocation of principal payments and mortgage loan losses to the other classes of certificates (other than the Class A-2FL Certificates and Class A-MFL Certificates) and the Class A-2FL Regular Interest and Class A-MFL Regular Interest, the principal balances of which correspond to the notional amount of the Class XW Certificates.

Subordination(1)

(1)	The credit support percentage set forth in this chart shows the aggregate initial class balance of the classes of certificates subordinate to a class or classes as a percentage of the initial aggregate principal balance of the mortgage loans.
(2)	The Class A-1A Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 2. The Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-5 Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See ‘‘Description of the Certificates—The Available Distribution Amount’’ in this prospectus supplement.
(3)	The Class A-AB Certificates have a certain priority with respect to being paid down to its planned principal balance on any distribution date as described in this prospectus supplement.
(4)	The references to the ‘‘Class A-2FL’’ and ‘‘Class A-MFL’’ in the chart refer to the Class A-2FL Regular Interest and Class A-MFL Regular Interest, respectively.
(5)	The Class XW Certificates will be senior only with respect to payments of interest and will not be entitled to receive any payments in respect of principal.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

In addition, while mortgage loan losses and available funds shortfalls will not be directly allocated to the Class A-2FL Certificates, mortgage loan losses and available funds shortfalls may be allocated to the Class A-2FL Regular Interest, in reduction of the certificate balance of the Class A-2FL Regular Interest and the amount of its interest entitlement. Any decrease in the certificate balance of the Class A-2FL Regular Interest will result in a corresponding decrease in the certificate balance of the Class A-2FL

Certificates and any interest shortfalls suffered by the Class A-2FL Regular Interest will reduce the amount of interest distributed on the Class A-2FL Certificates to the extent described in this prospectus supplement.

Similarly, while mortgage loan losses and available funds shortfalls will not be directly allocated to the Class A-MFL Certificates, mortgage loan losses and available funds shortfalls may be allocated to the Class A-MFL Regular Interest, in reduction of the certificate balance of the Class A-MFL Regular Interest and the amount of its interest entitlement. Any decrease in the certificate balance of the Class A-MFL Regular Interest will result in a corresponding decrease in the certificate balance of the Class A-MFL Certificates and any interest shortfalls suffered by the Class A-MFL Regular Interest will reduce the amount of interest distributed on the Class A-MFL Certificates to the extent described in this prospectus supplement.

See ‘‘Description of the Certificates—Credit Support; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

B.    Shortfalls in Available Funds

The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

•	shortfalls resulting from additional compensation that the master servicer or special servicer is entitled to receive;

•	shortfalls resulting from interest on advances of principal and interest or property protection expenses made by the master servicer, the special servicer or, the trustee;

•	shortfalls resulting from extraordinary expenses of the trust;

•	shortfalls resulting from a reduction of a mortgage loan’s interest rate or principal amount by a bankruptcy court, as the result of a workout or from other unanticipated or default-related expenses of the trust; and

•	shortfalls due to nonrecoverable advances being reimbursed from principal and/or interest collections.

See ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1.0% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). The exercise of this option will terminate the trust and retire the then outstanding certificates. The trust could also be terminated in connection with an exchange of all the then outstanding certificates (other than the Class R-I and Class R-II Certificates), including the Class XW Certificates (provided, however, the Class A-1 through Class K Certificates are no longer outstanding), for the mortgage loans remaining in the trust, but all of the holders of such classes of certificates would have to voluntarily participate in such exchange. See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement and ‘‘Description of the Certificates—Termination’’ in the accompanying prospectus.

Certain Federal Income Tax Consequences

Elections will be made to treat designated portions of the trust as two separate real estate mortgage investment conduits, referred to in this prospectus supplement as REMICs—REMIC I and REMIC II—for federal income tax purposes. In the opinion of counsel, such portions of the trust will qualify for this treatment. The segregated pool of assets consisting of the Class A-2FL Regular Interest, the related swap contract, the related floating rate account and the Class A-2FL Certificates will be treated as a grantor trust for federal income tax purposes and will represent an undivided beneficial interest in those assets. Similarly, the grantor trust will also hold the Class A-MFL Regular Interest, the related swap contract, the related floating rate account and the Class A-MFL Certificates will represent an undivided beneficial interest in those assets. Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, counsel to the depositor, will deliver its opinion generally to the effect that, subject to the assumptions set forth in this prospectus supplement, for federal income tax purposes, each of REMIC I and REMIC II will qualify as a REMIC under Sections 860A through 860G of the Code.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates will constitute ‘‘regular interests’’ in REMIC II.

•	The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

•	Beneficial owners will be required to report income on the offered certificates in accordance with the accrual method of accounting.

•	It is anticipated that the Class A-1 and Class A-2 Certificates will be issued at a premium, that the Class A-3, Class A-AB, Class A-4, Class A-1A and Class A-M Certificates will be issued with a de minimis amount of original issue discount and that the Class A-5, Class XW, Class A-MF, Class A-J, Class B, Class C and Class D Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘Certain Federal Income Tax Consequences’’ in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

Subject to important considerations described under ‘‘Certain ERISA Considerations’’ in this prospectus supplement and in the accompanying prospectus, the depositor expects the offered certificates to be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A benefit plan fiduciary considering the purchase of any offered certificates should consult with its counsel to determine whether all required conditions have been satisfied.

See ‘‘Certain ERISA Considerations’’ in this prospectus supplement and in the accompanying prospectus.

Legal Investment

The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. You may be subject to restrictions on investment in the offered certificates, particularly if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities. You should consult your own legal, tax, financial and accounting advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

See ‘‘Legal Investment’’ in this prospectus supplement and in the accompanying prospectus.

Certificate Ratings

It is a requirement for issuance of the offered certificates that they receive ratings no lower than the following ratings from Fitch, Inc., Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.:

	Fitch	Moody’s	S&P
Class A-1	AAA	Aaa	AAA
Class A-2	AAA	Aaa	AAA
Class A-3	AAA	Aaa	AAA
Class A-AB	AAA	Aaa	AAA
Class A-4	AAA	Aaa	AAA
Class A-5	AAA	Aaa	AAA
Class A-1A	AAA	Aaa	AAA
Class XW	AAA	Aaa	AAA
Class A-M	AAA	Aaa	AAA
Class A-MF	AAA	Aaa	AAA
Class A-J	AAA	Aaa	AAA
Class B	AA+	Aa1	AA+
Class C	AA	Aa2	AA
Class D	AA−	Aa3	AA−

The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the rated final distribution date. A rating does not address the tax attributes of the offered certificates or of the trust; the frequency or likelihood of prepayments (either voluntary or involuntary); the possibility that certificateholders might suffer a lower than anticipated yield; the likelihood of receipt of prepayment premiums or yield maintenance charges; or the extent to which interest payable on any class of offered certificates may be reduced in connection with prepayment interest shortfalls or the possibility that, as a result of prepayments, investors in the Class XW Certificates may realize a lower than anticipated yield or may fail to recover fully their initial investment. See ‘‘Ratings’’ in this prospectus supplement.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of offered certificates. See ‘‘Ratings’’ in this prospectus supplement and ‘‘Rating’’ in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

RISK FACTORS

•	The risk factors discussed below and under the heading ‘‘Risk Factors’’ in the accompanying prospectus describe the material risks of an investment in the offered certificates and should be carefully considered by all potential investors.

•	The offered certificates are not suitable investments for all investors and may especially not be suitable for individual investors.

•	The offered certificates are complex financial instruments, so you should not purchase any offered certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage backed securities.

•	You should not purchase any offered certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with ownership of such offered certificates.

Risks Related to the Certificates

Your Lack of Control Over the Trust Fund Can Create Risk	You and other certificateholders generally do not have the right to make decisions with respect to the administration of the trust. See ‘‘Servicing of the Mortgage Loans—General’’ in this prospectus supplement. Such decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if such decision is determined to be in your best interests by such party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Transaction Party Roles and Relationships Create Potential Conflicts of Interest	The special servicer will have latitude in determining whether to liquidate or modify defaulted mortgage loans. See ‘‘Servicing of the Mortgage Loans—
Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement.

The master servicer, the special servicer, a primary servicer, any sub-servicer or any affiliate thereof may purchase certain of the certificates or hold certain companion loans that are part of a split loan structure but that are not held in the trust fund or hold certain subordinate or mezzanine debt or interests therein related to the mortgage loans. In addition, the holder of certain of the non-offered certificates and the holder(s) of certain companion loans have the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. It is possible that the master servicer, the special servicer, a primary servicer, any sub-servicer or affiliates thereof may be holders of such non-offered certificates and/or companion mortgage loans. This could cause a conflict between the master servicer’s, the special servicer’s, a primary servicer’s or such sub-servicer’s duties to the trust under the pooling and servicing agreement or, if applicable, the primary servicing or a sub-servicing agreement and its interest as a holder of a certificate or a companion or subordinate mortgage loan or interests therein. In addition, the master servicer and Hypo Real Estate Capital Corporation, a primary servicer, are each originators of mortgage loans and sponsors. This could cause a conflict between the master servicer’s duty to the trust under the pooling and servicing agreement and its interest as a sponsor in such other capacities. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards, without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the master servicer or the special servicer. See ‘‘Servicing of the Mortgage Loans—General’’ in this prospectus supplement.

Additionally, any of those parties may, especially if it holds the non-offered certificates, or has financial interests in, or other financial dealings with, a borrower or mortgage loan seller under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with the interests of holders of the offered certificates. For instance, if the special servicer or an affiliate holds non-offered certificates, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating earlier than necessary to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust than would be realized if alternate action had been taken. In general, a servicer is not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the non-offered certificates.

Additionally, each of the master servicer, the primary servicers, the sub-servicers and the special servicer currently services or will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicer, the primary servicers, the sub-servicers and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer, the primary servicers, the sub-servicers and the special servicer.

In addition, certain of the mortgage loans included in the trust fund may have been refinancings of debt previously held by a mortgage loan seller or an affiliate thereof. A mortgage loan seller, the underwriters or their respective affiliates also may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust fund. A mortgage loan seller and its affiliates have made or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. A mortgage loan seller, an underwriter or their respective affiliates may have other business relationships with the borrowers under the mortgage loans.

A mortgage loan seller, an underwriter or their respective affiliates may hold mezzanine debt related to a borrower that is not held in the trust fund.

With respect to the Hilton Anatole Pari Passu Whole Loan, an affiliate of Bank of America, National Association (one of the mortgage loan sellers and the master servicer) is the current holder of the related pari passu note. However, such pari passu note may be sold to third party investors (including through a securitization) at any time. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Hilton Anatole Pari Passu Whole Loan’’ in this prospectus supplement.

With respect to the Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan, an affiliate of Hypo Real Estate Capital Corporation (one of the sponsors, a primary servicer and an affiliate of one of the underwriters) is the current holder of the related pari passu note. However, such pari passu note may be sold to third party investors (including through a securitization) at any time. See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan’’ in this prospectus supplement. In addition, the related mortgage loan seller is the current holder of a $46,000,000 senior future funding mezzanine loan (of which approximately $9,711,640 is funded as of the cut-off date and $10,520,806 is funded as of the date of this prospectus supplement) and is the holder of a $25,000,000 junior mezzanine loan to direct or indirect equity holders of the related borrowers.

With respect to the Pacifica Tower A/B Whole Loan, an affiliate of Bank of America, National Association (one of the mortgage loan sellers and the master servicer) is the current holder of the related note B. However, such note B may be sold to third party investors (including through a securitization) at any time. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Pacifica Tower A/B Whole Loan’’ in this prospectus supplement.

With respect to the Metropolis Shopping Center A/B Whole Loan, an affiliate of Hypo Real Estate Capital Corporation (one of the sponsors, a primary servicer and an affiliate of one of the underwriters) is the current Metropolis Shopping Center Note B Holder. However, the Metropolis Shopping Center Note B may be sold to third party investors (including through a securitization) at any time. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Metropolis Shopping Center A/B Whole Loan’’ in this prospectus supplement.

In addition, the mortgage loan sellers, the underwriters and their respective affiliates may provide financing to the purchasers of certificates, companion loans or mezzanine loans.

The related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the real properties securing the mortgage loans because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	certain of the mortgaged properties are self-managed by the borrowers themselves;

•	the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves also may own other properties, including competing properties.

The Prospective Performance of the
    Commercial and Multifamily
    Mortgage Loans Included in a
    Particular Trust Fund Should Be
    Evaluated Separately from the
    Performance of the Mortgage Loans
in any of our Other Trusts	While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates. As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any mortgage loan seller of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same mortgage loan seller or mortgage loan sellers. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield	See generally ‘‘Risk Factors—Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield’’ in the accompanying prospectus.

The terms of five mortgage loans (Loan Nos. 3406070, 3406713, 3405932, 200 and 1300 representing 18.3% of the initial pool balance, four mortgage loans representing 11.1% of the group 1 balance and one mortgage loan representing 50.2% of the group 2 balance), in connection with a partial release of the related mortgaged property, permit (a) a voluntary partial defeasance or a partial prepayment at any time with the delivery of the defeasance collateral, (b) such a release at any time with the payment of a prepayment premium or yield maintenance charge, as applicable, or (c) such a release at any time without requiring a prepayment premium or yield maintenance charge. See ‘‘Description of the Mortgage Pool—Release or Substitution of Properties’’ and ‘‘—Defeasance’’ in this prospectus supplement.

The Borrower’s Form of Entity May Cause Special Risks	See generally ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks’’ in the accompanying prospectus.

With respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. In this respect, 11 sets containing, in the aggregate, 61 mortgage loans and representing 21.3% of the initial pool balance (11 sets, 61 mortgage loans representing 26.2% of the group 1 balance) are made to affiliated borrowers. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the accompanying prospectus.

With respect to seven mortgage loans, representing 2.5% of the initial pool balance (3.0% of the group 1 balance), the borrowers own the related mortgaged property as tenants-in-common. The borrowers under additional mortgage loans may be permitted under their related loan documents to convert their ownership structure to a tenancy-in-common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

With respect to five mortgage loans (Loan Nos. 300, 9000606, 9000655, 9000658 and 23816 representing 2.6% of the initial pool balance and 3.2% of the group 1 balance), the related mortgage is structured with a borrower (obligated under the related note) that is different from the owner of the related real property. In such cases, the related property owner, although not obligated under the note, will guaranty all amounts payable by the borrower under the related note which guaranty is secured by an indemnity deed of trust in favor of the lender executed by the property owner. With respect to certain references to the borrower in this prospectus supplement, such references may apply to such property owner instead.

Subordination of Certain Classes of Certificates May Result in a Loss to Holders of Those Certificates	As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-2FL, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1A

and Class XW Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation.

Subordination of Subordinate Certificates Increases Risk of Loss	Subordinate certificateholders are more likely to suffer losses as a result of losses or delinquencies on the mortgage loans than are senior certificateholders.

•	The rights of each class of subordinate certificates to receive distributions of interest and principal are subordinate to the rights of the senior certificates and each class of subordinate certificates with a lower sequential designation. For example, the Class S Certificates will not receive principal or interest on a distribution date until the Class Q Certificates have received the amounts to which they are entitled on that distribution date.

•	Losses that are realized on the mortgage loans will be allocated first to the Class S Certificates then to the Class Q Certificates and so on, in reverse sequential order, until the outstanding class balances of those classes have been reduced to zero.

Modeling Assumptions Are Unlikely To Match Actual Experience	The ‘‘Assumed Final Maturity Date’’ and the tables set forth under ‘‘Yield and Maturity Considerations’’ in this prospectus supplement are based on the maturity assumptions described in such section under ‘‘—Weighted Average Lives’’.

Decrement and Sensitivity Tables Are Based Upon Assumptions and Models	There will likely be discrepancies between the characteristics of the actual mortgage loans and the characteristics of the assumed mortgage loans used in preparing the decrement tables and the sensitivity tables. Any such discrepancy may have an effect upon the percentages of initial class balances outstanding set forth in the decrement tables (and the weighted average lives of the offered certificates) and the yields to maturity set forth in the yield tables. In addition, to the extent that the mortgage loans that actually are included in the mortgage pool have characteristics that differ from those assumed in preparing the decrement tables and the sensitivity tables, the class balance of a class of offered certificates could be reduced to zero earlier or later than indicated by the decrement tables and the yield to maturity may be higher or lower than indicated in the sensitivity tables. It is impossible to predict with certainty the rate at which the mortgage loans will actually be repaid or that the mortgage loans will otherwise perform consistently with such assumptions.

The models used in this prospectus supplement for prepayments and defaults also do not purport to be a historical description of prepayment or default experience or a prediction of the anticipated rate of prepayment or default of any pool of mortgage loans, including the mortgage loans contained in the trust. It is highly unlikely that the mortgage loans of a loan group will prepay or liquidate at any of the rates specified or that losses will be incurred according to one particular pattern. The assumed percentages of CPR and the loss severity percentages shown are for illustrative purposes only. For a description of CPR, see ‘‘Yield and Maturity Considerations’’ in this prospectus supplement. The actual rates of prepayment and liquidation and loss severity experience of the mortgage loans of a loan group may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, the weighted average lives of the offered certificates may differ from the weighted average lives shown in the tables.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

See ‘‘Risk Factors—Prepayment Models Are Illustrative Only and Do Not Predict Weighted Average Life and Maturity’’ in the accompanying prospectus.

Book-Entry System for Certificates May Decrease Liquidity and Delay Payment	The offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates generally can be effected only through DTC and its participating organizations:

•	the liquidity of book-entry certificates in secondary trading markets that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

•	your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to the lack of a physical security representing the certificates;

•	your access to information regarding the certificates may be limited since conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

•	you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See ‘‘Description of the Certificates—Registration and Denominations’’ in this prospectus supplement.

Risks Related to the Mortgage Loans

Balloon Loans May Present Greater Risk than Fully Amortizing Loans	The mortgage loans have the amortization characteristics set forth in the following table:

Type of Amortization	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Interest Only Loans	74	$2,828,129,415	80.4%	77.8%	92.0%
Partial Interest Only, Balloon Loan(1)	41	497,799,898	14.2	16.8	2.6
Balloon Loans	36	189,725,300	5.4	5.4	5.4
Total	151	$3,515,654,613	100.0%	100.0%	100.0%

(1)	Interest only for the first 12 to 120 months of its respective term.

Seventy-seven of the mortgage loans, excluding those mortgage loans that are interest only until maturity, representing 19.6% of the initial pool balance (69 mortgage loans representing 22.2% of the group 1 balance and eight mortgage loans representing 8.0% of the group 2 balance), will have substantial payments (i.e., balloon payments) due during the period from May 1, 2012 through July 1, 2022, unless the mortgage loan is previously prepaid. Seventy-four of the mortgage loans, representing 80.4% of the initial pool balance (65 mortgage loans representing 77.8% of the group 1 balance and nine mortgage loans representing 92.0% of the group 2 balance), will provide for payments of interest only until maturity.

Mortgage loans with balloon payments or substantial scheduled principal balances involve a greater risk to the mortgagee than fully amortizing loans, because the borrower’s ability to repay a mortgage loan on its maturity date typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property at a price sufficient to permit repayment. In addition, fully amortizing mortgage loans which accrue interest on an ‘‘actual/360’’ basis but have fixed monthly payments, may, in fact, have a small balloon payment due at maturity. Circumstances that will affect the ability of a borrower to accomplish either of these goals at the time of attempted sale or refinancing include:

•	the prevailing mortgage rates;

•	the fair market value of the property;

•	the borrower’s equity in the property;

•	the financial condition of the borrower;

•	the operating history of the property and occupancy levels of the property;

•	reduction in applicable government assistance/rent subsidy programs;

•	tax laws;

•	prevailing general and regional economic conditions; and

•	the availability of, and competition for, credit for multifamily or commercial properties, as the case may be.

We cannot assure you that each borrower will have the ability to repay the remaining principal balance on the pertinent date. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ and ‘‘—Additional Mortgage Loan Information’’ in this prospectus supplement and ‘‘Risk Factors—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Increased Risk of Default Associated with Balloon Payments’’ in the accompanying prospectus.

The availability of funds in the mortgage and credit markets fluctuates over time. None of the sponsors, the parties to the pooling and servicing agreement, or any third party is obligated to refinance any mortgage loan.

Particular Property Types Present Special Risks	The table entitled ‘‘Property Type’’ in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement summarizes the various property types that secure the mortgage loans. See generally ‘‘Risk Factors—Particular Property Types Present Special Risks’’ in the accompanying prospectus.

Other Property Types—Movie Theaters	Included in the ‘‘Other Properties’’ category in the table entitled ‘‘Property Type’’ in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement is one mortgage loan (Loan No. 900, representing 0.4% of the initial pool balance and 0.5% of the group 1 balance), secured solely by a movie theater property. In addition, certain other mortgage loans are secured by mortgaged properties that include a tenant that operates a movie theater at that mortgaged property. These types of properties are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a movie theater. In addition, decreasing attendance at a movie theater could adversely affect revenue of a movie theater, which may, in turn, cause the tenant to experience financial difficulty. See ‘‘—Borrower Bankruptcies or Litigation May Affect Timing or Payment on Your Certificates’’ above. Further, because of unique construction requirements of movie theaters, any vacant movie theater space could not easily be converted to other uses.

Other Property Types—Medical Office Properties	Included in the office properties referenced in the table entitled ‘‘Property Type’’ in SUMMARY OF

PROSPECTUS SUPPLEMENT’’ in this prospectus supplement are medical office properties securing two mortgage loans, Loan Nos. 90001232 and 90001210 representing 0.4% of the initial pool balance and 0.4% of the group 1 balance. The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties. See ‘‘RISK FACTORS—Particular Property Types Present Special Risks’’ in the accompanying prospectus.

Subordinate Financing May Make Recovery Difficult in the Event of Loss	The terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

Although the mortgage loans generally either prohibit the related borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property, a violation of such prohibition may not become evident until the related mortgage loan otherwise defaults. In addition, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated unsecured loans or loans secured by property other than the mortgaged property), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may jeopardize the borrower’s ability to make any balloon payment due at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property, which may in turn adversely affect the value of the mortgaged property.

Certain information about additional debt that has been or may be incurred is as set forth in the following table:

Type of Additional Debt(1)(2)	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Existing
Secured(3)(4)	8	26.9%	26.8%	27.0%
Unsecured(3)(5)	5	16.2%	13.2%	29.7%
Future
Secured	—	—	—	—
Unsecured(5)	34	43.7%	45.5%	35.8%

(1)	Five mortgage loans, Loan Nos. 3405209, 3406386, 3406563, 200 and 102 have existing additional debt and allow future debt which results in such mortgage loans appearing in both the ‘‘Existing’’ and ‘‘Future’’ categories. In addition, one mortgage loan, Loan No. 104, has $46,000,000 of senior future funding mezzanine debt, of which $9,711,640 has been funded as of the cut-off date and $10,520,806 has been funded as of the date of this prospectus supplement (in addition to $25,000,000 of fully-funded junior mezzanine debt), which results in such mortgage loan appearing in both the ‘‘Existing’’ and ‘‘Future’’ categories.

(2)	Existing and future categories include mezzanine debt.

(3)	Three mortgage loans, Loan Nos. 3405209, 3406386 and 104, have existing secured and existing unsecured debt which results in such mortgage loans appearing in both the ‘‘Existing Secured’’ and ‘‘Existing Unsecured’’ categories.

(4)	Includes five mortgage loans, Loan Nos. 3405209, 3406386, 104, 200, and 400, that have pari passu debt.

(5)	Excludes unsecured trade payables.

Certain information about the One Park Avenue Pari Passu Mortgage Loan, the Hilton Anatole Pari Passu Mortgage Loan, the Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan, the Pacifica Tower A/B Mortgage Loan, the JQH Hotel Portfolio Pari Passu Mortgage Loan, the Metropolis Shopping Center A/B Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan is set forth in the following table:

Loan Name	Loan Number	% of Initial Pool Balance	Loan Group	% of Group Balance	Principal Balance as of the Cut-off Date	Pari Passu Note Balance as of the Cut-off Date	Subordinate Note Balance as of the Cut-off Date
One Park Avenue Pari Passu Mortgage Loan	3405209	5.3%	1	6.5%	$187,500,000	$187,500,000	NAP
Hilton Anatole Pari Passu Mortgage Loan	3406386	5.0%	1	6.1%	$175,000,000	$175,000,000	NAP
Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan	104	5.0%	2	27.0%	$175,000,000	$100,000,000	NAP
Pacifica Tower A/B Mortgage Loan	3406563	4.7%	1	5.8%	$166,250,000	NAP	$17,250,000
JQH Hotel Portfolio Pari Passu Mortgage Loan	200	2.8%	1	3.5%	$100,000,000	$50,000,000	NAP
Metropolis Shopping Center A/B Mortgage Loan	102	2.4%	1	3.0%	$ 86,000,000	NAP	$9,000,000
ChampionsGate Hotel Pari Passu Mortgage Loan	400	1.4%	1	1.7%	$ 50,000,000	$100,000,000	NAP

See ‘‘DESCRIPTION OF THE MORTGAGE POOL —One Park Avenue Pari Passu Whole Loan’’, ‘‘—Hilton Anatole Pari Passu Whole Loan’’, ‘‘—Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan’’, ‘‘—Pacifica Tower A/B Whole Loan’’, ‘‘—JQH Hotel Portfolio Pari Passu Whole Loan’’, ‘‘—Metropolis Shopping Center A/B Whole Loan’’ and ‘‘—ChampionsGate Hotel Pari Passu Whole Loan’’ in this prospectus supplement for a description of the split loan structures.

Although the One Park Avenue Pari Passu Mortgage Loan, the Hilton Anatole Pari Passu Mortgage Loan, the Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan, the JQH Hotel Portfolio Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan do not include the related pari passu note, the related borrowers are still obligated to make interest and principal payments on the entire amount of such mortgage loans. For further information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information—Additional Financing’’ in this prospectus supplement.

Additionally, although the Pacifica Tower A/B Mortgage Loan and Metropolis Shopping Center A/B Mortgage Loan do not include the related subordinate note, the related borrowers are still obligated to make interest and principal payments on the entire amount of such mortgage loans. For further information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information—Additional Financing’’ in this prospectus supplement.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Subordinate Financing’’ in the accompanying prospectus.

Additionally, although the mortgage loans generally restrict the pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgages generally permit, subject to certain limitations, the pledging of less than a controlling portion of the limited partnership or non-managing membership equity interest in a borrower. Moreover, in general, any borrower that does not meet special purpose entity criteria may not be restricted in any way from incurring unsecured subordinate debt or mezzanine debt. Certain information about mezzanine debt that has been or may be incurred is as set forth in the following table:

Type of Mezzanine Debt(1)	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Future	34	43.7%	45.5%	35.8%
Existing	3	10.8%	6.5%	29.7%

(1)	One mortgage loan, Loan No. 3405209, has existing mezzanine debt of $75,400,000 and permits an additional $32,600,000 in mezzanine debt, which resulting in such mortgage loan being included in both categories above. In addition, one mortgage loan, Loan No. 104, has $46,000,000 of senior future funding mezzanine debt, of which $9,711,640 has been funded as of the cut-off date and $10,520,806 has been funded as of the date of this prospectus supplement, (in addition to $25,000,000 of fully-funded junior mezzanine debt), which results in such mortgage loan being included in both categories above.

With respect to each mortgage loan that allows future mezzanine debt, such mortgage loan provides that the equity owners of the borrower have the right to incur mezzanine debt under specified circumstances set forth in the related mortgage loan documents. With respect to each mortgage loan that has existing mezzanine debt, the mortgagee and the related mezzanine lender have entered into a mezzanine intercreditor agreement which sets forth the rights of the parties. Pursuant to each mezzanine intercreditor agreement, the related mezzanine lender among other things (x) has agreed, under certain circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or take any enforcement action with respect to the mezzanine loan without written confirmation from the rating agencies that such enforcement action would not cause the downgrade, withdrawal or qualification of the current ratings of the certificates and (y) has subordinated the mezzanine loan documents to the related mortgage loan documents and has the option to purchase the related mortgage loan if such mortgage loan becomes defaulted or to cure the default.

The debt service requirements of mezzanine debt reduce cash flow available to the borrower that could otherwise be used to make capital improvements, as a result of which the value of the property may be adversely affected. We make no representation as to whether any other subordinate financing encumbers any mortgaged property, any borrower has incurred material unsecured debt other than trade payables in the ordinary course of business, or any third party holds debt secured by a pledge of an equity interest in a borrower.

Material Adverse Environmental Conditions Will Subject the Trust Fund to Potential Liability	The trust could become liable for a material adverse environmental condition at an underlying real property. Any such potential liability could reduce or delay payments on the offered certificates.

In addition, problems associated with mold may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and/or remediation expenses, each of which could adversely affect collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

All of the mortgaged properties were subject to environmental site assessments in connection with origination, including Phase I site assessments or updates of previously performed Phase I site assessments, had a transaction screen performed in lieu of a Phase I site assessment or were required to have environmental insurance in lieu of an environmental site assessment. In some cases, Phase II site assessments may have been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

The environmental investigations described above, as of the date of the report relating to the environmental investigation, did not reveal any material violation of applicable environmental laws with respect to any known circumstances or conditions concerning the related mortgaged property, or, if the environmental investigation report revealed any such circumstances or conditions with respect to the related mortgaged property, then:

•	the circumstances or conditions were subsequently remediated in all material respects; or

•	generally, with certain exceptions, one or more of the following was the case:

1.	a party not related to the related mortgagor with financial resources reasonably adequate to cure the subject violation in all material respects was identified as a responsible party for such circumstance or condition;

2.	the related mortgagor was required to provide additional security adequate to cure the subject violation in all material respects and to obtain and, for the period contemplated by the related loan documents, maintain an operations and maintenance plan;

3.	the related mortgagor provided a ‘‘no further action’’ letter or other evidence that would be acceptable to the related mortgage loan seller and that would be acceptable to a reasonably prudent lender that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such circumstance or condition;

4.	such circumstances or conditions were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related mortgagor is required to do;

5.	the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to two percent of the outstanding principal balance of the related mortgage loan and (b) $200,000;

6.	an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation;

7.	the related mortgagor or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority;

8.	the related mortgaged property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances or conditions; or

9.	a responsible party with financial resources reasonably adequate to cure the subject violation in all material respects provided a guaranty or indemnity to the related mortgagor to cover the costs of any required investigation, testing, monitoring or remediation.

In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged property securing a mortgage loan that we intend to include in the trust fund because a responsible party with respect to that condition had already been identified. We cannot assure you, however, that such a responsible party will be financially able to address the subject condition or compelled to do so.

Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing.

We cannot assure you that:

•	the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

•	the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

•	any of the environmental escrows established with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action; or

•	an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

The pooling and servicing agreement to be dated as of the cut-off date, among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator, requires that the master servicer obtain an environmental site assessment of a mortgaged property securing a defaulted mortgage loan prior to acquiring title thereto or assuming its operation. Such prohibition effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’, ‘‘Risk Factors—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the accompanying prospectus.

The Benefits Provided by Cross-Collateralization May Be Limited	As described under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement, the mortgage pool includes one set of cross-collateralized mortgage loans set forth in the following table:

Loan Numbers of Crossed Loans	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance
3404557 and 3404556	2	0.1%	0.2%

Cross-collateralization arrangements may be terminated with respect to some mortgage loans under the terms of the related loan documents. Cross-collateralization arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such set of cross-collateralized mortgage loans (or any such mortgage loan with multiple notes and/or mortgaged properties) to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower’s representative.

A lien granted by such a borrower entity could be avoided if a court were to determine that:

•	such borrower was insolvent when granting the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and

•	such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

•	recover payments made under that mortgage loan; or

•	take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

Mortgage Loans to Related Borrowers and Concentrations of Related Tenants May Result in More Severe Losses on Your Certificates	Certain sets of borrowers under the mortgage loans are affiliated or under common control with one another. However, no group of affiliated borrowers are obligors on mortgage loans representing more than 10.4% of the initial pool balance and 12.8% of the group 1 balance. In addition, tenants in certain mortgaged properties also may be tenants in other mortgaged properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower. There are also several cases in which a particular entity is a tenant at multiple mortgaged properties, and although it may not be a significant tenant (as described in Annex A to this prospectus supplement) at any such mortgaged property, it may be significant to the successful performance of such mortgaged properties.

In such circumstances, any adverse circumstances relating to a borrower or tenant or a respective affiliate and affecting one of the related mortgage loans or mortgaged properties could arise in connection with the other related mortgage loans or mortgaged properties. In particular, the bankruptcy or insolvency of any such borrower or tenant or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, it could defer maintenance at one or more other mortgaged properties to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty. It could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans. See ‘‘Certain Legal

Aspects of Mortgage Loans—Bankruptcy Laws’’ in the accompanying prospectus.

Additionally, certain tenants may be owned by affiliates of the related borrower or otherwise related to or affiliated with the borrower. The interests of the borrower acting as a tenant may conflict with the borrower’s interests under the related loan documents and may be adverse to the interests of the certificateholders. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. In some cases, this affiliated tenant is physically occupying space related to its business; in other cases, the affiliated tenant is a tenant under a master lease with the borrower, under which the borrower tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a ‘‘stabilized’’ level but may not provide additional economic support for the mortgage loan. There can be no assurance the space ‘‘leased’’ by this borrower affiliate will eventually be occupied by third party tenants. The rent payable pursuant to the master lease is intended to cover the debt service payments required under the related mortgage loan. Such master lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the master lease is terminated and the affiliate tenant evicted from the mortgaged property or master leased premises (which may not be possible if the master lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that a master lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliated master tenant. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

In addition, a number of the borrowers under the mortgage loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

The Geographic Concentration of Mortgaged Properties May Adversely Affect Payment on Your Certificates	A concentration of mortgaged properties in a particular state, jurisdiction or region increases the exposure of the mortgage pool to any adverse economic developments that may occur in such state, jurisdiction or region, conditions in the real estate market where the mortgaged properties securing the related mortgage loans are located, changes in governmental rules and fiscal polices, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses and which may adversely affect a mortgaged property directly or indirectly by disrupting travel patterns and/or the area’s economy), and other factors that are beyond the control of the borrowers.

The geographic concentration of the mortgaged properties in jurisdictions with concentrations over 5.0% of the initial pool balance as of the cut-off date is as set forth in the following table:

Jurisdiction	Number of Mortgaged Properties	% of Initial Pool Balance(1)	% of Group 1 Balance(1)	% of Group 2 Balance(1)
California	22	15.3%	18.0%	3.2%
Texas	24	10.6%	12.3%	2.8%
Illinois	8	10.5%	0.9%	52.9%
New York	10	7.5%	8.4%	3.6%
Georgia	15	6.9%	8.5%	—
Washington	5	6.7%	6.6%	7.1%
Maryland	12	6.6%	3.3%	21.4%
District of Columbia	2	5.9%	7.3%	—

(1)	Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in ANNEX A to this prospectus supplement.

The remaining mortgaged properties are located throughout 24 other states, with no more than 5.0% of the initial pool balance secured by mortgaged properties located in any such jurisdiction.

Certain Jurisdiction-Specific Considerations—California	Twenty-two of the mortgaged properties, securing mortgage loans, representing 15.3% of the initial pool balance (20 mortgaged properties, securing Mortgage Loans representing 18.0% of the group 1 balance and two mortgaged properties, securing Mortgage Loans representing 3.2% of the group 2 balance), are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale or by a court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California’s ‘‘one action rule’’ requires the mortgagee to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. See ‘‘Risk Factors—Risks Related to the Mortgage Loans— One-Action Rules May Limit Remedies’’ in this prospectus supplement. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust, the mortgagee is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a mortgagee whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Certain Jurisdiction-Specific Considerations—Texas	Twenty-four of the mortgaged properties, securing mortgage loans, representing 10.6% of the initial pool balance (22 mortgaged properties, securing Mortgage Loans representing 12.3% of the group 1 balance and two mortgaged properties, securing Mortgage Loans representing 2.8% of the group 2 balance), are located in Texas. Texas law does not require that a lender must bring a foreclosure action before being entitled to sue on a note. Texas does not restrict a lender from seeking a deficiency judgment. The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral. The desirability of non-judicial foreclosure of real property is further supported by the certain and defined non-judicial foreclosure procedures. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the deficiency determination is subject to the borrower’s defense (and, if successful, right of offset) that the fair market value of the property at the time of foreclosure was greater than the foreclosure bid. However, the availability of a deficiency judgment is limited in the case of the Mortgage Loan because of the limited nature of its recourse liabilities.

Certain Jurisdiction-Specific Considerations—Illinois	Eight of the mortgaged properties, securing mortgage loans, representing 10.5% of the initial pool balance (four mortgaged properties, securing Mortgage Loans representing 0.9% of the group 1 balance and four mortgaged properties, securing Mortgage Loans representing 52.9% of the group 2 balance), are located in Illinois. Mortgage loans in Illinois are generally secured by mortgages on real property. Foreclosure of a mortgage is accomplished only by judicial proceedings; there is no private power of sale under Illinois law. The common law remedy of strict foreclosure is still available in Illinois, as are statutory procedures for consent foreclosure and deed in lieu of foreclosure. Foreclosure is regulated by statute and is subject to the court’s equitable powers. Generally, a mortgagee may obtain, where applicable, and seek to recover, a deficiency judgment in the context of judicial foreclosure, but deficiency judgments are waived in the context of consent foreclosure or deed in lieu of foreclosure (except, with respect to deed in lieu of foreclosure, to the extent that the mortgagor(s) and guarantor(s) agree in a contemporaneous writing not to be relieved of their obligations with respect to the mortgage loan). A mortgagor has a statutory right of redemption which, as to mortgagors of non-residential real property, may be waived. A mortgagor also has a statutory right of reinstatement which may be exercised repeatedly unless the court has made an express finding that the mortgagor has exercised its right to reinstate, in which case such relief cannot again be made available to the mortgagor for a period of five years. The right of reinstatement allows a mortgagor, whose loan has been accelerated due to a default, to cure said default (by paying the principal amount due, including costs, expenses, attorneys’ fees and other fees, but excluding the portion of principal which would not have been due in the absence of acceleration) within ninety days from the date the court obtains jurisdiction over the mortgagor. The reinstatement right cannot be waived by the mortgagor. Illinois statutes also provide priority to certain tax liens over the lien of previously recorded mortgages. Further, under Illinois case law, in order to enforce an assignment of rents, a mortgagee is required to (a) take actual possession of the mortgaged property, (b) take constructive possession of the mortgaged property by obtaining court authorization to collect rents from tenants or (c) move for the appointment of, and obtain an affirmative ruling appointing, a receiver for the mortgaged property.

Mortgage Loans with Higher Than Average Principal Balances May Create More Risk of Loss	Concentrations in a pool of mortgage loans with larger than average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed. In this regard:

•	With respect to 26 mortgage loans, representing 70.2% of the initial pool balance (23 mortgage loans representing 67.4% of the group 1 balance and three mortgage loans representing 83.0% of the group 2 balance), the cut-off date balances are higher than the average cut-off date balance;

•	the largest single mortgage loan, by cut-off date balance, represents approximately 9.2% of the initial pool balance and 50.2% of the group 2 balance, and one set of cross-collateralized mortgage loans represent in the aggregate approximately 0.1% of the initial pool balance and 0.2% of the group 1 balance; and

•	the ten largest mortgage loans (counting a crossed pool as an individual mortgage loan for this purpose) have cut-off date balances that represent in the aggregate 51.6% of the initial pool balance (eight mortgage loans representing 45.8% of the group 1 balance and two mortgage loans representing 77.2% of the group 2 balance).

Increased Concentrations Resulting from Principal Payments on the Mortgage Loans May Expose Your Certificates to Risk	As payments in respect of principal (including payments in the form of voluntary principal prepayments, liquidation proceeds (as described in this prospectus supplement) and the repurchase prices for any mortgage loans repurchased due to breaches of representations or warranties) are received with respect to the mortgage loans, the remaining mortgage loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the certificates (other than the Class XW, Class R-I and Class R-II Certificates) is generally payable in sequential order, classes that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations.

Prepayment Premiums and Yield Maintenance Charges Present Special Risks	Ninety-five mortgage loans, representing 59.4% of the initial pool balance (83 mortgage loans representing 58.4% of the group 1 balance and 12 mortgage loans representing 63.8% of the group 2 balance), as of the cut-off date, generally prohibit any voluntary prepayment of principal prior to the final one to 25 scheduled monthly payments, which includes any payment that is due upon the stated maturity date of the related mortgage loan; however, these mortgage loans generally permit defeasance.

Thirty-seven mortgage loans, representing 18.8% of the initial pool balance (34 mortgage loans representing 16.3% of the group 1 balance and three mortgage loans representing 29.6% of the group 2 balance): (a) have an initial lockout period; (b) are then subject, after expiration of the initial lockout period, to a period where the borrower has an option to prepay the loan subject to the greater of a yield maintenance charge or a 1% prepayment premium; and (c) become thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to maturity.

Thirteen of the mortgage loans, representing 10.4% of the initial pool balance (12.8% of the group 1 balance): (a) have an initial lockout period; (b) are then subject, after expiration of the initial lockout period, to a period where the related borrower has an option to prepay the mortgage loan subject to the greater of a yield maintenance charge or a 1% prepayment premium; (c) are then subject to a period where the related borrower has an option to prepay the mortgage loan subject to either prepayment (subject to the greater of a yield maintenance charge or a 1% prepayment premium) or defeasance; and (d) become thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.

Two mortgage loans, representing 6.1% of the initial pool balance (one mortgage loan representing 6.1% of the group 1 balance and one mortgage loan representing 5.8% of the group 2 balance): (a) have an initial lockout period; (b) are then subject, after expiration of the initial lockout period, to a period where defeasance is permitted; (c) are then subject to a period where the related borrower has an option to prepay the mortgage loan subject to either prepayment (subject to the greater of a yield maintenance charge or a 1% prepayment premium) or defeasance; and (d) become thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.

One mortgage loan, representing 4.7% of the initial pool balance (5.8% of the group 1 balance): (a) has no lockout period but permits prepayment for an initial period of time subject to the payment of a yield maintenance charge; (b) is then subject to a period where the related borrower has an option to prepay the mortgage loan subject to a yield maintenance charge or defeasance; and (c) thereafter becomes prepayable without an accompanying prepayment premium or yield maintenance charge, prior to maturity.

One mortgage loan, representing 0.4% of the initial pool balance (0.5% of the group 1 balance): (a) has an initial lockout period; (b) is then subject to a period where the related borrower has an option to prepay the mortgage loan subject to a 3% fixed prepayment premium; (c) is then subject to a period where the related borrower has an option to prepay the mortgage loan subject to a 2% fixed prepayment premium; (d) is then subject to a period where the related borrower has an option to prepay the mortgage loan subject to a 1% fixed prepayment premium; and (e) becomes thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.

Two mortgage loans, representing 0.2% of the initial pool balance (one mortgage loan representing 0.1% of the group 1 balance and one mortgage loan representing 0.8% of the group 2 balance) each have no lockout period but permit prepayment for an initial period of time subject to the payment of the greater of a 1% prepayment premium or a yield maintenance charge and thereafter become prepayable without an accompanying prepayment premium or yield maintenance charge, prior to maturity.

See ‘‘Description of the Mortgage Pool— Certain Terms and Conditions of the Mortgage Loans— Prepayment Provisions’’ in this prospectus supplement.

Any prepayment premiums or yield maintenance charges actually collected on the remaining mortgage loans, which generally permit voluntary prepayments during particular periods and, depending on the period, require the payment of a prepayment premium or yield maintenance charge with such prepayment, will be distributed among the respective classes of certificates in the amounts and in accordance with the priorities described in this prospectus supplement under ‘‘Description of the Certificates—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement. The depositor, however, makes no representation as to the collectibility of any prepayment premium or yield maintenance charge.

See ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the accompanying prospectus. See ‘‘Description of the Mortgage Pool— Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’, ‘‘Servicing of the Mortgage Loans—Defaulted Mortgage Loans; Purchase Option’’, ‘‘—Modifications, Waivers, Amendments and Consents’’ and ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement.

Generally, provisions requiring prepayment premiums or yield maintenance charges may not be enforceable in some states and under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a prepayment premium or yield maintenance charge. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law.

We also note the following with respect to prepayment premiums and yield maintenance charges:

•	liquidation proceeds (as described in this prospectus supplement) recovered in respect of any defaulted mortgage loan generally will be applied to cover outstanding advances prior to being applied to cover any prepayment premium or yield maintenance charge due in connection with the liquidation of such mortgage loan;

•	the special servicer may waive a prepayment premium or yield maintenance charge in connection with obtaining a pay-off of a defaulted mortgage loan;

•	no prepayment premium or yield maintenance charge will be payable in connection with any repurchase of a mortgage loan resulting from a material breach of representation or warranty or a material document defect by a mortgage loan seller;

•	no prepayment premium or yield maintenance charge will be payable in connection with the purchase of all of the mortgage loans and any REO properties by the special servicer, master servicer or any holder or holders of certificates evidencing a majority interest in the controlling class in connection with the termination of the trust;

•	no prepayment premium or yield maintenance charge will be payable in connection with the purchase of defaulted mortgage loans by the master servicer, the special servicer, the related Note B Holder (with respect to an A/B Loan), any mezzanine lender or any holder or holders of certificates evidencing a majority interest in the controlling class. Also, such prepayment premium or yield maintenance charge may not be payable by any of the aforementioned entities in connection with the exercise of a purchase right in respect of a defaulted mortgage loan pursuant to an intercreditor agreement; and

•	in general, no prepayment premium or yield maintenance charge is payable with respect to a prepayment due to casualty or condemnation.

See ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the accompanying prospectus. See

‘‘Description of the Mortgage Pool— Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’, ‘‘Servicing of the Mortgage Loans—Defaulted Mortgage Loans; Purchase Option’’, ‘‘—Modifications, Waivers, Amendments and Consents’’ and ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Payments on Your Certificates	Generally, the mortgage loans in the trust fund do not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee. However, certain of the mortgage loans have lockbox accounts in place or provide for a springing lockbox. See Annex A to this prospectus supplement for information regarding these mortgage loans. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Risks Related to Construction, Redevelopment, Renovation and Repairs at Mortgaged Properties	Certain of the mortgaged properties are currently undergoing, or are expected to undergo in the future, construction, redevelopment, renovation or repairs. We cannot assure you that any current or planned construction, redevelopment, renovation or repairs will be completed, that such construction, redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such construction, redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the borrower to repay the related mortgage loan.

In the event that the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, renovation or repairs, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan. The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative impact on net operating income.

Leasehold Interests Are Subject to Terms of the Ground Lease	Eleven mortgaged properties, securing mortgage loans representing 8.8% of the initial pool balance (10.8% of the group 1 balance), are secured, in whole or in part, by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. See ‘‘Risk Factors—Leasehold Interests Are Subject to Terms of the Ground Lease’’ in the accompanying prospectus.

Condominium Ownership May Limit Use and Improvements	We are aware that three mortgage loans (Loan Nos. 500, 3406182 and 3403007, representing 1.2% of the initial pool balance and three mortgage loans representing 1.5% of the group 1 balance), are each secured by a property (or a portion of a property) that consists of the related borrower’s interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common area and the related voting rights in the condominium association. See ‘‘Risk Factors—Condominium Ownership May Limit Use and Improvements’’ in the accompanying prospectus.

Information Regarding the Mortgage Loans Is Limited	The information set forth in this prospectus supplement with respect to the mortgage loans is derived principally from one or more of the following sources:

•	a review of the available credit and legal files relating to the mortgage loans;

•	inspections of each mortgaged property with respect to the applicable mortgage loan undertaken by or on behalf of the related mortgage loan seller;

•	generally, unaudited operating statements for the mortgaged properties related to the mortgage loans supplied by the borrowers;

•	appraisals for the mortgaged properties related to the mortgage loans that generally were performed in connection with origination (which appraisals were used in presenting information regarding the cut-off date loan-to-value ratios of such mortgaged properties under ‘‘Description of the Mortgage Pool’’ and in Annex A to this prospectus supplement for illustrative purposes only);

•	engineering reports and environmental reports for the mortgaged properties related to the mortgage loans that generally were prepared in connection with origination; and

•	information supplied by entities from which a related mortgage loan seller acquired, or which currently service, certain of the mortgage loans.

Other than three mortgage loans, which represent 1.9% of the initial pool balance and 2.4% of the group 1 balance,

which were originated between February 1, 2006 and June 16, 2006, all of the mortgage loans were originated during the 12 months prior to the cut-off date. Also, some mortgage loans constitute acquisition financing. Accordingly, limited or no operating information is available with respect to the related mortgaged properties. In addition, certain mortgage loans may allow for the substitution of a part or all of the related mortgaged property, subject to various conditions. See ‘‘Description of the Mortgage Pool— Release or Substitution of Properties’’ in this prospectus supplement. Accordingly, no information is presently available with respect to a property that may be substituted for a mortgaged property.

Borrower Bankruptcies or Litigation May Affect Timing or Payment on Your Certificates	Certain borrowers and the principals of certain borrowers and/or managers may have been involved in bankruptcy, foreclosure or similar proceedings or have otherwise been parties to real estate-related litigation. In the past, the principals of certain borrowers and/or managers have been equity owners in other mortgaged properties that have been subject to foreclosure proceedings.

There also may be other legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. We cannot assure you that such litigation will not have a material adverse effect on the distributions to certificateholders.

Reliance on a Single Tenant or a Small Group of Tenants May Increase the Risk of Loss	With respect to 35 mortgaged properties (securing mortgage loans representing approximately 10.2% of the initial pool balance and 12.5% of the group 1 balance), the mortgaged property is leased to a single tenant which includes mortgaged properties related to two mortgage loans (Loan Nos. 100 and 1300, representing 3.8% of the initial pool balance and 4.7% of the group 1 balance) that are secured by multiple mortgaged properties (ten of ten and one of two, respectively), are leased to a single tenant. A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or a small number of tenants. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is because the financial effect of the absence of rental income may be severe, more time may be required to relet the space and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this regard, see ‘‘Risk Factors—Particular Property Types Present

Special Risks—Retail Properties’’, ‘‘—Office Properties’’, ‘‘—Multifamily Properties’’, ‘‘—Hotel Properties’’, ‘‘—Self Storage Properties’’, ‘‘—Industrial and Warehouse Properties’’, ‘‘—Parking Garages’’ and ‘‘—Other Properties’’ in the accompanying prospectus and ‘‘Risk Factors—Other Property Types—Movie Theaters’’ and ‘‘—Other Property Types—Medical Office Properties’’.

Certain Additional Risks Relating to Tenants	Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations. Other tenants may have the right to cancel or terminate their leases prior to the expiration of the lease term or upon the occurrence of certain events. For example, in the case of one mortgage loan (Loan No. 100, representing 3.6% of the initial pool balance and 4.4% of the group 1 balance), which mortgage loan is secured by multiple properties leased by the United States General Services Administration for use by various federal agencies, a number of the related leases contain termination options that permit termination of the related lease on and after a specified date for reasons other than insufficient appropriations.

In addition, with respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In addition, certain tenants at retail properties may be entitled to terminate their leases or to pay reduced rent prior to the term of such leases, pursuant to co-tenancy provisions, operating covenants and termination options under certain conditions, including that an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property or if the related mortgaged property fails to meet certain thresholds with respect to tenant quality and/or type.

Tenancies in Common May Hinder or Delay Recovery	With respect to seven mortgage loans (Loan Nos. 23582, 20953, 90001146, 3404871, 3402090, 19512 and 22608, representing 2.5% of the initial pool balance and 3.0% of the group 1 balance), the borrowers own the related mortgaged property as tenants-in-common. The borrowers under additional mortgage loans may be permitted under their related loan documents to convert their ownership structure to a tenancy-in-common. See ‘‘Risk Factors—Tenancies in Common May Hinder or Delay Recovery’’ in the accompanying prospectus.

Affiliations with a Franchise or Hotel Management Company Present Certain Risks	Hotel properties securing 11 mortgage loans, (representing 16.4% of the initial pool balance and 20.2% of the group 1 balance), are affiliated with a franchise or hotel management company through a franchise or management agreement. See ‘‘Risk Factors—Particular Property Types Present Special Risks—Hotel Properties’’ in the accompanying prospectus.

Property Insurance May Not Protect Your Certificates from Loss in the Event of Casualty or Loss	The loan documents for each of the mortgage loans generally require the borrower to maintain, or cause to be maintained, specified property and liability insurance. The mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. In addition certain of the mortgaged properties are located in locations such as California, Washington, Texas, Utah, Nevada, Idaho, along the Southeastern coastal areas of the United States and seismic zones 3 and 4. These areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. In particular, although it is too soon to assess the full impact of recent hurricanes on the United States and local economies, in the short term, the storms are expected to have a material adverse effect on the local economies and income producing real estate in the affected areas. Areas affected by a severe storm can suffer severe flooding, wind and water damage, forced evacuations, lawlessness, contamination, gas leaks and fire and environmental damage. The devastation caused by severe storms have on occasion led to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real estate-related investments, in particular, in the areas most directly damaged by the storms. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. The mortgage loans do not generally require the borrowers to maintain earthquake or windstorm insurance.

In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. Under the Terrorism Insurance Program, the federal government shares in the risk of loss associated with certain future terrorist acts. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Property May Not Cover Special Hazard Losses’’ in the accompanying prospectus.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation is paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 90% (or, in 2007, 85%) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year.

The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

The Terrorism Insurance Program is temporary legislation and there can be no assurance that it will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that subsequent terrorism insurance legislation will be passed upon its expiration.

No assurance can be given that the mortgaged properties will continue to have the benefit of insurance against terrorist acts. In addition, no assurance can be given that the coverage for such acts, if obtained or maintained, will be broad enough to cover the particular act of terrorism that may be committed or that the amount of coverage will be sufficient to repair and restore the mortgaged property or to repay the mortgage loan in full. The insufficiency of insurance coverage in any respect could have a material and adverse affect on an investor’s certificates.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, in consultation with the directing certificateholder, in accordance with the servicing standard that either:

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required. Further, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

With respect to certain of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. In addition, other loans either do not require the borrower to maintain terrorism insurance or the related borrower does not have terrorism insurance in place as of the cut-off date. Additionally, other loans that currently require terrorism coverage may not require such coverage under all circumstances in the future. For instance, some of the mortgage loans require terrorism insurance only if it can be obtained for a ‘‘commercially reasonable’’ amount and/or for an amount up to a specified premium cap, or if such exclusions become customary or are not customarily required by lenders on similar properties. For information regarding terrorism insurance premium caps with respect to the ten largest mortgage loans, see ANNEX C to this prospectus supplement. In other instances, the insurance policies specifically exclude coverage for acts of terrorism or the related borrower’s obligation to provide terrorism insurance is suspended in the event that a tenant elects to self-insure and satisfies certain eligibility criteria. Even if the loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the master servicer or special servicer has determined, in accordance with the servicing standard, that either:

(a)	such insurance is not available at any rate; or

(b)	such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to the consent of the directing certificateholder) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.

Additionally, if the related borrower fails to maintain such insurance (whether or not the loan documents specify that such insurance must be maintained), the master servicer, or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the master servicer or special servicer determines, in accordance with the servicing standard (and subject to the consent of the directing certificateholder), that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.

Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. See ‘‘Description of the Mortgage Pool—Certain Underwriting Matters—Hazard, Liability and Other Insurance’’ in this prospectus supplement.

In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss.

We cannot assure you that a mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy. As a result of any limitations on the insurance coverage in place with respect to any mortgaged properties, the amount available to make distributions on your certificates could be reduced.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Bank of America, National Association in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan (or portion thereof) in connection with either a material breach of any mortgage loan seller’s representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the applicable mortgage loan seller will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a ‘‘qualified mortgage’’ for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See ‘‘The Sponsors’’ and ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements—Representations and Warranties; Repurchases’’ in the accompanying prospectus.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations	A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, including, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the accompanying prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could adversely affect the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

No Mortgage Loan Included in the Trust Fund Has Been Re-Underwritten	We have not re-underwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the related mortgage loan seller and the related mortgage loan seller’s obligation to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we cannot assure you that the related mortgage loan seller will be able to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. See ‘‘Description of the Mortgage Pool— Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

See ‘‘Risk Factors’’ in the accompanying prospectus for a description of certain other risks and special considerations that may be applicable to your certificates and the mortgage loans.

DESCRIPTION OF THE MORTGAGE POOL

General

The Mortgage Pool consists of 151 Mortgage Loans secured by first liens on 183 commercial and multifamily properties. The Mortgage Pool will be deemed to consist of two loan groups namely Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 134 Mortgage Loans with an aggregate initial principal balance of $2,867,640,391 (the Group 1 Balance) representing approximately 81.6% of the aggregate initial principal balance of the Mortgage Pool as of the Cut-off Date. Loan Group 2 will consist of 17 Mortgage Loans with an aggregate initial principal balance of $648,014,223 (the Group 2 Balance) representing approximately 18.4% of the aggregate initial principal balance of the Mortgage Pool as of the Cut-off Date (or approximately 100.0% of the aggregate initial principal balance of the Mortgage Loans secured by multifamily properties as of the Cut-off Date). Annex A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

The Initial Pool Balance is $3,515,654,613, subject to a variance of plus or minus 5.0%. The Initial Pool Balance and each applicable Group Balance (including Cut-off Date Balances and Group Balances) (i) with respect to the One Park Avenue Pari Passu Whole Loan includes only the One Park Avenue Pari Passu Mortgage Loan (and excludes the One Park Avenue Note A-1); (ii) with respect to the Hilton Anatole Pari Passu Whole Loan includes only the Hilton Anatole Pari Passu Mortgage Loan (and excludes the Hilton Anatole Pari Passu Note A-2); (iii) with respect to the Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan includes only the Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan (and excludes the Rockwood Ross Multifamily Portfolio Pari Passu Note A-2); (iv) with respect to the Pacifica Tower A/B Whole Loan includes only the Pacifica Tower Note A (and excludes the Pacifica Tower Note B); (v) with respect to the JQH Hotel Portfolio Pari Passu Whole Loan includes only the JQH Hotel Portfolio Pari Passu Mortgage Loan (and excludes the JQH Hotel Portfolio Pari Passu Note A-2); (vi) with respect to the Metropolis Shopping Center A/B Whole Loan includes only the Metropolis Shopping Center Note A (and excludes the Metropolis Shopping Center Note B); and (vii) with respect to the ChampionsGate Hotel Pari Passu Whole Loan includes only the ChampionsGate Hotel Pari Passu Mortgage Loan (and excludes the ChampionsGate Hotel Pari Passu Note A-1). See ‘‘Description of the Trust Funds’’ and ‘‘Certain Legal Aspects of Mortgage Loans’’ in the accompanying prospectus. All numerical information provided in this prospectus supplement with respect to the Mortgage Loans is provided on an approximate basis.

All numerical and statistical information presented in this prospectus supplement is calculated as described under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement. For additional information see also ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT—Certain Mortgage Loan Calculations’’ in this prospectus supplement. The principal balance of each Mortgage Loan as of the Cut-off Date assumes the timely receipt of all principal scheduled to be paid on or before the Cut-off Date and assumes no defaults, delinquencies or prepayments on any Mortgage Loan on or before the Cut-off Date. All percentages of the Mortgage Pool, or of any specified sub-group thereof (including each Group Balance), referred to in this prospectus supplement without further description are approximate percentages of the Initial Pool Balance (or, if applicable, the related Group Balance). The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding.

Each Mortgage Loan is evidenced by one or more Mortgage Notes and secured by one or more Mortgages that create a first mortgage lien on a fee simple and/or leasehold interest in the Mortgaged Property. Each Multifamily Loan is secured by a Multifamily Mortgaged Property (i.e., a property or complex consisting of five or more rental living units) (17 Mortgage Loans, representing 18.4% of the Initial Pool Balance and representing 100.0% of the Group 2 Balance). Each Commercial Loan is secured by one or more Commercial Mortgaged Properties (i.e., a hotel, retail shopping mall or center, an office building or complex, an industrial or warehouse building, a self storage facility, a mixed use property, a movie theater or a parking garage) (134 Mortgage Loans, representing 81.6% of the Initial Pool Balance and 100.0% of the Group 1 Balance).

With respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered; instead, the Master Servicer, at the direction of the related Mortgage Loan Seller, is required to take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee is required to take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the MERS Designated Mortgage Loans on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will include the foregoing confirmation in the certification required to be delivered by the Trustee after the Delivery Date pursuant to the Pooling and Servicing Agreement.

Cross-Collateralized Mortgage Loans

There is one Cross-Collateralized Set of Mortgage Loans that consists of cross-collateralized and cross-defaulted Mortgage Loans.

Loan Numbers of Cross-Collateralized Mortgage Loans	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance
3404557 and 3404556	2	$4,500,000	0.1%	0.2%

Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage or separate cross-collateralization agreement, as the case may be, contains provisions creating the relevant cross-collateralization and cross-default arrangements. In addition, there are certain circumstances where one or more of the Cross-Collateralized Mortgage Loans can be released from the cross-collateralization and cross-default arrangement. See Annex A to this prospectus supplement for information regarding the Cross-Collateralized Mortgage Loan and see ‘‘Risk Factors—Risks Related to the Mortgage Loan—The Benefits Provided by Cross-Collateralization May Be Limited’’ in this prospectus supplement.

Geographic Concentration

The Mortgage Loans generally constitute non-recourse obligations of the related borrower. Upon any such borrower’s default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Mortgaged Properties for satisfaction of the borrower’s obligation. In the case of certain Mortgage Loans where the loan documents permit recourse to a borrower or guarantor, the Depositor generally has not undertaken an evaluation of the financial condition of any such entity or person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans are insured or guaranteed by any person or entity, governmental or otherwise. See ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—Your Investment Is Not Insured or Guaranteed’’ in this prospectus supplement. Listed below are the jurisdictions in which the Mortgaged Properties relating to 5.0% or more of the Initial Pool Balance are located:

Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	% of Group 1 Balance(1)	% of Group 2 Balance(1)
California	22	$537,735,317	15.3%	18.0%	3.2%
Texas	24	$372,077,067	10.6%	12.3%	2.8%
Illinois	8	$367,800,000	10.5%	0.9%	52.9%
New York	10	$264,196,217	7.5%	8.4%	3.6%
Georgia	15	$242,794,649	6.9%	8.5%	—
Washington	5	$235,950,000	6.7%	6.6%	7.1%
Maryland	12	$231,903,815	6.6%	3.3%	21.4%
District of Columbia	2	$209,100,000	5.9%	7.3%	—

(1)	Because this table represents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (generally allocating the Mortgage Loan principal amount to each of those Mortgaged Properties by appraised values of the Mortgaged Properties if not otherwise specified in the related Mortgage Note or loan documents). Those amounts are set forth in Annex A to this prospectus supplement.

The remaining Mortgaged Properties are located throughout 24 other states with no more than 5.0% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

On or about the Delivery Date, each Mortgage Loan Seller will transfer its Mortgage Loans, without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. See ‘‘The Sponsors’’, ‘‘Mortgage Loan Sellers (other than the Sponsors)’’ and ‘‘Other Originator (other than the sponsors and other mortgage loan sellers)’’ in this prospectus supplement.

The Mortgage Loans were originated between February 1, 2006 and June 28, 2007. Bank of America, National Association originated 101 of the Mortgage Loans, which represent 68.0% of the Initial Pool Balance (93 Mortgage Loans representing 69.1% of the Group 1 Balance and eight Mortgage Loans representing 63.4% of the Group 2 Balance), and acquired the remaining Mortgage Loans from the respective originators thereof, generally in accordance with the underwriting criteria described in the accompanying prospectus under ‘‘Bank of America, National Association, as Sponsor’’.

Eurohypo AG, New York Branch originated 22 of the Mortgage Loans, which represent 14.8% of the Initial Pool Balance (17 Mortgage Loans representing 16.5% of the Group 1 Balance and five Mortgage Loans representing 7.6% of the Group 2 Balance), generally in accordance with the underwriting criteria described in ‘‘THE SPONSORS—Eurohypo AG, New York Branch’’ and ‘‘—Eurohypo’s Underwriting Standards’’.

Hypo Real Estate Capital Corporation originated three of the Mortgage Loans, which represent 13.1% of the Initial Pool Balance (two Mortgage Loans representing 10.0% of the Group 1 Balance and one Mortgage Loan representing 27.0% of the Group 2 Balance), generally in accordance with the underwriting criteria described in ‘‘THE SPONSORS—Hypo Real Estate Capital Corporation’’ and ‘‘—HRECC’s Underwriting Standards’’.

SunTrust Bank, which is not a Sponsor, originated 25 of the Mortgage Loans, representing 4.0% of the Initial Pool Balance (22 Mortgage Loans representing 4.5% of the Group 1 Balance and three Mortgage Loans representing 2.1% of the Group 2 Balance).

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Bank of America, National Association	101	112	$2,391,448,875	68.0%	69.1%	63.4%
Eurohypo AG, New York Branch	22	37	521,840,000	14.8	16.5	7.6
Hypo Real Estate Capital Corporation	3	9	461,000,000	13.1	10.0	27.0
SunTrust Bank	25	25	141,365,739	4.0	4.5	2.1
Total	151	183	$3,515,654,613	100.0%	100.0%	100.0%

The Mortgage Loans were selected by the Mortgage Loan Sellers, with advice from the Underwriters as to the characteristics of the Mortgage Loans that will optimize marketability of the Certificates, from each Mortgage Loan Seller’s portfolio of multifamily and commercial mortgage loans, and were chosen to meet the requirements imposed by rating agencies to achieve the credit support percentages listed in the table entitled ‘‘Summary of Prospectus Supplement—Mortgage Pool’’ in the ‘‘EXECUTIVE SUMMARY’’ to this prospectus supplement.

Certain Terms and Conditions of the Mortgage Loans

Due Dates.     Each of the Mortgage Loans, other than 74 Mortgage Loans that are interest only until maturity (representing 80.4% of the Initial Pool Balance, 65 Mortgage Loans representing 77.8% of the Group 1 Balance and nine Mortgage Loans representing 92.0% of the Group 2 Balance), provides for scheduled Monthly Payments of principal and interest. Each of the Mortgage Loans provides for payments to be due on the Due Date. In addition, 41 Mortgage Loans (representing 14.2% of the Initial Pool Balance, 39 Mortgage Loans representing 16.8% of the Group 1 Balance and two Mortgage Loans representing 2.6% of the Group 2 Balance), provide for periods of interest only payments during a portion of their respective loan terms.

Mortgage Rates; Calculations of Interest.    Each of the Mortgage Loans bears interest at a per annum rate that is fixed for the remaining term of the Mortgage Loan. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged as shown in the following chart:

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
5.389% - 5.499%	39	$969,759,373	27.6%	20.3%	59.7%
5.500% - 5.749%	37	1,528,644,649	43.5	52.4	3.9
5.750% - 5.999%	47	518,249,249	14.7	11.2	30.2
6.000% - 6.249%	18	136,433,603	3.9	3.3	6.2
6.250% - 6.499%	6	295,084,368	8.4	10.3	—
6.500% - 6.725%	4	67,483,371	1.9	2.4	—
Total	151	$3,515,654,613	100.0%	100.0%	100.0%

Seventy-seven of the Mortgage Loans (representing 19.6% of the aggregate allocated amount of the Initial Pool Balance, 69 Mortgage Loans representing 22.2% of the aggregate allocated amount of the Group 1 Balance and eight Mortgage Loans representing 8.0% of the aggregate allocated amount of the Group 2 Balance), provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those Mortgage Loans. Thus, each of these Mortgage Loans will have a Balloon Payment due at its stated Maturity Date, unless prepaid prior thereto.

Most Mortgage Loans currently prohibit principal prepayments to some degree; however, certain of the Mortgage Loans impose ‘‘Prepayment Premiums’’ in connection with full or partial prepayments. Prepayment Premiums are payable to the Master Servicer as additional servicing compensation, to the extent not otherwise applied to offset Prepayment Interest Shortfalls, and may be waived by the Master Servicer in accordance with the servicing standard described under ‘‘Servicing of the Mortgage Loans—General’’ in this prospectus supplement.

Amortization of Principal.    Seventy-seven Mortgage Loans are Balloon Loans (representing 19.6% of the Initial Pool Balance, 69 Mortgage Loans representing 22.2% of the Group 1 Balance and eight Mortgage Loans representing 8.0% of the Group 2 Balance), in respect of which Balloon Payments will be due and payable on their respective Maturity Dates, unless prepaid prior thereto. In addition, 74 of the Mortgage Loans, representing 80.4% of the Initial Pool Balance, 65 Mortgage Loans representing 77.8% of the Group 1 Balance and nine Mortgage Loans representing 92.0% of the Group 2 Balance), provide for payments of interest only through to the end of their respective loan terms. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Balloon Loans May Present Greater Risk than Fully Amortizing Loans’’ in this prospectus supplement.

Prepayment Provisions.     The Mortgage Loans that permit voluntary prepayments generally provide for a sequence of periods with different conditions relating to voluntary prepayments consisting of one or more of the following:

(1) a Lockout Period during which voluntary prepayments are prohibited, followed by

(2) one or more Prepayment Premium Periods during which any voluntary principal prepayment is to be accompanied by a Prepayment Premium, followed by

(3) an Open Period during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

As of the Cut-off Date, two Mortgage Loans, representing 0.2% of the Initial Pool Balance (one Mortgage Loan representing 0.1% of the Group 1 Balance and one Mortgage Loan representing 0.8% of the Group 2 Balance), do not have a lockout period and are prepayable as of the first monthly payment date after the closing date accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid and thereafter become prepayable without an accompanying prepayment premium or yield maintenance charge prior to its maturity. Additionally, as of the Cut-off Date, one Mortgage Loan (representing 4.7% of the Initial Pool Balance and 5.8% of the Group 1 Balance) does not have a lockout period and is prepayable as of the first monthly payment date after the closing date accompanied by a yield maintenance charge calculated on the basis of a yield maintenance formula followed by a period where the related borrower has an option to prepay the Mortgage Loan subject to a yield maintenance charge calculated on the basis of a yield maintenance formula or defeasance and thereafter becomes prepayable without an accompanying prepayment premium or yield maintenance charge prior to its maturity.

The periods applicable to any particular Mortgage Loan are indicated in Annex A under the heading ‘‘Prepayment Penalty Description (Payments)’’. For example, Loan No. 3405700 is indicated as LO(48)/GRTR1%PPMTorYM(67)/OPEN(5), meaning that such Mortgage Loan has a Lockout Period for the first 48 payments, has a period for the following 67 payments during which the greater of a 1% prepayment premium and a yield maintenance charge applies, followed by an Open Period of five payments, including the payment due on the Maturity Date, during which no Prepayment Premium would apply to any voluntary prepayment.

Voluntary principal prepayments (after any Lockout Period) may be made in full or in some cases in part, subject to certain limitations and, during a Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lockout Periods ranged from zero to 176 scheduled monthly payments (zero to 176 scheduled monthly payments in Loan Group 1 and zero to 117 scheduled Monthly Payments in Loan Group 2). As of the Cut-off Date, the weighted average remaining Lockout Period was 69 Monthly Payments (68 Monthly Payments in Loan Group 1 and 75 Monthly Payments in Loan Group 2). As of the Cut-off Date, the Open Period ranged from one to 25 Monthly Payments (one to 25 Monthly Payments for Loan Group 1 and one to 25 Monthly Payments for Loan Group 2) prior to and including the final Monthly Payment at maturity. The weighted average Open Period was five Monthly Payments (five Monthly Payments in Loan Group 1 and five Monthly Payments in Loan Group 2). Prepayments Premiums on the Mortgage Loans are generally calculated on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid). The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A to this prospectus supplement.

As more fully described in this prospectus supplement, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under ‘‘Description of the Certificates—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment Premium. In addition, generally no prepayment premium or yield maintenance charge is payable with respect to a prepayment due to a condemnation or casualty. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Prepayment Premiums and Yield Maintenance Charges Present Special Risks’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the accompanying prospectus.

Defeasance.    One hundred eleven of the Mortgage Loans (representing 80.6% of the Initial Pool Balance, 98 Mortgage Loans representing 83.0% of the Group 1 Balance and 13 Mortgage Loans representing 69.7% of the Group 2 Balance) provided no event of default exists, permit the applicable borrower at any time during the related Defeasance Period, which is at least two years from the Delivery Date; to obtain a release of a Mortgaged Property from the lien of the related Mortgage Loan by exercising the Defeasance Option. The borrower must meet certain conditions to exercise its Defeasance Option; provided that no event of default exists. Among other conditions, the borrower must pay on the related Release Date:

(1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date;

(2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith; and

(3) the related Collateral Substitution Deposit.

In addition, the borrower must deliver a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and, generally, an opinion of counsel to such effect.

Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan. In general, a successor borrower established or designated pursuant to the related loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. Under the Pooling and Servicing Agreement, the Master Servicer is required to enforce any provisions of the related loan documents that require, as a condition to the exercise by the borrower of any defeasance rights, that the borrower pay any costs and expenses associated with such exercise.

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

Additional Prepayment Provisions.     Twelve of the Mortgage Loans, (representing 13.8% of the Initial Pool Balance 17.0% of the Group 1 Balance), have holdbacks or letters of credit. Certain of these Mortgage Loans provide that in the event that certain conditions specified in the related loan documents are not satisfied, such holdbacks or letters of credit may be applied to reduce the outstanding principal balance of the Mortgage Loan, in which event the amortization schedule may be recast. For more information regarding the Mortgage Loans with holdbacks and/or letters of credit, see ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement.

There may be other Mortgage Loans that provide that in the event that certain conditions specified in the related loan documents are not satisfied, an upfront ‘‘earnout’’ reserve may be applied to reduce the outstanding principal balance of the Mortgage Loan, in which event the amortization schedule may be recast. For further information, see ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ and the footnotes to Annex A to this prospectus supplement.

Release or Substitution of Properties

The Mortgage Loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties generally require that: (1) prior to the release of a related Mortgaged Property, at least 110% of the allocated loan amount for the related Mortgaged Property be defeased (or, in some instances, prepaid) and (2) certain debt service coverage ratio and LTV Ratio tests be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

In the case of one Mortgage Loan (Loan No. 3406386, representing 5.0% of the Initial Pool Balance and 6.1% of the Group 1 Balance), the related loan documents permit the related borrower to obtain the release of the portion of the related Mortgaged Property identified in the related loan documents as the ‘‘Trinity Tract’’, subject to the satisfaction of certain conditions, including, but not limited to: (i) the Trinity Tract is transferred to an unaffiliated third party; (ii) such release must not occur on a date that is within the period commencing 30 days prior to and terminating 30 days after the securitization of such Mortgage Loan; and (iii) the debt service coverage ratio of such Mortgaged Property after giving effect to such release will be greater than 1.60x (based upon (A) the net operating income reflected in the financial statements for the such Mortgaged Property prepared by Hilton Hotels Corporation or any replacement qualified manager and (B) the actual interest only debt service).

The borrower under one Mortgage Loan (Loan No. 104, representing 5.0% of the initial pool balance and 27.0% of the Group 2 Balance), will be permitted, on or after February 1, 2009, to obtain the release of an individual property with the payment of a release price equal to the greater of: (A) (i) 100% of the allocated loan amount with respect to the first $115,300,000; (ii) 110% of the allocated loan amount with respect to the second $115,300,000; and (iii) 120% of the allocated loan amount with respect to the third $115,300,000, (B) an amount which would result in the debt service coverage ratio for all remaining Rockwood Ross Multifamily Portfolio Mortgaged Properties being greater or equal to 1.20x (on an interest-only basis) or (C) an amount which would result in the debt service coverage ratio for all remaining Rockwood Ross Multifamily Portfolio Mortgaged Properties being greater or equal to the debt service coverage ratio immediately prior to such release. In addition, the borrower must pay the mortgagee: (i) the related yield maintenance premium calculated on the release price,

(ii) interest through the end of the related interest accrual period if the partial release does not occur on a payment date of the Rockwood Ross Multifamily Portfolio Mortgage Loan and (iii) certain costs and expenses. Furthermore, the partial release may not alter the borrower’s obligations under the related loan documents, except that existing escrow accounts will be adjusted accordingly with respect to the release of funds previously allocated to the released properties.

The borrower under one Mortgage Loan (Loan No. 200), representing 2.8% of the Initial Pool Balance and (3.5% of the Group 1 Balance), which Mortgage Loan is secured by multiple properties, will be permitted, subject to certain conditions, to obtain the release of an individual Mortgaged Property through partial defeasance at a release price equal to: (a) 100% of the allocated loan amount with respect to an amount less than $50,000,000 of the original Mortgage Note to be defeased; (b) 115% of the allocated loan amount with respect to a partial defeasance equal to $50,000,000 (inclusive of the amounts set forth in clause (a) above) but less than $100,000,000 of the original Mortgage Note to be defeased; and (c) 125% of the allocated loan amount with respect to a partial defeasance equal to or above $100,000,000 (inclusive of the amounts set forth in clauses (a) and (b) above) of the original Mortgage Note to be defeased. The conditions to the release of a Mortgaged Property include that: (i) after giving effect to such release, the debt service coverage ratio for the Mortgaged Properties then remaining subject to the lien of the Mortgage shall be at least equal to the greater of (x) the debt service coverage ratio as of the date of origination, and (y) the lesser of (A) the debt service coverage ratio for all of the then remaining Mortgaged Properties (including the individual Mortgaged Property to be released) for the 12 full calendar months immediately preceding the release of the individual Mortgaged Property and (B) 2.0x; (ii) after giving effect to such release, the loan-to-value ratio for the Mortgaged Properties then remaining subject to the lien of the Mortgage shall not exceed the lesser of (x) the loan-to-value ratio as of the date of origination, and (y) the greater of (A) the loan-to-value ratio for all of the then remaining Mortgaged Properties (including the individual Mortgaged Property to be released) immediately preceding the release of the individual Mortgaged Property and (B) 60%; and (iii) and receipt of applicable rating agency ‘‘no downgrade’’ confirmations.

In the case of one Mortgage Loan (Loan No. 300), representing 1.7% of the Initial Pool Balance (2.0% of the Group 1 Balance), the loan documents permit the borrower to obtain the release of one or more parcels or outlots proposed to be transferred to a third party in connection with the expansion or other development of the Mortgaged Property, without payment of a release price, upon satisfaction of certain conditions, including but not limited to, that the parcel is vacant, non-income producing and unimproved or improved by landscaping, utility facilities that are readily locatable or surface parking except if the parcel is an anchor parcel that the borrower purchased after origination. In addition, the related loan documents permit the borrower to obtain a release of one or more parcels or outlots by substituting another parcel provided that certain conditions in the related loan documents are satisfied, including (i) the portion to be released must be vacant, non-income producing and unimproved or improved by landscaping, utility facilities that are readily relocatable or surface parking, and (ii) simultaneously with such release, the borrower must acquire title to a parcel of real property reasonably equivalent in use, value and condition to the portion to be released and the mortgage must be spread to such substitute parcel. The borrower is also entitled to obtain the release of one or more anchor parcels acquired after the origination date and proposed to be transferred to a third party, without payment of a release price, upon satisfaction of certain conditions specified in the loan documents.

In the case of one Mortgage Loan (Loan No. 400, representing 1.4% of the Initial Pool Balance and 1.7% of the Group 1 Balance), the loan documents permit the borrower to obtain the release of a portion of the Mortgaged Property consisting of the property relating to four golf holes, subject to the satisfaction of certain conditions, including, but not limited to: (i) the borrower grants the lender a first priority lien on a replacement parcel adjacent to the golf course on the Mortgaged Property and (ii) the replacement parcel consists of property relating to up to four golf holes, and is substantially the same size and in substantially the same condition as the released parcel.

In the case of one Mortgage Loan (Loan No. 3405700, representing 0.5% of the Initial Pool Balance and 0.6% of the Group 1 Balance), the related loan documents permit the related borrower, any time after the scheduled payment date in April 2011, to obtain the release of a portion of the related Mortgaged Property, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default exists; (ii) payment of 125% of the allocated loan amount set forth in the related loan agreement; (iii) the debt service coverage ratio for the 12 calendar months immediately preceding such release must be at least equal to 1.20x; and (iv) the loan-to-value ratio immediately following such release must be no higher than 70%.

In the case of one Mortgage Loan (Loan No. 3404871, representing 0.3% of the Initial Pool Balance and 0.4% of the Group 1 Balance), the related loan documents permit the related borrower to obtain the release of a portion of the related Mortgaged Property, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default exists; (ii) payment of 110% of the allocated loan amount set forth in the related loan agreement; (iii) the debt service coverage ratio for the remaining Mortgaged Property must not be less than 1.25x; (iv) the loan-to-value ratio immediately following such release must not be greater than 75%; and (v) delivery of confirmation from the Rating Agencies that such a release will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving such Mortgage Loan.

In the case of one Mortgage Loan (Loan No. 1300, representing 0.3% of the Initial Pool Balance and 0.3% of the Group 1 Balance), which Mortgage Loan is secured by two Mortgaged Properties (the ‘‘Staples Center Property’’ and the ‘‘Moquin Property’’), the related loan documents permit the borrower to obtain the release of an individual Mortgaged Property, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default exists; (ii) payment of 125% of the allocated loan amount set forth in the related loan agreement; (iii) the debt service coverage ratio for the remaining Mortgaged Property must be at least equal to the greater of (a) the debt service coverage ratio for the 12 calendar months immediately preceding the origination date or (b) the debt service coverage ratio for the 12 calendar months immediately preceding the date of such release and (iv) the loan-to-value ratio for the remaining Mortgaged Property must be equal to no more than the lesser of (a) the loan-to-value ratio immediately preceding the origination date (without giving effect to the release) and (b) the loan-to-value ratio immediately preceding the date of such release (without giving effect to the release). Notwithstanding the foregoing, the borrower will only have the right to partially defease the portion of the Mortgage Loan allocated to the Staples Center Property if (i) the Moquin Property has previously been defeased or (ii) certain conditions relating to occupancy have been met.

In the case of one Mortgage Loan (Loan No. 3404238, representing 0.2% of the Initial Pool Balance and 0.3% of the Group 1 Balance), the related loan documents permit the related borrower to obtain the release of a portion of the related Mortgaged Property, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default exists; and (ii) delivery by the Borrower to the mortgagee of (A) a perpetual easement which grants the Borrower the right to use the released parcel without cost, (B) evidence that the remaining Mortgaged Property following such release constitutes a separate tax lot for tax and assessment purposes and has been transferred to an entity other than the Borrower or any entity whose sole asset is it’s interest in the Borrower and (C) confirmation that such release does not give rise to any right of a tenant to terminate its lease or otherwise have a material adverse effect.

In the case of one Mortgage Loan (Loan No. 3403893, representing 0.5% of the Initial Pool Balance and 0.7% of the Group 1 Balance), the related loan documents permit the related borrower to obtain the release of a portion of the related Mortgaged Property, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default exists; (ii) payment of 110% of the allocated loan amount set forth in the related loan agreement; and (iii) the debt service coverage ratio after giving effect to the release must be greater than or equal to (a) the debt service coverage ratio for the 12 calendar months immediately preceding such release or (b) 1.15x.

The borrower under one set of two Cross-Collateralized Mortgage Loans (Loan Numbers 3404557 and 3404556, representing 0.1% of the Initial Pool Balance and 0.2% of the Group 1 Balance) is permitted to terminate the cross-default and cross-collateralization arrangement and to thereby obtain a release of the related Mortgaged Property, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including, among others that: (i) the debt service coverage ratio immediately after the release must be greater than or equal to the greater of the debt service coverage ratio immediately preceding the release and the debt service coverage ratio as of the closing date and (ii) the loan-to-value immediately after the release must be less than or equal to the lower of 72% and the loan-to-value immediately preceding the release.

Furthermore, certain Mortgage Loans permit the release of specified parcels of real estate, improvements or air rights that secure such Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraisal Value or Underwritten Cash Flow. Such parcels of real estate, improvements or air rights are permitted to be released without payment of a release price and consequent reduction of the principal balance of the related Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

Performance Escrows and Letters of Credit

In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage levels. Such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will be entitled to review any determination by the Master Servicer that such conditions have or have not been satisfied. Additionally, such mortgage loans allow or, in certain cases, require that such escrowed funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met. If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, the mortgagee will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard. If such funds are applied to reduce the principal balance of the Mortgage Loan, the Trust Fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related loan documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment. In addition, certain other Mortgage Loans have performance escrows or letters of credit; however, these Mortgage Loans do not contain conditions allowing the mortgagee to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’.

‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions

The Mortgage Loans generally contain both ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the mortgagee. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information—Additional Financing’’ in this prospectus supplement. Certain of the Mortgage Loans permit such sale, transfer or further encumbrance of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the mortgagee. The Master Servicer and/or the Special Servicer, as applicable, will determine, in a manner consistent with the Servicing Standard and with the REMIC provisions, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan (except with respect to the One Park Avenue Pari Passu Mortgage Loan, the servicing of which is governed by the One Park Avenue Pooling Agreement and except with respect to the ChampionsGate Hotel Pari Passu Mortgage Loan, the servicing of which is governed by the ChampionsGate Hotel Pooling Agreement) upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided that the Master Servicer will not waive any right that it may have, or grant any consent that it may otherwise withhold without obtaining the consent of the Special Servicer. The Special Servicer’s consent will be deemed given if it does not respond within 15 business days following receipt by the Special Servicer of the Master’s Servicer’s request for such consent and all information reasonably requested by the Special Servicer as such time frame will be extended if the Special Servicer is required to seek the consent of any mezzanine holder or the consent of the Directing Certificateholder, the related Controlling Holder or any Rating Agency, as described below. In addition, the Special Servicer will not waive any right it has, or grant any consent that it may otherwise withhold, under any related ‘‘due-on-sale’’ or ‘‘due-on- encumbrance’’ clause for any Non-Specially Serviced Mortgage Loan or any Specially Serviced Mortgage Loan (other than an A/B Whole Loan; provided that a Control Appraisal Period does not exist with respect to the related A/B Whole Loan as described below) unless the Directing Certificateholder or the related Controlling Holder has approved such waiver and consent which approval will be deemed given if the Directing Certificateholder or the related Controlling Holder does not respond within ten business days after the Special Servicer has given a written notice of the matter and a written explanation of the surrounding circumstances and a request for approval of a waiver or consent (except with respect to the One Park Avenue Pari Passu Mortgage Loan, the servicing of which is governed by the One Park Avenue Pooling Agreement and except with respect to the ChampionsGate Hotel Pari Passu Mortgage Loan, the servicing of which is governed by the ChampionsGate Hotel Pooling Agreement) related to the ‘‘due-on-encumbrance’’ or ‘‘due-on-sale clause’’ to the Directing Certificateholder or the related Controlling Holder.

With respect to each A/B Whole Loan, if a Control Appraisal Period does not exist, the Special Servicer with respect to those time periods when the related Mortgage Loan is a Specially Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause without obtaining the consent of the related Controlling Holder. In each case that the consent of the related Controlling Holder is required with respect to a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ provision, such party’s consent will be deemed granted if such party does not respond to a request for its consent within ten business days of its receipt of a written notice of the matter, a written explanation of the surrounding circumstances and reasonable supporting material and relevant documents.

Notwithstanding the foregoing, with respect to any Mortgage Loan (except with respect to the One Park Avenue Pari Passu Mortgage Loan, the servicing of which is governed by the One Park Avenue Pooling Agreement and except with respect to the ChampionsGate Hotel Pari Passu Mortgage Loan, the servicing of which is governed by the ChampionsGate Hotel Pooling Agreement) that (i) has a then outstanding principal balance of greater than $5,000,000, and represents greater than 5.0% of the then outstanding principal balance of the Mortgage Pool, (ii) has a then outstanding principal balance of greater than $35,000,000 or (iii) has a then outstanding principal balance of greater than $5,000,000 and is one of the ten largest Mortgage Loans based on the then outstanding principal balance of the Mortgage Pool, neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related ‘‘due-on-sale’’ clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling and Servicing Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates. In addition, with respect to any Mortgage Loan (except with respect to the One Park Avenue Pari Passu Mortgage Loan, the servicing of which is governed by the One Park Avenue Pooling Agreement and except with respect to the ChampionsGate Hotel Pari Passu Mortgage Loan, the servicing of which is governed by the ChampionsGate Hotel Pooling Agreement) that (i) represents greater than 2.0% of the then outstanding principal balance of the Mortgage Pool, (ii) is one of the ten largest Mortgage Loans or Cross-Collateralized Set of Mortgage Loans based on the then outstanding principal balance, (iii) has a then outstanding principal balance of greater than $20,000,000 or (iv) after taking into consideration any additional indebtedness secured by the Mortgaged Property and any mezzanine debt, the loan to value ratio for such Mortgage Loan would be greater than 85% or the debt service coverage ratio would be less than 1.20x, neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related ‘‘due-on-encumbrance’’ clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling and Servicing Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates. Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related Mortgage Loan could be delayed. See ‘‘The Pooling and Servicing Agreements—Due-on-Sale and Due-on-Encumbrance Provisions’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the accompanying prospectus.

One Park Avenue Pari Passu Whole Loan

One Mortgage Loan (Loan No. 3405209, representing 5.3% of the Initial Pool Balance and 6.5% of the group 1 balance) (the ‘‘One Park Avenue Pari Passu Mortgage Loan’’), is part of a whole loan referred to as the ‘‘One Park Avenue Pari Passu Whole Loan’’. The One Park Avenue Pari Passu Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the ‘‘One Park Avenue Pari Passu Note A-1’’ (with an aggregate principal balance as of the Cut-off Date of $187,500,000) and the ‘‘One Park Avenue Pari Passu Note A-2’’ (with an aggregate principal balance as of the Cut-off Date of $187,500,000) secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘One Park Avenue Mortgaged Property’’). Only the One Park Avenue Pari Passu Note A-2 is included in the Trust Fund and is sometimes referred to as the One Park Avenue Pari Passu Mortgage Loan. See also ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS—One Park Avenue’’ in ANNEX C to this prospectus supplement.

The One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2 have the same maturity date and amortization term. The One Park Avenue Pari Passu Note A-1 is currently held by the Banc of America Commercial Mortgage Trust 2007-2 and each mortgage loan that comprises the One Park Avenue Pari Passu Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2 (the ‘‘One Park Avenue Pooling Agreement’’) by Bank of America, National Association (the ‘‘One Park Avenue Master Servicer’’) and LNR Partners, Inc. (the ‘‘One Park Avenue Special Servicer’’), as applicable, according to the servicing standard specified therein.

An intercreditor agreement (the ‘‘One Park Avenue Intercreditor Agreement’’) between the holder of the One Park Avenue Pari Passu Note A-1 and the holder of the One Park Avenue Pari Passu Note A-2 sets forth the rights of the noteholders. The One Park Avenue Intercreditor Agreement generally provides that the Mortgage Loans that comprise the One Park Avenue Pari Passu Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standard.

The One Park Avenue Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the One Park Avenue Pari Passu Whole Loan will be allocated pro rata among the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2. Pursuant to the terms of the One Park Avenue Intercreditor Agreement, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the One Park Avenue Intercreditor Agreement, all payments and proceeds received with respect to the One Park Avenue Pari Passu Whole Loan will be generally paid in the following manner:

(i) first, pro rata, based on the interest accrued on the outstanding principal balances of the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2, to (a) the holder of the One Park Avenue Pari Passu Note A-1 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the One Park Avenue Pari Passu Note A-1, and to (b) the holder of the One Park Avenue Pari Passu Note A-2 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the One Park Avenue Pari Passu Note A-2;

(ii) second, to each of the holder of the One Park Avenue Pari Passu Note A-1 and the holder of the One Park Avenue Pari Passu Note A-2, in an amount equal to its pro rata portion, based on the then outstanding principal balances of the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2, of all principal payments collected on the One Park Avenue Pari Passu Whole Loan, to be applied in reduction of the outstanding principal balances of the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2;

(iii) third, any default interest in excess of the interest paid in accordance with clause (i) of this paragraph, to the extent collected and not applied to Advance Interest or Additional Trust Fund Expenses (or as otherwise described under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement), or payable to any party other than a holder of one of the One Park Avenue pari passu notes, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the One Park Avenue Pari Passu Note A-1 and to the holder of the One Park Avenue Pari Passu Note A-2, each in an amount equal to their pro rata portion of such default interest (based on the then outstanding principal balances of the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2);

(iv) fourth, any amounts that represent late payment charges, other than Prepayment Premiums or default interest, actually collected on the One Park Avenue Pari Passu Whole Loan, to the extent not applied to Advance Interest or Additional Trust Fund Expenses (or as otherwise described under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement), or payable to any party other than a holder of a One Park Avenue pari passu note, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the One Park Avenue Pari Passu Note A-1 and the holder of the One Park Avenue Pari Passu Note A-2, each in an amount equal to their pro rata portion of such amounts (based on the then outstanding principal balances of the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2); and

(v) fifth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to any party other than a holder of a One Park Avenue pari passu note pursuant to the Pooling and Servicing Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (iv) of this paragraph, to the holder of the One Park Avenue Pari Passu Note A-1 and the holder of the One Park Avenue Pari Passu Note A-2, each in an amount equal to their pro rata portion of such excess (based on the original principal balances of the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2).

If the Master Servicer, the Special Servicer or the Trustee makes any Servicing Advance that becomes a Nonrecoverable Advance or pays any fees, costs or expenses that related directly to the servicing of the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2 as to which such party is entitled to be reimbursed pursuant to the Pooling and Servicing Agreement (including Master Servicing Fees, Special Servicing Fees, Liquidation Fees and Workout Fees) and such party is unable to recover any proportionate share of such Advance, fees, costs or expenses, including interest thereon, as contemplated above, the holders of such note will be jointly and severally liable for such Servicing Advance, fees, costs or expenses, including interest thereon. If any of the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2 is an asset of a securitization, the related trust will assume, as the holder of the applicable note, the foregoing obligations and the One Park Avenue Master Servicer, the One Park Avenue Special Servicer or the One Park Avenue Trustee, as the case may be, may seek the entire unpaid balance of such Advance, fees, costs or expenses, including interest thereon, from general collections in the Banc of America Commercial Mortgage Trust 2007-2 collection account.

Sale of Defaulted Mortgage Loan.    Under the One Park Avenue Pooling Agreement, if the One Park Avenue Pari Passu Note A-1 is subject to a fair value purchase option, the One Park Avenue Special Servicer will be required to determine the purchase price of the One Park Avenue Pari Passu Note A-1 and One Park Avenue Pari Passu Note A-2. Each option holder specified under ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement will have an option to purchase the One Park Avenue Pari Passu Note A-2 (and the option holders specified in the One Park Avenue Pooling Agreement will have an option to purchase the One Park Avenue Pari Passu Note A-1), at the purchase price determined by the One Park Avenue Special Servicer.

Hilton Anatole Pari Passu Whole Loan

One Mortgage Loan (Loan No. 3406386, representing 5.0% of the Initial Pool Balance and 6.1% of the group 1 balance) (the ‘‘Hilton Anatole Pari Passu Mortgage Loan’’), is part of a whole loan referred to as the ‘‘Hilton Anatole Pari Passu Whole Loan’’. The Hilton Anatole Pari Passu Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the ‘‘Hilton Anatole Pari Passu Note A-1’’ (with an aggregate principal balance as of the Cut-off Date of $175,000,000) and the ‘‘Hilton Anatole Pari Passu Note A-2’’ (with an aggregate principal balance as of the Cut-off Date of $175,000,000) secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘Hilton Anatole Mortgaged Property’’). Only the Hilton Anatole Pari Passu Note A-1 is included in the Trust Fund and is sometimes referred to as the Hilton Anatole Pari Passu Mortgage Loan. See also ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS—Hilton Anatole’’ in ANNEX C to this prospectus supplement.

The Hilton Anatole Pari Passu Note A-1 and the Hilton Anatole Pari Passu Note A-2 have the same maturity date and amortization term. The Hilton Anatole Pari Passu Note A-2 is currently held by Bank of America, National Association or an affiliate thereof. The Hilton Anatole Pari Passu Note A-2 or a portion thereof may be included in a future securitization. The Hilton Anatole Pari Passu Note A-2 may be sold or transferred at any time (subject to compliance with the terms of the related intercreditor agreement).

An intercreditor agreement (the ‘‘Hilton Anatole Intercreditor Agreement’’) between the holder of the Hilton Anatole Pari Passu Note A-1 and the holder of the Hilton Anatole Pari Passu Note A-2 sets forth the rights of the noteholders. The Hilton Anatole Intercreditor Agreement generally provides that the Mortgage Loans that comprise the Hilton Anatole Pari Passu Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standard.

The Hilton Anatole Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Hilton Anatole Pari Passu Whole Loan will be allocated pro rata among the Hilton Anatole Pari Passu Note A-1 and the Hilton Anatole Pari Passu Note A-2. Pursuant to the terms of the Hilton Anatole Intercreditor Agreement, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Hilton Anatole Intercreditor Agreement, all payments and proceeds received with respect to the Hilton Anatole Pari Passu Whole Loan will be generally paid in the following manner:

(i) first, pro rata, based on the interest accrued on the outstanding principal balances of the Hilton Anatole Pari Passu Note A-1 and the Hilton Anatole Pari Passu Note A-2, to (a) the holder of the Hilton Anatole Pari Passu Note A-1 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Hilton Anatole Pari Passu Note A-1, and to (b) the holder of the Hilton Anatole Pari Passu Note A-2 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Hilton Anatole Pari Passu Note A-2;

(ii) second, to each of the holder of the Hilton Anatole Pari Passu Note A-1 and the holder of the Hilton Anatole Pari Passu Note A-2, in an amount equal to its pro rata portion, based on the then outstanding principal balances of the Hilton Anatole Pari Passu Note A-1 and the Hilton Anatole Pari Passu Note A-2, of all principal payments collected on the Hilton Anatole Pari Passu Whole Loan, to be applied in reduction of the outstanding principal balances of the Hilton Anatole Pari Passu Note A-1 and the Hilton Anatole Pari Passu Note A-2;

(iii) third, any default interest in excess of the interest paid in accordance with clause (i) of this paragraph, to the extent collected and not applied to Advance Interest or Additional Trust Fund Expenses (or as otherwise described under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement), or payable to any party other than a holder of one of the Hilton Anatole pari passu notes, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the Hilton Anatole Pari Passu Note A-1 and to the holder of the Hilton Anatole Pari Passu Note A-2, each in an amount equal to their pro rata portion of such default interest (based on the then outstanding principal balances of the Hilton Anatole Pari Passu Note A-1 and the Hilton Anatole Pari Passu Note A-2);

(iv) fourth, any amounts that represent late payment charges, other than Prepayment Premiums or default interest, actually collected on the Hilton Anatole Pari Passu Whole Loan, to the extent not applied to Advance Interest or Additional Trust Fund Expenses (or as otherwise described under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement), or payable to any party other than a holder of a Hilton Anatole pari passu note, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the Hilton Anatole Pari Passu Note A-1 and the holder of the Hilton Anatole Pari Passu Note A-2, each in an amount equal to their pro rata portion of such amounts (based on the then outstanding principal balances of the Hilton Anatole Pari Passu Note A-1 and the Hilton Anatole Pari Passu Note A-2); and

(v) fifth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to any party other than a holder of a Hilton Anatole pari passu note pursuant to the Pooling and Servicing Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (iv) of this paragraph, to the holder of the Hilton Anatole Pari Passu Note A-1 and the holder of the Hilton Anatole Pari Passu Note A-2, each in an amount equal to their pro rata portion of such excess (based on the original principal balances of the Hilton Anatole Pari Passu Note A-1 and the Hilton Anatole Pari Passu Note A-2).

If the Master Servicer, the Special Servicer or the Trustee makes any Servicing Advance that becomes a Nonrecoverable Advance or pays any fees, costs or expenses that related directly to the servicing of the Hilton Anatole Pari Passu Note A-1 and the Hilton Anatole Pari Passu Note A-2 as to which such party is entitled to be reimbursed pursuant to the Pooling and Servicing Agreement (including Master Servicing Fees, Special Servicing Fees, Liquidation Fees and Workout Fees) and such party is unable to recover any proportionate share of such Advance, fees, costs or expenses, including interest thereon, as contemplated above, the holders of such note will be jointly and severally liable for such Servicing Advance, fees, costs or expenses, including interest thereon. If any of the Hilton Anatole Pari Passu Note A-1 and the Hilton Anatole Pari Passu Note A-2 is an asset of a securitization, the related trust will assume, as the holder of the applicable note, the foregoing obligations and the Master Servicer, the Special Servicer or the Trustee, as the case may be, may seek the entire unpaid balance of such Advance, fees, costs or expenses, including interest thereon, from general collections in the related Trust’s collection account.

Sale of Defaulted Mortgage Loan.    Under the Pooling and Servicing Agreement, if the Hilton Anatole Pari Passu Note A-1 is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for the Hilton Anatole Pari Passu Note A-1. Each option holder will have an option to purchase the Hilton Anatole Pari Passu Note A-1 and the holders of the Hilton Anatole Pari Passu Note A-2 (or its designees) will have an option to purchase the Hilton Anatole Pari Passu Note A-2 at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan

One Mortgage Loan (Loan No. 104, representing 5.0% of the Initial Pool Balance and 27.0% of the Group 2 Balance) (the ‘‘Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan’’), is part of a whole loan referred to as the ‘‘Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan’’. The Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the ‘‘Rockwood Ross Multifamily Portfolio Pari Passu Note A-1’’ (with a principal balance as of the Cut-off Date of $175,000,000) and the ‘‘Rockwood Ross Multifamily Portfolio Pari Passu Note A-2’’ (with a principal balance as of the Cut-off Date of $100,000,000) secured by the same mortgage instrument on the related Mortgaged Properties (the ‘‘Rockwood Ross Multifamily Portfolio Mortgaged Properties’’). Only the Rockwood Ross Multifamily Portfolio Pari Passu Note A-1 is included in the Trust Fund and is sometimes referred to as the Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan. See also ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS—Rockwood Ross Multifamily Portfolio’’ in ANNEX C to this prospectus supplement.

The Rockwood Ross Multifamily Portfolio Pari Passu Note A-1 and the Rockwood Ross Multifamily Portfolio Pari Passu Note A-2 have the same maturity date. The Rockwood Ross

Multifamily Portfolio Pari Passu Note A-2 is currently owned by Hypo Real Estate Capital Corporation, or an affiliate thereof. The Rockwood Ross Multifamily Portfolio Pari Passu Note A-2 may be sold or transferred at any time or included in a future securitization, subject to compliance with the terms of the related intercreditor agreement (the ‘‘Rockwood Ross Multifamily Portfolio Intercreditor Agreement’’). The Rockwood Ross Multifamily Portfolio Intercreditor Agreement permits Hypo Real Estate Capital Corporation or an affiliate thereof, so long as it is the holder of the Rockwood Ross Multifamily Portfolio Pari Passu Note A-2, to sell such loan at any time or to divide such retained mortgage loan into one or more ‘‘component’’ pari passu notes in the aggregate principal amount equal to the then outstanding mortgage loan being allocated, provided that, among other things, the aggregate principal balance of the new pari passu mortgage loans following such amendments is no greater than the aggregate principal balance of the Rockwood Ross Multifamily Portfolio Pari Passu Note A-2 prior to such amendments.

For the purpose of the information presented in this prospectus supplement with respect to the Rockwood Ross Multifamily Portfolio Pari Passu Note A-1, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan.

General. The Rockwood Ross Multifamily Portfolio Pari Passu Note A-1 will be serviced pursuant to the terms of the Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Rockwood Ross Multifamily Portfolio Pari Passu Note A-1 will be effected in accordance with the Pooling and Servicing Agreement). The Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the Rockwood Ross Multifamily Portfolio Pari Passu Note A-1 unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Rockwood Ross Multifamily Portfolio Pari Passu Note A-1 and (ii) Property Advances with respect to Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Rockwood Ross Multifamily Portfolio Pari Passu Note A-1 or the Rockwood Ross Multifamily Portfolio Note A-2.

Distributions. The holders of the Rockwood Ross Multifamily Portfolio Pari Passu Note A-1 and the Rockwood Ross Multifamily Portfolio Pari Passu Note A-2 have entered into the Rockwood Ross Multifamily Portfolio Intercreditor Agreement that sets forth the respective rights of each of the holders of the Rockwood Ross Multifamily Portfolio Pari Passu Note A-1 and provides, in general, that:

•	the Rockwood Ross Multifamily Portfolio Pari Passu Note A-1 and the Rockwood Ross Multifamily Portfolio Pari Passu Note A-2 are of equal priority with each other and no portion of either of them will have priority or preference over the other; and

•	all payments, proceeds and other recoveries on or in respect of the Rockwood Ross Multifamily Portfolio Pari Passu Note A-1 and the Rockwood Ross Multifamily Portfolio Pari Passu Note A-2 will be applied to the Rockwood Ross Multifamily Portfolio Pari Passu Note A-1 and the Rockwood Ross Multifamily Portfolio Pari Passu Note A-2 on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer and the Trustee) in accordance with the terms of the Pooling and Servicing Agreement.

Consultation and Consent. In the event a decision is to be made with respect to any of the actions listed below or any other decisions that require approval of the Directing Certificateholder under the Pooling and Servicing Agreement or under the Rockwood Ross Multifamily Portfolio Intercreditor Agreement, the Master Servicer or the Special Servicer, as applicable, is to provide the holder of the Rockwood Ross Multifamily Portfolio Pari Passu Note A-2 prompt notice that such a determination is to be made. The holder of the Rockwood Ross Multifamily Portfolio Pari Passu Note A-2 or its representative has the non-binding right to consult with the Master Servicer or Special Servicer, as applicable, with respect to any such action. Pursuant to the Rockwood Ross Multifamily Portfolio Intercreditor Agreement, each holder of the Rockwood Ross Multifamily Portfolio Pari Passu Note A-1 and the Rockwood Ross Multifamily Portfolio Pari Passu Note A-2 may consult separately with the Master Servicer or the Special Servicer, as applicable, about a particular course of action. Approval from the Directing Certificateholder is required with respect to the following:

•	any modification or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, that relates to any exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan, a modification or waiver of any other monetary term of the Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring the Rockwood Ross Multifamily Portfolio Mortgaged Property;

•	the waiver of any ‘‘due-on-sale’’ clause and/or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

•	any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the Mortgaged Property if the Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan should become a specially serviced loan and continue in default or any acquisition of Rockwood Ross Multifamily Portfolio Mortgaged Property by deed in lieu of foreclosure;

•	any proposed or actual sale of the REO Property or the Rockwood Ross Multifamily Portfolio Pari Passu Note A-1 (other than in connection with exercise of the fair value purchase option, the termination of the trust fund pursuant to the Pooling and Servicing Agreement, or the purchase of the Rockwood Ross Multifamily Portfolio Pari Passu Note A-1 by the related mortgage loan seller under the Pooling and Servicing Agreement and/or the related Purchase Agreement by reason of a breach of a representation or warranty or a document defect);

•	any release of the related borrower, any guarantor or other obligor from liability;

•	any modification or amendment of, or waiver of any term of the Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan that would result in a discounted pay-off;

•	any action to bring the Mortgaged Property, or REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Rockwood Ross Multifamily Portfolio Mortgaged Property;

•	any substitution or release of collateral or acceptance of additional collateral for the Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a ‘‘curb-cut’’) unless required by the related mortgage loan documents;

•	any consent, waiver or approval with respect to any change in the property management at any property securing the Rockwood Ross Multifamily Portfolio Whole Loan;

•	any adoption or approval of a plan in a bankruptcy of the borrower;

•	any consent to the execution of a new lease, the amendment, modification, waiver or termination of any major lease to the extent lender’s approval is required under the mortgage loan documents; or

•	any renewal or replacement of the then-existing insurance policies (to the extent the lender’s approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any material insurance requirements under the related mortgage loan documents.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the Special Servicer or the Master Servicer by the Directing Certificateholder or the holders of the Rockwood Ross Multifamily Portfolio Pari Passu Note A-1, in no event will the Special Servicer or the Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related mortgage loan documents.

In the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the Rockwood Ross Multifamily Portfolio Pari Passu Note A-1 (as a collective whole), the Master Servicer or the Special Servicer, as applicable, may take any such action without waiting for the instruction of the Directing Certificateholder or the holders of the Rockwood Ross Multifamily Portfolio Pari Passu Note A-1.

Sale of Defaulted Mortgage Loan. Under the Pooling and Servicing Agreement, if the Rockwood Ross Multifamily Portfolio Pari Passu Note A-1 is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for the Rockwood Ross Multifamily Portfolio Pari Passu Note A-1 and the Rockwood Ross Multifamily Portfolio Pari Passu Note A-2. Each option holder specified in ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement will have an option to purchase the Rockwood Ross Multifamily Portfolio Pari Passu Note A-1 and the holder of the Rockwood Ross Multifamily Portfolio Pari Passu Note A-2 (or its designees) will have an option to purchase the Rockwood Ross Multifamily Portfolio Pari Passu Note A-2, at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

Termination of Special Servicer. Noteholders (or their designees) holding a majority of the outstanding principal balance of the Rockwood Ross Multifamily Portfolio Pari Passu Note A-1 will be entitled to terminate the Special Servicer with respect to the special servicing of the Rockwood Ross Multifamily Portfolio Pari Passu Note A-1 at any time, with cause, and to appoint a replacement Special Servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement. Any successor special servicer will be required to have the rating specified in the related intercreditor agreement and such appointment will be subject to receipt of a ‘‘no downgrade’’ letter from the Rating Agencies.

Pacifica Tower A/B Whole Loan

One Mortgage Loan, (Loan No. 3406563, representing 4.7% of the Initial Pool Balance and 5.8% of the group 1 balance) (the ‘‘Pacifica Tower Note A Mortgage Loan’’), is part of a split loan structure comprised of a note A and a subordinate note B secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘Pacifica Tower Mortgaged Property’’) with aggregate principal balances as of the Cut-off Date of $166,250,000 and $17,250,000 (the ‘‘Pacifica Tower Note A’’ (which secures the Pacifica Tower Note A Mortgage Loan) and the ‘‘Pacifica Tower Note B’’, respectively). Only the Pacifica Tower Note A is included in the Trust Fund. As used in this prospectus supplement, the term ‘‘Pacifica Tower A/B Whole Loan’’ refers to the Pacifica Tower Note A and the Pacifica Tower Note B. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Pacifica Tower A/B Whole Loan’’ in this prospectus supplement and see ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS—Pacifica Tower’’ in ANNEX C to this prospectus supplement.

The rights of the holder of the Pacifica Tower Note A, initially Bank of America, National Association (the ‘‘Pacifica Tower Note A Holder’’), and the holder of the Pacifica Tower Note B, initially Bank of America, National Association or the Directing Certificateholder (or an affiliate thereof) (the ‘‘Pacifica Tower Note B Holder’’), are set forth in the related intercreditor agreement (the ‘‘Pacifica Tower Intercreditor Agreement’’). Pursuant to the Pacifica Tower Intercreditor Agreement, the Pacifica Tower Note B is subordinated in right of payment to the Pacifica Tower Note A. The Pacifica Tower Intercreditor Agreement generally provides that the mortgage loans that comprise the Pacifica Tower A/B Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard. The Pacifica Tower Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Pacifica Tower A/B Whole Loan will be allocated first, to the holder of the Pacifica Tower Note B, and then, to the holder of Pacifica Tower Note A.

Distributions.    The right of the Pacifica Tower Note A Holder to receive payments of interest, principal and certain other amounts are senior to the rights of the Pacifica Tower Note B Holder. Under the terms of the Pacifica Tower Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or material non-monetary event of default with respect to the Pacifica Tower A/B Whole Loan (or, if such default has occurred, but the Pacifica Tower Note B

Holder has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, the Pacifica Tower Note B Holder will generally be entitled to receive its pro rata share of payments of interest and principal after the Pacifica Tower Note A Holder receives its pro rata share of payments of interest, principal and certain unreimbursed costs and expenses. Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the Pacifica Tower A/B Whole Loan (unless the holder of the Pacifica Tower Note B has cured such a default), after payment of all amounts then payable or reimbursable under the Pacifica Tower Intercreditor Agreement or Pooling and Servicing Agreement, the Pacifica Tower Note B Holder will not be entitled to receive payments of principal or interest until the Pacifica Tower Note A Holder receives all its accrued interest and outstanding principal in full.

Cure Rights.    In the event that the borrower fails to make any payment of principal or interest on the Pacifica Tower A/B Whole Loan, resulting in a monetary event of default, the Pacifica Tower Note B Holder will have the right to cure such monetary event of default, but may cure no more than three consecutive Cure Events, four Cure Events during any 12-month period or six total Cure Events during the life of the Pacifica Tower Note A Mortgage Loan (of which no more than four may be with respect to a non-monetary event of default). For purposes of this paragraph a ‘‘Cure Event’’ shall mean the one-month period for which the Pacifica Tower Note Holder exercised its cure rights.

Purchase Option.    In the event that the Pacifica Tower Note A Mortgage Loan is a Specially Serviced Mortgage Loan (as to which an event of default has occurred and is continuing), the holder of the Pacifica Tower Note B will have an option to purchase the Pacifica Tower Note A Mortgage Loan from the Trust Fund at a price generally equal to the unpaid principal balance of the Pacifica Tower Note A Mortgage Loan, plus accrued and unpaid interest on such balance, any applicable liquidation fee, any other amounts due under the Pacifica Tower Note A Mortgage Loan, all related unreimbursed Servicing Advances together with accrued and unpaid interest on all Advances and any recovered costs not previously reimbursed to the Pacifica Tower Note A Holder.

Servicing.    The Pacifica Tower Note B Holder also has limited rights of consultation and consent with respect to certain servicing decisions. In addition, prior to the occurrence and continuance of a Pacifica Tower Control Appraisal Period, the Pacifica Tower Note B Holder, in its capacity as the Pacifica Tower Controlling Holder is permitted to remove with respect to the Pacifica Tower A/B Whole Loan only, the Special Servicer with or without cause and to appoint a new Special Servicer with respect to the Pacifica Tower A/B Whole Loan, as more particularly described in this prospectus supplement under ‘‘SERVICING OF THE MORTGAGE LOANS—Termination of the Special Servicer’’.

JQH Hotel Portfolio Pari Passu Whole Loan

One Mortgage Loan, Loan No. 200 (the ‘‘JQH Hotel Portfolio Pari Passu Mortgage Loan’’) (representing 2.8% of the Initial Pool Balance and 3.5% of the Group 1 Balance), is part of a whole loan referred to as the ‘‘JQH Hotel Portfolio Pari Passu Whole Loan’’. The JQH Hotel Portfolio Pari Passu Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the ‘‘JQH Hotel Portfolio Pari Passu Note A-1’’ (with a principal balance as of the Cut-off Date of $100,000,000) and the ‘‘JQH Hotel Portfolio Pari Passu Note A-2’’ (with a principal balance as of the Cut-off Date of $50,000,000) secured by the same mortgage instrument on the related Mortgaged Properties (the ‘‘JQH Hotel Portfolio Mortgaged Properties’’). Only the JQH Hotel Portfolio Pari Passu Mortgage Loan is included in the Trust Fund and is sometimes referred to as the JQH Hotel Portfolio Pari Passu Note A-1. See also ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS—JQH Hotel Portfolio’’ in ANNEX C to this prospectus supplement.

The JQH Hotel Portfolio Pari Passu Note A-1 and the JQH Hotel Portfolio Pari Passu Note A-2 have the same maturity date and amortization term. The JQH Hotel Portfolio Pari Passu Note A-2 is currently held by the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP11, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP11 (the ‘‘JPMCC 2007-LDP11 Securitization’’).

For purposes of the information presented in this prospectus supplement with respect to the JQH Hotel Portfolio Pari Passu Note A-1, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the JQH Hotel Portfolio Pari Passu Note A-1 and the JQH Hotel Portfolio Pari Passu Note A-2.

An intercreditor agreement (the ‘‘JQH Hotel Portfolio Intercreditor Agreement’’) between the holder of the JQH Hotel Portfolio Pari Passu Note A-1 and the holder of the JQH Hotel Portfolio Pari Passu Note A-2 sets forth the rights of the noteholders. The JQH Hotel Portfolio Intercreditor Agreement generally provides that the Mortgage Loans that comprise the JQH Hotel Portfolio Pari Passu Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standard.

Distributions.    The JQH Hotel Portfolio Intercreditor Agreement provides that:

•	the JQH Hotel Portfolio Pari Passu Note A-1 and the JQH Hotel Portfolio Pari Passu Note A-2 are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

•	all payments, proceeds and other recoveries on or in respect of the JQH Hotel Portfolio Pari Passu Note A-1 and/or the JQH Hotel Portfolio Pari Passu Note A-2 (in each case, subject to the rights of the Master Servicer, the Special Servicer and the Trustee under the Pooling and Servicing Agreement (and the master servicer, the special servicer and the trustee under any other pooling and servicing agreement relating to the JQH Hotel Portfolio Pari Passu Note A-2 and any other service providers with respect to the JQH Hotel Portfolio Pari Passu Note A-2) to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the JQH Hotel Portfolio Pari Passu Note A-1 and the JQH Hotel Portfolio Pari Passu Note A-2 on a pro rata and pari passu basis according to their respective outstanding principal balances.

Servicing.    If the Directing Certificateholder and the holder of the JQH Hotel Portfolio Pari Passu Note A-2 (the controlling class representative of the JPMCC Series 2007-LDP11 Securitization is the holder of the JQH Hotel Portfolio Pari Passu Note A-2 for this purpose) are not able to agree on a course of action that satisfies the Servicing Standard under the Pooling and Servicing Agreement within 30 days (or such shorter period as may be required by the related mortgage loan documents to the extent the mortgagee’s approval is required) after receipt of a request for consent to any action by the Master Servicer or the Special Servicer, as applicable, the Directing Certificateholder will be entitled to direct the Master Servicer or the Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the Pooling and Servicing Agreement (including that such action does not violate the Servicing Standard or another provision of the Pooling and Servicing Agreement, the JQH Hotel Portfolio Pari Passu Whole Loan or any applicable REMIC provisions of the Code), and the Master Servicer or the Special Servicer, as applicable, will be required to implement the course of action in accordance with the Servicing Standard.

Termination of Special Servicer.    The Directing Certificateholder, after consultation with the holder of the JQH Hotel Portfolio Pari Passu Note A-2 (the controlling class representative of the JPMCC 2007-LDP11 Securitization is the holder of the JQH Hotel Portfolio Pari Passu Note A-2 for this purpose), will be entitled to terminate the Special Servicer with respect to the special servicing of the JQH Hotel Portfolio Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement and the JQH Hotel Portfolio Intercreditor Agreement, and if such holders are not able to agree on such appointment and removal within 30 days after receipt of notice, the Directing Certificateholder will be entitled to appoint a replacement special servicer. The appointment of a successor special servicer will generally be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates or any class of certificates backed by the JQH Hotel Portfolio Pari Passu Note A-2.

Sale of Defaulted Mortgage Loan.    Under the Pooling and Servicing Agreement, if the JQH Hotel Portfolio Pari Passu Note A-1 is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for the JQH Hotel Portfolio Pari Passu Note A-1 and the JQH Hotel Portfolio Pari Passu Note A-2. Each option holder specified in ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement will have an option to purchase the JQH Hotel Portfolio Pari Passu Note A-1 and the holder of the JQH Hotel Portfolio Pari Passu Note A-2 (or its designees) will have an option to purchase the JQH Hotel Portfolio Pari Passu Note A-2, at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

Metropolis Shopping Center A/B Whole Loan

One Mortgage Loan, (Loan No. 102, representing 2.4% of the Initial Pool Balance and 3.0% of the Group 1 Balance) (the ‘‘Metropolis Shopping Center Note A Mortgage Loan’’), is part of a split loan structure comprised of a note A and a subordinate note B secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘Metropolis Shopping Center Mortgaged Property’’) with aggregate principal balances as of the Cut-off Date of $86,000,000 (the ‘‘Metropolis Shopping Center Note A’’ (which secures the Metropolis Shopping Center Note A Mortgage Loan)) and $9,000,000 (the ‘‘Metropolis Shopping Center Note B’’). Only the Metropolis Shopping Center Note A is included in the Trust Fund. As used in this prospectus supplement, the term ‘‘Metropolis Shopping Center A/B Whole Loan’’ refers to the Metropolis Shopping Center Note A and the Metropolis Shopping Center Note B.

The rights of the holder of the Metropolis Shopping Center Note A, initially Hypo Real Estate Capital Corporation, or an affiliate thereof (the ‘‘Metropolis Shopping Center Note A Holder’’), and the holder of the Metropolis Shopping Center Note B, initially Hypo Real Estate Capital Corporation (or an affiliate thereof) (the ‘‘Metropolis Shopping Center Note B Holder’’), are set forth in the related intercreditor agreement (the ‘‘Metropolis Shopping Center Intercreditor Agreement’’). Pursuant to the Metropolis Shopping Center Intercreditor Agreement, the Metropolis Shopping Center Note B is subordinated in right of payment to the Metropolis Shopping Center Note A. The Metropolis Shopping Center Intercreditor Agreement generally provides that the mortgage loans that comprise the Metropolis Shopping Center A/B Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, in accordance with the Servicing Standard. The Metropolis Shopping Center Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Metropolis Shopping Center A/B Whole Loan will be allocated first, to the Metropolis Shopping Center Note B Holder, and then to the Metropolis Shopping Center Note A Holder.

Distributions. The right of the Metropolis Shopping Center Note A Holder to receive payments of interest, principal and certain other amounts are senior to the rights of the Metropolis Shopping Center Note B Holder. Under the terms of the Metropolis Shopping Center Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or a material non-monetary event of default with respect to the Metropolis Shopping Center A/B Whole Loan (or, if such default has occurred, but the Metropolis Shopping Center Note B Holder has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, the Metropolis Shopping Center Note B Holder will generally be entitled to receive its pro rata share of payments of interest and principal after the Metropolis Shopping Center Note A Holder receives its pro rata share of payments of interest, principal and certain unreimbursed costs and expenses. Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the Metropolis Shopping Center A/B Whole Loan (unless the Metropolis Shopping Center Note B Holder has cured such a default), after payment of all amounts then payable or reimbursable under the Metropolis Shopping Center Intercreditor Agreement or the Pooling and Servicing Agreement, the Metropolis Shopping Center Note B Holder will not be entitled to receive payments of principal or interest until the Metropolis Shopping Center Note A Holder receives all its accrued interest and outstanding principal in full.

Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the Metropolis Shopping Center A/B Whole Loan that results in the existence of a monetary event of default or a non-monetary event of default capable of being cured by the payment of money exists, the Metropolis Shopping Center Note B Holder will have the right to cure such event of default. However, the Metropolis Shopping Center Note B Holder may cure no more than three consecutive Cure Events, four Cure Events during any 12-month period or six total Cure Events during the life of the Metropolis Shopping Center A/B Whole Loan (of which no more than four Cure Events may be with respect to a non-monetary event of default). For purposes of this paragraph a ‘‘Cure Event’’ means any one-month due period with respect to which the Metropolis Shopping Center Note B Holder has exercised its cure rights.

Purchase Option. In the event that the Metropolis Shopping Center Note A Mortgage Loan is a Specially Serviced Mortgage Loan (as to which an event of default has occurred and is continuing), the Metropolis Shopping Center Note B Holder will have an option to purchase the Metropolis Shopping Center Note A Mortgage Loan from the Trust Fund at a price generally equal to the unpaid principal balance of the Metropolis Shopping Center Note A Mortgage Loan, plus accrued and unpaid interest on such balance but net of any cure payments made by the Metropolis Shopping Center Note B Holder, any applicable liquidation fee, any other amounts due under the Metropolis Shopping Center Note A Mortgage Loan, all related unreimbursed Advances together with accrued and unpaid interest on all Advances and any recovered costs not previously reimbursed to the Metropolis Shopping Center Note A Holder.

Consent Rights. Any decision to be made with respect to the Metropolis Shopping Center A/B Whole Loan which requires the approval of the Directing Certificateholder or otherwise requires approval by the Metropolis Shopping Center Note B Holder under the related intercreditor agreement will, so long as a Metropolis Shopping Center Control Appraisal Event (as defined below) has not occurred, require the written consent of the Metropolis Shopping Center Note B Holder, including, with respect to the following items:

•	any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of the Mortgaged Property and the other collateral securing the Metropolis Shopping Center A/B Whole Loan if it comes into and continues in default or other enforcement action under the Mortgage Loan documents;

•	any proposed modification, extension, amendment or waiver of a monetary term (including the timing of payments and the extension of the Maturity Date) or any material non-monetary term of the Metropolis Shopping Center A/B Whole Loan;

•	any proposed or actual sale of the Metropolis Shopping Center Mortgaged Property (other than in connection with a securitization) for less than 100% of the unpaid principal balance of the Metropolis Shopping Center A/B Whole Loan plus accrued interest and expenses;

•	any acceptance of a discounted payoff of the Metropolis Shopping Center A/B Whole Loan;

•	any determination to bring the Metropolis Shopping Center Mortgaged Property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Metropolis Shopping Center Mortgaged Property or REO Property;

•	any release of collateral for the Metropolis Shopping Center A/B Whole Loan or any release of the related borrower or any guarantor under the Metropolis Shopping Center A/B Whole Loan (other than in accordance with the terms of the Metropolis Shopping Center A/B Whole Loan (with no material discretion by the mortgagee), or upon satisfaction of, the Metropolis Shopping Center A/B Whole Loan);

•	any acceptance of substitute or additional collateral for the Metropolis Shopping Center A/B Whole Loan (other than in accordance with the terms of the Metropolis Shopping Center A/B Whole Loan (with no material discretion by the mortgagee));

•	any waiver or determination to enforce or not enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause including any transfer of direct or indirect interests in related borrower that require the consent of the mortgagee;

•	any acceptance of an assumption agreement releasing the related borrower or a guarantor from liability under the Metropolis Shopping Center A/B Whole Loan;

•	any acceptance of a change in the property management company for the Metropolis Shopping Center Mortgaged Property or any proposed termination or material modification of the management agreement for the Metropolis Shopping Center Mortgaged Property (provided that the unpaid principal balance of the Metropolis Shopping Center A/B Whole Loan is greater than $5,000,000);

•	the approval of any replacement Special Servicer for the Metropolis Shopping Center A/B Whole Loan (other than in connection with the Trustee becoming the successor thereto);

•	any proposed sale of the Metropolis Shopping Center Mortgaged Property or transfer of an interest in the related borrower or the Metropolis Shopping Center Mortgaged Property;

•	the adoption or approval of any plan or reorganization, restructuring or similar event in the bankruptcy or similar proceeding of the related borrower;

•	any determination by the Special Servicer that the Metropolis Shopping Center A/B Whole Loan has become a Specially Serviced Mortgage Loan because of an imminent default pursuant to the conditions set forth in the Pooling and Servicing Agreement for such determination;

•	any determination by the Master Servicer that a Servicing Transfer Event has occurred with respect to the Metropolis Shopping Center A/B Whole Loan solely by reason of the failure of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism;

•	any proposed modification or waiver of any material provision of the Mortgage Loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the related borrower, and any renewal or replacement of the then-existing insurance policies (to the extent the mortgagee’s approval is required under the Mortgage Loan documents); and

•	releases of any escrows, reserve accounts or letters of credit that are not in compliance with the Mortgage Loan documents.

Notwithstanding the foregoing, no advice, direction, objection or failure to consent given or made by the Directing Certificateholder or the Metropolis Shopping Center Note B Holder, as contemplated by the preceding paragraph, shall require or cause the Master Servicer or the Special Servicer to violate any law of any applicable jurisdiction, any other provision of the Pooling and Servicing Agreement (including the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard), the related mortgage loan documents or the REMIC provisions of the Code.

In the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the Metropolis Shopping Center A/B Whole Loan (as a collective whole), the Master Servicer or the Special Servicer, as applicable, may take any such action without waiting for the instruction of the Metropolis Shopping Center Note B Holder.

Each Certificateholder agrees and acknowledges that the Metropolis Shopping Center Note B Holder may take or refrain from taking actions that favor the interests of the Metropolis Shopping Center Note B Holder over the Certificateholders and that the Metropolis Shopping Center Note B Holder may have interests that conflict with the interests of the Certificateholders and, absent willful misfeasance, bad faith or gross negligence on the part of the Metropolis Shopping Center Note B Holder, each Certificateholder agrees to take no action against the Metropolis Shopping Center Note B Holder as a result of such a special relationship or conflict, and that the Metropolis Shopping Center Note B Holder will not be deemed to have been grossly negligent, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting solely in the interests of itself.

A ‘‘Metropolis Shopping Center Control Appraisal Event’’ shall exist with respect to the Metropolis Shopping Center A/B Whole Loan, if and for so long as:

•	(a) (1) the initial principal balance of the Metropolis Shopping Center Note B, minus (2) the sum of (i) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, Note B, (ii) any Appraisal Reductions for the Metropolis Shopping Center A/B Whole Loan and (iii) any reduction in the principal balance of the Metropolis Shopping Center A/B Whole Loan that does not result in an accompanying payment of principal to any of the holders in interests thereof, is less than

•	(b) 25% of (i) the initial principal balance of the Metropolis Shopping Center Note B, minus (ii) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to and received on the Metropolis Shopping Center Note B.

Termination of the Special Servicer. So long as a Metropolis Shopping Center Control Appraisal Event has not occurred, the Metropolis Shopping Center Note B Holder will be entitled to terminate the Special Servicer with respect to the special servicing of the Metropolis Shopping Center A/B Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement.

ChampionsGate Hotel Pari Passu Whole Loan

One Mortgage Loan, Loan No. 400 (the ‘‘ChampionsGate Hotel Pari Passu Mortgage Loan’’) (representing 1.4% of the Initial Pool Balance and 1.7% of the Group 1 Balance), is part of a whole loan referred to as the ‘‘ChampionsGate Hotel Pari Passu Whole Loan’’. The ChampionsGate Hotel Pari Passu Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the ‘‘ChampionsGate Hotel Pari Passu Note A-1’’ (with a principal balance of as of the Cut-off Date $100,000,000) and the ‘‘ChampionsGate Hotel Pari Passu Note A-2’’ (with a principal balance as of the Cut-off Date of $50,000,000) secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘ChampionsGate Hotel Mortgaged Property’’). Only the ChampionsGate Hotel Pari Passu Mortgage Loan is included in the Trust Fund and is sometimes referred to as the ChampionsGate Hotel Pari Passu Note A-2.

The ChampionsGate Hotel Pari Passu Note A-1 and the ChampionsGate Hotel Pari Passu Note A-2 have the same maturity date and amortization term. The ChampionsGate Hotel Pari Passu Note A-1 is currently held by the JPMCC 2007-LDP11 Securitization.

For purposes of the information presented in this prospectus supplement with respect to the ChampionsGate Hotel Pari Passu Note A-1, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the ChampionsGate Hotel Pari Passu Note A-1 and the ChampionsGate Hotel Pari Passu Note A-2.

An intercreditor agreement (the ‘‘ChampionsGate Hotel Intercreditor Agreement’’) between the holder of the ChampionsGate Hotel Pari Passu Note A-1 and the holder of the ChampionsGate Hotel Pari Passu Note A-2 sets forth the rights of the noteholders. The ChampionsGate Hotel Intercreditor Agreement generally provides that the Mortgage Loans that comprise the ChampionsGate Hotel Pari Passu Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement entered into in connection with the issuance of the JPMCC 2007- LDP11 Securitization (the ‘‘ChampionsGate Hotel Pooling Agreement’’).

Servicing.    Only the ChampionsGate Hotel Pari Passu Note A-2 is included in the Trust Fund. The trust fund relating to the JPMCC 2007-LDP11 Securitization (the ‘‘ChampionsGate Hotel Trust Fund’’) is the holder of the ChampionsGate Hotel Pari Passu Note A-1. The ChampionsGate Hotel Pari Passu Whole Loan is being serviced under the ChampionsGate Hotel Pooling Agreement. Accordingly, the master servicer under the ChampionsGate Hotel Pooling Agreement will generally remit collections on the ChampionsGate Hotel Pari Passu Note A-2 to or on behalf of the Trust Fund. The servicing arrangements under the ChampionsGate Hotel Pooling Agreement are generally similar to (but not necessarily identical with) the servicing arrangements under the Pooling and Servicing Agreement. Investors are encouraged to review the full description of the servicing under the ChampionsGate Hotel Pooling Agreement available from the Securities and Exchange Commission at

www.sec.gov. In that regard, investors should consider that the description of the servicing arrangements with respect to the Mortgage Loans serviced under the Pooling and Servicing Agreement differs from the servicing arrangements with respect to the ChampionsGate Hotel Pari Passu Note A-2 under the ChampionsGate Hotel Pooling Agreement in certain respects, including, but not limited to:

•	The master servicer is Wachovia Bank, National Association (the ‘‘ChampionsGate Hotel Master Servicer’’), and the special servicer is CWCapital Asset Management LLC (the ‘‘ChampionsGate Hotel Special Servicer’’).

•	LaSalle Bank National Association (the ‘‘ChampionsGate Hotel Trustee’’) is the mortgagee of record for the ChampionsGate Hotel Pari Passu Whole Loan. The Master Servicer, the Special Servicer and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to: (a) supervise the ChampionsGate Hotel Master Servicer, the ChampionsGate Hotel Special Servicer or the ChampionsGate Hotel Trustee or (b) make servicing advances with respect to the ChampionsGate Hotel Pari Passu Note A-2.

•	The obligation of the Master Servicer to provide information and collections and make P&I Advances to the Trustee and the Certificateholders with respect to the ChampionsGate Hotel Pari Passu Note A-2 is dependent on its receipt of the corresponding information and/or collections from the ChampionsGate Hotel Master Servicer or the ChampionsGate Hotel Special Servicer.

•	The Master Servicer will be required to make P&I Advances with respect to the ChampionsGate Hotel Pari Passu Note A-2, unless: (i) the applicable Master Servicer, after receiving the necessary information from the ChampionsGate Hotel Master Servicer, has determined that such Advance would not be recoverable from collections on the ChampionsGate Hotel Pari Passu Note A-2 or (ii) the ChampionsGate Hotel Master Servicer has made a similar determination with respect to an advance on the ChampionsGate Hotel Pari Passu Note A-1.

•	The ChampionsGate Hotel Master Servicer is obligated to make servicing advances with respect to the ChampionsGate Hotel Pari Passu Whole Loan. If the ChampionsGate Hotel Master Servicer determines that a servicing advance it made with respect to the ChampionsGate Hotel Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the ChampionsGate Hotel Pari Passu Note A-1 and the ChampionsGate Hotel Pari Passu Note A-2, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all mortgage loans and with respect to the ChampionsGate Hotel Pari Passu Note A-2, from general collections of the ChampionsGate Hotel Trust Fund, on a pro rata basis (based on each such loan’s outstanding principal balance).

•	If (i) an event of default under the ChampionsGate Hotel Pooling Agreement occurs and is continuing with respect to the ChampionsGate Hotel Master Servicer that materially and adversely affects only the ChampionsGate Hotel Pari Passu Note A-2, (ii) the ChampionsGate Hotel Master Servicer fails to make any payment on the ChampionsGate Hotel Pari Passu Note A-2 when required under the terms of the ChampionsGate Hotel Pooling Agreement, which failure is not cured within one business day or (iii) any qualification, downgrade or withdrawal by any Rating Agency of any class of Certificates occurs solely as a result of an action of the ChampionsGate Hotel Master Servicer, then the ChampionsGate Hotel Master Servicer may not be terminated but the Trustee, acting at the direction of the Directing Certificateholder, will be entitled to require the ChampionsGate Hotel Master Servicer to appoint a sub-servicer solely with respect to the ChampionsGate Hotel Whole Loan (or if the related Whole Loan is currently being sub-serviced, to replace the current sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement). A replacement sub-servicer shall be selected jointly by the Directing Certificateholder and the controlling class representative of the JPMCC 2007-LDP11 Securitization; provided that if the Directing Certificateholder and the controlling class representative of the JPMCC 2007-LDP11 Securitization are not able to agree on a sub-servicer within 45 days after the date on which the Trustee was directed to appoint a sub-servicer or replace the current sub-servicer, such sub-servicer will be selected by the controlling class representative of the JPMCC 2007-LDP11 Securitization. Any appointment (or replacement) of a sub-servicer in accordance with this paragraph will be subject to the receipt of a Rating Agency confirmation with respect to the Certificates and any class of certificates backed by the ChampionsGate Hotel Pari Passu Note A-1.

Distributions.    The ChampionsGate Hotel Intercreditor Agreement provides that:

•	the ChampionsGate Hotel Pari Passu Note A-1 and the ChampionsGate Hotel Pari Passu Note A-2 are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

•	all payments, proceeds and other recoveries on or in respect of the ChampionsGate Hotel Pari Passu Note A-1 and/or the ChampionsGate Hotel Pari Passu Note A-2 (in each case, subject to the rights of the Master Servicer, the Special Servicer and the Trustee under the Pooling and Servicing Agreement (and the rights of the ChampionsGate Hotel Master Servicer, the ChampionsGate Hotel Special Servicer and the ChampionsGate Hotel Trustee under the ChampionsGate Hotel Pooling Agreement and any other service providers with respect to the ChampionsGate Hotel Pari Passu Note A-1) to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the ChampionsGate Hotel Pari Passu Note A-1 and the ChampionsGate Hotel Pari Passu Note A-2 on a pro rata and pari passu basis according to their respective outstanding principal balances.

Consultation Rights of the Directing Certificateholder.    Pursuant to the ChampionsGate Hotel Intercreditor Agreement, the controlling class representative under the JPMCC 2007-LDP11 Securitization is required to provide the Directing Certificateholder with an opportunity to review any proposed action to be taken in respect of the ChampionsGate Hotel Pari Passu Whole Loan or the ChampionsGate Hotel Mortgaged Property and is required to consult with the Directing Certificateholder in respect thereof. These actions will generally include but are not limited to rights that are similar but not identical to the rights of the Directing Certificateholder set forth in ‘‘Servicing of the Mortgage Loans—General’’ and ‘‘—Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement. If the Directing Certificateholder and the controlling class representative under the ChampionsGate Hotel Securitization are not able to agree on a course of action that satisfies the servicing standards under the ChampionsGate Hotel Pooling Agreement within 30 days (or such shorter period as may be required by the related mortgage loan documents to the extent the lender’s approval is required) after receipt of a request for consent to any action by the ChampionsGate Hotel Master Servicer or the ChampionsGate Hotel Special Servicer, as applicable, the controlling class representative under the ChampionsGate Hotel Trust Fund will be entitled to direct the ChampionsGate Hotel Master Servicer or the ChampionsGate Hotel Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the ChampionsGate Hotel Pooling Agreement (including that such action does not violate the servicing standards or another provision of the ChampionsGate Hotel Pooling Agreement, the ChampionsGate Hotel Pari Passu Whole Loan or any applicable REMIC provisions of the Code), and the ChampionsGate Hotel Master Servicer or the ChampionsGate Hotel Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standards under the ChampionsGate Hotel Pooling Agreement.

Termination of Special Servicer.    The controlling class representative under the JPMCC 2007-LDP11 Securitization, after consultation with the Directing Certificateholder, will be entitled to terminate the ChampionsGate Hotel Special Servicer with respect to the special servicing of the ChampionsGate Hotel Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the ChampionsGate Hotel Pooling Agreement and the ChampionsGate Hotel Intercreditor Agreement, and if such holders are not able to agree on such appointment and removal within 30 days after receipt of notice, the controlling class representative under the JPMCC 2007-LDP11 Securitization will be entitled to appoint a replacement special servicer. The appointment of a successor special servicer will generally be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates or any class of certificates backed by the ChampionsGate Hotel Pari Passu Note A-1.

Sale of Defaulted Mortgage Loan.    Under the ChampionsGate Hotel Pooling Agreement, if the ChampionsGate Hotel Pari Passu Note A-1 is subject to a fair value purchase option, the ChampionsGate Hotel Special Servicer will be required to determine the purchase price of the ChampionsGate Hotel Pari Passu Note A-1 and the ChampionsGate Hotel Pari Passu Note A-2. Each option holder specified under ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement will have an option to purchase the ChampionsGate Hotel Pari Passu Note A-2 (and the option holders specified in the ChampionsGate Hotel Pooling Agreement will have an option to purchase the ChampionsGate Hotel Pari Passu Note A-1), at the purchase price determined by the ChampionsGate Hotel Special Servicer.

Ten Largest Mortgage Loans

Certain of the larger Mortgage Loans (by outstanding principal balance) are described below in the following table and text. Terms used below relating to underwriting or property characteristics have the meaning assigned to such terms under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement. The balances and other numerical information used to calculate various ratios with respect to the split loan structures and certain other Mortgage Loans are explained in ‘‘Summary of Prospectus Supplement—Certain Mortgage Loan Calculations’’ and in ‘‘Glossary of Principal Definitions’’ in this prospectus supplement.

The following table and summaries describe the ten largest Mortgage Loans in the Mortgage Pool by Cut-off Date Balance:

Loan Name	Mortgage Loan Seller	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Loan Group	% of Applicable Loan Group Balance	Cut-off Date Balance per Unit	Cut-off Date LTV Ratio	LTV Ratio at Maturity	Underwritten DSCR	Mortgage Rate
Presidential Towers	BofA	$325,000,000	9.2%	Multifamily	2	50.2%	$138,534	65.0%	65.0%	1.03x	5.389	%(1)
Renaissance Mayflower Hotel	HRECC	200,000,000	5.7	Hotel	1	7.0%	$304,414	70.2%	70.2%	1.48x	5.665%
One Park Avenue	BofA	187,500,000	5.3	Office	1	6.5%	$406	65.9%	65.9%	1.16x	6.281	%(1)
Pacific Shores Building 9 & 10	BofA	183,750,000	5.2	Office	1	6.4%	$410	73.1%	73.1%	1.39x	5.621	%(1)
Hilton Anatole	BofA	175,000,000	5.0	Hotel	1	6.1%	$217,933	70.0%	70.0%	1.80x	5.545	%(1)
Rockwood Ross Multifamily Portfolio	HRECC	175,000,000	5.0	Multifamily	2	27.0%	$109,649	53.0%	53.0%	1.27x	5.800%
Second & Seneca	BofA	175,000,000	5.0	Office	1	6.1%	$352	74.8%	74.8%	1.28x	5.538	%(1)
Pacifica Tower	BofA	166,250,000	4.7	Office	1	5.8%	$529	80.3%	80.3%	1.28x	5.611	%(1)
HPI-GSA Portfolio	EHY	125,000,000	3.6	Various(2)	1	4.4%	$137	77.5%	77.5%	1.29x	5.620%
JQH Hotel Portfolio	EHY	100,000,000	2.8	Hotel	1	3.5%	$129,310	73.0%	73.0%	1.74x	5.701%
Total/Wtd. Avg.		$1,812,500,000	51.6%					69.4%	69.4%	1.33x	5.658%

(1)	Mortgage rate rounded to three decimals places.
(2)	Eight Mortgaged Properties are office buildings and two Mortgaged Properties are industrial buildings.

Summaries of certain additional information with respect to each of the ten largest Mortgage Loans (counting Cross-Collateralized Sets of Mortgage Loans as an individual Mortgage Loan for this purpose) detailed above can be found in ANNEX C to this prospectus supplement. All numerical and statistical information presented in this prospectus supplement is calculated as described under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement.

Additional Mortgage Loan Information

General.    For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A to this prospectus supplement. Certain capitalized terms that appear in this prospectus supplement are defined under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement. See Annex B to this prospectus supplement for certain information with respect to capital improvement, replacement, tax, insurance and tenant improvement reserve accounts, as well as certain other information with respect to Multifamily Mortgaged Properties.

Delinquencies.    As of the Cut-off Date, none of the Mortgage Loans will have been 30 days or more delinquent in respect of any Monthly Payment since origination. Other than three Mortgage Loans, which represent 1.9% of the Initial Pool Balance (2.4% of the Group 1 Balance) which were originated between February 1, 2006 and June 16, 2006, all of the Mortgage Loans were originated during the 12 months prior to the Cut-off Date.

Tenant Matters.    Sixty-two of the retail, office, industrial and warehouse facility Mortgaged Properties, which represent security for 28.6% of the Initial Pool Balance and 35.1% of the Group 1 Balance, are leased in part to one or more Major Tenants. The top concentration of Major Tenants with respect to more than one Mortgaged Property (groups of Mortgage Loans where the same company is a Major Tenant of each Mortgage Loan in the group) represent 2.6% of the Initial Pool Balance and 3.2% of the Group 1 Balance. In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such Mortgaged Property, it may be significant to the success of such Mortgaged Properties.

Certain of the Multifamily Mortgaged Properties may have material concentrations of low-income, student or military tenants. See ‘‘RISK FACTORS—Particular Property Types Present Special Risks— Multifamily Properties’’ in the accompanying prospectus.

Ground Leases and Other Non-Fee Interests.    Eleven Mortgaged Properties (securing Mortgage Loans representing 8.8% of the aggregate allocated amount of the Initial Pool Balance and 10.8% of the aggregate allocated amount of the Group 1 Balance) are, in each such case, secured in whole or in part by a Mortgage on the applicable borrower’s leasehold interest in the related Mortgaged Property (but not by a Mortgage on the accompanying fee interest). Generally, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Considerations’’ in the accompanying prospectus.

Lender/Borrower Relationships.    A Sponsor, a Mortgage Loan Seller, the Depositor or any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to such Sponsor, such Mortgage Loan Seller, the Depositor or such other entities.

Additional Financing.    Certain of the Mortgaged Properties are encumbered or may be encumbered by additional financing as described in the chart entitled ‘‘ADDITIONAL FINANCING’’ which follows. The existence of additional indebtedness encumbering a Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the additional debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the Mortgaged Property could be delayed. In general, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to that encumbrance.

The various types of additional financing are set forth in the following table entitled ‘‘ADDITIONAL FINANCING’’ as well as in ‘‘—SPLIT LOANS’’, ‘‘—MEZZANINE DEBT’’ and ‘‘—ADDITIONAL DEBT NOT SECURED BY THE RELATED MORTGAGED PROPERTY’’ below:

ADDITIONAL FINANCING

Type of Additional Debt(1)(2)	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Existing
Secured(3)(4)	8	26.9%	26.8%	27.0%
Unsecured(3)(5)	5	16.2%	13.2%	29.7%
Future
Secured	—	—	—	—
Unsecured(5)	34	43.7%	45.5%	35.8%

(1)	Five Mortgage Loans, Loan Nos. 3405209, 3406386, 3406563, 200 and 102 have existing additional debt and allow future debt which results in such Mortgage Loans appearing in both the ‘‘Existing’’ and ‘‘Future’’ categories. In addition, one Mortgage Loan, Loan No. 104, has $46,000,000 of senior future funding mezzanine debt, of which $9,711,640 has been funded as of the Cut-off Date and $10,520,806 has been funded as of the date of this prospectus supplement (in addition to $25,000,000 of fully-funded junior mezzanine debt) which results in such Mortgage Loan appearing in both the ‘‘Existing’’ and ‘‘Future’’ categories.
(2)	Existing and future categories include mezzanine debt.
(3)	Three Mortgage Loans, Loan Nos. 3405209, 3406386 and 104, have existing secured and existing unsecured debt which results in such Mortgage Loans appearing in both the ‘‘Existing Secured’’ and ‘‘Existing Unsecured’’ categories.
(4)	Includes five Mortgage Loans, Loan Nos. 3405209, 3406386, 104, 200, and 400, that have pari passu debt.
(5)	Excludes unsecured trade payables.

SPLIT LOANS

Certain information about the One Park Avenue Pari Passu Mortgage Loan, the Hilton Anatole Pari Passu Mortgage Loan, the Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan, the JQH Hotel Portfolio Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan is set forth in the following table:

Loan Name	Loan Number	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance	Principal Balance as of the Cut-off Date	Pari Passu Note Balance as of the Cut-off Date
One Park Avenue Pari Passu Mortgage Loan	3405209	5.3%	6.5%	—	$187,500,000	$187,500,000
Hilton Anatole Pari Passu Mortgage Loan	3406386	5.0%	6.1%	—	$175,000,000	$175,000,000
Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan	104	5.0%	—	27.0%	$175,000,000	$100,000,000
JQH Hotel Portfolio Pari Passu Mortgage Loan	200	2.8%	3.5%	—	$100,000,000	$50,000,000
ChampionsGate Hotel Pari Passu Mortgage Loan	400	1.4%	1.7%	—	$50,000,000	$100,000,000

See ‘‘DESCRIPTION OF THE MORTGAGE POOL—One Park Avenue Pari Passu Whole Loan’’, ‘‘—Hilton Anatole Pari Passu Whole Loan’’, ‘‘—Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan’’, ‘‘—JQH Hotel Portfolio Pari Passu Whole Loan’’ and ‘‘—ChampionsGate Hotel Pari Passu Whole Loan’’ in this prospectus supplement for a description of the split loan structures.

Certain information about the Pacifica Tower A/B Whole Loan and the Metropolis Shopping Center A/B Whole Loan is set forth in the following table:

Loan Name	Loan Number	% of Initial Pool Balance	Group	% of Applicable Balance	Principal Balance as of the Cut-off Date	Subordinate Note Balance as of the Cut-off Date
Pacifica Tower A/B Mortgage Loan	3406563	4.7%	1	5.8%	$166,250,000	$17,250,000
Metropolis Shopping Center A/B Mortgage Loan	102	2.4%	1	3.0%	$86,000,000	$9,000,000

See also ‘‘DESCRIPTION OF THE MORTGAGE POOL—Pacifica Tower A/B Whole Loan’’ and ‘‘—Metropolis Shopping Center A/B Whole Loan’’ in this prospectus supplement.

ADDITIONAL DEBT SECURED BY THE RELATED
MORTGAGED PROPERTY (OTHER THAN SPLIT LOANS)

Existing Additional Debt Secured by the Related Mortgaged Property (Other than Split Loans)

The borrower under the following Mortgage Loan has incurred other debt secured by the related Mortgaged Property:

Loan No.	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance	Existing Secured Debt Balance
23688	$4,750,219	0.1%	0.2%	—	$345,000

MEZZANINE DEBT

Certain information about mezzanine debt that has been or may be incurred is set forth in the following table:

Type of Mezzanine Debt(1)	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Future	34	43.7%	45.5%	35.8%
Existing	3	10.8%	6.5%	29.7%
(1)	One Mortgage Loan, Loan No. 3405209, has existing mezzanine debt of $75,400,000 and permits an additional $32,600,000 in mezzanine debt, which resulting in such Mortgage Loan being included in both categories above. In addition, one mortgage loan, Loan No. 104, has $46,000,000 of senior future funding mezzanine debt, of which $9,711,640 has been funded as of the Cut-off Date and $10,520,806 has been funded as of the date of this prospectus supplement, which (in addition to $25,000,000 of fully-funded junior mezzanine debt) results in such Mortgage Loan being included in both categories above.

With respect to each applicable Mortgage Loan, the related mezzanine lender has entered into a mezzanine intercreditor agreement with the mortgagee, pursuant to which the related mezzanine lender, among other things, (x) has agreed, under certain circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or take any enforcement action with respect to the mezzanine loan without written confirmation from the Rating Agencies that such enforcement action would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates, (y) has subordinated the mezzanine loan documents to the related loan documents and (z) has the option to purchase the related Mortgage Loan if such Mortgage Loan becomes defaulted or to cure the default as set forth in such mezzanine intercreditor agreement. The holder of a mezzanine loan may have the right to approve certain alterations to the Mortgaged Property. In addition, with respect to mezzanine debt, upon an event of default under the related mezzanine loan documents, the holder of the mezzanine loan may have the right to cause a change in control of the borrower without the mortgagee’s consent.

As of the date hereof, the applicable Mortgage Loan Sellers have informed us of the following existing mezzanine debt:

Existing Mezzanine Debt as of the Cut-off Date

Loan No.	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance	Mezzanine Debt Balance
3405209	$187,500,000	5.3%	6.5%	—	$75,400,000
104(1)	$175,000,000	5.0%	—	27.0%	$34,711,640
700	$17,300,000	0.5%	—	2.7%	$3,950,000

(1)	The mezzanine debt balance shown for Loan No. 104 as of the Cut-off Date includes a $46,000,000 senior future funding mezzanine loan of which $9,711,640 is funded as of the Cut-off Date and $10,520,806 is funded as of the date of this prospectus supplement plus a $25,000,000 junior mezzanine loan that has been fully funded. The total mezzanine debt balance for such Mortgage Loan as of the date of this prospectus supplement is $35,520,806.

Mezzanine financing generally provides that the related borrower is permitted to incur future mezzanine financing upon the satisfaction of the following terms and conditions including, without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed a subordination and intercreditor agreement in form and substance reasonably satisfactory to the mortgagee; (d) the mortgagee will receive confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with a securitization involving the related Mortgage Loan; and (e) the amount of such mezzanine loan will not exceed an amount that, when added to the outstanding principal balance of the related Mortgage Loan, results in a maximum loan-to-value ratio greater than, or a minimum debt service coverage ratio less than, those set forth in the table entitled ‘‘Future Mezzanine Debt Permitted Under the Related Loan Documents’’ below.

Certain information regarding Mortgage Loans that allow future mezzanine debt is set forth in the following table:

Future Mezzanine Debt Permitted Under the Related Loan Documents

Loan No.	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR
3405209(1)	$187,500,000	5.3%	6.5%	—	N/A	N/A
104(2)	$175,000,000	5.0%	—	27.0%	N/A	N/A
3406386	$175,000,000	5.0%	6.1%	—	80.0%	1.80x
3406563	$166,250,000	4.7%	5.8%	—	90.0%	1.15x
200	$100,000,000	2.8%	3.5%	—	75.0%	1.20x
102(3)	$ 86,000,000	2.4%	3.0%	—	90.0%	1.05x
300(4)	$ 58,400,000	1.7%	2.0%	—	80.0%	1.20x
3405751	$ 57,307,446	1.6%	2.0%	—	75.0%	1.20x
3405766	$ 47,065,383	1.3%	1.6%	—	75.0%	1.20x
3405845(5)	$ 37,750,000	1.1%	—	5.8%	(6)	(6)
3405753	$ 37,680,787	1.1%	1.3%	—	75.0%	1.20x
3405768	$ 37,609,248	1.1%	1.3%	—	75.0%	1.20x
3405754	$ 34,515,625	1.0%	1.2%	—	75.0%	1.20x
3405755	$ 29,006,478	0.8%	1.0%	—	75.0%	1.20x
3405756	$ 27,854,444	0.8%	1.0%	—	75.0%	1.20x
3405772	$ 23,297,527	0.7%	0.8%	—	75.0%	1.20x
3405773	$ 23,172,886	0.7%	0.8%	—	75.0%	1.20x
500	$ 22,000,000	0.6%	0.8%	—	85.0%	1.15x
3404645(7)	$ 21,700,000	0.6%	0.8%	—	80.0%	1.20x
600	$ 21,450,000	0.6%	0.7%	—	80.0%	1.20x
3403893	$ 19,000,000	0.5%	0.7%	—	75.0%	1.20x
3404317	$ 17,700,000	0.5%	0.6%	—	80.0%	1.20x
3406182	$ 17,000,000	0.5%	0.6%	—	85.0%	1.15x
800	$ 16,750,000	0.5%	0.6%	—	85.0%	1.20x
3405759	$ 14,649,463	0.4%	0.5%	—	75.0%	1.20x
3404076(8)	$ 13,900,000	0.4%	—	2.1%	90.0%	1.20x
3405760	$ 13,653,259	0.4%	0.5%	—	75.0%	1.20x
3405684	$ 10,200,000	0.3%	0.4%	—	80.0%	1.05x
3405776	$ 10,148,501	0.3%	0.4%	—	75.0%	1.20x
3405762	$ 10,098,326	0.3%	0.4%	—	75.0%	1.20x
3405691(9)	$ 9,900,000	0.3%	0.3%	—	80.0%	(8)
3405667(10)	$ 5,500,000	0.2%	0.2%	—	75.0%	1.25x
1800	$ 5,100,000	0.1%	—	0.8%	90.0%	1.00x
3406000(5)	$ 4,560,000	0.1%	0.2%	—	80.0%	1.05x

(1)	Only allowed up to $32,600,000.
(2)	The related lender has an obligation to provide up to $46,000,000 of future mezzanine financing, of which $9,711,640 is funded as of the Cut-off Date and $10,520,806 is funded as of the date of this prospectus supplement. In order to receive such future mezzanine financing, the combined minimum debt service coverage ratio calculated on an interest only basis must be 1.00x for the first year of the loan term, 1.10x for the second year of the loan term, 1.15x for the third year of the loan term, 1.20x for the fourth year of the loan term and 1.30x for the fifth year of the loan term. The aggregate debt service coverage ratio calculations will include 100% of the related debt service reserves for the first year of the loan term and 50% of the debt service reserves for the second year.
(3)	Only allowed up to $17,000,000.
(4)	In addition, the indirect equity holders of the related borrower are permitted to pledge their respective equity interests in the borrower to (i) a lender meeting certain criteria specified in the loan documents or (ii) with the mortgagee’s prior written consent (which may be withheld in its sole and absolute discretion), a lender not meeting certain specified criteria, provided that the mortgagee’s consent may not be unreasonably withheld if the borrower has delivered confirmation from the rating agencies that the pledge will not, in and of itself, result in a downgrade, withdrawal or qualification of the ratings assigned to the Certificates.
(5)	Only allowed subsequent to two years from the closing date of this securitization.
(6)	The aggregate principal amount of the mezzanine financing must not exceed an amount which when combined with the outstanding principal balance of the Mortgage Loan must result in (i) a loan-to-value ratio greater than 75% during the four years following the closing of the Mortgage Loan and 85% thereafter and (ii) a debt service coverage ratio of less than (A) 1.20x as calculated by mortgagee utilizing no amortization and (B) 1.05x as calculated by the mortgagee utilizing a 30-year amortization schedule.
(7)	Only allowed subsequent to three years from the closing date of the Mortgage Loan.
(8)	Only allowed subsequent to two years from the closing date of the Mortgage Loan.
(9)	The aggregate principal amount of the mezzanine financing must not exceed an amount which when combined with outstanding principal balance of the Mortgage Loan results in a debt service coverage ratio equal to or greater than 1.23x if originated prior to May 1, 2012 and 1.01x thereafter.
(10)	The related borrower is required to cause a letter of credit to be posted with the mortgagee in an amount equal to the greater of (x) $100,000 and (y) the amount by which the monthly net cash flow from the related Mortgaged Property is reduced as a result of the mezzanine loan as determined by the mortgagee pursuant to the related loan documents (which amount must not to exceed $800,000).

Except as described above, we do not know whether the respective borrowers under the Mortgage Loans have any other indebtedness outstanding. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Subordinate Financing’’ in the accompanying prospectus.

ADDITIONAL DEBT NOT SECURED BY THE
RELATED MORTGAGED PROPERTY (OTHER THAN MEZZANINE DEBT)

Regardless of whether the terms of a Mortgage Loan prohibit the incurrence of subordinate secured debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. In addition, although the Mortgage Loans generally restrict the transfer or pledging of general partnership and managing member interests in a borrower, subject to certain exceptions, the terms of the Mortgage Loans generally permit, subject to certain limitations, the transfer or pledge of a less than controlling portion of the limited partnership or managing membership equity interests in a borrower. Moreover, in general the parent entity of any borrower that does not meet the single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property.

Existing Additional Debt Not Secured by the Related Mortgaged Property
(Other than Mezzanine Debt)

In the case of one Mortgage Loan (Loan No. 3406386, representing 5.0% of the Initial Pool Balance and 6.1% of the Group 1 Balance), Hilton Hotels Corporation made an unsecured loan to the related borrower in the amount of $20,000,000.

In the case of one Mortgage Loan (Loan No. 900, representing 0.4% of the Initial Pool Balance and 0.5% of the Group 1 Balance), affiliates of the borrower made unsecured subordinated loans to the borrower in the aggregate amount of $21,855,052 as of the date of origination.

Certain Underwriting Matters

Environmental Assessments.    Each of the Mortgaged Properties was subject to an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan or was required to have environmental insurance in lieu of an environmental site assessment. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of a Mortgaged Property. With respect to an Environmental Report, if any, (i) no such Environmental Report provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and such circumstances or conditions have not been subsequently remediated in all material respects, then generally, with certain exceptions, one or more of the following was the case: (A) a party not related to the related borrower with financial resources reasonably adequate to cure the circumstance or condition in all material respects was identified as a responsible party for such circumstance or condition, (B) the related borrower was required to provide additional security to cure the circumstance or condition in all material respects and to obtain and, for the period contemplated by the related loan documents, maintain an operations and maintenance plan, (C) the related borrower provided a ‘‘no further action’’ letter or other evidence that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such circumstance or condition, (D) such circumstances or conditions were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related borrower is required to do, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to two percent of the outstanding principal balance of the related Mortgage Loan and (b) $200,000, (F) an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances or conditions, or (I) a responsible party with financial resources reasonably adequate to cure the circumstance or condition in all material respects provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation. We cannot assure you, however, that a responsible party will be financially able to address the subject condition or compelled to do so. See ‘‘Risk Factors—Risks Related to the Mortgage Loans— Material Adverse Environmental Conditions Will Subject the Trust Fund to Potential Liability’’ for more information regarding the environmental condition of certain Mortgaged Properties.

No Mortgage Loan Seller will make any representation or warranty with respect to environmental conditions arising after the Delivery Date, and will not be obligated to repurchase or substitute for any Mortgage Loan due to any such condition.

General.    Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials (‘‘ACMs’’). Such laws, as well as common law, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

Owners of residential housing constructed prior to 1978 are required by federal law to disclose to potential residents or purchasers any known lead-based paint hazards and violations can incur treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

The Environmental Protection Agency has identified certain health risks associated with elevated radon gas in buildings, and has recommended that certain mitigating measures be considered.

When recommended by environmental site assessments, operations and maintenance plans (addressing in some cases ACMs, lead-based paint, and/or radon) were generally required, except in the case of certain Mortgaged Properties where the environmental consultant conducting the assessment also identified the condition of the ACM as good and non-friable (i.e., not easily crumbled). In certain instances where related loan documents required the submission of operations and maintenance plans, these plans have yet to be received. We cannot assure you that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested only with respect to Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located; however, at several Multifamily Mortgaged Properties located in geographic areas where radon is prevalent, radon testing was not conducted.

Certain of the Mortgaged Properties may have off-site leaking underground storage tank (‘‘UST’’) sites located nearby that the environmental assessments either have indicated are not likely to contaminate the related Mortgaged Properties but may require future monitoring or have identified a party not related to the mortgagor (borrower) as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels that the environmental consultant has advised are below regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. In some cases, there was no further investigation of a potentially adverse environmental condition. In certain instances where related loan documents required UST repair or removal and the submission of a confirmation that this work has been performed, the confirmations have yet to be received.

The information contained in this prospectus supplement regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Sponsors, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any of their respective affiliates. We cannot assure you that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. In the event a Phase I environmental site assessment already exists that is less than 12 months old, a new assessment will not be required under the Pooling and Servicing Agreement. In the event a Phase I environmental site assessment already exists that is between 12 and 18 months old, only an updated data base search will be required. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See ‘‘Servicing of the Mortgage Loans—Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’, ‘‘Risk Factors—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the accompanying prospectus.

Property Condition Assessments.    Inspections of each of the Mortgaged Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan, except that in connection with certain Mortgage Loans having an initial principal balance of $2,000,000 or less or where the related Mortgaged Property was under construction, a site inspection may not have been performed in connection with the origination of any such Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such estimated cost exceeded $100,000. In general, with limited exception, cash reserves were established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, certain Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

Appraisals and Market Studies.    An independent appraiser that was either state certified or a member of MAI performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged Properties in connection with the origination of each Mortgage Loan to establish the appraised value of the related Mortgaged Property or Properties. Such appraisal, appraisal update or property valuation was prepared on or about the ‘‘Appraisal Date’’ indicated in Annex A to this prospectus supplement, and except for certain Mortgaged Properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in USPAP. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the Mortgaged Property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

None of the Depositor, the Sponsors, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

Zoning and Building Code Compliance.    Each originator has generally examined whether the use and operation of the related Mortgaged Properties were in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such Mortgaged Properties at the time such Mortgage Loans were originated. The related originator may have considered, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related loan documents and information that is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers. Certain violations may exist, however, the related originator does not have notice of any material existing violations with respect to the Mortgaged Properties securing such Mortgage Loans that materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of the related Mortgage Loan or (ii) the principal use of the Mortgaged Property as of the date of the related Mortgage Loan’s origination.

In some cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the related originator has determined that in the event of a material casualty affecting the Mortgaged Property that:

(1) the extent of the nonconformity is not material;

(2) insurance proceeds together with the value of the remaining Mortgaged Property would be available and sufficient to pay off the related Mortgage Loan in full;

(3) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan; or

(4) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

Although the related originator expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the Mortgaged Property.

Hazard, Liability and Other Insurance.    The Mortgage Loans generally require that the related Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related Mortgage Loan, (b) the full insurable value of the related Mortgaged Property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, as amended, or (d) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000.

Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months.

In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Thirty-four of the Mortgaged Properties (30 of the Mortgaged Properties securing Mortgage Loans in Loan Group 1 and four of the Mortgaged Properties securing Mortgage Loans in Loan Group 2), securing 25.0% of the Initial Pool Balance (28.4% of the Group 1 Balance and 10.3% of the Group 2 Balance) are located in areas that are considered a high earthquake risk. These areas include all or parts of the States of Washington, California, Utah, Oregon, Idaho, Nevada and seismic zones 3 and 4. None of the Mortgaged Properties has a PML in excess of 20.0%.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the Mortgage Pool as constituted as of the Cut-off Date, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described in this prospectus supplement, may vary.

A Current Report on Form 8-K will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Current Report on Form 8-K.

Assignment of the Mortgage Loans; Repurchases and Substitutions

On or prior to the Delivery Date, by agreement with the Depositor, each Mortgage Loan Seller with respect to the Mortgage Loans it is selling to the Depositor (except as described in the next paragraph) will assign and transfer such Mortgage Loans, without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, each Mortgage Loan Seller will be required to deliver the following documents, among others, to the Trustee with respect to each of its related Mortgage Loans:

(1) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee or a lost note affidavit and an indemnity with a copy of such Mortgage Note;

(2) the original or a copy of the related Mortgage(s) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

(3) the original or a copy of any related assignment(s), of leases and rents (if any such item is a document separate from the Mortgage) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

(4) other than with respect to a MERS Designated Mortgage Loan, an assignment of each related Mortgage in favor of the Trustee, in recordable form (except for, solely with respect to Mortgages sent for recording but not yet returned, any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

(5) other than with respect to a MERS Designated Mortgage Loan, an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (except for any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

(6) a title insurance policy (or copy thereof) effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders thereto (or if the policy has not yet been issued, an original or copy or a written commitment ‘‘marked-up’’ at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy);

(7) other than with respect to a MERS Designated Mortgage Loan, an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing);

(8) in those cases where applicable, the original or a copy of the related ground lease;

(9) in those cases where applicable, a copy of any letter of credit relating to a Mortgage Loan;

(10) with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, if any;

(11) in those cases where applicable, originals or copies of any written assumption, modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed; and

(12) a copy of the related mortgage loan checklist;

provided, however, with respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer, at the direction of the related Mortgage Loan Seller, will take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee will take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

The Trustee is required to review the documents delivered thereto by each Mortgage Loan Seller with respect to each related Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If there exists a breach of any of the delivery obligations made by a Mortgage Loan Seller as generally described in items (1) through (12) in the preceding paragraph, and that breach materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected Mortgage Loan, including but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates or the Mortgage Loan, then the related Mortgage Loan Seller will be obligated, except as otherwise described below, within the Initial Resolution Period to (1) deliver the missing documents or cure the defect in all material respects, as the case may be, (2) repurchase (or cause the repurchase of) the affected Mortgage Loan at the Purchase Price or (3) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Substitution Shortfall Amount. If such defect or breach is capable of being cured but not within the Initial Resolution Period and the related Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such defect or breach within the Initial Resolution Period, then the related Mortgage Loan Seller will have, with respect to such Mortgage Loan only, the Resolution Extension Period within which to complete such cure or, failing such cure, to repurchase (or cause the repurchase of) or substitute for the related Mortgage Loan (provided that the Resolution Extension Period will not apply in the event of a defect that causes the Mortgage Loan not to constitute a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance).

If (x) any Mortgage Loan is required to be repurchased or substituted as contemplated in this prospectus supplement, (y) such Mortgage Loan is a Crossed-Collateralized Mortgage Loan or part of a portfolio of Mortgaged Properties (which provides that a Mortgaged Property may be uncrossed from the other Mortgaged Properties) and (z) the applicable defect or breach does not constitute a defect or breach, as the case may be, as to any related Crossed-Collateralized Mortgage Loan or applies to only specific Mortgaged Properties included in such portfolio (without regard to this paragraph), then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to that other Crossed-Collateralized Mortgage Loan and to each other Mortgaged Property included in such portfolio and the related Mortgage Loan Seller will be required to repurchase or substitute for that other Crossed-Collateralized Mortgage Loan and each other Mortgaged Property included in such portfolio in the manner described above unless, in the case of a breach or defect, both of the following conditions would be satisfied if the related Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loans or affected Mortgaged Properties as to which a breach had occurred without regard to this paragraph: (i) the debt service coverage ratio for any remaining Cross-Collateralized Mortgage Loan or Mortgaged Properties for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio immediately prior to the repurchase, (b) the debt service coverage ratio on the closing date of this securitization, and (c) 1.25x and (ii) the loan-to-value ratio for any remaining Crossed-Collateralized Mortgage Loans or Mortgaged Properties is not greater than the lesser of (a) the loan-to-value ratio immediately prior to the repurchase, (b) the loan-to-value ratio on the closing date of this securitization, and (c) 75%. In the event that both of the conditions set forth in the preceding sentence would be so satisfied, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loan or Mortgaged Properties as to which the defect or breach exists or to repurchase or substitute for the aggregate Crossed-Collateralized Mortgage Loan or Mortgaged Properties.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Cross-Collateralized Mortgage Loan or Mortgaged Property in the manner prescribed above while the Trustee continues to hold any related Cross-Collateralized Mortgage Loan, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase and Sale Agreement to either uncross the repurchased Cross-Collateralized Mortgage Loan or affected Mortgaged Property; provided that the Depositor has received a tax opinion that uncrossing the repurchased Cross-Collateralized Mortgage Loan will not adversely affect the status of either REMIC I or REMIC II as a REMIC under the Code, or, in the case of a Cross-Collateralized Mortgage Loan, to forbear from enforcing any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Cross-Collateralized Mortgage Loans or Mortgaged Properties, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Cross-Collateralized Mortgage Loans or Mortgaged Properties held by such party, then both parties have agreed in the related Mortgage Loan Purchase and Sale Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the Mortgage Loans can be modified in a manner that complies with the related Mortgage Loan Purchase and Sale Agreement to remove the threat of impairment as a result of the exercise of remedies.

The respective repurchase, substitution or cure obligations of each Mortgage Loan Seller described in this prospectus supplement will constitute the sole remedies available to the Certificateholders for any failure on the part of such Mortgage Loan Seller to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document that would give rise to such Mortgage Loan Seller’s obligation to cure, to substitute or to repurchase pursuant to the related Mortgage Loan Purchase and Sale Agreement, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if such Mortgage Loan Seller defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then such Mortgage Loan Seller will not be required to repurchase (or cause the repurchase of) the affected Mortgage Loan on the basis of such missing document so long as such Mortgage Loan Seller continues in good faith to attempt to obtain such document or such copy.

The Pooling and Servicing Agreement requires that, unless recorded in the name of MERS, the assignments in favor of the Trustee with respect to each Mortgage Loan described in clauses (4), (5) and (7) of the first paragraph under this heading be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related Mortgage Loan Seller. See ‘‘The Pooling and Servicing Agreements—Assignment of Mortgage Loans; Repurchases’’ in the accompanying prospectus.

Representations and Warranties; Repurchases and Substitutions

Mortgage Loans.    The Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement. Pursuant to each Mortgage Loan Purchase and Sale Agreement, the related Mortgage Loan Seller will represent and warrant solely with respect to the Mortgage Loans transferred by such Mortgage Loan Seller in each case as of the Delivery Date or as of such earlier date specifically provided in the related representation or warranty (subject to certain exceptions specified in the related Mortgage Loan Purchase and Sale Agreement) among other things, substantially as follows:

(1) the information set forth in the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement (which will contain a limited portion of the information set forth in Annex A to this prospectus supplement) with respect to the Mortgage Loans is true, complete and correct in all material respects as of the Cut-off Date;

(2) each Mortgage related to and delivered in connection with each Mortgage Loan constitutes a legal, valid and subject to (3) below enforceable first lien on the related Mortgaged Property subject only to Permitted Encumbrances;

(3) the Mortgage(s), Mortgage Note and Assignment of Leases (if a document separate from the Mortgage) for each Mortgage Loan and all other documents executed by or on behalf of the related borrower with respect to each Mortgage Loan are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except with respect to provisions relating to default interest, late fees, additional interest, yield maintenance charges or prepayment premiums and except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(4) no Mortgage Loan was as of the closing date of this securitization, or during the 12-month period prior thereto (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), 30 days or more past due in respect of any Monthly Payment, without giving effect to any applicable grace or cure period;

(5) there is no right of offset, abatement, diminution, or rescission or valid defense or counterclaim with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, yield maintenance charges or prepayment premiums and, as of the closing date of this securitization, to the Mortgage Loan Seller’s actual knowledge no such rights have been asserted;

(6) other than payments due but not yet 30 days or more past due, there exists no material default, breach, violation or event of acceleration existing under any Mortgage Note, Mortgage or any other documents executed by or on behalf of the related borrower with respect to each Mortgage Loan;

(7) in the case of each Mortgage Loan, the related Mortgaged Property (a) as of the date of origination of such Mortgage Loan, was not the subject of any proceeding pending, and subsequent to such date, the Mortgage Loan Seller as of the closing date of this securitization has no actual knowledge of any proceeding pending for the condemnation of all or any material portion of such Mortgaged Property, and (b) to the Mortgage Loan Seller’s knowledge, is free and clear of any damage which would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where an escrow of funds or a letter of credit was obtained in an amount equal to 125% of the amount estimated to be sufficient to effect the necessary repairs or such other amount as a prudent commercial lender would deem appropriate);

(8) at origination, each Mortgage Loan complied with or was exempt from, all applicable usury laws;

(9) in connection with or subsequent to the origination of the related Mortgage Loan, one or more environmental site assessments, an update of a previously conducted assessment or a transaction screen has been performed with respect to each Mortgaged Property and the Mortgage Loan Seller has no actual knowledge of any significant or material environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in an Environmental Report or borrower questionnaire;

(10) each Mortgaged Property securing a Mortgage Loan is covered by an ALTA title insurance policy or an equivalent form of lender’s title insurance policy (or, if not yet issued, evidenced by a ‘‘marked-up’’ pro forma title policy or a title commitment) in the original principal amount of such Mortgage Loan, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property subject only to the exceptions stated therein;

(11) the proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been fully disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto;

(12) the terms of the Mortgage have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage, except as specifically set forth in a written instrument (that has been duly submitted for recordation) in the related Mortgage File;

(13) all taxes and governmental assessments or charges or water or sewer bills that prior to the Cut-off Date became due and owing in respect of each related Mortgaged Property have been paid, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established;

(14) the related borrower’s interest in each Mortgaged Property securing a Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon;

(15) no Mortgage Loan contains any equity participation by the mortgagee, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related borrower, has a shared appreciation feature, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for interest only payments without principal amortization (except as disclosed in this prospectus supplement) or provides for the negative amortization of interest; and

(16) the appraisal obtained in connection with the origination of each Mortgage Loan, based upon the representation of the appraiser in a supplemental letter or in the related appraisal, satisfies the appraisal guidelines set forth in Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989 (as amended).

In each Mortgage Loan Purchase and Sale Agreement, the related Mortgage Loan Seller will make certain representations concerning the priority and certain terms of ground leases securing those Mortgage Loans transferred by it. Each Mortgage Loan Seller will represent and warrant as of the Delivery Date, that, immediately prior to the transfer of the related Mortgage Loans, such Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each related Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan.

If the related Mortgage Loan Seller discovers or is notified of a material breach of any of the foregoing representations and warranties with respect to any related Mortgage Loan and that material breach materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected loan, including, but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates or the Mortgage Loan, then the related Mortgage Loan Seller will be obligated, within the Initial Resolution Period to cure such material breach in all material respects, repurchase such Mortgage Loan at the applicable Purchase Price or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement. However, if such material breach is capable of being cured but not within the Initial Resolution Period and the related Mortgage Loan Seller, has commenced and is diligently proceeding with cure of such material breach within the Initial Resolution Period, the related Mortgage Loan Seller will have the Resolution Extension Period within which to complete such cure or, failing to complete such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement (provided that the Resolution Extension Period will not apply on the event of a material breach that causes the Mortgage Loan not to constitute a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance). With respect to any Cross-Collateralized Mortgage Loan or Mortgage Loan secured by multiple properties, the provisions regarding repurchase and substitution set forth above for such material document defects or material breaches as described under ‘‘Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ will also be applicable with respect to any material breach of a representation and warranty.

The foregoing cure, substitution or repurchase obligations described in the immediately preceding paragraph will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach that would give rise to the related Mortgage Loan Seller’s obligation to cure, to substitute or to repurchase pursuant to the related Mortgage Loan Purchase and Sale Agreement of such representations and warranties if the related Mortgage Loan Seller defaults on its obligation to do so. Each Mortgage Loan Seller will be the sole Warranting Party (as defined in the accompanying prospectus) in respect of the Mortgage Loans sold by it to the Depositor. See ‘‘The Pooling and Servicing Agreements—Representations and Warranties; Repurchases’’ in the accompanying prospectus. In addition, as each of the foregoing representations and warranties by the related Mortgage Loan Seller is made as of the Delivery Date or such earlier date specifically provided in the related representation and warranty, and such Mortgage Loan Seller will not be obligated to cure or repurchase any related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement due to any breach arising from events subsequent to the date as of which such representation or warranty was made.

THE SPONSORS

Bank of America, National Association.    Bank of America, National Association, is an indirect wholly-owned subsidiary of Bank of America Corporation.

See ‘‘Bank of America, National Association, as Sponsor’’, ‘‘THE MORTGAGE LOAN PROGRAM’’, ‘‘Bank of America, National Association, as Servicer’’ and ‘‘The Pooling and Servicing Agreements’’ in the accompanying prospectus for more information about this Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the mortgage loans and its material roles and duties in this securitization.

Eurohypo AG, New York Branch

Eurohypo is the New York Branch of Eurohypo Aktiengesellschaft (‘‘Eurohypo AG’’), a German banking corporation. Eurohypo AG was formed in September 2002 by the merger of real estate banking subsidiaries of Allianz Group/Dresdner Bank, Deutsche Bank and Commerzbank. In January 2003, Allianz Group/Dresdner Bank’s U.S. Real Estate Investment Banking Group was merged into the newly formed Eurohypo AG. As of April, 2006, Commerzbank acquired the interests held by Deutsche Bank and Allianz Group/Dresdner Bank. Eurohypo has offices in New York, Chicago and Los Angeles, and its principal offices are located at 1114 Avenue of the Americas, New York, New York 10036.

Eurohypo’s primary business is the underwriting, origination, co-origination, participation, syndication and sale of loans secured by commercial or multifamily properties. Eurohypo originates loans both for its own portfolio and for securitization, utilizing separate criteria, processes and execution strategies for each. Mortgage loans originated by Eurohypo for its own portfolio may include loans that have structural features that may make them unsuitable for securitization. Some of these mortgage loans may be included in a securitization at a later time if at such time Eurohypo deems it desirable to do so. Eurohypo also originates mezzanine debt. Eurohypo sells some of the loans that it originates through CMBS securitizations. Eurohypo began originating and securitizing commercial loans in 2003. As of December 31, 2006, the total amount of mortgage loans originated by Eurohypo since 2003 was approximately $18 billion, of which approximately $6.3 billion has been securitized. Eurohypo securitized approximately $428 million in 2003, $318 million in 2004, $2.776 billion in 2005, and $3 billion in 2006.

The commercial mortgage loans originated by Eurohypo include both fixed and floating rate loans and both conduit loans and large loans. In the U.S., Eurohypo primarily originates loans secured by retail, office, multifamily, industrial and hospitality properties, but also originates loans secured by self storage, manufactured housing, parking garages, land subject to a ground lease, mixed use properties and other commercial property types.

As a sponsor, Eurohypo originates mortgage loans, and together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. Eurohypo has acted as a loan seller to one commercial mortgage transaction in which Banc of America Commercial Mortgage Inc. acted as depositor and one commercial mortgage transaction in which Credit Suisse First Boston Mortgage Securities Corp. acted as depositor, and has acted as a loan seller to several commercial mortgage transactions in which an affiliate of Wachovia Bank acted as depositor. Eurohypo has also participated in the ‘‘Large Diversified Pool’’ program (‘‘LDP’’) in which JPMorgan Chase Bank, National Association, Nomura Credit & Capital, Inc., LaSalle Bank National Association, PNC Bank, National Association and other financial institutions generally are or have been loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of December 31, 2006, Eurohypo had securitized approximately $4.8 billion through the LDP program.

Neither Eurohypo nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, Eurohypo sells the right to be appointed servicer of its securitized loans to third-party servicers, including Midland Loan Services, Wachovia Bank National Association and GMAC Commercial Mortgage Corporation, among others.

Eurohypo is an affiliate of Commerzbank Capital Markets Corp., one of the underwriters.

Eurohypo’s Underwriting Standards

Generally, all of the Eurohypo loans intended to be sold into the securitization were originated or co-originated by Eurohypo. In general, mortgage loans which Eurohypo intends to securitize are generally originated in accordance with the underwriting criteria described in the paragraphs below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. The below underwriting criteria are general, and in several instances exceptions to one or more of these guidelines may be approved. Consequently, there can be no assurance that every mortgage loan will comply in all respects with the general guidelines described in the paragraphs below. Generally, underwriting is done prior to the closing of the mortgage loan. There can be no assurance that such financial, occupancy and other information remains accurate.

Loan Analysis.    Generally, Eurohypo performs both a credit analysis and collateral analysis with respect to each loan applicant and mortgage loan. The credit analysis of the borrower and certain key principals of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. Borrowers are generally required to be single-purpose entities although depending on the size of the mortgage loan are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis, to the extent available and/or applicable, of the recent historical property operating statements, rent rolls and certain tenant leases.

Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. Eurohypo’s collateral analysis also includes a review of third party appraisals, as well as environmental and property condition reports.

Loan Approval.    Prior to closing, all mortgage loans are generally presented to a committee which includes senior personnel from Eurohypo, which committee may then submit the mortgage loan to Eurohypo’s credit department for approval. Eurohypo’s credit department may approve the proposed mortgage loan, decline the proposed mortgage loan, request additional due diligence, or modify the terms and/or conditions of the proposed mortgage loan.

Debt Service Coverage Ratio and LTV Ratio.    Eurohypo’s underwriting includes a calculation of the debt service coverage ratio (‘‘DSCR’’) and loan to value ratio (‘‘LTV’’) in connection with the origination of a loan. Eurohypo’s underwriting criteria generally require a minimum DSCR of 1.20x and maximum LTV of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics for particular mortgage loans. In addition, with respect to certain mortgage loans originated by Eurohypo, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower DCSR and/or a higher LTV, if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The DSCR is generally calculated as underwritten net cash flow from the property as determined by Eurohypo divided by required payments on the mortgage loan based on the actual principal and/or interest due on the mortgage loan. However, underwritten net cash flow is a highly subjective number based on a variety of assumptions regarding revenues and expenses with respect to the related property. For example, revenues or expenses may be expected to rise or fall based on property, submarket, market or industry norms or trends. In such cases, Eurohypo may choose to normalize certain income and/or expense items.

The LTV, in general, is the ratio, expressed as a percentage, of the then outstanding principal balance of the debt facility divided by the estimated value of the related property based on an appraisal.

Escrow Requirements.    Generally, Eurohypo may require borrowers to fund various escrows for real estate taxes, property insurance, immediate repairs and replacement reserves. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given escrow. Eurohypo conducts a case-by-case analysis to determine the need for a particular escrow. Consequently, the above escrows are not established for every mortgage loan originated by Eurohypo.

In some cases, major tenants and/or a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, in certain cases, reserves may be funded (either at closing and/or during the term of the mortgage loan) to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

In some cases cash reserves or letters of credit are posted by the borrower as additional security for the mortgage loan which may be released to the borrower upon the satisfaction of certain performance related conditions including, the property achieving a certain DSCR, occupancy level or LTV.

Assessment of Property Condition.    As part of the underwriting process, Eurohypo generally obtains the property assessments and reports described below:

Appraisal.    Eurohypo requires that the mortgaged property be appraised by a state certified appraiser within the state the mortgaged property is located. Eurohypo requires that the appraisal is made in conformity with Federal Reserve Board regulations, the Uniform Standards of Professional Appraisal Practice (‘‘USPAP’’) as approved by the Appraisal Standards Board of the Appraisal Foundation and FIRREA Title XI, 12 CFR Part 323 (FDIC) and 12 CFR Part 34 (RTC). In general, such appraisals represent the analysis and opinions of the respective appraisers as of the date of valuation, and are not guarantees of, and may not be indicative of, present or future value.

Environmental Assessment.    At origination, Eurohypo generally requires an environmental site assessment (‘‘ESA’’) with respect to the mortgaged property prepared by an environmental consulting firm. In certain cases, Eurohypo may utilize an update of a prior ESA or a desktop review. Depending on the findings of the ESA, Eurohypo may require additional due diligence and/or environmental testing, such as a Phase II environmental assessment with respect to a mortgaged property. In cases in which the ESA identifies environmental conditions, Eurohypo generally requires the borrower to carry out remediation activities as recommended by such environmental consulting firm, to establish an operations and maintenance plan, to place sufficient funds in escrow or post a letter of credit at the time of origination to complete such remediation within a specified period of time, to obtain an environmental insurance policy for the mortgaged property or to execute an indemnity agreement with respect to such condition. An ESA conducted at any particular mortgaged property, however, will not necessarily cover all potential environmental issues.

Property Condition Assessment.    In connection with the origination process, Eurohypo generally requires an independent licensed engineer to inspect the mortgaged property. Such inspections are generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at the mortgaged property. Based on the resulting report, Eurohypo will determine its response to any recommended repairs, corrections or replacements and any identified deferred maintenance. In general, cash reserves may be established, or other security may be obtained, to fund or secure the payment of any material estimated deferred maintenance or replacement items.

Seismic Report.    Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.    In connection with the origination process, Eurohypo will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Hypo Real Estate Capital Corporation

Hypo Real Estate Capital Corporation (‘‘HRECC’’), a Delaware corporation, is a full service, self-contained commercial real estate finance company that specializes in debt financing for commercial real estate throughout the United States. HRECC is the United States subsidiary of Hypo Real Estate Bank International AG, or ‘‘Hypo International,’’ which is a member of the Hypo Real Estate Group, a leading commercial real estate finance group. The ultimate parent of the Hypo Real Estate Group is Hypo Real Estate Holding AG, a publicly-traded German company listed on the Frankfurt Stock Exchange with headquarters in Munich, Germany. HRECC and the Hypo Real Estate Group are the product of a 2003 spin-off from Hypo Vereinsbank, then the second largest bank in Germany as measured by assets. HRECC originates loans on a nationwide basis from its headquarters at 622 Third Avenue, New York, New York 10017. For the purposes of this prospectus supplement, HRECC is described as the sponsor and mortgage loan seller with respect to the mortgage loans sold to the Depositor by Hypo Public Finance USA, Inc., to which HRECC subsequently transferred such mortgage loans after underwriting and originating them.

HRECC and its predecessors have managed an active real estate portfolio in the United States for almost 20 years. HRECC currently employs approximately 80 professionals with substantial experience and expertise in origination, underwriting, structuring, portfolio management, servicing, securitization, syndication and subordinate and mezzanine sales. Since January 1, 2004, HRECC has originated over $12.0 billion of commercial real estate loans in the United States, of which approximately $10.0 billion were direct originations with the balance purchased in the secondary market. As of May 31, 2007, HRECC had a portfolio of over $9.2 billion in loan commitments.

The commercial mortgage loans originated by HRECC include both fixed and floating rate loans and both conduit loans and large loans. In the United States, HRECC primarily originates loans secured by retail, office, multifamily, industrial and hospitality properties, but also originates loans secured by self-storage, manufactured housing, parking garages, land subject to a ground lease, mixed use properties and other commercial property types.

As a sponsor, HRECC originates mortgage loans, and together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. HRECC has acted as a loan seller with respect to mortgage loans with an aggregate original principal balance of $114,500,000 in one commercial mortgage securitization (which closed in December 2005) in which Credit Suisse First Boston Mortgage Securities Corp. acted as depositor and has acted as a loan seller with respect to a mortgage loan interest with an original principal balance of approximately $57,712,500 to another commercial mortgage securitization (which closed in October 2005) in which Wachovia Large Loan, Inc. acted as depositor. In addition, HRECC sold one-half of an interest in a $345,000,000 loan to Bear Stearns Commercial Mortgage, Inc. that was subsequently deposited in a commercial mortgage securitization in which Bear Stearns acted as depositor.

HRECC will act as a primary servicer for its commercial mortgage loans included in this securitization. HRECC currently services a portfolio of 96 loans worth approximately $12 billion. Of these 96 loans, 36 are syndicated or serviced for unrelated third parties. Serviced asset types include multifamily, retail, office, hotel, healthcare and mixed-use. HRECC also originates and services construction loans on residential, retail, office, hotel and mixed–use properties. HRECC has serviced all the above asset types since inception of their real estate lending activities in the United States. For a further discussion of HRECC as Servicer, see the ‘‘—The Servicers—Other Servicers—Hypo Real Estate Capital Corporation.’’

HRECC is an affiliate of Hypo Capital Markets, Inc., one of the underwriters.

HRECC’s Underwriting Standards

Generally, all of the HRECC loans expected to be sold into the securitization were originated, co-originated or acquired by HRECC, or an affiliate thereof. In general, mortgage loans which HRECC intends to securitize are generally originated in accordance with the underwriting criteria described in the paragraphs below.

HRECC approaches each loan origination situation as unique. The facts and circumstances surrounding each mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan origination. The underwriting criteria established herein are general, and in several instances exceptions to one or more of these guidelines may be approved. Consequently, there can be no assurance that every mortgage loan will comply in all respects with the general guidelines described in the paragraphs below. Generally underwriting is done prior to the closing of the mortgage loan, as such, no assurance can be made that such financial, occupancy and other information remains accurate.

Mortgage Loan Analysis.    Generally, the underwriter for each mortgage loan is required to conduct a review of the related mortgaged property, generally including, but not limited to, an analysis of the historical property operating statements, if applicable, rent rolls, current and historical real estate taxes, a review of tenant leases, and analyze the appraisal, engineering report, seismic report, if applicable, and environmental reports. The credit and background of the borrower and certain key principals of the borrower are examined for financial strength and character prior to loan approval. Borrowers are generally required to be single-purpose entities although oftentimes are not required to be bankruptcy-remote entities. Generally, the analysis of the borrower and certain key principals includes a review of historical financial statements (typically unaudited), historical income tax returns, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as a part of the underwriting process. Generally, a member of HRECC or a third-party contractor visits the property for a site inspection to confirm occupancy and to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood market, accessibility, visibility and demand generators. HRECC, on occasion, obtains outside consultants to assist in its underwriting. As part of its underwriting procedures, HRECC generally obtains certain third party reports or other documents in connection with various assessments and appraisals, such as assessments relating to property value and condition, environmental conditions, insurance and zoning and building code compliance.

Loan Approval.    Prior to commitment or loan closing, all mortgage loans must be approved by a credit committee and in accordance with HRECC’s credit policies. HRECC’s credit committee may either approve a mortgage loan as recommended, request additional due diligence, modify loan terms or decline a mortgage loan.

Debt Service Coverage Ratio and LTV Ratio.    HRECC’s underwriting includes a calculation of the debt service coverage ratio (‘‘DSCR’’) and loan to value ratio (‘‘LTV’’) in connection with the origination of a mortgage loan. HRECC’s underwriting criteria generally require a minimum DSCR of 1.20x and maximum LTV of 80%, however, these requirements solely constitute guidelines, and exceptions to these guidelines may be approved based on the individual characteristics for particular mortgage loans. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. DSCR is generally calculated as underwritten net cash flow from the property as determined by HRECC divided by required payments on the mortgage loan based on the actual principal and/or interest due on the mortgage loan. However, underwritten net cash flow is a highly subjective number based on a variety of assumptions regarding revenues and expenses with respect to the related property. Consequently, the DSCR for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination. For example, revenues or expenses may be expected to rise or fall based on property, submarket, market or industry norms or trends. In such cases HRECC may choose to normalize certain income and/or expense items or underwrite based on projected revenue.

The LTV, in general, is the ratio, expressed as a percentage, of the then outstanding principal balance of the debt facility divided by the estimated value of the related property based on an appraisal.

Escrow Requirements.    Generally, HRECC may require borrowers to fund various escrows for real estate taxes, property insurance, immediate repairs, deferred maintenance, re-tenanting expenses and capital expenses. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. HRECC conducts a case-by-case analysis to determine the need for a particular reserve or escrow. Consequently, the above referenced escrows and/or reserves may not be established certain every mortgage loans originated by HRECC.

Earnouts and Additional Collateral Loans.    Some of the mortgage loans are sometimes additionally secured by cash reserves, borrower principal guarantees or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified occupancy thresholds, DSCR’s or LTV’s.

Additional Debt.    Certain mortgage loans may have or permit in the future certain additional subordinate debt, either secured or unsecured. It is possible that HRECC or an affiliate thereof will be the lender on that additional debt. The combined DSCR’s and LTV’s may be below 1.20x and 80%, respectively, based on the existence of additional debt secured by the real property collateral or directly or indirectly by equity interests in the related borrower.

As part of the underwriting process, HRECC generally obtains the property assessments and reports described below.

Appraisal.    HRECC requires that the mortgaged property be appraised by a state certified appraiser generally within the state the mortgaged property is located. HRECC requires that the appraisal is made in conformity with Federal Reserve Board regulations, the Uniform Standards of Professional Appraisal Practice (‘‘USPAP’’) as approved by the Appraisal Standards Board of the Appraisal Foundation and FIRREA Title XI, 12 CFR Part 323 (FDIC) and 12 CFR Part 34 (RTC). In general, such appraisals represent the analysis and opinions of the respective appraisers as of the date of valuation, and are not guarantees of, and may not be indicative of, present or future value.

Environmental Assessment.    At origination, HRECC generally requires an environmental site assessment (‘‘ESA’’) with respect to the mortgaged property conducted utilizing generally accepted Phase I industry standards using the American Society for Testing and Materials (ASTM) Practice E 1527-00. In certain cases, HRECC may utilize an update of a prior ESA or a desktop review. Depending on the findings of the ESA, HRECC may require additional due diligence and/or environmental testing, such as a Phase II environmental assessment with respect to a mortgaged property. In cases in which the ESA identifies environmental conditions, HRECC generally requires the borrower to carry out remediation activities as recommended by such environmental consulting firm, to establish an operations and maintenance plan, to place sufficient funds in escrow or post a letter of credit at the time of origination to complete such remediation within a specified period of time, to obtain an environmental insurance policy for the mortgaged property or execute an indemnity agreement with respect to such condition. An ESA conducted at any particular mortgaged property, however, will not necessarily cover all potential environmental issues.

Property Condition Assessment.    In connection with the origination process, HRECC generally requires property condition assessments performed using methods and procedures consistent with good commercial and customary practice conforming with ASTM E2018-01. Such inspections are generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at the mortgaged property. Based on the resulting report, HRECC will determine its response to any recommended repairs, corrections or replacements and any identified deferred maintenance. In general, cash reserves may be established, or other security may be obtained, to fund or secure the payment of any material estimated deferred maintenance or replacement items.

Seismic Report.    Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4, as determined in accordance with the Uniform Building Code.

Zoning and Building Code Compliance.    In connection with the origination process, HRECC will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower. In certain instances, the mortgaged properties may not meet certain then-current zoning standards.

OTHER MORTGAGE LOAN SELLERS (OTHER THAN THE SPONSORS)

SunTrust Bank

SunTrust Bank, which is not a Sponsor, is the seller and originator of 25 of the Mortgage Loans representing 4.0% of the Initial Pool Balance (22 Mortgage Loans representing 4.5% of the Group 1 Balance and three Mortgage Loans representing 2.1% of the Group 2 Balance). SunTrust Bank is a Georgia banking corporation and is a wholly owned subsidiary of SunTrust Banks, Inc. SunTrust Banks, Inc.’s common stock trades on the New York Stock Exchange under the symbol ‘‘STI’’. SunTrust Bank is an affiliate of SunTrust Capital Markets, Inc., one of the underwriters of the Certificates.

OTHER ORIGINATOR (OTHER THAN THE SPONSORS AND OTHER MORTGAGE
LOAN SELLERS)

Bridger Commercial Funding LLC

Bridger Commercial Funding LLC (‘‘Bridger’’), which is not a Sponsor, originated 16 underlying mortgage loans, representing 3.2% of the Initial Pool Balance (14 Mortgage Loans representing 3.5% of the Group 1 Balance and two Mortgage Loans representing 1.9% of the Group 2 Balance). Bridger is a real estate financial services company organized in 1998 under the laws of the State of Missouri that originates and acquires commercial and multifamily real estate loans through its own origination offices working in conjunction with various commercial banks in local markets across the United States. Bridger’s loan underwriting and quality control procedures are undertaken principally at its headquarters located at 100 Shoreline Highway, Suite 100, Mill Valley, California 94941. Its telephone number is (415) 331-3220. Through May 1, 2007, Bridger has originated in excess of $4.4 billion in loans secured by commercial real estate.

Bridger funds many of the loans it originates or acquires through table-funding financing provided by Bank of America, National Association. Upon funding the loans it originated or acquired for contribution to the Trust Fund, Bridger sold those loans to Bank of America, National Association, which in turn is selling those loans to the Trust Fund. Bank of America Strategic Investment Corporation, (‘‘BASIC’’), a non-bank subsidiary of Bank of America Corporation and an affiliate of Bank of America, National Association, owns a minority interest in Bridger Holdings LLC, a Delaware limited liability company, which owns 100% of Bridger. In addition, BASIC and Banc of America Mortgage Capital Corporation (‘‘BAMCC’’), a non-bank subsidiary of Bank of America Corporation and an affiliate of Bank of America have extended working capital and other financing facilities to Bridger and Bridger is currently indebted to BASIC and BAMCC under those credit facilities.

THE DEPOSITOR

The Depositor was incorporated in the State of Delaware on December 13, 1995 under the name ‘‘NationsLink Funding Corporation’’ and filed a Certificate of Amendment of Certificate of Incorporation changing its name to ‘‘Banc of America Commercial Mortgage Inc.’’ on August 24, 2000. The Depositor is a wholly-owned subsidiary of Bank of America, National Association, one of the Sponsors. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

The Depositor maintains its principal executive office at 214 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-8509.

THE ISSUING ENTITY

The Issuing Entity will be a New York common law trust, formed on the closing date of this securitization pursuant to the Pooling and Servicing Agreement. The Mortgage Loans will be deposited by the Depositor into the trust under the Pooling and Servicing Agreement. The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates. The assets of the Trust Fund will constitute the only assets of the Issuing Entity. The fiscal year end of the trust will be December 31 of each year.

The Trustee, the Master Servicer and the Special Servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling and Servicing Agreement with respect to the Mortgage Loans and the Certificates. The roles and responsibilities of such persons are described in this prospectus supplement under ‘‘The Trustee’’, ‘‘The Servicers’’ and ‘‘Servicing of the Mortgage Loans’’. Additional information may also be found in the accompanying prospectus under ‘‘Bank of America, National Association, as Servicer’’ and ‘‘The Pooling and Servicing Agreements’’. Such persons are permitted only to take the actions specifically provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, they will not have the power on behalf of the trust to issue additional certificates representing interests in the trust, borrow money on behalf of the trust or make loans from the assets of the trust to any person or entity.

The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of the insolvency or bankruptcy of Bank of America, National Association or the Depositor, the transfer of the Mortgage Loans to the trust may be challenged. See ‘‘Risk Factors—Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates’’ and ‘‘—Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans’’ in the accompanying prospectus.

THE TRUSTEE

Wells Fargo Bank, N.A. (‘‘Wells Fargo Bank’’) will act as Trustee under the Pooling and Servicing Agreement. Wells Fargo Bank is a national association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, over 23 million customers and 158,000 employees as of December 31, 2006, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance service throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsors, the Master Servicer, the Special Servicer, the primary servicers and the Mortgage Loan Sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2006, Wells Fargo Bank was acting as trustee on more than 285 series of commercial mortgage-backed securities with an aggregate principal balance of over $290 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the Pooling and Servicing Agreement, the Trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distributions reports. As securities administrator, the Trustee is responsible for the preparation of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D and the filing of annual reports on Form 8-K and Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration in connection with mortgage-backed securities since 1995 and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 360 series of commercial mortgage-backed securities, and, as of December 31, 2006, was acting as securities administrator with respect to more than $340 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria for the 12 months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

There have been no material changes to Wells Fargo Bank’s policies or procedures with respect to its securities administration function other than changes required by applicable laws.

In the past three years, Wells Fargo Bank has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the Mortgage Loans and other contents of the mortgage loan files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in its Minneapolis, Minnesota. As of December 31, 2006, Wells Fargo Bank was acting as custodian of more than 43,000 commercial mortgage loan files.

In addition, the Trustee will be obligated to make any advance required to be made, but not made, by the Master Servicer under the Pooling and Servicing Agreement (including a Servicing Advance, to the extent the Trustee has actual knowledge of the failure of the Master Servicer to make such Servicing Advance); provided that the Trustee will not be obligated to make any Advance that it determines to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer or the Special Servicer that an advance, if made, would be nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate) for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer.

See ‘‘THE POOLING AND SERVICING AGREEMENTS—The Trustee’’, ‘‘—Duties of the Trustee’’, ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the accompanying prospectus for more information about the Trustee and its obligations and rights (including limitations on its liability and its right to indemnity and reimbursement in certain circumstances) under the Pooling and Servicing Agreement.

The information set forth in the first through eighth paragraphs above concerning the Trustee has been provided by the Trustee.

The Servicers

The Master Servicer

One of the Sponsors, Bank of America, National Association, through its Capital Markets Servicing Group, will act as Master Servicer with respect to the Mortgage Pool (other than with respect to the One Park Avenue Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan). See ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement and ‘‘Bank of America, National Association, as Servicer’’ in the accompanying prospectus.

The Special Servicer

Midland Loan Services, Inc. (‘‘Midland’’) will be the special servicer (other than with respect to the One Park Avenue Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan) and in this capacity will initially be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties pursuant to the Pooling and Servicing

Agreement. Midland will also be one of the primary servicers with respect to certain loans contributed by Bridger Commercial Funding LLC and in this capacity will be responsible for certain servicing and administrative functions under a sub-servicing agreement with the master servicer.

Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association (‘‘PNC Bank’’). PNC Bank is an affiliate of BlackRock Financial Management, Inc., which is the manager of Anthracite Capital, Inc., the initial directing certificateholder under the Pooling and Servicing Agreement. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody’s and Fitch. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as ‘‘Strong’’ and Fitch ranks Midland as ‘‘1’’ for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating policies and procedures relating to its various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed and available electronically within Midland’s Enterprise!® Loan Management System. Furthermore, Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced an event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of March 31, 2007, Midland was servicing approximately 24,500 commercial and multifamily mortgage loans with a principal balance of approximately $228.4 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 16,750 of such loans, with a total principal balance of approximately $142.4 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of March 31, 2007, Midland was named the special servicer in approximately 131 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $97.4 billion. With respect to such transactions as of such date, Midland was administering approximately 93 assets with an outstanding principal balance of approximately $339.4 million.

Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2004 to 2006.

Portfolio Growth–Master/Primary	Calendar Year End (Approximate amounts in billions)
	2004	2005	2006
CMBS	$70	$104	$139
Other	$28	$ 32	$ 61
Total	$98	$136	$200

Midland has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in commercial mortgage-backed securities transactions from 2004 to 2006.

Portfolio Growth–CMBS Special Servicing	Calendar Year End (Approximate amounts in billions)
	2004	2005	2006
Total	$49	$65	$89

The information set forth in this prospectus supplement concerning the Special Servicer has been provided by the Special Servicer.

Other Servicers

Wachovia Bank, National Association (‘‘Wachovia’’) will be a primary servicer of 22 of the Mortgage Loans representing 14.8% of the Initial Pool Balance originated by Eurohypo AG, New York Branch pursuant to a sub-servicing agreement to be entered into with the Master Servicer. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

The information set forth above under ‘‘Other Servicers’’ in this prospectus supplement concerning Wachovia (other than the number of Mortgage Loans and percentage of the Initial Pool Balance to be primary serviced by Wachovia) has been provided by it.

Hypo Real Estate Capital Corporation (‘‘HRECC’’) will be a primary servicer of three of the Mortgage Loans representing 13.1% the Initial Pool Balance originated by it pursuant to a primary servicing agreement to be entered into with the Master Servicer, with respect to the mortgage loans sold to the trust by HRECC. HRECC is a corporation incorporated under the laws of the state of Delaware. HRECC’s principal servicing offices are located at 622 Third Avenue, New York, New York 10017.

HRECC currently services a portfolio of 96 loans with a commitment of approximately $12 billion. Of these 96 loans, 36 are syndicated or serviced for unrelated third-parties. Serviced asset types include residential, retail, office, hotel, healthcare and mixed-use properties. HRECC also originates and services construction loans secured by residential, retail, office, hotel and mixed–use properties. HRECC has been servicing all such asset types since the inception of its United States real estate lending activities.

Portfolio Utilization by Project Type

Project Type	Year
	2003		2004		2005
Residential	20.68%	$944,703,723	32.38%	$1,777,587,785	63.04%	$4,782,099,750
Hotel	5.30%	242,084,684	3.25%	178,511,326	6.25%	474,394,893
Office	52.09%	2,379,287,120	34.33%	1,884,789,177	12.11%	918,757,746
Retail	6.56%	299,532,459	5.92%	325,174,490	6.16%	467,078,158
Mixed-use	14.00%	639,604,165	16.84%	924,368,792	8.95%	678,855,265
Healthcare	0.00%	—	0.00%	—	0.00%	—
REIT	1.36%	62,025,802	4.92%	270,000,000	2.82%	214,046,154
Land	0.00%	—	1.92%	105,500,000	0.67%	50,500,000
Other	0.00%	—	0.44%	24,431,764	0.00%	—
Total Portfolio		$4,567,237,953		$5,490,363,334		$7,585,731,966

HRECC has extensive policies and procedures in place that encompass loan boarding, servicing and ongoing asset management of all serviced loans. Regulatory changes are reviewed by HRECC’s internal compliance department and the policies and procedures manuals are updated or amended in accordance with the compliance department’s recommendations.

HRECC currently uses the Advanced Commercial Banking System (‘‘ACBS’’) as its loan servicing system. The system runs on an OS400 platform and is supported by HRECC’s local information technology personnel. IBM provides secondary support for the operating system, and Fidelity Information Systems (the current proprietor of ACBS) provides secondary support for ACBS. Users are created and maintained by HRECC’s data security officer. The users are assigned a profile which details their level of access into the system. Logs are reviewed quarterly to ensure all authorized persons are able to access the system.

In addition, HRECC uses an internal data management system (REDS) to track all relevant financial information for each loan, including not only the terms and conditions but also real estate tax, insurance and escrow/reserve account information for all loans.

HRECC has instituted a comprehensive disaster recovery/business resumption plan should an unforeseen event cause an interruption of business. All of HRECC’s data is backed up to tape storage and kept off-site. Additionally, a real-time data replication system constantly transfers data to HRECC’s servers located in its disaster recovery facility. In a worst-case scenario where data replication is interrupted and HRECC needs to restore its backed-up data, estimated recovery time is less than one day. As of June 16, 2007, the disaster recovery plan was tested twice over the past 12 months.

This is HRECC’s third CMBS transaction in which it is acting as primary servicer. HRECC expects to review its CMBS servicing policies and procedures at least annually, with more frequent assessments as deemed appropriate.

There have not been any material changes in HRECC’s servicing policies and procedures over the past three years with the exception of any regulatory changes necessary to comply with American and/or German banking laws and regulations.

Currently, principal, interest, swap, and reserve amounts billed to customers are remitted to HRECC’s clearing account at JPMorgan Chase. It is the responsibility of the loan processing department to identify and apply incoming funds for the benefit of the appropriate customer. All reserve amounts are transferred to the appropriate escrow/reserve accounts upon receipt. These accounts are held separately in the name of each individual borrower, and again segregated by account type (i.e. real estate tax, insurance, capex, etc.).

In the future, it is expected that principal, interest, swap and reserve amounts billed to customers will be remitted to another financial institution (the ‘‘Future Bank’’). It is expected that the Future Bank will have one incoming wire account for all incoming funds (the ‘‘Deposit Reserve’’). It is expected that from the Deposit Reserve the funds will be moved to the Future Bank’s deposit clearing account, from which funds are then credited to principal and interest, tax and insurance and reserve accounts. It is expected that any outgoing wires would be debited from the individual accounts and credited to the Future Bank’s general disbursement account, from which funds would then be transferred to the master servicer, the borrower, the taxing authority, or other appropriate parties.

HRECC will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, HRECC may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent HRECC performs custodial functions as primary servicer under a certain primary servicing agreement, documents will be maintained in a manner consistent with the servicing standards described in the primary servicing agreement.

The information set forth in ‘‘Other Servicers’’ in this prospectus supplement concerning Hypo Real Estate Capital Corporation has been provided by it.

HRECC Primary Servicing Agreement.    Under a primary servicing agreement (the ‘‘HRECC Primary Servicing Agreement’’), Hypo Real Estate Capital Corporation (‘‘HRECC’’) to be entered into with the Master Servicer, as primary servicer with respect to all Mortgage Loans sold to the Trust by HRECC, will perform many of the servicing duties of the master servicer described under ‘‘SERVICING OF THE MORTGAGE LOANS’’ in this prospectus supplement with respect to such Mortgage Loans, except for advancing and remitting funds to the Trustee.

Payments received by HRECC as primary servicer with respect to the Mortgage Loans it is primary servicing are required to be deposited into a segregated custodial account, and are not commingled with funds relating to any mortgage loans that are not included in the Trust.

In consideration of the performance of its servicing obligations, the HRECC Primary Servicer will be paid a servicing fee, which is included in the Administrative Fee Rate for the applicable Mortgage Loans as set forth on ANNEX A to this prospectus supplement. In addition, HRECC will be entitled to a portion of the additional compensation described under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement with respect to the HRECC Mortgage Loans.

The HRECC Primary Servicing Agreement provides that HRECC may resign from its obligations and duties thereunder under circumstances described therein including, without limitation, that a successor primary servicer approved by the Master Servicer has assumed the duties of HRECC under the HRECC Primary Servicing Agreement. In addition, unless an event of default under the HRECC Primary Servicing Agreement occurs or the Pooling and Servicing Agreement is terminated, the HRECC Primary Servicing Agreement will remain in full force and effect until all of the Mortgage Loans serviced by HRECC are repaid, repurchased, liquidated or the related mortgaged properties become REO Properties. Events of default under the HRECC Primary Servicing Agreement will include, but are not limited to:

•	the occurrence of an event of default by the master servicer under the Pooling and Servicing Agreement which occurs as a result of the failure of HRECC to perform its obligations under the HRECC Primary Servicing Agreement;

•	the failure of HRECC to perform its duties in strict accordance with its obligations under the HRECC Primary Servicing Agreement which, if applicable, is not cured within the period set forth in the HRECC Primary Servicing Agreement;

•	a breach by HRECC of any representation or warranty contained in the HRECC Primary Servicing Agreement which materially and adversely affects the interests of any Class of Certificates which is not cured within the period set forth in the HRECC Primary Servicing Agreement;

•	the failure by HRECC to remit to the Master Servicer amounts required to be deposited into the Certificate Account or any other amounts required to be remitted under the HRECC Primary Servicing Agreement, or the failure by HRECC to deliver reports to the Master Servicer within the timeframe and as required by the HRECC Primary Servicing Agreement; and

•	certain events of bankruptcy or insolvency involving HRECC.

Upon the occurrence and continuance of an event of default by HRECC under the HRECC Primary Servicing Agreement, the Master Servicer may (but is not required to (other than in connection with the HRECC Primary Servicer’s failure to deliver certain Exchange Act reports)) terminate the rights and obligations of HRECC under the HRECC Primary Servicing Agreement. The Master Servicer is also authorized under the HRECC Primary Servicing Agreement to waive any event of default under the HRECC Primary Servicing Agreement, provided that no such waiver will extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. If the Master Servicer terminates the HRECC Primary Servicer under the HRECC Primary Servicing Agreement or the parties otherwise agree to terminate the HRECC Primary Servicing Agreement, the Master Servicer will be required to itself perform its servicing responsibilities under the Pooling and Servicing Agreement until a successor primary servicer, if any, is appointed.

Any successor primary servicer is required to be authorized to transact business in the jurisdictions in which the related mortgaged properties are located if required by applicable law.

Compensation and Expenses

The table below summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, general purpose and frequency of payments for those fees and expenses:

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Master Servicing Fee/Master Servicer	With respect to the pool of Mortgage Loans (other than Specially Serviced Mortgage Loans) in the Trust Fund for which it is the Master Servicer, the monthly portion of the related annual Master Servicing Fee Rate(3) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	First, out of recoveries of interest with respect to that Mortgage Loan and then, if the related Mortgage Loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment Interest Excesses, net of Prepayment Interest Shortfalls, on underlying Mortgage Loans that are the subject of a principal prepayment in full or in part after its due date in any collection period.	Interest payments made by the related borrower intended to cover interest accrued on the subject principal prepayment with respect to the related Mortgage Loan during the period from and after the related Due Date.	Time to Time
	All interest and investment income earned on amounts on deposit in the collection account.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
	All interest and investment income earned on amounts on deposit in the servicing accounts and reserve accounts, to the extent not otherwise payable to the borrower.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
	Late payment charges and default interest actually collected with respect to any Mortgage Loan in the Trust Fund during any collection period, but only to the extent that such late payment charges and default interest accrued while it was a non-specially serviced Mortgage Loan and are not otherwise allocable to pay the following items with respect to the related Mortgage Loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) currently payable or previously paid with respect to the related Mortgage Loan or Mortgaged Property from collections on the mortgage pool and not previously reimbursed.	Payments of late payment charges and default interest made by borrowers with respect to the underlying Mortgage Loans.	Time to Time
Special Servicing Fee/Special Servicer	With respect to each Mortgage Loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, the monthly portion of the annual Special Servicing Fee Rate(4) computed on the basis of the same principal amount in respect of which any related interest payment is due on such Mortgage Loan or REO Loan.	Out of general funds on deposit in the Certificate Account.	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Workout Fee / Special Servicer	With respect to each Mortgage Loan that has been worked-out by the Special Servicer, the Workout Fee Rate of 1.0% multiplied by all payments of interest and principal received on the subject Mortgage Loan for so long as it remains a Corrected Mortgage Loan.	Out of each collection of interest (other than default interest), principal, and prepayment consideration received on the related Mortgage Loan.	Time to Time
Liquidation Fee / Special Servicer	With respect to each Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of default interest).	Out of the full, partial or discounted payoff obtained from the related borrower and/or liquidation proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of default interest) in respect of the related Specially Serviced Mortgage Loan or related REO Property, as the case may be.(5)	Time to Time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the Special Servicer’s REO accounts.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
	Late payment charges and default interest actually collected with respect to any Mortgage Loan, but only to the extent such late payment charges and default interest (a) accrued with respect to that Mortgage Loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the related Mortgage Loan or REO Property: (i) interest on Advances, or (ii) Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) currently payable or previously paid with respect to the related Mortgage Loan, Mortgaged Property or REO Property from collections on the mortgage pool and not previously reimbursed.	Late payment charges and default interest actually collected in respect of the underlying Mortgage Loans.	Time to Time
Additional Servicing Compensation / Master Servicer and/or Special Servicer	All modification fees, assumption fees, defeasance fees and other application fees actually collected on the Mortgage Loans.(6)	Related payments made by borrowers with respect to the related Mortgage Loans.	Time to Time
Trustee Fee / Trustee	With respect to each distribution date, an amount equal to the monthly portion of the annual Trustee Fee Rate(7) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	Out of general funds on deposit in the Distribution Account.	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the Distribution Account.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
Reimbursement of Servicing Advances/ Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations, and, under certain circumstances, from collections on the related Companion Loan.	Time to Time
Interest on Servicing Advances/Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account, and, under certain circumstances, from collections on the related Companion Loan.	Monthly
Reimbursement of P&I Advances/ Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time
Interest on P&I Advances/Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account.	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Indemnification Expenses/Trustee, Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time

(1)	The One Park Avenue Master Servicer and the One Park Avenue Special Servicer, rather than the Master Servicer and Special Servicer, are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the One Park Avenue Pari Passu Mortgage Loan pursuant to the One Park Avenue Pooling Agreement. The ChampionsGate Hotel Master Servicer and ChampionsGate Hotel Special Servicer, rather than the Master Servicer and Special Servicer, are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the ChampionsGate Hotel Pari Passu Mortgage Loan pursuant to the ChampionsGate Hotel Pooling Agreement.
(2)	If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the Pooling and Servicing Agreement. See ‘‘The Pooling and Servicing Agreements—Amendment’’ in the accompanying prospectus.
(3)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer or Trustee in the case of amounts owed to either of them) prior to distributions on the Certificates. In addition, with respect to a Mortgage Loan that is one of two or more mortgage loans in a split loan structure, collections on, or proceeds of, the other mortgage loans included in that split loan structure may be an additional source of funds.
(4)	As of the Cut-off Date the Master Servicing Fee Rate for each Mortgage Loan will range, on a loan-by-loan basis, from 0.0200% per annum to 0.1000% per annum and the weighted average Master Servicing Fee Rate is approximately 0.0434% per annum as described in this ‘‘COMPENSATION AND EXPENSES’’ section.
(5)	The Special Servicing Fee Rate for each Mortgage Loan will equal 0.25% per annum, as described in this ‘‘Compensation and Expenses’’ section.
(6)	Circumstances as to when a Liquidation Fee is not payable are set forth in this ‘‘Compensation and Expenses’’ section.
(7)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement.
(8)	The Trustee Fee Rate will equal 0.00065% per annum, as described in this prospectus supplement under ‘‘The Trustee’’.

Fees and expenses are paid prior to any distributions to Certificateholders; a servicer will typically retain its fee from amounts it collects in respect of the Mortgage Loans. In the event the Trustee succeeds to the role of Master Servicer, it will be entitled to the same Master Servicing Fee and related compensation described below as the predecessor Master Servicer and if the Trustee appoints a successor master servicer under the Pooling and Servicing Agreement, the Trustee may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the predecessor Master Servicer as it and such successor shall agree, not to exceed the Master Servicing Fee Rate.

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The ‘‘Master Servicing Fee’’ will:

•	be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan;

•	will accrue in accordance with the terms of the related Mortgage Note at a weighted average rate equal to 0.0434% per annum; and

•	will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed.

As additional servicing compensation, the Master Servicer will be entitled to retain Prepayment Interest Excesses collected on the Mortgage Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement, except to the extent such losses are incurred solely as the result of the insolvency of the federal or state chartered depository institution or trust company that holds such investment accounts, so long as such depository institution or trust company satisfied the qualifications set forth in the Pooling and Servicing Agreement in the definition of ‘‘eligible account’’ at the time such investment was made.

If a borrower voluntarily prepays a Mortgage Loan in whole or in part during any Due Period (as defined in this prospectus supplement) on a date that is prior to its Due Date in such Due Period, a Prepayment Interest Shortfall may result. If such a principal prepayment occurs during any Due Period after the Due Date for such Mortgage Loan in such Due Period, the amount of interest (net of related Servicing Fees) that accrues on the amount of such principal prepayment may exceed (such excess, a ‘‘Prepayment Interest Excess’’) the corresponding amount of interest accruing on the Certificates. As to any Due Period, to the extent Prepayment Interest Excesses collected for all Mortgage Loans are greater than Prepayment Interest Shortfalls incurred, such excess will be paid to the Master Servicer as additional servicing compensation.

Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a Compensating Interest Payment. In no event will the rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls be cumulative.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will consist of the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The ‘‘Special Servicing Fee’’:

•	will be payable monthly out of deposits in the Certificate Account,

•	will accrue in accordance with the terms of the related Mortgage Note at a rate equal to 0.25% per annum on Mortgage Loans that have become Specially Serviced Mortgage Loans or as to which the Mortgaged Property has become an REO Property, and

•	will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed.

The ‘‘Workout Fee’’:

•	will equal 1.00% (the ‘‘Workout Fee Rate’’) on all Corrected Mortgage Loans; and

•	will be payable from, all collections and proceeds received in respect of principal and interest of each Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

The ‘‘Liquidation Fee’’:

•	will be payable from, and will be calculated by application of the Liquidation Fee Rate to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Default Interest) and

•	will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff or unscheduled or partial payments in lieu thereof with respect thereto from the related borrower and, except as otherwise described in the Pooling and Servicing Agreement, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds.

In general, the Master Servicer will direct the deposit, transfer, and disbursement of collections on the Mortgage Loans consistent with the Servicing Standard. However, the Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account (including the REO Account), in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement. Account activity will not generally be independently audited or verified. See ‘‘The Pooling and Servicing Agreements—Collection and Other Servicing Procedures’’ and ‘‘—Certificate Account’’ in the accompanying prospectus.

The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Master Servicer and the Special Servicer, as set forth in the Pooling and Servicing Agreement, generally will be entitled to retain all assumption and modification fees, charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and, accordingly, such amounts will not be available for distribution to Certificateholders). In addition, the Master Servicer as to Non-Specially Serviced Mortgage Loans and the Special Servicer as to Specially Serviced Mortgage Loans will also be entitled to retain Default Interest as additional servicing compensation only after application of Default Charges: (1) to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, any unpaid interest on advances made by that party with respect to any REO Loan or Mortgage Loan in the Mortgage Pool, (2) to reimburse the Trust Fund for any interest on advances that were made with respect to any Mortgage Loan, since the Delivery Date during the 12-month period preceding receipt of such Default Charges, which interest was paid to the Master Servicer, the Special Servicer or the Trustee, as applicable, from a source of funds other than Default Charges collected on the Mortgage Pool, (3) to reimburse the Special Servicer for Servicing Advances made for the cost of inspection on a Specially Serviced Mortgage Loan and (4) to pay, or to reimburse the Trust Fund for, any other Additional Trust Fund Expenses incurred with respect to any Mortgage Loan during the 12-month period preceding receipt of such Default Charges, which expense if paid from a source of funds other than Default Charges collected on the Mortgage Pool, is or will be an Additional Trust Fund Expense. Any Default Charges remaining after the application described in the immediately preceding clauses (1) through (4) will be allocated as additional servicing compensation between the Master Servicer and the Special Servicer as set forth in the Pooling and Servicing Agreement. The Master Servicer (except to the extent the Sub-Servicers are entitled thereto pursuant to the applicable Sub-Servicing Agreement) (or, with respect to accounts held by the Special Servicer, the Special Servicer) will be entitled to receive all amounts collected for checks returned for insufficient funds with respect to the Mortgage Loans as additional servicing compensation.

The Master Servicer and the Special Servicer will, in general, each be required to pay its expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In general, Servicing Advances will be reimbursable from Related Proceeds. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof).

As and to the extent described in this prospectus supplement, the Master Servicer, the Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate (compounded monthly) on Servicing Advances made thereby. See ‘‘The Pooling and Servicing Agreements—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the accompanying prospectus and ‘‘Description of the Certificates—P&I Advances’’ in this prospectus supplement.

Although the Master Servicer and Special Servicer are each required to service and administer the Mortgage Pool in accordance with the general servicing standard described under ‘‘Servicing of the Mortgage Loans—General’’ in this prospectus supplement and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees, Prepayment Premiums and Prepayment Interest Excesses may, under certain circumstances, provide the Master Servicer or the Special Servicer with an economic disincentive to comply with such standard.

The principal compensation to be paid to the Trustee is the Trustee Fee described in the above table. The Trustee is obligated to pay routine ongoing expenses incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement. Those amounts will be paid by the Trustee out of its own funds, without reimbursement. In addition to the Trustee Fee, the Trustee is also entitled to all investment income earned on amounts on deposit in the Distribution Account.

The Depositor, the Servicer, the Special Servicer and the Trustee (and any co-trustee, if applicable) are entitled to indemnification and reimbursement of certain expenses from the Trust under the Pooling and Servicing Agreement as discussed in the accompanying prospectus under the headings ‘‘The Pooling and Servicing Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ and ‘‘—The Trustee’’.

SERVICING OF THE MORTGAGE LOANS

General

The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Mortgage Loans (excluding the One Park Avenue Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan) for which it is responsible on behalf of the Trust, in the best interests and for the benefit of the Certificateholders and, in the case of each Whole Loan, each related Companion Loan Holder, as a collective whole, in accordance with any and all applicable laws, the terms of the Pooling and Servicing Agreement, and the respective Mortgage Loans (and, in the case of a Whole Loan, the related Intercreditor Agreement) and, to the extent consistent with the foregoing, the Servicing Standard, except with respect to the One Park Avenue Pari Passu Mortgage Loan, which will be serviced by the One Park Avenue Master Servicer and the One Park Avenue Special Servicer pursuant to the One Park Avenue Pooling Agreement and with respect to the ChampionsGate Hotel Pari Passu Mortgage Loan, which will be serviced by the ChampionsGate Hotel Master Servicer and the ChampionsGate Hotel Special Servicer pursuant to the terms of the ChampionsGate Hotel Pooling Agreement.

In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans (including the Serviced Whole Loans) pursuant to the terms of the Pooling and Servicing Agreement as to which no Servicing Transfer Event has occurred and all Corrected Mortgage Loans, and the Special Servicer will be obligated to service and administer each Specially Serviced Mortgage Loan for which it is obligated to service pursuant to the Pooling and Servicing Agreement (including if applicable, the Serviced Whole Loans) (other than a Corrected Mortgage Loan) and each REO Property.

The Master Servicer will continue to collect information and prepare all reports to the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer will not have any responsibility for the performance by each other of their respective duties under the Pooling and Servicing Agreement.

During such periods as the Trustee as holder of the One Park Avenue Pari Passu Mortgage Loan is required to vote on any matter requiring the direction and/or consent of the One Park Avenue Controlling Holder, the Directing Certificateholder will direct the Trustee’s vote and the directing certificateholder under the One Park Avenue Pooling Agreement will direct the vote of the Trustee of the One Park Avenue Pari Passu Mortgage Loan as set forth in the One Park Avenue Pooling Agreement. Additionally, at any time that the Trustee, as holder of the ChampionsGate Hotel Pari Passu Mortgage Loan, is permitted to vote on any matter requiring the direction and/or consent of the ChampionsGate Hotel Controlling Holder, the Directing Certificateholder will direct the Trustee’s vote and the directing certificateholder under the ChampionsGate Hotel Pooling Agreement will direct the ChampionsGate Hotel Trustee’s vote as set forth in the ChampionsGate Hotel Pooling Agreement.

Subject to the limitations below, the Directing Certificateholder (except with respect to a Serviced Whole Loan), or with respect to a Serviced Whole Loan, the related Controlling Holder, is entitled to advise the Special Servicer and Master Servicer with respect to the Special Actions. Neither the Special Servicer nor the Master Servicer, as applicable, will be permitted to take any Special Action without complying with the Approval Provisions (provided that if such response has not been received within such time period by the Special Servicer or the Master Servicer, as applicable, then the required party’s approval will be deemed to have been given).

With respect to any extension or Special Action related to the modification or waiver of a term of the related Mortgage Loan, the Special Servicer will respond to the Master Servicer of its decision to grant or deny the Master Servicer’s request for approval and consent within ten business days (15 business days with respect to items (vi) and (vii) of the definition of ‘‘Special Action’’ set forth in the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement) of its receipt of such request and all information reasonably requested by the Special Servicer as such time frame will be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, any related Controlling Holder, or any mezzanine lender or, if the consent of the Rating Agencies may be required. If the Special Servicer fails to so respond to the Master Servicer within the applicable time period referenced in the preceding sentence, such approval and consent will be deemed granted. In addition in connection with clause (ii) of the definition of ‘‘Special Action’’ set forth in the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement, the Directing Certificateholder will respond to the Special Servicer of its decision to grant or deny the Special Servicer’s request for approval and consent within ten business days of its receipt of such request and such request will be deemed granted if the Directing Certificateholder does not respond within such time period. With respect to any Special Action described in clause (iii) of the definition of ‘‘Special Action’’ in the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement, the Directing Certificateholder will respond to the Special Servicer within ten business days of its receipt of such request and such request will be deemed granted if the Directing Certificateholder does not respond in such time frame. With respect to any Special Action described in clauses (iv) through (vii) of the definition of ‘‘Special Action’’ set forth in the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement, the Directing Certificateholder and the related Controlling Holder, as applicable, will respond to the Master Servicer or the Special Servicer, as applicable, within ten business days of its receipt of a request for its approval and consent, and such request will be deemed granted if the required party does not respond in such time frame. Notwithstanding the foregoing, if the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders, it may take such action prior to the expiration of the time period for obtaining the approval of the Directing Certificateholder or the related Controlling Holder, as applicable.

The Directing Certificateholder or the related Controlling Holder, as applicable, may direct the Special Servicer to take, or to refrain from taking, certain actions as the Directing Certificateholder or the related Controlling Holder, as applicable, may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated above or in this paragraph may require or cause the Special Servicer or the Master Servicer, as applicable, to violate any REMIC provisions, any intercreditor agreement, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer’s or the Master Servicer’s, as applicable, obligation to act in accordance with the Servicing Standard or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner that, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders in which event the Special Servicer or the Master Servicer, as applicable, will disregard any such direction or objection.

None of the Directing Certificateholder or any Controlling Holder will have any liability whatsoever to the Trust Fund or any Certificateholders other than the Controlling Class Certificateholders or the related Companion Loan Holder, and none of the Directing Certificateholder or any Controlling Holder will have any liability to any Controlling Class Certificateholder, for any action taken, or for refraining from the taking of any action, pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, with respect to Controlling Class Certificateholders, none of the Directing Certificateholder or any Controlling Holder will be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, (i) that the Directing Certificateholder or any Controlling Holder may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates, (ii) that the Directing Certificateholder or any Controlling Holder may act solely in the interests of the holders of the Controlling Class or the interests of the related Companion Loan Holder, as applicable, (iii) that none of the Directing Certificateholder or any Controlling Holder has any duties to the holders of any Class of Certificates other than the Controlling Class and the related

Companion Loan Holder, as applicable, (iv) that the Directing Certificateholder and any Controlling Holder may take actions that favor the interests of the holders of the Controlling Class or the interests of the related Companion Loan Holder, as applicable, over the interests of the holders of one or more other Classes of Certificates, (v) that none of the Directing Certificateholder or any Controlling Holder will have any liability whatsoever by reason of its having acted solely in the interests of the Controlling Class or the interests of the related Companion Loan Holder, as applicable, and (vi) that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any Controlling Holder, or any director, officer, employee, agent or principal of the Directing Certificateholder, such Controlling Holder for having so acted.

At any time that there is no Directing Certificateholder, Controlling Holder or Operating Advisor or for any of them, or that any such party has not been properly identified to the Master Servicer and/or the Special Servicer, such servicer(s) will not have any duty to provide any notice to or seek the consent or approval of such party with respect to any matter.

The Master Servicer and the Special Servicer will each be required to service and administer any Cross-Collateralized Set of Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it will also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan will subsequently become a Corrected Mortgage Loan unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized are remediated or otherwise addressed as contemplated above.

Set forth below is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (except with respect to the One Park Avenue Pari Passu Mortgage Loan, which will be serviced by the One Park Avenue Master Servicer and the One Park Avenue Special Servicer pursuant to the One Park Avenue Pooling Agreement and with respect to the ChampionsGate Hotel Pari Passu Mortgage Loan, which will be serviced by the ChampionsGate Hotel Master Servicer and the ChampionsGate Hotel Special Servicer pursuant to the terms of the ChampionsGate Hotel Pooling Agreement). Reference is also made to the accompanying prospectus, in particular to the section captioned ‘‘THE POOLING AND SERVICING AGREEMENTS’’, for additional important information regarding the terms and conditions of the Pooling and Servicing Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

Modifications, Waivers, Amendments and Consents

The Master Servicer (as to Non-Specially Serviced Mortgage Loans other than with respect to the One Park Avenue Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan) and the Special Servicer (as to Specially Serviced Mortgage Loans subject to the requirements regarding the resolution of Defaulted Mortgage Loans described under ‘‘Servicing of the Mortgage Loans—Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee, subject, however, to the rights of consent provided to the Directing Certificateholder or, if a Whole Loan is involved, the related Controlling Holder or any mezzanine lender, as applicable, and to each of the following limitations, conditions and restrictions:

(i) with limited exception the Master Servicer will not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced acts with respect to, any Mortgage Loan or Serviced Whole Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or Serviced Whole Loan or affect the security for such Mortgage Loan or Serviced Whole Loan unless the Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer will promptly provide the Special Servicer with notice of any borrower request for such modification, waiver or amendment, the Master Servicer’s recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request to determine whether to withhold or grant any such consent, each of which will be provided reasonably promptly in accordance with the Servicing Standard, (B) the Special Servicer will decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly responded to within ten business days of the Special Servicer’s receipt from the Master Servicer of the Master Servicer’s recommendations and analysis and all information reasonably requested thereby, as such time frame will be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, any related Controlling Holder, any mezzanine lender or the Rating Agencies, as the case may be, in order to make an informed decision (or, if the Special Servicer did not request any information, within ten business days from such notice), such consent will be deemed to have been granted); provided that the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) may be required to obtain the consent of the Directing Certificateholder, the related Controlling Holder or the holder of a mezzanine loan, if applicable;

(ii) the Master Servicer may (with the consent of the Directing Certificateholder) extend the Maturity Date of any Mortgage Loan (including any Serviced Whole Loan, if applicable) for up to six months (but no more than two such extensions by the Master Servicer will occur);

(iii) with limited exception the Special Servicer may not agree to (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer’s agreeing to) any modification, waiver or amendment of any term of, or take (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer’s taking) any of the other above referenced actions with respect to, any Mortgage Loan or Serviced Whole Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable judgment of the Special Servicer would materially impair the security for such Mortgage Loan or Serviced Whole Loan unless a material default on such Mortgage Loan or Serviced Whole Loan has occurred or, in the reasonable judgment of the Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders and, if a Serviced Whole Loan is involved, the related Companion Loan Holder, as a collective whole, on a net present value basis than would liquidation as certified to the Trustee in an officer’s certificate;

(iv) the Special Servicer will not extend (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer’s extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan or Serviced Whole Loan beyond the earliest of (A) two years prior to the Rated Final Distribution Date and (B) if such Mortgage Loan or Serviced Whole Loan is secured by a Mortgage solely or primarily on the related mortgagor’s leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years) prior to the end of the then current term of the related ground lease (plus any unilateral options to extend);

(v) neither the Master Servicer nor the Special Servicer will make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan or Serviced Whole Loan that would result in an adverse REMIC event with respect to REMIC I or REMIC II;

(vi) subject to applicable law, the related loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer will permit any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Whole Loan unless all related fees and expenses are paid by the related borrower;

(vii) except for substitutions contemplated by the terms of the Mortgage Loans or Serviced Whole Loan, the Special Servicer will not permit (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer’s permitting) any borrower to add or substitute real estate collateral for its Mortgage Loan or Serviced Whole Loan unless the Special Servicer has first determined in its reasonable judgment, based upon a Phase I environmental assessment (and any additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

(viii) with limited exceptions, including a permitted defeasance as described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Defeasance’’ in this prospectus supplement and specific releases contemplated by the terms of the Mortgage Loans in effect on the Delivery Date, the Special Servicer will not permit the release (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer’s releasing), including in connection with a substitution contemplated by clause (vii) above, any real estate collateral securing a performing Mortgage Loan or Serviced Whole Loan; except where a Mortgage Loan (or, in the case of a Cross-Collateralized Set of Mortgage Loans, where such entire Cross-Collateralized Set of Mortgage Loans) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan or Serviced Whole Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer’s reasonable judgment, adequate security for the remaining Mortgage Loan or Serviced Whole Loan and (C) such release would not, in and of itself, result in an adverse rating event with respect to any Class of Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses (i) through (viii) above will not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan or Serviced Whole Loan that either occurs automatically, or results from the exercise of a unilateral option by the related mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan or Serviced Whole Loan in effect on the Delivery Date (or, in the case of a replacement Mortgage Loan, on the related date of substitution); provided, further, notwithstanding clauses (i) through (viii) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, notwithstanding clause (viii) above, neither the Master Servicer nor the Special Servicer will be required to obtain any confirmation of the Certificate ratings from the Rating Agencies in order to grant easements that do not materially affect the use or value of a Mortgaged Property or the mortgagor’s ability to make any payments with respect to the related Mortgage Loan or Serviced Whole Loan.

Additionally, absent a material adverse effect on any Certificateholder, and with the consent of the Controlling Class if such Class is affected, the Pooling and Servicing Agreement may be amended by the parties thereto without the consent of any of the Certificateholders to the extent necessary in order for any Mortgage Loan Seller and their affiliates to obtain accounting ‘‘sale’’ treatment for the Mortgage Loans under FASB 140.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the Pooling and Servicing Agreement, related loan documents and the related Intercreditor Agreement (if applicable), such that neither the Trust as holder of the related Mortgage Loan nor the related Companion Loan Holder gains a priority over the other such holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

Further:

(i) no waiver, reduction or deferral of any amounts due on the related Mortgage Loan will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related subordinated note(s), and

(ii) no reduction of the mortgage interest rate of the related Mortgage Loan will be permitted to be effected prior to the reduction of the mortgage interest rate of the related subordinated note(s), to the maximum extent possible.

The Master Servicer will not be required to seek the consent of any Certificateholder or the Special Servicer or to obtain ratings confirmations from the Rating Agencies in order to approve certain minor or routine modifications, waivers or amendments of any Mortgage Loan or any Serviced Whole Loan, including waivers of minor covenant defaults, releases of non-material parcels of a Mortgaged Property, grants of easements that do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make any payments with respect to the related Mortgage Loan or Serviced Whole Loan and other routine approvals as more particularly set forth in the Pooling and Servicing Agreement; provided that any such modification, waiver or amendment may not affect a payment term of the Certificates, constitute a ‘‘significant modification’’ of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) or otherwise have an adverse REMIC effect, be inconsistent with the Servicing Standard, or violate the terms, provisions or limitations of the Pooling and Servicing Agreement or related Intercreditor Agreement.

Asset Status Reports

The Special Servicer will prepare an Asset Status Report for each Mortgage Loan that becomes a Specially Serviced Mortgage Loan (except with respect to the One Park Avenue Pari Passu Mortgage Loan, which will be serviced by the One Park Avenue Master Servicer and the One Park Avenue Special Servicer pursuant to the One Park Avenue Pooling Agreement and with respect to the ChampionsGate Hotel Pari Passu Mortgage Loan, which will be serviced by the ChampionsGate Hotel Master Servicer and the ChampionsGate Hotel Special Servicer pursuant to the terms of the ChampionsGate Hotel Pooling Agreement). not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder, the Master Servicer, the Trustee and the Rating Agencies. If a Serviced Whole Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer will deliver an Asset Status Report to the Directing Certificateholder and the related Controlling Holder. The Directing Certificateholder or the Controlling Holder, as applicable, may object in writing via facsimile or e-mail to any applicable Asset Status Report within ten business days of receipt; provided, however, the Special Servicer: (i) will, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten business day period if it has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and the related Companion Loan Holder (if a Serviced Whole Loan becomes a Specially Serviced Mortgage Loan), as a collective whole, and it has made a reasonable effort to contact the Directing Certificateholder and the related Controlling Holder and (ii) in any case, will determine whether such disapproval is not in the best interests of all the Certificateholders and the related Companion Loan Holder (if a Serviced Whole Loan becomes a Specially Serviced Mortgage Loan), as a collective whole, pursuant to the Servicing Standard. In connection with making such affirmative determination, the Special Servicer may request (but is not required to request) a vote by all Certificateholders, but will in any event take the recommended action after making such affirmative determination. If the Directing Certificateholder or the related Controlling Holder, as applicable, does not disapprove an applicable Asset Status Report within ten business days, the Special Servicer will implement the recommended action as outlined in such Asset Status Report. However, the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable loan documents. If the Directing Certificateholder or the related Controlling Holder, as applicable, disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder or the related Controlling Holder, as applicable, fails to disapprove such revised Asset Status Report as described above or until the earliest to occur of (i) the Special Servicer, in accordance with the Servicing Standard, makes a determination that such objection is not in the best interests of the Certificateholders and, if a Serviced Whole Loan is involved, the related Companion Loan Holder, as the case may be, as a collective whole, (ii) following the occurrence of an extraordinary event with respect to the related Mortgaged Property, the failure to take any action set forth in such Asset Status Report before the expiration of a ten business day period would materially and adversely affect the interests of the Certificateholders and, if a Serviced Whole Loan is involved, the related Companion Loan Holder, as a collective whole, and it has made a reasonable effort to contact the Directing Certificateholder and the related Controlling Holder, as applicable and (iii) the passage of 90 days from the date of preparation of the initial version of the Asset Status Report. Following the earliest of such events, the Special Servicer will implement the recommended action as outlined in the most recent version of such Asset Status Report. In addition as more fully set forth in the Pooling and Servicing Agreement, any action that is required to be taken (or not to be taken) by the Special Servicer in connection with an Asset Status Report (or otherwise) will be in each and every case in accordance with the Servicing Standard and applicable law, and the Special Servicer will be required to disregard the direction, or any failure to approve or consent, of any party that would cause the Special Servicer to violate the Servicing Standard or applicable law.

Defaulted Mortgage Loans; Purchase Option

Within 30 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be required to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, or new information, in accordance with the Servicing Standard.

In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, any majority Certificateholder of the Controlling Class or the Special Servicer will each have an assignable Purchase Option (such option will only be assignable after such option arises) to purchase the Defaulted Mortgage Loan, subject to the purchase rights of any mezzanine lender and the purchase option of the related Controlling Holder (in the case of a Serviced Whole Loan), from the Trust Fund at the Option Price. The Special Servicer will, from time to time, but not less often than every 90 days, adjust its fair value determination based upon changed circumstances, new information, and other relevant factors, in each instance in accordance with the Servicing Standard. The majority Certificateholder of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor’s cure of all related defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout and (iv) with respect to each Serviced Whole Loan, the purchase of the related Defaulted Mortgage Loan by the related

Controlling Holder. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

The provisions of this section ‘‘—Defaulted Mortgage Loans; Purchase Option’’ are not applicable to (i) the One Park Avenue Pari Passu Mortgage Loan and (ii) the ChampionsGate Hotel Pari Passu Mortgage Loan.

With respect to the One Park Avenue Pari Passu Mortgage Loan, the One Park Avenue Special Servicer will use the fair value method determined by the One Park Avenue Special Servicer under the One Park Avenue Pooling Agreement, which generally provides for a similar method of fair value determination as the Pooling and Servicing Agreement. The option holders specified in this section will be entitled to purchase the One Park Avenue Pari Passu Mortgage Loan from the trust, and the trust will be required to sell the One Park Avenue Pari Passu Mortgage Loan, in connection with the exercise of that option.

With respect to the ChampionsGate Hotel Pari Passu Mortgage Loan, the ChampionsGate Hotel Special Servicer will use the fair value method determined by the ChampionsGate Hotel Special Servicer under the ChampionsGate Hotel Pooling Agreement, which generally provides for a similar method of fair value determination as the Pooling and Servicing Agreement. The option holders specified in this section will be entitled to purchase the ChampionsGate Hotel Pari Passu Mortgage Loan from the trust, and the trust will be required to sell the ChampionsGate Hotel Pari Passu Mortgage Loan, in connection with the exercise of that option.

If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the majority Certificateholder of the Controlling Class, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the Defaulted Mortgage Loan, then the determination of whether the Option Price represents a fair value of the Defaulted Mortgage Loan will be made in the manner set forth in the Pooling and Servicing Agreement.

If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Directing Certificateholder, will use its reasonable efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an ‘‘REO Extension’’) or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an REO Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer will auction the property pursuant to the auction procedure set forth below.

The Special Servicer will give the Directing Certificateholder, the Master Servicer and the Trustee not less than ten days’ prior written notice of its intention to sell any such REO Property, and will sell the REO Property to the highest offeror (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, the Master Servicer, the Special Servicer, holder (or holders) of Certificates evidencing a majority interest in the Controlling Class, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) will not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further if the Special Servicer intends to make an offer on any REO Property, (i) the Special Servicer will notify the Trustee of such intent, (ii) the Trustee or an agent on its behalf will promptly obtain, at the expense of the Trust an appraisal of such REO Property and (iii) the Special Servicer will not offer less than (x) the fair market value set forth in such appraisal or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses and unreimbursed Advances and interest on Advances.

Subject to the REMIC provisions, the Special Servicer will act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary in this prospectus supplement, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property will be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust other than customary representations and warranties of title, condition and authority (if liability for breach thereof is limited to recourse against the Trust). Notwithstanding the foregoing, nothing in the Pooling and Servicing Agreement will limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee will have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement.

REO Properties

In general, the Special Servicer (other than with respect to the One Park Avenue Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan) will be obligated to cause any Mortgaged Property acquired as REO Property to be operated and managed in a manner that would, to the extent commercially feasible, maximize the Trust’s net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such REO Property in a manner that would avoid the imposition of a tax on ‘‘net income from foreclosure property’’. Generally, net income from foreclosure property means income that does not qualify as ‘‘rents from real property’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. ‘‘Rents from real property’’ do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. ‘‘Rents from real property’’ include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, would not constitute ‘‘rents from real property’’, or that all of such income would fail to so qualify if a separate charge is not stated for such non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, such as a hotel or self storage facility, will not constitute ‘‘rents from real property’’. Any of the foregoing types of income instead constitute ‘‘net income from foreclosure property’’, which would be taxable to such REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying prospectus.

Inspections; Collection of Operating Information

Commencing in 2008, the Master Servicer (or an entity employed by the Master Servicer for such purpose) is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Mortgage Loans, and other than REO Properties and Mortgaged Properties securing either the One Park Avenue Pari Passu Mortgage Loan or the ChampionsGate Hotel Pari Passu Mortgage Loan, the inspection of which will be performed pursuant to the terms of the One Park Avenue Pooling Agreement or the ChampionsGate Hotel Pooling Agreement, respectively) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year). In addition, the Special Servicer (or an entity employed by the Special Servicer), subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing either the One Park Avenue Pari Passu Mortgage Loan or the ChampionsGate Hotel Pari Passu Mortgage Loan, the inspection of which will be performed pursuant to the terms of the One Park Avenue Pooling Agreement or the ChampionsGate Hotel Pooling Agreement, respectively) as soon as practicable after servicing of the related Mortgage Loan or Serviced Whole Loan is transferred thereto and will be required to perform a yearly physical inspection of each such Mortgaged Property so long as the related Mortgage Loan or Serviced Whole Loan is a Specially Serviced Mortgage Loan. The Special Servicer will be entitled to receive reimbursement for such expense as a Servicing Advance payable, first from Default Charges from the related Mortgage Loan or Serviced Whole Loan and then from general collections. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

With respect to each Mortgage Loan or Serviced Whole Loan that requires the borrower to deliver quarterly, annual or other periodic operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

Termination of the Special Servicer

The holder or holders of Certificates evidencing a majority interest in the Controlling Class and, with respect to the related Mortgage Loan, each Controlling Holder (with respect to the related A/B Whole Loan) may at any time replace the Special Servicer). Such holder(s) will designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee will, promptly after receiving any such notice, so notify the Rating Agencies. The designated replacement will become the Special Servicer as of the date the Trustee will have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as the Special Servicer under the Pooling and Servicing Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as the Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer will be deemed to have resigned simultaneously with such designated replacement’s becoming the Special Servicer under the Pooling and Servicing Agreement.

DESCRIPTION OF THE CERTIFICATES

General

The Depositor will issue its Commercial Mortgage Pass-Through Certificates, Series 2007-3, on the Delivery Date pursuant to the Pooling and Servicing Agreement.

The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the ‘‘Trust’’) and a grantor trust, the assets of which (such assets collectively, the ‘‘Trust Fund’’) include (among other things): (i) the Mortgage Loans and all payments thereunder and proceeds thereof due or received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; (iii) such funds or assets as from time to time are deposited in the Certificate Account and the Interest Reserve Account; (iv) the Excess Liquidation Proceeds Reserve Account (see ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the accompanying prospectus); and (v) certain rights under the Swap Contracts.

The Certificates will consist of 31 classes to be designated as: (i) the Class A-1, Class A-2, Class A-2FL, Class A-3, Class A-AB, Class A-4, Class A-5 and Class A-1A Certificates (collectively, the ‘‘Class A Senior Certificates’’ and, collectively with the Class XW Certificates, the ‘‘Senior Certificates’’); (ii) the Class A-M, Class A-MF, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (collectively, with the Class A Senior Certificates (other than the Class A-2FL Certificates), the ‘‘Sequential Pay Certificates’’); (iii) the Class XW Certificates (the ‘‘Class XW Certificates’’ and, collectively with the Sequential Pay Certificates, the ‘‘REMIC II Certificates’’, and the REMIC II Certificates, collectively with the Class A-2FL Certificates and Class A-MFL Certificates (the ‘‘Regular Certificates’’)); and (iv) the Class R-I Certificates and Class R-II Certificates (the Class R-I and Class R-II Certificates, together, the ‘‘REMIC Residual Certificates’’). Only the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1A, Class XW, Class A-M, Class A-MF, Class A-J, Class B, Class C and Class D Certificates (collectively, the ‘‘Offered Certificates’’) are offered by this prospectus supplement. The Class A-2FL, Class A-MFL, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S and the REMIC Residual Certificates (collectively, the ‘‘Private Certificates’’ and, collectively with the Offered Certificates, the ‘‘Certificates’’) have not been registered under the Securities Act and are not offered hereby. Each Class of Certificates is sometimes referred to in the prospectus supplement as a ‘‘Class’’.

On the Closing Date, the ‘‘Class A-2FL Regular Interest’’ will be issued by the Trust Fund as an uncertificated regular interest in one of the REMICs. The Class A-2FL Regular Interest will not be offered separately from the Class A-2FL Certificates (and the Class A-2FL Certificates are not offered by this prospectus supplement). The Depositor will transfer the Class A-2FL Regular Interest to the Trust Fund in exchange for the Class A-2FL Certificates. The Class A-2FL Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the Class A-2FL Regular Interest, the Class A-2FL Floating Rate Account and the related Swap Contract. Similarly, on the Closing Date, the ‘‘Class A-MFL Regular Interest’’ will be issued by the Trust Fund as an uncertificated regular interest in one of the REMICs. The Class A-MFL Regular Interest will not be offered separately from the Class A-MFL Certificates (and the Class A-MFL Certificates are not offered by this prospectus supplement). The Depositor will transfer the Class A-MFL Regular Interest to the Trust Fund in exchange for the Class A-MFL Certificates. The Class A-MFL Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the Class A-MFL Regular Interest, the Class A-MFL Floating Rate Account and the related Swap Contract. To the extent this prospectus supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

Registration and Denominations

The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1A, Class A-M,

Class A-MF and Class A-J Certificates, $10,000 actual principal amount and in any whole dollar denomination in excess thereof; (ii) in the case of the Class XW Certificates, $1,000,000 notional amount and in any whole dollar denomination in excess thereof; and (iii) in the case of the Class B, Class C and Class D Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof.

Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in such Class, except under the limited circumstances described under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its Participants, and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references in this prospectus supplement to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor’s ability to pledge its securities. See ‘‘Description of the Certificates— Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus.

The Trustee will initially serve as the Certificate Registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates, and of transfers and exchanges of the Offered Certificates.

Certificate Balances and Notional Amount

On the Delivery Date (assuming receipt of all scheduled payments through the Delivery Date and assuming there are no prepayments other than those actually received prior to the Delivery Date), the respective Classes of Certificates described below will have the following characteristics as described in the immediately below table (in each case, subject to a variance of plus or minus 5.0%):

Class	Certificate Balance or Notional Amount		Approximate Percentage of Pool Balance	Approximate Credit Support
A-1	$50,000,000		1.422%	30.000	%(1)
A-2	$334,000,000		9.500%	30.000	%(1)(2)
A-2FL	$150,000,000	(3)	4.267%	30.000	%(1)(2)
A-3	$133,000,000		3.783%	30.000	%(1)
A-AB	$78,944,000		2.245%	30.000	%(1)
A-4	$1,017,000,000		28.928%	30.000	%(1)
A-5	$50,000,000		1.422%	30.000	%(1)
A-1A	$648,014,000		18.432%	30.000	%(1)
XW	$3,515,654,613	(4)	N/A	N/A
A-M	$116,565,000		3.316%	20.000	%(5)
A-MF	$100,000,000		2.844%	20.000	%(5)
A-MFL	$135,000,000	(6)	3.840%	20.000	%(5)
A-J	$241,701,000		6.875%	13.125%
B	$35,157,000		1.000%	12.125%
C	$48,340,000		1.375%	10.750%
D	$26,368,000		0.750%	10.000%
E	$26,367,000		0.750%	9.250%
F	$35,157,000		1.000%	8.250%
G	$30,762,000		0.875%	7.375%
H	$48,340,000		1.375%	6.000%
J	$35,156,000		1.000%	5.000%
K	$43,946,000		1.250%	3.750%
L	$26,367,000		0.750%	3.000%
M	$4,395,000		0.125%	2.875%
N	$17,578,000		0.500%	2.375%
O	$4,395,000		0.125%	2.250%
P	$8,789,000		0.250%	2.000%
Q	$13,184,000		0.375%	1.625%
S	$57,129,613		1.625%	0.000%

(1)	Represents the approximate credit support for the Class A-1, Class A-2, Class A-2FL, Class A-3, Class A-AB, Class A-4, Class A-5 and Class A-1A Certificates in the aggregate.
(2)	The percentages indicated under the column ‘‘Approximate Credit Support’’ with respect to the Class A-2 and Class A-2FL Certificates represent the approximate credit support for those Certificates in the aggregate. No Class of Certificates will provide any credit support to the Class A-2FL Certificates for a failure by the related Swap Counterparty to make any payment under the related Swap Contract.
(3)	The Certificate Balance of the Class A-2FL Certificates will be equal to the Certificate Balance of the Class A-2FL Regular Interest.
(4)	Notional amount.
(5)	The percentages indicated under the column ‘‘Approximate Credit Support’’ with respect to the Class A-M, Class A-MF and Class A-MFL Certificates represent the approximate credit support for those Certificates in the aggregate. No Class of Certificates will provide any credit support to the Class A-MFL Certificates for a failure by the related Swap Counterparty to make any payment under the related Swap Contract.
(6)	The Certificate Balance of the Class A-MFL Certificates will be equal to the Certificate Balance of the Class A-MFL Regular Interest.

On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates and the Class A-2FL Regular Interest and the Class A-MFL Regular Interest will be reduced by any distributions of principal actually made on such Class on such Distribution Date, and will be further reduced by any Realized Losses and certain Additional Trust Fund Expenses allocated to such Class on such Distribution Date. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ and ‘‘—Credit Support; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

The Class XW Certificates will not have Certificate Balances. For purposes of calculating the amount of accrued interest; however, the Class XW Certificates will have a Notional Amount.

The Notional Amount of the Class XW Certificates will equal the aggregate Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates and Class S Certificates outstanding from time to time. The total initial Notional Amount of the Class XW Certificates will be approximately $3,515,654,613, although it may be as much as 5.0% larger or smaller.

The REMIC Residual Certificates will not have a Certificate Balance or a Notional Amount.

A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance is reduced to zero; provided, however, under very limited circumstances, reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

Pass-Through Rates

The interest rate (the ‘‘Pass-Through Rate’’) applicable to any Class of Certificates (other than the Class R-I and Class R-II Certificates) for any Distribution Date will equal the pass-through rates set forth below.

The approximate initial Pass-Through Rates for the Class A-1 Certificates is a fixed per annum rate equal to 5.6590%. For any subsequent date, the Class A-1 Certificates will accrue interest at a fixed per annum rate of 5.6590% subject to a cap at the Weighted Average Net Mortgage Rate.

The approximate initial Pass-Through Rates for each of the Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates is a fixed per annum rate equal to 5.8379%. For any subsequent date, the Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates will each accrue interest at the Weighted Average Net Mortgage Rate.

The Pass-Through Rate for the Class A-5 and Class A-MF Certificates is a fixed per annum rate equal to 5.3770% and 5.3170%, respectively.

The approximate initial Pass-Through Rates for each of the Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates is a fixed per annum rate equal to 5.5010%. For any subsequent date, the Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will each accrue interest at a fixed per annum rate of 5.5010% subject to a cap at the Weighted Average Net Mortgage Rate.

The Pass-Through Rate applicable to the Class A-2FL Certificates and the Class A-MFL Certificates on each Distribution Date will be a per annum rate equal to LIBOR plus 0.1700% and LIBOR plus 0.2800%, respectively. With respect to the Class A-2FL Certificates and the Class A-MFL Certificates, in the case of a default by the related Swap Counterparty under the related Swap Contract, and until such default is cured or such Swap Contract is replaced, the Class A-2FL Certificates and the Class A-MFL Certificates will convert to the Pass-Through Rate applicable to the

Class A-2FL Regular Interest and the Class A-MFL Regular Interest, respetively. The approximate initial Pass-Through Rate applicable to the Class A-2FL Regular Interest and the Class A-MFL Regular Interest is a per annum rate equal to 5.8379%. For any subsequent date, the Class A-2FL Regular Interest and the Class A-MFL Regular Interest will each accrue interest at the Weighted Average Net Mortgage Rate. The initial LIBOR rate will be determined as of July 24, 2007, and subsequent LIBOR rates will be determined two LIBOR Business Days before the start of the related interest accrual period.

The Pass-Through Rate applicable to the Class XW Certificates for the initial distribution date will equal approximately 0.0365% per annum. The Pass-Through Rate for the Class XW Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal to the excess, if any, of: (1) the Weighted Average Net Mortgage Rate, over (2) the weighted average of the Pass-Through Rates applicable to all the Classes of Sequential Pay Certificates and the Class A-2FL Regular Interest and the Class A-MFL Regular Interest.

Distributions

General.    Distributions on or with respect to the Certificates (including the Class A-2FL Certificates and the Class A-MFL Certificates as a result of distributions on the Class A-2FL Regular Interest and the Class A-MFL Regular Interest, respectively) will be made by the Trustee, to the extent of available funds, on each Distribution Date, which will be the 10th day of each month or, if any such 10th day is not a business day, then on the next succeeding business day. The first Distribution Date with respect to the Certificates (including the Class A-2FL Certificates and the Class A-MFL Certificates as a result of distributions on the Class A-2FL Regular Interest and the Class A-MFL Regular Interest, respectively) will occur in August 2007. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See ‘‘DESCRIPTION OF THE CERTIFICATES—Registration and Denominations’’ in this prospectus supplement. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) (including the Class A-2FL Certificates and the Class A-MFL Certificates as a result of the final distribution on the Class A-2FL Regular Interest and the Class A-MFL Regular Interest, respectively) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate (including the Class A-2FL Certificates and the Class A-MFL Certificates as a result of distributions on the Class A-2FL Regular Interest and the Class A-MFL Regular Interest, respectively) in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates (including the Class A-2FL Certificates and the Class A-MFL Certificates as a result of distributions on the Class A-2FL Regular Interest and the Class A-MFL Regular Interest, respectively) will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

The Available Distribution Amount.    With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date.

See ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the accompanying prospectus.

The aggregate amount available for distributions to the holders of the Class A-2FL Certificates on each Distribution Date will equal the sum of: (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-2FL Regular Interest with respect to such Distribution Date and (ii) the amount, if any, received from the related Swap Counterparty pursuant to the related Swap Contract, less (iii) all amounts required to be paid to such Swap Counterparty pursuant to such Swap Contract for such related Distribution Date. The aggregate amount available for distributions to the holders of the Class A-MFL Certificates on each Distribution Date will equal the sum of: (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-MFL Regular Interest with respect to such Distribution Date and (ii) the amount, if any, received from the related Swap Counterparty pursuant to the related Swap Contract, less (iii) all amounts required to be paid to such Swap Counterparty pursuant to such Swap Contract for such related Distribution Date. See ‘‘DESCRIPTION OF THE SWAP CONTRACTS’’ in this prospectus supplement.

On or before the Closing Date, the Trustee (as trustee of the grantor trust) will establish and maintain a floating rate account in trust for the benefit of the holders of the Class A-2FL Certificates (the ‘‘Class A-2FL Floating Rate Account’’) and for the benefit of the holders of the Class A-MFL Certificates (the ‘‘Class A-MFL Floating Rate Account’’ and, together with the Class A-2FL Floating Rate Account, the ‘‘Floating Rate Accounts’’), each as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Each Floating Rate Account may be a subaccount of the Distribution Account. Promptly upon receipt of any payment or other receipt in respect of (a) the Class A-2FL Regular Interest or the Class A-MFL Regular Interest (as applicable) or (b) the related Swap Contract, the Trustee will deposit the same into the related Floating Rate Account. See ‘‘DESCRIPTION OF THE SWAP CONTRACTS’’ in this prospectus supplement.

Application of the Available Distribution Amount.     On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

(1) concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-5 Certificates, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class XW Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates and Class XW Certificates pro rata, without regard to Loan Group, in accordance with the respective amounts of Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2) to pay principal to the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates, in reduction of the Certificate Balances thereof, concurrently: (A)(i) first, to the Class A-AB Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount for such Distribution Date remaining after payments to Class A-1A Certificates on such Distribution Date, until the

Class A-AB Certificates are reduced to the Class A-AB Planned Principal Balance; (ii) then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distribution on the Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distribution on the Class A-AB Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero; (iii) then, to the Class A-2 Certificates and the Class A-2FL Regular Interest (each in the amount of its principal entitlement), pro rata, , in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1 Certificates and the planned principal balance distribution pursuant to clause (i) above on the Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 Certificates and Class A-AB Certificates have been made on such Distribution Date, until the Class A-2 Certificates and the Class A-2FL Regular Interest are reduced to zero; (iv) then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest and the planned principal balance distribution pursuant to clause (i) above on the Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest and the planned principal balance distribution pursuant to clause (i) above on the Class A-AB Certificates have been made on such Distribution Date, until the Class A-3 Certificates are reduced to zero; (v) then, to the Class A-AB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates and the planned principal balance distribution pursuant to clause (i) above on the Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates and the planned principal balance distribution pursuant to clause (i) above on the Class A-AB Certificates have been made on such Distribution Date, until the Class A-AB Certificates are reduced to zero; (vi) then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates and Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates and Class A-AB Certificates have been made on such Distribution Date, until the Class A-4 Certificates are reduced to zero; and (vii) then, to the Class A-5 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates and Class A-4 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates and Class A-4 Certificates have been made on such Distribution Date, until the Class A-5 Certificates are reduced to zero; and (B) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-5 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-5 Certificates Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

(3) to reimburse the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes and for which no reimbursement has previously been paid; and

(4) to make payments on the Subordinate Certificates as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see ‘‘DESCRIPTION OF THE CERTIFICATES—Termination; Retirement of Certificates’’ in this prospectus supplement), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates will be so made (subject to available funds) to the holders of such Classes of Certificates and the Class A-2FL Regular Interest, up to an amount equal to, and pro rata as among such Classes of Certificates and the Class A-2FL Regular Interest in accordance with, the respective then outstanding Certificate Balances of such Classes (and without regard to the Class A-AB Planned Principal Balance or Loan Groups).

On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

(1) to pay interest to the holders of the Class A-M Certificates, Class A-MF Certificates and the Class A-MFL Regular Interest, pro rata, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates or the Class A-MFL Regular Interest, as applicable, for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates have been reduced to zero, to pay principal to the holders of the Class A-M Certificates, Class A-MF Certificates and the Class A-MFL Regular Interest, pro rata, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(3) to reimburse the holders of the Class A-M Certificates, Class A-MF Certificates and Class A-MFL Regular Interest, pro rata, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(4) to pay interest to the holders of the Class A-J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(5) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates and Class A-MFL Regular Interest have been reduced to zero, to pay principal to the holders of the Class A-J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(6) to reimburse the holders of the Class A-J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(7) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(8) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest and Class A-J Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(9) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(10) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(11) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(12) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(13) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(14) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates and Class C Certificates have been reduced to zero, to pay principal to the holders of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(15) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(16) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(17) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(18) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(19) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(20) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(21) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(22) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(23) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(24) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(25) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(26) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates

have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(27) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(28) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(29) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(30) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(31) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(32) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(33) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(34) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(35) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a)

the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(36) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(37) to pay interest to the holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(38) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(39) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(40) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(41) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates have been reduced to zero, to pay principal to the holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(42) to reimburse the holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(43) to pay interest to the holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(44) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates have been reduced to zero, to pay principal to the holders of the Class O Certificates, up to an amount equal to the lesser of (a) the then outstanding

Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(45) to reimburse the holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(46) to pay interest to the holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(47) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates have been reduced to zero, to pay principal to the holders of the Class P Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(48) to reimburse the holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(49) to pay interest to the holders of the Class Q Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(50) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates and Class P Certificates have been reduced to zero, to pay principal to the holders of the Class Q Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(51) to reimburse the holders of the Class Q Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(52) to pay interest to the holders of the Class S Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(53) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates and Class Q Certificates

have been reduced to zero, to pay principal to the holders of the Class S Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(54) to reimburse the holders of the Class S Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid; and

(55) to pay to the holders of the Class R-I and Class R-II Certificates, the balance, if any, of the Available Distribution Amount in REMIC I (in the case of the Class R-I Certificates) and REMIC II (in the case of the Class R-II Certificates) for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29), (32), (35), (38), (41), (44), (47), (50) and (53) and above with respect to any Class of Sequential Pay Certificates will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

Distributions on the Class A-2FL Certificates and Class A-MFL Certificates.    On each Distribution Date, for so long as the Certificate Balance of the Class A-2FL Certificates or Class A-MFL Certificates, as applicable, has not been reduced to zero, the Trustee is required to apply amounts on deposit in the related Floating Rate Accounts generally to pay holders of the Class A-2FL Certificates or Class A-MFL Certificates, as applicable.

Excess Liquidation Proceeds.    Except to the extent Realized Losses or Additional Trust Fund Expenses have been allocated to any class of Certificates, Excess Liquidation Proceeds will not be available for distribution to the Holders of the Certificates except under certain circumstances on the final Distribution Date as described in the Pooling and Servicing Agreement.

Distributable Certificate Interest.    The ‘‘Distributable Certificate Interest’’ in respect of each Class of Regular Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class’s allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

The ‘‘Accrued Certificate Interest’’ in respect of each Class of REMIC II Certificates, the Class A-2FL Regular Interest and the Class A-MFL Regular Interest for each Distribution Date is equal to one calendar month’s interest at the Pass-Through Rate applicable to such Class of REMIC II Certificates, the Class A-2FL Regular Interest or the Class A-MFL Regular Interest, as applicable, for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months for each of the Classes of REMIC II Certificates, the Class A-2FL Regular Interest and the Class A-MFL Regular Interest.

The ‘‘Interest Accrual Period’’ in respect of each Class of REMIC II Regular Certificates, the Class A-2FL Regular Interest and the Class A-MFL Regular Interest for any Distribution Date, is the calendar month immediately preceding the month in which such Distribution Date occurs. With respect to the Class A-2FL Certificates and Class A-MFL Certificates, interest will be calculated on an Actual/360 Basis and, for any Distribution Date, will be deemed to accrue during the period from and including the 10th calendar day of the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the closing date of this securitization) to but excluding the 10th calendar day of the month in which related Distribution Date occurs; provided, however, if certain defaults set forth in the Pooling and Servicing Agreement with respect to the related Swap Contract have occurred, then Accrued Certificate Interest with respect to the Class A-2FL Certificates and Class A-MFL Certificates, as applicable, will be the same as for the Class A-2FL Regular Interest and Class A-MFL Regular Interest, respectively.

The Master Servicer will be required to make Compensating Interest Payments in connection with Prepayment Interest Shortfalls as described in this prospectus supplement. The ‘‘Net Aggregate

Prepayment Interest Shortfall’’ for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date to all Classes of REMIC II Certificates and the Class A-2FL Regular Interest and the Class A-MFL Regular Interest. In each case, such allocations will be made pro rata to such classes on the basis of Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date.

Principal Distribution Amount.    The ‘‘Principal Distribution Amount’’ for any Distribution Date will, in general with respect to the Mortgage Pool, equal the aggregate of the following:

(a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, made by or on behalf of the related borrower in respect of the Mortgage Loans in the Mortgage Pool for their respective Due Dates occurring during the related Collection Period or any prior Collection Period (if not previously distributed);

(b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool during the related Collection Period;

(c) with respect to any Balloon Loan in the Mortgage Pool as to which the related stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans in the Mortgage Pool during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e) the excess, if any, of (i) the Principal Distribution Amount, for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates, the Class A-2FL Regular Interest and the Class A-MFL Regular Interest in respect of such Principal Distribution Amount on such immediately preceding Distribution Date.

So long as both the Class A-5 Certificates and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis resulting in the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount, respectively. On each Distribution Date after the Certificate Balances of either the Class A-5 Certificates or Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups.

For purposes of calculating the Principal Distribution Amount, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

Class A-AB Planned Principal Balance.    The Class A-AB Planned Principal Balance for any Distribution Date is the balance shown for such Distribution Date in the table set forth in ANNEX D to this prospectus supplement. Such balances were calculated using, among other things, the Maturity Assumptions. Based on such assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date in the table. We cannot assure you, however, that the Mortgage Loans will perform in conformity with the Maturity Assumptions. Therefore, we cannot assure you that the Certificate Balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates and Class A-1A Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 1 Principal Distribution Amount and/or Group 2 Principal Distribution Amount, as applicable (in accordance with the priorities described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’ in this prospectus supplement), will be distributed on the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero.

Distributions of Prepayment Premiums.

Loan Group 1.    On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans in Loan Group 1 during the related Prepayment Period will be distributed by the Trustee to the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates, in an amount equal to the product of (i) a fraction, not greater than one, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates and Class S Certificates on such Distribution Date, (ii) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (iii) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period.

Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class XW Certificates. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

Loan Group 2.    On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans included in Loan Group 2 during the related Prepayment Period will be required to be distributed by the Trustee to the holders of the Class A-1A Certificates in an amount equal to the product of (a) a fraction, not greater than one, whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal payments received in respect of such Distribution Date for all Mortgage Loans included in Loan Group 2 on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. However, the amount of Prepayment Premiums so distributed to the Class A-1A Certificates in accordance with the preceding sentence will not exceed the amount of Prepayment Premiums collected on the Mortgage Loans in Loan Group 2 during such Prepayment Period. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the

Class XW Certificates. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

Other Aspects.    No Prepayment Premiums will be distributed to the holders of the Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates, Class S Certificates, Class R-I Certificates and Class R-II Certificates. Instead, after the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates have been reduced to zero, all Prepayment Premiums with respect to the Mortgage Loans will be distributed to the holders of the Class XW Certificates.

Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Prepayment Period.

The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ and ‘‘Risk Factors—Risks Related to the Mortgage Loans—Prepayment Premiums and Yield Maintenance Charges Present Special Risks’’ in this prospectus supplement.

Treatment of REO Properties.    Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be ‘‘applied’’ by the Master Servicer as principal, interest and other amounts ‘‘due’’ on such Mortgage Loan; and, subject to the recoverability determination described below in ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement, the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

Credit Support; Allocation of Losses and Certain Expenses

Credit support for the Offered Certificates will be provided by subordination. As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier sequential Class designation. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their

Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—The Available Distribution Amount’’ in this prospectus supplement. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Sequential Pay Certificates and the Class A-2FL Regular Interest and the Class A-MFL Regular Interest, the Certificate Balances of the Class S Certificates, Class Q Certificates, Class P Certificates, Class O Certificates, Class N Certificates, Class M Certificates, Class L Certificates, Class K Certificates, Class J Certificates, Class H Certificates, Class G Certificates, Class F Certificates, Class E Certificates, Class D Certificates, Class C Certificates, Class B Certificates, Class A-J Certificates, Class A-M Certificates, Class A-MF Certificates and Class A-MFL Regular Interest (pro rata as among the Class A-M Certificates, Class A-MF Certificates and Class A-MFL Regular Interest) will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first); provided, however, any Realized Losses with respect to the One Park Avenue Pari Passu Whole Loan, the Hilton Anatole Pari Passu Whole Loan, the Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan, the JQH Hotel Portfolio Pari Passu Whole Loan or the ChampionsGate Hotel Pari Passu Whole Loan or the will be allocated pro rata between the related Note A-1 and Note A-2 and, such portion as is allocated to the One Park Avenue Pari Passu Note A-2, the Hilton Anatole Pari Passu Note A-1, the Rockwood Ross Multifamily Portfolio Pari Passu Note A-1, the JQH Hotel Portfolio Pari Passu Note A-1 or the ChampionsGate Hotel Pari Passu Note A-2, as applicable, shall be further allocated to the applicable Class of Sequential Pay Certificates or the Class A-2FL Regular Interest or the Class A-MFL Regular Interest (if applicable); provided, further, any Realized Losses with respect to each A/B Loan will first be allocated to the related Note B (to the extent allocable to such Note B under the related Intercreditor Agreement and then allocated to the related Note A. If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of Sequential Pay Certificates and the Class A-2FL Regular Interest and the Class A-MFL Regular Interest will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses.

Interest Reserve Account

The Master Servicer will be required to establish and maintain the Interest Reserve Account (which may be a sub-account of the Certificate Account) in the name of the Trustee for the benefit of the holders of the Certificates. On each Master Servicer Remittance Date occurring in February and in January of any year which is not a leap year (unless, in either case, the related Distribution Date is the final Distribution Date), an amount will be required to be withdrawn from the Certificate Account, in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, for deposit into the Interest Reserve Account, equal to one day’s interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so withdrawn in any consecutive January (if applicable) and February, the ‘‘Withheld Amount’’). On each Master Servicer

Remittance Date occurring in March (or February, if the related Distribution Date is the final Distribution Date), the Master Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Certificate Account. The Master Servicer may invest amounts on deposit in the Interest Reserve Account in Permitted Investments for its own account.

P&I Advances

With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make P&I Advances out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling and Servicing Agreement, funds held in the Certificate Account (or with respect to each Serviced Whole Loan, the separate custodial account created with respect thereto) that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees that were due or deemed due, as the case may be, in respect of each Mortgage Loan or Serviced Whole Loan during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the business day prior to the Master Servicer Remittance Date. The Master Servicer’s obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount allocable to such Mortgage Loan, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See ‘‘Description of the Certificates—Appraisal Reductions’’ in this prospectus supplement.

Subject to the recoverability determination described below, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. See ‘‘THE TRUSTEE’’ in this prospectus supplement.

The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it (or the Special Servicer) determines in its reasonable good faith judgment that such a P&I Advance would be a Nonrecoverable P&I Advance. The Trustee will be entitled to rely on any non-recoverability determination made by the Master Servicer. The Trustee and Master Servicer will be entitled to rely on the non-recoverability determination made by the Special Servicer. Neither the Master Servicer nor the Trustee will make a P&I Advance for a Prepayment Premium. The Master Servicer, the Special Servicer and Trustee, as applicable, will be entitled to recover any Advance that at any time is determined to be a Nonrecoverable Advance (and interest thereon) out of funds received on or in respect of other Mortgage Loans. Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. If such an election to obtain reimbursement over time is made, the Master Servicer, the Special Servicer or Trustee, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such Nonrecoverable Advance from collections of principal (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). After such initial six months, the Master Servicer, the Special Servicer or Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in each case for a period of time not to exceed an additional six months (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). In the event that the Master Servicer, the Special Servicer or Trustee, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then the Master Servicer, the Special Servicer or Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in either case for such a longer period of time as agreed to by the Master Servicer, the Special Servicer or the Trustee (as applicable) and the Directing Certificateholder (with each such applicable party having the right to agree or disagree in its sole discretion) (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes will not, with respect to the Master Servicer or Special Servicer, constitute a violation of the Servicing Standard and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. The Master Servicer, the Special Servicer or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Nonrecoverable Advances from general collections as described above unless (1) the Master Servicer or the Special Servicer (or Trustee, if applicable) determines in its sole discretion that waiting three weeks after such a notice could jeopardize the Master Servicer’s or the Special Servicer’s (or Trustee’s, if applicable) ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer or the Special Servicer (or Trustee, if applicable) that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer or the Special Servicer has not timely received from the Trustee information requested by the Master Servicer or the Special Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer or the Special Servicer (or Trustee, if applicable) will give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer or the Special Servicer (or Trustee, if applicable) will have no liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

With respect to each Whole Loan with a pari passu companion loan that will not be included in the Trust Fund, if: (i) the Master Servicer or any master servicer for a securitization relating to the pari passu companion loan determines that a proposed P&I Advance, if made, would be nonrecoverable or an outstanding P&I Advance is or would be nonrecoverable and (ii) notice of such determination has been delivered by the Master Servicer or the Master Servicer receives written notice of such determination by any other master servicer for a securitization relating to the pari passu companion loan, none of the Master Servicer, the Trustee, the other master servicers or any other party to the related pooling and servicing agreement may make any additional P&I Advances with respect to the related Mortgage Loan or the pari passu companion loan until the Master Servicer has consulted with the other applicable master servicers and they agree that circumstances with respect to the related Whole Loan have changed such that a proposed future P&I Advance would not be a nonrecoverable advance. Notwithstanding the foregoing, the Master Servicer will not be required to abide by any determination of non-recoverability by another master servicer that is not an ‘‘approved’’ master servicer by any of the Rating Agencies rating any of Certificates.

With respect to each Mortgage Loan that is part of a Whole Loan, the Master Servicer will be entitled to reimbursement only for a P&I Advance that becomes nonrecoverable, first, from the proceeds of the related Mortgage Loan, and then, from general collections on the Trust either immediately or, if it elects, over time, in accordance with the terms of the Pooling and Servicing Agreement; provided that, in the case of a Whole Loan with one or more related subordinate notes, reimbursement for a P&I Advance on the related Mortgage Loan may also be made first from amounts collected on such subordinate notes.

If the Master Servicer, the Special Servicer or the Trustee, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest will be deemed to have been made: first, out of the Principal Distribution Amount, which, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date, and second, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date.

If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay interest thereon, then the Principal Distribution Amount for such Distribution Date will be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution date that corresponds to the Due Period in which such item was recovered will be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

If one or more unreimbursed Workout-Delayed Reimbursement Amounts (as defined below) exist, then such Workout-Delayed Reimbursement Amounts will be reimbursable only from amounts in the Certificate Account that represent collections of principal on the Mortgage Loans (net of amounts applied to reimbursement of any Nonrecoverable Advance); provided, however, on any Distribution Date when (1) less than 10% of the initial aggregate Stated Principal Balance of the Mortgage Pool is outstanding and (2) the sum of the aggregate unpaid Nonrecoverable Advances plus the aggregate unpaid Workout-Delayed Reimbursement Amounts, which have not been reimbursed to the Master Servicer, the Special Servicer or the Trustee, as applicable, exceeds 20% of the aggregate Stated Principal Balance of the Mortgage Pool then outstanding, then the Master Servicer, the Special Servicer or the Trustee, as applicable, may obtain reimbursement of any outstanding Workout-Delayed Reimbursement Amount from principal collections or any other amounts in the Certificate Account, including but not limited to interest collected on the Mortgage Loans, if principal is not sufficient to pay such amounts; provided, further, however, that the foregoing will not in any manner limit the right of the Master Servicer, the Special Servicer or the Trustee, as applicable, to choose voluntarily to seek reimbursement of Workout-Delayed Reimbursement Amounts solely from collections of principal. The Master Servicer, the Special Servicer or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Workout-Delayed Reimbursement Amounts from interest collections as described in the preceding sentence. As used in the second preceding sentence, ‘‘Workout-Delayed Reimbursement Amount’’ means, with respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount will not in any manner limit the right of any person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance recoverable in the same manner as any other Nonrecoverable Advance. See ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the accompanying prospectus.

For the avoidance of doubt, neither the Master Servicer nor the Trustee will be required to make any P&I Advances with respect to the One Park Avenue Pari Passu Note A-1, the Hilton Anatole Pari Passu Note A-2, the Rockwood Ross Multifamily Portfolio Pari Passu Note A-2, the Pacifica Tower Note B, the JQH Hotel Portfolio Pari Passu Note A-2, the Metropolis Shopping Center Note B or the ChampionsGate Hotel Pari Passu Note A-1.

The Master Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at the Reimbursement Rate except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period. Such Advance Interest on any Advance will be payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, first, out of Default Charges collected on the related Mortgage Loan and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by Default Charges accrued and actually collected on the related Mortgage Loan as described above, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

Appraisal Reductions

Promptly following the occurrence of any Appraisal Trigger Event with respect to any Required Appraisal Loan, the Special Servicer will be required to obtain (or, if such Mortgage Loan or A/B Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained (or if applicable, conducted) within the prior 12 months and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the Special Servicer’s judgment, would materially affect the value of the Mortgaged Property, and will deliver a copy of such appraisal to the Trustee, the Master Servicer, the Directing Certificateholder and, if an A/B Loan is involved, the related Controlling Holder. If such appraisal is obtained from a qualified appraiser, the cost of such appraisal will be covered by, and reimbursable as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan.

If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within 60 days of the occurrence of the related Appraisal Trigger Event, the Appraisal Reduction Amount for the related Mortgage Loan or a Serviced Whole Loan will equal 25% of the principal balance of such Mortgage Loan or Serviced Whole Loan, as applicable, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

For so long as any Mortgage Loan, Serviced Whole Loan or REO Loan remains a Required Appraisal Loan, the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an update of the prior appraisal, and will deliver a copy of such update to the Trustee, the Master Servicer, the Directing Certificateholder and, if a Whole Loan is involved, the related Companion Loan Holder. If such update is obtained from a qualified appraiser, the cost thereof will be covered by, and be reimbursed as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer will redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder and, if applicable, the related Companion Loan Holder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

The Directing Certificateholder with respect to the Mortgage Loans will have the right at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Directing Certificateholder. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the Trustee, the Master Servicer and the Directing Certificateholder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Master Servicer and the Directing Certificateholder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

Each Companion Loan Holder will have the right, at its expense at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the related Mortgaged Property in accordance with MAI standards. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the Trustee, the Master Servicer, the Directing Certificateholder and such Companion Loan Holder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder and such Controlling Holder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loans that comprise that Serviced Whole Loan. Pursuant to the terms of the Pooling and Servicing Agreement: (i) any Appraisal Reduction Amount with respect to the Hilton Anatole Pari Passu Whole Loan will be allocated pro rata between the Hilton Anatole Pari Passu Note A-1 and the Hilton Anatole Pari Passu Note A-2; (ii) any Appraisal Reduction Amount with respect to the Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan will be allocated pro rata between the Rockwood Ross Multifamily Portfolio Pari Passu Note A-1 and the Rockwood Ross Multifamily Portfolio Pari Passu Note A-2; (iii) any Appraisal Reduction Amount with respect to an the JQH Hotel Portfolio Pari Passu Whole Loan will be allocated pro rata between the JQH Hotel Portfolio Pari Passu Note A-1 and the JQH Hotel Portfolio Pari Passu Note A-2 and (iv) any Appraisal Reduction Amount with respect to any A/B Whole Loan shall be calculated based upon the aggregate stated principal balances of the related Note A and the related Note B and shall be deemed allocated: first, to the related Note B to the extent of its outstanding principal balance and then to the related Note A.

The provisions of this section ‘‘Appraisal Reductions’’ are not applicable to either the One Park Avenue Pari Passu Mortgage Loan (which is governed by the One Park Avenue Pooling Agreement) or to the ChampionsGate Hotel Pari Passu Mortgage Loan (which is governed by the ChampionsGate Hotel Pooling Agreement).

The One Park Avenue Pari Passu Mortgage Loan is subject to the provisions in the One Park Avenue Pooling Agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the One Park Avenue Pooling Agreement in respect of the One Park Avenue Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on the One Park Avenue Pari Passu Mortgage Loan, and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the One Park Avenue Pooling Agreement, the One Park Avenue Pari Passu Whole Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the mortgage loans that comprise such whole loan. Any appraisal reduction calculated with respect to the One Park Avenue Pari Passu Whole Loan will be allocated to the One Park Avenue Pari Passu Mortgage Loan and the One Park Avenue Pari Passu Note A-1, pro rata, based on their outstanding principal balances. The ChampionsGate Hotel Pari Passu Mortgage Loan is subject to the provisions in the ChampionsGate Hotel Pooling Agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the ChampionsGate Hotel Pooling Agreement in respect of the ChampionsGate Hotel Pari Passu Mortgage Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on the ChampionsGate Hotel Pari Passu Mortgage Loan, and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the ChampionsGate Hotel Pooling Agreement, the ChampionsGate Hotel Pari Passu Whole Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the mortgage loans that comprise such whole loan. Any appraisal reduction calculated with respect to the ChampionsGate Hotel Pari Passu Whole Loan will be allocated to the ChampionsGate Hotel Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Note A-1, pro rata, based on their outstanding principal balances.

Reports to Certificateholders; Certain Available Information

Trustee Reports.    On each Distribution Date, the Trustee will be required to make available to any interested party, a statement (a ‘‘Distribution Date Statement’’) in accordance with Item 1121 of Regulation AB (17 C.F.R. 229.1121) based upon the information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

(1) The date of such Distribution Date, and of the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date.

(2) The amount of other fees and expenses accrued and paid from the Trust Fund, including without limitation Advance reimbursements and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving payment thereof, if applicable.

(3) Material breaches of mortgage loan representations and warranties of which the trustee, the master servicer or the special servicer has received written notice.

(4) As of the related Determination Date: (i) as to any REO Property sold during the related Collection Period, the date of the related determination by the related special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the applicable Certificate Account, and (ii) the aggregate amount of other revenues collected by each special servicer with respect to each REO Property during the related Collection Period and credited to the applicable Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage pool.

(5) The amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date, with respect to the mortgage pool.

(6) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of Regular Certificates and the Class A-2FL Regular Interest and the Class A-MFL Regular Interest and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of Regular Certificates and the Class A-2FL Regular Interest and the Class A-MFL Regular Interest allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Determination Date, the aggregate amount of P&I Advances made as of the Master Servicer Remittance Date (‘‘Payment After Determination Date Report’’), the aggregate amount of P&I Advances and other Servicing Advances made in respect of the immediately preceding Distribution Date; (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the related Determination Date; (vii) as of the end of the Collection Period for the related Distribution Date, the number and aggregate ending scheduled principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) as to which foreclosure proceedings have been commenced (except with respect to REO Properties) and (E) any bankruptcy by a borrower; (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period

for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC II Certificates and the Class A-2FL Regular Interest and the Class A-MFL Regular Interest for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC II Certificates and the Class A-2FL Regular Interest and the Class A-MFL Regular Interest on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC II Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of Regular Certificates and the Class A-2FL Regular Interest and the Class A-MFL Regular Interest for such Distribution Date; (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC II Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer and the Trustee Fees, collectively and separately, during the Collection Period for the prior Distribution Date; (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement during the related Collection Period; (xviii) current and cumulative outstanding Advances; (xix) current prepayments and curtailments; (xx) the amounts held in the Excess Liquidation Proceeds Reserve Account; and (xxi) the ratings from all Rating Agencies for all Classes of Certificates. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates and the Class A-2FL Regular Interest and the Class A-MFL Regular Interest of each applicable Class and per a specified denomination.

(7) A report setting forth, among other things, the payments made to and by the related Swap Counterparty with respect to the Class A-2FL Regular Interest or Class A-MFL Regular Interest, as applicable.

(8) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report will contain certain of the categories of information regarding the Mortgage Loans set forth in ANNEX A this prospectus supplement in the tables under the caption ‘‘ANNEX A: Certain Characteristics of the Mortgage Loans’’ (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information will be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement in ANNEX A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, occupancy, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

Servicer Reports.    The Master Servicer is required to deliver to the Trustee on the second business day following each Determination Date, and the Trustee is to provide or make available on each Distribution Date, either in electronic format or by first-class mail (if requested in writing) to each Certificateholder, and any potential investor in the Certificates who certifies its identity as such, on each Distribution Date, a CMSA loan setup file, a CMSA loan periodic update file, a CMSA property file, and a CMSA financial file (in electronic format and substance provided by the Master Servicer and/or the Special Servicer) setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, and certain CMSA supplemental reports set forth in the Pooling and Servicing Agreement containing certain information regarding the Mortgage Loans and the Mortgaged Properties all of which will be made available electronically to the general public including the Rating Agencies, the Underwriters and any party to the Pooling and Servicing Agreement via the Trustee’s Website.

The servicer reports will not include any information that the Master Servicer or the Special Servicer, as applicable, deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports will be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

Within 60 days after receipt by the Master Servicer from the related borrowers or otherwise, as to Non-Specially Serviced Mortgage Loans, and within 45 days after receipt by the Master Servicer from the Special Servicer or otherwise, as to Specially Serviced Mortgage Loans and REO Properties, of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer or the Special Servicer, as specified in the Pooling and Servicing Agreement will, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) a report (the ‘‘CMSA Operating Statement Analysis Report’’) and the Master Servicer will remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (within 10 days following initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Trustee and the Special Servicer in a format reasonably acceptable to the Trustee and the Special Servicer.

Within 60 days after receipt by the Master Servicer (or 30 days in the case of items received by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties) of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer or the Special Servicer as specified in the Pooling and Servicing Agreement will prepare or update and forward to the Special Servicer and the Directing Certificateholder (in an electronic format reasonably acceptable to the Special Servicer) a report (the ‘‘CMSA NOI Adjustment Worksheet’’) to normalize the full year net operating income and debt service coverage numbers for such Mortgaged Property or REO Property, together with, if so requested, the related operating statements.

All CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets will be prepared substantially in the form as set forth in the Pooling and Servicing Agreement and will be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer will forward electronic copies (to the extent available) to the Directing Certificateholder, the Trustee upon request, each Rating Agency upon request, and any Certificateholder, upon request, or to the extent a Certificate Owner has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. Each CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet will be prepared using normalized year-to-date CMSA methodology as in effect on the Delivery Date and as modified and reasonably agreeable to the Master Servicer from time to time. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator, the Sponsors and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

In addition, the Trustee, the Special Servicer and the Master Servicer will furnish to the Depositor and the Trustee the compliance statements and attestation reports in accordance with Item 1122 and 1123 of Regulation AB (17 C.F.R. 229.1122 and 229.1123) detailed under ‘‘The Pooling and Servicing Agreements—Evidence as to Compliance’’ in the prospectus.

Copies of these statements and reports will be filed with the SEC through its EDGAR system located at ‘‘http://www.sec.gov’’ under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

To the extent set forth in the Pooling and Servicing Agreement the Trustee will make available each month, to the general public, the Distribution Date Statement (and any additional files containing the same information in an alternative format), the servicer reports, Mortgage Loan information as presented in the CMSA loan setup file, CMSA loan periodic update file, all other CMSA reports provided to it by the Master Servicer and any other item at the request of the Depositor to the general public via the Trustee’s Website initially located at ‘‘www.ctslink.com’’. In addition, pursuant to the Pooling and Servicing Agreement, the Trustee will make available, as a convenience to the general public (and not in furtherance of the distribution of the accompanying prospectus or this prospectus supplement under the securities laws), the Pooling and Servicing Agreement, the accompanying prospectus and this prospectus supplement via the Trustee’s Website. Promptly, but in no event later than one Business Day after such report has been filed with the SEC, the Trustee will post the Issuing Entity’s annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports on its website. For assistance with the above-referenced services, interested parties may call (866) 846-4526. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

In connection with providing access to the Trustee’s Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see ‘‘Description of the Certificates—Reports to Certificateholders’’ in the accompanying prospectus.

Other Information.    The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items to the extent in its possession: (a) all officer’s certificates delivered to the Trustee since the Delivery Date as described under ‘‘SERVICING OF THE MORTGAGE LOANS—Evidence as to Compliance’’ in this prospectus supplement, (b) all accountant’s reports delivered to the Trustee since the Delivery Date as described under ‘‘SERVICING OF THE MORTGAGE LOANS—Evidence as to Compliance’’ in this prospectus supplement, and (c) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate (as confirmed to the Master Servicer by the Trustee) or any person identified to the Master Servicer by the Trustee as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under ‘‘Description of the Certificates—Reports to Certificateholders;

Certain Available Information—Trustee Reports’’ in this prospectus supplement; provided that, until the Trustee has either disclosed such information to all Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

The Trustee, subject to the last sentence of the prior paragraph, will make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee may require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates will be allocated among the holders of the respective Classes of Sequential Pay Certificates, the Class A-2FL Certificates and the Class A-MFL Certificates in proportion to the Certificate Balances of their Certificates and 2% of the voting rights will be allocated to the holders of the Class XW Certificates. No voting rights will be assigned to the REMIC Residual Certificates. See ‘‘Description of the Certificates—Voting Rights’’ in the accompanying prospectus.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, (ii) the purchase or exchange of all of the Mortgage Loans that constitute the Initial Pool Balance and REO Properties remaining in the Trust Fund by the Master Servicer, Special Servicer or by any holder or holders (other than the Depositor or any Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class or (iii) the exchange of all the then outstanding Certificates (other than the REMIC Residual Certificates) for the Mortgage Loans remaining in the Trust. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

Any such purchase by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer, the Special Servicer or the majority holder(s) of the

Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance as of the Delivery Date. The purchase price paid by the Master Servicer, the Special Servicer, or the majority holder(s) of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The exchange of all the then outstanding Certificates (other than the REMIC Residual Certificates) for the Mortgage Loans remaining in the Trust (i) is limited to certain Classes of Certificates and (ii) requires that all Certificateholders (other than the REMIC Residual Certificates) must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the accompanying prospectus), will be applied generally as described under ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

Any optional termination by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class XW Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans without the receipt of any Prepayment Premiums and, as a result, investors in the Class XW Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

DESCRIPTION OF THE SWAP CONTRACTS

On the closing date of this securitization, the Trustee, as trustee of the grantor trust, will enter into two interest rate swap contracts (each, a ‘‘Swap Contract’’) one related to the Class A-2FL Regular Interest and one related to the Class A-MFL Regular Interest with swap counterparties to be determined (each, a ‘‘Swap Counterparty’’). By virtue of the related Swap Contract, each of the Class A-2FL Certificates and the Class A-MFL Certificates will be floating rate certificates. The initial notional amount of the related Swap Contract will be equal to the Certificate Balance of the Class A-2FL Certificates or the Class A-MFL Certificates, as applicable. The notional amount of the related Swap Contract will decrease to the extent of any decrease in the Certificate Balance of the Class A-2FL Regular Interest (and, accordingly, the Class A-2FL Certificates) or in the Certificate Balance of the Class A-MFL Regular Interest (and, accordingly, the Class A-MFL Certificates). The maturity date of each Swap Contract will be the earlier of the Rated Final Distribution Date and the date on which the notional amount of such Swap Contract is zero (including as a result of the termination of the grantor trust). None of the Offered Certificates will represent ownership interests in any Swap Contract and none of the holders of Offered Certificates will have any rights under any Swap Contract.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

Rate and Timing of Principal Payments.    The yield to holders of any Class of Offered Certificates that are Sequential Pay Certificates purchased at a discount or premium will be affected by the rate and timing of reductions of the Certificate Balances of such Class of Certificates. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will be distributable entirely in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-5 Certificates until the related Certificate Balances thereof are reduced to zero, and the Group 2 Principal Distribution Amount (and after the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-5 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will be generally distributable to the Class A-1A Certificates. Following retirement of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates and the Class A-MFL Regular Interest (if applicable), in sequential order of Class designation, in each such case until the related Certificate Balance and the Class A-2FL Regular Interest and the Class A-MFL Regular Interest is reduced to zero. With respect to the Class A-AB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-AB Certificates to the principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable (in accordance with the priorities described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’), will be distributed on the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates and Class A-1A Certificates were outstanding.

In light of the foregoing, the rate and timing of reductions of the Certificate Balance of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-5 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. Prepayments and, assuming the respective stated Maturity Dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates, Class A-2FL Regular Interest and Class A-MFL Regular Interest of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated Maturity Dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates, Class A-2FL Regular Interest and Class A-MFL Regular Interest) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See ‘‘Servicing of the Mortgage Loans —Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure’’ in the accompanying prospectus.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans (and, with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates, which Loan Group such Mortgage Loan is deemed to be in) are distributed or otherwise result in a reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described in this prospectus supplement, Realized Losses and Additional Trust Fund Expenses will be allocated to the respective Classes of Sequential Pay Certificates, the Class A-2FL Regular Interest and the Class A-MFL Regular Interest (which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional Trust Fund Expenses and reduce the Certificate Balance thereof in the case of Realized Losses) in the following order: first, to each Class of Sequential Pay Certificates (other than the Class A Senior Certificates) and the Class A-MFL Regular Interest (provided, that any such allocation to the Class A-M Certificates, Class A-MF Certificates and the Class A-MFL Regular Interest will be pro rata), in reverse sequential order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates, pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class has been reduced to zero.

The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to all Classes of REMIC II Certificates, the Class A-2FL Regular Interest and the Class A-MFL Regular Interest. Such allocations to the REMIC II Certificates, the Class A-2FL Regular Interest and the Class A-MFL Regular Interest will be made pro rata to such Classes on the basis of Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Distributable Certificate Interest for each such Class for such Distribution Date.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lockout Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial or warehouse space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See ‘‘Risk Factors—Risks Related to the Mortgage Loans’’, ‘‘Description of the Mortgage Pool’’ and ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the accompanying prospectus.

The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate for any Mortgage Loan, such Mortgage Loan may be less likely to prepay. Accordingly, there can be no assurance that a Mortgage Loan will be prepaid prior to maturity.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

If a Mortgage Loan is not in a Lockout Period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Weighted Average Lives

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined in the definition of Maturity Assumptions) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-AB Certificates until reduced to the Class A-AB Planned Principal Amount for such Distribution Date, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates and the Class A-2FL Regular Interest, pro rata, until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then to the Class A-AB Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-5 Certificates until the Certificate Balance thereof is reduced to zero. The Group 2 Principal Distribution Amount (and, after the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-5 Certificates have been retired, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates and the Class A-2FL Regular Interest and the Class A-MFL Regular Interest, sequentially in order of Class designation (provided, that distributions to the Class A-2 Certificates and Class A-2FL Regular Interest will be pro rata and distributions to the Class A-M Certificates, the Class A-MF Certificates and the Class A-MFL Regular Interest will be pro rata), in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates may be shorter, and the weighted average lives of the Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates and Class S Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates and the Class A-2FL Regular Interest and the Class A-MFL Regular Interest.

With respect to the Class A-AB Certificates, although based on the Maturity Assumptions the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the Class A-AB Planned Principal Amount for such Distribution Date, however, we cannot assure you that the Mortgage Loans will perform in conformity with the Maturity Assumptions. Therefore, we cannot assure you that the balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates and Class A-1A Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1

Principal Distribution Amount, as applicable (in accordance with the priorities described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’), will be distributed on the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). As used in each of the following tables, the column headed ‘‘0%’’ assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed ‘‘25%’’, ‘‘50%’’, ‘‘75%’’, ‘‘100%’’ assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lockout Period, if any, during such Mortgage Loan’s Defeasance Period, if any, or during such Mortgage Loan’s yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs.

There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lockout Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lockout Period, Defeasance Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A ‘‘yield maintenance period’’ is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

The following tables indicate the percentages of the initial Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1A, Class A-M, Class A-MF, Class A-J, Class B, Class C and Class D Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the ‘‘Maturity Assumptions’’): (i) the Mortgage Loans have the characteristics set forth in ANNEX A to this prospectus supplement as of the Cut-off Date, (ii) the Pass-Through Rate and the initial Certificate Balance (such initial Certificate Balance referred to in this prospectus supplement for purposes of the Maturity Assumptions as the ‘‘Initial Certificate Balance’’), as the case may be, of each Class of Offered Certificates are as described in this prospectus supplement, (iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments (adjusted to take into account the addition or subtraction of any Withheld Amounts as described under ‘‘Description of the Certificates—Interest Reserve Account’’ in this prospectus supplement) and taking into account the Amortization Schedules, (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled Monthly Payments on the Mortgage Loans are timely received, (vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lockout Period (‘‘LOP’’), if any, or Defeasance Period (‘‘DP’’), if any, or, yield maintenance period (‘‘YMP’’) or period requiring the payment of any fixed percentage or other premium in connection with any voluntary prepayment (‘‘FPP’’), if any, and prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vii) no reserve, earnout or holdbacks are applied to prepay any Mortgage Loan in whole or in part, (viii) none of the Master Servicer, the Special Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of optional termination described in this prospectus supplement, (ix) no Mortgage Loan is required to be repurchased by the related Mortgage Loan Seller, (x) no Prepayment Interest Shortfalls are incurred, (xi) there are no Additional Trust Fund Expenses, (xii) distributions on the Offered Certificates are made on the 10th day of each month, commencing in August 2007 and (xiii) the Offered Certificates are settled on July 26, 2007 (the ‘‘Settlement Date’’). To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1A, Class A-M, Class A-MF, Class A-J, Class B, Class C and Class D Certificates may mature earlier or later than indicated by the tables. See ‘‘Risk Factors—Risks Related to the Certificates—Modeling Assumptions Are Unlikely To Match Actual Experience’’ in this prospectus supplement. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. The indicated prepayment speeds were assumed for each Mortgage Loan during the related Open Period. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of the Initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP, YMP and FPP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
July 10, 2008	95.61	95.61	95.61	95.61	95.61
July 10, 2009	90.04	90.04	90.04	90.04	90.04
July 10, 2010	83.10	83.10	83.10	83.10	83.10
July 10, 2011	73.95	63.27	49.85	30.73	0.00
July 10, 2012	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	4.00	3.79	3.66	3.53	3.34

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP, YMP and FPP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
July 10, 2008	100.00	100.00	100.00	100.00	100.00
July 10, 2009	100.00	100.00	100.00	100.00	100.00
July 10, 2010	100.00	100.00	100.00	100.00	100.00
July 10, 2011	100.00	100.00	100.00	100.00	95.57
July 10, 2012	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	4.66	4.66	4.64	4.61	4.40

Percentages of the Initial Certificate Balance of
the Class A-3 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP, YMP and FPP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
July 10, 2008	100.00	100.00	100.00	100.00	100.00
July 10, 2009	100.00	100.00	100.00	100.00	100.00
July 10, 2010	100.00	100.00	100.00	100.00	100.00
July 10, 2011	100.00	100.00	100.00	100.00	100.00
July 10, 2012	100.00	97.25	94.25	90.84	85.83
July 10, 2013	100.00	94.46	90.16	87.24	85.83
July 10, 2014	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	6.84	6.75	6.67	6.57	6.26

Percentages of the Initial Certificate Balance of
the Class A-AB Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP, YMP and FPP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
July 10, 2008	100.00	100.00	100.00	100.00	100.00
July 10, 2009	100.00	100.00	100.00	100.00	100.00
July 10, 2010	100.00	100.00	100.00	100.00	100.00
July 10, 2011	100.00	100.00	100.00	100.00	100.00
July 10, 2012	99.73	99.73	99.73	99.73	99.73
July 10, 2013	89.21	89.21	89.21	89.21	89.51
July 10, 2014	78.67	78.67	78.67	78.67	78.67
July 10, 2015	67.10	67.10	67.10	67.10	67.10
July 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	7.87	7.87	7.86	7.86	7.82

Percentages of the Initial Certificate Balance of
the Class A-4 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP, YMP and FPP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
July 10, 2008	100.00	100.00	100.00	100.00	100.00
July 10, 2009	100.00	100.00	100.00	100.00	100.00
July 10, 2010	100.00	100.00	100.00	100.00	100.00
July 10, 2011	100.00	100.00	100.00	100.00	100.00
July 10, 2012	100.00	100.00	100.00	100.00	100.00
July 10, 2013	100.00	100.00	100.00	100.00	100.00
July 10, 2014	100.00	100.00	100.00	100.00	100.00
July 10, 2015	100.00	100.00	100.00	100.00	100.00
July 10, 2016	98.30	98.13	97.89	97.54	94.83
July 10, 2017	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.64	9.61	9.56	9.50	9.24

Percentages of the Initial Certificate Balance of
the Class A-5 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP, YMP and FPP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
July 10, 2008	100.00	100.00	100.00	100.00	100.00
July 10, 2009	100.00	100.00	100.00	100.00	100.00
July 10, 2010	100.00	100.00	100.00	100.00	100.00
July 10, 2011	100.00	100.00	100.00	100.00	100.00
July 10, 2012	100.00	100.00	100.00	100.00	100.00
July 10, 2013	100.00	100.00	100.00	100.00	100.00
July 10, 2014	100.00	100.00	100.00	100.00	100.00
July 10, 2015	100.00	100.00	100.00	100.00	100.00
July 10, 2016	100.00	100.00	100.00	100.00	100.00
July 10, 2017	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.79	9.79	9.79	9.79	9.54

Percentages of the Initial Certificate Balance of
the Class A-1A Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP, YMP and FPP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
July 10, 2008	99.94	99.94	99.94	99.94	99.94
July 10, 2009	99.86	99.86	99.86	99.86	99.86
July 10, 2010	99.77	99.58	99.34	98.99	97.10
July 10, 2011	99.66	98.85	98.11	97.46	96.99
July 10, 2012	66.27	66.27	66.27	66.27	66.27
July 10, 2013	66.14	66.14	66.14	66.14	66.14
July 10, 2014	64.77	64.77	64.77	64.77	64.77
July 10, 2015	64.63	64.63	64.63	64.63	64.63
July 10, 2016	64.48	64.48	64.48	64.48	64.48
July 10, 2017	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	7.97	7.94	7.91	7.86	7.62

Percentages of the Initial Certificate Balance of
the Class A-M Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP, YMP and FPP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
July 10, 2008	100.00	100.00	100.00	100.00	100.00
July 10, 2009	100.00	100.00	100.00	100.00	100.00
July 10, 2010	100.00	100.00	100.00	100.00	100.00
July 10, 2011	100.00	100.00	100.00	100.00	100.00
July 10, 2012	100.00	100.00	100.00	100.00	100.00
July 10, 2013	100.00	100.00	100.00	100.00	100.00
July 10, 2014	100.00	100.00	100.00	100.00	100.00
July 10, 2015	100.00	100.00	100.00	100.00	100.00
July 10, 2016	100.00	100.00	100.00	100.00	100.00
July 10, 2017	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.80	9.79	9.79	9.79	9.55

Percentages of the Initial Certificate Balance of
the Class A-MF Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP, YMP and FPP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
July 10, 2008	100.00	100.00	100.00	100.00	100.00
July 10, 2009	100.00	100.00	100.00	100.00	100.00
July 10, 2010	100.00	100.00	100.00	100.00	100.00
July 10, 2011	100.00	100.00	100.00	100.00	100.00
July 10, 2012	100.00	100.00	100.00	100.00	100.00
July 10, 2013	100.00	100.00	100.00	100.00	100.00
July 10, 2014	100.00	100.00	100.00	100.00	100.00
July 10, 2015	100.00	100.00	100.00	100.00	100.00
July 10, 2016	100.00	100.00	100.00	100.00	100.00
July 10, 2017	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.80	9.79	9.79	9.79	9.55

Percentages of the Initial Certificate Balance of
the Class A-J Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP, YMP and FPP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
July 10, 2008	100.00	100.00	100.00	100.00	100.00
July 10, 2009	100.00	100.00	100.00	100.00	100.00
July 10, 2010	100.00	100.00	100.00	100.00	100.00
July 10, 2011	100.00	100.00	100.00	100.00	100.00
July 10, 2012	100.00	100.00	100.00	100.00	100.00
July 10, 2013	100.00	100.00	100.00	100.00	100.00
July 10, 2014	100.00	100.00	100.00	100.00	100.00
July 10, 2015	100.00	100.00	100.00	100.00	100.00
July 10, 2016	100.00	100.00	100.00	100.00	100.00
July 10, 2017	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.87	9.87	9.85	9.83	9.68

Percentages of the Initial Certificate Balance of
the Class B Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP, YMP and FPP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
July 10, 2008	100.00	100.00	100.00	100.00	100.00
July 10, 2009	100.00	100.00	100.00	100.00	100.00
July 10, 2010	100.00	100.00	100.00	100.00	100.00
July 10, 2011	100.00	100.00	100.00	100.00	100.00
July 10, 2012	100.00	100.00	100.00	100.00	100.00
July 10, 2013	100.00	100.00	100.00	100.00	100.00
July 10, 2014	100.00	100.00	100.00	100.00	100.00
July 10, 2015	100.00	100.00	100.00	100.00	100.00
July 10, 2016	100.00	100.00	100.00	100.00	100.00
July 10, 2017	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.87	9.87	9.87	9.87	9.71

Percentages of the Initial Certificate Balance of
the Class C Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP, YMP and FPP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
July 10, 2008	100.00	100.00	100.00	100.00	100.00
July 10, 2009	100.00	100.00	100.00	100.00	100.00
July 10, 2010	100.00	100.00	100.00	100.00	100.00
July 10, 2011	100.00	100.00	100.00	100.00	100.00
July 10, 2012	100.00	100.00	100.00	100.00	100.00
July 10, 2013	100.00	100.00	100.00	100.00	100.00
July 10, 2014	100.00	100.00	100.00	100.00	100.00
July 10, 2015	100.00	100.00	100.00	100.00	100.00
July 10, 2016	100.00	100.00	100.00	100.00	100.00
July 10, 2017	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.87	9.87	9.87	9.87	9.71

Percentages of the Initial Certificate Balance of
the Class D Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP, YMP and FPP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
July 10, 2008	100.00	100.00	100.00	100.00	100.00
July 10, 2009	100.00	100.00	100.00	100.00	100.00
July 10, 2010	100.00	100.00	100.00	100.00	100.00
July 10, 2011	100.00	100.00	100.00	100.00	100.00
July 10, 2012	100.00	100.00	100.00	100.00	100.00
July 10, 2013	100.00	100.00	100.00	100.00	100.00
July 10, 2014	100.00	100.00	100.00	100.00	100.00
July 10, 2015	100.00	100.00	100.00	100.00	100.00
July 10, 2016	100.00	100.00	100.00	100.00	100.00
July 10, 2017	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.87	9.87	9.87	9.87	9.71

Yield Sensitivity of the Class XW Certificates

The yield to maturity of the Class XW Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans. Investors in the Class XW Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent (‘‘CBE’’) basis on the Class XW Certificates for the specified CPRs based on the Maturity Assumptions. It was further assumed (i) that the purchase price of the Class XW Certificates is as specified below, expressed as a percentage of the initial Notional Amount of such Certificates, which price does not include accrued interest and (ii) the Master Servicer, the Special Servicer or a holder or holders of Certificates representing a majority interest in the Controlling Class purchased all of the Mortgage Loans and REO Properties as described under ‘‘Description of the Certificates—Termination Retirement of Certificates’’ in this prospectus supplement.

The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class XW Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class XW Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class XW Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class XW Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class XW Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class XW Certificates will be assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified. CPRs until maturity or that all of the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class XW Certificates.

Pre-Tax Yield to Maturity (CBE)
of the Class XW Certificates
(Prepayments locked out through LOP, DP, YMP and FPP, then the following CPR)

	Prepayment Assumption (CPR)
Assumed Purchase Price	0%	25%	50%	75%	100%
0.16208%	9.08%	9.05%	9.02%	9.00%	8.59%

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

General.    Please see the discussion under ‘‘Certain Legal Aspects of the Mortgage Loans’’ in the accompanying prospectus regarding legal aspects of the Mortgage Loans that you consider prior to making any investment in the Offered Certificates.

10% or Greater Jurisdiction Concentrations.    Twenty-two of the Mortgaged Properties, securing Mortgage Loans representing 15.3% of the Initial Pool Balance (20 Mortgaged Properties securing Mortgage Loans representing 18.0% of the Group 1 Balance and two Mortgaged Properties securing Mortgage Loans representing 3.2% of the Group 2 Balance) are located in California. Certain considerations under California state law are discussed in this prospectus supplement under ‘‘Risk Factors—Certain Jurisdiction-Specific Considerations—California’’, Twenty-four of the Mortgaged Properties, securing Mortgage Loans representing 10.6% of the Initial Pool Balance (22 Mortgaged Properties representing 12.3% of the Group 1 Balance and two Mortgaged Properties representing 2.8% of the Group 2 Balance) are located in Texas. Certain considerations under Texas state law are discussed in this prospectus supplement under ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—Certain Jurisdiction-Specific Considerations—Texas’’. Eight of the Mortgaged Properties, securing Mortgage Loans representing 10.5% of the Initial Pool Balance (four Mortgaged Properties representing 0.9% of the Group 1 Balance and four Mortgaged Properties representing 52.9% of the Group 2 Balance) are located in Illinois. Certain considerations under Illinois state law are discussed in this prospectus supplement under ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—Certain Jurisdiction-Specific Considerations—Illinois.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

For federal income tax purposes, two separate ‘‘real estate mortgage investment conduit’’ (‘‘REMIC’’) elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being referred to in this prospectus supplement as ‘‘REMIC I’’ and ‘‘REMIC II’’, respectively. The assets of REMIC I generally will include the Mortgage Loans, the Trust’s interest in any REO Properties acquired on behalf of the Certificateholders (including a beneficial interest in any REO Properties acquired under the One Park Avenue Pooling Agreement with respect to the One Park Avenue Pari Passu Mortgage Loan and the ChampionsGate Hotel Pooling Agreement with respect to the ChampionsGate Hotel Pari Passu Mortgage Loan) and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and the REO Accounts. The assets of REMIC II will consist of certain uncertificated ‘‘regular interest’’ in REMIC I and amounts in the Certificate Account with respect thereto. For federal income tax purposes: (i) the REMIC II Certificates, Class A-2FL Regular Interest and Class A-MFL Regular Interest will evidence the ‘‘regular interests’’ in, and generally will be treated as debt obligations of, REMIC II; (ii) the Class R-II Certificates will represent the sole class of ‘‘residual interests’’ in REMIC II; and (iii) the Class R-I Certificates will represent the sole class of ‘‘residual interests’’ in REMIC I. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement and compliance with all provisions of the One Park Avenue Pooling Agreement and the ChampionsGate Hotel Pooling Agreement and continuing qualification of the REMICs formed thereunder, for federal income tax purposes, REMIC I and REMIC II each will qualify as a REMIC under the Code. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP the segregated pool of assets consisting of (i) the Class A-2FL Regular Interest, the related Swap Contract and the Class A-2FL Floating Rate Account and (ii) the Class A-MFL Regular Interest, the related Swap Contract and the Class A-MFL Floating Rate Account. The Class A-2FL and Class A-MFL Certificates will represent undivided beneficial interests in the respective portions of the grantor trust. See ‘‘Certain Federal Income Tax Consequences—REMICs’’ in the accompanying prospectus. The Offered Certificates are ‘‘Regular Certificates’’ as defined in the accompanying prospectus.

Discount and Premium; Prepayment Premiums

The Offered Certificates generally will be treated as newly originated debt instruments originated on the related Startup Day for federal income tax purposes. The ‘‘Startup Day’’ of REMIC I and REMIC II is the Delivery Date. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. It is anticipated that the Class A-1 and Class A-2 Certificates will be issued at a premium, that the Class A-3, Class A-AB, Class A-4, Class A-1A and Class A-M Certificates will be issued with a de minimis amount of original issue discount and that the Class A-5, Class XW, Class A-MF, Class A-J, Class B, Class C and Class D Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes. See ‘‘Certain Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ and ‘‘—Premium’’ in the accompanying prospectus.

Although unclear for federal income tax purposes, it is anticipated that the Class XW Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the Weighted Average Net Mortgage Rate changes in accordance with the Prepayment Assumption (as described above)), over their issue price (including accrued interest, if any). Any ‘‘negative’’ amounts of original issue discount on the Class XW Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class XW Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the ‘‘noncontingent bond method’’ of the OID Regulations may be promulgated with respect to the Certificates.

For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium on the Offered Certificates, the Prepayment Assumption will be 0% CPR. See ‘‘Yield and Maturity Considerations—Weighted Average Lives’’ in this prospectus supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

Prepayment Premiums actually collected will be distributed among the holders of the respective classes of Certificates as described under ‘‘Description of the Certificates—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement. It is not entirely clear under the Code when the amount of Prepayment Premiums so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a Prepayment Premium. Prepayment Premiums, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of an Offered Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Prepayment Premiums.

Characterization of Investments in Offered Certificates

Generally, except to the extent noted below, the Offered Certificates will be ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code for a REIT in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such Certificates are treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section 856(c)(5)(B) of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by residential property. It is anticipated that as of the Cut-off Date, 18.4% of the Initial Pool Balance (100.0% of the Group 2 Balance), will represent Mortgage Loans secured by multifamily properties. Holders of the Offered Certificates should consult their own tax advisors regarding whether the foregoing percentages or some other percentage applies to their certificates. None of the foregoing characterizations will apply to the extent of any Mortgage Loans that have been defeased. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The Offered Certificates will be treated as ‘‘qualified mortgages’’ for another REMIC under Section 860G(a)(3)(C) of the Code. See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘Certain Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Certificates’’ in the accompanying prospectus.

Possible Taxes on Income from Foreclosure Property

In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust’s net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust’s federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on ‘‘net income from foreclosure property’’ (generally, income not derived from renting or selling real property) within the meaning of the REMIC provisions (an ‘‘REO Tax’’). To the extent that income the Trust receives from an REO Property is subject to a tax on ‘‘net income from foreclosure property’’, such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any hotels that become REO Property. Any REO Tax imposed on the Trust’s income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

Reporting and Other Administrative Matters

Reporting of interest income, including any original issue discount, if any, with respect to the Offered Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of the Offered Certificates and the IRS; holders of Offered Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting regarding qualification of the REMIC’s assets as set forth in ‘‘Certain Federal Income Tax consequences—Characterization of Investments in Offered Certificates’’ in this prospectus supplement will be made as required under the Treasury regulations, generally on an annual basis.

The Offered Certificate information reports will include a statement of the adjusted issue price of the Offered Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see ‘‘Certain Federal Income Tax Consequences—REMICs’’ in the accompanying prospectus.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of any Plan that is subject to Title I of ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute Plan Assets. Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by ‘‘benefit plan investors’’ (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

The U.S. Department of Labor issued an individual prohibited transaction exemption to NationsBank Corporation (predecessor in interest to Bank of America Corporation), PTE 93-31, as amended by PTE 2007-05, which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by an Exemption-Favored Party, provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Offered Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, such Offered Certificate at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Fitch, Moody’s, DBRS Limited, DBRS, Inc. or S&P. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. Fourth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

A fiduciary of a Plan contemplating a purchase of any Class of Offered Certificates in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing any Class of Offered Certificates, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to such Certificates as of the date of such purchase. A Plan’s authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any Class of Offered Certificates.

The Exemption also requires that the Trust meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of Fitch, Moody’s, DBRS Limited, DBRS, Inc. or S&P for at least one year prior to the Plan’s acquisition of an Offered Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of such Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, any Sponsor or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a ‘‘Party in Interest’’) with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the continued holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan.

Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of the Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5.0% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the continued holding of the Offered Certificates by a Plan.

Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (i) the Offered Certificates constitute ‘‘securities’’ for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See ‘‘Certain ERISA Considerations’’ in the accompanying prospectus. We cannot assure you that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under such a similar law.

Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

Recently enacted legislation, the Pension Protection Act of 2006, makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Persons who have an ongoing relationship with California State Teachers’ Retirement System, which is a governmental plan, should note that this plan owns an equity interest in the borrower under Loan No. 3406070. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Offered Certificates.

Prospective investors should note that the General Electric Pension Trust holds a significant equity interest in the borrower under one Mortgage Loan (Loan No. 600, representing 0.6% of the Initial Pool Balance and 0.7% of the Group 1 Balance). An investment by an employer with employees covered by the General Electric Pension Trust could involve a prohibited transaction under ERISA for which no exemption (including the Exemption) would be available. Consequently, any such employer should not invest, directly or indirectly, in the Certificates. Each investor in the Certificates, by its purchase, will be deemed to represent that neither (a) the investor nor (b) any owner of a five percent or greater interest in the investor is such an employer.

LEGAL INVESTMENT

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

Prospective investors, particularly those whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, may be subject to restrictions on investment in the Offered Certificates. You should consult with your legal, tax, financial and accounting advisors in determining the suitability of and consequences to you of the purchase, ownership and sale of the Offered Certificates.

See ‘‘Legal Investment’’ in the accompanying prospectus.

USE OF PROCEEDS

Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans as described under ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement, and to pay certain expenses in connection with the issuance of the Certificates.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the Underwriting Agreement among the Depositor and the Underwriters, the Depositor has agreed to sell to each of the Underwriters and each of the Underwriters has agreed to purchase, severally but not jointly, the respective Certificate Balances or Notional Amounts as applicable, of each Class of the Offered Certificates as set forth below in each case to a variance of 5.0%.

	Banc of America Securities LLC	Commerzbank Capital Markets Corp.	Hypo Capital Markets, Inc.	SunTrust Capital Markets, Inc.	Citigroup Global Markets Inc.	Credit Suisse Securities (USA) LLC
Class A-1	$47,989,500	—	—	$2,010,500	—	—
Class A-2	$320,569,860	—	—	$13,430,140	—	—
Class A-3	$127,652,070	—	—	$5,347,930	—	—
Class A-AB	$75,769,662	—	—	$3,174,338	—	—
Class A-4	$973,106,430	$1,000,000	—	$40,893,570	$1,000,000	$1,000,000
Class A-5	$47,989,500	—	—	$2,010,500	—	—
Class A-1A	$621,957,357	—	—	$26,056,643	—	—
Class XW	$3,374,290,141	—	—	$141,364,472	—	—
Class A-M	$111,877,921	—	—	$4,687,079	—	—
Class A-MF	$95,979,000	—	—	$4,021,000	—	—
Class A-J	$231,982,203	—	—	$9,718,797	—	—
Class B	$33,743,337	—	—	$1,413,663	—	—
Class C	$46,396,249	—	—	$1,943,751	—	—
Class D	$25,307,743	—	—	$1,060,257	—	—

With respect to the Offered Certificates, Banc of America Securities LLC is acting as lead manager and sole bookrunner. Commerzbank Capital Markets Corp., Hypo Capital Markets, Inc., SunTrust Capital Markets, Inc., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are acting as co-managers. The Underwriters will offer the Offered Certificates to the public at negotiated prices determined at the time of sale. Banc of America Securities LLC is an affiliate of Bank of America, National Association, which is a Mortgage Loan Seller for this offering; Commerzbank Capital Markets Corp. is an affiliate of Eurohypo AG, New York Branch, which is a Mortgage Loan Seller for this offering; Hypo Capital Markets, Inc. is an affiliate of Hypo Real Estate Capital Corporation, which is a Mortgage Loan Seller for this offering; and SunTrust Capital Markets, Inc. is an affiliate of SunTrust Bank, which is a Mortgage Loan Seller for this offering.

Banc of America Securities LLC is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be an amount equal to approximately 98.42% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on all of the Offered Certificates, before deducting expenses payable by the Depositor.

Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

The Depositor also has been advised by the Underwriters that the Underwriters presently intend to make a market in the Offered Certificates; however, the Underwriters have no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See ‘‘RISK FACTORS—Risks Related to the Certificates—Liquidity for Certificates May Be Limited’’ in this prospectus supplement and ‘‘RISK FACTORS—Limited Liquidity of Certificates’’ in the accompanying prospectus.

The Depositor and each Mortgage Loan Seller have agreed to indemnify the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriters and such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. Each Mortgage Loan Seller has agreed to indemnify the Depositor, its officers and directors, the Underwriters and each person, if any, who controls the Depositor or the Underwriters within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the Securities Act, relating to those Mortgage Loans sold by such Mortgage Loan Seller.

LEGAL MATTERS

Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina and for the Underwriters by Thacher Proffitt & Wood llp, New York, New York.

RATINGS

It is a condition to their issuance that the Offered Certificates receive the ratings indicated below from Fitch, Moody’s and S&P:

	Fitch	Moody’s	S&P
Class A-1	AAA	Aaa	AAA
Class A-2	AAA	Aaa	AAA
Class A-3	AAA	Aaa	AAA
Class A-AB	AAA	Aaa	AAA
Class A-4	AAA	Aaa	AAA
Class A-5	AAA	Aaa	AAA
Class A-1A	AAA	Aaa	AAA
Class XW	AAA	Aaa	AAA
Class A-M	AAA	Aaa	AAA
Class A-MF	AAA	Aaa	AAA
Class A-J	AAA	Aaa	AAA
Class B	AA+	Aa1	AA+
Class C	AA	Aa2	AA
Class D	AA–	Aa3	AA−

Each of the rating agencies identified above will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding. Fees for such ratings surveillance have been prepaid by the Mortgage Loan Sellers.

The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Rated Final Distribution Date, which is the Distribution Date in June 2049. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of: (i) the tax attributes of the Offered Certificates; or of the Trust; (ii) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans; (iii) the degree to which such prepayments might differ from those originally anticipated; (iv) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors; (v) whether and to what extent Default Interest will be received; (vi) the extent to which interest payable on any Class of Offered Certificates may be reduced in connection with

Prepayment Interest Shortfalls; or (vii) the possibility that as a result of prepayments the Class XW Certificates may realize a lower than anticipated yield or may fail to recover fully their initial investment. See ‘‘RATING’’ in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

We cannot assure you that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified (if applicable) or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. In this regard, a rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by Fitch, Moody’s or S&P.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See ‘‘Risk Factors—The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Certificates’’ in the accompanying prospectus.

GLOSSARY OF PRINCIPAL DEFINITIONS

‘‘A/B Whole Loan’’ means the Pacific Tower A/B Whole Loan and the Metropolis Shopping Center A/B Whole Loan.

‘‘Accrued Certificate Interest’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement.

‘‘ACMs’’ means asbestos-containing materials.

‘‘Additional Trust Fund Expenses’’ mean, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) property inspection costs incurred by the Special Servicer for Specially Serviced Mortgage Loans to the extent paid out of general collections, (v) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under ‘‘THE TRUSTEE’’ in this prospectus supplement and under ‘‘THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Trustee’’ in the accompanying prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under ‘‘THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ in the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Possible Taxes on Income From Foreclosure Property’’ in this prospectus supplement and ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs’’ in the accompanying prospectus, (vi) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a Defaulted Mortgage Loan (see ‘‘THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’ in the accompanying prospectus), and (vii) any other expense of the Trust Fund not specifically included in the calculation of ‘‘Realized Loss’’ for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

‘‘Administrative Fee Rate’’ means the sum of the Master Servicing Fee Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the ‘‘Sub-Servicing Fee Rate’’) which equals the sum of the monthly master servicing fee and the monthly sub-servicing fee) plus the per annum rate applicable to the calculation of the Trustee Fee.

‘‘Administrative Fees’’ means the Trustee Fee and the Master Servicing Fee each of which will be computed for the same period for which interest payments on the Mortgage Loans are computed.

‘‘Advance Interest’’ means interest payable to the Master Servicer and the Trustee with respect to any Advance made thereby and the Special Servicer with respect to any Servicing Advance made thereby, accrued on the amount of such Advance for so long as it is outstanding at the Reimbursement Rate, except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period.

‘‘Advances’’ means Servicing Advances and P&I Advances.

‘‘Annual Debt Service’’ means the amount derived by multiplying the Monthly Payment set forth for each Mortgage Loan in ANNEX A to this prospectus supplement by 12.

‘‘Appraisal Reduction Amount’’ means, for any Required Appraisal Loan, in general, an amount (calculated as of the Determination Date immediately following the later of the date on which the most recent relevant appraisal was obtained by the Special Servicer pursuant to the Pooling and Servicing Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Loan) equal to the excess, if any, of:

(1) the sum of:

(a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date,

(b) to the extent not previously advanced by or on behalf of the Master Servicer, or the Trustee, all unpaid interest (net of Default Interest) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date,

(c) all unpaid Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses accrued with respect to such Required Appraisal Loan,

(d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and reimbursable out of the Trust Fund, together with all unpaid Advance Interest accrued on such Advances, and

(e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the Special Servicer holds any escrow payments or Reserve Funds;

over

(2) the sum of:

(x) the excess, if any, of (i) 90% of the Appraisal Value of the related Mortgaged Property or REO Property (subject to such downward adjustments as the Special Servicer may deem appropriate (without implying any obligation to do so) based upon its review of the related appraisal and such other information as such Special Servicer deems appropriate), as applicable, as determined by the most recent relevant appraisal acceptable for purposes of the Pooling and Servicing Agreement, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Loan, and

(y) any escrow payments, reserve funds and/or letters of credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the Appraisal Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause (2)(x)(i) above).

‘‘Appraisal Trigger Event’’ means any of the following events: (1) any Mortgage Loan (other than the One Park Avenue Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan) or Whole Loan becoming a Modified Mortgage Loan; (2) any Monthly Payment with respect to any Mortgage Loan or Whole Loan remaining unpaid for 60 days past the Due Date for such payment; provided, however, solely in the case of a delinquent Balloon Payment with respect to any Mortgage Loan, if (x) the related borrower is actively seeking a refinancing commitment, (y) the related borrower continues to make payments in the amount of its Monthly Payment, and (z) the Directing Certificateholder consents, failure to pay such Balloon Payment during such 60-day period shall not constitute an Appraisal Trigger Event if the related borrower has delivered to the Master Servicer, on or before the 60th day after the due date of such Balloon Payment, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond such due date, during which the refinancing would occur; (3) the passage of 60 days after the Special Servicer receives notice that the mortgagor under such Mortgage Loan or Whole Loan becomes the subject of bankruptcy, insolvency or similar proceedings, which remain undischarged and undismissed; (4) the passage of 60 days after the Special Servicer receives notice that a receiver or similar official is appointed with respect to the related Mortgaged Property; (5) the related Mortgaged Property becoming an REO Property; or (6) the passage of 60 days after the third extension of a Mortgage Loan or a Whole Loan.

‘‘Appraisal Value’’ means, for any Mortgaged Property, the appraiser’s value as stated in the appraisal available to the Depositor as of the date specified on the schedule, which may be an ‘‘as is’’, ‘‘as stabilized’’, ‘‘as completed’’ or ‘‘as renovated’’ value.

•	The appraisal for the Mortgaged Property with respect to Loan No. 101 ($285,000,000 ‘‘as stabilized’’ value as of January 1, 2008 and $272,000,000 ‘‘as is’’ value as of January 1, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 102 ($129,000,000 ‘‘as stabilized’’ value as of May 1, 2008 and $126,000,000 ‘‘as is’’ value as of April 13, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3405457 ($27,800,000 ‘‘as stabilized’’ value as of May 1, 2007 and $27,500,000 ‘‘as is’’ value as of January 31, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 59758 ($23,000,000 ‘‘as stabilized’’ value as of January 15, 2007 and $20,100,000 ‘‘as is’’ value as of June 15, 2006) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 900 ($41,900,000 on a ‘‘highest and best use’’ basis assuming the land is vacant and the related improvements demolished and $32,800,000 ‘‘as is’’ value assuming the current retail use as of May 16, 2007) is presented on a ‘‘highest and best use’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 1000 ($18,800,000 ‘‘as stabilized’’ value as of March 24, 2009 and $17,000,000 ‘‘as is’’ value as of March 24, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3402392 ($16,160,000 ‘‘as stabilized’’ value as of March 15, 2007 and $16,090,000 ‘‘as is’’ value as of December 15, 2006) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 90001146 ($16,825,000 ‘‘as completed’’ value as of April 1, 2007 and $15,300,000 ‘‘as is’’ value as of February 2, 2007) is presented on an ‘‘as completed’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 9000606 ($13,100,000 ‘‘as stabilized’’ value as of May 29, 2007 and $12,900,000 ‘‘as is’’ value as of June 29, 2006) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3401449 ($14,500,000 ‘‘as stabilized’’ value as of August 1, 2006 and $14,300,000 ‘‘as is’’ value as of May 1, 2006) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3400184 ($13,800,000 ‘‘as stabilized’’ value as of April 1, 2007 and $13,700,000 ‘‘as is’’ value as of April 1, 2006) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3405888 ($14,875,000 ‘‘as stabilized’’ value as of February 11, 2007 and $13,825,000 ‘‘as is’’ value as of October 11, 2006) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 9000502 ($10,290,000 ‘‘as completed’’ value as of December 1, 2006 and $8,100,000 ‘‘as is’’ value as of September 22, 2006) is presented on an ‘‘as completed’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3402757 ($10,840,000 ‘‘as stabilized’’ value as of November 16, 2006 and $10,800,000 ‘‘as is’’ value as of August 16, 2006) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3405450 ($10,900,000 ‘‘as stabilized’’ value as of July 16, 2007 and $10,600,000 ‘‘as is’’ value as of January 16, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3403007 ($6,700,000 ‘‘as stabilized’’ value (which is set forth in the related appraisal as a ‘‘hypothetical value as cured’’) as of February 1, 2007 and $6,100,000 ‘‘as is’’ value as of September 6, 2006) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 23816 ($4,500,000 ‘‘as stabilized’’ (which is set forth in the related appraisal or a ‘‘hypothetical value’’ as cured) value as of April 1, 2007 and $3,600,000 ‘‘as is’’ value as of April 1, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisals for the seven Mortgaged Properties with respect to Loan No. 104 are presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement with the following values: $153,700,000 ‘‘as stabilized’’ value as of December 20, 2011 ($114,500,000 ‘‘as is’’ value as of December 20, 2006); $126,100,000 ‘‘as stabilized’’ value as of December 20, 2011 ($98,000,000 ‘‘as is’’ value as of December 20, 2006); $99,300,000 ‘‘as stabilized’’ value as of December 18, 2011 ($78,900,000 ‘‘as is’’ value as of December 18, 2006); $66,000,000 ‘‘as stabilized’’ value as of December 11, 2011 ($50,200,000 ‘‘as is’’ value as of December 11, 2006); $28,600,000 ‘‘as stabilized’’ value as of December 27, 2011 ($21,100,000 ‘‘as is’’ value as of December 27, 2006); $30,700,000 ‘‘as stabilized’’ value as of December 27, 2011 ($23,100,000 ‘‘as is’’ value as of December 27, 2006); and $14,700,000 ‘‘as stabilized’’ value as of December 27, 2011 ($11,200,000 ‘‘as is’’ value as of December 27, 2006).

•	The appraisal for one of the four Mortgaged Properties with respect to Loan No. 3405932 ($8,610,000 ‘‘as stabilized’’ value as of July 1, 2007 and $8,560,000 ‘‘as is’’ value as of February 24, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for one of the eight Mortgaged Properties with respect to Loan No. 3403893 ($5,010,000 ‘‘as stabilized’’ value as of April 11, 2007 and $4,990,000 ‘‘as is’’ value as of October 11, 2006) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

‘‘Approval Provisions’’ mean the approvals and consents necessary in connection with a Special Action or the extension of the Maturity Date of a Mortgage Loan (other than the One Park Avenue Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan): (i) with respect to any Non-Specially Serviced Mortgage Loan, the Master Servicer will be required to obtain the approval or consent of the Special Servicer in connection with a Special Action; (ii) (A) with respect to any Non-Partitioned Loan that is a Non-Specially Serviced Mortgage Loan or any Post CAP A/B Whole Loan that involves an extension of the Maturity Date of such Mortgage Loan or (B) in connection with a Special Action for any Non-Partitioned Loan or any Post CAP A/B Whole Loan, the Master Servicer will be required to obtain the approval and consent of the Special Servicer and the Special Servicer will be required to obtain the approval and consent of the Directing Certificateholder; (iii) with respect to any Non-Partitioned Loan or any Post CAP A/B Whole Loan that is a Specially Serviced Mortgage Loan, the Special Servicer will be required to seek the approval and consent of the Directing Certificateholder in connection with a Special Action; (iv) with respect to any A/B Whole Loan during any time period that a related Control Appraisal Period does not exist, the Master Servicer, if the related Mortgage Loan is then a Non-Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the Special Servicer first obtaining the consent of the related Controlling Holder, in connection with a Special Action; and (v) with respect to any A/B Whole Loan during any time period that a related Control Appraisal Period does not exist, the Special Servicer, if such A/B Whole Loan is then a Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the related Controlling Holder in connection with a Special Action.

‘‘Asset Status Report’’ means a report to be prepared by the Special Servicer for each loan that becomes a Specially Serviced Mortgage Loan.

‘‘Assumed Monthly Payment’’ means an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated Maturity Date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated Maturity Date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such Mortgage Loan’s terms in effect immediately prior to maturity. The ‘‘Assumed Monthly Payment’’ deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

‘‘Automatic Termination’’ is defined in ‘‘IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES’’ in this prospectus supplement.

‘‘Available Distribution Amount’’ means, for any Distribution Date, in general:

(a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following: (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period; (ii) any payments of principal and interest, Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Collection Period; (iii) Prepayment Premiums (which are separately distributable on the Certificates as described in this prospectus supplement); (iv) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Default Charges (to the extent Default Charges are not otherwise applied to cover interest on Advances or other expenses), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses); (v) amounts deposited into the Certificate Account in error; (vi) all funds released from the Excess Liquidation Proceeds Account with respect to such Distribution Date; and (vii) with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date relating to the one-month period preceding the Distribution Date in each February (and in any January of a year that is not a leap year), unless the related Distribution Date is the final Distribution Date, an amount equal to the related Withheld Amount; and

(b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date, any Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period and for the Distribution Date occurring in each March (or February if the related Distribution Date is the final Distribution Date), the related Withheld Amounts remitted to the Trustee for distribution to the Certificateholders as described under ‘‘Description of the Certificates—Interest Reserve Account’’ in this prospectus supplement.

‘‘Average Daily Rate’’ or ‘‘ADR’’ means, with respect to a hotel Mortgaged Property, the average rate charged at the Mortgaged Property per day.

‘‘Balance Per Unit’’ means, for each Mortgage Loan, the related balance of such Mortgage Loan divided by the number of Units, Keys, Pads, Spaces, Acres or SF (as applicable), except:

(A) with respect to each of the One Park Avenue Pari Passu Mortgage Loan, the Hilton Anatole Pari Passu Mortgage Loan, the Rockwood Ross Multifamily Portfolio Pari Passu

Mortgage Loan, the JQH Hotel Portfolio Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan, such calculation includes both of the related Senior Notes;

(B) with respect to the Pacifica Tower A/B Whole Loan and the Metropolis Shopping Center A/B Whole Loan, such calculation includes only the related Note A (and excludes the related subordinate Note B); and

(C) with respect to one set of Cross-Collateralized Mortgage Loans (Loan Nos. 3404556 and 3404557 on ANNEX A to this prospectus supplement) (1) the aggregate balance of such Cross-Collateralized Mortgage Loans divided by (2) the aggregate number of Units, Keys, Pads, Spaces, Acres or SF (as applicable) related to the Mortgaged Properties securing such Cross-Collateralized Mortgage Loans.

‘‘Balloon’’ or ‘‘Balloon Loan’’ means a Mortgage Loan that provides for monthly payments of principal based on an amortization schedule significantly longer than the related remaining term thereof, thereby leaving substantial principal amounts due and payable on its Maturity Date, unless prepaid prior thereto.

‘‘Balloon Loan-to-Value Ratio’’, ‘‘Balloon LTV Ratio’’, ‘‘Balloon LTV’’, ‘‘Maturity Date Loan-to-Value’’ or ‘‘Maturity Date LTV’’ or ‘‘Maturity Date LTV Ratio’’ means, with respect to any Mortgage Loan, the principal portion of the Balloon Payment of such Mortgage Loan divided by the Appraisal Value of the related Mortgage Loan, except:

(A) with respect to each of the One Park Avenue Pari Passu Mortgage Loan, the Hilton Anatole Pari Passu Mortgage Loan, the Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan, the JQH Hotel Portfolio Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan, such calculation includes both of the related Senior Notes;

(B) with respect to the Pacifica Tower A/B Whole Loan and the Metropolis Shopping Center A/B Whole Loan, such calculation includes the related Note A, but excludes the related subordinate Note B; and

(C) with respect to one set of Cross-Collateralized Mortgage Loans (Loan Nos. 3404557 and 3404556 on ANNEX A to this prospectus supplement) (1) the aggregate principal portion of the Balloon Payments for the Cross-Collateralized Mortgage Loans divided by (2) the aggregate Appraisal Value for the related Mortgaged Properties securing such Cross-Collateralized Mortgage Loans.

‘‘Balloon Payment’’ means the principal amount due and payable, together with the corresponding interest payment, on a Balloon Loan on the related Maturity Date.

‘‘Balloon Payment Interest Shortfall’’ means, with respect to any Balloon Loan with a Maturity Date that occurs after, or that provides for a grace period for its Balloon Payment that runs past, the Determination Date in any calendar month, and as to which the Balloon Payment is actually received after the Determination Date in such calendar month (but no later than its Maturity Date or, if there is an applicable grace period, beyond the end of such grace period), the amount of interest, to the extent not collected from the related Determination Date, that would have accrued on the principal portion of such Balloon Payment during the period from the related Maturity Date to, but not including, the first day of the calendar month following the month of maturity (less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interest that would have been Default Interest).

‘‘BAMCC’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Bank of America’’ or ‘‘BofA’’ means Bank of America, National Association.

‘‘Base Interest Fraction’’ means, with respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Sequential Pay Certificates, and the Class A-2FL Regular Interest and the Class A-MFL Regular Interest a fraction (a) whose numerator is the amount, if any, by which

(i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Discount Rate and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the Discount Rate. However, under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

‘‘BASIC’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Bridger’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Cash Flow’’ means with respect to any Mortgaged Property, the total cash flow available for Annual Debt Service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses, capital expenditures and tenant improvements and leasing commissions.

(i) ‘‘Revenues’’ generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the Multifamily Mortgaged Properties, rental and other revenues; (B) for the Commercial Mortgaged Properties, base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; and (C) for hotel Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

(ii) ‘‘Expenses’’ generally consist of all expenses incurred for a Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor. In the case of hotel Mortgaged Properties, Expenses include, for example, expenses relating to guest rooms (hotels only), food and beverage costs, telephone bills, and rental and other expenses, and such operating expenses as general and administrative, marketing and franchise fees.

In certain cases, Full Year Cash Flow, Most Recent Cash Flow and/or U/W Cash Flow have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Such Cash Flow does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Most Recent Expenses, Full Year Expenses or U/W Expenses to reflect normalized Most Recent Cash Flow, Full Year Cash Flow or U/W Cash Flow, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Such Cash Flow was not necessarily determined in accordance with GAAP. Such Cash Flow is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property’s operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such Cash Flow may reflect partial-year annualizations. In addition, Cash Flow may reflect certain stabilized calculations, including amounts payable by a borrower principal for unoccupied space under a master lease or future rent steps.

‘‘CBE’’ means corporate bond equivalent.

‘‘Certificate Balance’’ means for any Class of Regular Certificates, the Class A-2FL Regular Interest and the Class A-MFL Regular Interest outstanding at any time, the then aggregate stated principal amount thereof.

‘‘Certificate Owner’’ means a beneficial owner of an Offered Certificate.

‘‘Certificateholder’’ or ‘‘Holder’’ means the beneficial owner of a Certificate.

‘‘Certificate Registrar’’ means the Trustee in its capacity as registrar.

‘‘Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘ChampionsGate Hotel Controlling Holder’’ means the holder of the ChampionsGate Hotel Pari Passu Note A-1, which is the controlling class representative of the JPMCC 2007-LDP11 Securitization.

‘‘ChampionsGate Hotel Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—ChampionsGate Hotel Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘ChampionsGate Hotel Master Servicer’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—ChampionsGate Hotel Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘ChampionsGate Hotel Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—ChampionsGate Hotel Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘ChampionsGate Hotel Pari Passu Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—ChampionsGate Hotel Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘ChampionsGate Hotel Pari Passu Note A-1’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—ChampionsGate Hotel Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘ChampionsGate Hotel Pari Passu Note A-2’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—ChampionsGate Hotel Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘ChampionsGate Hotel Pari Passu Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—ChampionsGate Hotel Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘ChampionsGate Hotel Pooling Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—ChampionsGate Hotel Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘ChampionsGate Hotel Special Servicer’’ is defined in DESCRIPTION OF THE MORTGAGE POOL—ChampionsGate Hotel Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘ChampionsGate Hotel Trust Fund’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—ChampionsGate Hotel Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘ChampionsGate Hotel Trustee’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—ChampionsGate Hotel Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Class’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Class A Senior Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Class A-AB Planned Principal Balance’’ means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in ANNEX D to this prospectus supplement.

‘‘Class A-2FL Floating Rate Account’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES —Distributions—Distributions on the Class A-2FL Certificates and Class A-MFL Certificates’’ in this prospectus supplement.

‘‘Class A-2FL Regular Interest’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES— General’’ in this prospectus supplement.

‘‘Class A-MFL Floating Rate Account’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributions on the Class A-2FL Certificates and Class A-MFL Certificates’’ in this prospectus supplement.

‘‘Class A-MFL Regular Interest’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES— General’’ in this prospectus supplement.

‘‘Class XW Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘CMSA NOI Adjustment Worksheet’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Servicer Reports’’ in this prospectus supplement.

‘‘CMSA Operating Statement Analysis Report’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Servicer Reports’’ in this prospectus supplement.

‘‘Collateral Substitution Deposit’’ means an amount that will be sufficient to (a) purchase U.S. government obligations providing for payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to and including the related Maturity Date (or, in certain cases, the commencement of the related Open Period) in amounts sufficient to pay the scheduled payments (including, if applicable, payments due on the One Park Avenue Pari Passu Note A-1 (in the case of the One Park Avenue Pari Passu Mortgage Loan), the Hilton Anatole Pari Passu Note A-2 (in the case of the Hilton Anatole Pari Passu Mortgage Loan), the Rockwood Ross Multifamily Portfolio Pari Passu Note A-2 (in the case of the Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan), the JQH Hotel Portfolio Pari Passu Note A-2 (in the case of the JQH Hotel Portfolio Pari Passu Mortgage Loan) and the ChampionsGate Hotel Pari Passu Note A-1 (in the case of the ChampionsGate Hotel Pari Passu Mortgage Loan) due on such dates under the related Mortgage Loan (and any related Note B) or the defeased amount thereof in the case of a partial defeasance and (b) pay any costs and expenses incurred in connection with the purchase of such U.S. government obligations.

‘‘Collection Period’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Commercial Loan’’ means a Mortgage Loan secured by a Commercial Mortgaged Property.

‘‘Commercial Mortgaged Property’’ means a hotel, retail shopping mall or center, an office building or complex, an industrial or warehouse building, a self storage facility, mixed use, a parking garage or a movie theater.

‘‘Companion Loan Holder’’ means with respect to each Whole Loan as follows: (i) with respect to the One Park Avenue Pari Passu Whole Loan, the holder of One Park Avenue Pari Passu Note A-1; (ii) with respect to the Hilton Anatole Pari Passu Whole Loan, the holder of the Hilton Anatole Pari Passu Note A-2; (iii) with respect to the Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan, the holder of the Rockwood Ross Multifamily Portfolio Pari Passu Note A-2; (iv) with respect to the Pacifica Tower A/B Whole Loan, the Pacifica Tower Note B Holder; (v) with respect to the JQH Hotel Portfolio Pari Passu Whole Loan, the holder of the JQH Hotel Portfolio Pari Passu Note A-2; (vi) with respect to the Metropolis Shopping Center A/B Whole Loan, the Metropolis Shopping Center Note B Holder; and (vii) with respect to the ChampionsGate Hotel Pari Passu Whole Loan, the holder of the ChampionsGate Hotel Pari Passu Note A-1.

‘‘Compensating Interest Payment’’ means a cash payment from the Master Servicer to the Trustee in an amount equal to the sum of (i) the aggregate amount of Balloon Payment Interest Shortfalls, if any, incurred in connection with Balloon Payments received in respect of the Mortgage Loans (other than Mortgage Loans that are Specially Serviced Mortgage Loans or Defaulted Mortgage Loans and other than shortfalls arising in connection with the payment of insurance proceeds or condemnation proceeds) during the most recently ended Collection Period, plus (ii) the lesser of (A) the aggregate amount of Prepayment Interest Shortfalls, if any, incurred in connection with principal prepayments received in respect of the Mortgage Loans (other than Mortgage Loans that are Specially Serviced Mortgage Loans or Defaulted Mortgage Loans and other than shortfalls arising in connection with the payment of insurance proceeds or condemnation proceeds) during the most recently ended Collection Period, and (B) the aggregate of (1) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.01% per annum, and (2) all Prepayment Interest Excesses received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (iii) in the event that any principal prepayment was received on the last business day of the second most recently ended Collection Period, but for any reason was not included as part of the Master Servicer Remittance Amount for the preceding Master Servicer Remittance Date (other than because of application of the subject principal prepayment for another purpose), the total of all interest and other income accrued or earned on the amount of such principal prepayment while it is on deposit with the Master Servicer.

‘‘Control Appraisal Period’’ means with respect to each A/B Loan as follows: (i) with respect to the Pacifica Tower A/B Whole Loan, an Pacifica Tower A/B Control Appraisal Period exists and (ii) with respect to the Metropolis Shopping Center A/B Whole Loan, a Metropolis Shopping Center Control Appraisal Event exists.

‘‘Controlling Class’’ means, as of any date of determination, the outstanding Class of Sequential Pay Certificates, Class A-2FL Certificates or Class A-MFL Certificates with the lowest payment priority (the Class A Senior Certificates being treated as a single Class for this purpose and the Class A-M, Class A-MF and Class A-MFL Certificates being treated as a single class for this purpose) that has a then outstanding Certificate Balance at least equal to 25% of its Initial Certificate Balance (or, if no Class (or Classes being treated as a single Class) of Sequential Pay Certificates, Class A-2FL Certificates or Class A-MFL Certificates has a Certificate Balance at least equal to 25% of its Initial Certificate Balance, then the Controlling Class will be the outstanding Class of Sequential Pay Certificates, Class A-2FL Certificates or Class A-MFL Certificates with the then largest outstanding Certificate Balance). The Controlling Class as of the Delivery Date will be the Class S Certificates.

‘‘Controlling Class Certificateholder’’ means each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

‘‘Controlling Holder’’ means, with respect to: (i) the Pacifica Tower A/B Whole Loan, the Pacifica Tower Controlling Holder, and (ii) the Metropolis Shopping Center A/B Whole Loan, the Metropolis Shopping Center Controlling Holder.

‘‘Corrected Mortgage Loan’’ means any Mortgage Loan or Whole Loan (other than the One Park Avenue Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan) which ceases to be a Specially Serviced Mortgage Loan (and as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances that caused the loan to be characterized as a Specially Serviced Mortgage Loan (provided that no other Servicing Transfer Event then exists): (a) in the case of the circumstances described in clause (a) in the definition of Servicing Transfer Event, if and when the related mortgagor has made three consecutive full and timely Monthly Payments under the terms of such loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement); (b) in the case of the circumstances described in clauses (b), (d), (e) and (f) in the definition of Servicing Transfer Event, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer; (c) in the case of the circumstances described in clause (c) in the definition of Servicing Transfer Event, if and when such default is cured in the reasonable judgment of the Special Servicer; and (d) in the case of the circumstances described in clause (g) in the definition of Servicing Transfer Event, if and when such proceedings are terminated.

‘‘Cross-Collateralized Mortgage Loan’’ means a Mortgage Loan that is part of a set of cross-collateralized and cross-defaulted Mortgage Loans.

‘‘Cross-Collateralized Set’’ means any set of Mortgage Loans that is cross-collateralized and cross-defaulted with each other.

‘‘Cut-off Date’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Cut-off Date Balance’’ means, for each Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

‘‘Cut-off Date Loan-to-Value Ratio’’, ‘‘Cut-off Date LTV Ratio’’ or ‘‘Cut-off Date LTV’’ means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgage Loan, except:

(A) with respect to each of the One Park Avenue Pari Passu Mortgage Loan, the Hilton Anatole Pari Passu Mortgage Loan, the Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan, the JQH Hotel Portfolio Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan, such calculation includes both of the related Senior Notes;

(B) with respect to the Pacifica Tower A/B Whole Loan and the Metropolis Shopping Center A/B Whole Loan, such calculation includes only the related Note A (and excludes the related subordinate Note B); and

(C) with respect to one set of Cross-Collateralized Mortgage Loans (Loan Nos. 3404557 and 3404556 on ANNEX A to this prospectus supplement) (1) the aggregate Cut-off Date Balance for the related Cross-Collateralized Mortgage Loans divided by (2) the aggregate Appraisal Value for such Cross-Collateralized Mortgage Loans.

‘‘Default Charges’’ means late payment charges and Default Interest.

‘‘Default Interest’’ means interest in excess of interest at the related Mortgage Rate accrued as a result of a default and/or late payment charges.

‘‘Defaulted Mortgage Loan’’ means a Mortgage Loan (other than the One Park Avenue Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan) (i) that is delinquent 60 days or more in respect to a Monthly Payment (not including the Balloon Payment) or (ii) is delinquent in respect of its Balloon Payment unless (i) (w) the related borrower is actively seeking a refinancing commitment, (x) the related borrower continues to make payments in the amount of its Assumed Monthly Payment, (y) the Directing Certificateholder consents, and (z) the related borrower has delivered to the Master Servicer, on or before the 60th day after the due date of such Balloon Payment, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond the due date of such Balloon Payment, during which the refinancing would occur, such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the Master Servicer or the Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

‘‘Defeasance’’ means (for purposes of ANNEX A to this prospectus supplement), with respect to any Mortgage Loan, that such Mortgage Loan is subject to a Defeasance Option.

‘‘Defeasance Period’’ or ‘‘DP’’ means the time after the specified period, which is at least two years from the Delivery Date; provided that no event of default exists, during which the related borrower may obtain a release of a Mortgaged Property from the lien of the related Mortgage by exercising its Defeasance Option.

‘‘Defeasance Option’’ means the option of the related borrower to obtain a release of a Mortgaged Property from the lien of the related Mortgage during the Defeasance Period; provided that no event of default exists and other conditions are satisfied as described in this prospectus supplement.

‘‘Definitive Certificate’’ means a fully registered physical certificate.

‘‘Delivery Date’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Depositor’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Determination Date’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Directing Certificateholder’’ means the Controlling Class Certificateholder (or a representative selected by such Controlling Class Certificateholder to act on its behalf) selected by the majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, (i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. As of the Delivery Date the Directing Certificateholder is Anthracite Capital, Inc.

‘‘Discount Rate’’ means, with respect to any applicable Prepayment Premium calculation, the yield on the specified U.S. Treasury issue as described in the underlying Mortgage Note being prepaid (if applicable, converted to a monthly compounded nominal yield), or an interpolation thereof, in any case as specified and used in accordance with the related loan documents in calculating the Prepayment Premium with respect to the related prepayment.

‘‘Distributable Certificate Interest’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement.

‘‘Distribution Date’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Distribution Date Statement’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Trustee Reports’’ in this prospectus supplement.

‘‘DTC’’ means The Depository Trust Company.

‘‘Due Date’’ means a specified date upon which scheduled payments of interest, principal or both are to be made under a Mortgage Loan and may occur monthly, quarterly, semi-annually or annually.

‘‘Due Period’’ means a specified time period (corresponding in length to the period between Distribution Dates).

‘‘Environmental Report’’ means the report summarizing (A) an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to a Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan and (B) if applicable, a Phase II environmental site assessment of a Mortgaged Property conducted by a third-party consultant.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘Eurohypo’’ means Eurohypo AG, New York Branch.

‘‘Eurohypo AG’’ means Eurohypo Aktiengesellschaft.

‘‘Excess Liquidation Proceeds’’ are the excess of (i) proceeds from the sale or liquidation of a Mortgage Loan or REO Property, net of expenses, unpaid servicing compensation and related Advances and interest on Advances, over (ii) the amount that would have been received if payment had been made in full on the Due Date immediately following the date upon which the proceeds were received.

‘‘Excluded Plan’’ means a Plan sponsored by any member of the Restricted Group.

‘‘Exemption’’ means, the individual prohibited transaction exemption granted by the U.S. Department of Labor to NationsBank Corporation (predecessor in interest to Bank of America Corporation), PTE 93-31, as amended by PTE 2007-05.

‘‘Exemption-Favored Party’’ means (a) Bank of America Corporation, (b) each of the Underwriters, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation (such as Banc of America Securities LLC) or any other Underwriter, and (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to the Offered Certificates.

‘‘FIRREA’’ means the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (as amended).

‘‘Fitch’’ means Fitch, Inc.

‘‘Fixed Premium’’ refers to a method of calculation of a fixed premium. Under this method for any prepayment occurring after the Lockout date, but prior to the open date, as defined in the loan document, will be assessed a fee in the amount of a fixed percentage, as defined in the loan document, of the principal amount prepaid.

•	Loan No. 900 has been assumed to be included in this category for purposes of ANNEX A.

‘‘Floating Rate Accounts’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES— Distributions—Distributions on the Class A-2FL Certificates and Class A-MFL Certificates’’ in this prospectus supplement.

‘‘FPP’’ is defined in ‘‘YIELD and MATURITY CONSIDERATIONS—Weighted Average Lives’’ in this prospectus supplement.

‘‘FSMA’’ is defined in ‘‘UNITED KINGDOM’’ in this prospectus supplement.

‘‘Full Year Cash Flow’’ means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Full Year Revenues less Full Year Expenses, Full Year capital expenditures and Full Year tenant improvements and leasing commissions. See also the definition of ‘‘Cash Flow’’ in this prospectus supplement.

(i) ‘‘Full Year Revenues’’ are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

(ii) ‘‘Full Year Expenses’’ are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

‘‘Full Year DSCR’’ means, with respect to any Mortgage Loan (a) the Full Year Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to each of the One Park Avenue Pari Passu Mortgage Loan, the Hilton Anatole Pari Passu Mortgage Loan, the Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan, the JQH Hotel Portfolio Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan, such calculation includes both of the related Senior Notes;

(B) with respect to the Pacifica Tower A/B Whole Loan and the Metropolis Shopping Center A/B Whole Loan, such calculation includes only the related Note A (and excludes the related subordinate Note B); and

(C) with respect to one set of Cross-Collateralized Mortgage Loans (Loan Nos. 3404557 and 3404556 on ANNEX A to this prospectus supplement) (1) the aggregate Full Year Cash Flow for such Cross-Collateralized Mortgage Loans divided by (2) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loans.

‘‘Full Year End Date’’ means, with respect to each Mortgage Loan, the date indicated on ANNEX A to this prospectus supplement as the ‘‘Full Year End Date’’ with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

‘‘GAAP’’ means generally accepted accounting principles.

‘‘Group 1 Balance’’ means the aggregate principal balance equal of the Mortgage Loans in Loan Group 1 as of the Cut-off Date, $2,867,640,391.

‘‘Group 1 Principal Distribution Amount’’ means the Principal Distribution Amount applicable to just the Loan Group 1 Mortgage Loans.

‘‘Group 2 Balance’’ means the aggregate principal balance equal of the Mortgage Loans in Loan Group 2 as of the Cut-off Date, $648,014,223.

‘‘Group 2 Principal Distribution Amount’’ means the Principal Distribution Amount applicable to just the Loan Group 2 Mortgage Loans.

‘‘Group Balance’’ means, either the Group 1 Balance or the Group 2 Balance.

‘‘Group Balances’’ means, together, the Group 1 Balance and the Group 2 Balance.

‘‘Hilton Anatole Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Hilton Anatole Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Hilton Anatole Pari Passu Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Hilton Anatole Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Hilton Anatole Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Hilton Anatole Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Hilton Anatole Pari Passu Note A-1’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Hilton Anatole Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Hilton Anatole Pari Passu Note A-2’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Hilton Anatole Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Hilton Anatole Pari Passu Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Hilton Anatole Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘HRECC’’ means Hypo Real Estate Capital Corporation.

‘‘HRECC Primary Servicing Agreement’’ is defined in ‘‘THE SERVICERS—Other Servicers’’ in this prospectus supplement.

‘‘Initial Certificate Balance’’ is defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Lives’’ in this prospectus supplement.

‘‘Initial Pool Balance’’ means the aggregate Cut-off Date balance of the Mortgage Loans, $3,515,654,613, subject to a variance of plus or minus 5.0%.

‘‘Initial Resolution Period’’ means the 90-day period commencing upon a Mortgage Loan Seller’s receipt of written notice from the Master Servicer or the Special Servicer of a Material Document Defect or Material Breach, as the case may be, with respect to any related Mortgage Loan.

‘‘Int Diff (BEY)’’ refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) 1% of the principal amount being prepaid and (b) the product obtained by multiplying (x) the principal amount being prepaid, times (y) the difference obtained by subtracting (i) the Yield Rate from (ii) the Mortgage Rate of the related Mortgage Loan, times (z) the present value factor calculated using the following formula:

   1−(1+r)−n

r

where ‘‘r’’ is equal to the Yield Rate and ‘‘n’’ is equal to the number of years and any fraction thereof, remaining between the date the prepayment is made and the Maturity Date of the related Mortgage Loan. As used in this definition, ‘‘Yield Rate’’ means the yield rate for the specified U.S. Treasury security, as described in the underlying Mortgage Note.

•	Loan Nos. 3405887, 3405454, 3405449, 3405466, 3405458, 3405456, 3405460, 3405459, 3405451, 3405447, 3405888, 3405452, 3405445, 3405462, 3405448, 3405455, 3405450, 3405879, 3405461, 3405465, 3405463, 3405446, 3405464 and 3405457 have been assumed to be included in this category for purposes of ANNEX A.

‘‘Int Diff (MEY)’’ refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) 1% (0% in the case of Loan No. 3406563 and 2% in the case of Loan No. 3406386) of the principal amount being prepaid, and (b) the present value of a series of monthly payments each equal to the Int Diff Payment Amount over (i) the remaining original term of the related Mortgage Note or (ii) on the first date that the related Mortgage Loan can be prepaid without a yield maintenance premium, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such date that payment is required under the related loan documents. ‘‘Int Diff Payment Amount’’ means the amount of interest which would be due on the portion of the Mortgage Loan being prepaid assuming a per annum interest rate equal to the excess (if any) of the Mortgage Rate of the related Mortgage Loan over the Reinvestment Yield. ‘‘Reinvestment Yield’’ means the yield rate for the specified U.S. Treasury security as described in the underlying Mortgage Note converted to a monthly compounded nominal yield. Except in the case of Loan 3406563 where the Reinvestment yield shall mean the sum of 0.50% plus the specified U.S. Treasury security as described in the underlying Mortgage Note converted to a monthly compounded nominal yield. In addition to the yield maintenance premium payment above, Loan No. 3405845 will be subject to an additional premium of 1% of the prepaid principal.

In the case of loan numbers 3403893 and 3406386 the Int Diff Payment Amount will be equal to the product obtained by multiplying (x) the principal amount being prepaid, times (y) the difference obtained by subtracting (i) the Yield Rate from (ii) the Mortgage Rate of the related Mortgage Loan, times (z) the present value factor calculated using the following formula:

   1− (1+r)−n

r

where ‘‘r’’ is equal to the Yield Rate converted to a monthly compounded nominal yield and ‘‘n’’ is equal to the number of years and any fraction thereof, remaining between the date the prepayment is made and the remaining original term of the related Mortgage Note.

As used in this definition, ‘‘Yield Rate’’ means the yield rate for the specified U.S. Treasury security, as described in the underlying Mortgage Note.

•	Loans Nos. 101, 104, 3406386, 3406563, 3405751, 3405766, 3405845, 3405753, 3405768, 3405754, 3405755, 3405756, 3405772, 3405773, 3403893, 3405700, 3405759, 3405760, 3405776, 3405762, 3406097, 3402757 and 3405985, have been assumed to be included in this category for purposes of ANNEX A.

‘‘Interest Only’’ means any Mortgage Loan that requires scheduled payments of interest only until the related Maturity Date.

‘‘Interest Reserve Account’’ means the account (which may be a sub-account of the Certificate Account) to be established and maintained by the Master Servicer in the name of the Trustee for the benefit of the Certificates.

‘‘IO, Balloon’’ and ‘‘Partial Interest Only, Balloon’’ each mean any Mortgage Loan which requires only scheduled payments of interest for some (but not all) of the term of the related Mortgage Loan and that has a significant outstanding balance at maturity.

‘‘JPMCC 2007-LDP11 Securitization’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—JQH Hotel Portfolio Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘JQH Hotel Portfolio Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—JQH Hotel Portfolio Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘JQH Hotel Portfolio Pari Passu Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—JQH Hotel Portfolio Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘JQH Hotel Portfolio Mortgaged Properties’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—JQH Hotel Portfolio Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘JQH Hotel Portfolio Pari Passu Note A-1’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—JQH Hotel Portfolio Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘JQH Hotel Portfolio Pari Passu Note A-2’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—JQH Hotel Portfolio Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘JQH Hotel Portfolio Pari Passu Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—JQH Hotel Portfolio Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Leasable Square Footage’’, ‘‘Net Rentable Area (SF)’’ or ‘‘NRA’’ means, in the case of a Mortgaged Property operated as a retail, office, industrial or warehouse facility, the square footage of the net leasable area.

‘‘LIBOR’’ is an independent interest rate index that will be determined monthly as provided in the Pooling and Servicing Agreement.

‘‘Liquidation Fee’’ means the fee generally payable to the Special Servicer in connection with the liquidation of a Specially Serviced Mortgage Loan.

‘‘Liquidation Fee Rate’’ means a rate equal to 1.0% (100 basis points).

‘‘Loan Group 1’’ means one of the two loan groups that make up the Mortgage Pool. Loan Group 1 will consist of 134 Mortgage Loans with an aggregate principal balance equal to the Group 1 Balance and representing approximately 81.6% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. ANNEX A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

‘‘Loan Group 2’’ means one of the two loan groups that make up the Mortgage Pool. Loan Group 2 will consist of 17 Mortgage Loans with an aggregate principal balance equal to the Group 2 Balance (or approximately 100.0% of the aggregate principal balance of the Mortgage Loans secured by multifamily properties) and representing approximately 18.4% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. ANNEX A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

‘‘Lockout Period’’ or ‘‘LOP’’ means a period during which voluntary principal prepayments are prohibited.

‘‘MAI’’ means a member of the Appraisal Institute.

‘‘Major Tenant’’ means any tenant at a Commercial Mortgaged Property (other than a single tenant) that rents at least 20% of the Leasable Square Footage at such property.

‘‘Master Servicer’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Master Servicer Remittance Date’’ means, for any month, the business day preceding each Distribution Date.

‘‘Master Servicing Fee’’ means principal compensation to be paid to the Master Servicer in respect of its master servicing activities (including compensation payable to the sub-servicers).

‘‘Master Servicing Fee Rate’’ means the sum of the monthly master servicing fee and the monthly sub-servicing fee.

‘‘Maturity’’ or ‘‘Maturity Date’’ means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its Maturity Date.

‘‘Maturity Assumptions’’ is defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Lives’’ in this prospectus supplement.

‘‘Maturity Date Balance’’ means, with respect to any Mortgage Loan, the balance due at Maturity, assuming no prepayments, defaults or extensions.

‘‘Metropolis Shopping Center A/B Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Metropolis Shopping Center A/B Whole Loan’’ in this prospectus supplement.

‘‘Metropolis Shopping Center Control Appraisal Event’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Metropolis Shopping Center A/B Whole Loan’’ in this prospectus supplement.

‘‘Metropolis Shopping Center Controlling Holder’’ means the Metropolis Shopping Center Note B Holder unless and until a Metropolis Shopping Center Control Appraisal Period has occurred, and thereafter the Metropolis Shopping Center Note A Holder; provided that if and so long as at any time prior to the occurrence of a Metropolis Shopping Center Control Appraisal Period the Metropolis Shopping Center Note B Holder is the related Mortgage Loan borrower or any Mortgage Loan borrower related party, the Metropolis Shopping Center Controlling Holder will be the Metropolis Shopping Center Note A Holder.

‘‘Metropolis Shopping Center Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Metropolis Shopping Center A/B Whole Loan’’ in this prospectus supplement.

‘‘Metropolis Shopping Center Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Metropolis Shopping Center A/B Whole Loan’’ in this prospectus supplement.

‘‘Metropolis Shopping Center Note A’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Metropolis Shopping Center A/B Whole Loan’’ in this prospectus supplement.

‘‘Metropolis Shopping Center Note A Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Metropolis Shopping Center A/B Whole Loan’’ in this prospectus supplement.

‘‘Metropolis Shopping Center Note A Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Metropolis Shopping Center A/B Whole Loan’’ in this prospectus supplement.

‘‘Metropolis Shopping Center Note B’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Metropolis Shopping Center A/B Whole Loan’’ in this prospectus supplement.

‘‘Metropolis Shopping Center Note B Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Metropolis Shopping Center A/B Whole Loan’’ in this prospectus supplement.

‘‘MERS’’ means Mortgage Electronic Registration Systems, Inc.

‘‘MERS Designated Mortgage Loan’’ means a Mortgage Loan that shows the Trustee on behalf of the Trust as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

‘‘Midland’’ is defined in ‘‘THE SERVICERS—The Special Servicer’’ in this prospectus supplement.

‘‘Modified Mortgage Loan’’ means any Mortgage Loan (other than the One Park Avenue Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan) or Serviced Whole Loan as to which any Servicing Transfer Event has occurred and that has been modified by the Special Servicer in a manner that: (i) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Whole Loan); (ii) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (iii) in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or Whole Loan or reduces the likelihood of timely payment of amounts due thereon.

‘‘Monthly Payment’’ means, with respect to any Mortgage Loan or Serviced Whole Loan, scheduled monthly payments of principal and interest on such Mortgage Loan or Serviced Whole Loan except solely for purposes of ANNEX A to this prospectus supplement, as follows:

(1) with respect to Interest Only loans, the related ‘‘Monthly Payment’’ is equal to the average of the first 12 monthly interest payments of the loan;

(2) with respect to any IO, Balloon; and Partial Interest Only, Balloon, the related ‘‘Monthly Payment’’ is equal to the principal and interest owed beginning on the amortization commencement date.

‘‘Moody’s’’ means Moody’s Investors Service, Inc.

‘‘Mortgage’’ means the one or more mortgages, deeds of trust or other similar security instruments that create a first mortgage lien on a fee simple and/or leasehold interest in related Mortgaged Property.

‘‘Mortgage Loan’’ means one of the mortgage loans in the Mortgage Pool.

‘‘Mortgage Loan Purchase and Sale Agreement’’ means the separate mortgage loan purchase and sale agreements to be dated as of the Delivery Date by which the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller as of the Delivery Date.

‘‘Mortgage Loan Schedule’’ means the schedule of Mortgage Loans attached to the Pooling and Servicing Agreement.

‘‘Mortgage Loan Sellers’’ means the Bank of America, National Association, Eurohypo AG, New York Branch, Hypo Real Estate Capital Corporation (through its affiliate Hypo Public Finance USA, Inc.) and SunTrust Bank.

‘‘Mortgage Note’’ means the one or more promissory notes evidencing the related Mortgage.

‘‘Mortgage Pool’’ means the pool of mortgage loans consisting of 151 Multifamily Loans and Commercial Mortgage Loans.

‘‘Mortgage Rate’’ means the per annum interest rate applicable each Mortgage Loan that is fixed for the remaining term of the Mortgage Loan.

‘‘Mortgaged Property’’ means the real property subject to the lien of a Mortgage and constituting collateral for the related Mortgage Loan.

‘‘Most Recent Cash Flow’’ means, with respect to any Mortgaged Property for the 12-month period ended on the Most Recent End Date, the Cash Flow derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses and capital expenditures and tenant improvements and leasing commissions for that period. See also the definition of ‘‘Cash Flow’’ in this prospectus supplement.

(i) ‘‘Most Recent Revenues’’ are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

(ii) ‘‘Most Recent Expenses’’ are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

‘‘Most Recent DSCR’’ means, with respect to any Mortgage Loan (a) the Most Recent Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to each of the One Park Avenue Pari Passu Mortgage Loan, the Hilton Anatole Pari Passu Mortgage Loan, the Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan, the JQH Hotel Portfolio Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan, such calculation includes both of the related Senior Notes;

(B) with respect to the Pacifica Tower A/B Whole Loan and the Metropolis Shopping Center A/B Whole Loan, such calculation includes only the related Note A (and excludes the related subordinate Note B); and

(C) with respect to one set of Cross-Collateralized Mortgage Loans (Loan Nos.  3404557 and 3404556 on ANNEX A to this prospectus supplement) (1) the aggregate Most Recent Cash Flow for the related Mortgaged Properties divided by (2) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loans.

‘‘Most Recent End Date’’ means, with respect to any Mortgage Loan, the date indicated on Annex A to this prospectus supplement as the ‘‘Most Recent End Date’’ with respect to such Mortgage Loan, which date generally is the end date with respect to the period covered by the latest available operating statement provided by the related borrower.

‘‘Most Recent NOI’’ means, with respect to any Mortgaged Property for the 12-month period ended on the Most Recent End Date, the NOI derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses.

‘‘Most Recent NOI DSCR’’ means, with respect to any Mortgage Loan (a) the Most Recent NOI for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to each of the One Park Avenue Pari Passu Mortgage Loan, the Hilton Anatole Pari Passu Mortgage Loan, the Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan, the JQH Hotel Portfolio Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan, such calculation includes both of the related Senior Notes;

(B) with respect to the Pacifica Tower A/B Whole Loan and the Metropolis Shopping Center A/B Whole Loan, such calculation includes only the related Note A (and excludes the related subordinate Note B);

(C) with respect to one set of Cross-Collateralized Mortgage Loan (Loan Nos. 3404557 and 3404556 on ANNEX A to this prospectus supplement) (1) the aggregate Most Recent NOI for the related Mortgaged Properties divided by (2) the aggregate Annual Debt Service for such Mortgage Loans; and

(D) with respect to certain Mortgage Loans, the Most Recent NOI was calculated taking into account various assumptions regarding the financial performance of the related Mortgaged Property on an ‘‘as-stabilized’’ or ‘‘as adjusted’’ basis. See ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT—Certain Mortgage Loan Calculations’’ in this prospectus supplement and ANNEX A and ANNEX C (including the footnotes to such annexes) to this prospectus supplement.

‘‘Most Recent Statement Type’’ means certain financial information with respect to the Mortgaged Properties as set forth in the five categories listed in (i) through (v) immediately below.

(i) ‘‘Full Year’’ means certain financial information regarding the Mortgaged Properties presented as of the date that is presented in the Most Recent Financial End Date.

(ii) ‘‘Annualized Most Recent’’ means certain financial information regarding the Mortgaged Properties which has been annualized based upon one month or more of financial data.

(iii) ‘‘Trailing 6 Months’’ or ‘‘Trailing 6’’ or ‘‘Trailing Six Months’’ means certain financial information regarding the Mortgaged Properties that is presented for the previous six months prior to the Most Recent End Date.

(iv) ‘‘Trailing 12 Months’’ or ‘‘Trailing Twelve Months’’ means certain financial information regarding the Mortgaged Properties which has been annualized based upon the 12 months prior to the Most Recent End Date.

(v) ‘‘Actual’’ means the most recent financial information regarding the Mortgaged Properties that has not been annualized.

‘‘Multifamily Loan’’ means a Mortgage Loan secured by a Multifamily Mortgaged Property.

‘‘Multifamily Mortgaged Property’’ means one or more properties each consisting of five or more rental living units.

‘‘Net Aggregate Prepayment Interest Shortfall’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement.

‘‘Net Mortgage Rate’’ means with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate minus the Administrative Fee Rate; provided, however, for purposes of calculating the Pass-Through Rate for each Class of REMIC II Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Delivery Date; provided, further, however, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC II Certificates, then the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate); provided, however, with respect to such Mortgage Loans, the Net Mortgage Rate for each one month period (a) prior to the due dates in January and February in any year that is not a leap year or in February in any year that is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be the per annum rate stated in the related Mortgage Note (net of the Administrative Fee Rate) and (b) prior to the due date in March (or February, if the related Distribution Date is the final Distribution Date) will be determined inclusive of one day of interest retained for the one month period prior to the due dates in January and February in any year that is not a leap year or February in any year that is a leap year, if applicable. As of the Cut-off Date (without regard to the adjustment described above), the Net Mortgage Rates for the Mortgage Loans ranged from 5.318% per annum to 6.704% per annum, with a Weighted Average Net Mortgage Rate of 5.659% per annum. See ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement. For purposes of the calculation of the Net Mortgage Rate in ANNEX A to this prospectus supplement, such values were calculated without regard to the adjustment described in the definition of Net Mortgage Rate in this prospectus supplement.

‘‘Non-Partitioned Loan’’ means any Mortgage Loan, other than a Mortgage Loan related to an A/B Whole Loan.

‘‘Nonrecoverable Advances’’ means a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, as applicable.

‘‘Nonrecoverable P&I Advance’’ means any P&I Advance that the Master Servicer, the Special Servicer or the Trustee determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds.

‘‘Nonrecoverable Servicing Advance’’ means any Advances that, in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable from Related Proceeds.

‘‘Non-Specially Serviced Mortgage Loan’’ means a Mortgage Loan (other than the One Park Avenue Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan) or a Whole Loan that is not a Specially Serviced Mortgage Loan.

‘‘Not Rated’’ or ‘‘NR’’ means, when used with respect to tenant ratings, that either the tenant has not been rated or, if such tenant was rated, that such rating has been withdrawn.

‘‘Notional Amount’’ means the notional amount used for purposes of calculating the amount of accrued interest on the Class XW Certificates.

‘‘NPV (BEY)’’ refers to a method of calculation of a yield maintenance premium. Under this method, prepayment premiums are generally equal to an amount equal to the greater of (a) an amount equal to 1% of the then outstanding principal balance of the related Mortgage Loan and (b) the excess if any of (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under the related Mortgage Note, calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate based on a treasury rate as provided in the underlying Mortgage Note, minus (z) the then outstanding principal balance of the Mortgage Loan as of the date of prepayment of the related Mortgage Loan.

•	Loan Nos. 22442 and 23816 have been assumed to be included in this category for purposes of ANNEX A.

‘‘NPV (MEY)’’ refers to a method of calculation of a yield maintenance premium. Under this method, prepayment premiums are generally an amount equal to the greater of (a) an amount equal to 1% of the principal amount being prepaid and (b) an amount equal to (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under the related Mortgage Note calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate based on a treasury rate converted to a monthly compounded nominal yield as provided in the underlying Mortgage Note, minus (z) the then outstanding principal balance of the Mortgage Loan as of the date of prepayment of the related Mortgage Loan.

•	Loan Nos. 9000655, 9000658, 9000606, 1800 and 2200 have been assumed to be included in this category for purposes of ANNEX A.

‘‘Occupancy %’’ or ‘‘Occupancy Percent’’ means the percentage of Leasable Square Footage or total Units/Keys/Pads/Acres/Spaces as the case may be, of the Mortgaged Property that was occupied or leased as of a specified date, as specified by the borrower or as derived from the Mortgaged Property’s rent rolls, or leases, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

‘‘Offered Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘One Park Avenue Controlling Holder’’ means the holder of the One Park Avenue Note A-1 which is expected to be the controlling class representative of the Banc of America Commercial Mortgage Trust 2007-2.

‘‘One Park Avenue Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—One Park Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘One Park Avenue Master Servicer’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—One Park Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘One Park Avenue Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—One Park Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘One Park Avenue Pari Passu Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—One Park Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘One Park Avenue Pari Passu Note A-1’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—One Park Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘One Park Avenue Pari Passu Note A-2’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—One Park Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘One Park Avenue Pari Passu Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—One Park Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘One Park Avenue Pooling Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—One Park Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘One Park Avenue Special Servicer’’ is defined in DESCRIPTION OF THE MORTGAGE POOL—One Park Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘One Park Avenue Trustee’’ means the ‘‘Trustee’’ under the One Park Avenue Pooling Agreement.

‘‘Open’’ means, with respect to any Mortgage Loan, that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

‘‘Open Period’’ means a period during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

‘‘Option Price’’ means generally (i) the unpaid principal balance of the Defaulted Mortgage Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Advances (and interest on Advances), and all accrued Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses allocable to such Defaulted Mortgage Loan whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

‘‘Original Balance’’ means the original principal balance of a Mortgage Loan and, if such Mortgage Loan is a multi-property Mortgage Loan, then the ‘‘Original Balance’’ applicable to each Mortgaged Property will be as allocated in the loan documents. If such allocation is not provided in the loan documents, then the ‘‘Original Balance’’ will be allocated to each Mortgaged Property in proportion to its Appraisal Value.

‘‘P&I Advance’’ means an Advance of principal and/or interest.

‘‘Pacifica Tower A/B Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Pacifica Tower A/B Whole Loan’’ in this prospectus supplement.

‘‘Pacifica Tower Control Appraisal Period’’ exists with respect to the Pacifica Tower Note A Mortgage Loan if and for so long as: (a) (1) the initial Pacifica Tower Note B principal balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to and received on the Pacifica Tower Note B, (y) any Appraisal Reduction Amounts allocated to Pacifica Tower Note B and (z) any losses realized with respect to either the Pacifica Tower Note A or Pacifica Tower Note B under the Pooling and Servicing Agreement, is less than (b) 25% of the excess of (1) the initial Pacifica Tower Note B principal balance over (2) any payments of principal (whether as principal prepayments or otherwise) allocated to and received on the Pacifica Tower Note B.

‘‘Pacifica Tower Controlling Holder’’ means the Pacifica Tower Note B Holder unless and until a Pacifica Tower Control Appraisal Period has occurred, and thereafter the Pacifica Tower Note A Holder; provided that if and so long as at any time prior to the occurrence of a Pacifica Tower Control Appraisal Period the Pacifica Tower Note B Holder is the related Mortgage Loan borrower or any Mortgage Loan borrower related party, the Pacifica Tower Controlling Holder will be the Pacifica Tower Note A Holder.

‘‘Pacifica Tower Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Pacifica Tower A/B Whole Loan’’ in this prospectus supplement.

‘‘Pacifica Tower Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Pacifica Tower A/B Whole Loan’’ in this prospectus supplement.

‘‘Pacifica Tower Note A’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Pacifica Tower A/B Whole Loan’’ in this prospectus supplement.

‘‘Pacifica Tower Note A Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Pacifica Tower A/B Whole Loan’’ in this prospectus supplement.

‘‘Pacifica Tower Note A Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Pacifica Tower A/B Whole Loan’’ in this prospectus supplement.

‘‘Pacifica Tower Note B’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Pacifica Tower A/B Whole Loan’’ in this prospectus supplement.

‘‘Pacifica Tower Note B Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Pacifica Tower A/B Whole Loan’’ in this prospectus supplement.

‘‘Partial Interest Only’’ means a loan which is interest only for a portion of its term and pays principal and interest for the remainder of its term.

‘‘Participants’’ means the participating organizations in the DTC.

‘‘Party in Interest’’ is defined in ‘‘CERTAIN ERISA CONSIDERATIONS’’ in this prospectus supplement.

‘‘Pass-Through Rate’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

‘‘Payment After Determination Date Report’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Trustee Reports’’ in this prospectus supplement.

‘‘Penetration’’ means, with respect to a hotel Mortgaged Property, the ratio between the hotel’s operating results and the corresponding data for the market. If the penetration factor is greater than 100%, then hotel is performing at a level above the competitive market; conversely, if the penetration is less than 100%, the hotel is performing at a level below the competitive market.

‘‘Permitted Encumbrances’’ means any or all of the following encumbrances: (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a ‘‘marked-up’’ commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy or ‘‘marked-up’’ commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property that the related Sponsor did not require to be subordinated to the lien of such Mortgage and that do not materially interfere with the security intended to be provided by such Mortgage, and (f) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the related Cross-Collateralized Set of Mortgage Loans.

‘‘Permitted Investments’’ means certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement.

‘‘Plan’’ means a fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code.

‘‘Plan Assets’’ means ‘‘plan assets’’ for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code.

‘‘PML’’ means probable maximum loss.

‘‘Pooling and Servicing Agreement’’ means that certain pooling and servicing agreement dated as of July 1, 2007, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and REMIC Administrator.

‘‘Post CAP A/B Whole Loan’’ means any A/B Whole Loan following the occurrence and during the continuance of a related Control Appraisal Period.

‘‘Prepayment Interest Excess’’ means if a borrower prepaid a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, then (to the extent actually collected) the amount of interest (net of related Master Servicing Fees) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues).

‘‘Prepayment Interest Shortfall’’ means if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month’s interest (net of related Master Servicing Fees) on such prepayment.

‘‘Prepayment Premium’’ means a premium, penalty, charge (including, but not limited to, yield maintenance charges) or fee due in relation to a voluntary principal prepayment.

‘‘Prepayment Premium Period’’ means a period during which any voluntary principal prepayment is to be accompanied by a Prepayment Premium.

‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Cross-Collateralized Mortgage Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

‘‘Principal Distribution Amount’’ means, for any Distribution Date, with respect to a Loan Group or the Mortgage Pool, the aggregate of the following:

(a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, made by or on behalf of the related borrower in respect of the Mortgage Loans in the Mortgage Pool, or in such Loan Group as applicable, for their respective Due Dates occurring during the related Collection Period or any prior Collection Period (if not previously distributed);

(b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, during the related Collection Period;

(c) with respect to any Balloon Loan in the Mortgage Pool or in such Loan Group, as applicable as to which the related stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e) the excess, if any, of (i) the Group 1 Principal Distribution Amount, the Group 2 Principal Distribution Amount and the Principal Distribution Amount, as the case may be for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates, the Class A-2FL Regular Interest and the Class A-MFL Regular Interest in respect of such Group 1 Principal Distribution Amount, Group 2 Principal Distribution Amount and Principal Distribution Amount, on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided, further, in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

For purposes of the foregoing, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

‘‘Private Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Prospectus Directive’’ is defined in ‘‘EUROPEAN ECONOMIC AREA’’ in this prospectus supplement.

‘‘PTE’’ means a Prohibited Transaction Exemption.

‘‘Purchase Option’’ means, in the event a Mortgage Loan (other than the One Park Avenue Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan) becomes a Defaulted Mortgage Loan, the assignable option (such option will only be assignable after such option arises) of any majority Certificateholder of the Controlling Class or the Special Servicer to purchase the related Defaulted Mortgage Loan, subject to the purchase rights of any mezzanine lender and the purchase option of the related Controlling Holder (in the case of an A/B Whole Loan), from the Trust Fund at the Option Price.

‘‘Purchase Price’’ means the price generally equal to the unpaid principal balance of the related Mortgage Loan, plus any accrued but unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Master Servicing Fees, Special Servicing Fees, Trustee Fees and Servicing Advances, any interest on any Advances and any related Additional Trust Fund Expenses (including any Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund but not so reimbursed by the related mortgagor or other party from Insurance Proceeds, Condemnation Proceeds or otherwise), and any Liquidation Fees (if purchased outside of the time frame set forth in the Pooling and Servicing Agreement).

‘‘Qualified Substitute Mortgage Loan’’ means, in connection with the replacement of a defective Mortgage Loan as contemplated by the Pooling and Servicing Agreement, any other mortgage loan that on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the defective Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the defective Mortgage Loan; (iv) is accruing interest on the same basis as the defective Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the defective Mortgage Loan and, in any event, has a Maturity Date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the defective Mortgage Loan as of the Delivery Date; (vii) has comparable prepayment restrictions to those of the defective Mortgage Loan, (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the defective Mortgage Loan set forth in or made pursuant to the related Mortgage Loan Purchase and Sale Agreement; (ix) has a Phase I environmental assessment and a property condition report relating to the related Mortgaged Property in its Servicing File, which Phase I environmental assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law, and which property condition report will evidence that the related Mortgaged Property is in good condition with no material damage or deferred maintenance; and (x) constitutes a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code; provided, however, if more than one mortgage loan is to be substituted for any defective Mortgage Loan, then all such proposed replacement mortgage loans will, in the aggregate, satisfy the requirement specified in clause

(i) of this definition and each such proposed replacement mortgage loan will, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; provided, further, however, no mortgage loan will be substituted for a defective Mortgage Loan unless (x) such prospective replacement mortgage loan will be acceptable to the Directing Certificateholder (or, if there is no Directing Certificateholder then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y) each Rating Agency will have confirmed in writing to the Trustee that such substitution will not in and of itself result in an adverse rating event with respect to any Class of Rated Certificates (such written confirmation to be obtained by, and at the expense of, the related Mortgage Loan Seller).

‘‘Rated Final Distribution Date’’ means the Distribution Date in June 2049, which is the first Distribution Date that follows two years after the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term, irrespective of its scheduled maturity.

‘‘Rating Agencies’’ means Fitch, Moody’s and S&P.

‘‘Realized Losses’’ means losses on or in respect of the Mortgage Loans or Whole Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of any REO Loan as to which a final recovery determination has been made is an amount generally equal to (i) the unpaid principal balance of such Mortgage Loan or Whole Loan (or REO Loan) as of the Due Date related to the Collection Period in which the final recovery determination was made, plus (ii) all accrued but unpaid interest on such Mortgage Loan (or REO Loan) at the related Mortgage Rate to but not including the Due Date related to the Collection Period in which the final recovery determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the final recovery determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Collection Period related to the Mortgage Loan, Whole Loan or REO Loan during the Collection Period in which such final recovery determination was made (net of any related Liquidation Expenses paid therefrom). If any portion of the debt due under a Mortgage Loan or Whole Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

‘‘Record Date ’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Regular Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Reimbursement Rate’’ means a per annum rate equal to the ‘‘prime rate’’ as published in the ‘‘Money Rates’’ section of The Wall Street Journal, as such prime rate’’ may change from time to time except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period.

‘‘REIT’’ means a real estate investment trust.

‘‘Related Loans’’ means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

‘‘Related Proceeds’’ means future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan, or Whole Loan or REO Property.

‘‘Release Date’’ means the Due Date upon which the related borrower can exercise its Defeasance Option.

‘‘Relevant Implementation Date’’ is defined in ‘‘EUROPEAN ECONOMIC AREA’’ in this prospectus supplement.

‘‘Relevant Member State’’ is defined in ‘‘EUROPEAN ECONOMIC AREA’’ in this prospectus supplement.

‘‘Relevant Persons’’ is defined in ‘‘NOTICE TO UNITED KINGDOM INVESTORS’’ in this prospectus supplement.

‘‘REMIC’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—General’’ in this prospectus supplement.

‘‘REMIC I’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—General’’ in this prospectus supplement.

‘‘REMIC II’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—General’’ in this prospectus supplement.

‘‘REMIC II Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘REMIC Administrator’’ means the Trustee with respect to its duties with respect to REMIC administration.

‘‘REMIC Residual Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘REO Extension’’ is defined in ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement.

‘‘REO Loan’’ means any Defaulted Mortgage Loan, Mortgage Loan or Whole Loan as to which the related Mortgaged Property has become an REO Property.

‘‘REO Property’’ means each Mortgaged Property acquired on behalf of the Certificateholders in respect of a Defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

‘‘REO Tax’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Possible Taxes on Income From Foreclosure Property’’ in this prospectus supplement.

‘‘Required Appraisal Loan’’ means any Mortgage Loan (other than the One Park Avenue Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan) or Whole Loan with respect to which an Appraisal Trigger Event has occurred and is continuing.

‘‘Resolution Extension Period’’ means:

(i) for purposes of remediating a Material Breach with respect to any Mortgage Loan, the 90-day period following the end of the applicable Initial Resolution Period;

(ii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan at the commencement of, and does not become a Specially Serviced Mortgage Loan during, the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (i) the 90th day following the end of such Initial Resolution Period and (ii) the 45th day following receipt by the related Sponsor of written notice from the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

(iii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a not a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following receipt by the related Sponsor of written notice from the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

(iv) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, zero days; provided, however, if the related Mortgage Loan Seller did not receive written notice from the Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event shall be deemed to have occurred during such Initial Resolution Period and the immediately preceding clause (iii) of this definition will be deemed to apply.

In addition, the related Mortgage Loan Seller shall have an additional 90 days to cure such Material Document Defect or Material Breach; provided that such Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach and such failure to cure is solely the result of a delay in the return of documents from the local filing or recording authorities.

‘‘Restricted Group’’ means any Exemption-Favored Party, the Trustee, the Depositor, the Master Servicer, the Special Servicer, any sub-servicer, any Sponsor, any Swap Counterparty, any borrower with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons.

‘‘RevPAR’’ means, with respect to a hotel Mortgaged Property, room revenue per available room, which is calculated by multiplying occupancy times the Average Daily Rate for a given period.

‘‘Rockwood Ross Multifamily Portfolio Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Rockwood Ross Multifamily Portfolio Mortgaged Properties’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Rockwood Ross Multifamily Portfolio Pari Passu Note A-1’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Rockwood Ross Multifamily Portfolio Pari Passu Note A-2’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘S&P’’ means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

‘‘Senior Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Senior Notes’’ means (A) with respect to the One Park Avenue Pari Passu Whole Loan, the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2; (B) with respect to the Hilton Anatole Pari Passu Whole Loan, the Hilton Anatole Pari Passu Note A-1 and the Hilton Anatole Pari Passu Note A-2; (C) with respect to the Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan, the Rockwood Ross Multifamily Portfolio Pari Passu Note A-1 and the Rockwood Ross Multifamily Portfolio Pari Passu Note A-2; (D) with respect to the JQH Hotel Portfolio Pari Passu Whole Loan, the JQH Hotel Portfolio Pari Passu Note A-1 and the JQH Hotel Portfolio Pari Passu Note A-2; and (E) with respect to the ChampionsGate Hotel Pari Passu Whole Loan, the ChampionsGate Hotel Pari Passu Note A-1 and the ChampionsGate Hotel Pari Passu Note A-2.

‘‘Sequential Pay Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Serviced Whole Loan’’ means each of the Hilton Anatole Pari Passu Whole Loan, the Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan, the Pacifica Tower A/B Whole Loan, the JQH Hotel Portfolio Pari Passu Whole Loan and the Metropolis Shopping Center A/B Whole Loan.

‘‘Servicing Advances’’ means customary, reasonable and necessary ‘‘out of pocket’’ costs and expenses incurred by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Mortgage Loan (other than a Non-Serviced Mortgage Loan), or a Whole Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

‘‘Servicing Standard’’ means the obligation of the Master Servicer or Special Servicer, as applicable, to service and administer a Mortgage Loan (other than the One Park Avenue Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan) or Whole Loan for which it is responsible on behalf of the Trust (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums that may become payable under the Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums), the maximization of the recovery on such Mortgage Loan to the Certificateholders and, in the case where a Whole Loan is involved, the related Companion Loan Holder, as a collective whole, on a net present value basis; and (c) without regard to: (i) any known relationship that the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, may have with the related mortgagor or with any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate or any interest in any security backed by or an interest in any pari passu, in any subordinate debt or mezzanine loan by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances; (iv) the obligation of the Special Servicer to direct the Master Servicer to make Servicing Advances; (v) the right of the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; and (vi) any ownership, servicing and/or management by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, of any other mortgage loans or real property.

‘‘Servicing Transfer Event’’ means, with respect to any Mortgage Loan (other than the One Park Avenue Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan) or Serviced Whole Loan, any of the following events: (a) the related Mortgage Loan becoming a Defaulted Mortgage Loan or (b) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable judgment, that a default in the making of a Monthly Payment (including a Balloon Payment) or any other material payment required under the related loan documents is likely to occur within 30 days and either (i) the related mortgagor has requested a material modification of the payment terms of the loan or (ii) such default is likely to remain unremedied for at least the applicable period contemplated in the definition of Defaulted Mortgage Loan; or (c) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable judgment, that a default, other than as described in clause (a) or (b) of this definition, has occurred or is imminent that may materially impair the value of the related Mortgaged Property as security for the loan, which default has continued or is reasonably expected to continue unremedied for the applicable cure period under the terms of the loan (or, if no cure period is specified, for 60 days); or (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related mortgagor under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, will have been entered against the related mortgagor and such decree or order will have remained in force undismissed, undischarged or unstayed; or (e) the related mortgagor will have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such mortgagor or of or relating to all or substantially all of its property; or (f) the related mortgagor will have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or (g) the Master Servicer will have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

‘‘Settlement Date’’ is defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Lives’’ in this prospectus supplement.

‘‘Special Action’’ means, with respect to any Mortgage Loan or related REO Property (other than the One Park Avenue Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan), (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default; (ii) any modification or waiver of a term of a Mortgage Loan; (iii) any proposed or actual sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ or pursuant to a Purchase Option as described under ‘‘Servicing of the Mortgage Loans—Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement); (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property; (v) any acceptance of substitute or additional collateral for a Mortgage Loan unless the lender is required to accept such collateral by the underlying loan documents; (vi) any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (subject to certain exceptions set forth in the Pooling and Servicing Agreement); (vii) any acceptance or approval of acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (subject to certain exceptions set forth in the Pooling and Servicing Agreement); (viii) any acceptance of any discounted payoffs; (ix) any release of earnout reserve funds (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying loan documentation); (x) the release of any letter of credit (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying loan documentation); (xi) any approval of a material lease (in excess of 20% of the leasable space) (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying loan documentation); or (xii) any change in property manager or franchise (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying loan documentation).

‘‘Specially Serviced Mortgage Loan’’ means any Mortgage Loan (including the Serviced Whole Loans and excluding the One Park Avenue Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan) as to which a Servicing Transfer Event has occurred.

‘‘Special Servicer’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Special Servicing Fee’’ means principal compensation to be paid to the Special Servicer in respect of its special servicing activities.

‘‘Special Servicing Fee Rate’’ means a rate equal to 0.25% (25 basis points) per annum.

‘‘Sponsors’’ is defined in ‘‘THE SPONSORS’’ in this prospectus supplement.

‘‘Startup Day’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Discount and Premium; Prepayment Premiums’’ in this prospectus supplement.

‘‘Stated Principal Balance’’ means, with respect to each Mortgage Loan, initially, the outstanding principal balance of the Mortgage Loan as of the Cut-off Date, which will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been distributed on the Certificates on such date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period. To the extent that principal from general collections is used to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance prior to a Liquidation Event or other liquidation or disposition of the related Mortgage Loan or REO Property (other than for purposes of computing the Weighted Average Net Mortgage Rate) of such Mortgage Loan.

‘‘Sub-Servicer’’ means a third-party servicer to which the Master Servicer or the Special Servicer has delegated its servicing obligations with respect to one or more Mortgage Loans.

‘‘Sub-Servicing Agreement’’ means the sub-servicing agreement between the Master Servicer or the Special Servicer, as the case may be, and a Sub-Servicer.

‘‘Sub-Servicing Fee Rate’’ means the per annum rate at which the monthly sub-servicing fee is payable to the related Sub-Servicer.

‘‘Subordinate Certificates’’ means the Classes of Certificates other than the Class A-1, Class A-2, Class A-2FL, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1A and Class XW Certificates.

‘‘Substitution Shortfall Amount’’ means, in connection with the replacement of a defective Mortgage Loan (or portion thereof) as contemplated by the Pooling and Servicing Agreement, the shortfall amount required to be paid to the Trustee equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution.

‘‘Swap Contract’’ is defined in ‘‘DESCRIPTION OF THE SWAP CONTRACTS’’ in this prospectus supplement.

‘‘Swap Counterparty’’ is defined in ‘‘DESCRIPTION OF THE SWAP CONTRACTS’’ in this prospectus supplement.

‘‘Trust’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Trustee’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Trustee Fee’’ means the monthly fee payable to the Trustee pursuant to the Pooling and Servicing Agreement.

‘‘Trust Fund’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Underwriters’’ means, collectively, Banc of America Securities LLC, Commerzbank Capital Markets Corp., Hypo Capital Markets, Inc., SunTrust Capital Markets Inc., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC.

‘‘Underwriting Agreement’’ means that certain underwriting agreement among the Depositor and the Underwriters.

‘‘Units’’, ‘‘Keys’’, ‘‘Pads’’, ‘‘Spaces’’, ‘‘Acres’’ and ‘‘SF’’, respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in ANNEX A to this prospectus supplement as ‘‘Units’’); (ii) in the case of a Mortgaged Property operated as a hotel, the number of rooms (referred to in Annex A to this prospectus supplement as ‘‘Keys’’); (iii) in the case of a Mortgaged Property operating as a manufactured housing community, the number of pads, regardless of the size of each pad (referred to in ANNEX A to this prospectus supplement as ‘‘Pads’’); (iv) in the case of a Mortgaged Property operated as a parking garage, the number of parking spaces (referred to in

ANNEX A to this prospectus supplement as ‘‘Spaces’’); and (v) in the case of a Mortgaged Property operated as an office, retail building or movie theater the number of square feet (referred to in ANNEX A to this prospectus supplement as ‘‘SF’’).

‘‘UPB’’ means, with respect to any Mortgage Loan, its unpaid principal balance.

‘‘USPAP’’ means the Uniform Standards of Professional Appraisal Practice.

‘‘UST’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Underwriting Matters—Generally’’ in this prospectus supplement.

‘‘U/W Cash Flow’’, ‘‘Underwritten Cash Flow’’ or ‘‘Underwriting Cash Flow’’ means, with respect to any Mortgaged Property, the Cash Flow (as defined in this prospectus supplement) derived therefrom that was underwritten as available for debt service, calculated as U/W Revenues net of U/W Expenses, U/W Reserves and U/W tenant improvements and leasing commissions. See also the definition of ‘‘Cash Flow’’ in this prospectus supplement.

(i) ‘‘U/W Revenues’’ are the anticipated Revenues in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or, as in some instances, as have been subsequently updated. U/W Revenues have generally been calculated (a) assuming that the occupancy rate for the Mortgaged Property was consistent with the Mortgaged Property’s current, historical or stabilized rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and (b) in the case of retail, office, industrial and warehouse Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office, industrial and warehouse Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year or anticipated later in the Mortgage Loan term, or for future contractual rent steps. Also, in the case of certain Mortgaged Properties that are operated as a hotel property and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

(ii) ‘‘U/W Expenses’’ are the anticipated Expenses in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or as in some instances as may be updated. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office, industrial and warehouse Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W Cash Flow. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W Cash Flow for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. We cannot assure you that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

In most cases, U/W Cash Flow describes the cash flow available after deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In those cases where such ‘‘reserves’’ were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W Cash Flow set forth in this prospectus supplement intended to represent such future net cash flow. In addition, U/W Cash Flow may reflect certain stabilized calculations, including amounts payable by a borrower principal for unoccupied space under a master lease or future rent steps.

(iii) ‘‘U/W NOI’’ means, with respect to any Mortgaged Property, the Cash Flow (as defined in this prospectus supplement) derived therefrom that was underwritten as available for debt service, calculated as U/W Revenues net of U/W Expenses. See also the definition of ‘‘Cash Flow’’ in this prospectus supplement.

‘‘U/W DSCR’’, ‘‘Underwritten DSCR’’, ‘‘Underwritten Debt Service Coverage Ratio’’, ‘‘Underwriting DSCR’’ or ‘‘Underwriting Debt Service Coverage Ratio’’ means with respect to any Mortgage Loan (a) the U/W Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to each of the One Park Avenue Pari Passu Mortgage Loan, the Hilton Anatole Pari Passu Mortgage Loan, the Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan, the JQH Hotel Portfolio Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan, such calculation includes both of the related Senior Notes;

(B) with respect to the Pacifica Tower A/B Whole Loan and the Metropolis Shopping Center A/B Whole Loan, such calculation includes only the related Note A (and excludes the related subordinate Note B);

(C) with respect to one set of Cross-Collateralized Mortgage Loans (Loan Nos. 3404557 and 3404556 on ANNEX A to this prospectus supplement) (1) the aggregate U/W Cash Flow for the related Cross-Collateralized Mortgage Loans divided by (2) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loans; and

(D) with respect to certain Mortgage Loans, the U/W DSCR was calculated taking into account various assumptions regarding the financial performance of the related mortgaged property on an ‘‘as-stabilized’’ or ‘‘as adjusted’’ basis. See ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT—Certain Mortgage Loan Calculations’’ in this prospectus supplement and ANNEX A and ANNEX C (including the footnotes to such annexes) to this prospectus supplement.

‘‘U/W Replacement Reserves’’ means, with respect to any Mortgaged Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged Property. In each case, actual reserves, if any, may be less than the amount of U/W Reserves.

‘‘U/W Replacement Reserves Per Unit’’ means, with respect to any Mortgaged Property, (a) the related U/W Reserves, divided by (b) the number of Units, Keys, SF, Leasable Square Feet, Spaces, Acres or Pads, as applicable.

‘‘Wachovia’’ means Wachovia Bank, National Association.

‘‘Weighted Average Net Mortgage Rate’’ means, for any Distribution Date, the weighted average of the Net Mortgage Rates for all the Mortgage Loans immediately following the preceding Distribution Date (weighted on the basis of their respective Stated Principal Balances.

‘‘Wells Fargo Bank’’ means Wells Fargo Bank, N.A.

‘‘Whole Loan’’ means the One Park Avenue Pari Passu Whole Loan, the Hilton Anatole Pari Passu Whole Loan, the Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan, the Pacifica Tower A/B Whole Loan, the JQH Hotel Portfolio Pari Passu Whole Loan, the Metropolis Shopping Center A/B Whole Loan and ChampionsGate Hotel Pari Passu Whole Loan.

‘‘Withheld Amount’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Interest Reserve Account’’ in this prospectus supplement.

‘‘Workout Fee’’ means the fee generally payable to the Special Servicer in connection with the workout of a Specially Serviced Mortgage Loan.

‘‘Workout Fee Rate’’ means a rate equal to 1.00% (100 basis points).

‘‘Workout-Delayed Reimbursement Amount’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

‘‘YM’’ means, with respect to any Mortgage Loan, a yield maintenance premium.

‘‘YMP’’ means yield maintenance period.

ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or any Underwriter, or any of their respective affiliates or any other person. All numerical and statistical information presented in this prospectus supplement is calculated as described under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement.

For purposes of the accompanying prospectus supplement, including the schedule and tables in this Annex A, the indicated terms shall have the meanings assigned under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement and the schedules and tables in this ANNEX A will be qualified by such definitions.

                                     ANNEX A
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

             LOAN     LOAN
SEQUENCE    NUMBER    GROUP   LOAN ORIGINATOR   PROPERTY NAME
--------   --------   -----   ---------------   -------------

   1       3406070      2     BofA              Presidential Towers
   2         101        1     HRECC             Renaissance Mayflower Hotel
   3       3405209      1     BofA              One Park Avenue
   4       3406713      1     BofA              Pacific Shores Building 9 & 10
   5       3406386      1     BofA              Hilton Anatole

   6         104        2     HRECC             ROCKWOOD ROSS MULTIFAMILY (ROLLUP)
  6.1        104        2     HRECC             Cypress Creek
  6.2        104        2     HRECC             Glen Oaks
  6.3        104        2     HRECC             Park at Landmark
  6.4        104        2     HRECC             Summerlyn Place
  6.5        104        2     HRECC             Cambridge Crossing
  6.6        104        2     HRECC             Sutton Walk
  6.7        104        2     HRECC             Lenox Court

   7       3406646      1     BofA              Second & Seneca
   8       3406563      1     BofA              Pacifica Tower

   9         100        1     Eurohypo          HPI - GSA PORTFOLIO (ROLLUP)
  9.1       100.10      1     Eurohypo          6501 Beacon Drive Office Building
  9.2       100.02      1     Eurohypo          Immigration & Naturalization Services
  9.3       100.01      1     Eurohypo          U.S Treasury Financial Management
  9.4       100.03      1     Eurohypo          Social Security Administration Building
  9.5       100.09      1     Eurohypo          U.S. Courthouse
  9.6       100.04      1     Eurohypo          IRS Files Building
  9.7       100.06      1     Eurohypo          USDA Forest Service Building
  9.8       100.05      1     Eurohypo          Corps of Engineers
  9.9       100.08      1     Eurohypo          Sheppard Federal Building
  9.10      100.07      1     Eurohypo          U.S. National Parks Service

   10        200        1     Eurohypo          JQH HOTEL PORTFOLIO (ROLLUP)
  10.1      200.01      1     Eurohypo          Embassy Suites-Franklin
  10.2      200.03      1     Eurohypo          Renaissance Dallas Richardson Hotel
  10.3      200.05      1     Eurohypo          Embassy Suites-St. Charles
  10.4      200.04      1     Eurohypo          Residence Inn by Marriott
  10.5      200.02      1     Eurohypo          Courtyard by Marriott

   11        102        1     HRECC             Metropolis Shopping Center
   12        300        1     Eurohypo          Owings Mills 3
   13      3405751      1     BofA              Marketplace at Mill Creek
   14      3400017      1     BofA              Cascade Village Phase I
   15        400        1     Eurohypo          ChampionsGate Hotel
   16      3405766      1     BofA              Overlook at King of Prussia
   17      3405845      2     BofA              The Heights on West Campus
   18      3405753      1     BofA              Winslow Bay Commons
   19      3405768      1     BofA              Hiram Pavilion
   20      3405754      1     BofA              Stonecrest Marketplace
   21      3405755      1     BofA              Woodstock Square
   22      3405961      1     BofA              40 Court Street
   23      3405756      1     BofA              Boynton Commons
   24       23582       1     Bridger           Yuba City Marketplace

   25      3405932      1     BofA              PHILLY SELF STORAGE PORTFOLIO (ROLLUP)
  25.1     3405932      1     BofA              Philly Self Storage Portfolio - Philly Self Storage of Oregon
  25.2     3405932      1     BofA              Philly Self Storage Portfolio - Philly Self Storage of Lancaster
  25.3     3405932      1     BofA              Philly Self Storage Portfolio - Philly Self Storage of Germantown
  25.4     3405932      1     BofA              Philly Self Storage Portfolio - Philly Self Storage of Kensington

   26      3405772      1     BofA              Bartow Marketplace
   27      3405773      1     BofA              Gateway Market Center
   28        500        1     Eurohypo          252 7th Ave
   29      3404645      1     BofA              One Main Plaza
   30        600        1     Eurohypo          Cranberry Commons
   31      3406314      1     BofA              20285 Western Avenue

   32      3403893      1     BofA              EMPIRE SELF STORAGE PORTFOLIO (ROLLUP)
  32.1     3403893      1     BofA              Empire Self Storage Portfolio - Empire Self Storage Fontana
  32.2     3403893      1     BofA              Empire Self Storage Portfolio - Empire Self Storage Etiwanda
  32.3     3403893      1     BofA              Empire Self Storage Portfolio - Empire Self Storage Lake Elsinore
  32.4     3403893      1     BofA              Empire Self Storage Portfolio - Empire Self Storage Bloomington Cedar
  32.5     3403893      1     BofA              Empire Self Storage Portfolio - Empire Self Storage Hesperia
  32.6     3403893      1     BofA              Empire Self Storage Portfolio - Empire Self Storage Victorville
  32.7     3403893      1     BofA              Empire Self Storage Portfolio - Empire Self Storage Claremont
  32.8     3403893      1     BofA              Empire Self Storage Portfolio - Empire Self Storage Bloomington Linden

   33      3404734      1     BofA              12th & Walnut Streets Garage
   34      3404317      1     BofA              Airway Properties
   35        700        2     Eurohypo          Nantucket Creek
   36      3406182      1     BofA              Belk II
   37      3405700      1     BofA              Raley's at the Parkway
   38        800        1     Eurohypo          Garin Ranch
   39      3405457      1     BofA              Brandon Centre South
   40       59758       1     BofA              Montecito Marketplace
   41       20953       1     Bridger           North Park Business Park Portfolio 3
   42        900        1     Eurohypo          1001-1007 Third Ave
   43      3405759      1     BofA              Market Place
   44        1000       2     Eurohypo          Argosy Apartments

   45      3404076      2     BofA              SOMERSET I AND II (ROLLUP)
  45.1     3404076      2     BofA              Somerset I and II - Somerset I - Alsip, IL
  45.2     3404076      2     BofA              Somerset I and II - Somerset II

   46      3402392      1     BofA              Tracy Pavilion II
   47      3405760      1     BofA              Anderson Central
   48      90001146     1     SunTrust          Doubletree Augusta
   49      3403580      1     BofA              Marsh Warehouse 858
   50      3404871      1     BofA              Moreno Valley Business Park
   51      90001158     1     SunTrust          Hilton Garden Chattanooga
   52      3405887      1     BofA              Schneider Electric
   53      3405454      1     BofA              Heritage Heights
   54        1100       1     Eurohypo          375 Ballardvale Street
   55       22651       1     Bridger           The Shops at Dove Valley Ranch
   56      3405684      1     BofA              Crown Distributing Headquarters
   57      3405449      1     BofA              Custer Creek
   58      3405776      1     BofA              Paradise Place
   59      3405466      1     BofA              Riverview Village
   60      3402090      1     BofA              Marlboro Self Storage
   61      3405762      1     BofA              Gateway Plaza - Jacksonville
   62      9000655      1     SunTrust          ezStorage Corp. - Ruxton
   63      3406322      2     BofA              259-261 Broome Street
   64      3406266      1     BofA              6851 Veterans Boulevard
   65      3405691      1     BofA              655 Engineering
   66      9000658      1     SunTrust          ezStorage Corp. - Glen Burnie
   67      9000606      1     SunTrust          ezStorage Corp. - Lanham
   68      3405458      1     BofA              Hunters Glen Crossing
   69      3405456      1     BofA              The Highlands
   70      3401449      1     BofA              Fubonn Shopping Center
   71        1200       1     Eurohypo          Aspen Gardens
   72      3405460      1     BofA              Josey Oaks
   73      90001059     1     SunTrust          R Street Storage

   74        1400       1     Eurohypo          HOWLAND (ROLLUP)
  74.1     1400.01      1     Eurohypo          87 Concord Street
  74.2     1400.02      1     Eurohypo          7 Lopez Road

   75        1300       1     Eurohypo          HUNTSVILLE OFFICE & RETAIL PORTFOLIO (ROLLUP)
  75.1     1300.01      1     Eurohypo          6820 Moquin Drive
  75.2     1300.02      1     Eurohypo          Staples Center

   76      90001232     1     SunTrust          Surgical Associates of Richmond
   77       22442       2     Bridger           Alpine Village Apartments
   78      3400184      1     BofA              The Store Room - Pompano Beach
   79      3405459      1     BofA              Scofield Crossing
   80        1500       2     Eurohypo          Bella Vista Apartments
   81      3405451      1     BofA              Flower Mound Crossing
   82      3403583      1     BofA              Marsh Warehouse 851
   83      3405447      1     BofA              Cross Timbers Court
   84      3402366      1     BofA              Marsh Store 83
   85      3406097      2     BofA              23-25 & 27-29 East 124th Street
   86      3405077      1     BofA              Banco Plaza
   87      3405888      1     BofA              Market at Morse
   88      3405452      1     BofA              Hugh Howell
   89      3405445      1     BofA              14th Street Market
   90      3404899      1     BofA              El Mercado Center
   91      3405462      1     BofA              Park West Plaza
   92        1600       1     Eurohypo          14 Jewel Drive
   93      3404238      1     BofA              340 Flatbush Avenue Extension
   94      9000504      1     SunTrust          Hampton Inn Gainesville
   95       23596       1     Bridger           Hillsboro Center
   96      9000502      1     SunTrust          Freeman White
   97       23127       1     Bridger           Old Port Buildings
   98      3402757      1     BofA              Sierra Meadows Plaza
   99      90001274     1     SunTrust          Highland Pavilion
  100      3405448      1     BofA              East Gate
  101      3406643      1     BofA              Old Peachtree Commons
  102      90001170     1     SunTrust          Holiday Inn San Antonio
  103      3405985      1     BofA              Comfort Inn - Fairfield, NJ
  104      3405455      1     BofA              Fury's Ferry
  105      3405450      1     BofA              Bellerive Plaza
  106      3405879      1     BofA              Shallotte Commons
  107        1700       1     Eurohypo          Convention Center Garage
  108      9000389      2     SunTrust          East Village
  109      3405667      1     BofA              La Plaza Business Center - Bldg E
  110        1800       2     Eurohypo          500-506 West 172nd Street
  111      3403586      1     BofA              Marsh Store 53
  112      3405461      1     BofA              Market at Westlake
  113       23688       1     Bridger           Quietwater Business Park
  114        2000       1     Eurohypo          1701 Lake Robbins Drive
  115        1900       1     Eurohypo          5661-5669 Broadway
  116      3406000      1     BofA              Capitol Distributors
  117      3402374      1     BofA              Marsh Store 91
  118       19512       1     Bridger           Central Self-Storage Lafayette

                                                DEXTER MAGNETIC TECHNOLOGIES CROSSED LOANS
  119      3404557      1     BofA              Dexter Magnetic Technologies - Hicksville NY
  120      3404556      1     BofA              Dexter Magnetic Technologies - Elk Grove, IL

  121      3403007      1     BofA              Walgreens-Broadway
  122       23871       1     Bridger           Sleep Inn - Durham
  123       22608       1     Bridger           West Oaks Square
  124      90001195     2     SunTrust          Laurel Forest
  125       23907       1     Bridger           Sleep Inn Lake Norman
  126        2100       2     Eurohypo          Bishop Street
  127      3403584      1     BofA              Marsh Store 18
  128       23448       2     Bridger           Second Dimension Apartments
  129      90001217     1     SunTrust          Mercantile Bank
  130      3406597      1     BofA              Briarwood Shopping Village
  131      90001210     1     SunTrust          Newnan Medical Office
  132       23816       1     Bridger           Viona Ave Industrial
  133        2200       1     Eurohypo          70 E Lake Street
  134      90001289     1     SunTrust          All American Self Storage
  135      90001182     2     SunTrust          Hardin Apartments
  136      3406220      2     BofA              731 North St. Andrews Place
  137      90001207     1     SunTrust          Cheroot & Superior Building
  138      3405465      1     BofA              Shiloh Square
  139       22322       1     Bridger           ChemTreat Building
  140      90001224     1     SunTrust          AC White
  141      3405463      1     BofA              Suncreek Village
  142      9000273      1     SunTrust          Schaefer Industrial
  143      90001155     1     SunTrust          Grand K Warehouse
  144      3405446      1     BofA              Donelson Plaza
  145      3405464      1     BofA              Pioneer Plaza
  146       19187       1     Bridger           Islip Industrial
  147      9000481      1     SunTrust          Scottish Rite Building
  148       23625       1     Bridger           Wilcrest Retail
  149      90001294     1     SunTrust          Whiskey Bottom Bus Center
  150      9000882      1     SunTrust          Lafitte Square Office
  151      90001100     1     SunTrust          Rutledge Hill
-------------------------------------------------------------------------------------------------------------
                                                TOTALS/WEIGHTED AVERAGES
=============================================================================================================

             LOAN
SEQUENCE    NUMBER    PROPERTY ADDRESS                                                            CITY
--------   --------   ----------------                                                            -----

   1        3406070   555 West Madison Street                                                     Chicago
   2          101     1127 Connecticut Avenue Northwest                                           Washington
   3        3405209   One Park Avenue                                                             New York
   4        3406713   1400 & 1500 Seaport Boulevard                                               Redwood City
   5        3406386   2201 North Stemmons Freeway                                                 Dallas

   6          104     Various                                                                     Various
  6.1         104     5603 Cypress Creek Drive                                                    Hyattsville
  6.2         104     7509 Mandan Road                                                            Greenbelt
  6.3         104     225 South Whiting Street and 200 Yoakum Parkway                             Alexandria
  6.4         104     14706 Normandy Court                                                        Laurel
  6.5         104     5309 85th Avenue                                                            New Carrollton
  6.6         104     5306 85th Avenue                                                            New Carrollton
  6.7         104     5306 85th Avenue                                                            New Carrollton

   7        3406646   1101 and 1191 Second Avenue                                                 Seattle
   8        3406563   4365 Executive Drive                                                        San Diego

   9          100     Various                                                                     Various
  9.1       100.10    6501 Beacon Drive                                                           Kansas City
  9.2       100.02    126 Northpoint Drive                                                        Houston
  9.3       100.01    13000 Townsend Road                                                         Philadelphia
  9.4       100.03    605 North Arrowhead Avenue                                                  San Bernardino
  9.5       100.09    801 East Sherman Street                                                     Pocatello
  9.6       100.04    1950 G Street                                                               Fresno
  9.7       100.06    333 Broadway Boulevard Southeast                                            Albuquerque
  9.8       100.05    4101 Jefferson Court Northeast                                              Albuquerque
  9.9       100.08    103 Sheppard Drive                                                          Durango
  9.10      100.07    491 Scenic View Drive                                                       Page

   10         200     Various                                                                     Various
  10.1      200.01    820 Crescent Centre Drive                                                   Franklin
  10.2      200.03    900 East Lookout Drive                                                      Richardson
  10.3      200.05    Two Convention Center Plaza                                                 St. Charles
  10.4      200.04    1303 East Kingsley Street                                                   Springfield
  10.5      200.02    3527 West Kearney Street                                                    Springfield

   11         102     2499 Futura Parkway                                                         Plainfield
   12         300     10455 Mill Run Circle                                                       Owings Mills
   13       3405751   1600-1700 Mall of Georgia Boulevard Northeast                               Buford
   14       3400017   63455 North Highway 97                                                      Bend
   15         400     1400 & 1500 Masters Boulevard                                               ChampionsGate
   16       3405766   301 Goddard Boulevard                                                       King of Prussia
   17       3405845   125 Southwest Campus Drive                                                  Federal Way
   18       3405753   590 River Highway (NC 150)                                                  Mooresville
   19       3405768   5220 Jimmy Lee Smith Parkway                                                Hiram
   20       3405754   8000-8180 Mall Parkway                                                      Lithonia
   21       3405755   120-180 Woodstock Square Avenue                                             Woodstock
   22       3405961   40 Court Street                                                             Boston
   23       3405756   333-399 North Congress Avenue                                               Boynton Beach
   24        23582    1060-1140 Harter Road                                                       Yuba City

   25       3405932   Various                                                                     Philadelphia
  25.1      3405932   2990 South 20th Street                                                      Philadelphia
  25.2      3405932   5134 Lancaster Avenue                                                       Philadelphia
  25.3      3405932   335 East Price Street                                                       Philadelphia
  25.4      3405932   3100 C Street                                                               Philadelphia

   26       3405772   101-301 Marketplace Boulevard                                               Cartersville
   27       3405773   7751- 8299 9th Street North                                                 St. Petersburg
   28         500     252 7th Avenue                                                              New York
   29       3404645   2200 Main Street                                                            Wailuku
   30         600     1659, 1691, 1713 and 1717 Route 228                                         Cranberry Township
   31       3406314   20285 Western Avenue                                                        Torrance

   32       3403893   Various                                                                     Various
  32.1      3403893   13475 Baseline Avenue                                                       Fontana
  32.2      3403893   13473 Foothill Boulevard                                                    Etiwanda
  32.3      3403893   18791 Collier Avenue                                                        Lake Elsinore
  32.4      3403893   18777 Bloomington Avenue                                                    Bloomington
  32.5      3403893   9353 Mariposa Avenue                                                        Hesperia
  32.6      3403893   15555 Yates Road                                                            Victorville
  32.7      3403893   525 Arrow Highway                                                           Claremont
  32.8      3403893   10192 Linden Avenue                                                         Bloomington

   33       3404734   1201 Walnut Street                                                          Philadelphia
   34       3404317   3030 and 3080 Airway Avenue                                                 Costa Mesa
   35         700     9225 Topanga Canyon Boulevard                                               Chatsworth
   36       3406182   2801 West Tyvola Road                                                       Charlotte
   37       3405700   25005, 25015, 25035, 25055, 25065, 25075, 25085 & 25095 Blue Ravine Road    Folsom
   38         800     8610, 8630, 8640, 8650, and 8660 Brentwood Boulevard                        Brentwood
   39       3405457   1903 Lumsden Road                                                           Brandon
   40        59758    7120-7170 North Durango Drive                                               Las Vegas
   41        20953    11819 Miami Street, 2520 North 117th Avenue and 2533 North 117th Avenue     Omaha
   42         900     1001-1007 Third Avenue                                                      New York
   43       3405759   13711 South Tamiami Trail                                                   Fort Myers
   44        1000     1003 Justin Lane                                                            Austin

   45       3404076   Various                                                                     Various
  45.1      3404076   4127 West 127th Street                                                      Alsip
  45.2      3404076   3040-3060 West 119th Street                                                 Merrionette Park

   46       3402392   2477 Naglee Road                                                            Tracy
   47       3405760   651 Highway 28 Bypass                                                       Anderson
   48      90001146   2651 Perimeter Parkway                                                      Augusta
   49       3403580   245 South Franklin Road                                                     Indianapolis
   50       3404871   14300-14340 Elsworth Street & 22620-22640 Goldencrest Drive                 Moreno Valley
   51      90001158   311 Chestnut Street                                                         Chattanooga
   52       3405887   1354 Clifford Avenue                                                        Loves Park
   53       3405454   4000-4020 William D. Tate Avenue                                            Grapevine
   54        1100     375 Ballardvale Street                                                      Wilmington
   55        22651    4705 East Carefree Highway                                                  Cave Creek
   56       3405684   17117 59th Avenue Northeast                                                 Arlington
   57       3405449   3411-3501 Custer Parkway and 710 West Renner Road                           Richardson
   58       3405776   4065-4086 Haverhill Road                                                    West Palm Beach
   59       3405466   1050 Northeast Green Oaks Boulevard                                         Arlington
   60       3402090   409 Highway 9 South                                                         Englishtown
   61       3405762   1335 Western Boulevard                                                      Jacksonville
   62       9000655   7401 Old Pimlico Road                                                       Baltimore
   63       3406322   259-261 Broome Street                                                       New York
   64       3406266   6851 Veterans Boulevard                                                     Metairie
   65       3405691   655 Engineering Drive                                                       Norcross
   66       9000658   6704 Ritchie Highway                                                        Glen Burnie
   67       9000606   5201 Forbes Boulevard                                                       Lanham
   68       3405458   3941, 3945 and 3949 Legacy Drive and 7120 Coit Road                         Plano
   69       3405456   FM 407 & Morris Road                                                        Flower Mound
   70       3401449   2850 Southeast 82nd Avenue                                                  Portland
   71        1200     314 Sawdust Road                                                            The Woodlands
   72       3405460   4112 North Josey Lane                                                       Carrollton
   73      90001059   175 R Street Northeast                                                      Washington

   74        1400     Various                                                                     Various
  74.1      1400.01   87 Concord Street                                                           North Reading
  74.2      1400.02   7 Lopez Road                                                                Wilmington

   75        1300     Various                                                                     Huntsville
  75.1      1300.01   6820 Moquin Drive                                                           Huntsville
  75.2      1300.02   1201 North Memorial Parkway                                                 Huntsville

   76      90001232   1051 Johnston Willis Drive                                                  Richmond
   77        22442    301 T Street Southwest                                                      Tumwater
   78       3400184   500 South Andrews Avenue                                                    Pompano Beach
   79       3405459   1700 West Parmer Lane                                                       Austin
   80        1500     350 University Lane                                                         Batavia
   81       3405451   2600-2650 Flower Mound Road                                                 Flower Mound
   82       3403583   2801 South Marsh Avenue                                                     Yorktown
   83       3405447   745 Cross Timbers Road                                                      Flower Mound
   84       3402366   6965 West 38th Street                                                       Indianapolis
   85       3406097   23-25 & 27-29 East 124th Street                                             New York
   86       3405077   4801 West Fullerton                                                         Chicago
   87       3405888   4919 Morse Road                                                             Columbus
   88       3405452   4420 Hugh Howell Road                                                       Tucker
   89       3405445   2200 East 14th Street                                                       Plano
   90       3404899   511 West Cordova Road                                                       Santa Fe
   91       3405462   302-322 South Park Boulevard                                                Grapevine
   92        1600     14 Jewel Drive                                                              Wilmington
   93       3404238   340 Flatbush Avenue Extension                                               Brooklyn
   94       9000504   4225 Southwest 40th Boulevard                                               Gainesville
   95        23596    465 Southeast 10th Avenue                                                   Hillsboro
   96       9000502   8805 Red Oak Boulevard                                                      Charlotte
   97        23127    432, 434, 436 & 446 Fore Street, 42 & 50 Wharf Street                       Portland
   98       3402757   7111 South Virginia Street                                                  Reno
   99      90001274   76 Highland Pavilion Court                                                  Hiram
  100       3405448   250 East Gate Road                                                          Aiken
  101       3406643   1611 Satellite Boulevard                                                    Duluth
  102      90001170   4800 Woodstone Drive                                                        San Antonio
  103       3405985   286 Route 46 East                                                           Fairfield
  104       3405455   403 Fury's Ferry Road                                                       Augusta
  105       3405450   170 Bellerive Boulevard                                                     Nicholasville
  106       3405879   5051 Main Street                                                            Shallotte
  107        1700     911 North 9th Street                                                        St. Louis
  108       9000389   239 and 241 Marich Lane                                                     Boone
  109       3405667   4270 South Maryland Parkway                                                 Las Vegas
  110        1800     500-506 West 172nd Street                                                   New York
  111       3403586   3633 Kentucky Avenue                                                        Indianapolis
  112       3405461   3700 Bee Caves Road                                                         West Lake Hills
  113        23688    1101 Gulf Breeze Parkway                                                    Gulf Breeze
  114        2000     1701 Lake Robbins Drive                                                     The Woodlands
  115        1900     5661-5669 Broadway                                                          Bronx
  116       3406000   510 Hall Street                                                             Bow
  117       3402374   2940 North Broadway                                                         Anderson
  118        19512    3330 Mount Diablo Boulevard                                                 Lafayette

  119       3404557   400 Karin Lane                                                              Hicksville
  120       3404556   1050 Morse Avenue                                                           Elk Grove

  121       3403007   1531 Broadway Avenue                                                        Seattle
  122        23871    5208 New Page Road                                                          Durham
  123        22608    9470 West Colonial Drive                                                    Ocoee
  124      90001195   1721 8th Street Northeast                                                   Hickory
  125        23907    16508 Northcross Drive                                                      Huntersville
  126        2100     1822 South Bishop Street                                                    Chicago
  127       3403584   1240 North State Street                                                     Greenfield
  128        23448    5901 Calloway Drive South                                                   Fort Worth
  129      90001217   10509 Judicial Drive                                                        Fairfax
  130       3406597   2450-2452 Kuser Road                                                        Hamilton Township
  131      90001210   710 Newnan Crossing Bypass                                                  Newnan
  132        23816    3100 Viona Avenue                                                           Baltimore
  133        2200     70 East Lake Street                                                         Chicago
  134      90001289   460 Central Florida Parkway                                                 Longwood
  135      90001182   287 Hardin Street                                                           Boone
  136       3406220   731 North Saint Andrews Place                                               Los Angeles
  137      90001207   1901 & 2000-2006 East Franklin Street                                       Richmond
  138       3405465   2645 Arapaho Road                                                           Garland
  139        22322    4301 Dominion Boulevard                                                     Glen Allen
  140      90001224   1775 Founders Parkway                                                       Alpharetta
  141       3405463   7801 Alma Drive                                                             Plano
  142       9000273   3300-3399 Southwest 13th Avenue                                             Fort Lauderdale
  143      90001155   111 Coleman Boulevard                                                       Pooler
  144       3405446   2500, 2510, and 2512 Lebanon Pike                                           Nashville
  145       3405464   701 East Cartwright Road                                                    Mesquite
  146        19187    1 & 51-99 Roebling Court                                                    Ronkonkoma
  147       9000481   321 West Hill Street                                                        Decatur
  148        23625    1968 & 1988 Wilcrest Drive                                                  Houston
  149      90001294   9855 Washington Boulevard                                                   Laurel
  150       9000882   217 East Kaliste Saloom Road                                                Lafayette
  151      90001100   101 Lea Avenue                                                              Nashville
--------------------------------------------------------------------------------------------------------------------
                      151 LOANS/183 PROPERTIES
====================================================================================================================

             LOAN                                         ZIP       PROPERTY                                           ORIGINAL
SEQUENCE    NUMBER    COUNTY                 LOCATION     CODE        TYPE              PROPERTY SUB-TYPE               BALANCE
--------   --------   ------                 --------     ----      --------            -----------------              --------

    1      3406070    Cook                      IL       60661     Multifamily              High-Rise                $325,000,000
    2        101      District of Columbia      DC       20036        Hotel                Full Service               200,000,000
    3      3405209    New York                  NY       10016       Office                    CBD                    187,500,000
    4      3406713    San Mateo                 CA       94063       Office                  Suburban                 183,750,000
    5      3406386    Dallas                    TX       75207        Hotel                Full Service               175,000,000

    6        104      Various                Various    Various    Multifamily               Various                  175,000,000
   6.1       104      Prince George's           MD       20782     Multifamily                Garden                  49,060,694
   6.2       104      Prince George's           MD       20770     Multifamily                Garden                  44,002,890
   6.3       104      Alexandria City           VA       22304     Multifamily              High-Rise                 36,416,185
   6.4       104      Prince George's           MD       20708     Multifamily                Garden                  22,760,116
   6.5       104      Prince George's           MD       20784     Multifamily                Garden                   9,104,046
   6.6       104      Prince George's           MD       20784     Multifamily                Garden                   9,104,046
   6.7       104      Prince George's           MD       20784     Multifamily                Garden                   4,552,023

    7      3406646    King                      WA       98101       Office                    CBD                    175,000,000
    8      3406563    San Diego                 CA       92121       Office                  Suburban                 166,250,000

    9        100      Various                Various    Various      Various                 Various                  125,000,000
   9.1      100.10    Jackson                   MO       64133       Office                  Suburban                 43,595,607
   9.2      100.02    Harris                    TX       77060       Office                  Suburban                 14,664,389
   9.3      100.01    Philadelphia              PA       19154     Industrial                  Flex                   14,502,155
   9.4      100.03    San Bernardino            CA       92401       Office                    CBD                    11,500,000
   9.5      100.09    Bannock                   ID       83201       Office                  Suburban                 10,520,082
   9.6      100.04    Fresno                    CA       93706     Industrial                  Flex                    8,038,462
   9.7      100.06    Bernalillo                NM       87102       Office                  Suburban                  7,779,057
   9.8      100.05    Bernalillo                NM       87109       Office                  Suburban                  7,608,980
   9.9      100.08    La Plata                  CO       81303       Office                  Suburban                  3,596,379
  9.10      100.07    Coconino                  AZ       86040       Office                  Suburban                  3,194,890

   10        200      Various                Various    Various       Hotel                  Various                  100,000,000
  10.1      200.01    Williamson                TN       37067        Hotel                Full Service               33,066,667
  10.2      200.03    Dallas                    TX       75082        Hotel                Full Service               29,333,333
  10.3      200.05    St. Charles               MO       63303        Hotel                Full Service               16,200,000
  10.4      200.04    Greene                    MO       65804        Hotel              Limited Service              11,866,667
  10.5      200.02    Greene                    MO       65803        Hotel              Limited Service               9,533,333

   11        102      Hendricks                 IN       46168       Retail                  Anchored                 86,000,000
   12        300      Baltimore                 MD       21117       Office                  Suburban                 58,400,000
   13      3405751    Gwinnett                  GA       30519       Retail                  Anchored                 57,307,446
   14      3400017    Deschutes                 OR       97701       Retail                  Anchored                 50,000,000
   15        400      Polk                      FL       33896        Hotel                Full Service               50,000,000
   16      3405766    Montgomery                PA       19406       Retail                  Anchored                 47,065,383
   17      3405845    King                      WA       98023     Multifamily                Garden                  37,750,000
   18      3405753    Iredell                   NC       28117       Retail                  Anchored                 37,680,787
   19      3405768    Paulding                  GA       30141       Retail                  Anchored                 37,609,248
   20      3405754    DeKalb                    GA       30038       Retail                  Anchored                 34,515,625
   21      3405755    Cherokee                  GA       30189       Retail                  Anchored                 29,006,478
   22      3405961    Suffolk                   MA       02108       Office                    CBD                    28,100,000
   23      3405756    Palm Beach                FL       33426       Retail                  Anchored                 27,854,444
   24       23582     Sutter                    CA       95993       Retail                  Anchored                 27,000,000

   25      3405932    Philadelphia              PA      Various   Self Storage             Self Storage               25,620,000
  25.1     3405932    Philadelphia              PA       19145    Self Storage             Self Storage               10,968,101
  25.2     3405932    Philadelphia              PA       19131    Self Storage             Self Storage                6,959,483
  25.3     3405932    Philadelphia              PA       19144    Self Storage             Self Storage                5,185,683
  25.4     3405932    Philadelphia              PA       19134    Self Storage             Self Storage                2,506,733

   26      3405772    Bartow                    GA       30121       Retail                  Anchored                 23,297,527
   27      3405773    Pinellas                  FL       33702       Retail                  Anchored                 23,172,886
   28        500      New York                  NY       10001       Retail                  Anchored                 22,000,000
   29      3404645    Maui                      HI       96793       Office                    CBD                    21,700,000
   30        600      Butler                    PA       16066       Retail                  Anchored                 21,450,000
   31      3406314    Los Angeles               CA       90501       Office                  Suburban                 19,800,000

   32      3403893    Various                   CA      Various   Self Storage             Self Storage               19,000,000
  32.1     3403893    San Bernardino            CA       92336    Self Storage             Self Storage                3,597,000
  32.2     3403893    San Bernardino            CA       91730    Self Storage             Self Storage                3,458,000
  32.3     3403893    Riverside                 CA       92530    Self Storage             Self Storage                2,522,000
  32.4     3403893    San Bernardino            CA       92316    Self Storage             Self Storage                2,414,000
  32.5     3403893    San Bernardino            CA       92344    Self Storage             Self Storage               $2,250,000
  32.6     3403893    San Bernardino            CA       92395    Self Storage             Self Storage                1,894,000
  32.7     3403893    Los Angeles               CA       91711    Self Storage             Self Storage                1,570,000
  32.8     3403893    San Bernardino            CA       92316    Self Storage             Self Storage                1,295,000

   33      3404734    Philadelphia              PA       19107        Other               Parking Garage              18,500,000
   34      3404317    Orange                    CA       92626     Industrial            Office/Warehouse             17,700,000
   35        700      Los Angeles               CA       91311     Multifamily                Garden                  17,300,000
   36      3406182    Mecklenburg               NC       28217       Office                  Suburban                 17,000,000
   37      3405700    Sacramento                CA       95630       Retail              Shadow Anchored              17,000,000
   38        800      Contra Costa              CA       94513       Retail                  Anchored                 16,750,000
   39      3405457    Hillsborough              FL       33511       Retail                  Anchored                 16,133,156
   40       59758     Clark                     NV       89149       Retail                  Anchored                 16,000,000
   41       20953     Douglas                   NE       68164       Office                  Suburban                 15,915,000
   42        900      New York                  NY       10022        Other                  Theater                  15,000,000
   43      3405759    Lee                       FL       33912       Retail                  Anchored                 14,649,463
   44        1000     Travis                    TX       78757     Multifamily                Garden                  14,000,000

   45      3404076    Cook                      IL       60803     Multifamily                Garden                  13,900,000
  45.1     3404076    Cook                      IL       60803     Multifamily                Garden                  10,973,684
  45.2     3404076    Cook                      IL       60803     Multifamily                Garden                   2,926,316

   46      3402392    San Joaquin               CA       95304       Retail              Shadow Anchored              13,700,000
   47      3405760    Anderson                  SC       29624       Retail                  Anchored                 13,653,259
   48      90001146   Richmond                  GA       30909        Hotel                Full Service               12,500,000
   49      3403580    Marion                    IN       46219     Industrial               Warehouse                 12,395,086
   50      3404871    Riverside                 CA       92553     Industrial               Mixed Use                 12,100,000
   51      90001158   Hamilton                  TN       37402        Hotel              Limited Service              11,500,000
   52      3405887    Winnebago                 IL       61111     Industrial             Manufacturing               11,000,000
   53      3405454    Tarrant                   TX       76051       Retail                  Anchored                 10,719,085
   54        1100     Middlesex                 MA       01887     Industrial               Warehouse                 10,600,000
   55       22651     Maricopa                  AZ       85331       Retail                 Unanchored                10,300,000
   56      3405684    Snohomish                 WA       98223     Industrial              Distribution               10,200,000
   57      3405449    Collin                    TX       75080       Retail                  Anchored                 10,148,677
   58      3405776    Palm Beach                FL       33417       Retail                  Anchored                 10,148,501
   59      3405466    Tarrant                   TX       76006       Retail                  Anchored                 10,120,995
   60      3402090    Monmouth                  NJ       07726    Self Storage             Self Storage               10,100,000
   61      3405762    Onslow                    NC       28546       Retail                  Anchored                 10,098,326
   62      9000655    Baltimore                 MD       21209    Self Storage             Self Storage               10,060,000
   63      3406322    New York                  NY       10002     Multifamily              High-Rise                 10,050,000
   64      3406266    Jefferson                 LA       70003       Retail                  Anchored                 10,000,000
   65      3405691    Gwinnett                  GA       30092       Office                  Suburban                  9,900,000
   66      9000658    Anne Arundel              MD       21061    Self Storage             Self Storage                9,890,000
   67      9000606    Prince George's           MD       20706    Self Storage             Self Storage                9,870,000
   68      3405458    Collin                    TX       75023       Retail                  Anchored                  9,789,751
   69      3405456    Denton                    TX       75028       Retail                  Anchored                  9,745,034
   70      3401449    Multnomah                 OR       97266       Retail                  Anchored                  9,500,000
   71        1200     Montgomery                TX       77380       Retail                 Unanchored                 9,440,000
   72      3405460    Denton                    TX       75007       Retail                  Anchored                  9,346,170
   73      90001059   District of Columbia      DC       20002    Self Storage             Self Storage                9,100,000

   74        1400     Middlesex                 MA       01887     Industrial                Various                   9,000,000
  74.1     1400.01    Middlesex                 MA       01887     Industrial               Warehouse                  4,837,004
  74.2     1400.02    Middlesex                 MA       01887     Industrial                  Flex                    4,162,996

   75        1300     Madison                   AL      Various      Various                 Various                   9,000,000
  75.1     1300.01    Madison                   AL       35806       Office                  Suburban                  5,750,000
  75.2     1300.02    Madison                   AL       35801       Retail                  Anchored                  3,250,000

   76      90001232   Chesterfield              VA       23235       Office                  Medical                   8,600,000
   77       22442     Thurston                  WA       98501     Multifamily                Garden                   8,500,000
   78      3400184    Broward                   FL       33069    Self Storage             Self Storage                8,466,255
   79      3405459    Travis                    TX       78727       Retail                  Anchored                  8,434,692
   80        1500     Clermont                  OH       45105     Multifamily                Garden                   8,400,000
   81      3405451    Denton                    TX       75028       Retail                  Anchored                  8,341,692
   82      3403583    Delaware                  IN       47396     Industrial               Warehouse                  8,396,093
   83      3405447    Denton                    TX       75028       Retail                  Anchored                  8,192,687
   84      3402366    Marion                    IN       46254       Retail                  Anchored                  8,155,667
   85      3406097    New York                  NY       10035     Multifamily              High-Rise                  8,000,000
   86      3405077    Cook                      IL       60639       Retail                  Anchored                  8,000,000
   87      3405888    Franklin                  OH       43230       Retail              Shadow Anchored              $7,892,542
   88      3405452    DeKalb                    GA       30084       Retail                  Anchored                  7,721,653
   89      3405445    Collin                    TX       75074       Retail                  Anchored                  7,711,759
   90      3404899    Santa Fe                  NM       87505       Retail                  Anchored                  7,600,000
   91      3405462    Tarrant                   TX       76051       Retail                  Anchored                  7,531,973
   92        1600     Middlesex                 MA       01887     Industrial               Warehouse                  7,500,000
   93      3404238    Kings                     NY       11201       Office                    CBD                     7,500,000
   94      9000504    Alachua                   FL       32608        Hotel              Limited Service               7,500,000
   95       23596     Washington                OR       97123       Retail                 Unanchored                 7,500,000
   96      9000502    Mecklenburg               NC       28217       Office                  Suburban                  7,500,000
   97       23127     Cumberland                ME       04101      Mixed Use           Multifamily/Retail             7,300,000
   98      3402757    Washoe                    NV       89511       Retail                 Unanchored                 7,300,000
   99      90001274   Paulding                  GA       30141       Retail                 Unanchored                 7,200,000
   100     3405448    Aiken                     SC       29803       Retail                  Anchored                  6,800,038
   101     3406643    Gwinnett                  GA       30097       Retail                 Unanchored                 6,684,000
   102     90001170   Bexar                     TX       78230        Hotel              Limited Service               6,400,000
   103     3405985    Essex                     NJ       07004        Hotel              Limited Service               6,400,000
   104     3405455    Columbia                  GA       30907       Retail                  Anchored                  6,380,929
   105     3405450    Jessamine                 KY       40356       Retail                  Anchored                  6,092,460
   106     3405879    Brunswick                 NC       28470       Retail                  Anchored                  6,077,500
   107       1700     Saint Louis City          MO       63101        Other               Parking Garage               6,000,000
   108     9000389    Watauga                   NC       28607     Multifamily               Student                   5,800,000
   109     3405667    Clark                     NV       89119       Office                  Suburban                  5,500,000
   110       1800     New York                  NY       10032     Multifamily              High-Rise                  5,100,000
   111     3403586    Marion                    IN       46221       Retail                  Anchored                  4,873,218
   112     3405461    Travis                    TX       78746       Retail                  Anchored                  4,802,876
   113      23688     Santa Rosa                FL       32561       Office                  Suburban                  4,755,000
   114       2000     Montgomery                TX       77380       Retail              Shadow Anchored               4,600,000
   115       1900     Bronx                     NY       10463       Retail                 Unanchored                 4,600,000
   116     3406000    Merrimack                 NH       03304     Industrial              Distribution                4,560,000
   117     3402374    Madison                   IN       46012       Retail                  Anchored                  4,573,091
   118      19512     Contra Costa              CA       94549      Mixed Use    Self Storage/Multifamily/Retail       4,500,000

                                                                                                                       4,500,000
   119     3404557    Nassau                    NY       11801     Industrial            Office/Warehouse              2,300,000
   120     3404556    Cook                      IL       60007     Industrial            Office/Warehouse              2,200,000

   121     3403007    King                      WA       98122       Retail                  Anchored                  4,500,000
   122      23871     Durham                    NC       27703        Hotel              Limited Service               4,400,000
   123      22608     Orange                    FL       34761       Retail                 Unanchored                 4,282,500
   124     90001195   Catawba                   NC       28601     Multifamily                Garden                   4,300,000
   125      23907     Mecklenburg               NC       28078        Hotel              Limited Service               4,250,000
   126       2100     Cook                      IL       60608     Multifamily              High-Rise                  4,200,000
   127     3403584    Hancock                   IN       46140       Retail                  Anchored                  4,219,658
   128      23448     Tarrant                   TX       76114     Multifamily                Garden                   4,000,000
   129     90001217   Fairfax City              VA       22030       Office                  Suburban                  4,000,000
   130     3406597    Mercer                    NJ       08690       Retail                 Unanchored                 3,900,000
   131     90001210   Coweta                    GA       30263       Office                  Medical                   3,825,000
   132      23816     Baltimore                 MD       21230     Industrial         Warehouse/Distribution           3,600,000
   133       2200     Cook                      IL       60601       Office                    CBD                     3,500,000
   134     90001289   Seminole                  FL       32750    Self Storage             Self Storage                3,400,000
   135     90001182   Watauga                   NC       28607     Multifamily               Student                   3,400,000
   136     3406220    Los Angeles               CA       90038     Multifamily                Garden                   3,350,290
   137     90001207   Richmond City             VA       23223      Mixed Use           Multifamily/Office             3,315,000
   138     3405465    Dallas                    TX       75044       Retail              Shadow Anchored               3,238,160
   139      22322     Henrico                   VA       23060       Office                  Suburban                  3,220,000
   140     90001224   Fulton                    GA       30004     Industrial               Warehouse                  2,700,000
   141     3405463    Collin                    TX       75025       Retail              Shadow Anchored               2,683,331
   142     9000273    Broward                   FL       33315     Industrial               Warehouse                  2,500,000
   143     90001155   Chatham                   GA       31408     Industrial         Warehouse/Distribution           2,350,000
   144     3405446    Davidson                  TN       37214       Retail              Shadow Anchored               2,314,703
   145     3405464    Dallas                    TX       75149       Retail              Shadow Anchored               2,250,179
   146      19187     Suffolk                   NY       11779     Industrial            Office/Warehouse              2,150,000
   147     9000481    Dekalb                    GA       30030       Office                  Suburban                  1,850,000
   148      23625     Harris                    TX       77042       Retail                 Unanchored                 1,600,000
   149     90001294   Howard                    MD       20723     Industrial                  Flex                    1,500,000
   150     9000882    Lafayette                 LA       70508       Office                  Suburban                  1,265,000
   151     90001100   Davidson                  TN       37210       Office                    CBD                     1,220,000
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   3,516,180,273
================================================================================================================================

                         CUT-OFF        MATURITY                                                      SUB-          NET
             LOAN         DATE            DATE            LOAN        MORTGAGE   ADMINISTRATIVE     SERVICING    MORTGAGE
SEQUENCE    NUMBER       BALANCE         BALANCE          TYPE        RATE (1)    FEE RATE (1)    FEE RATE (1)   RATE (1)
--------    ------       -------       ----------        ------       --------   --------------   ------------   --------

    1       3406070   $325,000,000    $325,000,000    Interest Only    5.389%        0.071%                       5.318%
    2         101      200,000,000     200,000,000    Interest Only    5.665%        0.021%                       5.644%
    3       3405209    187,500,000     187,500,000    Interest Only    6.281%        0.031%                       6.250%
    4       3406713    183,750,000     183,750,000    Interest Only    5.621%        0.071%                       5.550%
    5       3406386    175,000,000     175,000,000    Interest Only    5.545%        0.051%                       5.494%

    6         104      175,000,000     175,000,000    Interest Only    5.800%        0.021%                       5.779%
   6.1        104      49,060,694      49,060,694
   6.2        104      44,002,890      44,002,890
   6.3        104      36,416,185      36,416,185
   6.4        104      22,760,116      22,760,116
   6.5        104       9,104,046       9,104,046
   6.6        104       9,104,046       9,104,046
   6.7        104       4,552,023       4,552,023

    7       3406646    175,000,000     175,000,000    Interest Only    5.538%        0.071%                       5.467%
    8       3406563    166,250,000     166,250,000    Interest Only    5.611%        0.071%                       5.541%

    9         100      125,000,000     125,000,000    Interest Only    5.620%        0.021%                       5.599%
   9.1      100.10     43,595,607      43,595,607
   9.2      100.02     14,664,389      14,664,389
   9.3      100.01     14,502,155      14,502,155
   9.4      100.03     11,500,000      11,500,000
   9.5      100.09     10,520,082      10,520,082
   9.6      100.04      8,038,462       8,038,462
   9.7      100.06      7,779,057       7,779,057
   9.8      100.05      7,608,980       7,608,980
   9.9      100.08      3,596,379       3,596,379
  9.10      100.07      3,194,890       3,194,890

   10         200      100,000,000     100,000,000    Interest Only    5.701%        0.021%                       5.680%
  10.1      200.01     33,066,667      33,066,667
  10.2      200.03     29,333,333      29,333,333
  10.3      200.05     16,200,000      16,200,000
  10.4      200.04     11,866,667      11,866,667
  10.5      200.02      9,533,333       9,533,333

   11         102      86,000,000      86,000,000     Interest Only    6.470%        0.021%                       6.449%
   12         300      58,400,000      58,400,000     Interest Only    5.472%        0.021%                       5.451%
   13       3405751    57,307,446      57,307,446     Interest Only    5.448%        0.071%                       5.377%
   14       3400017    50,000,000      46,649,335      IO, Balloon     5.710%        0.071%                       5.639%
   15         400      50,000,000      45,067,087      IO, Balloon     6.720%        0.021%                       6.699%
   16       3405766    47,065,383      47,065,383     Interest Only    5.448%        0.041%                       5.407%
   17       3405845    37,750,000      37,750,000     Interest Only    5.423%        0.041%                       5.382%
   18       3405753    37,680,787      37,680,787     Interest Only    5.448%        0.041%                       5.407%
   19       3405768    37,609,248      37,609,248     Interest Only    5.448%        0.041%                       5.407%
   20       3405754    34,515,625      34,515,625     Interest Only    5.448%        0.041%                       5.407%
   21       3405755    29,006,478      29,006,478     Interest Only    5.448%        0.041%                       5.407%
   22       3405961    28,100,000      28,100,000     Interest Only    5.647%        0.041%                       5.606%
   23       3405756    27,854,444      27,854,444     Interest Only    5.448%        0.041%                       5.407%
   24        23582     27,000,000      25,253,563      IO, Balloon     5.895%        0.041%                       5.854%

   25       3405932    25,620,000      25,620,000     Interest Only    5.737%        0.041%                       5.696%
  25.1      3405932    10,968,101      10,968,101
  25.2      3405932     6,959,483       6,959,483
  25.3      3405932     5,185,683       5,185,683
  25.4      3405932     2,506,733       2,506,733

   26       3405772    23,297,527      23,297,527     Interest Only    5.448%        0.041%                       5.407%
   27       3405773    23,172,886      23,172,886     Interest Only    5.448%        0.041%                       5.407%
   28         500      22,000,000      22,000,000     Interest Only    5.508%        0.021%                       5.487%
   29       3404645    21,700,000      19,897,263      IO, Balloon     5.701%        0.041%                       5.660%
   30         600      21,450,000      21,450,000     Interest Only    5.614%        0.021%                       5.593%
   31       3406314    19,800,000      17,902,547      IO, Balloon     5.697%        0.061%          0.040%       5.636%

   32       3403893    19,000,000      18,563,373      IO, Balloon     5.890%        0.041%                       5.849%
  32.1      3403893     3,597,000       3,514,340
  32.2      3403893     3,458,000       3,378,534
  32.3      3403893     2,522,000       2,464,043
  32.4      3403893     2,414,000       2,358,525
  32.5      3403893    $2,250,000      $2,198,294
  32.6      3403893     1,894,000       1,850,475
  32.7      3403893     1,570,000       1,533,921
  32.8      3403893     1,295,000       1,265,240

   33       3404734    18,500,000      17,253,872      IO, Balloon     5.675%        0.041%                       5.634%
   34       3404317    17,700,000      15,909,956      IO, Balloon     5.655%        0.041%                       5.614%
   35         700      17,300,000      17,300,000     Interest Only    6.010%        0.021%                       5.989%
   36       3406182    17,000,000      17,000,000     Interest Only    5.716%        0.041%                       5.675%
   37       3405700    17,000,000      15,888,481      IO, Balloon     5.839%        0.041%                       5.798%
   38         800      16,750,000      16,750,000     Interest Only    5.910%        0.021%                       5.889%
   39       3405457    16,133,156      16,133,156     Interest Only    5.410%        0.041%                       5.369%
   40        59758     16,000,000      14,112,006      IO, Balloon     5.724%        0.071%          0.050%       5.653%
   41        20953     15,915,000      14,847,002      IO, Balloon     5.702%        0.041%                       5.661%
   42         900      15,000,000      15,000,000     Interest Only    6.725%        0.021%                       6.704%
   43       3405759    14,649,463      14,649,463     Interest Only    5.448%        0.041%                       5.407%
   44        1000      14,000,000      14,000,000     Interest Only    5.490%        0.021%                       5.469%

   45       3404076    13,900,000      11,867,615        Balloon       6.150%        0.041%                       6.109%
  45.1      3404076    10,973,684       9,369,169
  45.2      3404076     2,926,316       2,498,445

   46       3402392    13,700,000      12,826,978      IO, Balloon     5.973%        0.041%                       5.932%
   47       3405760    13,653,259      13,653,259     Interest Only    5.448%        0.041%                       5.407%
   48      90001146    12,477,852      10,669,476        Balloon       6.140%        0.041%                       6.099%
   49       3403580    12,309,507      10,497,497        Balloon       5.880%        0.071%          0.030%       5.809%
   50       3404871    12,100,000      11,304,810      IO, Balloon     5.798%        0.041%                       5.757%
   51      90001158    11,477,530       9,689,333        Balloon       5.700%        0.041%                       5.659%
   52       3405887    11,000,000      11,000,000     Interest Only    5.761%        0.041%                       5.720%
   53       3405454    10,719,085      10,719,085     Interest Only    5.410%        0.041%                       5.369%
   54        1100      10,600,000       9,884,039      IO, Balloon     5.654%        0.021%                       5.633%
   55        22651     10,300,000       9,274,030      IO, Balloon     5.734%        0.041%                       5.693%
   56       3405684    10,200,000      10,200,000     Interest Only    5.827%        0.041%                       5.786%
   57       3405449    10,148,677      10,148,677     Interest Only    5.410%        0.041%                       5.369%
   58       3405776    10,148,501      10,148,501     Interest Only    5.448%        0.041%                       5.407%
   59       3405466    10,120,995      10,120,995     Interest Only    5.410%        0.041%                       5.369%
   60       3402090    10,100,000       9,163,600      IO, Balloon     6.129%        0.041%                       6.088%
   61       3405762    10,098,326      10,098,326     Interest Only    5.448%        0.041%                       5.407%
   62       9000655    10,060,000      10,060,000     Interest Only    6.170%        0.041%                       6.129%
   63       3406322    10,050,000      10,050,000     Interest Only    5.480%        0.041%                       5.439%
   64       3406266    10,000,000       9,341,454      IO, Balloon     5.802%        0.041%                       5.761%
   65       3405691     9,900,000       9,226,501      IO, Balloon     5.616%        0.041%                       5.575%
   66       9000658     9,890,000       9,890,000     Interest Only    6.170%        0.041%                       6.129%
   67       9000606     9,870,000       9,870,000     Interest Only    6.170%        0.041%                       6.129%
   68       3405458     9,789,751       9,789,751     Interest Only    5.410%        0.041%                       5.369%
   69       3405456     9,745,034       9,745,034     Interest Only    5.410%        0.041%                       5.369%
   70       3401449     9,500,000       8,602,016      IO, Balloon     6.014%        0.071%          0.050%       5.943%
   71        1200       9,440,000       8,815,590      IO, Balloon     5.740%        0.021%                       5.719%
   72       3405460     9,346,170       9,346,170     Interest Only    5.410%        0.041%                       5.369%
   73      90001059     9,100,000       9,100,000     Interest Only    5.930%        0.041%                       5.889%

   74        1400       9,000,000       8,392,108      IO, Balloon     5.654%        0.021%                       5.633%
  74.1      1400.01     4,837,004       4,510,296
  74.2      1400.02     4,162,996       3,881,812

   75        1300       9,000,000       8,120,733      IO, Balloon     5.842%        0.021%                       5.821%
  75.1      1300.01     5,750,000       5,188,246
  75.2      1300.02     3,250,000       2,932,487

   76      90001232     8,600,000       7,090,388        Balloon       5.990%        0.041%                       5.949%
   77        22442      8,500,000       7,640,051      IO, Balloon     5.636%        0.041%                       5.595%
   78       3400184     8,458,398       7,429,032      IO, Balloon     6.365%        0.041%                       6.324%
   79       3405459     8,434,692       8,434,692     Interest Only    5.410%        0.041%                       5.369%
   80        1500       8,400,000       7,409,348      IO, Balloon     5.720%        0.021%                       5.699%
   81       3405451     8,341,692       8,341,692     Interest Only    5.410%        0.041%                       5.369%
   82       3403583     8,338,124       7,110,719        Balloon       5.880%        0.071%          0.030%       5.809%
   83       3405447     8,192,687       8,192,687     Interest Only    5.410%        0.041%                       5.369%
   84       3402366     8,099,358       6,907,099        Balloon       5.880%        0.071%          0.030%       5.809%
   85       3406097     8,000,000       8,000,000     Interest Only    5.772%        0.041%                       5.731%
   86       3405077     8,000,000       7,052,800      IO, Balloon     5.688%        0.041%                       5.647%
   87       3405888    $7,892,542      $7,892,542     Interest Only    5.765%        0.041%                       5.724%
   88       3405452     7,721,653       7,721,653     Interest Only    5.410%        0.041%                       5.369%
   89       3405445     7,711,759       7,711,759     Interest Only    5.410%        0.041%                       5.369%
   90       3404899     7,600,000       6,874,402      IO, Balloon     5.969%        0.041%                       5.928%
   91       3405462     7,531,973       7,531,973     Interest Only    5.410%        0.041%                       5.369%
   92        1600       7,500,000       6,993,424      IO, Balloon     5.654%        0.021%                       5.633%
   93       3404238     7,500,000       7,500,000     Interest Only    5.872%        0.041%                       5.831%
   94       9000504     7,500,000       7,038,026      IO, Balloon     6.140%        0.041%                       6.099%
   95        23596      7,492,196       6,330,428        Balloon       5.768%        0.041%                       5.727%
   96       9000502     7,459,712       6,454,569        Balloon       6.450%        0.041%                       6.409%
   97        23127      7,300,000       6,817,797      IO, Balloon     5.786%        0.041%                       5.745%
   98       3402757     7,300,000       6,854,706      IO, Balloon     6.169%        0.041%                       6.128%
   99      90001274     7,185,870       6,062,700        Balloon       5.680%        0.041%                       5.639%
   100      3405448     6,800,038       6,800,038     Interest Only    5.410%        0.041%                       5.369%
   101      3406643     6,684,000       6,248,930      IO, Balloon     5.848%        0.041%                       5.807%
   102     90001170     6,388,219       5,435,828        Balloon       5.970%        0.041%                       5.929%
   103      3405985     6,387,933       5,418,531        Balloon       5.862%        0.041%                       5.821%
   104      3405455     6,380,929       6,380,929     Interest Only    5.410%        0.041%                       5.369%
   105      3405450     6,092,460       6,092,460     Interest Only    5.410%        0.041%                       5.369%
   106      3405879     6,077,500       6,077,500     Interest Only    5.765%        0.041%                       5.724%
   107       1700       6,000,000       5,627,837      IO, Balloon     6.113%        0.021%                       6.092%
   108      9000389     5,794,401       4,952,093        Balloon       6.160%        0.041%                       6.119%
   109      3405667     5,500,000       5,500,000     Interest Only    5.640%        0.041%                       5.599%
   110       1800       5,100,000       5,100,000     Interest Only    5.911%        0.021%                       5.890%
   111      3403586     4,839,572       4,127,167        Balloon       5.880%        0.071%          0.030%       5.809%
   112      3405461     4,802,876       4,802,876     Interest Only    5.410%        0.041%                       5.369%
   113       23688      4,750,219       4,034,955        Balloon       5.948%        0.041%                       5.907%
   114       2000       4,600,000       4,600,000     Interest Only    5.807%        0.021%                       5.786%
   115       1900       4,600,000       4,600,000     Interest Only    5.790%        0.021%                       5.769%
   116      3406000     4,560,000       4,560,000     Interest Only    5.617%        0.041%                       5.576%
   117      3402374     4,541,517       3,872,987        Balloon       5.880%        0.071%          0.030%       5.809%
   118       19512      4,500,000       4,195,125      IO, Balloon     5.652%        0.041%                       5.611%

                        4,500,000       4,066,525
   119      3404557     2,300,000       2,078,446      IO, Balloon     5.920%        0.041%                       5.879%
   120      3404556     2,200,000       1,988,079      IO, Balloon     5.920%        0.041%                       5.879%

   121      3403007     4,500,000       4,004,205      IO, Balloon     6.105%        0.041%                       6.064%
   122       23871      4,393,473       3,398,264        Balloon       5.821%        0.101%                       5.720%
   123       22608      4,282,500       4,072,094      IO, Balloon     5.926%        0.041%                       5.885%
   124     90001195     4,280,601       3,289,259        Balloon       5.540%        0.041%                       5.499%
   125       23907      4,250,000       3,289,604        Balloon       5.878%        0.101%                       5.777%
   126       2100       4,200,000       4,200,000     Interest Only    5.904%        0.021%                       5.883%
   127      3403584     4,190,524       3,573,662        Balloon       5.880%        0.071%          0.030%       5.809%
   128       23448      3,995,649       3,352,288        Balloon       5.533%        0.041%                       5.492%
   129     90001217     3,992,286       3,735,971        Balloon       5.760%        0.041%                       5.719%
   130      3406597     3,900,000       3,519,670      IO, Balloon     5.852%        0.041%                       5.811%
   131     90001210     3,825,000       3,284,389        Balloon       6.350%        0.041%                       6.309%
   132       23816      3,600,000       3,074,777        Balloon       6.163%        0.101%                       6.062%
   133       2200       3,500,000       3,500,000     Interest Only    5.630%        0.021%                       5.609%
   134     90001289     3,400,000       3,003,117      IO, Balloon     5.780%        0.041%                       5.739%
   135     90001182     3,396,718       2,902,951        Balloon       6.160%        0.041%                       6.119%
   136      3406220     3,346,855       2,834,414        Balloon       5.846%        0.041%                       5.805%
   137     90001207     3,311,687       2,815,651        Balloon       5.980%        0.041%                       5.939%
   138      3405465     3,238,160       3,238,160     Interest Only    5.410%        0.041%                       5.369%
   139       22322      3,220,000       2,899,372      IO, Balloon     5.725%        0.041%                       5.684%
   140     90001224     2,696,098       1,624,800        Balloon       5.990%        0.041%                       5.949%
   141      3405463     2,683,331       2,683,331     Interest Only    5.410%        0.041%                       5.369%
   142      9000273     2,489,472       1,939,953        Balloon       5.960%        0.041%                       5.919%
   143     90001155     2,345,664       1,995,382        Balloon       5.960%        0.041%                       5.919%
   144      3405446     2,314,703       2,314,703     Interest Only    5.410%        0.041%                       5.369%
   145      3405464     2,250,179       2,250,179     Interest Only    5.410%        0.041%                       5.369%
   146       19187      2,146,217       1,836,788        Balloon       6.171%        0.041%                       6.130%
   147      9000481     1,841,258       1,586,608        Balloon       6.330%        0.041%                       6.289%
   148       23625      1,598,416       1,360,892        Balloon       6.028%        0.041%                       5.987%
   149     90001294     1,500,000       1,280,678        Balloon       6.150%        0.041%                       6.109%
   150      9000882     1,265,000        957,003         Balloon       6.680%        0.041%                       6.639%
   151     90001100     1,218,371        963,612         Balloon       6.500%        0.041%                       6.459%
-------------------------------------------------------------------------------------------------------------------------
                      3,515,654,613   3,445,790,548                   5.7028%
=========================================================================================================================

                                                                           ORIGINAL       ORIGINAL
                                     FIRST      INTEREST                   TERM TO      AMORTIZATION    INTEREST
             LOAN        NOTE       PAYMENT     ACCRUAL       MONTHLY      MATURITY         TERM          ONLY
SEQUENCE    NUMBER       DATE         DATE       METHOD     PAYMENT (2)   (PAYMENTS)   (PAYMENTS) (3)    PERIOD
--------    ------       ----       -------     --------    -----------   ----------   --------------   ---------

    1      3406070     4/18/2007    6/1/2007   Actual/360    1,479,655       120              0           120
    2        101       2/6/2007     4/1/2007   Actual/360     957,280         60              0            60
    3      3405209     2/28/2007    4/1/2007   Actual/360     994,958         60              0            60
    4      3406713     4/11/2007    6/1/2007   Actual/360     872,592        120              0           120
    5      3406386     5/23/2007    7/1/2007   Actual/360     819,803        120              0           120

    6        104       1/25/2007    3/1/2007   Actual/360     857,581         60              0            60
   6.1       104
   6.2       104
   6.3       104
   6.4       104
   6.5       104
   6.6       104
   6.7       104

    7      3406646     4/10/2007    6/1/2007   Actual/360     818,768        120              0           120
    8      3406563     3/30/2007    5/1/2007   Actual/360     788,220        126              0           126

    9        100       4/30/2007    6/6/2007   Actual/360     593,547        120              0           120
   9.1      100.10
   9.2      100.02
   9.3      100.01
   9.4      100.03
   9.5      100.09
   9.6      100.04
   9.7      100.06
   9.8      100.05
   9.9      100.08
  9.10      100.07

   10        200       4/17/2007    6/6/2007   Actual/360     481,682        120              0           120
  10.1      200.01
  10.2      200.03
  10.3      200.05
  10.4      200.04
  10.5      200.02

   11        102       6/5/2007     8/1/2007   Actual/360     470,123         84              0            84
   12        300       4/2/2007     5/6/2007   Actual/360     270,003         60              0            60
   13      3405751     2/27/2007    4/1/2007   Actual/360     263,765        120              0           120
   14      3400017     5/31/2007    7/1/2007   Actual/360     290,517        120             360           60
   15        400       2/1/2006     3/1/2006   Actual/360     323,303        120             360           24
   16      3405766     2/27/2007    4/1/2007   Actual/360     216,625        120              0           120
   17      3405845     3/29/2007    5/1/2007   Actual/360     172,968        120              0           120
   18      3405753     2/27/2007    4/1/2007   Actual/360     173,431        120              0           120
   19      3405768     2/27/2007    4/1/2007   Actual/360     173,102        120              0           120
   20      3405754     2/27/2007    4/1/2007   Actual/360     158,863        120              0           120
   21      3405755     2/27/2007    4/1/2007   Actual/360     133,506        120              0           120
   22      3405961     5/30/2007    7/1/2007   Actual/360     134,071         84              0            84
   23      3405756     2/27/2007    4/1/2007   Actual/360     128,204        120              0           120
   24       23582      5/3/2007     7/1/2007   Actual/360     160,060        180             360          120

   25      3405932     4/13/2007    6/1/2007   Actual/360     124,186        120              0           120
  25.1     3405932
  25.2     3405932
  25.3     3405932
  25.4     3405932

   26      3405772     2/27/2007    4/1/2007   Actual/360     107,230        120              0           120
   27      3405773     2/27/2007    4/1/2007   Actual/360     106,656        120              0           120
   28        500       4/19/2007    6/1/2007   Actual/360     102,383        120              0           120
   29      3404645     5/11/2007    7/1/2007   Actual/360     125,961        120             360           48
   30        600       3/15/2007    5/6/2007   Actual/360     101,744        120              0           120
   31      3406314     3/29/2007    5/1/2007   Actual/360     114,875        120             360           39

   32      3403893    10/31/2006   12/1/2006   Actual/360     112,574         84             360           60
  32.1     3403893
  32.2     3403893
  32.3     3403893
  32.4     3403893
  32.5     3403893
  32.6     3403893
  32.7     3403893
  32.8     3403893

   33      3404734     2/1/2007     3/1/2007   Actual/360     107,081        120             360           60
   34      3404317    12/15/2006    2/1/2007   Actual/360     102,227        120             360           36
   35        700       5/1/2007     6/6/2007   Actual/360     87,848          60              0            60
   36      3406182     4/27/2007    6/1/2007   Actual/360     82,101         120              0           120
   37      3405700     3/22/2007    5/1/2007   Actual/360     100,171        120             360           60
   38        800       2/28/2007    4/6/2007   Actual/360     83,640          60              0            60
   39      3405457     5/31/2007    7/1/2007     30/360       72,734         120              0           120
   40       59758     12/13/2006    2/1/2007   Actual/360     93,108         120             360           24
   41       20953      3/9/2007     5/1/2007   Actual/360     92,391         120             360           60
   42        900       6/28/2007    8/1/2007   Actual/360     85,230          60              0            60
   43      3405759     2/27/2007    4/1/2007   Actual/360     67,426         120              0           120
   44        1000      5/15/2007    7/1/2007   Actual/360     64,940          60              0            60

   45      3404076     6/7/2007     8/1/2007   Actual/360     84,683         120             360           0
  45.1     3404076
  45.2     3404076

   46      3402392     3/21/2007    5/1/2007   Actual/360     81,901         120             360           60
   47      3405760     2/27/2007    4/1/2007   Actual/360     62,841         120              0           120
   48      90001146    4/27/2007    6/1/2007   Actual/360     76,073         120             360           0
   49      3403580    11/22/2006    1/1/2007   Actual/360     73,361         120             360           0
   50      3404871     4/30/2007    6/1/2007   Actual/360     70,982         120             360           60
   51      90001158    4/11/2007    6/1/2007   Actual/360     66,746         120             360           0
   52      3405887     5/24/2007    7/1/2007     30/360       52,809          60              0            60
   53      3405454     5/30/2007    7/1/2007     30/360       48,325         120              0           120
   54        1100      5/4/2007     6/7/2007   Actual/360     61,214         120             360           60
   55       22651      5/8/2007     7/1/2007   Actual/360     60,003         120             360           36
   56      3405684     4/17/2007    6/1/2007   Actual/360     50,217         120              0           120
   57      3405449     5/30/2007    7/1/2007     30/360       45,754         120              0           120
   58      3405776     2/27/2007    4/1/2007   Actual/360     46,710         120              0           120
   59      3405466     5/18/2007    7/1/2007     30/360       45,629         120              0           120
   60      3402090     5/11/2007    7/1/2007   Actual/360     61,395         120             360           36
   61      3405762     2/27/2007    4/1/2007   Actual/360     46,479         120              0           120
   62      9000655     7/17/2006    9/1/2006   Actual/360     52,444         120              0           120
   63      3406322     5/11/2007    7/1/2007   Actual/360     46,532         120              0           120
   64      3406266     5/14/2007    7/1/2007   Actual/360     58,688         120             360           60
   65      3405691     4/2/2007     6/1/2007   Actual/360     56,934         120             360           60
   66      9000658     7/17/2006    9/1/2006   Actual/360     51,557         120              0           120
   67      9000606     7/17/2006    9/1/2006   Actual/360     51,453         120              0           120
   68      3405458     5/22/2007    7/1/2007     30/360       44,135         120              0           120
   69      3405456     5/25/2007    7/1/2007     30/360       43,934         120              0           120
   70      3401449     6/16/2006    8/1/2006   Actual/360     57,043         120             360           36
   71        1200      3/1/2007     4/6/2007   Actual/360     55,029         120             360           60
   72      3405460     5/22/2007    7/1/2007     30/360       42,136         120              0           120
   73      90001059    6/20/2007    8/1/2007   Actual/360     45,594          60              0            60

   74        1400      5/4/2007     6/7/2007   Actual/360     51,974         120             360           60
  74.1     1400.01
  74.2     1400.02

   75        1300      5/8/2007     7/6/2007   Actual/360     53,049         120             360           36
  75.1     1300.01
  75.2     1300.02

   76      90001232    6/22/2007    8/1/2007   Actual/360     52,846         120             336           0
   77       22442      4/25/2007    6/1/2007   Actual/360     48,990         120             360           36
   78      3400184     6/1/2006     7/1/2006   Actual/360     52,763         120             360           12
   79      3405459     5/30/2007    7/1/2007     30/360       38,026         120              0           120
   80        1500      3/29/2007    5/6/2007   Actual/360     48,860         120             360           24
   81      3405451     5/30/2007    7/1/2007     30/360       37,607         120              0           120
   82      3403583    11/22/2006    1/1/2007   Actual/360     49,693         120             360           0
   83      3405447     5/16/2007    7/1/2007     30/360       36,935         120              0           120
   84      3402366    11/22/2006    1/1/2007   Actual/360     48,270         120             360           0
   85      3406097     4/30/2007    6/1/2007   Actual/360     39,014          84              0            84
   86      3405077     4/5/2007     6/1/2007   Actual/360     46,371         120             360           24
   87      3405888     5/31/2007    7/1/2007     30/360       37,917          60              0            60
   88      3405452     5/30/2007    7/1/2007     30/360       34,812         120              0           120
   89      3405445     5/16/2007    7/1/2007     30/360       34,767         120              0           120
   90      3404899     5/11/2007    7/1/2007   Actual/360     45,414         120             360           36
   91      3405462     5/22/2007    7/1/2007     30/360       33,957         120              0           120
   92        1600      5/4/2007     6/7/2007   Actual/360     43,312         120             360           60
   93      3404238     5/18/2007    7/1/2007   Actual/360     37,210         120              0           120
   94      9000504     1/31/2007    3/1/2007   Actual/360     45,644         120             360           60
   95       23596      5/14/2007    7/1/2007   Actual/360     43,854         120             360           0
   96      9000502    12/29/2006    2/1/2007   Actual/360     47,159         120             360           0
   97       23127      5/17/2007    7/1/2007   Actual/360     42,768         120             360           60
   98      3402757     9/29/2006   11/1/2006   Actual/360     44,563         120             360           60
   99      90001274    4/17/2007    6/1/2007   Actual/360     41,698         120             360           0
   100     3405448     5/25/2007    7/1/2007     30/360       30,657         120              0           120
   101     3406643     5/1/2007     6/1/2007   Actual/360     39,423         120             360           60
   102     90001170    4/30/2007    6/1/2007   Actual/360     38,248         120             360           0
   103     3405985     4/23/2007    6/1/2007   Actual/360     37,805         120             360           0
   104     3405455     5/30/2007    7/1/2007     30/360       28,767         120              0           120
   105     3405450     5/31/2007    7/1/2007     30/360       27,467         120              0           120
   106     3405879     5/23/2007    7/1/2007     30/360       29,197          60              0            60
   107       1700      5/30/2007    7/6/2007   Actual/360     36,410         120             360           60
   108     9000389     5/31/2007    7/1/2007   Actual/360     35,373         120             360           0
   109     3405667     4/26/2007    6/1/2007   Actual/360     26,209         120              0           120
   110       1800      4/25/2007    6/6/2007   Actual/360     25,471          60              0            60
   111     3403586    11/22/2006    1/1/2007   Actual/360     28,843         120             360           0
   112     3405461     5/18/2007    7/1/2007     30/360       21,653         120              0           120
   113      23688      5/3/2007     7/1/2007   Actual/360     28,350         120             360           0
   114       2000      3/30/2007    5/6/2007   Actual/360     22,569         120              0           120
   115       1900      6/5/2007     7/6/2007   Actual/360     22,503         120              0           120
   116     3406000     4/6/2007     6/1/2007   Actual/360     21,641         120              0           120
   117     3402374    11/22/2006    1/1/2007   Actual/360     27,066         120             360           0
   118      19512      5/2/2007     7/1/2007   Actual/360     25,981         120             360           60

   119     3404557     5/25/2007    7/1/2007   Actual/360     13,672         120             360           36
   120     3404556     5/25/2007    7/1/2007   Actual/360     13,077         120             360           36

   121     3403007     12/1/2006    1/1/2007   Actual/360     27,284         120             360           24
   122      23871      5/16/2007    7/1/2007   Actual/360     27,870         120             300           0
   123      22608      2/9/2007     4/1/2007   Actual/360     25,472         120             360           72
   124     90001195    3/29/2007    5/1/2007   Actual/360     26,509         120             300           0
   125      23907      6/14/2007    8/1/2007   Actual/360     27,067         120             300           0
   126       2100      5/10/2007    7/6/2007   Actual/360     20,951          60              0            60
   127     3403584    11/22/2006    1/1/2007   Actual/360     24,974         120             360           0
   128      23448      5/10/2007    7/1/2007   Actual/360     22,794         120             360           0
   129     90001217    4/20/2007    6/1/2007   Actual/360     23,368          60             360           0
   130     3406597     5/21/2007    7/1/2007   Actual/360     23,013         120             360           36
   131     90001210    6/12/2007    8/1/2007   Actual/360     23,801         120             360           0
   132      23816      6/4/2007     8/1/2007   Actual/360     21,963         120             360           0
   133       2200      2/23/2007    4/6/2007   Actual/360     16,649         120              0           120
   134     90001289    5/15/2007    7/1/2007   Actual/360     19,906         120             360           24
   135     90001182    5/31/2007    7/1/2007   Actual/360     20,736         120             360           0
   136     3406220     5/2/2007     7/1/2007   Actual/360     19,756         120             360           0
   137     90001207    5/16/2007    7/1/2007   Actual/360     19,832         120             360           0
   138     3405465     5/25/2007    7/1/2007     30/360       14,599         120              0           120
   139      22322      4/26/2007    6/1/2007   Actual/360     18,740         120             360           36
   140     90001224    5/1/2007     7/1/2007   Actual/360     17,380         180             300           0
   141     3405463     5/30/2007    7/1/2007     30/360       12,097         120              0           120
   142     9000273     3/30/2007    5/1/2007   Actual/360     16,046         120             300           0
   143     90001155    4/5/2007     6/1/2007   Actual/360     14,029         120             360           0
   144     3405446     5/31/2007    7/1/2007     30/360       10,435         120              0           120
   145     3405464     5/25/2007    7/1/2007     30/360       10,145         120              0           120
   146      19187      4/19/2007    6/1/2007   Actual/360     13,128         120             360           0
   147     9000481     2/1/2007     3/1/2007   Actual/360     11,487         120             360           0
   148      23625      5/4/2007     7/1/2007   Actual/360      9,622         120             360           0
   149     90001294    6/18/2007    8/1/2007   Actual/360      9,138         120             360           0
   150     9000882     6/8/2007     8/1/2007   Actual/360      8,146         180             360           0
   151     90001100    5/24/2007    7/1/2007   Actual/360      8,238         120             300           0
-----------------------------------------------------------------------------------------------------------------

=================================================================================================================

                                     REMAINING
                                      TERM TO
             LOAN      SEASONING     MATURITY     MATURITY   CROSS-COLLATERALIZED        RELATED
SEQUENCE    NUMBER     (PAYMENTS)   (PAYMENTS)      DATE             LOANS                LOANS
--------    ------     ----------   ----------    --------   --------------------        -------

    1       3406070        2            118       5/1/2017            No                   No
    2         101          4            56        3/1/2012            No                   No
    3       3405209        4            56        3/1/2012            No                   No
    4       3406713        2            118       5/1/2017            No                   No
    5       3406386        1            119       6/1/2017            No                   No

    6         104          5            55        2/1/2012            No                   No
   6.1        104
   6.2        104
   6.3        104
   6.4        104
   6.5        104
   6.6        104
   6.7        104

    7       3406646        2            118       5/1/2017            No                   No
    8       3406563        3            123      10/1/2017            No                   No

    9         100          2            118       5/6/2017            No                   No
   9.1      100.10
   9.2      100.02
   9.3      100.01
   9.4      100.03
   9.5      100.09
   9.6      100.04
   9.7      100.06
   9.8      100.05
   9.9      100.08
  9.10      100.07

   10         200          2            118       5/6/2017            No                   No
  10.1      200.01
  10.2      200.03
  10.3      200.05
  10.4      200.04
  10.5      200.02

   11         102          0            84        7/1/2014            No                   No
   12         300          3            57        4/6/2012            No                   No
   13       3405751        4            116       3/1/2017            No             BACM 2007-3 A
   14       3400017        1            119       6/1/2017            No                   No
   15         400          17           103       2/1/2016            No                   No
   16       3405766        4            116       3/1/2017            No             BACM 2007-3 A
   17       3405845        3            117       4/1/2017            No                   No
   18       3405753        4            116       3/1/2017            No             BACM 2007-3 A
   19       3405768        4            116       3/1/2017            No             BACM 2007-3 A
   20       3405754        4            116       3/1/2017            No             BACM 2007-3 A
   21       3405755        4            116       3/1/2017            No             BACM 2007-3 A
   22       3405961        1            83        6/1/2014            No                   No
   23       3405756        4            116       3/1/2017            No             BACM 2007-3 A
   24        23582         1            179       6/1/2022            No                   No

   25       3405932        2            118       5/1/2017            No                   No
  25.1      3405932
  25.2      3405932
  25.3      3405932
  25.4      3405932

   26       3405772        4            116       3/1/2017            No             BACM 2007-3 A
   27       3405773        4            116       3/1/2017            No             BACM 2007-3 A
   28         500          2            118       5/1/2017            No                   No
   29       3404645        1            119       6/1/2017            No             BACM 2007-3 D
   30         600          3            117       4/6/2017            No                   No
   31       3406314        3            117       4/1/2017            No                   No

   32       3403893        8            76       11/1/2013            No                   No
  32.1      3403893
  32.2      3403893
  32.3      3403893
  32.4      3403893
  32.5      3403893
  32.6      3403893
  32.7      3403893
  32.8      3403893

   33       3404734        5            115       2/1/2017            No                   No
   34       3404317        6            114       1/1/2017            No             BACM 2007-3 D
   35         700          2            58        5/6/2012            No                   No
   36       3406182        2            118       5/1/2017            No                   No
   37       3405700        3            117       4/1/2017            No                   No
   38         800          4            56        3/6/2012            No                   No
   39       3405457        1            119       6/1/2017            No             BACM 2007-3 B
   40        59758         6            114       1/1/2017            No                   No
   41        20953         3            117       4/1/2017            No             BACM 2007-3 G
   42         900          0            60        7/1/2012            No                   No
   43       3405759        4            116       3/1/2017            No             BACM 2007-3 A
   44        1000          1            59        6/1/2012            No                   No

   45       3404076        0            120       7/1/2017            No                   No
  45.1      3404076
  45.2      3404076

   46       3402392        3            117       4/1/2017            No                   No
   47       3405760        4            116       3/1/2017            No             BACM 2007-3 A
   48      90001146        2            118       5/1/2017            No                   No
   49       3403580        7            113      12/1/2016            No             BACM 2007-3 C
   50       3404871        2            118       5/1/2017            No                   No
   51      90001158        2            118       5/1/2017            No                   No
   52       3405887        1            59        6/1/2012            No             BACM 2007-3 B
   53       3405454        1            119       6/1/2017            No             BACM 2007-3 B
   54        1100          2            118       5/7/2017            No             BACM 2007-3 F
   55        22651         1            119       6/1/2017            No                   No
   56       3405684        2            118       5/1/2017            No             BACM 2007-3 H
   57       3405449        1            119       6/1/2017            No             BACM 2007-3 B
   58       3405776        4            116       3/1/2017            No             BACM 2007-3 A
   59       3405466        1            119       6/1/2017            No             BACM 2007-3 B
   60       3402090        1            119       6/1/2017            No                   No
   61       3405762        4            116       3/1/2017            No             BACM 2007-3 A
   62       9000655        11           109       8/1/2016            No             BACM 2007-3 E
   63       3406322        1            119       6/1/2017            No                   No
   64       3406266        1            119       6/1/2017            No                   No
   65       3405691        2            118       5/1/2017            No                   No
   66       9000658        11           109       8/1/2016            No             BACM 2007-3 E
   67       9000606        11           109       8/1/2016            No             BACM 2007-3 E
   68       3405458        1            119       6/1/2017            No             BACM 2007-3 B
   69       3405456        1            119       6/1/2017            No             BACM 2007-3 B
   70       3401449        12           108       7/1/2016            No                   No
   71        1200          4            116       3/6/2017            No             BACM 2007-3 I
   72       3405460        1            119       6/1/2017            No             BACM 2007-3 B
   73      90001059        0            60        7/1/2012            No                   No

   74        1400          2            118       5/7/2017            No             BACM 2007-3 F
  74.1      1400.01
  74.2      1400.02

   75        1300          1            119       6/6/2017            No                   No
  75.1      1300.01
  75.2      1300.02

   76      90001232        0            120       7/1/2017            No                   No
   77        22442         2            118       5/1/2017            No                   No
   78       3400184        13           107       6/1/2016            No                   No
   79       3405459        1            119       6/1/2017            No             BACM 2007-3 B
   80        1500          3            117       4/6/2017            No                   No
   81       3405451        1            119       6/1/2017            No             BACM 2007-3 B
   82       3403583        7            113      12/1/2016            No             BACM 2007-3 C
   83       3405447        1            119       6/1/2017            No             BACM 2007-3 B
   84       3402366        7            113      12/1/2016            No             BACM 2007-3 C
   85       3406097        2            82        5/1/2014            No                   No
   86       3405077        2            118       5/1/2017            No                   No
   87       3405888        1            59        6/1/2012            No             BACM 2007-3 B
   88       3405452        1            119       6/1/2017            No             BACM 2007-3 B
   89       3405445        1            119       6/1/2017            No             BACM 2007-3 B
   90       3404899        1            119       6/1/2017            No                   No
   91       3405462        1            119       6/1/2017            No             BACM 2007-3 B
   92        1600          2            118       5/7/2017            No             BACM 2007-3 F
   93       3404238        1            119       6/1/2017            No                   No
   94       9000504        5            115       2/1/2017            No                   No
   95        23596         1            119       6/1/2017            No                   No
   96       9000502        6            114       1/1/2017            No                   No
   97        23127         1            119       6/1/2017            No                   No
   98       3402757        9            111      10/1/2016            No                   No
   99      90001274        2            118       5/1/2017            No                   No
   100      3405448        1            119       6/1/2017            No             BACM 2007-3 B
   101      3406643        2            118       5/1/2017            No                   No
   102     90001170        2            118       5/1/2017            No                   No
   103      3405985        2            118       5/1/2017            No                   No
   104      3405455        1            119       6/1/2017            No             BACM 2007-3 B
   105      3405450        1            119       6/1/2017            No             BACM 2007-3 B
   106      3405879        1            59        6/1/2012            No             BACM 2007-3 B
   107       1700          1            119       6/6/2017            No                   No
   108      9000389        1            119       6/1/2017            No                   No
   109      3405667        2            118       5/1/2017            No                   No
   110       1800          2            58        5/6/2012            No                   No
   111      3403586        7            113      12/1/2016            No             BACM 2007-3 C
   112      3405461        1            119       6/1/2017            No             BACM 2007-3 B
   113       23688         1            119       6/1/2017            No                   No
   114       2000          3            117       4/6/2017            No             BACM 2007-3 I
   115       1900          1            119       6/6/2017            No                   No
   116      3406000        2            118       5/1/2017            No             BACM 2007-3 H
   117      3402374        7            113      12/1/2016            No             BACM 2007-3 C
   118       19512         1            119       6/1/2017            No                   No

   119      3404557        1            119       6/1/2017            Yes            BACM 2007-3 K
   120      3404556        1            119       6/1/2017            Yes            BACM 2007-3 K

   121      3403007        7            113      12/1/2016            No                   No
   122       23871         1            119       6/1/2017            No             BACM 2007-3 J
   123       22608         4            116       3/1/2017            No             BACM 2007-3 G
   124     90001195        3            117       4/1/2017            No                   No
   125       23907         0            120       7/1/2017            No             BACM 2007-3 J
   126       2100          1            59        6/6/2012            No                   No
   127      3403584        7            113      12/1/2016            No             BACM 2007-3 C
   128       23448         1            119       6/1/2017            No                   No
   129     90001217        2            58        5/1/2012            No                   No
   130      3406597        1            119       6/1/2017            No                   No
   131     90001210        0            120       7/1/2017            No                   No
   132       23816         0            120       7/1/2017            No                   No
   133       2200          4            116       3/6/2017            No                   No
   134     90001289        1            119       6/1/2017            No                   No
   135     90001182        1            119       6/1/2017            No                   No
   136      3406220        1            119       6/1/2017            No                   No
   137     90001207        1            119       6/1/2017            No                   No
   138      3405465        1            119       6/1/2017            No             BACM 2007-3 B
   139       22322         2            118       5/1/2017            No                   No
   140     90001224        1            179       6/1/2022            No                   No
   141      3405463        1            119       6/1/2017            No             BACM 2007-3 B
   142      9000273        3            117       4/1/2017            No                   No
   143     90001155        2            118       5/1/2017            No                   No
   144      3405446        1            119       6/1/2017            No             BACM 2007-3 B
   145      3405464        1            119       6/1/2017            No             BACM 2007-3 B
   146       19187         2            118       5/1/2017            No                   No
   147      9000481        5            115       2/1/2017            No                   No
   148       23625         1            119       6/1/2017            No                   No
   149     90001294        0            120       7/1/2017            No                   No
   150      9000882        0            180       7/1/2022            No                   No
   151     90001100        1            119       6/1/2017            No                   No
-----------------------------------------------------------------------------------------------------

=====================================================================================================

             LOAN
SEQUENCE    NUMBER                 PREPAYMENT PENALTY DESCRIPTION (PAYMENTS)                   YIELD MAINTENANCE TYPE
--------    ------                 -----------------------------------------                   ----------------------

   1       3406070                        LO(114)/OPEN(6)/DEFEASANCE
   2         101                       LO(24)/GRTR1%PPMTorYM(33)/OPEN(3)                            Int Diff MEY
   3       3405209                         LO(56)/OPEN(4)/DEFEASANCE
   4       3406713                        LO(113)/OPEN(7)/DEFEASANCE
   5       3406386       LO(25)/DEFEASANCE(12)/GRTR1%PPMTorYMorDEFEASANCE(77)/OPEN(6)               Int Diff MEY

   6         104                       LO(23)/GRTR1%PPMTorYM(34)/OPEN(3)                            Int Diff MEY
  6.1        104
  6.2        104
  6.3        104
  6.4        104
  6.5        104
  6.6        104
  6.7        104

   7       3406646                        LO(116)/OPEN(4)/DEFEASANCE
   8       3406563                     YM(27)/YMorDEFEASANCE(92)/OPEN(7)                            Int Diff MEY

   9         100                          LO(119)/OPEN(1)/DEFEASANCE
  9.1       100.10
  9.2       100.02
  9.3       100.01
  9.4       100.03
  9.5       100.09
  9.6       100.04
  9.7       100.06
  9.8       100.05
  9.9       100.08
  9.10      100.07

   10        200                          LO(116)/OPEN(4)/DEFEASANCE
  10.1      200.01
  10.2      200.03
  10.3      200.05
  10.4      200.04
  10.5      200.02

   11        102                           LO(77)/OPEN(7)/DEFEASANCE
   12        300                          LO(47)/OPEN(13)/DEFEASANCE
   13      3405751      LO(24)/GRTR1%PPMTorYM(4)/GRTR1%PPMTorYMorDEFEASANCE(85)/OPEN(7)             Int Diff MEY
   14      3400017                        LO(117)/OPEN(3)/DEFEASANCE
   15        400                          LO(118)/OPEN(2)/DEFEASANCE
   16      3405766      LO(24)/GRTR1%PPMTorYM(4)/GRTR1%PPMTorYMorDEFEASANCE(85)/OPEN(7)             Int Diff MEY
   17      3405845       LO(27)/DEFEASANCE(20)/GRTR1%PPMTorYMorDEFEASANCE(70)/OPEN(3)               Int Diff MEY
   18      3405753      LO(24)/GRTR1%PPMTorYM(4)/GRTR1%PPMTorYMorDEFEASANCE(85)/OPEN(7)             Int Diff MEY
   19      3405768      LO(24)/GRTR1%PPMTorYM(4)/GRTR1%PPMTorYMorDEFEASANCE(85)/OPEN(7)             Int Diff MEY
   20      3405754      LO(24)/GRTR1%PPMTorYM(4)/GRTR1%PPMTorYMorDEFEASANCE(85)/OPEN(7)             Int Diff MEY
   21      3405755      LO(24)/GRTR1%PPMTorYM(4)/GRTR1%PPMTorYMorDEFEASANCE(85)/OPEN(7)             Int Diff MEY
   22      3405961                         LO(80)/OPEN(4)/DEFEASANCE
   23      3405756      LO(24)/GRTR1%PPMTorYM(4)/GRTR1%PPMTorYMorDEFEASANCE(85)/OPEN(7)             Int Diff MEY
   24       23582                         LO(176)/OPEN(4)/DEFEASANCE

   25      3405932                        LO(116)/OPEN(4)/DEFEASANCE
  25.1     3405932
  25.2     3405932
  25.3     3405932
  25.4     3405932

   26      3405772      LO(24)/GRTR1%PPMTorYM(4)/GRTR1%PPMTorYMorDEFEASANCE(85)/OPEN(7)             Int Diff MEY
   27      3405773      LO(24)/GRTR1%PPMTorYM(4)/GRTR1%PPMTorYMorDEFEASANCE(85)/OPEN(7)             Int Diff MEY
   28        500                          LO(113)/OPEN(7)/DEFEASANCE
   29      3404645                        LO(117)/OPEN(3)/DEFEASANCE
   30        600                          LO(117)/OPEN(3)/DEFEASANCE
   31      3406314                        LO(116)/OPEN(4)/DEFEASANCE

   32      3403893                    LO(36)/GRTR1%PPMTorYM(23)/OPEN(25)                            Int Diff MEY
  32.1     3403893
  32.2     3403893
  32.3     3403893
  32.4     3403893
  32.5     3403893
  32.6     3403893
  32.7     3403893
  32.8     3403893

   33      3404734                        LO(116)/OPEN(4)/DEFEASANCE
   34      3404317                        LO(117)/OPEN(3)/DEFEASANCE
   35        700                          LO(35)/OPEN(25)/DEFEASANCE
   36      3406182                        LO(116)/OPEN(4)/DEFEASANCE
   37      3405700                     LO(48)/GRTR1%PPMTorYM(67)/OPEN(5)                            Int Diff MEY
   38        800                           LO(56)/OPEN(4)/DEFEASANCE
   39      3405457                     LO(35)/GRTR1%PPMTorYM(83)/OPEN(2)                            Int Diff BEY
   40       59758                         LO(116)/OPEN(4)/DEFEASANCE
   41       20953                         LO(113)/OPEN(7)/DEFEASANCE
   42        900                LO(24)/3%PPMT(12)/2%PPMT(12)/1%PPMT(9)/OPEN(3)                      Fixed Penalty
   43      3405759      LO(24)/GRTR1%PPMTorYM(4)/GRTR1%PPMTorYMorDEFEASANCE(85)/OPEN(7)             Int Diff MEY
   44        1000                          LO(56)/OPEN(4)/DEFEASANCE

   45      3404076                        LO(117)/OPEN(3)/DEFEASANCE
  45.1     3404076
  45.2     3404076

   46      3402392                        LO(116)/OPEN(4)/DEFEASANCE
   47      3405760      LO(24)/GRTR1%PPMTorYM(4)/GRTR1%PPMTorYMorDEFEASANCE(85)/OPEN(7)             Int Diff MEY
   48      90001146                       LO(116)/OPEN(4)/DEFEASANCE
   49      3403580                        LO(117)/OPEN(3)/DEFEASANCE
   50      3404871                        LO(116)/OPEN(4)/DEFEASANCE
   51      90001158                       LO(116)/OPEN(4)/DEFEASANCE
   52      3405887                     LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)                            Int Diff BEY
   53      3405454                     LO(35)/GRTR1%PPMTorYM(83)/OPEN(2)                            Int Diff BEY
   54        1100                         LO(116)/OPEN(4)/DEFEASANCE
   55       22651                         LO(115)/OPEN(5)/DEFEASANCE
   56      3405684                        LO(117)/OPEN(3)/DEFEASANCE
   57      3405449                     LO(35)/GRTR1%PPMTorYM(83)/OPEN(2)                            Int Diff BEY
   58      3405776      LO(24)/GRTR1%PPMTorYM(4)/GRTR1%PPMTorYMorDEFEASANCE(85)/OPEN(7)             Int Diff MEY
   59      3405466                     LO(35)/GRTR1%PPMTorYM(83)/OPEN(2)                            Int Diff BEY
   60      3402090                        LO(117)/OPEN(3)/DEFEASANCE
   61      3405762      LO(24)/GRTR1%PPMTorYM(4)/GRTR1%PPMTorYMorDEFEASANCE(85)/OPEN(7)             Int Diff MEY
   62      9000655                     LO(59)/GRTR1%PPMTorYM(58)/OPEN(3)                               NPV MEY
   63      3406322                        LO(117)/OPEN(3)/DEFEASANCE
   64      3406266                        LO(114)/OPEN(6)/DEFEASANCE
   65      3405691                        LO(116)/OPEN(4)/DEFEASANCE
   66      9000658                     LO(59)/GRTR1%PPMTorYM(58)/OPEN(3)                               NPV MEY
   67      9000606                     LO(59)/GRTR1%PPMTorYM(58)/OPEN(3)                               NPV MEY
   68      3405458                     LO(35)/GRTR1%PPMTorYM(83)/OPEN(2)                            Int Diff BEY
   69      3405456                     LO(35)/GRTR1%PPMTorYM(83)/OPEN(2)                            Int Diff BEY
   70      3401449                        LO(116)/OPEN(4)/DEFEASANCE
   71        1200                         LO(119)/OPEN(1)/DEFEASANCE
   72      3405460                     LO(35)/GRTR1%PPMTorYM(83)/OPEN(2)                            Int Diff BEY
   73      90001059                        LO(56)/OPEN(4)/DEFEASANCE

   74        1400                         LO(116)/OPEN(4)/DEFEASANCE
  74.1     1400.01
  74.2     1400.02

   75        1300                         LO(116)/OPEN(4)/DEFEASANCE
  75.1     1300.01
  75.2     1300.02

   76      90001232                       LO(116)/OPEN(4)/DEFEASANCE
   77       22442                      LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)                               NPV BEY
   78      3400184                        LO(117)/OPEN(3)/DEFEASANCE
   79      3405459                     LO(35)/GRTR1%PPMTorYM(83)/OPEN(2)                            Int Diff BEY
   80        1500                         LO(119)/OPEN(1)/DEFEASANCE
   81      3405451                     LO(35)/GRTR1%PPMTorYM(83)/OPEN(2)                            Int Diff BEY
   82      3403583                        LO(117)/OPEN(3)/DEFEASANCE
   83      3405447                     LO(35)/GRTR1%PPMTorYM(83)/OPEN(2)                            Int Diff BEY
   84      3402366                        LO(117)/OPEN(3)/DEFEASANCE
   85      3406097                     LO(35)/GRTR1%PPMTorYM(45)/OPEN(4)                            Int Diff MEY
   86      3405077                        LO(117)/OPEN(3)/DEFEASANCE
   87      3405888                     LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)                            Int Diff BEY
   88      3405452                     LO(35)/GRTR1%PPMTorYM(83)/OPEN(2)                            Int Diff BEY
   89      3405445                     LO(35)/GRTR1%PPMTorYM(83)/OPEN(2)                            Int Diff BEY
   90      3404899                        LO(116)/OPEN(4)/DEFEASANCE
   91      3405462                     LO(35)/GRTR1%PPMTorYM(83)/OPEN(2)                            Int Diff BEY
   92        1600                         LO(116)/OPEN(4)/DEFEASANCE
   93      3404238                        LO(116)/OPEN(4)/DEFEASANCE
   94      9000504                        LO(116)/OPEN(4)/DEFEASANCE
   95       23596                         LO(116)/OPEN(4)/DEFEASANCE
   96      9000502                        LO(116)/OPEN(4)/DEFEASANCE
   97       23127                         LO(116)/OPEN(4)/DEFEASANCE
   98      3402757                     LO(22)/GRTR1%PPMTorYM(95)/OPEN(3)                            Int Diff MEY
   99      90001274                       LO(116)/OPEN(4)/DEFEASANCE
  100      3405448                     LO(35)/GRTR1%PPMTorYM(83)/OPEN(2)                            Int Diff BEY
  101      3406643                        LO(117)/OPEN(3)/DEFEASANCE
  102      90001170                       LO(116)/OPEN(4)/DEFEASANCE
  103      3405985                     LO(36)/GRTR1%PPMTorYM(80)/OPEN(4)                            Int Diff MEY
  104      3405455                     LO(35)/GRTR1%PPMTorYM(83)/OPEN(2)                            Int Diff BEY
  105      3405450                     LO(35)/GRTR1%PPMTorYM(83)/OPEN(2)                            Int Diff BEY
  106      3405879                     LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)                            Int Diff BEY
  107        1700                         LO(119)/OPEN(1)/DEFEASANCE
  108      9000389                        LO(116)/OPEN(4)/DEFEASANCE
  109      3405667                        LO(107)/OPEN(13)/DEFEASANCE
  110        1800                         GRTR1%PPMTorYM(56)/OPEN(4)                                   NPV MEY
  111      3403586                        LO(117)/OPEN(3)/DEFEASANCE
  112      3405461                     LO(35)/GRTR1%PPMTorYM(83)/OPEN(2)                            Int Diff BEY
  113       23688                         LO(116)/OPEN(4)/DEFEASANCE
  114        2000                         LO(119)/OPEN(1)/DEFEASANCE
  115        1900                         LO(116)/OPEN(4)/DEFEASANCE
  116      3406000                        LO(117)/OPEN(3)/DEFEASANCE
  117      3402374                        LO(117)/OPEN(3)/DEFEASANCE
  118       19512                         LO(116)/OPEN(4)/DEFEASANCE

  119      3404557                        LO(117)/OPEN(3)/DEFEASANCE
  120      3404556                        LO(117)/OPEN(3)/DEFEASANCE

  121      3403007                        LO(117)/OPEN(3)/DEFEASANCE
  122       23871                         LO(116)/OPEN(4)/DEFEASANCE
  123       22608                         LO(113)/OPEN(7)/DEFEASANCE
  124      90001195                       LO(116)/OPEN(4)/DEFEASANCE
  125       23907                         LO(116)/OPEN(4)/DEFEASANCE
  126        2100                          LO(59)/OPEN(1)/DEFEASANCE
  127      3403584                        LO(117)/OPEN(3)/DEFEASANCE
  128       23448                         LO(116)/OPEN(4)/DEFEASANCE
  129      90001217                        LO(56)/OPEN(4)/DEFEASANCE
  130      3406597                        LO(117)/OPEN(3)/DEFEASANCE
  131      90001210                       LO(116)/OPEN(4)/DEFEASANCE
  132       23816                      LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)                               NPV BEY
  133        2200                         GRTR1%PPMTorYM(119)/OPEN(1)                                  NPV MEY
  134      90001289                       LO(116)/OPEN(4)/DEFEASANCE
  135      90001182                       LO(116)/OPEN(4)/DEFEASANCE
  136      3406220                        LO(117)/OPEN(3)/DEFEASANCE
  137      90001207                       LO(116)/OPEN(4)/DEFEASANCE
  138      3405465                     LO(35)/GRTR1%PPMTorYM(83)/OPEN(2)                            Int Diff BEY
  139       22322                         LO(116)/OPEN(4)/DEFEASANCE
  140      90001224                       LO(176)/OPEN(4)/DEFEASANCE
  141      3405463                     LO(35)/GRTR1%PPMTorYM(83)/OPEN(2)                            Int Diff BEY
  142      9000273                        LO(116)/OPEN(4)/DEFEASANCE
  143      90001155                       LO(116)/OPEN(4)/DEFEASANCE
  144      3405446                     LO(35)/GRTR1%PPMTorYM(83)/OPEN(2)                            Int Diff BEY
  145      3405464                     LO(35)/GRTR1%PPMTorYM(83)/OPEN(2)                            Int Diff BEY
  146       19187                         LO(116)/OPEN(4)/DEFEASANCE
  147      9000481                     LO(29)/GRTR1%PPMTorYM(87)/OPEN(4)                               NPV MEY
  148       23625                         LO(116)/OPEN(4)/DEFEASANCE
  149      90001294                       LO(116)/OPEN(4)/DEFEASANCE
  150      9000882                        LO(176)/OPEN(4)/DEFEASANCE
  151      90001100                       LO(116)/OPEN(4)/DEFEASANCE
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

                                     ANNEX A
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

             LOAN     LOAN
SEQUENCE    NUMBER    GROUP   LOAN ORIGINATOR   PROPERTY NAME
--------    ------    -----   ---------------   -------------

    1       3406070     2     BofA              Presidential Towers
    2         101       1     HRECC             Renaissance Mayflower Hotel
    3       3405209     1     BofA              One Park Avenue
    4       3406713     1     BofA              Pacific Shores Building 9 & 10
    5       3406386     1     BofA              Hilton Anatole

    6         104       2     HRECC             ROCKWOOD ROSS MULTIFAMILY (ROLLUP)
   6.1        104       2     HRECC             Cypress Creek
   6.2        104       2     HRECC             Glen Oaks
   6.3        104       2     HRECC             Park at Landmark
   6.4        104       2     HRECC             Summerlyn Place
   6.5        104       2     HRECC             Cambridge Crossing
   6.6        104       2     HRECC             Sutton Walk
   6.7        104       2     HRECC             Lenox Court

    7       3406646     1     BofA              Second & Seneca
    8       3406563     1     BofA              Pacifica Tower

    9         100       1     Eurohypo          HPI - GSA PORTFOLIO (ROLLUP)
   9.1      100.10      1     Eurohypo          6501 Beacon Drive Office Building
   9.2      100.02      1     Eurohypo          Immigration & Naturalization Services
   9.3      100.01      1     Eurohypo          U.S Treasury Financial Management
   9.4      100.03      1     Eurohypo          Social Security Administration Building
   9.5      100.09      1     Eurohypo          U.S. Courthouse
   9.6      100.04      1     Eurohypo          IRS Files Building
   9.7      100.06      1     Eurohypo          USDA Forest Service Building
   9.8      100.05      1     Eurohypo          Corps of Engineers
   9.9      100.08      1     Eurohypo          Sheppard Federal Building
  9.10      100.07      1     Eurohypo          U.S. National Parks Service

   10         200       1     Eurohypo          JQH HOTEL PORTFOLIO (ROLLUP)
  10.1      200.01      1     Eurohypo          Embassy Suites-Franklin
  10.2      200.03      1     Eurohypo          Renaissance Dallas Richardson Hotel
  10.3      200.05      1     Eurohypo          Embassy Suites-St. Charles
  10.4      200.04      1     Eurohypo          Residence Inn by Marriott
  10.5      200.02      1     Eurohypo          Courtyard by Marriott

   11         102       1     HRECC             Metropolis Shopping Center
   12         300       1     Eurohypo          Owings Mills 3
   13       3405751     1     BofA              Marketplace at Mill Creek
   14       3400017     1     BofA              Cascade Village Phase I
   15         400       1     Eurohypo          ChampionsGate Hotel
   16       3405766     1     BofA              Overlook at King of Prussia
   17       3405845     2     BofA              The Heights on West Campus
   18       3405753     1     BofA              Winslow Bay Commons
   19       3405768     1     BofA              Hiram Pavilion
   20       3405754     1     BofA              Stonecrest Marketplace
   21       3405755     1     BofA              Woodstock Square
   22       3405961     1     BofA              40 Court Street
   23       3405756     1     BofA              Boynton Commons
   24        23582      1     Bridger           Yuba City Marketplace

   25       3405932     1     BofA              PHILLY SELF STORAGE PORTFOLIO (ROLLUP)
  25.1      3405932     1     BofA              Philly Self Storage Portfolio - Philly Self Storage of Oregon
  25.2      3405932     1     BofA              Philly Self Storage Portfolio - Philly Self Storage of Lancaster
  25.3      3405932     1     BofA              Philly Self Storage Portfolio - Philly Self Storage of Germantown
  25.4      3405932     1     BofA              Philly Self Storage Portfolio - Philly Self Storage of Kensington

   26       3405772     1     BofA              Bartow Marketplace
   27       3405773     1     BofA              Gateway Market Center
   28         500       1     Eurohypo          252 7th Ave
   29       3404645     1     BofA              One Main Plaza
   30         600       1     Eurohypo          Cranberry Commons
   31       3406314     1     BofA              20285 Western Avenue

   32       3403893     1     BofA              EMPIRE SELF STORAGE PORTFOLIO (ROLLUP)
  32.1      3403893     1     BofA              Empire Self Storage Portfolio - Empire Self Storage Fontana
  32.2      3403893     1     BofA              Empire Self Storage Portfolio - Empire Self Storage Etiwanda
  32.3      3403893     1     BofA              Empire Self Storage Portfolio - Empire Self Storage Lake Elsinore
  32.4      3403893     1     BofA              Empire Self Storage Portfolio - Empire Self Storage Bloomington Cedar
  32.5      3403893     1     BofA              Empire Self Storage Portfolio - Empire Self Storage Hesperia
  32.6      3403893     1     BofA              Empire Self Storage Portfolio - Empire Self Storage Victorville
  32.7      3403893     1     BofA              Empire Self Storage Portfolio - Empire Self Storage Claremont
  32.8      3403893     1     BofA              Empire Self Storage Portfolio - Empire Self Storage Bloomington Linden

   33       3404734     1     BofA              12th & Walnut Streets Garage
   34       3404317     1     BofA              Airway Properties
   35         700       2     Eurohypo          Nantucket Creek
   36       3406182     1     BofA              Belk II
   37       3405700     1     BofA              Raley's at the Parkway
   38         800       1     Eurohypo          Garin Ranch
   39       3405457     1     BofA              Brandon Centre South
   40        59758      1     BofA              Montecito Marketplace
   41        20953      1     Bridger           North Park Business Park Portfolio 3
   42         900       1     Eurohypo          1001-1007 Third Ave
   43       3405759     1     BofA              Market Place
   44        1000       2     Eurohypo          Argosy Apartments

   45       3404076     2     BofA              SOMERSET I AND II (ROLLUP)
  45.1      3404076     2     BofA              Somerset I and II - Somerset I - Alsip, IL
  45.2      3404076     2     BofA              Somerset I and II - Somerset II

   46       3402392     1     BofA              Tracy Pavilion II
   47       3405760     1     BofA              Anderson Central
   48      90001146     1     SunTrust          Doubletree Augusta
   49       3403580     1     BofA              Marsh Warehouse 858
   50       3404871     1     BofA              Moreno Valley Business Park
   51      90001158     1     SunTrust          Hilton Garden Chattanooga
   52       3405887     1     BofA              Schneider Electric
   53       3405454     1     BofA              Heritage Heights
   54        1100       1     Eurohypo          375 Ballardvale Street
   55        22651      1     Bridger           The Shops at Dove Valley Ranch
   56       3405684     1     BofA              Crown Distributing Headquarters
   57       3405449     1     BofA              Custer Creek
   58       3405776     1     BofA              Paradise Place
   59       3405466     1     BofA              Riverview Village
   60       3402090     1     BofA              Marlboro Self Storage
   61       3405762     1     BofA              Gateway Plaza - Jacksonville
   62       9000655     1     SunTrust          ezStorage Corp. - Ruxton
   63       3406322     2     BofA              259-261 Broome Street
   64       3406266     1     BofA              6851 Veterans Boulevard
   65       3405691     1     BofA              655 Engineering
   66       9000658     1     SunTrust          ezStorage Corp. - Glen Burnie
   67       9000606     1     SunTrust          ezStorage Corp. - Lanham
   68       3405458     1     BofA              Hunters Glen Crossing
   69       3405456     1     BofA              The Highlands
   70       3401449     1     BofA              Fubonn Shopping Center
   71        1200       1     Eurohypo          Aspen Gardens
   72       3405460     1     BofA              Josey Oaks
   73      90001059     1     SunTrust          R Street Storage

   74        1400       1     Eurohypo          HOWLAND (ROLLUP)
  74.1      1400.01     1     Eurohypo          87 Concord Street
  74.2      1400.02     1     Eurohypo          7 Lopez Road

   75        1300       1     Eurohypo          HUNTSVILLE OFFICE & RETAIL PORTFOLIO (ROLLUP)
  75.1      1300.01     1     Eurohypo          6820 Moquin Drive
  75.2      1300.02     1     Eurohypo          Staples Center

   76      90001232     1     SunTrust          Surgical Associates of Richmond
   77        22442      2     Bridger           Alpine Village Apartments
   78       3400184     1     BofA              The Store Room - Pompano Beach
   79       3405459     1     BofA              Scofield Crossing
   80        1500       2     Eurohypo          Bella Vista Apartments
   81       3405451     1     BofA              Flower Mound Crossing
   82       3403583     1     BofA              Marsh Warehouse 851
   83       3405447     1     BofA              Cross Timbers Court
   84       3402366     1     BofA              Marsh Store 83
   85       3406097     2     BofA              23-25 & 27-29 East 124th Street
   86       3405077     1     BofA              Banco Plaza
   87       3405888     1     BofA              Market at Morse
   88       3405452     1     BofA              Hugh Howell
   89       3405445     1     BofA              14th Street Market
   90       3404899     1     BofA              El Mercado Center
   91       3405462     1     BofA              Park West Plaza
   92        1600       1     Eurohypo          14 Jewel Drive
   93       3404238     1     BofA              340 Flatbush Avenue Extension
   94       9000504     1     SunTrust          Hampton Inn Gainesville
   95        23596      1     Bridger           Hillsboro Center
   96       9000502     1     SunTrust          Freeman White
   97        23127      1     Bridger           Old Port Buildings
   98       3402757     1     BofA              Sierra Meadows Plaza
   99      90001274     1     SunTrust          Highland Pavilion
   100      3405448     1     BofA              East Gate
   101      3406643     1     BofA              Old Peachtree Commons
   102     90001170     1     SunTrust          Holiday Inn San Antonio
   103      3405985     1     BofA              Comfort Inn - Fairfield, NJ
   104      3405455     1     BofA              Fury's Ferry
   105      3405450     1     BofA              Bellerive Plaza
   106      3405879     1     BofA              Shallotte Commons
   107       1700       1     Eurohypo          Convention Center Garage
   108      9000389     2     SunTrust          East Village
   109      3405667     1     BofA              La Plaza Business Center - Bldg E
   110       1800       2     Eurohypo          500-506 West 172nd Street
   111      3403586     1     BofA              Marsh Store 53
   112      3405461     1     BofA              Market at Westlake
   113       23688      1     Bridger           Quietwater Business Park
   114       2000       1     Eurohypo          1701 Lake Robbins Drive
   115       1900       1     Eurohypo          5661-5669 Broadway
   116      3406000     1     BofA              Capitol Distributors
   117      3402374     1     BofA              Marsh Store 91
   118       19512      1     Bridger           Central Self-Storage Lafayette

                                                DEXTER MAGNETIC TECHNOLOGIES CROSSED LOANS
   119      3404557     1     BofA              Dexter Magnetic Technologies - Hicksville NY
   120      3404556     1     BofA              Dexter Magnetic Technologies - Elk Grove, IL

   121      3403007     1     BofA              Walgreens-Broadway
   122       23871      1     Bridger           Sleep Inn - Durham
   123       22608      1     Bridger           West Oaks Square
   124     90001195     2     SunTrust          Laurel Forest
   125       23907      1     Bridger           Sleep Inn Lake Norman
   126       2100       2     Eurohypo          Bishop Street
   127      3403584     1     BofA              Marsh Store 18
   128       23448      2     Bridger           Second Dimension Apartments
   129     90001217     1     SunTrust          Mercantile Bank
   130      3406597     1     BofA              Briarwood Shopping Village
   131     90001210     1     SunTrust          Newnan Medical Office
   132       23816      1     Bridger           Viona Ave Industrial
   133       2200       1     Eurohypo          70 E Lake Street
   134     90001289     1     SunTrust          All American Self Storage
   135     90001182     2     SunTrust          Hardin Apartments
   136      3406220     2     BofA              731 North St. Andrews Place
   137     90001207     1     SunTrust          Cheroot & Superior Building
   138      3405465     1     BofA              Shiloh Square
   139       22322      1     Bridger           ChemTreat Building
   140     90001224     1     SunTrust          AC White
   141      3405463     1     BofA              Suncreek Village
   142      9000273     1     SunTrust          Schaefer Industrial
   143     90001155     1     SunTrust          Grand K Warehouse
   144      3405446     1     BofA              Donelson Plaza
   145      3405464     1     BofA              Pioneer Plaza
   146       19187      1     Bridger           Islip Industrial
   147      9000481     1     SunTrust          Scottish Rite Building
   148       23625      1     Bridger           Wilcrest Retail
   149     90001294     1     SunTrust          Whiskey Bottom Bus Center
   150      9000882     1     SunTrust          Lafitte Square Office
   151     90001100     1     SunTrust          Rutledge Hill
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

             LOAN        APPRAISAL       APPRAISAL   CUT-OFF DATE   MATURITY DATE                  YEAR
SEQUENCE    NUMBER    VALUE (4)(5)(6)      DATE        LTV RATIO      LTV RATIO     YEAR BUILT   RENOVATED   OWNERSHIP INTEREST
--------    ------    ---------------   ----------   ------------   -------------   ----------   ---------   ------------------

   1       3406070     $500,000,000      3/14/2007       65.0%          65.0%          1983        2006              Fee
   2         101        285,000,000      1/1/2008        70.2%          70.2%          1925        2007              Fee
   3       3405209      569,300,000      2/13/2007       65.9%          65.9%          1925        2000              Fee
   4       3406713      251,500,000     11/29/2006       73.1%          73.1%          2001                          Fee
   5       3406386      500,000,000      3/14/2007       70.0%          70.0%          1979        2007         Fee/Leasehold

   6         104        519,100,000       Various        53.0%          53.0%         Various     Various            Fee
  6.1        104        153,700,000     12/20/2011                                     1947        1985              Fee
  6.2        104        126,100,000     12/20/2011                                     1979        2007              Fee
  6.3        104        99,300,000      12/18/2011                                     1988        2007              Fee
  6.4        104        66,000,000      12/11/2011                                     1963        2007              Fee
  6.5        104        28,600,000      12/27/2011                                     1965                          Fee
  6.6        104        30,700,000      12/27/2011                                     1966        1983              Fee
  6.7        104        14,700,000      12/27/2011                                     1975                          Fee

   7       3406646      234,000,000      4/4/2007        74.8%          74.8%          1967                          Fee
   8       3406563      207,100,000      5/16/2007       80.3%          80.3%          1990        2007              Fee

   9         100        161,290,000       Various        77.5%          77.5%         Various     Various       Fee/Leasehold
  9.1       100.10      53,000,000       3/12/2007                                     2000                          Fee
  9.2       100.02      18,900,000       3/13/2007                                     1978        1997              Fee
  9.3       100.01      21,400,000       3/15/2007                                     1994        2004              Fee
  9.4       100.03      14,100,000       3/17/2007                                     1997                          Fee
  9.5       100.09      11,900,000       3/5/2007                                      1999                       Leasehold
  9.6       100.04      11,590,000       3/9/2007                                      2003                     Fee/Leasehold
  9.7       100.06      11,400,000       3/5/2007                                      2001                       Leasehold
  9.8       100.05      10,300,000       3/5/2007                                      1995                          Fee
  9.9       100.08       4,300,000       3/19/2007                                     1999                     Fee/Leasehold
  9.10      100.07       4,400,000       3/5/2007                                      1992                          Fee

   10        200        205,600,000      3/1/2007        73.0%          73.0%         Various     Various       Fee/Leasehold
  10.1      200.01      66,200,000       3/1/2007                                      2001        2006              Fee
  10.2      200.03      55,000,000       3/1/2007                                      2001                          Fee
  10.3      200.05      36,100,000       3/1/2007                                      2005                       Leasehold
  10.4      200.04      25,200,000       3/1/2007                                      2001                          Fee
  10.5      200.02      23,100,000       3/1/2007                                      2000        2006              Fee

   11        102        129,000,000      5/1/2008        66.7%          66.7%          2005                          Fee
   12        300        74,700,000       3/26/2007       78.2%          78.2%          1989                          Fee
   13      3405751      83,000,000       1/31/2007       69.0%          69.0%          1996                          Fee
   14      3400017      73,100,000      11/16/2006       68.4%          63.8%          1978                          Fee
   15        400        233,600,000      5/1/2007        64.2%          57.9%          2004                     Fee/Leasehold
   16      3405766      72,500,000       2/16/2007       64.9%          64.9%          2000                          Fee
   17      3405845      46,500,000       1/29/2007       81.2%          81.2%          1989        2007              Fee
   18      3405753      54,000,000       2/9/2007        69.8%          69.8%          2002                          Fee
   19      3405768      55,000,000       2/10/2007       68.4%          68.4%          2002                          Fee
   20      3405754      50,500,000       2/10/2007       68.3%          68.3%          2002                          Fee
   21      3405755      42,500,000       1/31/2007       68.3%          68.3%          2001                          Fee
   22      3405961      38,000,000       3/13/2007       73.9%          73.9%          1912        2007              Fee
   23      3405756      46,600,000       2/9/2007        59.8%          59.8%          1998                          Fee
   24       23582       37,000,000       3/1/2007        73.0%          68.3%          2006                          Fee

   25      3405932      32,960,000        Various        77.7%          77.7%         Various      2003         Fee/Leasehold
  25.1     3405932      12,910,000       2/24/2007                                     1938        2003           Leasehold
  25.2     3405932       8,610,000       7/1/2007                                      1940        2003              Fee
  25.3     3405932       6,100,000       2/24/2007                                     1939        2003              Fee
  25.4     3405932       5,340,000       2/24/2007                                     1895        2003              Fee

   26      3405772      37,900,000       1/31/2007       61.5%          61.5%          1995                          Fee
   27      3405773      35,000,000       2/7/2007        66.2%          66.2%          1965        1999              Fee
   28        500        27,700,000       3/20/2007       79.4%          79.4%          1906        2000              Fee
   29      3404645      28,900,000       3/2/2007        75.1%          68.8%          1989                       Leasehold
   30        600        33,725,000       3/1/2007        63.6%          63.6%          2000                          Fee
   31      3406314      24,750,000       3/15/2007       80.0%          72.3%          2000                          Fee

   32      3403893      34,440,000        Various        55.2%          53.9%         Various                        Fee
  32.1     3403893       5,530,000      10/12/2006                                     2002                          Fee
  32.2     3403893       5,640,000      10/12/2006                                     1986                          Fee
  32.3     3403893       4,940,000      10/17/2006                                     2003                          Fee
  32.4     3403893       4,380,000      10/12/2006                                     2003                          Fee
  32.5     3403893      $5,010,000       4/11/2007                                     2003                          Fee
  32.6     3403893       3,780,000      10/11/2006                                     1979                          Fee
  32.7     3403893       2,850,000      10/13/2006                                     1978                          Fee
  32.8     3403893       2,310,000      10/12/2006                                     1980                          Fee

   33      3404734      25,000,000       1/1/2007        74.0%          69.0%          1979                          Fee
   34      3404317      24,000,000       1/1/2007        73.8%          66.3%          1973                          Fee
   35        700        25,740,000       3/20/2007       67.2%          67.2%          1985        2005              Fee
   36      3406182      24,500,000       2/20/2007       69.4%          69.4%          1988        2006              Fee
   37      3405700      27,400,000       2/14/2007       62.0%          58.0%          2006                          Fee
   38        800        20,000,000       2/10/2007       83.8%          83.8%          2003                          Fee
   39      3405457      27,800,000       5/1/2007        58.0%          58.0%          1987        2005              Fee
   40       59758       23,000,000       1/15/2007       69.6%          61.4%          2006                          Fee
   41       20953       23,900,000      10/17/2006       66.6%          62.1%          1990        2006              Fee
   42        900        41,900,000       5/16/2007       35.8%          35.8%          1962        1992              Fee
   43      3405759      22,200,000       2/6/2007        66.0%          66.0%          2004                          Fee
   44        1000       18,800,000       3/24/2009       74.5%          74.5%          1985        1999              Fee

   45      3404076      19,000,000      10/30/2006       73.2%          62.5%         Various     Various            Fee
  45.1     3404076      15,000,000      10/30/2006                                     1971        1990              Fee
  45.2     3404076       4,000,000      10/30/2006                                     1972                          Fee

   46      3402392      16,160,000       3/15/2007       84.8%          79.4%          2003                          Fee
   47      3405760      20,700,000       2/5/2007        66.0%          66.0%          1999                          Fee
   48      90001146     16,825,000       4/1/2007        74.2%          63.4%          1990                          Fee
   49      3403580      17,200,000       8/31/2006       71.6%          61.0%          2002                          Fee
   50      3404871      22,000,000       1/3/2007        55.0%          51.4%          1991                          Fee
   51      90001158     15,000,000       3/5/2007        76.5%          64.6%          2001                          Fee
   52      3405887      20,200,000      12/15/2006       54.5%          54.5%          1953                          Fee
   53      3405454      18,500,000       1/23/2007       57.9%          57.9%          1998        2006              Fee
   54        1100       14,140,000       2/1/2007        75.0%          69.9%          1985                          Fee
   55       22651       15,220,000       2/14/2007       67.7%          60.9%          2007                          Fee
   56      3405684      12,800,000       3/13/2007       79.7%          79.7%          2002                          Fee
   57      3405449      17,275,000       1/23/2007       58.7%          58.7%          1999                          Fee
   58      3405776      16,000,000       2/9/2007        63.4%          63.4%          2003                          Fee
   59      3405466      17,250,000       1/23/2007       58.7%          58.7%          1998        2007              Fee
   60      3402090      12,870,000       4/5/2007        78.5%          71.2%          1980                          Fee
   61      3405762      16,200,000       2/12/2007       62.3%          62.3%          2001                          Fee
   62      9000655      13,250,000       6/29/2006       75.9%          75.9%          2003                          Fee
   63      3406322      16,600,000       3/15/2007       60.5%          60.5%          1901                          Fee
   64      3406266      13,750,000       3/29/2007       72.7%          67.9%          1969                          Fee
   65      3405691      12,400,000       2/15/2007       79.8%          74.4%          1992                          Fee
   66      9000658      11,840,000       6/29/2006       83.5%          83.5%          1979        2004              Fee
   67      9000606      13,100,000       5/29/2007       75.3%          75.3%          2004                          Fee
   68      3405458      16,700,000       1/23/2007       58.6%          58.6%          1994                          Fee
   69      3405456      16,600,000       1/23/2007       58.7%          58.7%          1998                          Fee
   70      3401449      14,500,000       8/1/2006        65.5%          59.3%          1964        2005              Fee
   71        1200       12,250,000       2/7/2007        77.1%          72.0%          2005                          Fee
   72      3405460      15,910,000       1/23/2007       58.7%          58.7%          1994        2005              Fee
   73      90001059     12,500,000       5/9/2007        72.8%          72.8%          1929        2003              Fee

   74        1400       11,360,000       2/1/2007        79.2%          73.9%         Various     Various            Fee
  74.1     1400.01       6,100,000       2/1/2007                                      1981        2006              Fee
  74.2     1400.02       5,260,000       2/1/2007                                      1983                          Fee

   75        1300       11,350,000       4/25/2007       79.3%          71.5%         Various                        Fee
  75.1     1300.01       7,250,000       4/25/2007                                     1990                          Fee
  75.2     1300.02       4,100,000       4/25/2007                                     2001                          Fee

   76      90001232     11,150,000       5/11/2007       77.1%          63.6%          2005                          Fee
   77       22442       12,600,000       3/13/2007       67.5%          60.6%          1970        2003              Fee
   78      3400184      13,800,000       4/1/2007        61.3%          53.8%          2000                          Fee
   79      3405459      14,420,000       1/26/2007       58.5%          58.5%          2001                          Fee
   80        1500       10,500,000       2/22/2007       80.0%          70.6%          1974        2006              Fee
   81      3405451      14,250,000       1/23/2007       58.5%          58.5%          1995        2006              Fee
   82      3403583      11,520,000       9/1/2006        72.4%          61.7%          1982                          Fee
   83      3405447      14,100,000       1/23/2007       58.1%          58.1%          1992        2007              Fee
   84      3402366      11,320,000       9/1/2006        71.5%          61.0%          1994                          Fee
   85      3406097      10,000,000       3/30/2007       80.0%          80.0%          1896        2006              Fee
   86      3405077      10,600,000      12/29/2006       75.5%          66.5%          2005                          Fee
   87      3405888      $14,875,000      2/11/2007       53.1%          53.1%          2006                          Fee
   88      3405452      13,350,000       1/29/2007       57.8%          57.8%          1996        2007              Fee
   89      3405445      13,130,000       1/23/2007       58.7%          58.7%          1991                          Fee
   90      3404899       9,500,000       1/15/2007       80.0%          72.4%          1950                          Fee
   91      3405462      12,850,000       1/23/2007       58.6%          58.6%          1991        2005              Fee
   92        1600       10,760,000       2/1/2007        69.7%          65.0%          1985                          Fee
   93      3404238      10,800,000       3/26/2007       69.4%          69.4%          1931        2000              Fee
   94      9000504      10,600,000       12/5/2006       70.8%          66.4%          1994                          Fee
   95       23596       14,950,000       3/20/2007       50.1%          42.3%          1975        2006              Fee
   96      9000502      10,290,000       12/1/2006       72.5%          62.7%          2006                          Fee
   97       23127        9,380,000       4/3/2007        77.8%          72.7%          1900        2007              Fee
   98      3402757      10,840,000      11/16/2006       67.3%          63.2%          1987        2005              Fee
   99      90001274      9,300,000       3/12/2007       77.3%          65.2%          2005                          Fee
  100      3405448      11,650,000       2/1/2007        58.4%          58.4%          1995                          Fee
  101      3406643       8,700,000       4/2/2007        76.8%          71.8%          2006                          Fee
  102      90001170      8,000,000       2/22/2007       79.9%          67.9%          2005                          Fee
  103      3405985       8,600,000       4/1/2007        74.3%          63.0%          1996        2004              Fee
  104      3405455      10,875,000       1/23/2007       58.7%          58.7%          1996        2007              Fee
  105      3405450      10,900,000       7/16/2007       55.9%          55.9%          1999                          Fee
  106      3405879      11,350,000       2/1/2007        53.5%          53.5%          1984        2006              Fee
  107        1700        8,000,000       4/10/2007       75.0%          70.3%          1985                          Fee
  108      9000389       7,250,000       2/16/2007       79.9%          68.3%          2006                          Fee
  109      3405667      11,000,000       4/1/2007        50.0%          50.0%          2007                          Fee
  110        1800        7,500,000       4/4/2007        68.0%          68.0%          1906        2005              Fee
  111      3403586       6,740,000       9/1/2006        71.8%          61.2%          1983                          Fee
  112      3405461       8,200,000       1/29/2007       58.6%          58.6%          1972        1999              Fee
  113       23688        6,000,000       3/26/2007       79.2%          67.2%          1985        2005              Fee
  114        2000        5,850,000       3/1/2007        78.6%          78.6%          2006                          Fee
  115        1900        6,000,000       3/20/2007       76.7%          76.7%          1928                          Fee
  116      3406000       5,700,000       2/21/2007       80.0%          80.0%          1963        1999              Fee
  117      3402374       6,350,000       9/4/2006        71.5%          61.0%          1988                          Fee
  118       19512        6,340,000       3/9/2007        71.0%          66.2%          2004                       Leasehold

                         6,250,000
  119      3404557       3,250,000       3/29/2007       72.0%          65.1%          1980                          Fee
  120      3404556       3,000,000       3/28/2007       72.0%          65.1%          1967        2000              Fee

  121      3403007       6,700,000       2/1/2007        67.2%          59.8%          2006                          Fee
  122       23871        6,300,000       3/27/2007       69.7%          53.9%          2002                          Fee
  123       22608        5,750,000      12/15/2006       74.5%          70.8%          1999                          Fee
  124      90001195      7,400,000       2/7/2007        57.8%          44.4%          1997                          Fee
  125       23907        6,100,000       4/2/2007        69.7%          53.9%          2000                          Fee
  126        2100        5,300,000       3/20/2007       79.2%          79.2%          1901        2003              Fee
  127      3403584       5,850,000       9/4/2006        71.6%          61.1%          1987                          Fee
  128       23448        5,000,000       3/22/2007       79.9%          67.0%          1974        2007              Fee
  129      90001217      6,350,000       2/13/2007       62.9%          58.8%          2001                          Fee
  130      3406597       4,900,000       3/26/2007       79.6%          71.8%          1986                          Fee
  131      90001210      5,025,000       2/21/2007       76.1%          65.4%          2005                          Fee
  132       23816        4,500,000       4/1/2007        80.0%          68.3%          1971                          Fee
  133        2200       13,900,000       1/2/2007        25.2%          25.2%          1927        2005              Fee
  134      90001289      4,800,000       3/21/2007       70.8%          62.6%          1988                          Fee
  135      90001182      4,250,000       2/16/2007       79.9%          68.3%          2006                          Fee
  136      3406220       4,800,000       3/15/2007       69.7%          59.1%          1928        1999              Fee
  137      90001207      4,620,000       3/9/2007        71.7%          60.9%          1920        1988              Fee
  138      3405465       5,550,000       1/23/2007       58.3%          58.3%          2000                          Fee
  139       22322        4,100,000       1/5/2007        78.5%          70.7%          1989                          Fee
  140      90001224      4,700,000       3/5/2007        57.4%          34.6%          1990                          Fee
  141      3405463       4,600,000       1/23/2007       58.3%          58.3%          2000                          Fee
  142      9000273      12,000,000      12/20/2006       20.7%          16.2%          1974        1978              Fee
  143      90001155      2,950,000       2/1/2007        79.5%          67.6%          2006                          Fee
  144      3405446       4,000,000       1/23/2007       57.9%          57.9%          1979                          Fee
  145      3405464       3,825,000       1/23/2007       58.8%          58.8%          2000                          Fee
  146       19187        3,600,000       2/20/2007       59.6%          51.0%          1988        1994           Leasehold
  147      9000481       2,350,000      12/12/2006       78.4%          67.5%          1919        2003              Fee
  148       23625        3,400,000       4/10/2007       47.0%          40.0%          2005                          Fee
  149      90001294      3,300,000       4/26/2007       45.5%          38.8%          1983                          Fee
  150      9000882       1,700,000       3/1/2007        74.4%          56.3%          1978        2005              Fee
  151      90001100      1,600,000       4/12/2007       76.1%          60.2%          1821        2006              Fee
-------------------------------------------------------------------------------------------------------------------------------
                                                         69.2%          67.8%
===============================================================================================================================

                         TOTAL
                         UNITS/      UNITS/        LOAN
                          SF/          SF/     BALANCE PER
                         KEYS/        KEYS/      UNIT/SF/
                         PADS/        PADS/      KEY/PAD/                 OCCUPANCY
             LOAN       SPACES/      SPACES/      SPACE/     OCCUPANCY      AS OF         U/W           U/W          U/W
SEQUENCE    NUMBER    ACRES (7)(8)    ACRES        ACRE       PERCENT       DATE          EGI        EXPENSES      NOI (9)
--------    ------    ------------   -------   -----------   ---------   ----------       ----       --------      -------

    1      3406070       2,346        Units      138,534       92.5%      4/18/2007   37,335,624    18,538,436   18,797,188
    2        101          657         Keys       304,414       74.3%      5/18/2007   72,784,417    52,892,388   19,892,029
    3      3405209      924,501        SF          406         98.0%      3/1/2007    47,313,588    17,697,948   29,615,641
    4      3406713      447,747        SF          410        100.0%      12/1/2006   20,337,697     5,009,445   15,328,252
    5      3406386       1,606        Keys       217,933       63.0%      3/31/2007   125,074,041   83,105,959   41,968,083

    6        104         2,508        Units      109,649       77.8%      3/31/2007   34,562,057    13,416,817   21,145,240
   6.1       104          760         Units      101,441       88.2%      3/31/2007
   6.2       104          463         Units      149,346       71.9%      3/31/2007
   6.3       104          395         Units      144,875       46.7%      3/31/2007
   6.4       104          424         Units       84,354       84.4%      3/31/2007
   6.5       104          193         Units       74,126       92.2%      3/31/2007
   6.6       104          184         Units       77,752       81.0%      3/31/2007
   6.7       104           89         Units       80,373       88.8%      3/31/2007

    7      3406646      497,271        SF          352         96.0%      3/23/2007   18,350,977     5,144,805   13,206,172
    8      3406563      314,118        SF          529         90.7%      5/1/2007    18,457,195     5,773,132   12,684,063

    9        100        915,137        SF          137        100.0%      7/1/2007    17,811,202     7,693,562   10,117,641
   9.1      100.10      324,484        SF          134        100.0%      7/1/2007
   9.2      100.02       92,783        SF          158        100.0%      7/1/2007
   9.3      100.01      121,028        SF          120        100.0%      7/1/2007
   9.4      100.03       39,357        SF          292        100.0%      7/1/2007
   9.5      100.09       36,318        SF          290        100.0%      7/1/2007
   9.6      100.04      102,325        SF           79        100.0%      7/1/2007
   9.7      100.06       94,783        SF           82        100.0%      7/1/2007
   9.8      100.05       53,612        SF          142        100.0%      7/1/2007
   9.9      100.08       23,621        SF          152        100.0%      7/1/2007
  9.10      100.07       26,826        SF          119        100.0%      7/1/2007

   10        200         1,160        Keys       129,310       70.2%     12/31/2006   35,950,320    19,259,992   16,690,328
  10.1      200.01        250         Keys       198,400       74.7%     12/31/2006
  10.2      200.03        336         Keys       130,952       63.3%     12/31/2006
  10.3      200.05        296         Keys        82,095       68.0%     12/31/2006
  10.4      200.04        136         Keys       130,882       82.0%     12/31/2006
  10.5      200.02        142         Keys       100,704       72.1%     12/31/2006

   11        102        507,770        SF          169         88.1%      5/3/2007    10,497,948     2,949,315    7,548,633
   12        300        272,271        SF          214        100.0%      7/1/2007     4,927,640      809,249     4,118,390
   13      3405751      403,107        SF          142         97.8%      3/1/2007     6,016,681     1,375,299    4,641,382
   14      3400017      371,649        SF          135         83.0%      4/18/2007    6,195,799     1,546,296    4,649,503
   15        400          730         Keys       205,479       61.6%      3/31/2007   36,920,377    20,218,394   16,701,983
   16      3405766      186,980        SF          252        100.0%      3/1/2007     5,533,340     1,175,204    4,358,137
   17      3405845        401         Units       94,140       95.0%      3/5/2007     3,891,433     1,602,611    2,288,822
   18      3405753      255,800        SF          147         97.6%      3/1/2007     3,856,663      680,586     3,176,077
   19      3405768      363,695        SF          103        100.0%      3/1/2007     4,450,617     1,116,588    3,334,029
   20      3405754      264,644        SF          130        100.0%      3/1/2007     4,209,884     1,145,103    3,064,781
   21      3405755      218,859        SF          133        100.0%      3/1/2007     3,260,321      685,846     2,574,475
   22      3405961      109,705        SF          256         96.2%      5/29/2007    3,689,437     1,344,163    2,345,274
   23      3405756      210,488        SF          132        100.0%      3/1/2007     4,127,153     1,436,598    2,690,555
   24       23582       142,808        SF          189        100.0%      4/1/2007     2,875,672      795,990     2,079,682

   25      3405932       2,917        Units       8,783        73.9%       Various     2,829,589      975,287     1,854,302
  25.1     3405932        750         Units       14,624       85.4%      3/9/2007
  25.2     3405932        825         Units       8,436        72.1%      4/9/2007
  25.3     3405932        723         Units       7,172        80.1%      4/9/2007
  25.4     3405932        619         Units       4,050        55.3%      4/9/2007

   26      3405772      375,067        SF           62         99.3%      3/1/2007     2,574,098      388,250     2,185,848
   27      3405773      231,106        SF          100         95.1%      3/1/2007     3,232,879     1,199,296    2,033,583
   28        500         80,967        SF          272        100.0%      4/1/2007     2,321,969      792,813     1,529,156
   29      3404645       81,815        SF          265         76.5%      4/30/2007    3,152,143     1,155,325    1,996,818
   30        600        166,789        SF          129         95.3%      2/26/2007    3,206,211      912,686     2,293,525
   31      3406314       77,201        SF          256        100.0%      7/1/2007     2,482,170      833,645     1,648,525

   32      3403893       4,166        Units       4,561        89.3%       Various     3,319,224     1,741,534    1,577,690
  32.1     3403893        606         Units       5,936        94.1%     10/11/2006
  32.2     3403893        576         Units       6,003        90.4%     10/11/2006
  32.3     3403893        432         Units       5,838        92.3%     10/11/2006
  32.4     3403893        480         Units       5,029        94.3%     10/11/2006
  32.5     3403893        567         Units       3,968        79.8%     10/11/2006
  32.6     3403893        543         Units       3,488        94.4%     10/10/2006
  32.7     3403893        493         Units       3,185        83.3%     10/11/2006
  32.8     3403893        469         Units       2,761        85.6%     10/11/2006

   33      3404734        616        Spaces       30,032       63.1%      1/9/2007     3,008,667     1,198,303    1,810,364
   34      3404317      156,847        SF          113        100.0%      12/1/2006    1,851,326      335,734     1,515,592
   35        700          172         Units      100,581       97.1%      4/5/2007     2,321,325      692,072     1,629,253
   36      3406182      181,600        SF           94        100.0%      7/1/2007     1,518,176      49,177      1,468,999
   37      3405700       53,890        SF          315         80.1%      3/21/2007    2,318,098      570,875     1,747,223
   38        800         55,827        SF          300         87.5%      2/28/2007    1,737,687      530,372     1,207,316
   39      3405457      133,627        SF          121         67.6%      5/15/2007    2,154,804      641,161     1,513,643
   40       59758        99,239        SF          161        100.0%     11/30/2006    1,968,396      507,085     1,461,312
   41       20953       165,402        SF           96        100.0%      3/31/2007    2,843,257     1,204,107    1,639,149
   42        900         13,149        SF         1,141       100.0%      7/1/2007     1,768,860      63,066      1,705,794
   43      3405759      107,447        SF          136        100.0%      3/1/2007     1,981,090      506,062     1,475,029
   44        1000         288         Units       48,611       97.9%      3/1/2007     2,203,429     1,146,162    1,057,267

   45      3404076        312         Units       44,551       94.5%      5/30/2007    2,894,057     1,565,789    1,328,268
  45.1     3404076        240         Units       45,724       93.3%      5/30/2007
  45.2     3404076         72         Units       40,643       98.6%      5/30/2007

   46      3402392       67,473        SF          203         98.0%      3/11/2007    1,449,760      332,982     1,116,778
   47      3405760      223,211        SF           61         97.6%      3/1/2007     1,634,301      327,214     1,307,087
   48      90001146       179         Keys        69,709       53.0%     12/31/2006    5,217,359     3,731,038    1,486,321
   49      3403580      118,860        SF          104        100.0%      7/1/2007     1,251,519                  1,251,519
   50      3404871      138,931        SF           87         97.6%      1/26/2007    1,710,276      614,029     1,096,247
   51      90001158        94         Keys       122,101       79.7%      2/28/2007    3,379,806     2,069,596    1,310,210
   52      3405887      545,000        SF           20        100.0%      7/1/2007     2,672,293      536,073     2,136,220
   53      3405454       85,611        SF          125        100.0%      5/15/2007    1,625,946      541,240     1,084,707
   54        1100       168,141        SF           63        100.0%      7/1/2007     1,395,481      416,804      978,677
   55       22651        39,069        SF          264         82.3%      4/18/2007     981,523       283,251      698,271
   56      3405684       93,878        SF          109        100.0%      7/1/2007      943,074       123,787      819,288
   57      3405449       87,219        SF          116        100.0%      5/15/2007    1,497,711      499,396      998,315
   58      3405776       69,620        SF          146         98.0%      3/1/2007     1,487,863      551,593      936,270
   59      3405466       82,730        SF          122        100.0%      1/19/2007    1,538,108      564,941      973,167
   60      3402090        530         Units       19,057       82.2%      4/18/2007    1,148,696      293,050      855,646
   61      3405762      101,738        SF           99         99.0%      3/1/2007     1,570,183      412,317     1,157,866
   62      9000655       1,129        Units       8,911        64.0%      4/30/2007    1,153,098      396,872      756,226
   63      3406322         48         Units      209,375      100.0%      3/15/2007     993,849       297,784      696,065
   64      3406266       92,992        SF          108        100.0%      2/21/2007    1,193,142      293,428      899,714
   65      3405691       73,587        SF          135         92.9%      3/20/2007    1,314,906      503,473      811,433
   66      9000658        876         Units       11,290       74.7%      3/31/2007    1,157,044      334,464      822,580
   67      9000606       1,006        Units       9,811        72.3%      3/31/2007    1,159,700      402,990      756,710
   68      3405458       93,690        SF          104        100.0%      5/15/2007    1,387,552      439,459      948,093
   69      3405456       86,916        SF          112         95.9%      5/15/2007    1,461,553      514,172      947,381
   70      3401449       76,354        SF          124         84.1%      5/25/2006    1,488,395      548,274      940,121
   71        1200        45,795        SF          206         90.6%      2/23/2007    1,097,066      249,690      847,376
   72      3405460       82,228        SF          114         97.9%      5/15/2007    1,329,998      422,391      907,607
   73      90001059      1,051        Units       8,658        79.0%      5/13/2007    1,396,559      637,645      758,914

   74        1400       128,170        SF           70         73.4%       Various     1,170,553      289,047      881,507
  74.1     1400.01       60,036        SF           81        100.0%      2/1/2007
  74.2     1400.02       68,134        SF           61         50.0%      7/1/2007

   75        1300        84,551        SF          106        100.0%       Various     1,128,457      273,647      854,810
  75.1     1300.01       46,213        SF          124        100.0%      7/1/2007
  75.2     1300.02       38,338        SF           85        100.0%      4/17/2007

   76      90001232      39,000        SF          221        100.0%      4/20/2007     997,557       262,810      734,747
   77       22442         196         Units       43,367       98.5%      4/1/2007     1,443,190      674,356      768,834
   78      3400184        858         Units       9,858        59.3%      5/24/2007    1,392,944      623,618      769,326
   79      3405459       26,662        SF          316        100.0%      5/15/2007    1,153,865      360,391      793,474
   80        1500         200         Units       42,000       98.5%      3/28/2007    1,542,739      690,212      852,527
   81      3405451       81,581        SF          102        100.0%      5/15/2007    1,273,050      448,392      824,658
   82      3403583      186,450        SF           45        100.0%      7/1/2007      847,743                    847,743
   83      3405447       77,366        SF          106         97.7%      1/19/2007    1,144,436      352,413      792,023
   84      3402366       78,207        SF          104        100.0%      7/1/2007      823,469                    823,469
   85      3406097         62         Units      129,032      100.0%      4/23/2007     728,046       243,025      485,020
   86      3405077       17,160        SF          466        100.0%      3/23/2007     690,853       13,817       677,036
   87      3405888       35,627        SF          222         89.8%      5/18/2007    1,412,557      460,100      952,458
   88      3405452       82,819        SF           93        100.0%      1/19/2007    1,057,565      301,663      755,902
   89      3405445       79,418        SF           97         96.2%      5/15/2007    1,133,914      373,423      760,491
   90      3404899       53,065        SF          143         95.7%      5/1/2007      802,058       145,737      656,320
   91      3405462       83,157        SF           91         97.4%      5/15/2007    1,198,958      456,069      742,889
   92        1600       117,788        SF           64         98.4%      2/1/2007     1,024,856      295,261      729,595
   93      3404238       41,500        SF          181         85.5%      5/18/2007    1,062,048      335,129      726,919
   94      9000504        105         Keys        71,429       77.1%     12/31/2006    2,669,821     1,696,997     972,824
   95       23596        66,653        SF          112         86.7%      5/1/2007     1,012,093      178,431      833,662
   96      9000502       50,000        SF          149        100.0%      12/8/2006     799,497       57,976       741,520
   97       23127        47,850        SF          153        100.0%      4/15/2007     924,757       248,347      676,409
   98      3402757       50,078        SF          146        100.0%      8/31/2006     900,382       235,593      664,788
   99      90001274      49,666        SF          145         94.0%      3/23/2007     865,647       200,386      665,261
   100     3405448       75,716        SF           90        100.0%      5/15/2007     893,655       219,813      673,842
   101     3406643       25,200        SF          265         93.2%      4/4/2007      722,216       143,982      578,233
   102     90001170        76         Keys        84,056       65.2%      3/31/2007    1,798,836     1,025,877     772,959
   103     3405985         70         Keys        91,256       85.8%     12/31/2006    1,546,694      850,529      696,165
   104     3405455       66,958        SF           95        100.0%      1/19/2007     807,355       188,089      619,266
   105     3405450       75,235        SF           81         85.2%      5/15/2007     795,855       210,670      585,184
   106     3405879       85,897        SF           71        100.0%      5/18/2007     854,686       127,979      726,707
   107       1700         810        Spaces       7,407       100.0%      7/1/2007      619,901       85,305       534,596
   108     9000389         36         Units      160,956       94.4%      4/17/2007     715,314       228,687      486,627
   109     3405667       27,900        SF          197        100.0%      7/1/2007      957,478       254,058      703,420
   110       1800          61         Units       83,607       98.3%      4/25/2007     690,256       269,289      420,967
   111     3403586       60,000        SF           81        100.0%      7/1/2007      492,044                    492,044
   112     3405461       29,625        SF          162        100.0%      5/15/2007     649,926       173,880      476,046
   113      23688        51,710        SF           92         90.2%      4/1/2007      937,468       489,614      447,854
   114       2000        12,376        SF          372        100.0%      1/31/2007     464,205       86,571       377,634
   115       1900        10,000        SF          460         91.0%      3/1/2007      445,134       100,708      344,426
   116     3406000      225,000        SF           20        100.0%      7/1/2007      647,595       217,375      430,220
   117     3402374       39,877        SF          114        100.0%      7/1/2007      461,740                    461,740
   118      19512         558         Units       8,065        87.3%      3/30/2007     900,323       438,101      462,223

   119     3404557       40,000        SF           50        100.0%      7/1/2007      426,332       172,764      253,568
   120     3404556       49,517        SF           50        100.0%      7/1/2007      403,088       153,634      249,454

   121     3403007       11,040        SF          408        100.0%      7/1/2007      411,600        8,982       402,618
   122      23871          73         Keys        60,185       73.8%      3/31/2007    1,406,999      848,718      558,281
   123      22608        19,930        SF          215        100.0%      2/7/2007      558,158       137,706      420,452
   124     90001195       117         Units       36,586       95.7%      2/28/2007     812,765       325,147      487,618
   125      23907         100         Keys        42,500       67.1%      4/30/2007    1,397,303      848,113      549,190
   126       2100          20         Units      210,000      100.0%      5/9/2007      411,468       99,755       311,713
   127     3403584       38,849        SF          108        100.0%      7/1/2007      426,054                    426,054
   128      23448         177         Units       22,574       94.9%      4/5/2007     1,005,608      602,962      402,646
   129     90001217      20,520        SF          195        100.0%      3/27/2007     527,378       157,534      369,844
   130     3406597       22,784        SF          171        100.0%      5/18/2007     515,021       157,028      357,993
   131     90001210      24,119        SF          159        100.0%      3/23/2007     540,960       163,474      377,486
   132      23816       100,000        SF           36        100.0%      7/1/2007      476,110       132,793      343,317
   133       2200       146,901        SF           24         89.4%      2/1/2007     1,940,917     1,179,501     761,416
   134     90001289       563         Units       6,039        84.2%      3/31/2007     573,519       263,205      310,314
   135     90001182        16         Units      212,295      100.0%      4/17/2007     403,546       100,830      302,716
   136     3406220         47         Units       71,210      100.0%      3/20/2007     452,271       156,031      296,239
   137     90001207      21,602        SF          153        100.0%      3/1/2007      587,201       252,713      334,488
   138     3405465       17,038        SF          190         96.9%      5/15/2007     548,072       249,782      298,290
   139      22322        26,539        SF          121        100.0%      7/1/2007      419,850       145,511      274,340
   140     90001224      98,136        SF           27        100.0%      4/8/2007      538,294       182,713      355,581
   141     3405463       15,009        SF          179         91.9%      5/15/2007     499,504       244,020      255,484
   142     9000273      176,512        SF           14         87.7%      4/24/2007    1,120,679      722,211      398,468
   143     90001155      45,000        SF           52        100.0%     12/21/2006     296,663       58,258       238,405
   144     3405446       12,165        SF          190        100.0%      5/15/2007     269,481       53,674       215,807
   145     3405464       10,200        SF          221        100.0%      5/15/2007     429,017       201,996      227,022
   146      19187        60,650        SF           35        100.0%      4/19/2007     319,296       91,718       227,578
   147     9000481       21,747        SF           85        100.0%      3/31/2007     312,508       129,759      182,749
   148      23625        19,300        SF           83         93.3%      4/13/2007     343,920       94,828       249,092
   149     90001294      33,600        SF           45         96.4%      4/17/2007     288,129       100,213      187,916
   150     9000882       16,168        SF           78        100.0%      4/5/2007      233,443       97,255       136,188
   151     90001100      8,292         SF          147        100.0%      7/1/2007      176,858       51,329       125,529
---------------------------------------------------------------------------------------------------------------------------

===========================================================================================================================

                                                                                       U/W
                                                                                   REPLACEMENT
                                                                                    RESERVES
                                                                                    PER UNIT/
                                                                         U/W         SF/KEY/             MOST                MOST
             LOAN            U/W NET          U/W DSCR (9)(10)(11)   REPLACEMENT      PAD/              RECENT              RECENT
SEQUENCE    NUMBER    CASH FLOW (9)(10)(11)   (12)(13)(14)(15)(16)     RESERVES    SPACE/ACRE       STATEMENT TYPE         END DATE
--------    ------    ---------------------   --------------------   -----------   -----------      --------------         --------

   1       3406070          18,269,338                1.03x            527,850       225.00      Trailing Twelve Months   1/31/2007
   2         101            16,980,653                1.48x           2,911,377     4,431.32     Trailing Twelve Months   5/18/2007
   3       3405209          27,591,586                1.16x            184,900        0.20       Annualized Most Recent   9/30/2006
   4       3406713          14,516,845                1.39x             67,162        0.15
   5       3406386          35,372,381                1.80x           6,253,702     3,893.96     Trailing Twelve Months   3/31/2007

   6         104            20,580,715                1.27x            564,525       225.09      Trailing Twelve Months   11/30/2006
  6.1        104
  6.2        104
  6.3        104
  6.4        104
  6.5        104
  6.6        104
  6.7        104

   7       3406646          12,561,677                1.28x             49,727        0.10       Annualized Most Recent   10/31/2006
   8       3406563          12,081,100                1.28x             47,118        0.15       Annualized Most Recent   10/31/2006

   9         100            9,192,670                 1.29x            137,271        0.15             Full Year          12/31/2006
  9.1       100.10
  9.2       100.02
  9.3       100.01
  9.4       100.03
  9.5       100.09
  9.6       100.04
  9.7       100.06
  9.8       100.05
  9.9       100.08
  9.10      100.07

   10        200            15,115,277                1.74x                                            Full Year          12/31/2006
  10.1      200.01
  10.2      200.03
  10.3      200.05
  10.4      200.04
  10.5      200.02

   11        102            7,179,182                 1.27x             50,419        0.10       Trailing Twelve Months   3/31/2007
   12        300            3,971,364                 1.23x             40,841        0.15             Full Year          12/31/2006
   13      3405751          4,439,505                 1.40x             60,466        0.15             Full Year          12/31/2006
   14      3400017          4,482,741                 1.29x             55,066        0.15       Annualized Most Recent   3/31/2007
   15        400            14,801,197                1.27x           1,900,786     2,603.82     Trailing Twelve Months   3/31/2007
   16      3405766          4,302,454                 1.66x             28,047        0.15             Full Year          12/31/2006
   17      3405845          2,188,572                 1.05x            100,250       250.00      Trailing Twelve Months   2/28/2007
   18      3405753          3,060,384                 1.47x             38,370        0.15             Full Year          12/31/2006
   19      3405768          3,187,588                 1.53x             54,554        0.15             Full Year          12/31/2006
   20      3405754          2,949,329                 1.55x             39,697        0.15             Full Year          12/31/2006
   21      3405755          2,482,184                 1.55x             32,829        0.15             Full Year          12/31/2006
   22      3405961          2,143,565                 1.33x             16,456        0.15       Annualized Most Recent   2/28/2007
   23      3405756          2,579,335                 1.68x             31,573        0.15             Full Year          12/31/2006
   24       23582           1,983,797                 1.03x             21,421        0.15       Annualized Most Recent   3/31/2007

   25      3405932          1,822,215                 1.22x             32,067        10.99      Trailing Twelve Months   1/31/2007
  25.1     3405932
  25.2     3405932
  25.3     3405932
  25.4     3405932

   26      3405772          2,042,152                 1.59x             56,260        0.15             Full Year          12/31/2006
   27      3405773          1,957,566                 1.53x             34,666        0.15             Full Year          12/31/2006
   28        500            1,494,156                 1.22x                                            Full Year          12/31/2006
   29      3404645          1,814,552                 1.20x             16,363        0.20        Trailing Nine Months    12/31/2006
   30        600            2,140,114                 1.75x             25,018        0.15             Full Year          12/31/2006
   31      3406314          1,546,911                 1.12x             11,580        0.15             Full Year          12/31/2006

   32      3403893          1,537,405                 1.14x             40,285        9.67       Trailing Twelve Months   9/30/2006
  32.1     3403893
  32.2     3403893
  32.3     3403893
  32.4     3403893
  32.5     3403893
  32.6     3403893
  32.7     3403893
  32.8     3403893

   33      3404734          1,645,511                 1.28x            156,000       253.25      Trailing Twelve Months   11/30/2006
   34      3404317          1,413,433                 1.15x             25,618        0.16             Full Year          12/31/2005
   35        700            1,586,253                 1.50x             43,000       250.00            Full Year          12/31/2006
   36      3406182          1,423,599                 1.44x             45,400        0.25
   37      3405700          1,698,719                 1.41x             5,389         0.10             Full Year          12/31/2006
   38        800            1,201,733                 1.20x             5,583         0.10             Full Year          12/31/2006
   39      3405457          1,383,223                 1.58x             65,477        0.49             Full Year          12/31/2006
   40       59758           1,400,785                 1.25x             9,924         0.10
   41       20953           1,407,166                 1.27x             28,118        0.17             Full Year          12/31/2006
   42        900            1,650,940                 1.61x             1,972         0.15
   43      3405759          1,411,656                 1.74x             16,547        0.15             Full Year          12/31/2006
   44        1000            985,267                  1.26x             72,000       250.00      Trailing Twelve Months   2/28/2007

   45      3404076          1,242,468                 1.22x             85,800       275.00      Trailing Twelve Months   1/31/2007
  45.1     3404076
  45.2     3404076

   46      3402392          1,073,188                 1.09x             6,747         0.10             Full Year          12/31/2006
   47      3405760          1,260,912                 1.67x             33,482        0.15             Full Year          12/31/2006
   48      90001146         1,277,627                 1.40x            208,694      1,165.89           Full Year          12/31/2006
   49      3403580          1,180,391                 1.34x             29,715        0.25
   50      3404871          1,018,679                 1.20x             13,893        0.10             Full Year          12/31/2006
   51      90001158         1,175,018                 1.47x            135,192      1,438.21     Trailing Twelve Months   2/28/2007
   52      3405887          1,601,482                 2.53x            397,850        0.73
   53      3405454          1,052,737                 1.82x             10,273        0.12       Annualized Most Recent   11/30/2006
   54        1100            894,291                  1.22x             16,814        0.10             Full Year          12/31/2006
   55       22651            657,747                  0.91x             5,860         0.15
   56      3405684           792,430                  1.31x             9,388         0.10
   57      3405449           958,134                  1.75x             15,191        0.17       Annualized Most Recent   11/30/2006
   58      3405776           916,017                  1.63x             10,443        0.15             Full Year          12/31/2006
   59      3405466           936,966                  1.71x             16,132        0.19       Annualized Most Recent   11/30/2006
   60      3402090           847,431                  1.15x             8,215         15.50      Trailing Twelve Months   4/30/2007
   61      3405762          1,107,085                 1.98x             15,261        0.15             Full Year          12/31/2006
   62      9000655           746,726                  1.19x             9,500         8.41       Trailing Twelve Months   3/31/2007
   63      3406322           684,065                  1.23x             12,000       250.00
   64      3406266           850,593                  1.21x             18,598        0.20             Full Year          12/31/2006
   65      3405691           692,962                  1.01x             11,340        0.15             Full Year          12/31/2006
   66      9000658           814,117                  1.32x             8,463         9.66       Trailing Twelve Months   3/31/2007
   67      9000606           748,230                  1.21x             8,480         8.43             Full Year          12/31/2006
   68      3405458           888,770                  1.68x             14,054        0.15       Annualized Most Recent   11/30/2006
   69      3405456           906,742                  1.72x             20,787        0.24       Annualized Most Recent   11/30/2006
   70      3401449           884,252                  1.29x             11,453        0.15       Annualized Most Recent   4/30/2007
   71        1200            801,283                  1.21x             6,869         0.15             Full Year          12/31/2006
   72      3405460           869,968                  1.72x             12,608        0.15       Annualized Most Recent   11/30/2006
   73      90001059          746,536                  1.36x             12,378        11.78            Full Year          12/31/2006

   74        1400            797,766                  1.28x             21,789        0.17             Full Year          12/31/2006
  74.1     1400.01
  74.2     1400.02

   75        1300            776,727                  1.22x             14,019        0.17             Full Year          12/31/2006
  75.1     1300.01
  75.2     1300.02

   76      90001232          701,688                  1.11x             5,850         0.15
   77       22442            714,934                  1.22x             53,900       275.00      Annualized Most Recent   3/31/2007
   78      3400184           759,888                  1.20x             9,438         11.00      Trailing Twelve Months   3/31/2007
   79      3405459           750,386                  1.64x             16,464        0.62       Annualized Most Recent   11/30/2006
   80        1500            802,527                  1.37x             50,000       250.00            Full Year          12/31/2006
   81      3405451           767,923                  1.70x             14,481        0.18       Annualized Most Recent   11/30/2006
   82      3403583           766,285                  1.29x             46,613        0.25
   83      3405447           747,384                  1.69x             11,283        0.15       Annualized Most Recent   11/1/2006
   84      3402366           754,932                  1.30x             19,552        0.25
   85      3406097           471,380                  1.01x             13,640       220.00            Full Year          12/31/2006
   86      3405077           670,921                  1.21x              858          0.05
   87      3405888           924,896                  2.03x             2,850         0.08
   88      3405452           661,775                  1.58x             49,277        0.59             Full Year          12/31/2006
   89      3405445           695,092                  1.67x             27,796        0.35       Annualized Most Recent   11/30/2006
   90      3404899           627,946                  1.15x             7,893         0.15       Annualized Most Recent   3/31/2007
   91      3405462           670,173                  1.64x             30,768        0.37       Annualized Most Recent   11/30/2006
   92        1600            646,328                  1.24x             11,779        0.10             Full Year          12/31/2006
   93      3404238           666,894                  1.49x             13,764        0.33       Annualized Most Recent   3/31/2007
   94      9000504           839,333                  1.53x            133,491      1,271.34     Trailing Twelve Months   12/31/2006
   95       23596            786,495                  1.49x             9,998         0.15             Full Year          12/31/2006
   96      9000502           683,997                  1.21x             10,000        0.20
   97       23127            635,711                  1.24x             5,653         0.12       Annualized Most Recent   4/30/2007
   98      3402757           634,625                  1.19x             7,261         0.14       Annualized Most Recent   7/31/2006
   99      90001274          598,945                  1.20x             7,450         0.15             Full Year          12/31/2006
  100      3405448           603,373                  1.64x             33,820        0.45             Full Year          12/31/2006
  101      3406643           566,520                  1.20x             2,520         0.10
  102      90001170          701,006                  1.53x             71,953       946.75      Trailing Twelve Months   3/31/2007
  103      3405985           634,298                  1.40x             61,868       883.83            Full Year          12/31/2006
  104      3405455           544,116                  1.58x             43,857        0.65             Full Year          12/31/2006
  105      3405450           550,219                  1.67x             19,686        0.26             Full Year          12/31/2006
  106      3405879           667,920                  1.91x             17,108        0.20             Full Year          12/31/2006
  107        1700            514,346                  1.18x             20,250        25.00      Trailing Twelve Months   3/30/2007
  108      9000389           475,827                  1.12x             10,800       300.00            Full Year          12/31/2006
  109      3405667           655,712                  2.08x             5,180         0.19
  110        1800            405,717                  1.33x             15,250       250.00
  111      3403586           444,521                  1.28x             15,000        0.25
  112      3405461           450,678                  1.73x             19,651        0.66       Annualized Most Recent   11/30/2006
  113       23688            408,810                  1.20x             8,274         0.16       Annualized Most Recent   3/31/2007
  114        2000            364,850                  1.35x             1,238         0.10
  115        1900            331,407                  1.23x             1,500         0.15             Full Year          12/31/2006
  116      3406000           366,141                  1.41x             45,000        0.20
  117      3402374           426,604                  1.31x             9,969         0.25
  118       19512            458,317                  1.47x             3,906         7.00       Annualized Most Recent   3/31/2007

  119      3404557           239,301                  1.47x             4,000         0.10       Annualized Most Recent   3/31/2007
  120      3404556           232,160                  1.47x             4,952         0.10       Annualized Most Recent   3/31/2007

  121      3403007           401,514                  1.23x             1,104         0.10
  122       23871            502,001                  1.50x             56,280       770.96      Trailing Twelve Months   3/31/2007
  123       22608            395,803                  1.29x             2,990         0.15       Annualized Most Recent   4/30/2007
  124      90001195          450,412                  1.42x             37,206       318.00      Trailing Twelve Months   12/31/2006
  125       23907            493,298                  1.52x             55,892       558.92      Trailing Twelve Months   4/30/2007
  126        2100            301,538                  1.20x                                      Trailing Twelve Months   1/31/2007
  127      3403584           392,382                  1.31x             9,712         0.25
  128       23448            355,766                  1.30x             46,880       264.86      Annualized Most Recent   3/31/2007
  129      90001217          340,005                  1.21x             4,104         0.20             Full Year          12/31/2006
  130      3406597           335,106                  1.21x             3,418         0.15
  131      90001210          353,157                  1.24x             3,618         0.15             Full Year          12/31/2006
  132       23816            317,717                  1.21x             14,000        0.14
  133        2200            541,656                  2.71x             36,725        0.25             Full Year          12/31/2006
  134      90001289          293,424                  1.23x             16,890        30.00            Full Year          12/31/2005
  135      90001182          298,716                  1.20x             4,000        250.00            Full Year          12/31/2006
  136      3406220           284,489                  1.20x             11,750       250.00            Full Year          12/31/2006
  137      90001207          285,382                  1.20x             27,233        1.26             Full Year          12/31/2006
  138      3405465           276,724                  1.58x             9,257         0.54       Annualized Most Recent   11/30/2006
  139       22322            270,359                  1.20x             3,981         0.15             Full Year          12/31/2006
  140      90001224          324,871                  1.56x             14,720        0.15
  141      3405463           235,309                  1.62x             8,255         0.55       Annualized Most Recent   11/30/2006
  142      9000273           301,387                  1.57x             31,772        0.18             Full Year          12/31/2006
  143      90001155          210,318                  1.25x             4,500         0.10
  144      3405446           206,302                  1.65x             6,691         0.55             Full Year          12/31/2006
  145      3405464           210,639                  1.73x             6,664         0.65       Annualized Most Recent   11/30/2006
  146       19187            193,451                  1.23x             21,228        0.35
  147      9000481           164,588                  1.19x             4,349         0.20       Trailing Twelve Months   10/31/2006
  148       23625            233,254                  2.02x             2,895         0.15             Full Year          12/31/2006
  149      90001294          155,161                  1.41x             5,040         0.15             Full Year          12/31/2006
  150      9000882           118,414                  1.21x             3,395         0.21       Annualized Most Recent   2/28/2007
  151      90001100          118,834                  1.20x             1,244         0.15
------------------------------------------------------------------------------------------------------------------------------------
                                                      1.36x
====================================================================================================================================

                          MOST           MOST          FULL         FULL         FULL
             LOAN        RECENT         RECENT         YEAR         YEAR         YEAR
SEQUENCE    NUMBER        NOI            NCF         END DATE        NOI          NCF
--------    ------       ------         ------       --------       -----       ------

    1      3406070      17,435,020     17,435,020   12/31/2006   17,069,221   17,069,221
    2        101        12,618,736     10,249,818   12/29/2006   12,551,120   10,200,961
    3      3405209      25,741,572     25,741,572   12/31/2005   20,196,384   20,196,384
    4      3406713
    5      3406386    40,814,228     34,399,376     12/31/2006   40,481,000   34,152,000

    6        104      15,625,458     15,060,933
   6.1       104
   6.2       104
   6.3       104
   6.4       104
   6.5       104
   6.6       104
   6.7       104

    7      3406646    10,850,214     10,850,214     12/31/2005    9,597,690    9,597,690
    8      3406563     7,847,900      7,563,859     12/31/2005    7,834,976    7,321,583

    9        100      11,057,629     11,057,629     12/31/2005   10,944,028   10,944,028
   9.1      100.10
   9.2      100.02
   9.3      100.01
   9.4      100.03
   9.5      100.09
   9.6      100.04
   9.7      100.06
   9.8      100.05
   9.9      100.08
  9.10      100.07

   10        200      14,912,442     14,912,442     12/31/2005   10,951,558   10,951,558
  10.1      200.01
  10.2      200.03
  10.3      200.05
  10.4      200.04
  10.5      200.02

   11        102       6,715,597      6,346,125
   12        300       5,841,899      5,841,899     12/31/2005    5,858,065    5,858,065
   13      3405751     4,416,030      4,416,030     12/31/2005    4,609,662    4,609,662
   14      3400017     2,831,704      2,831,704     12/31/2006    2,618,624    2,618,624
   15        400      15,247,379     13,411,125     12/31/2006   13,581,212   11,819,997
   16      3405766     4,519,059      4,519,059     12/31/2005    4,471,988    4,471,988
   17      3405845     1,987,633      1,704,339     12/31/2006    1,959,416    1,706,444
   18      3405753     3,135,795      3,135,795     12/31/2005    3,341,041    3,341,041
   19      3405768     3,170,071      3,170,071     12/31/2005    3,198,980    3,198,980
   20      3405754     3,323,696      3,323,696     12/31/2005    3,065,360    3,065,360
   21      3405755     2,680,386      2,680,386     12/31/2005    2,654,538    2,654,538
   22      3405961     1,183,002      1,183,002     12/31/2006    1,440,857    1,440,857
   23      3405756     2,586,980      2,586,980     12/31/2005    2,679,869    2,679,869
   24       23582      2,265,920      2,265,920     12/31/2006    1,895,597    1,895,597

   25      3405932     1,393,627      1,393,627     12/31/2006    1,363,560    1,363,560
  25.1     3405932
  25.2     3405932
  25.3     3405932
  25.4     3405932

   26      3405772     2,263,522      2,263,522     12/31/2005    2,319,242    2,319,242
   27      3405773     1,620,214      1,620,214     12/31/2005    1,768,494    1,768,494
   28        500       1,304,144      1,304,144     12/31/2005    1,283,922    1,283,922
   29      3404645     1,020,654      1,020,654     11/30/2005     810,919      810,919
   30        600       2,145,246      2,145,246     12/31/2005    2,218,715    2,218,715
   31      3406314     1,651,720      1,651,720     12/31/2005    1,518,201    1,518,201

   32      3403893     1,295,501      1,295,501     12/31/2005    1,197,962    1,197,962
  32.1     3403893
  32.2     3403893
  32.3     3403893
  32.4     3403893
  32.5     3403893
  32.6     3403893
  32.7     3403893
  32.8     3403893

   33      3404734     1,859,210      1,859,210     12/31/2005    1,596,700    1,596,700
   34      3404317      672,445        672,445
   35        700       1,171,973       971,393      12/31/2005    1,089,886     882,196
   36      3406182
   37      3405700      508,784        508,784
   38        800        992,985        992,985      12/31/2005     599,945      599,945
   39      3405457     1,148,208      1,147,850     12/31/2005    1,163,660    1,163,332
   40       59758
   41       20953      1,597,066      1,551,014     12/31/2005    1,608,617    1,603,104
   42        900
   43      3405759     1,129,678      1,129,678     12/31/2005     673,030      673,030
   44        1000       955,251        943,598      12/31/2006     946,740      935,087

   45      3404076     1,490,958      1,490,958     12/31/2005    1,369,630    1,316,550
  45.1     3404076
  45.2     3404076

   46      3402392      425,170        407,670      12/31/2005     404,898      404,898
   47      3405760     1,283,890      1,283,890     12/31/2005    1,235,478    1,235,478
   48      90001146     930,525        863,629      12/31/2005     189,396      189,396
   49      3403580
   50      3404871     1,029,500      1,029,500     12/31/2005     767,654      561,325
   51      90001158    1,605,983      1,478,990     12/31/2006    1,487,399    1,363,743
   52      3405887
   53      3405454     1,175,286      1,175,286     12/31/2005    1,133,324    1,133,274
   54        1100      1,020,031      1,020,031     12/31/2005    1,037,169    1,037,169
   55       22651
   56      3405684
   57      3405449     1,077,105      1,077,105     12/31/2005    1,047,938    1,047,938
   58      3405776      931,040        931,040      12/31/2005     918,178      918,178
   59      3405466     1,127,054      1,127,054     12/31/2005    1,040,060    1,040,060
   60      3402090      707,704        707,704      12/31/2006     981,657      981,657
   61      3405762     1,110,301      1,110,301     12/31/2005     911,769      911,769
   62      9000655      737,041        737,041      12/31/2005     556,261      556,261
   63      3406322
   64      3406266      990,318        990,318      12/31/2005     888,261      888,261
   65      3405691      753,803        600,171      12/31/2005     350,419     -171,055
   66      9000658      627,740        627,740      12/31/2005     561,321      561,321
   67      9000606      718,050        718,050      12/31/2005     465,982      465,982
   68      3405458     1,024,658      1,024,658     12/31/2005    1,006,370    1,006,370
   69      3405456     1,012,695      1,012,695     12/31/2005    1,094,662    1,094,662
   70      3401449     1,058,258      1,058,258
   71        1200       412,506        412,506
   72      3405460      860,975        860,975      12/31/2005     810,659      810,659
   73      90001059     531,343        531,343

   74        1400       622,404        622,404      12/31/2005     553,305      553,305
  74.1     1400.01
  74.2     1400.02

   75        1300       819,063        819,063      12/31/2005     800,325      800,325
  75.1     1300.01
  75.2     1300.02

   76      90001232
   77       22442       832,640        832,640      12/31/2006     736,868      736,868
   78      3400184      634,077        634,077      12/31/2005     556,623      556,623
   79      3405459      889,511        889,511      12/31/2005     917,103      917,103
   80        1500       796,040        796,040      12/31/2005     782,753      782,753
   81      3405451      767,222        767,222      12/31/2005     874,204      874,204
   82      3403583
   83      3405447      818,883        818,883      12/31/2005     864,768      864,768
   84      3402366
   85      3406097      521,162        521,162      12/31/2005     508,803      508,803
   86      3405077
   87      3405888
   88      3405452      794,860        794,389      12/31/2005     761,674      760,992
   89      3405445      727,447        727,447      12/31/2005     734,334      734,334
   90      3404899      366,800        -49,234      12/31/2006     520,333      485,838
   91      3405462      741,787        741,678      12/31/2005     811,773      811,723
   92        1600       777,591        777,591      12/31/2005     779,687      779,687
   93      3404238      816,779        816,779      12/31/2006     810,088      810,088
   94      9000504     1,138,942      1,025,621     12/31/2005     937,192      831,656
   95       23596       941,226        941,226
   96      9000502
   97       23127       745,043        730,047      12/31/2006     685,993      667,630
   98      3402757      691,138        691,138      12/31/2005     490,559      490,559
   99      90001274     445,121        408,676
   100     3405448      704,884        704,268      12/31/2005     723,728      722,673
   101     3406643
   102     90001170     757,334        757,334
   103     3405985      885,062        885,062      12/31/2005     877,824      877,824
   104     3405455      672,911        672,911      12/31/2005     623,061      623,026
   105     3405450      631,563        630,560      12/31/2005     600,872      597,857
   106     3405879      431,431        406,273      12/31/2005     504,048      450,396
   107       1700       553,630        553,630      12/31/2006     553,960      553,960
   108     9000389      407,667        407,667      12/31/2005     121,895      121,895
   109     3405667
   110       1800
   111     3403586
   112     3405461      519,575        519,575      12/31/2005     514,354      514,354
   113      23688       412,902        409,994      12/31/2006     440,494      440,494
   114       2000
   115       1900       307,198        307,198      12/31/2005     152,909      152,909
   116     3406000
   117     3402374
   118      19512       431,508        431,508      12/29/2006     338,628      338,628

   119     3404557      223,584        223,584      12/31/2006     240,618      240,618
   120     3404556      83,900         83,900       12/31/2006     32,861       32,861

   121     3403007
   122      23871       623,275        623,275      12/31/2006     627,591      627,591
   123      22608       377,346        377,346      12/31/2006     362,132      362,132
   124     90001195     494,342        494,342      12/31/2005     503,906      503,906
   125      23907       612,252        612,252      12/31/2006     526,646      526,646
   126       2100       321,302        321,302      12/31/2006     293,337      293,337
   127     3403584
   128      23448       527,248        514,785      12/31/2006     409,555      386,149
   129     90001217     418,950        418,950      12/31/2005     377,042      377,042
   130     3406597
   131     90001210     322,501        47,894
   132      23816
   133       2200       356,580        356,580      12/31/2005     394,393      394,393
   134     90001289     256,074        256,074      12/31/2004     189,764      189,764
   135     90001182     100,968        100,968
   136     3406220      298,843        298,843      12/31/2005     291,116      291,116
   137     90001207     385,715        385,715      12/31/2005     326,107      326,107
   138     3405465      328,333        328,333      12/31/2005     350,051      350,051
   139      22322       382,709        372,763      12/31/2005     385,822      375,262
   140     90001224
   141     3405463      308,325        308,325      12/31/2005     272,021      271,301
   142     9000273      175,485        163,370      12/31/2005     167,879      124,217
   143     90001155
   144     3405446      244,934        244,934      12/31/2005     239,930      239,930
   145     3405464      228,596        228,596      12/31/2005     196,583      196,583
   146      19187
   147     9000481      177,882        177,882      12/31/2005     168,643      164,526
   148      23625       184,868        184,868
   149     90001294     205,986        205,986      12/31/2005     236,784      236,784
   150     9000882      212,034        212,034      12/31/2006     139,247      124,474
   151     90001100
------------------------------------------------------------------------------------------

==========================================================================================

                                                                                                        LARGEST
                                                                                       LARGEST          TENANT            LARGEST
                                                                                        TENANT           % OF             TENANT
             LOAN                                                                       LEASED           TOTAL             LEASE
SEQUENCE    NUMBER     LARGEST TENANT                                                     SF              SF            EXPIRATION
--------    ------     --------------                                                   -------         -------         -----------

    1      3406070
    2        101
    3      3405209     NYU Hospitals Center                                            163,741           17.7%           9/30/2013
    4      3406713     Openwave Systems, Inc.                                          283,015           63.2%           4/29/2013
    5      3406386

    6        104
   6.1       104
   6.2       104
   6.3       104
   6.4       104
   6.5       104
   6.6       104
   6.7       104

    7      3406646     Safeco Insurance                                                201,164           40.5%           1/1/2017
    8      3406563     Wells Fargo                                                      42,103           13.4%          11/30/2008

    9        100
   9.1      100.10     U.S. Department of Agriculture                                  324,484          100.0%           2/28/2010
   9.2      100.02     Immigration & Naturalization Service                             92,783          100.0%           6/30/2012
   9.3      100.01     United States Treasury Department                               121,028          100.0%           5/25/2014
   9.4      100.03     Social Security / Office of Hearings & Appeals                   39,357          100.0%              MTM
   9.5      100.09     Federal Courthouse                                               36,318          100.0%           9/30/2018
   9.6      100.04     IRS File Storage                                                102,325          100.0%           4/30/2018
   9.7      100.06     U.S. Forest Service                                              94,783          100.0%           1/4/2011
   9.8      100.05     Corps of Engineers                                               53,612          100.0%           11/7/2015
   9.9      100.08     Federal Building (IRS/FBI)                                       23,621          100.0%           6/23/2019
  9.10      100.07     U.S. National Parks Service                                      26,826          100.0%           3/31/2012

   10        200
  10.1      200.01
  10.2      200.03
  10.3      200.05
  10.4      200.04
  10.5      200.02

   11        102       JC Penney Company, Inc.                                          94,370           18.6%          11/30/2033
   12        300       Carefirst of Maryland                                           272,271          100.0%          12/31/2018
   13      3405751     Toys R Us                                                        50,000           12.4%           1/31/2015
   14      3400017     JC Penney                                                        51,257           13.8%          11/30/2008
   15        400
   16      3405766     United Artists Theater                                           81,365           43.5%          12/31/2025
   17      3405845
   18      3405753     Dicks Sporting Goods, Inc.                                       45,644           17.8%           1/31/2019
   19      3405768     Kohl's Department Store                                          86,584           23.8%           1/31/2022
   20      3405754     Linens 'n Things                                                 32,050           12.1%           1/31/2018
   21      3405755     Kohl's Department                                                86,584           39.6%           1/31/2022
   22      3405961     MA League of Community Health Centers                            17,560           16.0%           4/1/2016
   23      3405756     The Sports Authority                                             42,972           20.4%           3/31/2013
   24       23582      Marshall's                                                       30,000           21.0%           3/31/2016

   25      3405932
  25.1     3405932
  25.2     3405932
  25.3     3405932
  25.4     3405932

   26      3405772     Wal-Mart                                                        204,170           54.4%          10/31/2015
   27      3405773     Beall's                                                          60,000           26.0%           1/31/2021
   28        500       Whole Foods Market Group Inc.                                    41,157           50.8%          11/29/2014
   29      3404645     County of Maui                                                   20,151           24.6%           5/31/2010
   30        600        Linens 'n Things                                                31,296           18.8%           1/31/2016
   31      3406314     Maritz, Inc.                                                     77,201          100.0%          12/31/2019

   32      3403893
  32.1     3403893
  32.2     3403893
  32.3     3403893
  32.4     3403893
  32.5     3403893
  32.6     3403893
  32.7     3403893
  32.8     3403893

   33      3404734     Sunflower Florist                                                1,906            10.2%           8/31/2010
   34      3404317     Rip Curl                                                         78,466           50.0%           6/30/2010
   35        700
   36      3406182     Belk, Inc                                                       181,600          100.0%          12/31/2020
   37      3405700     Bank of America                                                  4,750            8.8%            5/12/2021
   38        800       CSK Auto                                                         6,500            11.6%           5/1/2014
   39      3405457     Home Goods                                                       25,000           18.7%           2/1/2017
   40       59758      Smith's Food & Drug                                              65,335           65.8%          10/31/2025
   41       20953      CSG Systems, Inc.                                               100,170           60.6%           4/30/2009
   42        900       Sutton Hill Properties, LLC                                      13,149          100.0%           1/1/2017
   43      3405759     American Signature                                               47,132           43.9%          12/31/2014
   44        1000

   45      3404076
  45.1     3404076
  45.2     3404076

   46      3402392     Shoe Pavilion                                                    22,272           33.0%           10/1/2016
   47      3405760     Wal-Mart                                                        183,211           82.1%           1/26/2019
   48      90001146
   49      3403580     Marsh Supermarket                                               118,860          100.0%          10/31/2026
   50      3404871     Chapman University                                               13,878           10.0%           1/31/2010
   51      90001158
   52      3405887     Barber-Coleman Company                                          545,000          100.0%           4/2/2012
   53      3405454     Tom Thumb                                                        62,139           72.6%           4/30/2024
   54        1100      FedEx Ground Package System, Inc.                               168,141          100.0%           9/30/2014
   55       22651      Cy and Marilyn Kobey and Tim and Nicole Ryan dba
                       Marilyns Mexican Restaurant                                      4,497            11.5%          12/21/2012
   56      3405684     Crown Distributing Co.                                           93,878          100.0%           4/30/2022
   57      3405449     Tom Thumb                                                        62,130           71.2%           8/25/2024
   58      3405776     Publix Supermarket                                               51,420           73.9%           6/30/2023
   59      3405466     Tom Thumb                                                        62,530           75.6%           10/23/2023
   60      3402090
   61      3405762     Ross Dress For Less                                              30,187           29.7%           1/31/2013
   62      9000655
   63      3406322
   64      3406266     Babies 'R Us                                                     38,626           41.5%           1/31/2014
   65      3405691     FleetCor Technologies, Inc                                       25,411           34.5%           1/31/2012
   66      9000658
   67      9000606
   68      3405458     Tom Thumb                                                        72,090           76.9%           11/4/2014
   69      3405456     Tom Thumb                                                        62,539           72.0%           4/30/2024
   70      3401449     Fubon Supermarket                                                37,308           48.9%          12/31/2025
   71        1200      Gio's Italian Grill                                              7,453            16.3%           2/3/2016
   72      3405460     Tom Thumb                                                        57,553           70.0%           8/1/2020
   73      90001059

   74        1400
  74.1     1400.01     RAD                                                              49,616           82.6%           6/30/2010
  74.2     1400.02     Lennox Industries                                                34,067           50.0%           2/28/2010

   75        1300
  75.1     1300.01     SY Coleman Corporation                                           46,213          100.0%           2/28/2011
  75.2     1300.02     Staples                                                          22,418           58.5%           1/1/2018

   76      90001232    Surgical Assoc of Richmond                                       20,000           51.3%           5/31/2026
   77       22442
   78      3400184
   79      3405459     Reid Laundry & Dry Cleaners                                      4,000            15.0%          12/31/2011
   80        1500
   81      3405451     Tom Thumb                                                        58,960           72.3%           9/13/2016
   82      3403583     Marsh Supermarket                                               186,450          100.0%          10/31/2026
   83      3405447     Tom Thumb                                                        62,132           80.3%           3/1/2015
   84      3402366     Marsh Supermarket                                                78,207          100.0%          10/31/2026
   85      3406097
   86      3405077     Walgreens                                                        13,095           76.3%           1/31/2031
   87      3405888     California Fitness / Lifestyle Fitness                           14,637           41.1%           3/31/2022
   88      3405452     Publix Super Markets                                             56,146           67.8%           2/1/2016
   89      3405445     Tom Thumb                                                        59,480           74.9%           3/1/2015
   90      3404899     CVS/Sav-on                                                       30,100           56.7%           3/1/2026
   91      3405462     Tom Thumb                                                        59,480           71.5%           3/1/2015
   92        1600      Standard Electric Supply Co., Inc                                67,306           57.1%           9/30/2009
   93      3404238     Computer Career Center                                           17,000           41.0%           1/31/2012
   94      9000504
   95       23596      Goodwill Industries                                              23,150           34.7%           9/30/2010
   96      9000502     FreemanWhite, Inc.                                               50,000          100.0%          12/15/2021
   97       23127      Liquid Blue & Diggers                                            6,500            13.6%           5/3/2008
   98      3402757     Reno Family Physicians                                           14,949           29.9%           3/31/2015
   99      90001274    Bodyplex                                                         14,900           30.0%          12/31/2008
   100     3405448     Publix Super Markets                                             56,146           74.2%          11/30/2015
   101     3406643     Mercy Animal Hospital                                            3,711            14.7%           2/28/2015
   102     90001170
   103     3405985
   104     3405455     Publix Super Markets                                             47,955           71.6%           10/1/2015
   105     3405450     Kroger                                                           43,035           57.2%           3/31/2019
   106     3405879     Lowe's Foods                                                     47,150           54.9%           10/1/2020
   107       1700      Central Parking System                                            810            100.0%           3/31/2015
   108     9000389
   109     3405667     EPA                                                              27,900           80.8%           2/13/2017
   110       1800      Hende Nuevo                                                      2,600            5.5%            2/28/2013
   111     3403586     Marsh Supermarket                                                60,000          100.0%          10/31/2026
   112     3405461     Walgreen Co.                                                     23,000           77.6%          10/31/2059
   113      23688      AppRiver                                                         11,718           22.7%           8/31/2010
   114       2000      Fidelity Brokerage Services                                      7,928            64.1%           9/30/2016
   115       1900      Villas Market Place                                              7,860            78.6%           4/30/2020
   116     3406000     Capitol Distributors, Inc.                                      225,000          100.0%          12/22/2021
   117     3402374     Marsh Supermarket                                                39,877          100.0%          10/31/2026
   118      19512

   119     3404557     Dexter Magnetic Technologies                                     40,000          100.0%          10/31/2021
   120     3404556     Dexter Magnetic Technologies                                     49,517          100.0%          10/31/2021

   121     3403007     Walgreen Co.                                                     11,040          100.0%           2/28/2082
   122      23871
   123      22608      Mattress Giant Corporation                                       5,045            25.3%          12/31/2009
   124     90001195
   125      23907
   126       2100      Worlds Gym                                                       12,500           40.2%           2/14/2021
   127     3403584     Marsh Supermarket                                                38,849          100.0%          10/31/2026
   128      23448
   129     90001217    Jordan Coyne & Savits                                            6,760            32.9%          11/30/2009
   130     3406597     Vittorio's                                                       3,998            17.5%           8/31/2010
   131     90001210    Dermatology Specialists of Georgia                               14,174           58.8%          10/31/2015
   132      23816      Turnbull Enterprises LLC                                        100,000          100.0%           4/30/2017
   133       2200      Carus Publishing Co.                                             9,259            6.3%            1/31/2014
   134     90001289
   135     90001182
   136     3406220
   137     90001207    Rainmaker                                                        3,769            17.4%           2/28/2010
   138     3405465     Perry's Fine Dry Cleaning                                        3,000            17.6%           8/31/2009
   139      22322      ChemTreat, Inc.                                                  26,539          100.0%          11/30/2011
   140     90001224    AC White                                                         98,136          100.0%           3/31/2027
   141     3405463     Stephen's Cleaners                                               3,500            23.3%          10/31/2011
   142     9000273     Art Rocks LLC                                                    25,704           14.6%           8/7/2011
   143     90001155    Lansing Building Products, Inc.                                  18,000           40.0%          12/31/2011
   144     3405446     CVS Pharmacy                                                     9,450            77.7%           1/31/2021
   145     3405464     Style America                                                    1,475            14.5%           7/31/2008
   146      19187      Tri-Link, Inc.                                                   32,049           52.8%           3/31/2017
   147     9000481     Progressive Redevelopment, Inc.                                  11,230           51.6%           1/31/2022
   148      23625      Bang C Le dba Assessment Technologies                            5,525            28.6%           2/1/2012
   149     90001294    DSI Mobile Electronic, Inc.                                      4,800            14.3%           3/31/2011
   150     9000882     A G Edwards & Sons                                               5,268            32.6%          12/31/2008
   151     90001100    Blackburn & McCune, PLLC                                         8,292           100.0%           1/31/2022
-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================

                                                                                                     SECOND
                                                                                       SECOND       LARGEST            SECOND
                                                                                       LARGEST       TENANT           LARGEST
                                                                                       TENANT         % OF             TENANT
               LOAN                                                                    LEASED        TOTAL             LEASE
SEQUENCE      NUMBER      SECOND LARGEST TENANT                                          SF            SF            EXPIRATION
--------      ------      ---------------------                                       --------      -------          ----------

    1         3406070
    2           101
    3         3405209     Segal                                                        157,947       17.1%           12/31/2009
    4         3406713     PDL BioPharma                                                164,732       36.8%           12/31/2021
    5         3406386

    6           104
   6.1          104
   6.2          104
   6.3          104
   6.4          104
   6.5          104
   6.6          104
   6.7          104

    7         3406646     Washington Mutual                                            74,889        15.1%           12/31/2015
    8         3406563     DLA Piper Rudnick                                            37,651        12.0%            6/30/2011

    9           100
   9.1        100.10
   9.2        100.02
   9.3        100.01
   9.4        100.03
   9.5        100.09
   9.6        100.04
   9.7        100.06
   9.8        100.05
   9.9        100.08
  9.10        100.07

   10           200
  10.1        200.01
  10.2        200.03
  10.3        200.05
  10.4        200.04
  10.5        200.02

   11           102       Rave Motion Pictures, LLC                                    90,216        17.8%           12/31/2020
   12           300
   13         3405751     Linens 'n Things                                             33,979         8.4%            1/31/2015
   14         3400017     Food 4 Less                                                  37,000        10.0%            5/31/2015
   15           400
   16         3405766     Best Buy                                                     43,405        23.2%            1/31/2017
   17         3405845
   18         3405753     Ross Dress For Less                                          30,187        11.8%            1/31/2014
   19         3405768     Goody's Family Clothing                                      40,000        11.0%            8/31/2016
   20         3405754     Babies 'R Us                                                 32,000        12.1%            1/31/2018
   21         3405755     Old Navy L.P. / GAP                                          25,000        11.4%            1/31/2012
   22         3405961     Informed Medical Decision Making                             13,389        12.2%            8/30/2017
   23         3405756     Bed, Bath & Beyond                                           37,559        17.8%            1/31/2014
   24          23582      Bed, Bath & Beyond                                           23,000        16.1%            1/31/2017

   25         3405932
  25.1        3405932
  25.2        3405932
  25.3        3405932
  25.4        3405932

   26         3405772     Lowe's Home Center                                           130,497       34.8%           10/31/2015
   27         3405773     Publix SuperMarket                                           37,888        16.4%           10/31/2019
   28           500       Chelsea Seventh Garage Corp.                                 39,810        49.2%           12/31/2010
   29         3404645     John Saunders (Master Lease)                                 15,300        18.7%            6/1/2017
   30           600        TJ Maxx                                                     30,003        18.0%            8/31/2010
   31         3406314

   32         3403893
  32.1        3403893
  32.2        3403893
  32.3        3403893
  32.4        3403893
  32.5        3403893
  32.6        3403893
  32.7        3403893
  32.8        3403893

   33         3404734     Starbucks                                                     1,651         8.8%            4/30/2016
   34         3404317     Rock Harbor Church                                           51,210        32.6%            9/30/2011
   35           700
   36         3406182
   37         3405700     Wells Fargo                                                   4,200         7.8%           12/31/2015
   38           800       All Phase Brokers                                             3,691         6.6%            4/1/2011
   39         3405457     ACA Brandon, Inc. (Athletic Club)                            18,000        13.5%            6/30/2013
   40          59758      Massage Envy                                                  3,611         3.6%            3/31/2012
   41          20953      GMAC Insurance Holdings, Inc.                                31,772        19.2%           11/30/2011
   42           900
   43         3405759     Total Wine and Spirit                                        22,822        21.2%            4/30/2016
   44          1000

   45         3404076
  45.1        3404076
  45.2        3404076

   46         3402392     Petsmart                                                     22,101        32.8%            12/1/2018
   47         3405760     Dollar Tree Store                                             8,000         3.6%            3/31/2011
   48        90001146
   49         3403580
   50         3404871     Breakthrough Church                                           8,320         6.0%            7/31/2008
   51        90001158
   52         3405887
   53         3405454     El Chico Cafe                                                 6,152         7.2%            5/31/2014
   54          1100
   55          22651      Leslie's Poolmart, Inc dba Leslie's Pool Supply               3,069         7.9%           12/31/2012
   56         3405684
   57         3405449     Advancial  Federal Credit Union                               4,200         4.8%           11/30/2009
   58         3405776     Wachovia Bank                                                 3,500         5.0%           10/31/2013
   59         3405466     Blockbuster                                                   6,500         7.9%            6/30/2008
   60         3402090
   61         3405762     Bed, Bath & Beyond                                           23,000        22.6%            1/31/2013
   62         9000655
   63         3406322
   64         3406266     OfficeDepot                                                  34,099        36.7%            7/16/2009
   65         3405691     Crawford & Co                                                13,445        18.3%            4/30/2009
   66         9000658
   67         9000606
   68         3405458     Blockbuster                                                   4,663         5.0%            9/30/2009
   69         3405456     Blockbuster                                                   5,000         5.8%            2/28/2009
   70         3401449     Malay Satay Hut                                               4,512         5.9%            7/31/2010
   71          1200       Daniel J Hoffman, LLC                                         4,662        10.2%           11/30/2011
   72         3405460     Blockbuster                                                   6,500         7.9%            5/31/2010
   73        90001059

   74          1400
  74.1        1400.01     SV Moffett Co. Inc.                                          10,420        17.4%            3/31/2011
  74.2        1400.02

   75          1300
  75.1        1300.01
  75.2        1300.02     Citi-Trends                                                  10,913        28.5%            1/31/2009

   76        90001232     HCA                                                          19,000        48.7%            5/31/2021
   77          22442
   78         3400184
   79         3405459     Palm Beach Tan                                                3,360        12.6%            2/28/2009
   80          1500
   81         3405451     Blockbuster                                                   4,982         6.1%            7/31/2008
   82         3403583
   83         3405447     Play It Again Sports                                          3,060         4.0%            2/28/2010
   84         3402366
   85         3406097
   86         3405077     Banco Popular North America                                   4,065        23.7%           11/30/2025
   87         3405888     Sleep Outfitters                                              4,475        12.6%           10/31/2011
   88         3405452     Bena's Hallmark                                               5,400         6.5%            6/30/2011
   89         3405445     Blockbuster                                                   5,980         7.5%            1/31/2010
   90         3404899     Stone Pro                                                     4,460         8.4%            9/1/2012
   91         3405462     Monarch Dental                                                4,626         5.6%            2/28/2010
   92          1600       Marcor                                                       12,685        10.8%            9/30/2010
   93         3404238     MTA                                                          10,545        25.4%           12/31/2015
   94         9000504
   95          23596      Su Casa Imports, Inc.                                        12,000        18.0%           10/31/2009
   96         9000502
   97          23127      Fore Play                                                     4,700         9.8%            5/24/2011
   98         3402757     Woodcrafter's                                                 7,370        14.7%            6/30/2016
   99        90001274     Keller Realty                                                 5,245        10.6%            2/28/2012
   100        3405448     The Movie Gallery                                             5,100         6.7%            4/30/2010
   101        3406643     Woodhouse Day Spa                                             3,500        13.9%            6/13/2017
   102       90001170
   103        3405985
   104        3405455     The Movie Gallery                                             5,103         7.6%            9/30/2011
   105        3405450     Most Valuable Pets                                            4,800         6.4%           10/31/2007
   106        3405879     Gold's Gym                                                   10,732        12.5%            5/31/2015
   107         1700
   108        9000389
   109        3405667
   110         1800
   111        3403586
   112        3405461     Twin Liquors                                                  2,900         9.8%           11/30/2007
   113         23688      19 Communictions                                              3,268         6.3%            3/31/2010
   114         2000       Taco Milagro                                                  4,448        35.9%            9/30/2016
   115         1900       Dollar Financial                                               900          9.0%            5/31/2011
   116        3406000
   117        3402374
   118         19512

   119        3404557
   120        3404556

   121        3403007
   122         23871
   123         22608      Brian Burry                                                   3,236        16.2%           11/30/2011
   124       90001195
   125         23907
   126         2100
   127        3403584
   128         23448
   129       90001217     Fettman, Tolchin, et.al.                                      5,103        24.9%            7/31/2009
   130        3406597     Back Care Professionals                                       2,650        11.6%           10/31/2011
   131       90001210     Keller Williams                                               9,945        41.2%            5/31/2016
   132         23816
   133         2200       Vandenburg Organztn, Inc.                                     8,209         5.6%            8/31/2008
   134       90001289
   135       90001182
   136        3406220
   137       90001207     H. L. Reed Design                                             2,590        12.0%            1/31/2009
   138        3405465     David Anderson, D.D.S.                                        2,295        13.5%           12/31/2007
   139         22322
   140       90001224
   141        3405463     Dali Dental, PA                                               1,775        11.8%            8/31/2012
   142        9000273     Duffy & Lee Co.                                              22,169        12.6%            2/28/2009
   143       90001155     Rolls Royce NA, Inc.                                         18,000        40.0%            2/29/2012
   144        3405446     Pizza Hut                                                     2,135        17.6%           12/31/2008
   145        3405464     Cingular Wireless                                             1,400        13.7%           12/31/2008
   146         19187      Pride Products Corporation                                   28,601        47.2%            9/30/2008
   147        9000481     Community Development Center                                  4,624        21.3%            9/18/2021
   148         23625      Automation Washateria                                         5,200        26.9%            3/30/2016
   149       90001294     American Glasswork, Inc.                                      2,400         7.1%               MTM
   150        9000882     Dr. Steven Staires                                            4,018        24.9%           10/31/2007
   151       90001100
----------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================

                                                                          THIRD
                                                               THIRD     LARGEST        THIRD
                                                              LARGEST     TENANT       LARGEST
                                                               TENANT      % OF         TENANT
               LOAN                                            LEASED     TOTAL         LEASE          % OF LOAN
SEQUENCE      NUMBER    THIRD LARGEST TENANT                     SF         SF        EXPIRATION         GROUP           % OF POOL
--------     -------    ---------------------                 -------   --------      ----------      -----------        ----------

   1         3406070                                                                                     50.2%              9.2%
   2           101                                                                                       7.0%               5.7%
   3         3405209    Coty                                  100,629     10.9%       6/30/2015          6.5%               5.3%
   4         3406713                                                                                     6.4%               5.2%
   5         3406386                                                                                     6.1%               5.0%

   6           104                                                                                       27.0%              5.0%
  6.1          104                                                                                       7.6%               1.4%
  6.2          104                                                                                       6.8%               1.3%
  6.3          104                                                                                       5.6%               1.0%
  6.4          104                                                                                       3.5%               0.6%
  6.5          104                                                                                       1.4%               0.3%
  6.6          104                                                                                       1.4%               0.3%
  6.7          104                                                                                       0.7%               0.1%

   7         3406646    Berlex Laboratories                    57,109     11.5%       12/1/2007          6.1%               5.0%
   8         3406563    CB Richard Ellis                       33,773     10.8%       8/31/2016          5.8%               4.7%

   9           100                                                                                       4.4%               3.6%
  9.1         100.10                                                                                     1.5%               1.2%
  9.2         100.02                                                                                     0.5%               0.4%
  9.3         100.01                                                                                     0.5%               0.4%
  9.4         100.03                                                                                     0.4%               0.3%
  9.5         100.09                                                                                     0.4%               0.3%
  9.6         100.04                                                                                     0.3%               0.2%
  9.7         100.06                                                                                     0.3%               0.2%
  9.8         100.05                                                                                     0.3%               0.2%
  9.9         100.08                                                                                     0.1%               0.1%
  9.10        100.07                                                                                     0.1%               0.1%

   10          200                                                                                       3.5%               2.8%
  10.1        200.01                                                                                     1.2%               0.9%
  10.2        200.03                                                                                     1.0%               0.8%
  10.3        200.05                                                                                     0.6%               0.5%
  10.4        200.04                                                                                     0.4%               0.3%
  10.5        200.02                                                                                     0.3%               0.3%

   11          102      Dick's Sporting Goods, Inc.            66,000     13.0%       1/31/2021          3.0%               2.4%
   12          300                                                                                       2.0%               1.7%
   13        3405751    Ross Dress For Less                    30,093      7.5%       1/31/2013          2.0%               1.6%
   14        3400017    Joe's                                  34,969      9.4%       1/31/2018          1.7%               1.4%
   15          400                                                                                       1.7%               1.4%
   16        3405766    Nordstrom                              40,263     21.5%       2/28/2012          1.6%               1.3%
   17        3405845                                                                                     5.8%               1.1%
   18        3405753    TJ Maxx                                30,000     11.7%       3/31/2013          1.3%               1.1%
   19        3405768    Ross Dress For Less                    30,187      8.3%       1/31/2012          1.3%               1.1%
   20        3405754    Ross Dress For Less                    30,082     11.4%       1/31/2013          1.2%               1.0%
   21        3405755    Office Max, Inc                        23,500     10.7%       1/31/2017          1.0%               0.8%
   22        3405961    Anti-Defamation League                 11,560     10.5%        9/8/2009          1.0%               0.8%
   23        3405756    Barnes & Noble                         27,000     12.8%       2/28/2013          1.0%               0.8%
   24         23582     Michaels                               21,300     14.9%       3/15/2016          0.9%               0.8%

   25        3405932                                                                                     0.9%               0.7%
  25.1       3405932                                                                                     0.4%               0.3%
  25.2       3405932                                                                                     0.2%               0.2%
  25.3       3405932                                                                                     0.2%               0.1%
  25.4       3405932                                                                                     0.1%               0.1%

   26        3405772    Fashion Bug                            9,600       2.6%       1/31/2008          0.8%               0.7%
   27        3405773    Office Depot                           30,121     13.0%       11/30/2014         0.8%               0.7%
   28          500                                                                                       0.8%               0.6%
   29        3404645    GSA                                    6,956       8.5%       9/30/2007          0.8%               0.6%
   30          600       Staples                               23,884     14.3%       5/31/2015          0.7%               0.6%
   31        3406314                                                                                     0.7%               0.6%

   32        3403893                                                                                     0.7%               0.5%
  32.1       3403893                                                                                     0.1%               0.1%
  32.2       3403893                                                                                     0.1%               0.1%
  32.3       3403893                                                                                     0.1%               0.1%
  32.4       3403893                                                                                     0.1%               0.1%
  32.5       3403893                                                                                     0.1%               0.1%
  32.6       3403893                                                                                     0.1%               0.1%
  32.7       3403893                                                                                     0.1%               0.0%
  32.8       3403893                                                                                     0.0%               0.0%

   33        3404734    Edible Arrangements                    1,334       7.1%       12/31/2015         0.6%               0.5%
   34        3404317    Pacific Building Care                  14,105      9.0%       1/14/2012          0.6%               0.5%
   35          700                                                                                       2.7%               0.5%
   36        3406182                                                                                     0.6%               0.5%
   37        3405700    Mexquite Restaurant                    4,000       7.4%       2/28/2017          0.6%               0.5%
   38          800      Countrywide Home Loan                  3,210       5.7%        4/1/2009          0.6%               0.5%
   39        3405457    Primus Clinic                          8,502       6.4%       7/31/2015          0.6%               0.5%
   40         59758     Sammy's Woodfired Pizza                3,480       3.5%       7/31/2016          0.6%               0.5%
   41         20953     Omni Hotels Management Corporation     20,779     12.6%       12/31/2012         0.6%               0.5%
   42          900                                                                                       0.5%               0.4%
   43        3405759    DSW Shoe Warehouse / DSW Inc           20,455     19.0%       1/31/2016          0.5%               0.4%
   44          1000                                                                                      2.2%               0.4%

   45        3404076                                                                                     2.1%               0.4%
  45.1       3404076                                                                                     1.7%               0.3%
  45.2       3404076                                                                                     0.5%               0.1%

   46        3402392    Party America                          10,000     14.8%       12/1/2009          0.5%               0.4%
   47        3405760    Cato Fashions, The Cato Corp.          4,720       2.1%       1/31/2009          0.5%               0.4%
   48        90001146                                                                                    0.4%               0.4%
   49        3403580                                                                                     0.4%               0.4%
   50        3404871    Yocum Masonry                          7,348       5.3%       2/28/2008          0.4%               0.3%
   51        90001158                                                                                    0.4%               0.3%
   52        3405887                                                                                     0.4%               0.3%
   53        3405454    Blockbuster                            4,530       5.3%       2/28/2009          0.4%               0.3%
   54          1100                                                                                      0.4%               0.3%
   55         22651     Friends From Back East, LLC            2,616       6.7%       8/17/2012          0.4%               0.3%
   56        3405684                                                                                     0.4%               0.3%
   57        3405449    Century 21 Realtors                    4,000       4.6%       8/31/2011          0.4%               0.3%
   58        3405776    Dunkin Donuts                          1,575       2.3%       7/31/2011          0.4%               0.3%
   59        3405466    Planet Beach Tan                       2,300       2.8%       1/31/2010          0.4%               0.3%
   60        3402090                                                                                     0.4%               0.3%
   61        3405762    Petsmart, Inc                          19,235     18.9%       1/31/2017          0.4%               0.3%
   62        9000655                                                                                     0.4%               0.3%
   63        3406322                                                                                     1.6%               0.3%
   64        3406266    PetsMart                               20,267     21.8%       1/31/2018          0.3%               0.3%
   65        3405691    HAAS Publishing Companies, Inc         12,393     16.8%       12/31/2015         0.3%               0.3%
   66        9000658                                                                                     0.3%               0.3%
   67        9000606                                                                                     0.3%               0.3%
   68        3405458    Stephen's Cleaners                     4,231       4.5%       11/30/2007         0.3%               0.3%
   69        3405456    Mr. K's Blue Bonnet Cleaners           2,670       3.1%       3/31/2011          0.3%               0.3%
   70        3401449    Pho Saigon                             3,791       5.0%       9/30/2015          0.3%               0.3%
   71          1200     Posh Salons                            4,346       9.5%       12/31/2011         0.3%               0.3%
   72        3405460    Alliance Pain Centers                  4,500       5.5%       2/28/2008          0.3%               0.3%
   73        90001059                                                                                    0.3%               0.3%

   74          1400                                                                                      0.3%               0.3%
  74.1       1400.01                                                                                     0.2%               0.1%
  74.2       1400.02                                                                                     0.1%               0.1%

   75          1300                                                                                      0.3%               0.3%
  75.1       1300.01                                                                                     0.2%               0.2%
  75.2       1300.02    Shoe Show                              3,617       9.4%       5/14/2012          0.1%               0.1%

   76        90001232                                                                                    0.3%               0.2%
   77         22442                                                                                      1.3%               0.2%
   78        3400184                                                                                     0.3%               0.2%
   79        3405459    Twin Liquors                           2,500       9.4%       10/31/2011         0.3%               0.2%
   80          1500                                                                                      1.3%               0.2%
   81        3405451    GK Cleaners                            3,500       4.3%       9/30/2011          0.3%               0.2%
   82        3403583                                                                                     0.3%               0.2%
   83        3405447    Premier Gallery                        2,590       3.3%       12/31/2008         0.3%               0.2%
   84        3402366                                                                                     0.3%               0.2%
   85        3406097                                                                                     1.2%               0.2%
   86        3405077                                                                                     0.3%               0.2%
   87        3405888    Casa Fiesta                            4,004      11.2%       12/31/2011         0.3%               0.2%
   88        3405452    Taqueria Los Hermanos                  2,633       3.2%       9/30/2011          0.3%               0.2%
   89        3405445    Town & Country Cleaners                2,400       3.0%       2/28/2011          0.3%               0.2%
   90        3404899    Flying Star Cafe                       3,960       7.5%       5/31/2017          0.3%               0.2%
   91        3405462    The Biscuit Cafe                       2,950       3.5%       10/31/2013         0.3%               0.2%
   92          1600     Food Venture                           10,000      8.5%       5/31/2011          0.3%               0.2%
   93        3404238    N.A.D.A.P.                             8,500      20.5%       8/31/2007          0.3%               0.2%
   94        9000504                                                                                     0.3%               0.2%
   95         23596     Hospice of Washington County           7,005      10.5%       7/26/2011          0.3%               0.2%
   96        9000502                                                                                     0.3%               0.2%
   97         23127     Cake Restaurant                        4,300       9.0%       11/30/2009         0.3%               0.2%
   98        3402757    Cantina Los Tres Hombres               5,628      11.2%       9/30/2008          0.3%               0.2%
   99        90001274   Highland Beverage                      5,000      10.1%       8/31/2008          0.3%               0.2%
  100        3405448    Sunsations Tanning Salon               2,400       3.2%       5/30/2009          0.2%               0.2%
  101        3406643    Five Guys Famous Burgers               2,571      10.2%       4/14/2015          0.2%               0.2%
  102        90001170                                                                                    0.2%               0.2%
  103        3405985                                                                                     0.2%               0.2%
  104        3405455    Rainbow Fast Foods, LLC                2,000       3.0%       9/30/2011          0.2%               0.2%
  105        3405450    Old Happy Day's                        2,400       3.2%       12/30/2010         0.2%               0.2%
  106        3405879    Family Dollar                          8,450       9.8%       12/31/2010         0.2%               0.2%
  107          1700                                                                                      0.2%               0.2%
  108        9000389                                                                                     0.9%               0.2%
  109        3405667                                                                                     0.2%               0.2%
  110          1800                                                                                      0.8%               0.1%
  111        3403586                                                                                     0.2%               0.1%
  112        3405461    Popeye's Fried Chicken                 2,225       7.5%       6/30/2013          0.2%               0.1%
  113         23688     FL Dept of Elder Affairs               2,918       5.6%       11/30/2010         0.2%               0.1%
  114          2000                                                                                      0.2%               0.1%
  115          1900     Hair Salon                              413        4.1%       1/31/2010          0.2%               0.1%
  116        3406000                                                                                     0.2%               0.1%
  117        3402374                                                                                     0.2%               0.1%
  118         19512                                                                                      0.2%               0.1%

                                                                                                         0.2%               0.1%
  119        3404557                                                                                     0.1%               0.1%
  120        3404556                                                                                     0.1%               0.1%

  121        3403007                                                                                     0.2%               0.1%
  122         23871                                                                                      0.2%               0.1%
  123         22608     SprintCom, Inc.                        2,925      14.7%       12/31/2009         0.1%               0.1%
  124        90001195                                                                                    0.7%               0.1%
  125         23907                                                                                      0.1%               0.1%
  126          2100                                                                                      0.6%               0.1%
  127        3403584                                                                                     0.1%               0.1%
  128         23448                                                                                      0.6%               0.1%
  129        90001217   Mercantile Potomac Bank                3,420      16.7%       11/14/2011         0.1%               0.1%
  130        3406597    The Learning Center                    2,360      10.4%       6/30/2015          0.1%               0.1%
  131        90001210                                                                                    0.1%               0.1%
  132         23816                                                                                      0.1%               0.1%
  133          2200     Lakeshore Centre Holdings              7,229       4.9%       9/30/2008          0.1%               0.1%
  134        90001289                                                                                    0.1%               0.1%
  135        90001182                                                                                    0.5%               0.1%
  136        3406220                                                                                     0.5%               0.1%
  137        90001207   Tom James                              2,400      11.1%       4/30/2008          0.1%               0.1%
  138        3405465    T-Mobile                               1,500       8.8%       1/31/2011          0.1%               0.1%
  139         22322                                                                                      0.1%               0.1%
  140        90001224                                                                                    0.1%               0.1%
  141        3405463    The Nail Club                          1,616      10.8%       11/30/2010         0.1%               0.1%
  142        9000273    Altiquip LLC                           17,040      9.7%       12/31/2009         0.1%               0.1%
  143        90001155   Bahama Joe's Coast to Coast, Inc.      9,000      20.0%       2/29/2012          0.1%               0.1%
  144        3405446    Baskin Robbins                          580        4.8%       3/31/2008          0.1%               0.1%
  145        3405464    Wingstop                               1,200      11.8%       11/30/2008         0.1%               0.1%
  146         19187                                                                                      0.1%               0.1%
  147        9000481    Palate, Inc.                           2,292      10.5%       11/17/2007         0.1%               0.1%
  148         23625     Freshscent Cleaners                    3,250      16.8%       1/31/2016          0.1%               0.0%
  149        90001294   On the Hill, Inc.                      2,400       7.1%       12/31/2009         0.1%               0.0%
  150        9000882    Champion Technologies                  2,864      17.7%       9/30/2007          0.0%               0.0%
  151        90001100                                                                                    0.0%               0.0%
-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================

Footnotes to ANNEX A

(1)	Rates are to full precision on the ‘‘BACM2007_3.xls’’ file located on the computer diskette.

(2)	For Loan No. 400, the monthly debt service payments required under the loan documents are based on a 30-year amortization schedule; provided, however, that in the event that trailing twelve month NOI on the 3rd anniversary of the origination date is less than $15,000,000, then beginning on the subsequent monthly payment date and continuing until the Maturity Date, monthly debt service payments will be calculated based on a 25-year amortization schedule.

(3)	For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day year, the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day year consisting of twelve 30-day months. The actual amortization would be longer.

(4)	Some appraised values may include FF&E and personal property value.

(5)	For Loan No. 1000, the borrower intends to upgrade the subject property and rental units during the next five years to increase rents to market. A Renovation and Replacement Reserve of $1,685,250 was funded at origination. The ‘‘as is’’ value as of March 24, 2007 is $17,000,000.

(6)	For Loan No. 23816, the ‘‘as stabilized’’ value is set forth in the related appraisal as a ‘‘hypothetical value as cured.’’

(7)	The loan per unit is based on the total number of units, which includes the retail units.

(8)	For Loan No. 1800, the related Mortgaged Property includes one commercial unit.

(9)	With respect to eight Mortgage Loans, Loan Nos. 101, 3405209, 3406646, 104, 3406563, 102, 700 and 1800, the U/W NOI, U/W Net Cash Flow and U/W DSCR were calculated taking into account various assumptions regarding the financial performance of the related Mortgaged Property on an ‘‘as stabilized’’ or an ‘‘as adjusted’’ basis. The ‘‘as is’’ DSCR with respect to Loan Nos. 101, 3405209, 3406646, 104, 3406563, 102, 700 and 1800, is 0.95x, 0.87x, 0.90x, 0.93x, 0.85x, 1.12x, 1.26x and 1.08x, respectively.

(10)	For Loan No. 1800, the U/W NCF and U/W DSCR (x) were calculated based on assumptions regarding rent increases under the New York City rent stabilization regulations. The ‘‘as is’’ U/W DSCR (x) is 1.08x. The loan-to-cost is 73.8%.

(11)	For Loan No. 700, U/W NCF and U/W DSCR (x) were calculated based on market level rents expected to be achieved following the planned renovations at the subject property. The ‘‘as-is’’ U/W DSCR (x) is 1.26x.

(12)	For Loan No. 1400, the U/W DSCR (x) and U/W DSCR (x) on an interest only basis, excluding the master lease income, is 0.94x and 1.13x, respectively.

(13)	For Loan No. 1900, the U/W DSCR (x), excluding the master lease income, is 1.10x.

(14)	For Loan No. 3404645, the U/W DSCR (x), excluding the master lease income, is 0.87x.

(15)	For Loan No. 3406643, the U/W DSCR (x), excluding the master lease income, is 0.87x.

(16)	For Loan No. 102, the U/W DSCR on the Metropolis Shopping Center A/B Whole Loan is 1.11x. The U/W DSCR on the Metropolis Shopping Center Note A Mortgage Loan is 1.27x. The ‘‘as-is’’ DSCR on the Metropolis Shopping Center A/B Whole Loan, based on the on March 31, 2007 trailing twelve month cash flow of $6,346,125, is 0.98x. The ‘‘as-is’’ DSCR on the Metropolis Shopping Center Note A Mortgage Loan is 1.12x. Mr. Christopher P. White (the ‘‘Guarantor’’), guarantees that the cash flow at the Metropolis Shopping Center Mortgaged Property will never be less than the amount necessary to achieve a DSCR of at least 1.00x (the ‘‘Guaranty’’). The Guarantor is required, so long as the Metropolis Shopping Center A/B Whole Loan is outstanding to maintain a net worth of no less than $50,000,000 and liquidity of $5,000,000. The Guaranty terminates once (a) the DSCR on the Metropolis Shopping Center A/B Whole Loan has equaled or exceeded 1.20x for three consecutive calendar months and (b) Rave Motion Pictures Indianapolis, L.L.C. has paid full unabated rent for twenty-four consecutive months.

PREPAYMENT LOCKOUT/PREPAYMENT ANALYSIS
BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)(3)
ALL MORTGAGE LOANS

	Jul-07	Jul-08	Jul-09	Jul-10	Jul-11	Jul-12	Jul-13	Jul-14	Jul-15	Jul-16	Jul-17	Jul-18	Jul-19	Jul-20	Jul-21
Lockout(4)(5)(6)(7)(9)	95.03%	95.02%	73.70%	66.42%	57.90%	63.54%	63.45%	62.39%	62.27%	61.01%	15.35%	100.00%	100.00%	100.00%	100.00%
Yield Maintenance (4)(5)(6)(7)(8)(10)	4.97	4.98	26.30	32.66	39.51	35.77	35.87	37.61	37.73	37.58	0.00	0.00	0.00	0.00	0.00
Fixed Premium 3.0(9)	0.00	0.00	0.00	0.43	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Fixed Premium 2.0(9)	0.00	0.00	0.00	0.00	0.43	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Fixed Premium 1.0(9)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Open	0.00	0.00	0.00	0.49	2.16	0.68	0.68	0.00	0.00	1.40	84.65	0.00	0.00	0.00	0.00
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Total Beginning Balance as of the Cut-off Date (in millions)(11)	$3,515.65	$3,513.04	$3,509.78	$3,505.71	$3,500.41	$2,762.86	$2,753.74	$2,603.55	$2,593.50	$2,522.28	$196.40	$29.72	$29.27	$28.80	$28.29
Percent of Initial Balance	100.00%	99.93%	99.83%	99.72%	99.57%	78.59%	78.33%	74.06%	73.77%	71.74%	5.59%	0.85%	0.83%	0.82%	0.80%

(1)	Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans.
(2)	As of the Cut-off Date.
(3)	Numbers may not total to 100% due to rounding.
(4)	Ninety-five Mortgage Loans representing 59.4% of the Initial Pool Balance (83 Mortgage Loans representing 58.4% of the Group 1 Balance and 12 Mortgage Loans representing 63.8% of the Group 2 Balance) are subject to an initial lockout period after which defeasance is permitted and thereafter become prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.
(5)	Thirty-seven Mortgage Loans, representing 18.8% of the Initial Pool Balance (34 Mortgage Loans representing 16.3% of the Group 1 Balance and three Mortgage Loans representing 29.6% of the Group 2 Balance): (a) have an initial lockout period; (b) are then subject, after expiration of the initial lockout period, to a period where the related borrower has an option to prepay the Mortgage Loan subject to the greater of a yield maintenance charge or a 1% prepayment premium; and (c) thereafter become prepayable without an accompanying prepayment premium or yield maintenance charge, prior to maturity.
(6)	Thirteen Mortgage Loans, representing 10.4% of the Initial Pool Balance (12.8% of the Group 1 Balance): (a) have an initial lockout period; (b) are then subject, after expiration of the initial lockout period, to a period where the related borrower has an option to prepay the Mortgage Loan subject to the greater of a yield maintenance charge or a 1% prepayment premium; (c) are then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to either prepayment (subject to the greater of a yield maintenance charge or a 1% prepayment premium) or defeasance; and (d) thereafter become prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.
(7)	Two Mortgage Loans, representing 6.1% of the Initial Pool Balance (one Mortgage Loan representing 6.1% of the Group 1 Balance and one Mortgage Loan representing 5.8% of the Group 2 Balance): (a) have an initial lockout period; (b) are then subject, after expiration of the initial lockout period, to a period where defeasance is permitted; (c) are then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to either prepayment (subject to the greater of a yield maintenance charge or a 1% prepayment premium) or defeasance; and (d) thereafter become prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.
(8)	One Mortgage Loan, representing 4.7% of the Initial Pool Balance (5.8% of the Group 1 Balance): (a) has no lockout period but permits prepayment for an initial period of time subject to the payment of a yield maintenance charge; (b) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to a yield maintenance charge or defeasance and (c) thereafter become prepayable without an accompanying prepayment premium or yield maintenance charge, prior to maturity.
(9)	One Mortgage Loan, representing 0.4% of the Initial Pool Balance (0.5% of the Group 1 Balance): (a) has an initial lockout period; (b) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to a 3% fixed prepayment premium; (c) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to a 2% fixed prepayment premium; (d) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to a 1% fixed prepayment premium and (e) thereafter becomes prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.
(10)	Two Mortgage Loans, representing 0.2% of the Initial Pool Balance (one Mortgage Loan representing 0.1% of the Group 1 Balance and one Mortgage Loan representing 0.8% of the Group 2 Balance) each have no lockout period but permit prepayment for an initial period of time subject to the payment of the greater of a 1% prepayment premium or a yield maintenance charge and thereafter become prepayable without an accompanying prepayment premium or yield maintenance charge, prior to maturity.
(11)	Assumes the Cut-off Date balance for the initial balance and no prepayments thereafter.

MORTGAGE POOL PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Min/Max Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Min/Max Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Office	32	$1,044,196,230	29.7%	1.28x	1.01x / 2.71x	73.8%	25.2% / 80.3%	5.743%
Retail	66	940,333,369	26.7	1.46x	0.91x / 2.03x	66.7%	47.0% / 84.8%	5.656%
Anchored	48	823,871,472	23.4	1.48x	1.03x / 1.98x	66.4%	53.5% / 83.8%	5.636%
Unanchored	10	62,782,982	1.8	1.22x	0.91x / 2.02x	70.4%	47.0% / 79.6%	5.828%
Shadow Anchored	8	53,678,915	1.5	1.46x	1.09x / 2.03x	67.2%	53.1% / 84.8%	5.776%
Multifamily	24	648,014,223	18.4	1.14x	1.01x / 1.50x	63.9%	53.0% / 81.2%	5.573%
Hotel	15	577,875,007	16.4	1.60x	1.27x / 1.80x	70.5%	64.2% / 79.9%	5.751%
Industrial	21	145,125,700	4.1	1.37x	1.15x / 2.53x	70.4%	20.7% / 80.0%	5.762%
Self Storage	19	105,498,398	3.0	1.22x	1.14x / 1.36x	71.9%	55.2% / 83.5%	5.993%
Other	3	39,500,000	1.1	1.39x	1.18x / 1.61x	59.6%	35.8% / 75.0%	6.140%
Mixed Use	3	15,111,687	0.4	1.30x	1.20x / 1.47x	74.4%	71.0% / 77.8%	5.789%
Total/Wtd. Avg.	183	$3,515,654,613	100.0%	1.36x	0.91x / 2.71x	69.2%	20.7% / 84.8%	5.703%

MORTGAGE POOL CUT-OFF DATE BALANCES

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
$ 1,218,371 — $ 1,999,999	5	$7,423,045	0.2%	1.42x	63.9%	6.316%
$ 2,000,000 — $ 2,999,999	9	21,425,664	0.6	1.51x	59.2%	5.790%
$ 3,000,000 — $ 3,999,999	12	42,726,355	1.2	1.37x	69.6%	5.851%
$ 4,000,000 — $ 4,999,999	15	67,291,282	1.9	1.36x	71.8%	5.801%
$ 5,000,000 — $ 7,499,999	16	103,943,258	3.0	1.42x	67.4%	5.839%
$ 7,500,000 — $ 9,999,999	30	256,903,834	7.3	1.40x	69.1%	5.741%
$ 10,000,000 — $ 14,999,999	22	251,813,195	7.2	1.45x	68.8%	5.717%
$ 15,000,000 — $ 19,999,999	12	206,098,156	5.9	1.32x	66.7%	5.821%
$ 20,000,000 — $ 29,999,999	10	249,201,335	7.1	1.41x	69.8%	5.590%
$ 30,000,000 — $ 49,999,999	5	194,621,043	5.5	1.46x	70.3%	5.443%
$ 50,000,000 — $ 99,999,999	5	301,707,446	8.6	1.29x	69.2%	5.998%
$100,000,000 — $325,000,000	10	1,812,500,000	51.6	1.33x	69.4%	5.658%
Total/Wtd. Avg.	151	$3,515,654,613	100.0%	1.36x	69.2%	5.703%

MORTGAGE POOL GEOGRAPHIC DISTRIBUTION

Mortgaged Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
California	22	$537,735,317	15.3%	1.29x	74.7%	5.688%
Texas	24	372,077,067	10.6	1.70x	67.7%	5.534%
Illinois	8	367,800,000	10.5	1.11x	65.0%	5.446%
New York	10	264,196,217	7.5	1.20x	65.8%	6.164%
Georgia	15	242,794,649	6.9	1.46x	68.7%	5.538%
Washington	5	235,950,000	6.7	1.24x	75.6%	5.546%
Maryland	12	231,903,815	6.6	1.26x	62.9%	5.773%
District of Columbia	2	209,100,000	5.9	1.47x	70.3%	5.677%
Florida	12	172,839,039	4.9	1.47x	63.6%	5.927%
Indiana	7	128,318,603	3.6	1.28x	68.3%	6.275%
Pennsylvania	8	127,137,538	3.6	1.49x	70.0%	5.587%
North Carolina	10	100,431,517	2.9	1.50x	68.6%	5.690%
Missouri	5	87,195,607	2.5	1.48x	75.4%	5.689%
Oregon	3	66,992,196	1.9	1.31x	65.9%	5.760%
Virginia	5	55,540,159	1.6	1.23x	60.0%	5.833%
Massachusetts	5	55,200,000	1.6	1.29x	74.4%	5.650%
Tennessee	4	48,077,270	1.4	1.66x	73.2%	5.707%
Nevada	3	28,800,000	0.8	1.40x	65.3%	5.821%
New Mexico	3	22,988,037	0.7	1.24x	78.3%	5.735%
Hawaii	1	21,700,000	0.6	1.20x	75.1%	5.701%
South Carolina	2	20,453,297	0.6	1.66x	63.4%	5.435%
New Jersey	3	20,387,933	0.6	1.24x	77.4%	5.992%
Ohio	2	16,292,542	0.5	1.69x	66.9%	5.742%
Nebraska	1	15,915,000	0.5	1.27x	66.6%	5.702%
Arizona	2	13,494,890	0.4	1.00x	70.0%	5.707%
Louisiana	2	11,265,000	0.3	1.21x	72.9%	5.901%
Idaho	1	10,520,082	0.3	1.29x	77.5%	5.620%
Alabama	2	9,000,000	0.3	1.22x	79.3%	5.842%
Maine	1	7,300,000	0.2	1.24x	77.8%	5.786%
Kentucky	1	6,092,460	0.2	1.67x	55.9%	5.410%
New Hampshire	1	4,560,000	0.1	1.41x	80.0%	5.617%
Colorado	1	3,596,379	0.1	1.29x	77.5%	5.620%
Total/Wtd. Avg.	183	$3,515,654,613	100.0%	1.36x	69.2%	5.703%

▪	The Mortgaged Properties are located throughout 31 states and the District of Columbia.

MORTGAGE POOL UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

Range of Underwritten DSCR(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
0.91x — 1.19x	25	$783,177,216	22.3%	1.09x	68.7%	5.751%
1.20x — 1.24x	32	297,304,441	8.5	1.22x	74.9%	5.767%
1.25x — 1.29x	16	927,625,196	26.4	1.28x	70.0%	5.792%
1.30x — 1.34x	10	91,026,556	2.6	1.32x	75.0%	5.816%
1.35x — 1.39x	5	220,115,785	6.3	1.39x	73.4%	5.674%
1.40x — 1.49x	14	374,798,560	10.7	1.46x	69.2%	5.630%
1.50x — 1.59x	16	226,092,924	6.4	1.55x	65.6%	5.550%
1.60x — 1.69x	14	173,272,981	4.9	1.66x	59.3%	5.545%
1.70x — 1.79x	11	365,855,086	10.4	1.77x	68.6%	5.567%
1.80x — 1.89x	1	10,719,085	0.3	1.82x	57.9%	5.410%
1.90x — 1.99x	2	16,175,826	0.5	1.96x	59.0%	5.567%
2.00x — 2.71x	5	29,490,958	0.8	2.31x	49.4%	5.738%
Total/Wtd. Avg.	151	$3,515,654,613	100.0%	1.36x	69.2%	5.703%

MORTGAGE POOL CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
20.7% — 29.9%	2	$5,989,472	0.2%	2.23x	23.3%	5.767%
30.0% — 49.9%	3	18,098,416	0.5	1.63x	37.6%	6.616%
50.0% — 59.9%	33	439,539,598	12.5	1.51x	55.6%	5.637%
60.0% — 64.9%	10	201,560,422	5.7	1.51x	63.3%	5.860%
65.0% — 69.9%	27	1,034,500,520	29.4	1.24x	66.7%	5.729%
70.0% — 74.9%	31	1,080,053,288	30.7	1.46x	72.3%	5.662%
75.0% — 79.9%	34	439,612,898	12.5	1.24x	77.7%	5.721%
80.0% — 84.8%	11	296,300,000	8.4	1.22x	80.9%	5.669%
Total/Wtd. Avg.	151	$3,515,654,613	100.0%	1.36x	69.2%	5.703%

MORTGAGE POOL MATURITY DATE LOAN-TO-VALUE RATIO

Range of Maturity Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Maturity Date LTV Ratio	Weighted Average Mortgage Rate
16.2% — 24.9%	1	$2,489,472	0.1%	1.57x	16.2%	5.960%
25.0% — 49.9%	7	36,067,310	1.0	1.68x	37.4%	6.170%
50.0% — 59.9%	40	531,776,716	15.1	1.47x	55.8%	5.773%
60.0% — 64.9%	28	348,176,425	9.9	1.40x	62.8%	5.722%
65.0% — 69.9%	36	1,066,118,190	30.3	1.23x	66.6%	5.738%
70.0% — 74.9%	22	999,576,500	28.4	1.47x	72.2%	5.633%
75.0% — 83.8%	17	531,450,000	15.1	1.24x	79.2%	5.649%
Total/Wtd. Avg.	151	$3,515,654,613	100.0%	1.36x	67.8%	5.703%

MORTGAGE POOL MORTGAGE RATES

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
5.389% — 5.499%	39	$969,759,373	27.6%	1.36x	66.0%	5.423%
5.500% — 5.749%	37	1,528,644,649	43.5	1.41x	73.5%	5.626%
5.750% — 5.999%	47	518,249,249	14.7	1.31x	64.5%	5.845%
6.000% — 6.249%	18	136,433,603	3.9	1.30x	72.7%	6.122%
6.250% — 6.499%	6	295,084,368	8.4	1.19x	66.3%	6.344%
6.500% — 6.725%	4	67,483,371	1.9	1.35x	58.3%	6.716%
Total/Wtd. Avg.	151	$3,515,654,613	100.0%	1.36x	69.2%	5.703%

MORTGAGE POOL ORIGINAL TERM TO MATURITY

Original Term To Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
60 — 83	15	$731,312,328	20.8%	1.34x	64.7%	5.882%
84 — 99	4	141,100,000	4.0	1.25x	67.3%	6.188%
100 — 120	128	2,446,031,187	69.6	1.38x	69.8%	5.624%
121 — 179	1	166,250,000	4.7	1.28x	80.3%	5.611%
180	3	30,961,098	0.9	1.09x	71.7%	5.935%
Total/Wtd. Avg.	151	$3,515,654,613	100.0%	1.36x	69.2%	5.703%

MORTGAGE POOL ORIGINAL AMORTIZATION TERM(1)

Original Amortization Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	74	$2,828,129,415	80.4%	1.39x	68.7%	5.651%
300 — 359	7	27,928,014	0.8	1.37x	64.9%	5.897%
360	70	659,597,184	18.8	1.24x	71.3%	5.914%
Total/Wtd. Avg.	151	$3,515,654,613	100.0%	1.36x	69.2%	5.703%

(1)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

MORTGAGE POOL REMAINING TERM TO MATURITY

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
55 — 59	13	$707,212,328	20.1%	1.33x	65.2%	5.864%
60 — 79	3	43,100,000	1.2	1.35x	52.2%	6.189%
80 — 99	3	122,100,000	3.5	1.27x	69.2%	6.235%
100 — 109	6	97,778,398	2.8	1.26x	68.4%	6.453%
110 — 119	116	2,312,577,789	65.8	1.39x	69.8%	5.582%
120 — 139	7	201,925,000	5.7	1.27x	79.1%	5.698%
160 — 180	3	30,961,098	0.9	1.09x	71.7%	5.935%
Total/Wtd. Avg.	151	$3,515,654,613	100.0%	1.36x	69.2%	5.703%

MORTGAGE POOL REMAINING STATED AMORTIZATION TERMS

Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	74	$2,828,129,415	80.4%	1.39x	68.7%	5.651%
297 — 299	5	15,078,014	0.4	1.47x	56.6%	5.849%
300 — 324	1	4,250,000	0.1	1.52x	69.7%	5.878%
325 — 349	1	8,600,000	0.2	1.11x	77.1%	5.990%
350 — 360	70	659,597,184	18.8	1.24x	71.3%	5.914%
Total/Wtd. Avg.	151	$3,515,654,613	100.0%	1.36x	69.2%	5.703%

MORTGAGE POOL SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
0 — 4	129	$3,100,756,642	88.2%	1.37x	70.1%	5.665%
5 — 8	15	309,819,573	8.8	1.27x	60.2%	5.828%
9 — 17	7	105,078,398	3.0	1.25x	68.3%	6.433%
Total/Wtd. Avg.	151	$3,515,654,613	100.0%	1.36x	69.2%	5.703%

MORTGAGE POOL YEAR OF MORTGAGE ORIGINATION

Year of Origination	Number of Mortgage Loans	Aggregate Cut-off-Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2006	18	$212,056,714	6.0%	1.24x	68.5%	6.149%
2007	133	3,303,597,900	94.0	1.37x	69.2%	5.674%
Total/Wtd. Avg.	151	$3,515,654,613	100.0%	1.36x	69.2%	5.703%

MORTGAGE POOL YEAR OF MORTGAGE MATURITY

Year of Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2012	15	$731,312,328	20.8%	1.34x	64.7%	5.882%
2013	1	19,000,000	0.5	1.14x	55.2%	5.890%
2014	3	122,100,000	3.5	1.27x	69.2%	6.235%
2016	14	151,897,002	4.3	1.27x	69.2%	6.269%
2017	115	2,460,384,186	70.0	1.38x	70.6%	5.584%
2022	3	30,961,098	0.9	1.09x	71.7%	5.935%
Total/Wtd. Avg.	151	$3,515,654,613	100.0%	1.36x	69.2%	5.703%

MORTGAGE POOL Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Acquisition	81	$2,193,180,209	62.4%	1.34x	69.3%	5.622%
Refinance	70	1,322,474,404	37.6	1.39x	68.9%	5.836%
Total/Wtd. Avg.	151	$3,515,654,613	100.0%	1.36x	69.2%	5.703%

LOAN GROUP 1 PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Min/Max Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Min/Max Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Office	32	$1,044,196,230	36.4%	1.28x	1.01x / 2.71x	73.8%	25.2% / 80.3%	5.743%
Retail	66	940,333,369	32.8	1.46x	0.91x / 2.03x	66.7%	47.0% / 84.8%	5.656%
Anchored	48	823,871,472	28.7	1.48x	1.03x / 1.98x	66.4%	53.5% / 83.8%	5.636%
Unanchored	10	62,782,982	2.2	1.22x	0.91x / 2.02x	70.4%	47.0% / 79.6%	5.828%
Shadow Anchored	8	53,678,915	1.9	1.46x	1.09x / 2.03x	67.2%	53.1% / 84.8%	5.776%
Hotel	15	577,875,007	20.2	1.60x	1.27x / 1.80x	70.5%	64.2% / 79.9%	5.751%
Industrial	21	145,125,700	5.1	1.37x	1.15x / 2.53x	70.4%	20.7% / 80.0%	5.762%
Self Storage	19	105,498,398	3.7	1.22x	1.14x / 1.36x	71.9%	55.2% / 83.5%	5.993%
Other	3	39,500,000	1.4	1.39x	1.18x / 1.61x	59.6%	35.8% / 75.0%	6.140%
Mixed Use	3	15,111,687	0.5	1.30x	1.20x / 1.47x	74.4%	71.0% / 77.8%	5.789%
Total/Wtd. Avg.	159	$2,867,640,391	100.0%	1.41x	0.91x / 2.71x	70.4%	20.7% / 84.8%	5.732%

LOAN GROUP 1 CUT-OFF DATE BALANCES

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
$1,218,371 — $1,999,999	5	$7,423,045	0.3%	1.42x	63.9%	6.316%
$2,000,000 — $2,999,999	9	21,425,664	0.7	1.51x	59.2%	5.790%
$3,000,000 — $3,999,999	9	31,987,134	1.1	1.42x	67.2%	5.859%
$4,000,000 — $4,999,999	13	58,810,682	2.1	1.37x	72.3%	5.813%
$5,000,000 — $7,499,999	14	93,048,857	3.2	1.45x	66.5%	5.815%
$7,500,000 — $9,999,999	27	232,003,834	8.1	1.42x	68.4%	5.744%
$10,000,000 — $14,999,999	19	213,863,195	7.5	1.49x	68.5%	5.715%
$15,000,000 — $19,999,999	11	188,798,156	6.6	1.31x	66.7%	5.804%
$20,000,000 — $29,999,999	10	249,201,335	8.7	1.41x	69.8%	5.590%
$30,000,000 — $49,999,999	4	156,871,043	5.5	1.56x	67.7%	5.448%
$50,000,000 — $99,999,999	5	301,707,446	10.5	1.29x	69.2%	5.998%
$100,000,000 — $200,000,000	8	1,312,500,000	45.8	1.41x	72.7%	5.705%
Total/Wtd. Avg.	134	$2,867,640,391	100.0%	1.41x	70.4%	5.732%

LOAN GROUP 1 GEOGRAPHIC DISTRIBUTION

Mortgaged Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
California	20	$517,088,462	18.0%	1.29x	75.0%	5.676%
Texas	22	354,081,418	12.3	1.72x	67.3%	5.536%
Georgia	15	242,794,649	8.5	1.46x	68.7%	5.538%
New York	7	241,046,217	8.4	1.21x	65.6%	6.211%
District of Columbia	2	209,100,000	7.3	1.47x	70.3%	5.677%
Washington	3	189,700,000	6.6	1.28x	74.9%	5.567%
Florida	12	172,839,039	6.0	1.47x	63.6%	5.927%
Indiana	7	128,318,603	4.5	1.28x	68.3%	6.275%
Pennsylvania	8	127,137,538	4.4	1.49x	70.0%	5.587%
Maryland	6	93,320,000	3.3	1.23x	77.7%	5.733%
Missouri	5	87,195,607	3.0	1.48x	75.4%	5.689%
North Carolina	7	86,959,798	3.0	1.54x	67.9%	5.648%
Oregon	3	66,992,196	2.3	1.31x	65.9%	5.760%
Massachusetts	5	55,200,000	1.9	1.29x	74.4%	5.650%
Tennessee	4	48,077,270	1.7	1.66x	73.2%	5.707%
Nevada	3	28,800,000	1.0	1.40x	65.3%	5.821%
Illinois	4	24,700,000	0.9	2.03x	58.7%	5.733%
New Mexico	3	22,988,037	0.8	1.24x	78.3%	5.735%
Hawaii	1	21,700,000	0.8	1.20x	75.1%	5.701%
South Carolina	2	20,453,297	0.7	1.66x	63.4%	5.435%
New Jersey	3	20,387,933	0.7	1.24x	77.4%	5.992%
Virginia	4	19,123,974	0.7	1.16x	73.4%	5.896%
Nebraska	1	15,915,000	0.6	1.27x	66.6%	5.702%
Arizona	2	13,494,890	0.5	1.00x	70.0%	5.707%
Louisiana	2	11,265,000	0.4	1.21x	72.9%	5.901%
Idaho	1	10,520,082	0.4	1.29x	77.5%	5.620%
Alabama	2	9,000,000	0.3	1.22x	79.3%	5.842%
Ohio	1	7,892,542	0.3	2.03x	53.1%	5.765%
Maine	1	7,300,000	0.3	1.24x	77.8%	5.786%
Kentucky	1	6,092,460	0.2	1.67x	55.9%	5.410%
New Hampshire	1	4,560,000	0.2	1.41x	80.0%	5.617%
Colorado	1	3,596,379	0.1	1.29x	77.5%	5.620%
Total/Wtd. Avg.	159	$2,867,640,391	100.0%	1.41x	70.4%	5.732%

▪	The Mortgaged Properties are located throughout 31 states and the District of Columbia.

LOAN GROUP 1 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

Range of Underwritten DSCR(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
0.91x — 1.19x	20	$402,432,815	14.0%	1.14x	70.1%	6.066%
1.20x — 1.24x	27	258,110,868	9.0	1.22x	75.8%	5.755%
1.25x — 1.29x	14	738,625,196	25.8	1.28x	74.0%	5.795%
1.30x — 1.34x	8	81,930,907	2.9	1.33x	75.2%	5.824%
1.35x — 1.39x	4	211,715,785	7.4	1.39x	73.2%	5.672%
1.40x — 1.49x	13	370,517,959	12.9	1.46x	69.4%	5.631%
1.50x — 1.59x	15	208,792,924	7.3	1.55x	65.5%	5.512%
1.60x — 1.69x	14	173,272,981	6.0	1.66x	59.3%	5.545%
1.70x — 1.79x	11	365,855,086	12.8	1.77x	68.6%	5.567%
1.80x — 1.89x	1	10,719,085	0.4	1.82x	57.9%	5.410%
1.90x — 1.99x	2	16,175,826	0.6	1.96x	59.0%	5.567%
2.00x — 2.71x	5	29,490,958	1.0	2.31x	49.4%	5.738%
Total/Wtd. Avg.	134	$2,867,640,391	100.0%	1.41x	70.4%	5.732%

LOAN GROUP 1 CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
20.7% — 29.9%	2	$5,989,472	0.2%	2.23x	23.3%	5.767%
30.0% — 49.9%	3	18,098,416	0.6	1.63x	37.6%	6.616%
50.0% — 59.9%	31	260,258,997	9.1	1.66x	57.3%	5.528%
60.0% — 64.9%	9	191,510,422	6.7	1.52x	63.5%	5.880%
65.0% — 69.9%	22	675,253,665	23.5	1.33x	67.4%	5.884%
70.0% — 74.9%	29	1,052,153,288	36.7	1.46x	72.3%	5.657%
75.0% — 79.9%	30	422,226,131	14.7	1.25x	77.7%	5.712%
80.0% — 84.8%	8	242,150,000	8.4	1.25x	80.9%	5.702%
Total/Wtd. Avg.	134	$2,867,640,391	100.0%	1.41x	70.4%	5.732%

LOAN GROUP 1 MATURITY DATE LOAN-TO-VALUE RATIO

Range of Maturity Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Maturity Date LTV Ratio	Weighted Average Mortgage Rate
16.2% — 24.9%	1	$2,489,472	0.1%	1.57x	16.2%	5.960%
25.0% — 49.9%	6	31,786,710	1.1	1.71x	36.4%	6.254%
50.0% — 59.9%	38	353,429,861	12.3	1.56x	57.2%	5.758%
60.0% — 64.9%	25	315,726,425	11.0	1.42x	63.0%	5.713%
65.0% — 69.9%	30	705,531,423	24.6	1.32x	67.3%	5.886%
70.0% — 74.9%	20	977,176,500	34.1	1.47x	72.2%	5.634%
75.0% — 83.8%	14	481,500,000	16.8	1.26x	79.0%	5.662%
Total/Wtd. Avg.	134	$2,867,640,391	100.0%	1.41x	68.8%	5.732%

LOAN GROUP 1 MORTGAGE RATES

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
5.410% — 5.499%	35	$582,959,373	20.3%	1.56x	65.4%	5.440%
5.500% — 5.749%	33	1,503,468,400	52.4	1.42x	73.5%	5.626%
5.750% — 5.999%	42	322,602,393	11.2	1.34x	70.1%	5.869%
6.000% — 6.249%	14	96,042,485	3.3	1.28x	73.0%	6.134%
6.250% — 6.499%	6	295,084,368	10.3	1.19x	66.3%	6.344%
6.500% — 6.725%	4	67,483,371	2.4	1.35x	58.3%	6.716%
Total/Wtd. Avg.	134	$2,867,640,391	100.0%	1.41x	70.4%	5.732%

LOAN GROUP 1 ORIGINAL TERM TO MATURITY

Original Term To Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
60 — 83	10	$515,712,328	18.0%	1.36x	68.2%	5.916%
84 — 99	3	133,100,000	4.6	1.27x	66.6%	6.213%
100 — 120	117	2,021,616,964	70.5	1.45x	70.4%	5.660%
121 — 179	1	166,250,000	5.8	1.28x	80.3%	5.611%
180	3	30,961,098	1.1	1.09x	71.7%	5.935%
Total/Wtd. Avg.	134	$2,867,640,391	100.0%	1.41x	70.4%	5.732%

LOAN GROUP 1 ORIGINAL AMORTIZATION TERM(1)

Original Amortization Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	65	$2,231,729,415	77.8%	1.45x	70.2%	5.680%
300 — 359	6	23,647,413	0.8	1.36x	66.2%	5.962%
360	63	612,263,562	21.4	1.24x	71.0%	5.915%
Total/Wtd. Avg.	134	$2,867,640,391	100.0%	1.41x	70.4%	5.732%

(1)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

LOAN GROUP 1 REMAINING TERM TO MATURITY

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
56 — 59	8	$491,612,328	17.1%	1.35x	69.1%	5.891%
60 — 79	3	43,100,000	1.5	1.35x	52.2%	6.189%
80 — 99	2	114,100,000	4.0	1.29x	68.5%	6.267%
100 — 109	6	97,778,398	3.4	1.26x	68.4%	6.453%
110 — 119	106	1,902,063,566	66.3	1.46x	70.4%	5.615%
120 — 139	6	188,025,000	6.6	1.27x	79.5%	5.665%
160 — 180	3	30,961,098	1.1	1.09x	71.7%	5.935%
Total/Wtd. Avg.	134	$2,867,640,391	100.0%	1.41x	70.4%	5.732%

LOAN GROUP 1 REMAINING STATED AMORTIZATION TERMS

Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	65	$2,231,729,415	77.8%	1.45x	70.2%	5.680%
297 — 299	4	10,797,413	0.4	1.50x	56.1%	5.972%
300 — 324	1	4,250,000	0.1	1.52x	69.7%	5.878%
325 — 349	1	8,600,000	0.3	1.11x	77.1%	5.990%
350 — 360	63	612,263,562	21.4	1.24x	71.0%	5.915%
Total/Wtd. Avg.	134	$2,867,640,391	100.0%	1.41x	70.4%	5.732%

LOAN GROUP 1 SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
0 — 4	113	$2,627,742,419	91.6%	1.42x	70.5%	5.697%
5 — 8	14	134,819,573	4.7	1.26x	69.6%	5.865%
9 — 17	7	105,078,398	3.7	1.25x	68.3%	6.433%
Total/Wtd. Avg.	134	$2,867,640,391	100.0%	1.41x	70.4%	5.732%

LOAN GROUP 1 YEAR OF MORTGAGE ORIGINATION

Year of Origination	Number of Mortgage Loans	Aggregate Cut-off-Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2006	18	$212,056,714	7.4%	1.24x	68.5%	6.149%
2007	116	2,655,583,677	92.6	1.42x	70.5%	5.699%
Total/Wtd. Avg.	134	$2,867,640,391	100.0%	1.41x	70.4%	5.732%

LOAN GROUP 1 YEAR OF MORTGAGE MATURITY

Year of Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2012	10	$515,712,328	18.0%	1.36x	68.2%	5.916%
2013	1	19,000,000	0.7	1.14x	55.2%	5.890%
2014	2	114,100,000	4.0	1.29x	68.5%	6.267%
2016	14	151,897,002	5.3	1.27x	69.2%	6.269%
2017	104	2,035,969,963	71.0	1.44x	71.3%	5.611%
2022	3	30,961,098	1.1	1.09x	71.7%	5.935%
Total/Wtd. Avg.	134	$2,867,640,391	100.0%	1.41x	70.4%	5.732%

LOAN GROUP 1 LOAN PURPOSE

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Acquisition	76	$1,801,280,209	62.8%	1.40x	69.9%	5.670%
Refinance	58	1,066,360,181	37.2	1.42x	71.2%	5.837%
Total/Wtd. Avg.	134	$2,867,640,391	100.0%	1.41x	70.4%	5.732%

LOAN GROUP 2 PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Min/Max Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Min/Max Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Multifamily	24	$648,014,223	100.0%	1.14x	1.01x / 1.50x	63.9%	53.0% / 81.2%	5.573%
Total/Wtd. Avg.	24	$648,014,223	100.0%	1.14x	1.01x / 1.50x	63.9%	53.0% / 81.2%	5.573%

LOAN GROUP 2 CUT-OFF DATE BALANCES

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
$ 3,346,855 — $ 3,999,999	3	$10,739,222	1.7%	1.24x	76.7%	5.829%
$ 4,000,000 — $ 4,999,999	2	8,480,601	1.3	1.31x	68.4%	5.720%
$ 5,000,000 — $ 7,499,999	2	10,894,401	1.7	1.22x	74.3%	6.043%
$ 7,500,000 — $ 9,999,999	3	24,900,000	3.8	1.20x	75.7%	5.708%
$ 10,000,000 — $ 14,999,999	3	37,950,000	5.9	1.24x	70.3%	5.729%
$ 15,000,000 — $ 19,999,999	1	17,300,000	2.7	1.50x	67.2%	6.010%
$ 30,000,000 — $ 49,999,999	1	37,750,000	5.8	1.05x	81.2%	5.423%
$100,000,000 — $325,000,000	2	500,000,000	77.2	1.11x	60.8%	5.533%
Total/Wtd. Avg.	17	$648,014,223	100.0%	1.14x	63.9%	5.573%

LOAN GROUP 2 GEOGRAPHIC DISTRIBUTION

Mortgaged Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Illinois	4	$343,100,000	52.9%	1.04x	65.5%	5.426%
Maryland	6	138,583,815	21.4	1.27x	53.0%	5.800%
Washington	2	46,250,000	7.1	1.08x	78.7%	5.462%
Virginia	1	36,416,185	5.6	1.27x	53.0%	5.800%
New York	3	23,150,000	3.6	1.17x	68.9%	5.676%
California	2	20,646,855	3.2	1.46x	67.6%	5.983%
Texas	2	17,995,649	2.8	1.27x	75.7%	5.500%
North Carolina	3	13,471,719	2.1	1.23x	72.9%	5.963%
Ohio	1	8,400,000	1.3	1.37x	80.0%	5.720%
Total/Wtd. Avg.	24	$648,014,223	100.0%	1.14x	63.9%	5.573%

▪	The Mortgaged Properties are located throughout nine states.

LOAN GROUP 2 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

Range of Underwritten DSCR(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
1.01x — 1.19x	5	$380,744,401	58.8%	1.03x	67.3%	5.417%
1.20x — 1.24x	5	39,193,573	6.0	1.22x	69.0%	5.842%
1.25x — 1.29x	2	189,000,000	29.2	1.27x	54.6%	5.777%
1.30x — 1.34x	2	9,095,649	1.4	1.32x	73.2%	5.745%
1.35x — 1.39x	1	8,400,000	1.3	1.37x	80.0%	5.720%
1.40x — 1.49x	1	4,280,601	0.7	1.42x	57.8%	5.540%
1.50x	1	17,300,000	2.7	1.50x	67.2%	6.010%
Total/Wtd. Avg.	17	$648,014,223	100.0%	1.14x	63.9%	5.573%

LOAN GROUP 2 CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
53.0% — 59.9%	2	$179,280,601	27.7%	1.28x	53.1%	5.794%
60.0% — 64.9%	1	10,050,000	1.6	1.23x	60.5%	5.480%
65.0% — 69.9%	5	359,246,855	55.4	1.06x	65.3%	5.436%
70.0% — 74.9%	2	27,900,000	4.3	1.24x	73.8%	5.819%
75.0% — 79.9%	4	17,386,767	2.7	1.20x	79.8%	5.954%
80.0% — 81.2%	3	54,150,000	8.4	1.10x	80.8%	5.521%
Total/Wtd. Avg.	17	$648,014,223	100.0%	1.14x	63.9%	5.573%

LOAN GROUP 2 MATURITY DATE LOAN-TO-VALUE RATIO

Range of Maturity Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Maturity Date LTV Ratio	Weighted Average Mortgage Rate
44.4% — 49.9%	1	$4,280,601	0.7%	1.42x	44.4%	5.540%
50.0% — 59.9%	2	178,346,855	27.5	1.27x	53.1%	5.801%
60.0% — 64.9%	3	32,450,000	5.0	1.22x	61.4%	5.808%
65.0% — 69.9%	6	360,586,767	55.6	1.06x	65.3%	5.447%
70.0% — 74.9%	2	22,400,000	3.5	1.30x	73.0%	5.576%
75.0% — 81.2%	3	49,950,000	7.7	1.06x	80.8%	5.519%
Total/Wtd. Avg.	17	$648,014,223	100.0%	1.14x	63.0%	5.573%

LOAN GROUP 2 MORTGAGE RATES

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
5.389% — 5.499%	4	$386,800,000	59.7%	1.05x	66.8%	5.398%
5.500% — 5.749%	4	25,176,250	3.9	1.31x	72.0%	5.631%
5.750% — 5.999%	5	195,646,855	30.2	1.26x	55.3%	5.805%
6.000% — 6.160%	4	40,391,118	6.2	1.33x	72.1%	6.092%
Total/Wtd. Avg.	17	$648,014,223	100.0%	1.14x	63.9%	5.573%

LOAN GROUP 2 ORIGINAL TERM TO MATURITY

Original Term To Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
60 — 83	5	$215,600,000	33.3%	1.29x	56.4%	5.801%
84 — 99	1	8,000,000	1.2	1.01x	80.0%	5.772%
100 — 120	11	424,414,223	65.5	1.06x	67.4%	5.453%
Total/Wtd. Avg.	17	$648,014,223	100.0%	1.14x	63.9%	5.573%

LOAN GROUP 2 ORIGINAL AMORTIZATION TERM(1)

Original Amortization Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	9	$596,400,000	92.0%	1.13x	63.0%	5.547%
300 — 359	1	4,280,601	0.7	1.42x	57.8%	5.540%
360	7	47,333,622	7.3	1.24x	75.0%	5.910%
Total/Wtd. Avg.	17	$648,014,223	100.0%	1.14x	63.9%	5.573%

(1)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

LOAN GROUP 2 REMAINING TERM TO MATURITY

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
55 — 59	5	$215,600,000	33.3%	1.29x	56.4%	5.801%
80 — 99	1	8,000,000	1.2	1.01x	80.0%	5.772%
110 — 119	10	410,514,223	63.3	1.06x	67.2%	5.430%
120	1	13,900,000	2.1	1.22x	73.2%	6.150%
Total/Wtd. Avg.	17	$648,014,223	100.0%	1.14x	63.9%	5.573%

LOAN GROUP 2 REMAINING STATED AMORTIZATION TERMS

Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	9	$596,400,000	92.0%	1.13x	63.0%	5.547%
297 — 299	1	4,280,601	0.7	1.42x	57.8%	5.540%
350 — 360	7	47,333,622	7.3	1.24x	75.0%	5.910%
Total/Wtd. Avg.	17	$648,014,223	100.0%	1.14x	63.9%	5.573%

LOAN GROUP 2 SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
0 — 4	16	$473,014,223	73.0%	1.09x	67.9%	5.489%
5	1	175,000,000	27.0	1.27x	53.0%	5.800%
Total/Wtd. Avg.	17	$648,014,223	100.0%	1.14x	63.9%	5.573%

LOAN GROUP 2 YEAR OF MORTGAGE ORIGINATION

Year of Origination	Number of Mortgage Loans	Aggregate Cut-off-Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2007	17	$648,014,223	100.0%	1.14x	63.9%	5.573%
Total/Wtd. Avg.	17	$648,014,223	100.0%	1.14x	63.9%	5.573%

LOAN GROUP 2 YEAR OF MORTGAGE MATURITY

Year of Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2012	5	$215,600,000	33.3%	1.29x	56.4%	5.801%
2014	1	8,000,000	1.2	1.01x	80.0%	5.772%
2017	11	424,414,223	65.5	1.06x	67.4%	5.453%
Total/Wtd. Avg.	17	$648,014,223	100.0%	1.14x	63.9%	5.573%

LOAN GROUP 2 LOAN PURPOSE

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Acquisition	5	$391,900,000	60.5%	1.05x	66.8%	5.405%
Refinance	12	256,114,223	39.5	1.27x	59.4%	5.831%
Total/Wtd. Avg.	17	$648,014,223	100.0%	1.14x	63.9%	5.573%

                                     ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS

                                                                                                        INITIAL DEPOSIT
                                                                                                          TO CAPITAL
             LOAN                                                                                         IMPROVEMENT
SEQUENCE    NUMBER    PROPERTY NAME                                   ORIGINATOR   PROPERTY TYPE           RESERVES
-----------------------------------------------------------------------------------------------------------------------

    1       3406070   Presidential Towers                             BofA           Multifamily              7,500,000
    2         101     Renaissance Mayflower Hotel                     HRECC             Hotel                 1,481,250
    3       3405209   One Park Avenue                                 BofA             Office
    4       3406713   Pacific Shores Building 9 & 10                  BofA             Office
    5       3406386   Hilton Anatole                                  BofA              Hotel
    6         104     ROCKWOOD ROSS MULTIFAMILY (ROLLUP)              HRECC          MULTIFAMILY              2,389,488
    7       3406646   Second & Seneca                                 BofA             Office
    8       3406563   Pacifica Tower                                  BofA             Office
    9         100     HPI - GSA PORTFOLIO (ROLLUP)                    EUROHYPO         VARIOUS
   10         200     JQH HOTEL PORTFOLIO (ROLLUP)                    EUROHYPO          HOTEL
   11         102     Metropolis Shopping Center                      HRECC            Retail
   12         300     Owings Mills 3                                  Eurohypo         Office
   13       3405751   Marketplace at Mill Creek                       BofA             Retail
   14       3400017   Cascade Village Phase I                         BofA             Retail
   15         400     ChampionsGate Hotel                             Eurohypo          Hotel
   16       3405766   Overlook at King of Prussia                     BofA             Retail
   17       3405845   The Heights on West Campus                      BofA           Multifamily
   18       3405753   Winslow Bay Commons                             BofA             Retail
   19       3405768   Hiram Pavilion                                  BofA             Retail
   20       3405754   Stonecrest Marketplace                          BofA             Retail
   21       3405755   Woodstock Square                                BofA             Retail
   22       3405961   40 Court Street                                 BofA             Office
   23       3405756   Boynton Commons                                 BofA             Retail
   24        23582    Yuba City Marketplace                           Bridger          Retail
   25       3405932   PHILLY SELF STORAGE PORTFOLIO (ROLLUP)          BOFA          SELF STORAGE
   26       3405772   Bartow Marketplace                              BofA             Retail
   27       3405773   Gateway Market Center                           BofA             Retail
   28         500     252 7th Ave                                     Eurohypo         Retail
   29       3404645   One Main Plaza                                  BofA             Office
   30         600     Cranberry Commons                               Eurohypo         Retail
   31       3406314   20285 Western Avenue                            BofA             Office
   32       3403893   EMPIRE SELF STORAGE PORTFOLIO (ROLLUP)          BOFA          SELF STORAGE                 47,500
   33       3404734   12th & Walnut Streets Garage                    BofA              Other
   34       3404317   Airway Properties                               BofA           Industrial
   35         700     Nantucket Creek                                 Eurohypo       Multifamily
   36       3406182   Belk II                                         BofA             Office
   37       3405700   Raley's at the Parkway                          BofA             Retail
   38         800     Garin Ranch                                     Eurohypo         Retail
   39       3405457   Brandon Centre South                            BofA             Retail
   40        59758    Montecito Marketplace                           BofA             Retail
   41        20953    North Park Business Park Portfolio 3            Bridger          Office
   42         900     1001-1007 Third Ave                             Eurohypo          Other
   43       3405759   Market Place                                    BofA             Retail
   44        1000     Argosy Apartments                               Eurohypo       Multifamily              1,078,125
   45       3404076   SOMERSET I AND II (ROLLUP)                      BOFA           MULTIFAMILY
   46       3402392   Tracy Pavilion II                               BofA             Retail
   47       3405760   Anderson Central                                BofA             Retail
   48      90001146   Doubletree Augusta                              SunTrust          Hotel                       625
   49       3403580   Marsh Warehouse 858                             BofA           Industrial
   50       3404871   Moreno Valley Business Park                     BofA           Industrial
   51      90001158   Hilton Garden Chattanooga                       SunTrust          Hotel
   52       3405887   Schneider Electric                              BofA           Industrial
   53       3405454   Heritage Heights                                BofA             Retail
   54        1100     375 Ballardvale Street                          Eurohypo       Industrial                  38,905
   55        22651    The Shops at Dove Valley Ranch                  Bridger          Retail
   56       3405684   Crown Distributing Headquarters                 BofA           Industrial
   57       3405449   Custer Creek                                    BofA             Retail
   58       3405776   Paradise Place                                  BofA             Retail
   59       3405466   Riverview Village                               BofA             Retail
   60       3402090   Marlboro Self Storage                           BofA          Self Storage
   61       3405762   Gateway Plaza - Jacksonville                    BofA             Retail
   62       9000655   ezStorage Corp. - Ruxton                        SunTrust      Self Storage
   63       3406322   259-261 Broome Street                           BofA           Multifamily                 12,063
   64       3406266   6851 Veterans Boulevard                         BofA             Retail
   65       3405691   655 Engineering                                 BofA             Office
   66       9000658   ezStorage Corp. - Glen Burnie                   SunTrust      Self Storage
   67       9000606   ezStorage Corp. - Lanham                        SunTrust      Self Storage
   68       3405458   Hunters Glen Crossing                           BofA             Retail
   69       3405456   The Highlands                                   BofA             Retail
   70       3401449   Fubonn Shopping Center                          BofA             Retail
   71        1200     Aspen Gardens                                   Eurohypo         Retail                     4,063
   72       3405460   Josey Oaks                                      BofA             Retail
   73      90001059   R Street Storage                                SunTrust      Self Storage
   74        1400     HOWLAND (ROLLUP)                                EUROHYPO       INDUSTRIAL                  27,063
   75        1300     HUNTSVILLE OFFICE & RETAIL PORTFOLIO (ROLLUP)   EUROHYPO         VARIOUS                   12,663
   76      90001232   Surgical Associates of Richmond                 SunTrust         Office
   77        22442    Alpine Village Apartments                       Bridger        Multifamily                 48,689
   78       3400184   The Store Room - Pompano Beach                  BofA          Self Storage
   79       3405459   Scofield Crossing                               BofA             Retail
   80        1500     Bella Vista Apartments                          Eurohypo       Multifamily                 15,830
   81       3405451   Flower Mound Crossing                           BofA             Retail
   82       3403583   Marsh Warehouse 851                             BofA           Industrial
   83       3405447   Cross Timbers Court                             BofA             Retail
   84       3402366   Marsh Store 83                                  BofA             Retail
   85       3406097   23-25 & 27-29 East 124th Street                 BofA           Multifamily                  4,000
   86       3405077   Banco Plaza                                     BofA             Retail
   87       3405888   Market at Morse                                 BofA             Retail
   88       3405452   Hugh Howell                                     BofA             Retail
   89       3405445   14th Street Market                              BofA             Retail
   90       3404899   El Mercado Center                               BofA             Retail                     4,188
   91       3405462   Park West Plaza                                 BofA             Retail
   92        1600     14 Jewel Drive                                  Eurohypo       Industrial                  32,750
   93       3404238   340 Flatbush Avenue Extension                   BofA             Office                     1,320
   94       9000504   Hampton Inn Gainesville                         SunTrust          Hotel                    13,125
   95        23596    Hillsboro Center                                Bridger          Retail
   96       9000502   Freeman White                                   SunTrust         Office
   97        23127    Old Port Buildings                              Bridger         Mixed Use                   6,250
   98       3402757   Sierra Meadows Plaza                            BofA             Retail
   99      90001274   Highland Pavilion                               SunTrust         Retail
   100      3405448   East Gate                                       BofA             Retail
   101      3406643   Old Peachtree Commons                           BofA             Retail
   102     90001170   Holiday Inn San Antonio                         SunTrust          Hotel
   103      3405985   Comfort Inn - Fairfield, NJ                     BofA              Hotel                    48,750
   104      3405455   Fury's Ferry                                    BofA             Retail
   105      3405450   Bellerive Plaza                                 BofA             Retail
   106      3405879   Shallotte Commons                               BofA             Retail
   107       1700     Convention Center Garage                        Eurohypo          Other                       875
   108      9000389   East Village                                    SunTrust       Multifamily
   109      3405667   La Plaza Business Center - Bldg E               BofA             Office
   110       1800     500-506 West 172nd Street                       Eurohypo       Multifamily                  1,250
   111      3403586   Marsh Store 53                                  BofA             Retail
   112      3405461   Market at Westlake                              BofA             Retail
   113       23688    Quietwater Business Park                        Bridger          Office
   114       2000     1701 Lake Robbins Drive                         Eurohypo         Retail
   115       1900     5661-5669 Broadway                              Eurohypo         Retail                     8,269
   116      3406000   Capitol Distributors                            BofA           Industrial
   117      3402374   Marsh Store 91                                  BofA             Retail
   118       19512    Central Self-Storage Lafayette                  Bridger         Mixed Use
   119      3404557   Dexter Magnetic Technologies - Hicksville NY    BofA           Industrial
   120      3404556   Dexter Magnetic Technologies - Elk Grove, IL    BofA           Industrial
   121      3403007   Walgreens-Broadway                              BofA             Retail
   122       23871    Sleep Inn - Durham                              Bridger           Hotel                     1,250
   123       22608    West Oaks Square                                Bridger          Retail
   124     90001195   Laurel Forest                                   SunTrust       Multifamily
   125       23907    Sleep Inn Lake Norman                           Bridger           Hotel                     2,500
   126       2100     Bishop Street                                   Eurohypo       Multifamily
   127      3403584   Marsh Store 18                                  BofA             Retail
   128       23448    Second Dimension Apartments                     Bridger        Multifamily
   129     90001217   Mercantile Bank                                 SunTrust         Office
   130      3406597   Briarwood Shopping Village                      BofA             Retail                     2,750
   131     90001210   Newnan Medical Office                           SunTrust         Office
   132       23816    Viona Ave Industrial                            Bridger        Industrial
   133       2200     70 E Lake Street                                Eurohypo         Office
   134     90001289   All American Self Storage                       SunTrust      Self Storage                 12,055
   135     90001182   Hardin Apartments                               SunTrust       Multifamily
   136      3406220   731 North St. Andrews Place                     BofA           Multifamily
   137     90001207   Cheroot & Superior Building                     SunTrust        Mixed Use                   3,000
   138      3405465   Shiloh Square                                   BofA             Retail
   139       22322    ChemTreat Building                              Bridger          Office
   140     90001224   AC White                                        SunTrust       Industrial                     625
   141      3405463   Suncreek Village                                BofA             Retail
   142      9000273   Schaefer Industrial                             SunTrust       Industrial                   3,125
   143     90001155   Grand K Warehouse                               SunTrust       Industrial
   144      3405446   Donelson Plaza                                  BofA             Retail
   145      3405464   Pioneer Plaza                                   BofA             Retail
   146       19187    Islip Industrial                                Bridger        Industrial                  38,000
   147      9000481   Scottish Rite Building                          SunTrust         Office
   148       23625    Wilcrest Retail                                 Bridger          Retail
   149     90001294   Whiskey Bottom Bus Center                       SunTrust       Industrial
   150      9000882   Lafitte Square Office                           SunTrust         Office
   151     90001100   Rutledge Hill                                   SunTrust         Office
-----------------------------------------------------------------------------------------------------------------------
                                                                                                        $    12,840,346
=======================================================================================================================

             INITIAL        ANNUAL         INITIAL          ONGOING          INITIAL       ANNUAL        INITIAL       ANNUAL
            DEPOSIT TO    DEPOSIT TO       TAX AND          TAX AND          DEPOSIT       DEPOSIT      DEPOSIT TO     DEPOSIT
           REPLACEMENT    REPLACEMENT     INSURANCE        INSURANCE        TO TI/LC      TO TI/LC        OTHER       TO OTHER
 SEQUENCE    RESERVES      RESERVES         ESCROW           ESCROW          ESCROW        ESCROW         ESCROW       ESCROW
-------------------------------------------------------------------------------------------------------------------------------

     1                        527,850      Tax Only         Tax Only
     2                                       Yes              Yes
     3                                       Yes              Yes                                         2,819,950
     4                                        No               No
     5                                        No               No                                           200,000
     6                        564,300        YES              YES
     7                                        No               No              895,422
     8                                        No               No            2,716,000                    5,160,000
     9                        355,490        YES         INSURANCE ONLY      3,700,000    549,084        13,180,000
    10          175,006     2,100,072         NO               NO
    11                         50,419        Yes              Yes            2,029,352    319,053         1,583,333
    12                                        No               No
    13                                        No               No
    14                         79,533        Yes              Yes              100,000                    3,199,083
    15          140,000                      Yes              Yes                                            21,204
    16                                        No               No
    17                         34,085        Yes              Yes
    18                                        No               No
    19                                        No               No
    20                                        No               No
    21                                        No               No
    22                         24,135      Tax Only         Tax Only           500,000                    5,332,920
    23                                        No               No
    24                         21,420        Yes              Yes                          32,004
    25                         11,668      TAX ONLY         TAX ONLY                                         75,000
    26                                        No               No
    27                                        No               No
    28                                        No               No
    29                         23,726        Yes              Yes                          49,800
    30                                        No               No
    31                          9,264        Yes              Yes              330,000                      500,000
    32                         58,324      TAX ONLY         TAX ONLY
    33                        429,916      Tax Only         Tax Only                                         30,250
    34                         54,896        Yes              Yes              673,200    156,000           222,102
    35                         28,044        Yes              Yes                                           600,000
    36                                        No               No
    37                                     Tax Only         Tax Only                                         14,592
    38              465         5,583        Yes              Yes              500,000     41,870
    39                                        No               No
    40                          7,939      Tax Only         Tax Only            65,912                       49,418
    41                                     Tax Only         Tax Only
    42                                        No               No
    43                                        No               No
    44          607,125                      Yes              Yes
    45                        110,280      TAX ONLY           YES
    46                          5,398        Yes              Yes              456,218                       75,311
    47                                        No               No
    48                        208,694        Yes              Yes
    49                                        No               No                                           658,694
    50                         20,856        Yes              Yes              150,000
    51                                       Yes              Yes
    52                                        No               No
    53                                        No               No
    54            1,401        16,814        Yes              Yes                5,605     67,256
    55                                       Yes              Yes                                           600,000
    56                                       Yes            Tax Only
    57                                        No               No
    58                                        No               No
    59                                        No               No
    60                         14,840        Yes              Yes
    61                                        No               No
    62                                        No               No
    63                         11,280        Yes              Yes               15,000
    64                         16,739      Tax Only         Tax Only
    65                         11,774        Yes            Tax Only           554,423
    66                                        No               No
    67                                        No               No
    68                                        No               No
    69                                        No               No
    70          180,000        11,453        Yes              Yes              211,121                      748,341
    71              382         4,578        Yes              Yes                2,861     34,335
    72                                        No               No
    73                         12,384        Yes              Yes
    74            1,872        22,467        YES              YES                7,487     89,846
    75            1,196        14,348        YES              YES              360,000     63,299
    76                                       Yes              Yes
    77           70,000        53,904        Yes              Yes
    78                          7,722        Yes              Yes                                            93,750
    79                                        No               No
    80            4,167        50,000        Yes              Yes
    81                                        No               No
    82           84,825                       No               No                                           446,181
    83                                        No               No
    84                                        No               No                                           433,405
    85                         21,700        Yes              Yes                                            51,550
    86                                        No               No                3,125
    87                                        No               No
    88                                        No               No
    89                                        No               No
    90           50,000        13,797      Tax Only         Tax Only           223,572                       77,800
    91                                        No               No
    92              988        11,853        Yes              Yes                3,951     47,411
    93                         30,710        Yes         Insurance Only         55,000                       31,592
    94                        133,491        Yes              Yes
    95                                       Yes              Yes                          69,996            31,250
    96                          9,929        Yes              Yes
    97                          5,653        Yes              Yes                          34,608
    98                          8,513        Yes              Yes
    99                          7,450        Yes              Yes                          58,606           211,000
    100                                       No               No
    101                         2,520        Yes              Yes              724,890
    102                        71,953        Yes              Yes
    103                        61,868        Yes              Yes
    104                                       No               No
    105                                       No               No
    106                                       No               No
    107           1,688        20,250        Yes              Yes
    108                        10,800        Yes              Yes
    109                         4,489        Yes              Yes
    110           1,250        15,000        Yes              Yes
    111         119,800                       No               No                                           258,971
    112                                       No               No
    113                         8,274        Yes              Yes               60,000     31,277
    114             106         1,274        Yes              Yes
    115                                    Tax Only         Tax Only                                        300,000
    116                                    Tax Only         Tax Only                                         21,359
    117                                       No               No                                           243,021
    118                         3,906        Yes              Yes
    119                                    Tax Only         Tax Only            76,650     7,680
    120                                    Tax Only         Tax Only            73,350     7,320
    121                         1,104        Yes              Yes
    122                        56,091        Yes              Yes
    123                                    Tax Only         Tax Only                                         36,472
    124                        29,250        Yes              Yes
    125                        55,892        Yes              Yes                                            29,541
    126             417         5,004      Tax Only           Yes                  435     5,220
    127          99,563                       No               No                                           224,239
    128                        46,880        Yes              Yes
    129                         4,104   Insurance Only        Yes                          32,422
    130                         3,645        Yes              Yes                          19,200
    131                         3,612        Yes              Yes                          21,708
    132                        14,000        Yes         Insurance Only
    133                                       No               No
    134                        16,890        Yes              Yes
    135                         8,004        Yes              Yes
    136                        10,857        Yes              Yes
    137                        14,570        Yes              Yes                          20,259
    138                                       No               No
    139          74,500         3,981   Insurance Only        Yes              570,000                      159,034
    140                        14,700        Yes              Yes                          15,680            75,000
    141                                       No               No
    142                        31,772        Yes              Yes                          65,309           150,000
    143                         6,750        Yes              Yes
    144                                       No               No
    145                                       No               No
    146                        21,000   Insurance Only   Insurance Only                    12,900           137,000
    147                         4,357        Yes              Yes
    148                         1,930        Yes              Yes                          12,531
    149                         5,040   Insurance Only        Yes
    150                         5,335        Yes              Yes               47,500     14,228
    151                         1,656        Yes              Yes
----------------------------------------------------------------------------------------------------------------------------------
           $  1,614,750   $ 5,749,623                                      $15,111,074   $ 1,878,902   $ 38,024,140
==================================================================================================================================

                                                                                                                   % OF
                                                                                                            LOAN   LOAN     % OF
OTHER ESCROW TYPE                                                                                           GROUP  GROUP    POOL
---------------------------------------------------------------------------------------------------------------------------------

                                                                                                              2    50.2%    9.2%
                                                                                                              1     7.0%    5.7%
 Clarins USA TI/LC Escrow (1,517,000); Equinox TI/LC Escrow (1,302,950)                                       1     6.5%    5.3%
                                                                                                              1     6.4%    5.2%
 Environmental Escrow                                                                                         1     6.1%    5.0%
                                                                                                              2    27.0%    5.0%
                                                                                                              1     6.1%    5.0%
 Re-imaging Capital Expenditure Reserve                                                                       1     5.8%    4.7%
 SAN BERNARDINO LEASE RESERVE ($11,500,000); SAN BERNADINO TAX RESERVE (680,000);                             1     4.4%    3.6%
KANSAS CITY CONSTRUCTION RESERVE (1,000,000)
                                                                                                              1     3.5%    2.8%
 Rave Rent Abatement                                                                                          1     3.0%    2.4%
                                                                                                              1     2.0%    1.7%
                                                                                                              1     2.0%    1.6%
 Trader Joe's Reserve (163,042); TJ/LB Landlord Obligations (3,036,041)                                       1     1.7%    1.4%
 Ground Rent Funds                                                                                            1     1.7%    1.4%
                                                                                                              1     1.6%    1.3%
                                                                                                              2     5.8%    1.1%
                                                                                                              1     1.3%    1.1%
                                                                                                              1     1.3%    1.1%
                                                                                                              1     1.2%    1.0%
                                                                                                              1     1.0%    0.8%
 Oceanaire TI Reserve (4,200,000); Informed Medical TI Reserve (468,615); Oceanaire Rent Reserve (664,305)    1     1.0%    0.8%
                                                                                                              1     1.0%    0.8%
                                                                                                              1     0.9%    0.8%
 ENVIRONMENTAL                                                                                                1     0.9%    0.7%
                                                                                                              1     0.8%    0.7%
                                                                                                              1     0.8%    0.7%
                                                                                                              1     0.8%    0.6%
                                                                                                              1     0.8%    0.6%
                                                                                                              1     0.7%    0.6%
 HVAC Escrow                                                                                                  1     0.7%    0.6%
                                                                                                              1     0.7%    0.5%
 Starbucks Escrow                                                                                             1     0.6%    0.5%
 Rent Reserve Escrow                                                                                          1     0.6%    0.5%
 Renovation Reserve (250,000); Performance Reserve (350,000)                                                  2     2.7%    0.5%
                                                                                                              1     0.6%    0.5%
 Noble Romans Pizza Rent Reserve                                                                              1     0.6%    0.5%
                                                                                                              1     0.6%    0.5%
                                                                                                              1     0.6%    0.5%
 Massage Envy Reserve                                                                                         1     0.6%    0.5%
                                                                                                              1     0.6%    0.5%
                                                                                                              1     0.5%    0.4%
                                                                                                              1     0.5%    0.4%
                                                                                                              2     2.2%    0.4%
                                                                                                              2     2.1%    0.4%
 Rent Reserve Escrow                                                                                          1     0.5%    0.4%
                                                                                                              1     0.5%    0.4%
                                                                                                              1     0.4%    0.4%
 Rent Reserve Escrow                                                                                          1     0.4%    0.4%
                                                                                                              1     0.4%    0.3%
                                                                                                              1     0.4%    0.3%
                                                                                                              1     0.4%    0.3%
                                                                                                              1     0.4%    0.3%
                                                                                                              1     0.4%    0.3%
 Rent Holdback Reserve (200,000); Additional Tenant Completion Holdback Reserve (400,000)                     1     0.4%    0.3%
                                                                                                              1     0.4%    0.3%
                                                                                                              1     0.4%    0.3%
                                                                                                              1     0.4%    0.3%
                                                                                                              1     0.4%    0.3%
                                                                                                              1     0.4%    0.3%
                                                                                                              1     0.4%    0.3%
                                                                                                              1     0.4%    0.3%
                                                                                                              2     1.6%    0.3%
                                                                                                              1     0.3%    0.3%
                                                                                                              1     0.3%    0.3%
                                                                                                              1     0.3%    0.3%
                                                                                                              1     0.3%    0.3%
                                                                                                              1     0.3%    0.3%
                                                                                                              1     0.3%    0.3%
 Starbucks Rent Reserve (22,344); Construction Reserve (725,997)                                              1     0.3%    0.3%
                                                                                                              1     0.3%    0.3%
                                                                                                              1     0.3%    0.3%
                                                                                                              1     0.3%    0.3%
                                                                                                              1     0.3%    0.3%
                                                                                                              1     0.3%    0.3%
                                                                                                              1     0.3%    0.2%
                                                                                                              2     1.3%    0.2%
 Environmental Reserve                                                                                        1     0.3%    0.2%
                                                                                                              1     0.3%    0.2%
                                                                                                              2     1.3%    0.2%
                                                                                                              1     0.3%    0.2%
 Rent Reserve Escrow                                                                                          1     0.3%    0.2%
                                                                                                              1     0.3%    0.2%
 Rent Reserve Escrow                                                                                          1     0.3%    0.2%
 Rent Bump Escrow (20,000); Open Code Violation Escrow (31,550)                                               2     1.2%    0.2%
                                                                                                              1     0.3%    0.2%
                                                                                                              1     0.3%    0.2%
                                                                                                              1     0.3%    0.2%
                                                                                                              1     0.3%    0.2%
 Sewage Easement Esrow (25,000); Rental Escrow (52,800)                                                       1     0.3%    0.2%
                                                                                                              1     0.3%    0.2%
                                                                                                              1     0.3%    0.2%
 US Coast Guard Rental Escrow                                                                                 1     0.3%    0.2%
                                                                                                              1     0.3%    0.2%
 Environmental Remediation Reserve                                                                            1     0.3%    0.2%
                                                                                                              1     0.3%    0.2%
                                                                                                              1     0.3%    0.2%
                                                                                                              1     0.3%    0.2%
 Rent Holdback                                                                                                1     0.3%    0.2%
                                                                                                              1     0.2%    0.2%
                                                                                                              1     0.2%    0.2%
                                                                                                              1     0.2%    0.2%
                                                                                                              1     0.2%    0.2%
                                                                                                              1     0.2%    0.2%
                                                                                                              1     0.2%    0.2%
                                                                                                              1     0.2%    0.2%
                                                                                                              1     0.2%    0.2%
                                                                                                              2     0.9%    0.2%
                                                                                                              1     0.2%    0.2%
                                                                                                              2     0.8%    0.1%
 Rent Reserve Escrow                                                                                          1     0.2%    0.1%
                                                                                                              1     0.2%    0.1%
                                                                                                              1     0.2%    0.1%
                                                                                                              1     0.2%    0.1%
 Performance Reserve                                                                                          1     0.2%    0.1%
 Rent Reserve Escrow                                                                                          1     0.2%    0.1%
 Rent Reserve Escrow                                                                                          1     0.2%    0.1%
                                                                                                              1     0.2%    0.1%
                                                                                                              1     0.1%    0.1%
                                                                                                              1     0.1%    0.1%
                                                                                                              1     0.2%    0.1%
                                                                                                              1     0.2%    0.1%
 Rent Holdback Reserve (6,472); Seller's Lease Obligations Reserve (30,000)                                   1     0.1%    0.1%
                                                                                                              2     0.7%    0.1%
 Seasonality Reserve                                                                                          1     0.1%    0.1%
                                                                                                              2     0.6%    0.1%
 Rent Reserve Escrow                                                                                          1     0.1%    0.1%
                                                                                                              2     0.6%    0.1%
                                                                                                              1     0.1%    0.1%
                                                                                                              1     0.1%    0.1%
                                                                                                              1     0.1%    0.1%
                                                                                                              1     0.1%    0.1%
                                                                                                              1     0.1%    0.1%
                                                                                                              1     0.1%    0.1%
                                                                                                              2     0.5%    0.1%
                                                                                                              2     0.5%    0.1%
                                                                                                              1     0.1%    0.1%
                                                                                                              1     0.1%    0.1%
 Tenant Improvements Leasing Commissions Post-Closing Deposit                                                 1     0.1%    0.1%
 Environmental Reserve                                                                                        1     0.1%    0.1%
                                                                                                              1     0.1%    0.1%
 Environmental Reserve                                                                                        1     0.1%    0.1%
                                                                                                              1     0.1%    0.1%
                                                                                                              1     0.1%    0.1%
                                                                                                              1     0.1%    0.1%
 Reports Reserve (2,000); Termination Fees Reserve (135,000)                                                  1     0.1%    0.1%
                                                                                                              1     0.1%    0.1%
                                                                                                              1     0.1%    0.0%
                                                                                                              1     0.1%    0.0%
                                                                                                              1     0.0%    0.0%
                                                                                                              1     0.0%    0.0%
---------------------------------------------------------------------------------------------------------------------------------

=================================================================================================================================

                                     ANNEX B

                              MULTIFAMILY SCHEDULE

              LOAN
SEQUENCE     NUMBER   LOAN ORIGINATOR   PROPERTY NAME                                PROPERTY TYPE
--------------------------------------------------------------------------------------------------

    1      3406070    BofA              Presidential Towers                           Multifamily
    6        104      HRECC             ROCKWOOD ROSS RESIDENTIAL (ROLLUP)            MULTIFAMILY
   6.1       104      HRECC             Cypress Creek                                 Multifamily
   6.2       104      HRECC             Glen Oaks                                     Multifamily
   6.3       104      HRECC             Park at Landmark                              Multifamily
   6.4       104      HRECC             Summerlyn Place                               Multifamily
   6.5       104      HRECC             Cambridge Crossing                            Multifamily
   6.6       104      HRECC             Sutton Walk                                   Multifamily
   6.7       104      HRECC             Lenox Court                                   Multifamily
   17      3405845    BofA              The Heights on West Campus                    Multifamily
   35        700      Eurohypo          Nantucket Creek                               Multifamily
   44        1000     Eurohypo          Argosy Apartments                             Multifamily
   45      3404076    BOFA              SOMERSET I AND II (ROLLUP)                    MULTIFAMILY
  45.1     3404076    BofA              Somerset I and II - Somerset I - Alsip, IL    Multifamily
  45.2     3404076    BofA              Somerset I and II - Somerset II               Multifamily
   63      3406322    BofA              259-261 Broome Street                         Multifamily
   77       22442     Bridger           Alpine Village Apartments                     Multifamily
   80        1500     Eurohypo          Bella Vista Apartments                        Multifamily
   85      3406097    BofA              23-25 & 27-29 East 124th Street               Multifamily
   108     9000389    SunTrust          East Village                                  Multifamily
   110       1800     Eurohypo          500-506 West 172nd Street                     Multifamily
   124     90001195   SunTrust          Laurel Forest                                 Multifamily
   126       2100     Eurohypo          Bishop Street                                 Multifamily
   128      23448     Bridger           Second Dimension Apartments                   Multifamily
   135     90001182   SunTrust          Hardin Apartments                             Multifamily
   136     3406220    BofA              731 North St. Andrews Place                   Multifamily
--------------------------------------------------------------------------------------------------
                                        TOTAL MULTIFAMILY LOANS
==================================================================================================

                               TOTAL
                              UNITS/
SEQUENCE   CUT-OFF BALANCE     PADS         UTILITIES TENANT PAYS
--------------------------------- ---------------------------------

    1       325,000,000.00      2,346   Electric, Gas, Water, Sewer
    6       175,000,000.00      2,508             VARIOUS
   6.1          49,060,694        760             Electric
   6.2          44,002,890        463               None
   6.3          36,416,185        395   Electric, Gas, Water, Sewer
   6.4          22,760,116        424             Electric
   6.5           9,104,046        193             Electric
   6.6           9,104,046        184             Electric
   6.7           4,552,023         89             Electric
   17        37,750,000.00        401   Electric, Gas, Water, Sewer
   35        17,300,000.00        172          Electric, Gas
   44        14,000,000.00        288             Electric
   45        13,900,000.00        312             ELECTRIC
  45.1          10,973,684        240             Electric
  45.2           2,926,316         72             Electric
   63        10,050,000.00         48             Electric
   77         8,500,000.00        196         Electric, Water
   80         8,400,000.00        200             Electric
   85         8,000,000.00         62          Electric, Gas
   108        5,794,400.54         36               None
   110        5,100,000.00         61          Electric, Gas
   124        4,280,600.67        117   Electric, Gas, Water, Sewer
   126        4,200,000.00         20   Electric, Gas, Water, Sewer
   128        3,995,648.88        177               None
   135        3,396,717.56         16      Electric, Water, Sewer
   136        3,346,855.32         47             Electric
--------------------------------------------------------------------------
           $   648,014,223
==========================================================================

                 STUDIO             1 BEDROOM           2 BEDROOM            3 BEDROOM       4 BEDROOM AND LARGER
           ------------------------------------------------------------------------------------------------------
SEQUENCE    # OF        AVG     # OF        AVG     # OF         AVG     # OF         AVG     # OF            AVG
            UNITS       RENT    UNITS       RENT    UNITS       RENT     UNITS       RENT     UNITS          RENT
-----------------------------------------------------------------------------------------------------------------

    1        782       $1,044   1,380      $1,298    184       $2,016
    6
   6.1                            380         908    359        1,145      21       $1,202
   6.2                            134       1,376    224        1,550     105        1,765
   6.3                            209       1,184    186        1,460
   6.4                            122         949    249          929      53        1,529
   6.5                             83         977     95        1,151      15        1,445
   6.6         7          865      29         941    120        1,081      28        1,320
   6.7         1          850      35       1,047     53        1,181
   17                             132         702    207          786      62          942
   35                             171       1,008      1        1,600
   44                             192         550     96          803
   45
  45.1                            120         723    120          885
  45.2                             24         713     48          799
   63         41        1,243       4         986      3        2,255
   77         39          517      93         565     60          668       4          825
   80                             104         565     72          655      24          760
   85          7          453      44         830     11          640
   108                                                                                         36          $1,760
   110                              4         806     17          696      33          750      7             471
   124                                                93          607      24          715
   126                             12       1,085      8        1,300
   128                            144         490     33          624
   135                                                                                         16           2,260
   136        12          720      35         887
-----------------------------------------------------------------------------------------------------------------

=================================================================================================================

                                         % OF
                            LOAN         LOAN        % OF
SEQUENCE   ELEVATORS        GROUP        GROUP        POOL
----------------------------------------------------------

    1         Yes             2          50.2%       9.2%
    6       VARIOUS           2          27.0%       5.0%
   6.1         No             2           7.6%       1.4%
   6.2         No             2           6.8%       1.3%
   6.3        Yes             2           5.6%       1.0%
   6.4         No             2           3.5%       0.6%
   6.5         No             2           1.4%       0.3%
   6.6         No             2           1.4%       0.3%
   6.7         No             2           0.7%       0.1%
   17          No             2           5.8%       1.1%
   35          No             2           2.7%       0.5%
   44          No             2           2.2%       0.4%
   45          NO             2           2.1%       0.4%
  45.1         No             2           1.7%       0.3%
  45.2         No             2           0.5%       0.1%
   63         Yes             2           1.6%       0.3%
   77          No             2           1.3%       0.2%
   80          No             2           1.3%       0.2%
   85         Yes             2           1.2%       0.2%
   108         No             2           0.9%       0.2%
   110         No             2           0.8%       0.1%
   124         No             2           0.7%       0.1%
   126         No             2           0.6%       0.1%
   128         No             2           0.6%       0.1%
   135        Yes             2           0.5%       0.1%
   136        Yes             2           0.5%       0.1%
----------------------------------------------------------

==========================================================

                               DESCRIPTION OF THE
                           TEN LARGEST MORTGAGE LOANS                    ANNEX C

--------------------------------------------------------------------------------
                               PRESIDENTIAL TOWERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            Bank of America

LOAN PURPOSE:                           Acquisition

ORIGINAL PRINCIPAL BALANCE:             $325,000,000

FIRST PAYMENT DATE:                     June 1, 2007

TERM/AMORTIZATION:                      120/0 months

INTEREST ONLY PERIOD:                   120 months

MATURITY DATE:                          May 1, 2017

EXPECTED MATURITY BALANCE:              $325,000,000

BORROWING ENTITY:                       PT Chicago, L.L.C.

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/Defeasance: 114 payments
                                        Open: 6 payments

UP-FRONT RESERVES:
  TAX RESERVE:                          Yes
  DEBT SERVICE RESERVE:                 $3,500,000
  IMMEDIATE REPAIR RESERVE:             $7,500,000

ONGOING MONTHLY RESERVES:
  TAX RESERVE:                          Yes
  REPLACEMENT RESERVE:                  $43,988
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                   $325,000,000

CUT-OFF DATE LTV(2):                    65.0%

MATURITY DATE LTV:                      65.0%

UNDERWRITTEN DSCR:                      1.03x

MORTGAGE RATE(1):                       5.389%
--------------------------------------------------------------------------------

(1)   Mortgage rate rounded to three decimal places.

(2)   Based on an "as-is" value. Based on an "as-stabilized" value of
      $570,000,000 as of April 1, 2008 the Cut-off Date LTV is 57.0%.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                          Multifamily

PROPERTY SUB-TYPE:                      High-Rise

LOCATION:                               Chicago, Illinois

YEAR BUILT/RENOVATED:                   1983/2006

UNITS:                                  2,346

CUT-OFF BALANCE PER UNIT:               $138,534

OCCUPANCY AS OF 04/18/2007:             92.5%

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Waterton Property Management L.L.C.

UNDERWRITTEN NET CASH FLOW:             $18,269,338

APPRAISED VALUE:                        $500,000,000
--------------------------------------------------------------------------------

                                       C-1

--------------------------------------------------------------------------------
                               PRESIDENTIAL TOWERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                         FINANCIAL INFORMATION
--------------------------------------------------------------------------------------------------------
                                                                           TRAILING 12
                                          FULL YEAR        FULL YEAR          MONTHS
                                         (12/31/2005)     (12/31/2006)     (01/31/2007)     UNDERWRITTEN
                                         ------------     ------------     ------------     ------------

Effective Gross Income .............     $ 33,998,539     $ 37,007,492     $ 37,145,578     $ 37,335,624
Total Expenses .....................     $ 20,352,671     $ 19,938,271     $ 19,710,558     $ 18,538,436
Net Operating Income (NOI) .........     $ 13,645,868     $ 17,069,221     $ 17,435,020     $ 18,797,188
Cash Flow (CF) .....................     $ 13,645,868     $ 17,069,221     $ 17,435,020     $ 18,269,338
DSCR on NOI ........................             0.77x            0.96x            0.98x            1.06x
DSCR on CF .........................             0.77x            0.96x            0.98x            1.03x
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             OPERATIONAL STATISTICS
--------------------------------------------------------------------------------
                                         STUDIO     1 BEDROOM     2 BEDROOM
                                         ------     ---------     ---------
Number of Units ....................        782        1,380          184
Average Rent .......................     $1,044       $1,298       $2,016
Average Unit Size (SF) .............        518          674        1,101
--------------------------------------------------------------------------------

                                       C-2

--------------------------------------------------------------------------------
                               PRESIDENTIAL TOWERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     The Presidential Towers Mortgage Loan is a $325.0 million, ten-year fixed rate loan secured by a first mortgage on a high-rise apartment complex located in Chicago, Cook County, Illinois. The Presidential Towers
      Mortgage Loan is interest only for the entire loan term, matures on May 1,
      2017 and accrues interest at an annual rate, rounded to three decimal places, of 5.389%.

THE BORROWER:

o     The Presidential Towers Borrower is PT Chicago, L.L.C., a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the Presidential Towers
      Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100% by Fund IX PT Chicago, L.L.C., a Delaware limited liability company. Through a series of intermediate ownership levels equity ownership of the Presidential Towers Borrower is eventually held
      10% by Waterton Fund IX Investors, L.L.C. and 90% by California State
      Teachers' Retirement System as the sponsors of the loan. The borrower principal is Waterton Residential Property Fund IX, L.L.C.

o     Founded in 1995 by Peter M. Vilim and David R. Schwartz, Waterton
      Associates has completed over $2 billion in real estate investments through equity joint ventures with major financial institutions, Wall
      Street investment banks and pension funds. Waterton Associates has acquired 99 multifamily properties containing a total of more than 32,000 units located in most major markets in the United States. The company employs approximately 450 people located in Chicago, Dallas, Las Vegas,
      Miami and Orlando.

o     California State Teacher's Retirement System is the second largest public pension plan and the largest teachers' retirement fund in the United
      States. CalSTRS had a total membership of nearly 800,000 and assets of
      $171.1 billion as of May 31, 2007.

o     Waterton Resident Property Fund IX is the latest joint venture between the
      California State Teacher's Retirement System and Waterton Associates
      L.L.C. With over $330 million of committed equity, the fund has investment capacity of close to $1 billion. Waterton Residential Property Fund IX represents the third joint venture between Waterton and California State
      Teacher's Retirement System. Since 2002, the venture has invested over
      $700 million in 28 apartment properties.

THE PROPERTY:

o     The Presidential Towers Mortgaged Property consists of a fee simple interest in a 2,346-unit, high-rise apartment complex consisting of four interconnected 50-story buildings built in phases from 1983 to 1986. The improvements contain a total of 1,538,332 net rentable square feet and are located on 5.82 acres. The apartment mix is 782 studio units, 1,380 one bedroom/one bath and 184 two bedroom/two bath units.

o     Unit amenities include a standard kitchen package consisting of a frost-free refrigerator with icemaker, range/oven and dishwasher. Units offer large windows, open floor plans, European-style kitchen cabinetry, laminate countertops, ceramic tile bathroom flooring and chrome plumbing fixtures. The units are fully sprinklered and a high-rise life safety fire alarm system is installed. All units are equipped with smoke alarms.

o     Property amenities include a resident health club and associated outdoor basketball court, running track and deck, a barbeque area, cyber center, onsite leasing and management office, and ground floor and concourse level commercial space (109,559 square feet), including a grocery store and several restaurants. Additional improvements include a five-level parking garage containing 1,159 parking spaces. Each tower is served by four elevators. Additionally, there are five elevators and two escalators that serve the ground floor and concourse level. Each tower is equipped with a laundry room.

o     The Presidential Towers Mortgaged Property is located in the West Loop neighborhood, just west of downtown Chicago. The neighborhood is bordered by Lake Street on the north, the Chicago River on the east, Congress
      Parkway on the south and Halsted Street on the west. The Presidential
      Towers Mortgaged Property is located within a block of Ogilvie
      Transportation Center, two blocks from Union Station and three blocks from
      I-90/I-94, the major north-south arterial that runs through Chicago central business district and via I-190 provides access to Chicago's
      O'Hare International Airport. Adjacent properties are primarily high-rise office buildings with first floor retail space. Notable buildings include the Social Security building to the north, the Ogilvie Transportation
      Center/Citibank building to the northeast and the ABN Amro/LaSalle Bank headquarters to the south. Located nearby are the Civic Opera House,
      Chicago Mercantile Exchange, Sears Tower, Millennium Park, Randolph Street
      restaurants, Greek Town and the theater district.

o     The Presidential Towers Borrower is generally required at its sole cost and expense to keep The Presidential Towers Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

                                       C-3

--------------------------------------------------------------------------------
                               PRESIDENTIAL TOWERS
--------------------------------------------------------------------------------

o     The Presidential Towers Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism in an amount equal to $350,000,000.

PROPERTY MANAGEMENT:

o     Waterton Property Management L.L.C. manages the Presidential Towers
      Mortgaged Property. Waterton Property Management L.L.C. , a Presidential
      Towers Borrower related entity founded in 1998 and headquartered in
      Chicago, currently manages approximately 15,000 apartment units located in
      15 major markets and 12 states.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     Not allowed.

PARTIAL DEFEASANCE:

o     At any time following 24 months after the closing date of the securitization, the Presidential Towers Borrower will have the right to cause the release of the portion of the Presidential Towers Mortgaged
      Property identified in the related loan documents as the "Tower 4" as well as the "Release Property", in connection with the transfer of such Release
      Property to an unaffiliated third party, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default exists; (ii) delivery of a pledge and security agreement in form and substance satisfactory to a prudent lender and defeasance collateral meeting the requirements of the related loan agreement; (iii) after giving effect to such release the debt service coverage ratio must be not less than the greater of (A) the debt service coverage ratio for the
      Presidential Towers Mortgaged Property (including the Release Property) in effect immediately prior to such release and (B) the debt service coverage ratio for the Presidential Towers Mortgaged Property in effect as of the closing date of the Presidential Towers Mortgage Loan; (iv) after giving effect to such release the loan-to-value ratio must be not greater than the lesser of (A) the loan-to-value ratio for the Presidential Towers
      Mortgaged Property (including the Release Property) in effect immediately prior to such release and (B) the debt service coverage ratio for the
      Presidential Towers Mortgaged Property in effect as of the closing date of the Presidential Towers Mortgage Loan; and (v) confirmation from the rating agencies that such a release will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Presidential Towers
      Mortgage Loan.

                                       C-4

--------------------------------------------------------------------------------
                           RENAISSANCE MAYFLOWER HOTEL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            HRECC

LOAN PURPOSE:                           Acquisition

ORIGINAL PRINCIPAL BALANCE:             $200,000,000

FIRST PAYMENT DATE:                     April 1, 2007

TERM/AMORTIZATION:                      60/0 months

INTEREST ONLY PERIOD:                   60 months

MATURITY DATE:                          March 1, 2012

EXPECTED MATURITY BALANCE:              $200,000,000

BORROWING ENTITY:                       WSRH Washington, L.L.C.

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout: 24 payments GRTR 1% PPMT or
                                        Yield Maintenance: 33 payments
                                        Open: 3 payments

UP-FRONT RESERVES:
  TAX/INSURANCE RESERVE:                Yes
  IMMEDIATE REPAIR RESERVE:             $1,481,250

ONGOING MONTHLY RESERVES:
  TAX/INSURANCE RESERVE:                Yes
  FF&E RESERVE:                         4% of Gross Revenue

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                   $200,000,000

CUT-OFF DATE LTV(1):                    70.2%

MATURITY DATE LTV:                      70.2%

UNDERWRITTEN DSCR(2):                   1.48x

MORTGAGE RATE:                          5.665%
--------------------------------------------------------------------------------

(1)   Calculated on an "As-Stabilized" value (based on ADR and occupancy figures which the Renaissance Mayflower Hotel Mortgaged Property is projected to achieve by January 1, 2008) of $285,000,000 for the Renaissance Mayflower
      Hotel Mortgaged Property. Based on the "As-Is" value of $272,000,000, the
      Cut-off Date LTV is 73.5%.

(2)   The Underwritten DSCR and Underwritten Net Cash Flow are based on ADR and occupancy figures which the Renaissance Mayflower Hotel Mortgaged Property is projected to achieve by January 1, 2008. The "As-Is" DSCR based on the
      November 30, 2006 trailing twelve months cash flow of $10,967,355 is
      0.95x.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                          Hotel

PROPERTY SUB-TYPE:                      Full Service

LOCATION:                               Washington, D.C.

YEAR BUILT/RENOVATED:                   1925/2007

NO. OF KEYS:                            657

CUT-OFF BALANCE PER KEYS:               $304,414

OCCUPANCY AS OF 05/18/2007:             74.3%

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Renaissance Hotel Operating Company

UNDERWRITTEN NET CASH FLOW(2):          $16,980,653

APPRAISED VALUE(1):                     $285,000,000
--------------------------------------------------------------------------------

(1)   Calculated on an "As-Stabilized" value (based on ADR and occupancy figures which the Renaissance Mayflower Hotel Mortgaged Property is projected to achieve by January 1, 2008) of $285,000,000 for the Renaissance Mayflower
      Hotel Mortgaged Property. Based on the "As-Is" value of $272,000,000, the
      Cut-off Date LTV is 73.5%.

(2)   The Underwritten DSCR and Underwritten Net Cash Flow are based on ADR and occupancy figures which the Renaissance Mayflower Hotel Mortgaged Property is projected to achieve by January 1, 2008. The "As-Is" DSCR based on the
      November 30, 2006 trailing twelve months cash flow of $10,967,355 is
      0.95x.

                                       C-5

--------------------------------------------------------------------------------
                           RENAISSANCE MAYFLOWER HOTEL
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                               FINANCIAL INFORMATION
-------------------------------------------------------------------------------------------------------------------
                                           FULL YEAR         FULL YEAR       TRAILING 12 MONTHS
                                        (12/31/2004)(1)     (12/31/2005)      (11/30/2006)(1)       UNDERWRITTEN(2)
                                        ---------------     ------------     ------------------     ---------------

Effective Gross Income .............     $ 51,328,273       $ 62,372,943        $ 59,864,882         $ 72,784,417
Total Expenses .....................     $ 39,186,375       $ 44,658,103        $ 44,668,560         $ 52,892,388
Net Operating Income (NOI) .........     $ 12,141,898       $ 17,714,840        $ 15,196,322         $ 19,892,029
Cash Flow (CF) .....................     $ 10,548,320       $ 14,656,415        $ 10,967,355         $ 16,980,653
DSCR on NOI ........................             1.06x              1.54x               1.32x                1.73x
DSCR on CF .........................             0.92x              1.28x               0.95x                1.48x
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                        OPERATIONAL STATISTICS
-------------------------------------------------------------------------------------------------------
                                                                 TRAILING 12 MONTHS
                                          2004        2005          (11/30/2006)        UNDERWRITTEN(2)
                                         -------     -------     ------------------     ---------------

Average Daily Rate (ADR) ...........     $190.48     $216.74          $221.83              $ 259.44
Occupancy ..........................        67.4%       76.4%            72.5%                 75.0%
RevPAR .............................     $128.47     $165.60          $160.86              $ 194.55
RevPAR Penetration Rate(3) .........        93.3%      104.0%           101.0%                  NAP
-------------------------------------------------------------------------------------------------------

(1)   The Renaissance Mayflower Hotel Mortgaged Property, as further described in "The Property" section herein, underwent extensive renovations in 2004 and 2006, which contributed to a decrease in the Renaissance Mayflower
      Hotel Mortgaged Property's financial performance.

(2)   Based on ADR and occupancy figures which the Renaissance Mayflower Hotel
      Mortgaged Property is expected to achieve by January 1, 2008. Based on a
      Smith Travel Research Report dated May 2007 the Renaissance Mayflower
      Hotel Mortgaged Property achieved an ADR of $244, $255 and $269 with occupancy at 80.7%, 83.7% and 79.5% for March, April and May of 2007,
      respectively.

(3)   RevPAR Penetration Rate based on a Smith Travel Research Report referred to in the appraisal prepared by Hospitality Valuation Services dated as of
      January 12, 2007.

                                       C-6

--------------------------------------------------------------------------------
                           RENAISSANCE MAYFLOWER HOTEL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     The Renaissance Mayflower Hotel Loan is a $200 million, five-year fixed rate mortgage loan secured by a first mortgage on a AAA---- rated full-service Renaissance-branded Marriott hotel located in the heart of
      Washington, D.C. approximately four blocks from the White House (the
      "Renaissance Mayflower Hotel Mortgaged Property"). The Renaissance
      Mayflower Hotel Loan is interest-only for the term of the Renaissance
      Mayflower Hotel Loan, matures on March 1, 2012 and accrues interest at an annual rate of 5.665%.

o     The Sponsor (as defined below) used the Renaissance Mayflower Hotel Loan to acquire the Renaissance Mayflower Hotel Mortgaged Property for
      approximately $262,500,000 (inclusive of closing costs) on February 6,
      2007, resulting in cash equity of approximately $62.5 million (76% LTC)
      remaining in the Renaissance Mayflower Hotel Mortgaged Property.

THE BORROWER:

o     The Renaissance Mayflower Hotel Borrower, WSRH Washington, L.L.C., a
      Delaware limited liability company, is a single-purpose, bankruptcy-remote entity with two independent directors for which the Renaissance Mayflower
      Hotel Borrower's legal counsel has delivered a non-consolidation opinion.

o     Sponsorship for the Renaissance Mayflower Hotel Loan is provided by
      Rockwood Capital (the "Sponsor"), a private real estate investment company that manages more than $2.7 billion of equity on behalf of more than 40 public and private institutional investors and high net worth individuals.
      The Sponsor invests and adds value to all types of real estate, including urban and suburban hotel, office, research and development, biotech, data center, neighborhood and regional retail, urban and suburban apartment, condominium, resort and single family properties. Rockwood Capital currently manages a number of funds. The Renaissance Mayflower Hotel
      Mortgaged Property is held by a subsidiary of Rockwood Capital Real Estate
      Partners Fund VII, LP which was formed in March 2006 and has approximately
      $1.1 billion in capital commitments.

THE PROPERTY:

o     The Renaissance Mayflower Hotel Mortgaged Property consists of a fee simple interest in a 657-key full-service Renaissance-branded Marriott luxury hotel in Washington, D.C. The Renaissance Mayflower Hotel Mortgage
      Property was originally constructed in 1925 and most recently renovated in
      2007. The Renaissance Mayflower Hotel Mortgaged Property is a 10-story building situated on a parcel of approximately 0.64 acres.

o     The Renaissance Mayflower Hotel Mortgaged Property contains 657 well-appointed guestrooms and suites. The guestroom inventory includes the following mix of rooms: 285 king, 221 double/double, 68 queen, 74 one-bedroom suites, three hospitality suites and six luxury suites. The
      Renaissance Mayflower Hotel Mortgaged Property features multiple recently renovated food and beverage outlets, including the Cafe Promenade, Town &
      Country Bar and Lounge, and Lobby Court Bar. In addition, the Renaissance
      Mayflower Hotel Mortgaged Property features approximately 38,820 square feet of meeting space, a recently renovated exercise facility, a florist and an airline reservation desk. Retail outlets at the Renaissance
      Mayflower Hotel Mortgaged Property include a Thomas Pink retail store and a gift shop operated by W.H. Smith.

o     Since 2004, the Renaissance Mayflower Hotel Mortgaged Property has
      benefited from a capital infusion of approximately $21.6 million ($32,877 per key). In 2004, Walton Street Capital, LLC, the previous owner, expended approximately $10 million on capital improvements ($15,221 per key), which included the replacement of soft goods and most case goods. In addition to the 2004 capital infusion, the previous owner recently completed an additional renovation program totaling approximately $11.6 million ($17,718 per key), which included upgrades to the lobby and front desk, ballrooms, and the breakout rooms. The food and beverage outlets were also reengineered, including Cafe Promenade, the main eatery, and the
      Lobby Court Bar which was converted into an upscale wine bar. In addition, the fitness center was relocated from the basement level to the mezzanine level, and offers a state-of-the-art workout facility and two treatment rooms. Other items that were refurbished include the roof, modernization of elevators, a new telephone switch system and the installation of a new fire alarm system.

o     Room furnishings include a fully-wired work station with a desk and chair, lounge chair, dresser, night tables and lamps. Room amenities include remote control cable television, telephone and high-speed Internet service. Property amenities include a business center, fitness center, meeting and banquet rooms containing 38,820 square feet, a full service restaurants, wine lounges, coffee shop, sundry shop, laundry valet, laundry facilities and 24-hour room service.

                                       C-7

--------------------------------------------------------------------------------
                           RENAISSANCE MAYFLOWER HOTEL
--------------------------------------------------------------------------------

o     The Renaissance Mayflower Hotel's Mortgaged Property's sub-market, the
      Northwest Quadrant, is generally considered to be the commercial district of Washington, D.C. The neighborhood includes government buildings, office space, banks, retail shops, restaurants and residential town homes. The
      Renaissance Mayflower Hotel Mortgaged Property is located within walking distance of the White House, George Washington University, Historic
      Georgetown and the Washington Convention Center as well as a number of other major attractions and demand generators including Embassy Row, the
      Warner Theatre, the National Mall, and the Washington Monument.

o     The Renaissance Mayflower Hotel Borrower is generally required, at its sole cost and expense, to keep the Renaissance Mayflower Hotel Mortgaged
      Property insured against loss or damage by casualty, terrorism and other risks generally addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o     The Renaissance Mayflower Hotel Mortgaged Property is subject to a management agreement with Renaissance Hotel Operating Company (an affiliate of Marriott International Hotels). The initial term of the management agreement expires in 2025, with three automatic successive
      10-year extension options.

o     Headquartered in Bethesda, Maryland, Marriott International Hotels is the
      world's largest hotel chain based on revenue. Marriott operates under such brands as Renaissance Hotels & Resorts, Marriott Hotels & Resorts, JW
      Marriott Hotels & Resorts, The Ritz-Carlton, SpringHill Suites, Fairfield
      Inn, Courtyard, TownePlace Suites, and Residence Inn among others.
      According to Barron's Online, Marriott manages a total of 2,632 hotels worldwide. Marriott's stock is traded on the New York Stock Exchange under the ticker symbol "MAR." As of June 26, 2007, Marriott's stock closed at
      $43.92 per share, which indicates a market capitalization of approximately
      $16.97 billion.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     None.

FUTURE PARI PASSU, MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     Not allowed.

                                       C-8

--------------------------------------------------------------------------------
                                 ONE PARK AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            Bank of America

LOAN PURPOSE:                           Acquisition

ORIGINAL NOTE A-2 PRINCIPAL             $187,500,000
     BALANCE(1):

FIRST PAYMENT DATE:                     April 1, 2007

TERM/AMORTIZATION:                      60/0 months

INTEREST ONLY PERIOD:                   60 months

MATURITY DATE:                          March 1, 2012

EXPECTED NOTE A-2 MATURITY              $187,500,000
     BALANCE(1):

BORROWING ENTITY:                       One Park Avenue Partners LLC

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/Defeasance: 56 payments
                                        Open: 4 payments

UP-FRONT RESERVES:
  TAX/INSURANCE RESERVE:                Yes
  TI/LC RESERVE:                        $2,819,950

ONGOING MONTHLY RESERVES:
  TAX/INSURANCE RESERVE:                Yes

PARI PASSU DEBT:                        Note A-1 - $187,500,000

MEZZANINE DEBT(2):                      Note M1 - $75,400,000
                                        Note M2 - $32,600,000

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

(1)   The $375,000,000 One Park Avenue Pari Passu Whole Loan has been split into two pari passu notes: the $187,500,000 Note A-1 (not included in the Trust
      Fund) and the $187,500,000 Note A-2 (included in the Trust Fund).

(2)   This loan is structured with a $32,600,000 junior mezzanine loan, which was not funded at closing and is to be funded over the first 12 months of the loan term for interest reserves ($18 million), replacement reserves
      ($10 million) and tenant improvements and leasing commissions ($4.6 million). Any portion of the $32,600,000 junior mezzanine not funded within the first 12 months will be funded into escrows.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
WHOLE LOAN CUT-OFF DATE BALANCE:        $375,000,000

NOTE A-1 CUT-OFF DATE BALANCE:          $187,500,000

NOTE A-2 CUT-OFF DATE BALANCE:          $187,500,000

CUT-OFF DATE LTV(1):                    65.9%

MATURITY DATE LTV(1):                   65.9%

UNDERWRITTEN DSCR(1):                   1.16x

MORTGAGE RATE(2):                       6.281%
--------------------------------------------------------------------------------

(1)   Calculated based on the aggregate Cut-off Date principal balance of the
      Note A-1 (not included in the Trust Fund) and the Note A-2 (included in the Trust Fund).

(2)   Mortgage rate rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Central Business District

LOCATION:                               New York, New York

YEAR BUILT/RENOVATED:                   1925/2000

NET RENTABLE SQUARE FEET:               924,501

CUT-OFF BALANCE PER SF(1):              $406

OCCUPANCY AS OF 03/01/2007:             98.0%

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Murray Hill Properties LLC

UNDERWRITTEN NET CASH FLOW(2):          $27,591,586

APPRAISED VALUE:                        $569,300,000
--------------------------------------------------------------------------------

(1)   Calculated based on the aggregate Cut-off Date principal balance of the
      Note A-1 (not included in the Trust Fund) and the Note A-2 (included in the Trust Fund).

(2)   The Underwritten Net Cash Flow is based on a cash flow whereby the One
      Park Avenue Mortgaged Property achieves projected occupancy and rental rates. The "as-is" DSCR is 0.87x based on an underwritten as-is net cash flow of $20,662,816.

                                       C-9

--------------------------------------------------------------------------------
                                 ONE PARK AVENUE
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                         FINANCIAL INFORMATION(1)
----------------------------------------------------------------------------------------------------------
                                         FULL YEAR        FULL YEAR         ANNUALIZED
                                        (12/31/2004)     (12/31/2005)     (09/30/2006)(2)     UNDERWRITTEN
                                        ------------     ------------     ---------------     ------------

Effective Gross Income .............    $ 35,190,714     $ 36,824,135      $ 43,280,801       $ 47,313,588
Total Expenses .....................    $ 15,243,121     $ 16,627,751      $ 17,539,229       $ 17,697,948
Net Operating Income (NOI) .........    $ 19,947,593     $ 20,196,384      $ 25,741,572       $ 29,615,641
Cash Flow (CF) .....................    $ 19,947,593     $ 20,196,384      $ 25,741,572       $ 27,591,586(3)
DSCR on NOI ........................            0.84x            0.85x             1.08x              1.24x
DSCR on CF .........................            0.84x            0.85x             1.08x              1.16x
----------------------------------------------------------------------------------------------------------

(1)   Calculated based on the aggregate Cut-off Date principal balance of the
      Note A-1 (not included in the Trust Fund) and the Note A-2 (included in the Trust Fund).

(2)   The Effective Gross Income for the Annualized September 30, 2006
      financials includes a one time Lease Buyout Fee totaling $2,983,940.

(3)   The Underwritten Net Cash Flow is based on a cash flow whereby the One
      Park Avenue Mortgaged Property achieves projected occupancy and rental rates. The "as-is" DSCR is 0.87x based on an underwritten as-is net cash flow of $20,662,816.

-----------------------------------------------------------------------------------------------------------------------------------
                                                       TENANT INFORMATION(1)
-----------------------------------------------------------------------------------------------------------------------------------
                                            RATINGS          TOTAL       % OF                 POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                            FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF      RENT          RENT       EXPIRATION
------------------------------------   -----------------   ---------   --------   --------   -----------   -----------   ----------

NYU Hospitals Center(2) ............       Not Rated        163,741     17.7%     $ 36.52    $ 5,979,259      17.7%      09/30/2013
Segal ..............................       Not Rated        157,947     17.1      $ 36.21      5,720,000      16.9       12/31/2009
Coty ...............................       Not Rated        100,629     10.9      $ 38.93      3,917,021      11.6       06/30/2015
America Media Operations(3) ........       NR/NR/CCC+        78,058      8.4      $ 35.54      2,774,095       8.2       05/31/2011
Public Service Mutual ..............       NR/NR/BBB-        75,180      8.1      $ 36.59      2,750,502       8.1       12/31/2012
                                                           ---------   --------              -----------    ----------   ----------
TOTAL ..............................                        575,555     62.3%                $21,140,877      62.5%
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance and reimbursements.

(2)   NYU and NYU Hospitals Center combined have five spaces. 60,600 square feet expires on September 30, 2013, 23,141 square feet of NYU space expires on
      January 31, 2015 and 80,000 square feet expires on February 28, 2015.

(3)   Advanstar Comm Inc subleases 33,000 square feet to America Media
      Operations with an expiration date of April 30, 2010, after which the lease will be direct to America Media Operations at $39 per square foot.

--------------------------------------------------------------------------------------------------------------------
                                             LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------------------------------------------
                                       NO. OF LEASES   EXPIRING     % OF     CUMULATIVE    CUMULATIVE     BASE RENT
YEAR OF EXPIRATION                       EXPIRING         SF      TOTAL SF    TOTAL SF    % OF TOTAL SF    EXPIRING
------------------------------------   -------------   --------   --------   ----------   -------------   ----------

2007 ...............................         6           16,725      1.8%      16,725          1.8%       $  764,669
2008 ...............................         2           10,545      1.1       27,270          2.9%       $  221,367
2009 ...............................         7          160,920     17.4      188,190         20.4%       $5,781,244
2010 ...............................         5          110,715     12.0      298,905         32.3%       $4,534,432
2011 ...............................         3           45,058      4.9      343,963         37.2%       $1,537,255
2012 ...............................         9          132,097     14.3      476,060         51.5%       $4,718,724
2013 ...............................         1           60,600      6.6      536,660         58.0%       $2,262,804
2014 ...............................         3           15,889      1.7      552,549         59.8%       $  688,398
2015 ...............................         6          203,770     22.0      756,319         81.8%       $7,633,476
2020 ...............................         1           53,494      5.8      809,813         87.6%       $1,765,302
2022 ...............................         6           90,956      9.8      900,769         97.4%       $3,385,594
2036 ...............................         1            1,000      0.1      901,769         97.5%       $       --
Vacant .............................        --           18,785      2.0      920,554         99.6%       $       --
Management/Storage .................        --            3,947      0.4      924,501        100.0%       $       --
                                       -------------   --------   --------
TOTAL ..............................        50          924,501    100.0%
--------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll.

                                      C-10

--------------------------------------------------------------------------------
                                 ONE PARK AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The five largest tenants, representing 62.3% of the total net rentable square feet and 62.5% of total income, are:

o     NYU HOSPITALS CENTER AND NYU (not rated) occupy 163,741 square feet (17.7%
      of square feet, 17.7% of income). NYU Hospitals Center occupies 140,600 square feet under two 16-year leases expiring September 30, 2013 and
      February 28, 2015 with two 5-year renewal options at 3% annual increases with 15 months written notice and one 10-year lease expiring September 30,
      2013. The leases provide for rental rates of $34.17 to $37.34 per square foot, depending on the location, with annual increases of 3%. NYU separately leases 23,141 square feet on the 10th floor under two 10-year leases expiring January 31, 2015. NYU Hospitals Center consistently ranks among the nation's top hospitals in U.S. News & World Report's annual survey of health care providers. The NYU Hospital Center and NYU have administrative offices located at the Mortgaged Property.

o     SEGAL (not rated) occupies 157,947 square feet (17.1% of square feet,
      16.9% of income) under a lease with several expansion amendments expiring
      December 31, 2009 with one 5-year renewal option at the greater of the fixed rent payable during the preceding 12 months or fair market rental value with 18 months written notice. The lease provides for rate increases of $4.00 per square foot at the end of the first five year period, $4.20 per square foot at the end of the second five year period and $3.50 per square foot at the end of the third five year period. The lease also provides for rental increases of $4.00 per square foot every five years for the expansion space of 50,000 square feet. The Segal Group covers more than 8 million employees worldwide under its benefits programs. The Segal
      Company is an employee-owned actuarial, benefits, compensation and consulting services firm that does business primarily through its subsidiary, The Segal Company and focuses on employees in the corporate, government, and non-profit sectors offering its services to clients throughout North America, as well as in the Bahamas, Europe, Puerto Rico and the Virgin Islands. Established in 1939, the Segal Group operates through offices across the United States and Canada. The Segal Company is a founding member of the Multinational Group of Actuaries and Consultants
      and is headquartered at One Park Avenue.

o     COTY (not rated) occupies 100,629 square feet (10.9% of square feet, 11.6%
      of income) under one 16-year lease and one 12-year lease expiring June 30,
      2015 with one 5-year renewal option at rates determined by the landlord and written notice given to the tenant within 18 months of the expiration.
      Coty must provide written notice of his acceptance or dispute within 12 months of expiration. The lease provides for a rental rate of $35.00 per square foot with increases to $36.00 per square foot on the second anniversary, $38.00 per square foot on the fifth anniversary, $39.00 per square foot on the seventh anniversary and $40.00 per square foot on the tenth anniversary. The tenant has first right of offer on any available space on the 3rd or 6th floors within one year of the expiration date and within one year of the extension period expiration date. Coty is a leading maker of mass-market fragrances for men and women. Coty products include moderately priced fragrances and colognes sold by mass retailers and prestige brands found in department stores. Coty's brands include Jennifer
      Lopez, JOOP!, Jovan, Rimmel, Stetson and Vivienne Westwood. Coty also offers Calgon bath products, as well as aromatherapy, foot care, and sun care items. German consumer goods giant, Joh. A. Benckiser GmbH, acquired
      Coty in 1996 to operate its fragrance and cosmetics businesses.

o     AMERICA MEDIA OPERATIONS, INC. (not rated by Fitch or Moody's and rated
      "CCC+" by S&P) occupies 78,058 square feet (8.4% of square feet, 8.2% of income) under three 6-year leases and one 11-year lease expiring April 30,
      2010 and May 31, 2011 respectively, with no renewal option. The lease provides for rental rates of $35.00 per square foot on 43,467 square feet with a rate increase to $39.00 per square foot on the third anniversary and a rental rate of $37.48 per square foot on 33,000 square feet with a rate increase to $39.14 per square foot on May 1, 2010. American Media
      Operations, the nation's top publisher of tabloid newspapers and magazines, has revamped its leading gossip publications, National Enquirer and Star, to focus on celebrity coverage. Its 16 magazine titles also include Globe, Sun, National Examiner and Weekly World News. In addition,
      American Media Operations publishes a number of fitness magazines, Shape and Men's Fitness, through its Weider Publications subsidiary. American
      Media Operations also operates Distribution Services, which places the periodicals in supermarkets throughout the United States and Canada.
      American Media Operations, Inc. reported over $500 million in revenues last year and is headquartered in Boca Raton, Florida.

o     PUBLIC SERVICE MUTUAL (not rated by Fitch or Moody's and rated "BBB--" by
      S&P) now under the Magna Carta Companies umbrella, occupies 75,180 square feet (8.1% of square feet, 8.1% of income) under two ten-year leases and one 11-year lease expiring December 31, 2012. The Public Service Mutual
      Insurance Company was founded in New York City in 1925 as a mutual insurance carrier for the taxicab industry. On the Public Service Mutual
      Insurance Company's 75th anniversary in 2000, the Public Service Mutual
      Casualty Insurance Corporation ("PSM Insurance Companies") adopted the trade name of Magna Carta Companies. The Magna Carta Companies umbrella now consists of Public Service Mutual Insurance Company, Paramount
      Insurance Company and Western Select Insurance Company. The Magna Carta
      Companies specializes in insurance underwriting in various business lines, including commercial real estate, restaurants and workers compensation.
      Headquartered at One Park Avenue, the Magna Carta Companies has offices nationwide including Boston, Chicago, Dallas and Los Angeles.

                                      C-11

--------------------------------------------------------------------------------
                                 ONE PARK AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     The One Park Avenue Pari Passu Whole Loan is a $375.0 million, five-year fixed rate loan secured by first mortgage on one twenty-story office/retail building containing 924,501 square feet located in New York,
      New York. The One Park Avenue Pari Passu Whole Loan is part of a split loan structure evidenced by two pari passu notes referred to as the One
      Park Avenue Pari Passu Note A-1 (which is not included in the Trust Fund)
      and the One Park Avenue Pari Passu Note A-2 (which is included in the
      Trust Fund and represents the One Park Avenue Mortgage Loan). The One Park
      Avenue Pari Passu Note A-2 Mortgage Loan is interest-only for the entire loan term, matures on March 1, 2012 and accrues interest at an annual rate, rounded to three decimal places, of 6.281%.

THE BORROWER:

o     The One Park Avenue Borrower, One Park Avenue Partners LLC, a Delaware
      limited liability company, is a special-purpose, bankruptcy remote, single-member entity with at least two independent directors for which a non-consolidation opinion has been issued by the Borrower's legal counsel.
      Equity ownership in the One Park Avenue Borrower is held indirectly by
      Blackacre Institutional Capital Management, LLC (80%) and Murray Hill
      Properties, LLC (20%). Both will act as the sponsors. Norman Sturner is the borrower principal.

o     Blackacre Institutional Capital Management, LLC is the real estate investment affiliate of Cerberus Capital Management, L.P. which is one of the largest private equity/hedge funds in the country. Blackacre
      Institutional Capital Management, LLC and Cerberus Capital Management,
      L.P. were founded in 1992 and the combined holdings amounted to over $16 billion in 2005 and generated over $45 billion in annual revenue.
      Blackacre Institutional Capital Management, LLC currently owns a number of entities including LNR Property Corporation and the Kyo-ya Portfolio.
      Cerberus Capital Management, L.P. is a leading private investment firm that specializes in providing both financial resources and operational expertise to help transform undervalued companies into industry leaders for long-term success and value creation. Cerberus Capital Management,
      L.P. is headquartered in New York City with affiliate and/or advisory offices in Atlanta, Chicago, Los Angeles, London, Baarn, Frankfurt, Tokyo,
      Osaka and Taipei. Cerberus Capital Management, L.P. holds controlling or significant minority interests in companies around the world that generate over $60 billion in annual revenues.

o     Norman Sturner co-founded Murray Hill Properties, LLC in 1972. Murray Hill
      Properties, LLC invests in, develops, leases and manages commercial and residential real estate in the New York Tri-state area. Within the past 24 months, Murray Hill Properties, LLC has acquired seven Manhattan office buildings in excess of $450 million. It manages several million square feet for itself and for third-party owners. The Murray Hill Properties,
      LLC property and management portfolio includes office, retail, medical, multifamily and industrial real estate.

THE PROPERTY:

o     The One Park Avenue Mortgaged Property consists of a fee simple interest in a twenty-story office/retail building containing a total of 924,501 net rentable square feet covering the entire block on Park Avenue between 32nd
      Street and 33rd Street. The One Park Avenue Mortgaged Property contains
      770,304 square feet of office space with 11 office tenants and 154,197 square feet of retail/storage space with 10 retail tenants. There are six parking spaces located in the rear service area. The building has two basement levels, a mezzanine level, a roof setback on the 16th floor, seven service entries, six low-rise, six high-rise elevators (two exclusively for Equinox), one freight and four service elevators and a loading dock. The One Park Avenue Mortgaged Property is 98.0% occupied by
      20 tenants. Five tenants, Segal, NYU Hospitals Center, Coty, American
      Media Operations Inc. and Public Service Mutual Insurance Company,
      represent 62.3% of the net rentable square feet.

o     The One Park Avenue Mortgaged Property is located in the Murray Hill section of Manhattan, which is bounded by the Garment Center to the west, by Gramercy Park to the south, Kips Bay to the east and Grand Central to the north. Murray Hill is a mixed use area situated along the edge of the
      Midtown business district. Among the brownstones and low-rise pre-war apartment buildings are more modern mid and high-rise structures, which are both residential and commercial in use.

o     Within Murray Hill, Madison Avenue and Park Avenue South are generally commercial in nature, with residential condominium conversions located among Class "A" and "B" office buildings on these avenues. Access to public transportation in this area is excellent. The One Park Avenue
      Mortgaged Property is located directly in front of the IRT local subway line #6 at East 33rd Street and Park Avenue. Major transfer stations are located at East 14th Street and Union Square and at Grand Central Station
      and East 42nd Street. Buses operate in a north/south direction along the avenues and in the east/west directions on East 23rd and East 34th
      Streets. The largest employers in the area are New York Presbyterian
      Healthcare System (29,921), Citigroup, Inc. (27,144), JPMorgan Chase & Co.
      (20,257), Verizon Communications, Inc. (18,500) and Continuum Health
      Partners, Inc. (16,108).

o     The One Park Avenue Borrower is generally required at its sole cost and expense to keep the One Park Avenue Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

                                      C-12

--------------------------------------------------------------------------------
                                 ONE PARK AVENUE
--------------------------------------------------------------------------------

o     The One Park Avenue Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism, provided that if the Terrorism Risk Insurance Act of 2002, as amended, is no longer in effect, the One Park Avenue Borrower is only required to purchase as much terrorism insurance as may be obtained for a premium equal to two times the annual terrorism insurance premiums as of the closing date of the One Park Avenue Whole Loan (as adjusted to reflect increases in the consumer price index).

PROPERTY MANAGEMENT:

o     The One Park Avenue Mortgaged Property is managed by Murray Hill
      Properties LLC, a sponsor related entity which currently manages over 4.2 million square feet in more than 20 buildings throughout Manhattan.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     There is a mezzanine loan of $108,000,000, which is split into two components, a $75,400,000 loan funded at closing and $32,600,000 to be funded for interest reserves, replacement reserves and tenant improvements and leasing commission reserves during the first 12 months of the loan term. Any portion of the $32,600,000 junior mezzanine not funded within the first 12 months will be funded into escrows.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     There will be a $32,600,000 mezzanine loan to be funded for reserves during the first 12 months of the loan term as $18 million for interest reserve, $10 million for replacement reserves and $4.6 million for tenant improvements and leasing commissions. Any portion of the $32,600,000 junior mezzanine not funded within the first 12 months will be funded into escrows.

                                      C-13

--------------------------------------------------------------------------------
                         PACIFIC SHORES BUILDING 9 & 10
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            Bank of America

LOAN PURPOSE:                           Acquisition

ORIGINAL PRINCIPAL BALANCE:             $183,750,000

FIRST PAYMENT DATE:                     June 1, 2007

TERM/AMORTIZATION:                      120/0 months

INTEREST ONLY PERIOD:                   120 months

MATURITY DATE:                          May 1, 2017

EXPECTED MATURITY BALANCE:              $183,750,000

BORROWING ENTITY:                       SRI Eight Pacific Shores LLC

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/Defeasance: 113 payments
                                        Open: 7 payments

LETTER OF CREDIT(1):                    $19,545,000

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

(1)   The letters of credit posted by Openwave Systems, Inc. ($16,545,000) and
      PDL Biopharma, Inc. ($3,000,000) represents security deposits and can be used to cover rent shortfall and releasing costs in the event that either tenant defaults on its lease.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                   $183,750,000

CUT-OFF DATE LTV:                       73.1%

MATURITY DATE LTV:                      73.1%

UNDERWRITTEN DSCR:                      1.39x

MORTGAGE RATE(1):                       5.621%
--------------------------------------------------------------------------------

(1)   Mortgage rate rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Suburban

LOCATION:                               Redwood City, California

YEAR BUILT/RENOVATED:                   2001/NAP

NET RENTABLE SQUARE FEET:               447,747

CUT-OFF BALANCE PER SF:                 $410

OCCUPANCY AS OF 12/01/2006:             100.0%

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Shorenstein Realty Services, L.P.

UNDERWRITTEN NET CASH FLOW:             $14,516,845

APPRAISED VALUE:                        $251,500,000
--------------------------------------------------------------------------------

                                      C-14

--------------------------------------------------------------------------------
                         PACIFIC SHORES BUILDING 9 & 10
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                                   UNDERWRITTEN
                                                                   ------------
Effective Gross Income .............                               $ 20,337,697
Total Expenses .....................                               $  5,009,445
Net Operating Income (NOI) .........                               $ 15,328,252
Cash Flow (CF) .....................                               $ 14,516,845
DSCR on NOI ........................                                      1.46x
DSCR on CF .........................                                      1.39x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                       TENANT INFORMATION(1)
-----------------------------------------------------------------------------------------------------------------------------------
                                            RATINGS          TOTAL       % OF                 POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                            FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF      RENT          RENT       EXPIRATION
------------------------------------   -----------------   ---------   --------   --------   -----------   -----------   ----------

Openwave Systems, Inc.(2). .........       Not Rated        283,015      63.2%    $ 46.32    $13,109,255      80.1%      04/29/2013
PDL BioPharma ......................       Not Rated        164,732      36.8     $ 19.80      3,261,694      19.9       12/31/2021
                                                           ---------   --------              -----------   -----------
TOTAL ..............................                        447,747     100.0%               $16,370,948     100.0%
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance and reimbursements.

(2)   Openwave Systems, Inc. currently subleases 283,015 square feet to PDL
      BioPharma. PDL BioPharma has executed a direct lease on the sublease space at $24.34 per square foot that will commence April 30, 2013 and expire
      December 31, 2021.

----------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE(1)
----------------------------------------------------------------------------------------------------------------
                                        NO. OF
                                        LEASES    EXPIRING     % OF     CUMULATIVE    CUMULATIVE      BASE RENT
YEAR OF EXPIRATION                     EXPIRING      SF      TOTAL SF    TOTAL SF    % OF TOTAL SF    EXPIRING
------------------------------------   --------   --------   --------   ----------   -------------   -----------

2013 ...............................      1        283,015     63.2%     283,015         63.2%       $13,109,255
2021 ...............................      1        164,732     36.8      447,747        100.0%       $ 3,261,694
                                          -        -------    -----
TOTAL ..............................      2        447,747    100.0%
----------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll.

                                      C-15

--------------------------------------------------------------------------------
                         PACIFIC SHORES BUILDING 9 & 10
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The two tenants representing 100.0% of the total net rentable square feet are:

o     OPENWAVE SYSTEMS, INC. (NASDAQ: "OPWV") (not rated), leases 283,015 square feet (63.2% of square feet, 80.1% of income) under a 12-year lease expiring April 29, 2013 with two 5-year renewal options at fair market rates with 12 months written notice. The leases provide for minimum base rent of $9.48 per square foot for the first two years and $11.40 per square foot thereafter. Openwave Systems, Inc. provides software products and services for communications and media industries worldwide. Openwave
      Systems, Inc. offers server and subscriber analysis software, multi-media services, and messaging enhancements. Openwave Systems, Inc.'s content products primarily include Videotones, Pictones, Musitones and Ring Back
      Tones, as well as music on demand service and a personal interactive radio streamed to the mobile handset. Openwave Systems, Inc. was incorporated in
      1994 and is headquartered at the Pacific Shores Building 9 & 10 Mortgaged
      Property. According to the year end financial reports dated June 30, 2006,
      Openwave Systems, Inc. reported $412.0 million gross revenue, net income of $5.2 million and stockholder equity of $538.4 million.

      Per the sublease which commenced January 1, 2007, PDL BioPharma subleases
      100.0% of Openwave's space. PDL BioPharma has executed a direct lease which will commence upon expiration of the sublease and extend through
      December 2021.

o     PDL BIOPHARMA (NASDAQ: "PDLI") (not rated) occupies 164,732 square feet
      (36.8% of square feet, 19.9% of income) under a direct, 15-year lease expiring December 31, 2021 with two 5-year renewal options at 95% of fair market value with 12 months written notice. The lease provides for a minimum base rent of $19.80 per square foot with annual increases of 3.5%.
      PDL BioPharma, Inc., a biopharmaceutical company, engages in the discovery, development, and commercialization of therapies for severe or life-threatening illnesses. PDL BioPharma's products treat hypertension, manage heart attacks and aid in bone marrow transplants. PDL BioPharma also has investigational compounds in clinical development that are aimed at treating cancer, autoimmune disease and cardiovascular problems.
      Headquartered in Fremont, California, PDL BioPharma was founded in 1986 as
      Protein Design Labs, Inc. and changed its name to PDL BioPharma, Inc. in
      2006. According to the year end financial reports dated December 31, 2006,
      PDL BioPharma reported gross revenue of $414.7 million, $179.0 million liquidity and $467.5 million stockholder equity.

                                      C-16

--------------------------------------------------------------------------------
                         PACIFIC SHORES BUILDING 9 & 10
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     The Pacific Shores Building 9 & 10 Mortgage Loan is an $183.75 million ten year fixed rate loan secured by a first mortgage on two multi-story office buildings located in Redwood City, San Mateo County, California. The
      Pacific Shores Building 9 & 10 Mortgage Loan is interest only for the entire loan term, matures on May 1, 2017 and accrues interest at an annual rate, rounded to three decimals places, of 5.621%.

THE BORROWER:

o     The Pacific Shores Building 9 & 10 Borrower, SRI Eight Pacific Shores LLC,
      a Delaware limited liability company, is a single purpose, bankruptcy remote entity with a least two independent directors in which a non-consolidation opinion has been issued by the Borrower's legal counsel.
      Equity ownership in the Pacific Shores Building 9 & 10 Borrower, through several levels of ownership, is eventually held by Shorenstein Realty
      Investors Eight, L.P. 100.0%.

o     Shorenstein Realty Investors Eight, L.P., was founded in 1924 and serves as a real estate brokerage and management company focused primarily on office product. Subsidiary Shorenstein Realty Services provides leasing, commercial property management and construction services for institutional investors.

THE PROPERTY:

o     The Pacific Shores Building 9 & 10 Mortgaged Property consists of a fee simple interest in two Class "A" five-story office buildings containing a total of 447,747 net rentable square feet. The buildings are situated within a 106.3 acre office park campus known as Pacific Shores Center which contains ten Class "A" office buildings totaling 1,672,073 square feet.

o     Amenities at the Pacific Shores Center campus include a 38,000 square foot fitness center with a outdoor junior Olympic pool and a rock climbing wall, a 15,506 square foot public cafeteria, two soccer fields/baseball fields, amphitheatre, outdoor basketball court, and a three-mile bike and pedestrian path walkway.

o     The Pacific Shores Building 9 & 10 Mortgaged Property is located in
      Silicon Valley in the greater Redwood Shores area of San Mateo County, an area that lies just south of the San Francisco Bay. Generally, the boundaries of the immediate area are Redwood Creek to the north, Westpoint
      Slough to the east, Deepwater Slough to the west and US Highway 101 to the south. The Pacific Shores Buildings 9 & 10 Mortgaged Property is
      approximately ten miles south of the San Francisco International Airport.

o     The Pacific Shores Building 9 & 10 Borrower is generally required at its sole cost and expense to keep the Pacific Shores Building 9 & 10 Mortgaged
      Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o     The Pacific Shores Building 9 &10 Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism, provided that if the Terrorism Risk Insurance Act of 2002, as amended, is no longer in effect, the Pacific Shores Building 9 &10
      Borrower is only required to purchase as much terrorism insurance as may be obtained for a premium equal to two times the terrorism insurance premium payable as of the closing date of the Pacific Shores Building 9 &
      10 Mortgage Loan (as increased over time by an annual consumer price index).

PROPERTY MANAGEMENT:

o     The Pacific Shores Building 9 & 10 Mortgaged Property is managed by
      Shorenstein Realty Services, L.P., which currently manages over 16 million square feet of office space throughout the United States.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     Not allowed.

                                      C-17

--------------------------------------------------------------------------------
                                 HILTON ANATOLE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            Bank of America

LOAN PURPOSE:                           Refinance

ORIGINAL NOTE A-1 PRINCIPAL             $175,000,000
     BALANCE(1):

FIRST PAYMENT DATE:                     July 1, 2007

TERM/AMORTIZATION:                      120/0 months

INTEREST ONLY PERIOD:                   120 months

MATURITY DATE:                          June 1, 2017

EXPECTED NOTE A-1 MATURITY              $175,000,000
     BALANCE(1):

BORROWING ENTITY:                       Anatole Partners III, L.L.C.

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/Defeasance: 37 payments GRTR 1%
                                        PPMT or Yield Maintenance or Defeasance:
                                        77 payments
                                        Open: 6 payments

LETTER OF CREDIT(2):                    $13,800,000

ENVIRONMENTAL ESCROW:                   $200,000

PARI PASSU DEBT:                        Note A-2 - $175,000,000

UNSECURED DEBT:                         $20,000,000

FUTURE MEZZANINE DEBT:                  Yes

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

(1)   The $350,000,000 Hilton Anatole Pari Passu Whole Loan has been split into two pari passu notes: the $175,000,000 Note A-1 (included in the Trust
      Fund) and the $175,000,000 Note A-2 (not included in the Trust Fund).

(2)   The letter of credit represents the approximate remaining cost of outstanding work as required by the Hilton Property Improvement Plan.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
WHOLE LOAN CUT-OFF DATE                 $350,000,000
     BALANCE:

NOTE A-1 CUT-OFF DATE BALANCE:          $175,000,000

NOTE A-2 CUT-OFF DATE BALANCE:          $175,000,000

CUT-OFF DATE LTV(1)(2):                 70.0%

MATURITY DATE LTV(1):                   70.0%

UNDERWRITTEN DSCR(1):                   1.80x

MORTGAGE RATE(2):                       5.545%
--------------------------------------------------------------------------------

(1)   Calculated based on the aggregate Cut-off Date principal balance of the
      Note A-1 (included in the Trust Fund) and the Note A-2 (not included in the Trust Fund).

(2)   Based on an "as-is" value. Based on an "as-stabilized" value of
      $580,000,000 as of March 14, 2009 the Cut-off Date LTV is 60.3%.

(3)   Mortgage rate rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                          Hotel

PROPERTY SUB-TYPE:                      Full Service

LOCATION:                               Dallas, Texas

YEAR BUILT/RENOVATED:                   1979/2007

NO. OF KEYS:                            1,606

CUT-OFF BALANCE PER KEYS(1):            $217,933

OCCUPANCY AS OF 03/31/2007:             63.0%

OWNERSHIP INTEREST:                     Fee/Leasehold

PROPERTY MANAGEMENT:                    Hilton Hotels Corporation

UNDERWRITTEN NET CASH FLOW:             $35,372,381

APPRAISED VALUE:                        $500,000,000
--------------------------------------------------------------------------------

(1)   Calculated based on the aggregate Cut-off Date principal balance of the
      Note A-1 (included in the Trust Fund) and the Note A-2 (not included in the Trust Fund).

                                      C-18

--------------------------------------------------------------------------------
                                 HILTON ANATOLE
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                          FINANCIAL INFORMATION(1)
------------------------------------------------------------------------------------------------------------
                                                                               TRAILING
                                           FULL YEAR         FULL YEAR         12 MONTHS
                                         (12/31/2005)      (12/31/2006)      (03/31/2007)      UNDERWRITTEN
                                         ------------      -------------     -------------     ------------

Effective Gross Income .............     $ 111,340,000     $ 120,231,000     $ 121,457,049     $ 125,074,041
Total Expenses .....................     $  73,603,000     $  79,750,000     $  80,642,821     $  83,105,959
Net Operating Income (NOI) .........     $  37,737,000     $  40,481,000     $  40,814,228     $  41,968,083
Cash Flow (CF) .....................     $  31,870,000     $  34,152,000     $  34,399,376     $  35,372,381
DSCR on NOI ........................              1.92x             2.06x             2.07x             2.13x
DSCR on CF .........................              1.62x             1.74x             1.75x             1.80x
------------------------------------------------------------------------------------------------------------

(1)   Calculated based on the aggregate Cut-off Date principal balance of the
      Note A-1 (included in the Trust Fund) and the Note A-2 (not included in the Trust Fund).

--------------------------------------------------------------------------------------------------
                                      OPERATIONAL STATISTICS
--------------------------------------------------------------------------------------------------
                                                                       TRAILING
                                                                      12 MONTHS
                                           2005          2006        (03/31/2007)     UNDERWRITTEN
                                         --------      --------      ------------     ------------

Average Daily Rate (ADR) ...........     $ 135.11      $ 137.17        $ 142.81         $ 152.50
Occupancy ..........................         58.2%         65.7%           63.0%            63.0%
RevPAR .............................     $  78.57      $  90.08        $  89.90         $  96.08
Penetration Rate(1) ................       109.21%       111.20%         103.60%             NAP
--------------------------------------------------------------------------------------------------

(1)   RevPar Penetration Rate based on STAR report for March 2007.

                                      C-19

--------------------------------------------------------------------------------
                                 HILTON ANATOLE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     The Hilton Anatole Pari Passu Whole Loan is a $350.0 million, ten-year interest only loan secured by a first mortgage on a full service luxury hotel containing 1,606 keys located in Dallas, Dallas County, Texas. The
      Hilton Anatole Pari Passu Whole Loan is part of a split loan structure evidenced by two pari passu notes referred to as the Hilton Anatole Pari
      Passu Note A-1 (which is included in the Trust Fund and represents the
      Hilton Anatole Mortgage Loan) and the Hilton Anatole Pari Passu Note A-2
      (which is not included in the Trust Fund). The Hilton Anatole Pari Passu
      Note A-1 Mortgage Loan is interest only for the entire loan term, matures on June 1, 2017 and interest accrues at an annual interest rate, rounded to three decimal places, of 5.545%.

THE BORROWER:

o     The Hilton Anatole Borrower, Anatole Partners III, L.L.C., is a Delaware
      limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the Hilton Anatole
      Borrower's legal counsel has delivered a non-consolidation opinion. Equity interest in the Hilton Anatole Borrower (100.0%) is held by Dallas Market
      Center Development Company, Ltd. having DMC Devco, Inc. as general partner and Michelle A. Dreyer and Suzanne M. Hay as springing members and springing managers. The sole limited partners of Dallas Market Center
      Development Company, Ltd. are Billingsley Aberdeen Partners, Ltd., Robert
      T. Crow and the Crow Family Partnership, L.P.

o     Crow Holdings is a diversified group of entities that owns and directs the investments of the Trammell Crow family and its investment partners. Crow
      Holdings was founded in the late 1940's by Trammell Crow and has been an active investor in industrial, office, retail, land, hotel and residential real estate businesses in the United States, Europe and South America.

THE PROPERTY:

o     The Hilton Anatole Mortgaged Property consists of two 12-story (Atrium I and II) and one 27-story (Tower) guestroom structures connected by a series of common areas. The structures are situated on a 52.08 acre site
      (17.27 acres ground leased and 34.81 acres owned fee simple) with parking for 2,657 vehicles.

o     The full service hotel contains 1,606 guest rooms which consist of 507
      Kings, 889 Double/Doubles, 82 Queens and 128 Suites. Guest room amenities include high speed internet service, on-demand television and entertainment, two-line speaker phone with voice mail and data port, desk with task lighting and an in-room safe.

o     The facility features nine food and beverage outlets located throughout the hotel, 333,400 square feet of flexible meeting space, 11,300 square feet of retail stores, a 24-hour business center, two indoor pools, and the Anatole Sculpture Park featuring a lagoon, croquet lawn, children's pool and adult lap pool. Also, available to the hotel guests, is the adjacent Verandah Club & Spa, an 80,000 square feet health, fitness center and spa, and the free standing 128,595 square feet Trinity Exhibition Hall which contains a multi-use room (45,000 square feet), an Exhibit Hall
      (73,000 square feet) and a pre-function area (10,595 square feet).

o     The Hilton Anatole Mortgaged Property is located in the Dallas' Market
      Center and two miles northwest of the central business district. The
      Hilton Anatole benefits from a prominent location in the city's renowned
      Design District, across from the Dallas Market Center, the world's largest wholesale market, Dallas Market Hall, Dallas Trade Mart, International
      Floral & Gift Center and the Dallas World Trade Center, a 4.7 million square-foot business shopping center. The Hilton Anatole Mortgaged
      Property is also proximate to the recently expanded Dallas Convention
      Center, Southwest Medical District, and the concentration of employment centers in the immediate area.

o     The Hilton Anatole Borrower is generally required at its sole cost and expense to keep the Hilton Anatole Hotel Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o     The Hilton Anatole Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism, provided that subsequent to the expiration of the insurance policies in effect as of the closing date of the Hilton Anatole Whole Loan, the Hilton
      Anatole Borrower is only required to purchase as much terrorism insurance as may be obtained for a premium equal to $300,000 per annum.

                                      C-20

--------------------------------------------------------------------------------
                                 HILTON ANATOLE
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT:

o     The Hilton Anatole Mortgaged Property is managed by Hilton Hotels
      Corporation. Hilton Hotels Corporation engages in the ownership, management, and development of hotels, resorts, and timeshare properties, as well as in the franchising of lodging properties in the United States and internationally. Hilton Hotels operates its hotels under the brand names, "Hilton", "Hilton Garden Inn", "Doubletree", "Embassy Suites",
      "Homewood Suites by Hilton", "Hampton", "Waldorf-Astoria", and "Conrad".
      As of March 31, 2007, Hilton Hotels Corporation had 2,838 hotels with a total of 483,090 rooms. Hilton Hotels Corporation was founded in 1946 and is based in Beverly Hills, California. Based on year-end December 31, 2006 financial statements, the corporation had annual revenue of $8.162 billion and net income of $572.0 million, liquidity of $431.0 million and net worth of $3.727 billion.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     An unsecured loan from Hilton Hotels Corporation in the amount of
      $20,000,000 which is not included in the Trust Fund.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     The Hilton Anatole Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions, including, without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed an intercreditor agreement in form and substance reasonably acceptable to the mortgagee and each rating agency;
      (d) the amount of such mezzanine loan will not exceed an amount which, when added to the outstanding principal balance of the Hilton Anatole
      Mortgage Loan, results in a loan-to-value ratio no greater than 80% and a debt service coverage less than that in effect on the closing date of the
      Hilton Anatole Mortgage Loan; and (e) the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the
      Hilton Anatole Mortgage Loan.

COLLATERAL RELEASE:

o     The Hilton Anatole Borrower has the right to cause the release of the portion of the Hilton Anatole Mortgaged Property identified in the related loan documents as the "Trinity Tract", subject to the satisfaction of certain conditions, including, but not limited to: (i) the Trinity Tract is transferred to an unaffiliated third party; (ii) such release must not occur on a date that is within the period commencing 30 days prior to and terminating 30 days after the securitization of the Hilton Anatole
      Mortgage Loan; and (iii) the debt service coverage ratio of Hilton Anatole
      Mortgaged Property after giving effect to such release will not be less than 1.60x (based upon (A) the net operating income reflected in the financial statements for the Hilton Anatole Mortgaged Property prepared by
      Hilton Hotels Corporation or any replacement qualified manager and (B) the actual interest only debt service).

                                      C-21

--------------------------------------------------------------------------------
                       ROCKWOOD ROSS MULTIFAMILY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            HRECC

LOAN PURPOSE:                           Refinance

ORIGINAL NOTE A-1 PRINCIPAL             $175,000,000
     BALANCE(1):

FIRST PAYMENT DATE:                     March 1, 2007

TERM/AMORTIZATION:                      60/0 months

INTEREST ONLY PERIOD:                   60 months

MATURITY DATE:                          February 1, 2012

EXPECTED MATURITY BALANCE:              $175,000,000

BORROWING ENTITY:                       Various

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout: 23 payments GRTR 1% PPMT or
                                        Yield Maintenance: 34 payments
                                        Open: 3 payments

UP-FRONT RESERVES:
  TAX/INSURANCE RESERVE:                Yes
  IMMEDIATE REPAIR RESERVE:             $2,389,488
  DEBT SERVICE RESERVE(2):              $5,439,677

ONGOING MONTHLY RESERVES:
  TAX/INSURANCE RESERVE:                Yes
  REPLACEMENT RESERVE(3):               $47,025

PARI PASSU DEBT:                        $100,000,000

EXISTING MEZZANINE DEBT(4):             $46,000,000 and $25,000,000

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

(1)   The $275 million Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan
      has been bifurcated into two pari passu notes: (i) the $175 million Note
      A-1 (included in the Trust Fund) and (ii) the $100 million Note A-2 (not included in the Trust Fund).

(2)   At closing, the Rockwood Ross Multifamily Portfolio Borrower deposited
      $7,000,000 into the Debt Service Reserve. The Debt Service Reserve is available to make payments on each of the Rockwood Ross Multifamily
      Portfolio Pari Passu Whole Loan, the Mezzanine CapX Line and the Junior
      Mezzanine Loan (each as defined below). The "As-Is" DSCR of the Rockwood
      Ross Multifamily Portfolio Pari Passu Whole Loan, the funded amount of
      $9,711,640 of the Mezzanine CapX Line (based on an assumed coupon rate of
      7.50%) and the Junior Mezzanine Loan is 0.80x.

(3)   Such amount is equal to $225/unit per year. In addition to the Replacement
      Reserve the borrower has access to the Mezzanine CapX Line.

(4)   There are two tranches of mezzanine debt: (i) a $46,000,000 future-funding capital improvement loan (the "Mezzanine CapX Line") and (ii) a
      $25,000,000 junior mezzanine tranche (the "Junior Mezzanine Loan").
      Mezzanine CapX Line and the Junior Mezzanine Loan are currently held by
      HRECC. As of the Cut-off Date, $9,711,640.17 and, as of the date of this prospectus supplement, $10,520,806 of the Mezzanine CapX Line had been advanced. The Junior Mezzanine Loan is subordinate to the Mezzanine CapX
      Line.

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------
                                     Whole Loan        Whole Loan
                                      + Current          + Full
                                     Funding of        Funding of
                                      Mezz CapX         Mezz CapX
                                    Line + Junior     Line + Junior
                    Whole Loan         Mezz(4)           Mezz(4)
                   ------------     -------------     -------------
CUT-OFF DATE       $275,000,000     $ 309,711,640     $ 346,000,000
 BALANCE:
CUT-OFF DATE          53.0%             59.7%             66.7%
 LTV(2):
MATURITY DATE         53.0%             59.7%             66.7%
 LTV:
UNDERWRITTEN          1.27x             1.09x             0.95x
 DSCR(3):
MORTGAGE RATE:        5.800%
--------------------------------------------------------------------------------

(1)   Calculated based on the aggregate Cut-off Date principal balance of the
      Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan.

(2)   Based on an "As-Stabilized" value (based upon occupancy figures, rent growth and renovations which the Rockwood Ross Multifamily Portfolio
      Mortgaged Property is projected to achieve by December 2011). Based on the
      "As-Is" value of $397,000,000 the Cut-off Date LTV is 69.3%.

(3)   The Underwritten Net Cash Flow is based on the in-place cash flow of the occupied units at the Rockwood Ross Multifamily Portfolio Mortgaged
      Properties plus projected cash flow generated by the vacant units, assuming the vacant units achieved market rents and a portfolio occupancy percentage of 94.2%. The As-Is DSCR is 0.93x based on a trailing twelve month cash flow through and including November 30, 2006 of $15,060,933.
      After completion of the Rockwood Ross Multifamily Portfolio renovation plan, the DSCR is expected to be 1.70x.

(4)   The Mezzanine CapX Line debt service is based on an assumed coupon rate of
      7.50%.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                          Multifamily

PROPERTY SUB-TYPE:                      Garden and High-Rise

LOCATION:                               Various

YEAR BUILT/RENOVATED:                   Various

UNITS:                                  2,508

CUT-OFF BALANCE PER UNIT:               $109,649

OCCUPANCY AS OF 03/31/2007:             77.8%

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Realty Management Services, Inc.

UNDERWRITTEN NET CASH FLOW(1):          $20,580,715

APPRAISED VALUE:                        $519,100,000
--------------------------------------------------------------------------------

(1)   The Underwritten Net Cash Flow is based on the in-place cash flow of the occupied units at the Rockwood Ross Multifamily Portfolio Mortgaged
      Properties plus projected cash flow generated by the vacant units, assuming the vacant units achieved market rents and a portfolio occupancy percentage of 94.2%. The As-Is DSCR is 0.93x based on a trailing twelve month cash flow through and including November 30, 2006 of $15,060,933.
      After completion of the Rockwood Ross Multifamily Portfolio renovation plan, the DSCR is expected to be 1.70x.

                                      C-22

--------------------------------------------------------------------------------
                       ROCKWOOD ROSS MULTIFAMILY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                         TRAILING TWELVE
                                          (11/30/2006)       UNDERWRITTEN(1)
                                         ---------------     ---------------
Effective Gross Income .............      $ 28,820,854        $ 34,562,057
Total Expenses .....................      $ 13,195,395        $ 13,416,817
Net Operating Income (NOI) .........      $ 15,625,458        $ 21,145,240
Cash Flow (CF) .....................      $ 15,060,933        $ 20,580,715
DSCR on NOI ........................              0.97x                1.3x
DSCR on CF .........................              0.93x               1.27x
--------------------------------------------------------------------------------

(1)   The Underwritten Net Cash Flow is based on the in-place cash flow of the occupied units at the Rockwood Ross Multifamily Portfolio Mortgaged
      Properties plus projected cash flow generated by the vacant units, assuming the vacant units achieved market rents and a portfolio occupancy percentage of 94.2%.

-----------------------------------------------------------------------------------------
                             OPERATIONAL STATISTICS
-----------------------------------------------------------------------------------------
                                         STUDIO     1 BEDROOM     2 BEDROOM     3 BEDROOM
                                         ------     ---------     ---------     ---------

Number of Units ....................         8          992         1,286            222
Average Rent .......................      $863       $1,046        $1,215         $1,578
Average Unit Size (SF) .............       575          728           943          1,298
-----------------------------------------------------------------------------------------

                                      C-23

--------------------------------------------------------------------------------
                       ROCKWOOD ROSS MULTIFAMILY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     The Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan is a $275
      million, five-year fixed rate mortgage loan secured by a first mortgage on a portfolio of seven cross-collateralized and cross-defaulted apartment properties that contain 2,508 units in five suburban communities of
      Washington, D.C. Six of the Rockwood Ross Multifamily Portfolio Mortgaged
      Properties are located in Prince George's County, Maryland and the seventh property is located in Alexandria, Virginia. The Rockwood Ross Multifamily
      Portfolio Pari Passu Whole Loan is part of a split loan structure evidenced by two pari passu promissory notes referred to as the Rockwood
      Ross Multifamily Portfolio Pari Passu Note A-1 (which is included in the
      Trust Fund) and the Rockwood Ross Multifamily Portfolio Pari Passu Note
      A-2 (which is not included in the Trust Fund). The Rockwood Ross
      Multifamily Portfolio Pari Passu Whole Loan is interest-only for the entire loan term, matures on February 1, 2012 and accrues interest at an annual rate of 5.800%.

THE BORROWER:

o     Each Rockwood Ross Multifamily Portfolio Mortgaged Property is owned by a separate borrower, resulting in seven separate borrowers for the Rockwood
      Ross Multifamily Portfolio Pari Passu Whole Loan. Each Rockwood Ross
      Multifamily Portfolio Borrower is a single-purpose, bankruptcy-remote entity whose sole purpose is to own, manage and operate one of the
      Rockwood Ross Multifamily Portfolio Mortgaged Properties. At the closing of the Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan,
      borrowers' counsel delivered a non-consolidation opinion.

o     Sponsorship for the Rockwood Ross Multifamily Portfolio Pari Passu Whole
      Loan is provided by (a) Rockwood Capital (approximately 95%) and (b) ROSS
      Development and Investment, Inc. (approximately 5%) (collectively, the
      "Sponsors"). Rockwood Capital is a private real estate investment company that manages more than $2.7 billion of equity on behalf of more than 40 public and private institutional investors and high net worth individuals.
      Rockwood Capital invests and adds value to all types of real estate, including urban and suburban apartments, office, research and development, biotech, data center, neighborhood and regional retail, urban and suburban hotels, condominium, resort, and single family properties. Rockwood
      Capital currently manages several real estate funds. The Rockwood Ross
      Multifamily Portfolio Mortgaged Property is held by a subsidiary of
      Rockwood Capital Partners Real Estate Fund VI, LP (the "Fund"), a real estate fund that invests across all property types. The Fund opened on May
      17, 2005 and closed on December 22, 2005 with $657 million of equity commitments.

o     ROSS Development and Investment, Inc., a Maryland corporation headquartered in Bethesda, was founded in 1983 to acquire, develop, convert, renovate and manage multi-family and mixed use properties. ROSS
      Development and Investment endeavors to develop and deliver well-appointed and affordable residential homes to the market in popular locations throughout the metropolitan Washington region. Scott Ross, the President of ROSS Development and Investment, is both a general and limited partner of the owning partnerships of over 35 properties.

THE PROPERTY:

o     The Rockwood Ross Multifamily Portfolio Mortgaged Properties consists of a portfolio of seven multi-family assets owed in fee. The Rockwood Ross
      Multifamily Portfolio Mortgaged Properties encompass 2,508 units constructed between 1947 and 1988. As of March 31, 2007, the Rockwood Ross
      Multifamily Portfolio Mortgaged Properties were 77.8% occupied. The occupancy at the Rockwood Ross Multifamily Portfolio Mortgaged Property
      has been adversely impacted by an attempted condominium conversion at the
      Park at Landmark Property and the Glen Oaks Property as well as by the on-going renovation program at all the Rockwood Ross Multifamily Portfolio
      Mortgaged Properties. The improvements contain, in the aggregate, approximately 2,261,639 net rentable square feet and are situated on approximately 108.93 acres.

o     The Rockwood Ross Multifamily Portfolio Borrower is generally required, at its sole cost and expense, to keep the Rockwood Ross Multifamily Portfolio
      Mortgaged Properties insured against loss or damage by casualty, terrorism and other risks generally addressed by coverage of a comprehensive all risk insurance policy.

o     The Rockwood Ross Multifamily Portfolio Mortgaged Properties are
      summarized below.

                                      C-24

--------------------------------------------------------------------------------
                       ROCKWOOD ROSS MULTIFAMILY PORTFOLIO
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                            YEAR      DATE       NUMBER      TOTAL     AVG.    OCC. AS OF
PROPERTY NAME                               LOCATION        BUILT   ACQUIRED    OF UNITS     NRSF       SF     03/31/2007
-------------------------------------------------------------------------------------------------------------------------

Park at Landmark ...................   Alexandria, VA       1988    May 2005       395       331,943     835     46.7%
Glen Oaks ..........................   Greenbelt, MD        1979    Jun. 2005      463       557,772   1,205     71.9%
Cypress Creek ......................   Hyattsville, MD      1947    Mar. 2006      760       582,484     766     88.2%
Summerlyn Place ....................   Laurel, MD           1963    Jul. 2005      424       385,151     908     84.4%
Cambridge Crossing .................   New Carrollton, MD   1965    Sep. 2005      193       179,510     930     92.2%
Lenox Court ........................   New Carrollton, MD   1975    Nov. 2006       89        71,285     801     88.8%
Sutton Walk ........................   New Carrollton, MD   1966    Nov. 2006      184       153,494     834     81.0%
                                                                                 -----     ---------   -----     ----
TOTALS .............................                                             2,508     2,261,639     901     77.8%
-------------------------------------------------------------------------------------------------------------------------

The following is a description of each of the Rockwood Ross Multifamily
Portfolio Mortgaged Properties.

PARK AT LANDMARK (200 YOAKUM PARKWAY AND 225 SOUTH WHITING STREET, ALEXANDRIA,
VIRGINIA 22304):

o     The Park at Landmark Property consists of a 395-unit, Class "A-/B+", multifamily residential complex encompassing one 8-story apartment building with 175 units (known as Park at Landmark I) and one 13-story apartment building with 220 units (known as Park at Landmark II) with a freestanding clubhouse between the two improvements. Park at Landmark I and the Clubhouse were completed in 1987 and Park at Landmark II was completed in 1988. The Park at Landmark Property is located proximate to
      The Landmark Mall and is less than one-half mile off the Duke Street exit of I-395. The Park at Landmark Property is situated on a 349,559 square foot parcel of land with a net rentable area of approximately 331,943 square feet, less than one mile south from the Van Dorn MetroRail station.

o     The Park at Landmark Property was acquired by the Sponsors in May 2005 with the expectation that the Park at Landmark II Property would be renovated and converted to condominiums. Consequently, shortly after acquisition the manager began vacating units at Park at Landmark II in order to perform renovations. However, when the condominium market softened, the decision was made to discontinue the condominium conversion process and begin re-leasing units. As a result, as of March 31, 2007, The
      Park at Landmark was 46.7% leased with average in-place monthly rents of approximately $1,314 per unit.

o     Amenities at the Park at Landmark Property include a swimming pool and spa, clubhouse, fitness center, and a picnic area with two post-mounted charcoal grills. Access to the Park at Landmark Property is provided by two curb cuts along the west side of Whiting Street and by a single curb cut along the east side of Yoakum Parkway. Both of the curb cuts along
      Whiting Street provide access to the surface parking lots along all sides of the Park at Landmark I property and to the Clubhouse/Leasing Office parking lots by way of a drive aisle.

o     The Park at Landmark Property is expected to undergo a five-year, approximately $8.6 million ($28,741 per renovated unit) capital improvement plan with a vast majority of all the expenditures occurring in the first through the third year of the Rockwood Ross Multifamily
      Portfolio Pari Passu Mortgage Loan term. The capital improvements are expected to include kitchen renovations, bathroom repairs, other interior repairs/upgrades, the installation of washers/dryers, building systems/hallways, building exterior repairs/replacement and other site work.

--------------------------------------------------------------------------------
                                PARK AT LANDMARK
--------------------------------------------------------------------------------
                                                    AVG. SIZE   AVG. MONTHLY
UNIT TYPE                              # OF UNITS   (SQ. FT.)       RENT
------------------------------------   ----------   ---------   ------------
One Bedroom ........................      209          750         $1,184
Two Bedroom ........................      186          939         $1,460
--------------------------------------------------------------------------------
Supplemental Charges:                Balcony Unit: Additional $25/ mo.
                                     Electricity: Metered
                                     Water: Flat Rate charge of $25/ mo. For 1
                                     bedroom and $30/ mo. for 2 bedroom units
--------------------------------------------------------------------------------

                                      C-25

--------------------------------------------------------------------------------
                       ROCKWOOD ROSS MULTIFAMILY PORTFOLIO
--------------------------------------------------------------------------------

GLEN OAKS (7509 MANDAN ROAD, GREENBELT, MARYLAND 20770):

o     The Glen Oaks Property consists of a 463-unit, Class "B+", apartment complex that contains 32 three-story and four-story apartment buildings that were constructed in 1979. The Glen Oaks Property is situated on a
      1,370,833 square foot parcel of land with a net rentable area of approximately 557,772 square feet.

o     The Glen Oaks Property was acquired in June 2005 by the Sponsors with the expectation that the Glen Oaks Property would be renovated and converted to condominiums. Consequently, shortly after acquisition the manager began vacating units at the Glen Oaks Property in order to perform renovations.
      However, when the condominium market softened, the decision was made to discontinue the condominium conversion process and begin re-leasing units.
      As a result, the Glen Oaks Property, as of March 31, 2007, was 71.9%
      leased with average in-place monthly rents of approximately $1,548 per unit. The Glen Oaks Property is part of a larger 1,000 unit complex (the additional 537 units are not collateral for the Rockwood Ross Multifamily
      Portfolio Pari Passu Mortgage Loan) and shares some amenities (with easement access and rights) with such additional units.

o     Amenities at the Glen Oaks Property include a swimming pool and spa that is shared with a neighboring condominium project, two tennis courts, a basketball court, a racquetball court, two playground areas and picnic areas with two grills. The Glen Oaks Property is located northeast of the intersection of Mandan Road and Greenbelt Road in Greenbelt, Maryland.
      Greenbelt Road is an established commercial thoroughfare that contains numerous office buildings and shopping centers. Access to the Glen Oaks
      Property is provided by four curb cuts off Mandan Road, a major thoroughfare in the area. The Glen Oaks Property is located immediately west of the NASA Goddard Space Flight Center and less than one mile to both the Capital Beltway (I-495) and the Baltimore-Washington Parkway.
      Major employers located within five miles of the Glen Oaks Property include the National Agricultural Research Center, the University of
      Maryland at College Park, and the new Food and Drug Administration Campus,
      which is scheduled to be completed in 2008.

o     The Glen Oaks Property is expected to undergo a five-year, approximately
      $6.7 million ($23,172 per renovated unit) capital improvement plan, with nearly all of the expenditures occurring in the first through the third year of the Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan
      term. The improvements are expected to include kitchen/bathroom renovations, other interior renovations/upgrades, the installation of washers/dryers, building systems/hallways, building exteriors, other site work and amenities.

--------------------------------------------------------------------------------
                                    GLEN OAKS
--------------------------------------------------------------------------------
                                                    AVG. SIZE   AVG. MONTHLY
UNIT TYPE                              # OF UNITS   (SQ. FT.)       RENT
-----------------------------------    ----------   ---------   ------------
One Bedroom .......................       134           985        $1,376
Two Bedroom .......................       224         1,231        $1,550
Three Bedroom .....................       105         1,430        $1,765
--------------------------------------------------------------------------------

                                      C-26

--------------------------------------------------------------------------------
                       ROCKWOOD ROSS MULTIFAMILY PORTFOLIO
--------------------------------------------------------------------------------

CYPRESS CREEK (5603 CYPRESS CREEK DRIVE, HYATTSVILLE, MARYLAND 20782):

o     The Cypress Creek Property consists of a 760-unit apartment complex that contains 80, Class "B", three-story apartment buildings constructed in
      1947 and remodeled in 1985. The Cypress Creek Property is situated on a
      1,262,033 square foot parcel of land with net rentable area of approximately 582,484 square feet. Most of the structures that comprise the Cypress Creek Property are constructed in clusters of two to three buildings that are connected at the corners. As of March 31, 2007, the
      Cypress Creek Property was approximately 88.2% leased with average in-place rents of approximately $1,028 per unit.

o     Amenities are the Cypress Creek Property include a swimming pool, clubhouse, fitness center, picnic area and playgrounds. The Cypress Creek
      Property is located at the intersection of Chillum and 16th Streets in
      Hyattsville, Maryland less than one mile from the Washington, D.C. border, immediately across 16th Avenue is Sligo Creek Park, which offers residents a large playground, miles of walking trails and numerous ball fields. The immediate surrounding area is an established residential neighborhood, with numerous retail establishments nearby. The Cypress Creek Property is less than one mile from the West Hyattsville MetroRail station and approximately three miles south of the Capital Beltway. Access to the
      Cypress Creek Property is provided by both 16th Avenue to the east and
      Madison Street to the north.

o     The Cypress Creek Property is expected to undergo a five-year, approximately $13.9 million ($23,194 per renovated unit) capital improvement plan, with nearly all of the expenditures occurring in the first through the fourth year of the Rockwood Ross Multifamily Portfolio
      Pari Passu Mortgage Loan term. The improvements are expected to include unit renovations, exterior common area repairs, mechanical repairs/upgrades, interior work, roof repair/replacement, kitchen/bathroom renovations, carpet replacements, appliances, equipment and miscellaneous areas.

--------------------------------------------------------------------------------
                                  CYPRESS CREEK
--------------------------------------------------------------------------------
                                                                  AVG. MONTHLY
                                                    AVG. SIZE         RENT
UNIT TYPE                              # OF UNITS   (SQ. FT.)   UNRENOVATED UNIT
------------------------------------   ----------   ---------   ----------------
One Bedroom ........................       380          623           $  908
Two Bedroom ........................       359          906           $1,145
Three Bedroom ......................        21          970           $1,202
--------------------------------------------------------------------------------
Supplemental Charges:                         Electricity: Metered
--------------------------------------------------------------------------------

                                      C-27

--------------------------------------------------------------------------------
                       ROCKWOOD ROSS MULTIFAMILY PORTFOLIO
--------------------------------------------------------------------------------

SUMMERLYN PLACE (14706 NORMANDY COURT, LAUREL, MARYLAND 20708):

o     The Summerlyn Place Property consists of a 424-unit, Class "B", apartment community that contains 43 two and three story buildings that were constructed in three phases -- 143 units in Section I were constructed in
      1963, 161 units in Section II were constructed in 1967 and 120 units in
      Section III were constructed in 1983. The Summerlyn Place Property is situated on a 921,385 square foot parcel of land with net rentable area of approximately 385,151 square feet. As of March 31, 2007, the Summerlyn
      Place Property was 84.4% leased with average in-place rents of $1,010 per unit.

o     Amenities at the Summerlyn Place Property include a swimming pool with two lifeguard stations, a basketball court, picnic areas, playgrounds and laundry facilities. Access to Summerlyn Place is provided by Bowie Road and Scott Adam Court to the north and Elaine Court and Buckingham Court to the east. Located in Laurel, Maryland, the Summerlyn Place Property is
      approximately 15 miles northeast of the Washington, D.C. border and 10 miles southwest of the Baltimore-Washington International Airport. In
      addition, the Summerlyn Place Property is located less than five miles west of Fort Meade, the Army's fourth largest base in the United States.
      Fort Meade, the home of the National Security Agency, is expected to benefit from an increase in population due to base realignment across the country. A demographic shift is also expected to benefit the Summerlyn
      Place Property.

o     The Summerlyn Place Property is expected to undergo a five-year, approximately $6 million ($32,833 per renovated unit) capital improvement plan, with the majority of the expenditures occurring in the first and second years of the Rockwood Ross Multifamily Portfolio Pari Passu
      Mortgage Loan term. The improvements are expected to include unit renovations, exterior common area repairs, roof repairs, mechanical repairs/upgrades, interior repair/replacement, kitchens, bathrooms, carpet replacement, new appliances, equipment and other site work.

--------------------------------------------------------------------------------
                                 SUMMERLYN PLACE
--------------------------------------------------------------------------------
                                                    AVG. SIZE   AVG. MONTHLY
UNIT TYPE                              # OF UNITS   (SQ. FT.)       RENT
------------------------------------   ----------   ---------   ------------
One Bedroom ........................      122           733        $  949
Two Bedroom ........................      249           790        $  929
Three Bedroom ......................       53         1,240        $1,529
--------------------------------------------------------------------------------
Supplemental Charges:                         Electricity: Metered
--------------------------------------------------------------------------------

                                      C-28

--------------------------------------------------------------------------------
                       ROCKWOOD ROSS MULTIFAMILY PORTFOLIO
--------------------------------------------------------------------------------

CAMBRIDGE CROSSING (5345 85TH AVENUE, NEW CARROLLTON, MARYLAND 20784):

o     The Cambridge Crossing Property consists of a 193-unit, Class "C+", multi-family residential complex of 10, three-story garden-style buildings that were constructed in 1966. The Cambridge Crossing Property is situated on a 339,128 square foot parcel of land with net rentable area of approximately 179,510 square feet. As of March 31, 2007, the Cambridge
      Crossing Property was approximately 92.2% leased with average in-place rents of $1,099 per unit.

o     Amenities at the Cambridge Crossing Property include a swimming pool, with apartment units featuring wall-to-wall carpet, mini-blinds, ceramic bathroom flooring, dishwasher, garbage disposal, gas range, walk-in closets and washer/dryers in all units. The Cambridge Crossing Property is located in New Carrollton, Maryland, approximately 10 miles northeast of
      Washington, D.C. The Cambridge Crossing Property is located on 85th
      Avenue, adjacent to the New Carrollton Amtrak and MetroRail station, immediately northeast of the recently completed 1.1 million square foot headquarters of the Internal Revenue Service's Small Business /
      Self-Employment division and the Computer Sciences Corporation's new
      327,000 square foot office building. Access to The Cambridge Crossing
      Property is provided by two entrances on 85th Avenue, which provide direct access to the surface parking areas adjacent to the apartment buildings.

o     The Cambridge Crossing Property is expected to undergo a five-year, approximately $3.7 million ($19,048 per renovated unit) capital improvement plan, with the majority of the expenditures occurring in the third through the fifth year of the Rockwood Ross Multifamily Portfolio
      Pari Passu Mortgage Loan term. The improvements are expected to include unit renovations, exterior common areas, kitchen repairs/upgrades, mechanical repairs, interior work, roof repair, bathrooms, carpet replacement, appliances, equipment and miscellaneous areas.

--------------------------------------------------------------------------------
                          CAMBRIDGE CROSSING APARTMENTS
--------------------------------------------------------------------------------
                                                    AVG. SIZE   AVG. MONTHLY
UNIT TYPE                              # OF UNITS   (SQ. FT.)       RENT
------------------------------------   ----------   ---------   ------------
One Bedroom ........................       83           781        $  977
Two Bedroom ........................       95           999        $1,151
Three Bedroom ......................       15         1,320        $1,445
--------------------------------------------------------------------------------
Supplemental Charges:                          Electricity: Metered
--------------------------------------------------------------------------------

                                      C-29

--------------------------------------------------------------------------------
                       ROCKWOOD ROSS MULTIFAMILY PORTFOLIO
--------------------------------------------------------------------------------

LENOX COURT (5306 85TH AVENUE, NEW CARROLLTON, MARYLAND 20784):

o     The Lenox Court Property consists of a 89-unit, Class "C", apartment complex containing two, three-story buildings that were constructed in
      1975. The Lenox Court Property is situated on a 173,513 square foot parcel of land with net rentable area of approximately 71,285 square feet. As of
      March 31, 2007, the Lenox Court Property was approximately 88.8% leased with average in-place rents of approximately $1,125 per unit.

o     The Lenox Court Property is located on 85th Avenue, across the street from the Sutton Walk Property and adjacent to the New Carrollton Amtrak and
      MetroRail station. The Lenox Court Property is immediately northeast of the recently completed 1.1 million square foot headquarters of the
      Internal Revenue Service's Small Business / Self-Employment division and the Computer Sciences Corporation's new 327,000 square foot office building.

o     The Lenox Court Property is expected to undergo a five-year, approximately
      $1.4 million ($15,904 per renovated unit) capital improvement plan with the majority of the expenditures occurring in the third through the fifth year of the Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan
      term. The improvements are expected to include kitchen/bathroom repairs/upgrades, other interior upgrades, the installation of washers/dryers, building systems/hallways, and other site work and amenities.

--------------------------------------------------------------------------------
                                   LENOX COURT
--------------------------------------------------------------------------------
UNIT TYPE                             # OF UNITS   SIZE (SQ. FT.)   MONTHLY RENT
------------------------------------  ----------   --------------   ------------
Efficiency .........................       1            500            $  850
One Bedroom ........................      35            720            $1,047
Two Bedroom ........................      53            855            $1,181
--------------------------------------------------------------------------------
Supplemental Charges:                           Electricity: Metered
                                                Gas: Metered
--------------------------------------------------------------------------------

                                      C-30

--------------------------------------------------------------------------------
                       ROCKWOOD ROSS MULTIFAMILY PORTFOLIO
--------------------------------------------------------------------------------

SUTTON WALK (5306 85TH AVENUE, NEW CARROLLTON, MARYLAND 20784):

o     The Sutton Walk Property consists of a 184-unit, Class "C", apartment community containing six, three and four story buildings constructed in two phases from 1966 to 1983. The Sutton Walk Property is situated on a
      331,827 square foot parcel of land with a net rentable area of approximately 153,494 square feet. As of March 31, 2007, the Sutton Walk
      Property was approximately 81% leased with average in-place rents of approximately $1,087 per unit.

o     The Sutton Walk Property is located on 85th Avenue, immediately across the street from the Lenox Court Property and adjacent to the New Carrollton
      Amtrak and MetroRail station. The Sutton Walk Property is located immediately northeast of the recently completed 1.1 million square foot headquarters of the Internal Revenue Service's Small
      Business/Self-Employment division and the Computer Sciences Corporation's new 327,000 square foot office building.

o     The Sutton Walk Property is expected to undergo a five-year, $2.9 million
      (approximately $15,997 per renovated unit) capital improvement plan with a majority of all the expenditures occurring in the third through the fifth year of the Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan
      term. The improvements are expected to include kitchens repairs/upgrades, building systems/hallways, bathrooms, other interior work, washers/dryers, other site work and amenities.

--------------------------------------------------------------------------------
                                   SUTTON WALK
--------------------------------------------------------------------------------
                                                    AVG. SIZE   AVG. MONTHLY
UNIT TYPE                              # OF UNITS   (SQ. FT.)       RENT
------------------------------------   ----------   ---------   ------------
Efficiency .........................        7           586        $  865
One Bedroom ........................       29           578        $  941
Two Bedroom ........................      120           833        $1,081
Three Bedroom/ Two Bath ............       28         1,143        $1,320
--------------------------------------------------------------------------------
Supplemental Charges:                          Electricity: Metered
                                               Gas: Metered
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT:

o     The manager of the Rockwood Ross Multifamily Portfolio Mortgaged Property
      is Realty Management Services, Inc. ("RMS"), an affiliate of ROSS
      Development and Investment. RMS is a Maryland corporation that commenced operations in 1988 through the efforts and founder President Beth Ross.
      RMS has numerous years of hands-on-property-management, asset management and construction management. RMS is one of the most active multifamily property management companies in the Washington, D.C. metropolitan area, currently managing approximately 8,500 units.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     A five-year $46 million senior floating-rate future funding mezzanine loan held outside of the Trust Fund was originated and is currently held by
      HRECC (the "Mezzanine CapX Line"). The Mezzanine CapX Line is currently owned and administered by HRECC. As of June 20, 2007, approximately
      $9,711,640 of the Mezzanine CapX Line had been funded. Over the remaining term of the Rockwood Ross Multifamily Portfolio Pari Passu Mortgaged Loan,
      the Mezzanine CapX Line is expected to provide financing for improvements to building systems and interior and exterior common areas of the Rockwood
      Ross Multifamily Portfolio Mortgaged Property in an amount equal to approximately $15.5 million and approximately $30.5 million for unit interiors, kitchens, baths, flooring, etc. as units are vacated. The
      Mezzanine CapX Line is a key component in Sponsorship's plan to place each
      Rockwood Ross Multifamily Portfolio Mortgaged Property in a more competitive position within its submarket so as to achieve increases in occupancy and rent levels, accelerate absorption and improve efficiencies in operating expenses. Approximately 79% of Mezzanine CapX Line is projected to be funded during the initial three years of the Rockwood Ross
      Multifamily Portfolio Pari Passu Mortgaged Loan term, provided, however, there is no requirement that any amount be drawn from the Mezzanine CapX
      Line. To be qualified for advances under the Mezzanine CapX Line, the debt service coverage ratio must be at least 1.00x for the first year, 1.10x for the second year, 1.15x for the third year, 1.20x for the fourth year and 1.30x for the fifth year. For the first year, 100% of the Debt Service
      Reserve may be added to net cash flow for the purpose of calculating the debt service coverage ratio, and for the second year 50% of the Debt
      Service Reserves may be added to net cash flow for the purpose of calculating the debt service coverage ratio. The borrower under the
      Mezzanine CapX Line has pledged a LIBOR cap at 6.00% to the holder of the
      Mezzanine CapX Line. The Mezzanine CapX Line is subject to an intercreditor agreement.

                                      C-31

--------------------------------------------------------------------------------
                       ROCKWOOD ROSS MULTIFAMILY PORTFOLIO
--------------------------------------------------------------------------------

o     A five-year $25 million junior fixed rate mezzanine loan held outside of the Trust Fund was originated by HRECC (the "Junior Mezzanine Loan"). The
      Junior Mezzanine Loan is currently held by HRECC. The Junior Mezzanine
      Loan is co-terminus with the Rockwood Ross Multifamily Portfolio Pari
      Passu Whole Loan, is subordinate to the Mezzanine CapX Line and is subject to an intercreditor agreement.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     See "Current Mezzanine or Subordinate Indebtedness" Section herein.

RELEASES:

o     On or after February 1, 2009, the Rockwood Ross Multifamily Portfolio Loan
      Borrower may obtain a release of an individual Rockwood Ross Multifamily
      Portfolio Mortgaged Property from the lien of the mortgage by tendering an amount equal to the greater of (A) (i) 100% of the Allocated Loan Amount
      (as defined in the Rockwood Ross Multifamily Portfolio Pari Passu Loan
      documents) with respect to the first $115,300,000 of principal prepaid with respect to the aggregate principal balance of the Rockwood Ross
      Multifamily Portfolio Pari Passu Whole Loan; (ii) 110% of the Allocated
      Loan Amount with respect to the second $115,300,000 of principal prepaid with respect to the aggregate principal balance of the Rockwood Ross
      Multifamily Portfolio Pari Passu Whole Loan; and (iii) 120% of the
      Allocated Loan Amount with respect to the third $115,300,000 of principal prepaid with respect to the aggregate principal balance of the Rockwood
      Ross Multifamily Portfolio Pari Passu Whole Loan, (B) an amount which would result in the debt service coverage ratio for all remaining Rockwood
      Ross Multifamily Portfolio Mortgaged Properties being equal to or greater than 1.20x (on an interest-only basis) or (C) an amount which would result in the debt service coverage ratio for all remaining Rockwood Ross
      Multifamily Portfolio Mortgaged Properties being equal to or greater than the debt service coverage ratio immediately prior to such release. In addition, the Rockwood Ross Multifamily Portfolio Borrower must pay (i) a yield maintenance premium calculated on the release price, (ii) interest through the end of the interest accrual period if the release does not occur on a payment date and (iii) all escrow and recording costs, the costs of preparing and delivering the release and the cost of title insurance endorsements. Finally, the release may not alter the obligations of the Rockwood Ross Multifamily Portfolio Borrower under the related mortgage loan documents, except that existing escrow accounts will be adjusted accordingly with respect to the release of funds previously allocated to the released properties.

                                      C-32

--------------------------------------------------------------------------------
                                 SECOND & SENECA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            Bank of America

LOAN PURPOSE:                           Acquisition

ORIGINAL PRINCIPAL BALANCE:             $175,000,000

FIRST PAYMENT DATE:                     June 1, 2007

TERM/AMORTIZATION:                      120/0 months

INTEREST ONLY PERIOD:                   120 months

MATURITY DATE:                          May 1, 2017

EXPECTED MATURITY BALANCE:              $175,000,000

BORROWING ENTITY:                       Second and Seneca (Seattle), L.P.

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/Defeasance: 116 payments
                                        Open: 4 payments

UP-FRONT RESERVES:
  TI/LC RESERVE:                        $895,422

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                   $175,000,000

CUT-OFF DATE LTV:                       74.8%

MATURITY DATE LTV:                      74.8%

UNDERWRITTEN DSCR:                      1.28x

MORTGAGE RATE(1):                       5.538%
--------------------------------------------------------------------------------

(1)   Mortgage rate rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Central Business District

LOCATION:                               Seattle, Washington

YEAR BUILT/RENOVATED:                   1967/NAP

NET RENTABLE SQUARE FEET:               497,271

CUT-OFF BALANCE PER SF:                 $352

OCCUPANCY AS OF 03/23/2007:             96.0%

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Tishman Speyer Properties, L.P.

UNDERWRITTEN NET CASH FLOW(1):          $ 12,561,677

APPRAISED VALUE:                        $234,000,000
--------------------------------------------------------------------------------

(1)   The Underwritten Net Cash Flow is based on a cash flow whereby the Second and Seneca Mortgaged Property achieve projected occupancy and rental rates. The "as-is" DSCR is 0.90x based on an underwritten as-is net cash flow of $8,803,060.

                                      C-33

--------------------------------------------------------------------------------
                                 SECOND & SENECA
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                           FINANCIAL INFORMATION
------------------------------------------------------------------------------------------------------------
                                           FULL YEAR         FULL YEAR        ANNUALIZED
                                         (12/31/2004)      (12/31/2005)      (10/31/2006)      UNDERWRITTEN
                                         ------------      -------------     -------------     -------------

Effective Gross Income .............     $ 15,431,233      $ 13,740,314      $ 14,902,445      $  18,350,977
Total Expenses .....................     $  4,016,328      $  4,142,624      $  4,052,231      $   5,144,805
Net Operating Income (NOI) .........     $ 11,414,905      $  9,597,690      $ 10,850,214      $  13,206,172
Cash Flow (CF) .....................     $ 11,414,905      $  9,597,690      $ 10,850,214      $  12,561,677(1)
DSCR on NOI ........................             1.16x             0.98x             1.10x              1.34x
DSCR on CF .........................             1.16x             0.98x             1.10x              1.28x
------------------------------------------------------------------------------------------------------------

(1)   The Underwritten Net Cash Flow is based on a cash flow whereby the Second and Seneca Mortgaged Property achieve projected occupancy and rental rates. The "as-is" DSCR is 0.90x based on an underwritten as-is net cash flow of $8,803,060.

-----------------------------------------------------------------------------------------------------------------------------
                                                    TENANT INFORMATION(1)
-----------------------------------------------------------------------------------------------------------------------------
                                           RATINGS         TOTAL      % OF               POTENTIAL   % POTENTIAL      LEASE
TOP TENANTS                           FITCH/MOODY'S/S&P  TENANT SF  TOTAL SF  RENT PSF     RENT         RENT       EXPIRATION
------------------------------------  -----------------  ---------  --------  --------  ----------   -----------   ----------

Safeco Insurance ...................    A-/Baa1/BBB+      201,164     40.5%   $ 22.00   $4,425,608      37.2%     01/01/2017(2)
Washington Mutual ..................       A/A2/A-         74,889     15.1    $ 11.00      823,779       6.9      12/31/2015
Berlex Laboratories ................    NR/Baa2/BBB+       57,109     11.5    $ 29.50    1,684,716      14.2      12/01/2007(3)
Garvey Schubert ....................      Not Rated        47,710      9.6    $ 36.00    1,717,560      14.4      12/01/2012
                                                         ---------  --------            ----------   -----------
TOTAL ..............................                      380,872    76.6%              $8,651,663      72.7%
-----------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance and reimbursements.

(2)   Safeco Insurance combined has ten office suites. 23,887 square feet of space expires on January 1, 2012, and 49,631 square feet expire on January
      1, 2014.

(3)   Berlex Laboratories combined has three office suites. 37,803 square feet of space expires on December 1, 2007, and 19,306 square feet expire on
      July 1, 2009.

-------------------------------------------------------------------------------------------------------------------
                                            LEASE ROLLOVER SCHEDULE(1)
-------------------------------------------------------------------------------------------------------------------
                                       NO. OF LEASES   EXPIRING     % OF     CUMULATIVE   CUMULATIVE %   BASE RENT
YEAR OF EXPIRATION                       EXPIRING         SF      TOTAL SF    TOTAL SF    OF TOTAL SF     EXPIRING
------------------------------------   -------------   ---------  --------   ----------   ------------   ----------

2007 ...............................         5          48,156       9.7%      48,156          9.7%      $1,330,108
2008 ...............................         2           8,198       1.6       56,354         11.3%      $  204,334
2009 ...............................         7          61,140      12.3      117,494         23.6%      $1,796,935
2010 ...............................         4          10,411       2.1      127,905         25.7%      $  222,984
2011 ...............................         1           2,741       0.6      130,646         26.3%      $   71,266
2012 ...............................         7          77,747      15.6      208,393         41.9%      $2,402,974
2014 ...............................         2          49,631      10.0      258,024         51.9%      $1,091,882
2015 ...............................         2          82,918      16.7      340,942         68.6%      $1,048,591
2016 ...............................         1           8,855       1.8      349,797         70.3%      $  230,230
2017 ...............................         7         127,646      25.7      477,443         96.0%      $2,808,212
Vacant .............................        --          19,828       4.0      497,271        100.0%      $        0
                                       -------------   ---------  --------
TOTAL ..............................        38         497,271     100.0%
-------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll.

                                      C-34

--------------------------------------------------------------------------------
                                 SECOND & SENECA
--------------------------------------------------------------------------------

SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 76.6% of the net rentable square feet, are:

o     SAFECO INSURANCE (Safeco Corporation, NYSE: "SAF") (rated "A-" by Fitch,
      "Baa1" by Moody's and "BBB+" by S&P) occupies 201,164 square feet (40.5%
      of square feet, 37.2% of rental income) under numerous leases that expire in January 2012 (23,887 square feet), January 2014 (49,631 square feet)
      and January 2017 (127,646 square feet). The current rental rate per square foot of $22.00 increases annually by $1.00. There are two 5-year options to renew the lease with the rental rate per square foot determined at 95%
      of the then fair market. Safeco Corporation operates as a property and casualty insurance company in the United States. The company has four segments: Safeco Personal Insurance; Safeco Business Insurance; Surety;
      and Property and Casualty Other. The Safeco Personal Insurance segment offers auto, home and recreational vehicle insurance. Safeco Business
      Insurance provides commercial insurance related to business owners, auto, multiperil and property. Safeco Insurance also offers workers compensation and general liability policies. Surety provides surety bonds primarily for construction and commercial businesses. Property and Casualty Other includes assumed reinsurance and large-commercial business accounts in runoff, asbestos and environmental result, and other programs. As of the fiscal year ended December 31, 2006, Safeco Corporation reported revenue of approximately $6.3 billion, net income of $880.0 million and stockholder equity of $3.9 billion.

o     WASHINGTON MUTUAL (NYSE: "WM") (rated "A" by Fitch, "A2" by Moody's and
      "A-" by S&P) occupies 74,889 square feet (15.1% of square feet, 6.8% of rental income) under a 13-year lease expiring on December 31, 2015. The rental rate per square foot of $11.00 is constant during the initial lease term. There are four five-year options to renew the lease with the rental rate per square foot determined at the then fair market. Founded in 1889,
      Washington Mutual is one of the nation's leading consumer and small business banks. Washington Mutual has four segments: Retail Banking, Card
      Services, Commercial and Home Loans. Retail Banking offers deposit and other retail banking products and services. Card Services issues credit cards. Commercial serves developers and investors involved in multifamily and other commercial real estate products. Home Loans originates and services residential mortgages and offers insurance products. As of
      December 31, 2006, Washington Mutual operated 2,225 retail banking branches and 472 lending stores and centers located in 36 states. As of the fiscal year ended December 31, 2006, Washington Mutual reported revenue of approximately $26.5 billion, net income of $3.6 billion and stockholder equity of $27.0 billion.

o     BERLEX LABORATORIES (Bayer AG, NYSE: "BAY") (not rated by Fitch, rated
      "Baa2" by Moody's and "BBB+" by S&P) occupies three spaces for a total of
      57,109 square feet (11.5% of square feet, 14.2% of rental income) under numerous lease terms ranging from three to five years and expiring from
      December 1, 2007 to July 1, 2009. The rental rate per square foot of
      $29.50 is constant during the initial lease term. There is one 5-year option to renew the lease with the rental rate per square foot determined at 95% of the then fair market. Berlex Laboratories, a research-based pharmaceutical company, is the United States affiliate of Bayer Schering
      Pharma, headquartered in Berlin, Germany. Bayer Schering Pharma offers pharmaceuticals, health care products, agricultural products and polymers.
      Bayer Schering Pharma operates in three groups: Health Care, Crop Science and Material Science. The Health Care group produces prescription pharmaceuticals and over the counter drugs. The Crop Science group develops, produces and markets a portfolio of fungicides, herbicides, insecticides and seed treatment products. The Material Science group sells plastics granules, sheets and films, polyurethanes and inorganic basic chemicals. Bayer Schering Pharma distributes its products through wholesalers, pharmacies and hospitals. Bayer Schering Pharma has operations in Europe, North America, Asia Pacific, Latin America, Africa
      and the Middle East. As of the fiscal year ended December 31, 2006, Bayer
      AG reported revenue of approximately $38.2 billion, net income of $355.2 million and stockholder equity of $16.1 billion.

o     GARVEY SCHUBERT (not rated) occupies 47,710 square feet (9.6% of square feet, 14.4% of rental income) under numerous lease terms ranging from 12 to 20 years, all expiring from December 1, 2012 through December 31, 2012.
      The current rental rate per square foot of $30.00 increases to $36.00 on
      January 1, 2008. There are two 5-year options to renew the lease with the rental rate per square foot determined at 95% of the then fair market.
      Garvey Schubert Barer is a full-service law firm with more than 120 lawyers serving clients in the United States and abroad, with particular focus on the Pacific Rim. Garvey Schubert Barer serves as outside counsel to established market leaders, newly launched enterprises and governmental bodies. Offices are located in Beijing, New York, Portland, Seattle and
      Washington, D.C.

                                      C-35

--------------------------------------------------------------------------------
                                 SECOND & SENECA
--------------------------------------------------------------------------------

THE LOAN:

o     The Second & Seneca Mortgage Loan is a $175.0 million, ten-year fixed rate loan secured by a first mortgage on a central business district office complex located in Seattle, King County, Washington. The Second & Seneca
      Mortgage Loan is interest only for the entire loan term, matures on May 1,
      2017 and accrues interest at an annual rate, rounded to three decimal places, of 5.538%.

THE BORROWER:

o     The Second & Seneca Borrower is Second and Seneca (Seattle), L.P., a
      Delaware limited partnership and a single purpose bankruptcy remote entity with at least two independent directors for which the Second & Seneca
      Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100% by Second and Seneca (Seattle) Mezz, L.P. Through a
      series of intermediate ownership levels, equity ownership of the Second &
      Seneca Borrower is eventually held by Tishman Speyer.

o     Tishman Speyer is one of the leading owners, developers, fund managers and operators of first-class real estate in the world. Since its inception in
      1978, Tishman Speyer has acquired, built or developed more than 230 properties totaling over 100 million square feet and over 14,000 residential units representing $40 billion in total value across the
      United States, Europe, Latin America and Asia. Signature properties include Rockefeller Center and the Chrysler Center in New York City, Sony
      Center in Berlin and Torre Norte in Sao Paolo.

THE PROPERTY:

o     The Second & Seneca Mortgaged Property consists of a fee simple interest in a central business district Class "A" office complex consisting of two buildings. Seneca I is a 22-story building with 422,382 square feet built in 1991 and Seneca II is a four-story building with 74,889 square feet built in 1967. The improvements contain a total of 497,271 net rentable square feet and are situated on 1.29 acres.

o     The buildings are fully sprinklered and a high-rise life safety fire alarm system is installed in each. Additional improvements include two subterranean parking garages, one for each building, containing a total of
      553 spaces. Seneca I is serviced by 11 elevators and Seneca II is serviced by three elevators.

o     The Second & Seneca Mortgaged Property is located at the intersection of
      Second Avenue and Seneca Street in the Seattle central business district.
      The Seattle central business district is a lively tourist and convention attraction, a strong shopping area, a thriving residential center, and a regional cultural and entertainment hub. The Second & Seneca Mortgaged
      Property's location provides convenient access to the financial center, the Puget Sound Central Waterfront and the Seattle central business district's retail core.

o     The Second & Seneca Borrower is generally required at its sole cost and expense to keep the Second & Seneca Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o     The Second & Seneca Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism, provided that the Second & Seneca Borrower is only required to purchase as much terrorism insurance as may be obtained for a premium equal to
      $150,000 per annum (as adjusted annually to reflect any increase during the preceding year in the consumer price index).

PROPERTY MANAGEMENT:

o     Tishman Speyer Properties, L.P. manages the Second & Seneca Mortgaged
      Property. Tishman Speyer Properties, a Second & Seneca Borrower related entity founded in 1978 and headquartered in New York City, currently manages three properties containing a total of approximately 1.0 million square feet located in Seattle. Since 1978, Tishman Speyer has acquired, built, or developed a portfolio of over 100 million square feet representing $40.0 billion in total value across the United States,
      Europe, and Latin America.

                                      C-36

--------------------------------------------------------------------------------
                                 SECOND & SENECA
--------------------------------------------------------------------------------

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     Not Allowed.

PARTIAL DEFEASANCE:

o     At any time following 24 months after the closing date of the securitization, the Second & Seneca Borrower will have the right to cause the release of the portion of the Second & Seneca Mortgaged Property identified in the related loan documents as the "Second and Seneca Two
      Property", in connection with the transfer of such portion of the Second and Seneca Mortgaged Property to an unaffiliated third party, subject to the satisfaction of certain conditions, including, but not limited to: (i)
      no event of default exists; (ii) delivery of a pledge and security agreement in form and substance satisfactory to a prudent lender and defeasance collateral meeting the requirements of the related loan agreement; the Second & Seneca Borrower must sever the indebtedness related to the Second & Seneca Mortgage Loan and deliver two notes to the mortgagee, the first of which must equal 110% of the amount of the Second
      & Seneca Mortgage Loan allocated to the Second & Seneca Two Property and the second of which must equal the remainder; (iv) after giving effect to such release the debt service coverage ratio must be not less than the greater of (A) the debt service coverage ratio for the Second & Seneca
      Mortgaged Property (including the Second and Seneca Two Property) in effect immediately prior to such release and (B) the debt service coverage ratio for the Second & Seneca Mortgaged Property in effect as of the closing date of the Second & Seneca Mortgage Loan; and (v) confirmation from the rating agencies that such a release will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Second & Seneca
      Mortgage Loan.

                                      C-37

--------------------------------------------------------------------------------
                                 PACIFICA TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            Bank of America

LOAN PURPOSE:                           Acquisition

ORIGINAL NOTE A PRINCIPAL BALANCE:      $166,250,000

FIRST PAYMENT DATE:                     May 1, 2007

TERM/AMORTIZATION:                      126/0 months

INTEREST ONLY PERIOD:                   126 months

MATURITY DATE:                          October 1, 2017

EXPECTED NOTE A MATURITY BALANCE:       $166,250,000

BORROWING ENTITY:                       Pacifica Tower LLC

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Yield Maintenance: 27 Payments Yield
                                        Maintenance or Defeasance: 92 Payments
                                        Open: 7 payments

UP-FRONT RESERVES:
  DEBT SERVICE RESERVE:                 $3,519,164
  TI/LC RESERVE:                        $2,716,000
  OTHER RESERVE(1):                     $5,160,000

ADDITIONAL FINANCING                    $17,250,000 Note B

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

(1)   Other Reserve consists of a Re-imaging Capital Expenditure

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
WHOLE LOAN CUT-OFF DATE BALANCE:        $183,500,000

NOTE A CUT-OFF DATE BALANCE:            $166,250,000

NOTE B CUT-OFF DATE BALANCE:            $17,250,000

                                        Whole Loan       Whole Loan
                                        (excluding       (including
                                          Note B)        Note B)(1)
                                        -----------      -----------

CUT-OFF DATE LTV(2):                       80.3%            88.6%

MATURITY DATE LTV:                         80.3%            88.6%

UNDERWRITTEN DSCR:                         1.28x            1.12x

MORTGAGE RATE(3):                         5.611%           7.500%
--------------------------------------------------------------------------------

(1)   The Note B is not part of the Trust Fund.

(2)   Based on an "as-is" value. Based on an "as-stabilized" value of
      $233,300,000 as of May 15, 2010 the Cut-off Date LTV excluding Note B is
      71.3% and including Note B is 78.7%.

(3)   Mortgage rate rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Suburban

LOCATION:                               San Diego, California

YEAR BUILT/RENOVATED:                   1990/2007

NET RENTABLE SQUARE FEET:               314,118

CUT-OFF BALANCE PER SF:                 $529

OCCUPANCY AS OF 05/01/2007:             90.7%

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    The Irvine Company, LLC

UNDERWRITTEN NET CASH FLOW(1):          $12,081,100

APPRAISED VALUE:                        $207,100,000
--------------------------------------------------------------------------------

(1)   The Underwritten Net Cash Flow is based on a cash flow whereby the
      Pacifica Tower Mortgaged Property achieve projected occupancy and rental rates. The "as-is" DSCR excluding Note B is 0.85x and including Note B is
      0.74x based on an underwritten "as-is" net cash flow of $7,999,433.

                                      C-38

--------------------------------------------------------------------------------
                                 PACIFICA TOWER
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                      FINANCIAL INFORMATION
-------------------------------------------------------------------------------------------------
                                                                  ANNUALIZED
                                  FULL YEAR        FULL YEAR      10 MONTHS
                                 (12/31/2004)    (12/31/2005)    (10/31/2006)     UNDERWRITTEN
                                 -------------   -------------   -------------   ----------------

Effective Gross Income .......   $ 11,844,658    $ 11,065,412    $ 11,157,908    $  18,457,195
Total Expenses ...............   $  3,075,716    $  3,230,436    $  3,310,008    $   5,773,132
Net Operating Income (NOI) ...   $  8,768,942    $  7,834,976    $  7,847,900    $  12,684,063
Cash Flow (CF) ...............   $  8,690,168    $  7,321,583    $  7,563,859    $  12,081,100(1)
DSCR on NOI ..................           0.93x           0.83x           0.83x            1.34x
DSCR on CF ...................           0.92x           0.77x           0.80x            1.28x
-------------------------------------------------------------------------------------------------

(1)   The Underwritten Net Cash Flow is based on a cash flow whereby the
      Pacifica Tower Mortgaged Property achieve projected occupancy and rental rates. The "as-is" DSCR excluding Note B is 0.85x and including Note B is
      0.74x based on an underwritten as-is net cash flow of $7,999,433.

-------------------------------------------------------------------------------------------------------------------------------
                                                     TENANT INFORMATION(1)
-------------------------------------------------------------------------------------------------------------------------------
                                      RATINGS          TOTAL       % OF                POTENTIAL    % POTENTIAL       LEASE
TOP TENANTS                      FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF      RENT         RENT        EXPIRATION
------------------------------   -----------------   ---------   --------   --------   ----------   -----------   -------------

Wells Fargo ..................      AA/Aa1/AA+         42,103      13.4%    $ 41.23    $1,735,932       13.7%     11/30/2008(2)
DLA Piper Rudnick ............       Not Rated         37,651      12.0     $ 37.80     1,423,208       11.2      06/30/2011
CB Richard Ellis .............      NR/Ba1/BB+         33,773      10.8     $ 44.76     1,511,679       11.9      08/31/2016
Equity Management ............       Not Rated         23,832       7.6     $ 43.92     1,046,647        8.3      04/30/2008
Goodwin Procter LLP ..........       Not Rated         19,038       6.1     $ 43.20       822,442        6.5      04/30/2012
                                                     ---------   --------              ----------   -----------
TOTAL ........................                        156,397      49.8%               $6,539,908       51.7%
-------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance and reimbursements.

(2)   Wells Fargo combined has three spaces. 3,539 square feet of space expires on March 14, 2010 and 38,564 square feet expire on November 30, 2008.

--------------------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------------------------------------
                                 NO. OF LEASES   EXPIRING     % OF     CUMULATIVE    CUMULATIVE     BASE RENT
YEAR OF EXPIRATION                 EXPIRING         SF      TOTAL SF    TOTAL SF    % OF TOTAL SF    EXPIRING
------------------------------   -------------   --------   --------   ----------   -------------   ----------

 2008 ........................          7         82,268       26.2%      82,268         26.2%      $3,289,708
 2009 ........................          3          8,267        2.6       90,535         28.8%      $  339,041
 2010 ........................          3         13,823        4.4      104,358         33.2%      $  555,901
 2011 ........................          9         78,325       24.9      182,683         58.2%      $2,909,084
 2012 ........................          2         24,498        7.8      207,181         66.0%      $1,051,762
 2013 ........................          4         23,104        7.4      230,285         73.3%      $  979,267
 2015 ........................          1         10,774        3.4      241,059         76.7%      $  445,828
 2016 ........................          7         43,810       13.9      284,869         90.7%      $1,891,078
 Vacant ......................         --         29,249        9.3      314,118        100.0%      $        0
                                 -------------   --------   --------
 TOTAL .......................         36        314,118      100.0%
--------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll.

                                      C-39

--------------------------------------------------------------------------------
                                 PACIFICA TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The four largest tenants, representing 43.7% of the net rentable square feet, are:

o     WELLS FARGO (NYSE: "WFC") (rated "AA" by Fitch, "Aa1" by Moody's and "AA+"
      by S&P) occupies 42,103 square feet (13.4% of square feet, 13.7% of rental income) under two leases of various terms, of which one is a five-year lease extension covering a total of 38,564 square feet expiring on
      November 30, 2008 and one is a three-year lease covering 3,539 square feet expiring on March 14, 2010. On the 38,564 square foot space, the current rental rate per square foot of $41.16 is constant during the remaining lease extension period. There is one five-year option remaining to extend the lease with the rental rate per square foot determined at 95% of the then fair market. On the 3,539 square foot space, the rental rate per square foot of $42.00 is constant during the remaining lease term. There are no options to extend the three-year lease. Wells Fargo provides banking and financial services in the United States. Wells Fargo operates in three segments: Community Banking, Wholesale Banking and Wells Fargo
      Financial. Community Banking offers deposit products, consumer lending and small business banking services. Wholesale Banking serves the commercial, corporate and real estate sectors. Wells Fargo Financial comprises subprime consumer finance and auto finance. Wells Fargo operates approximately 6,000 branches. As of the fiscal year ended December 31,
      2006, Wells Fargo reported revenue of approximately $40.8 billion, net income of $8.5 billion and stockholder equity of $45.9 billion.

o     DLA PIPER RUDNICK (not rated) occupies 37,651 square feet (12.0% of square feet, 11.2% of rental income) under a five-year lease expiring on June 30,
      2011. The current rental rate per square foot of $37.80 increases annually by approximately 3%. There are no options to extend the lease. DLA Piper is a corporate law firm comprising over 3,400 attorneys with 63 offices in
      24 countries. DLA Piper has twelve core service groups some of which include Real Estate, Litigation and Arbitration, Finance, Commercial
      Contracts, Restructuring, Tax and Intellectual Property. The firm's clients include local, national and global institutions.

o     CB RICHARD ELLIS (NYSE: "CBG") (not rated by Fitch, rated "Ba1" by Moody's and "BB+" by S&P) occupies 33,773 square feet (10.8% of square feet, 11.9%
      of rental income) under a ten-year lease extension period expiring on
      August 31, 2016. The current rental rate per square foot of $44.76 is constant during the remaining lease extension period. There are no options to extend the lease. CB Richard Ellis is a commercial real estate services firm. CB Richard Ellis provides development, advisory, capital markets, valuation, outsourcing, tenant representation, property and agency leasing, property sales, commercial mortgage origination and servicing, property, facilities and project management, consulting, valuation and appraisal, proprietary research, and real estate investment management.
      Commercial real estate services are provided under the CB Richard Ellis brand name. Development services are provided under the Trammell Crow brand name. CB Richard Ellis serves tenants, owners, lenders and investors in office, retail, industrial and multifamily. CB Richard Ellis operates in the Americas, Europe, the Middle East, Africa and the Asia Pacific. As
      of the fiscal year ended December 31, 2006, CB Richard Ellis reported revenue of approximately $4.0 billion, net income of $318.6 million and stockholder equity of $1.2 billion.

o     EQUITY MANAGEMENT (not rated) occupies 23,832 square feet (7.6% of square feet, 8.3% of rental income) under two leases of various terms, of which one is a three-year lease covering 4,904 square feet expiring on April 30,
      2008 and one is a five-year lease extension covering 18,928 square feet expiring on April 30, 2008. The first lease has a current rental rate per square foot of $41.40 that is constant during the remaining lease. The second lease has a current rental rate per square foot of $44.57 that is constant during the remaining lease extension period. Equity Management
      Inc. provides professional management of corporate trademark licenses, dynamic business logic and creative strategic planning for licensed products in over 125 product categories. Equity Management Inc. has created the single largest corporate licensing program in the world on behalf of General Motors. Equity Management Inc. represents over 300 trademarks and manages over 1,500 licenses.

                                      C-40

--------------------------------------------------------------------------------
                                 PACIFICA TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     The Pacifica Tower Mortgage Loan is a $166.25 million, 10.5-year fixed rate loan secured by a first mortgage on a suburban office building located in San Diego, San Diego County, California. The Pacifica Tower
      Mortgage Loan is interest only for the entire loan term, matures on
      October 1, 2017 and accrues interest at an annual rate, rounded to three decimals of 5.611%.

THE BORROWER:

o     The Pacifica Tower Borrower is Pacifica Tower LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least one independent director for which the Pacifica Tower Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100% by Pacifica Tower Mezz LLC, which is 100% owned by SD
      Diversified LLC. Through a series of intermediate ownership levels, equity ownership of the Pacifica Tower Borrower is eventually held by The Irvine
      Holding Company LLC.

o     Incorporated in 1894, The Irvine Company LLC is a 140-year old privately held real estate investment company that creates master-planned communities in Orange County, California. The Irvine Ranch, the largest master-planned urban community in the United States is comprised of approximately 93,000 acres, represents nearly one-fifth of Orange County's total land area and contains portions of six cities, including the entire
      City of Irvine. The Irvine Ranch also includes portions of the cities of
      Newport Beach, Tustin, Orange, Laguna Beach and Anaheim, plus unincorporated land in Orange County. Most of The Irvine Company's land and property holdings are in Orange County, but The Irvine Holding Company
      LLC also owns property in Los Angeles, San Diego and Silicon Valley.

THE PROPERTY:

o     The Pacifica Tower Mortgaged Property consists of a fee simple interest in a suburban office building built in 1990. The 17-story improvements contain 314,118 net rentable square feet and are situated on 1.50 acres.

o     The Pacifica Tower has a ground floor restaurant, is fully sprinklered with a high-rise life safety fire alarm system. There are 127 parking spaces located in a subterranean parking garage and 1,085 parking spaces located in adjacent parking structures (reciprocal easement agreement rights) for a total of 1,212 spaces, resulting in a parking ratio of 3.9 spaces per 1,000 square feet.

o     San Diego is the homeport of the United States Navy's Pacific Fleet and is a major naval flight and marine training center. Attractions, such as the
      San Diego Zoo, Wild Animal Park, Old Town, Sea Port Village, Sea World and
      local beaches, support the local tourism industry. The Pacifica Tower
      Mortgaged Property is located one mile east of I-5 (San Diego Freeway), the major interstate freeway in southern California providing access to
      Los Angeles and Orange County to the north and San Diego to the south.

o     The Pacifica Tower Borrower is generally required at its sole cost and expense to keep the Pacifica Tower Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o     The Pacifica Tower Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism, provided that the Pacifica Tower Borrower is only required to purchase as much terrorism insurance as may be obtained for a premium not to exceed
      $27,308 (plus 2.54% on each anniversary of the closing date of the
      Pacifica Tower Mortgage Loan, after the first anniversary) per annum.

PROPERTY MANAGEMENT:

o     The Irvine Company, LLC manages the Pacifica Tower Mortgaged Property. The
      Irvine Company, LLC manages its portfolio which includes approximately 400 office buildings, 40 retail centers, 90 apartment communities, two hotels, five marinas and three golf clubs.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     $17,250,000 Note B held outside of the Trust Fund.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     The Pacifica Tower Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions, including without limitation: (a) a permitted mezzanine lender originates such mezzanine financing; (b) the mezzanine lender will have executed an intercreditor agreement in form and substance reasonably acceptable to the mortgagee;
      and (c) the amount of such mezzanine loan will not exceed an amount which, when added to the outstanding principal balance of the Pacifica Tower
      Mortgage Loan, results in a loan-to-value ratio greater than 90% and a debt service coverage ratio of less than 1.15x.

                                      C-41

--------------------------------------------------------------------------------
                                HPI-GSA PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            Eurohypo

LOAN PURPOSE:                           Refinance

ORIGINAL PRINCIPAL BALANCE:             $125,000,000

FIRST PAYMENT DATE:                     June 6, 2007

TERM/AMORTIZATION:                      120/0 months

INTEREST ONLY PERIOD:                   120 months

MATURITY DATE:                          May 6, 2017

EXPECTED MATURITY BALANCE:              $125,000,000

BORROWING ENTITY(1):                    Various

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/Defeasance: 119 payments
                                        Open: 1 payment

UP-FRONT RESERVES:
  TAX/INSURANCE RESERVE:                Yes
  TI/LC RESERVE:                        $3,700,000
  OTHER RESERVES(2):                    $13,180,000

ONGOING MONTHLY RESERVES:

  INSURANCE RESERVE:                    Yes
  TI/LC RESERVE:                        $45,757
  REPLACEMENT RESERVE:                  $29,624
  GROUND RENT RESERVE:                  Yes

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

(1)   See "The Borrowers" below.

(2)   Other Reserves include the following additional reserves: (i) an
      $11,500,000 reserve relating to the existing month-to-month lease of tenant The Social Security/Office of Hearings and Appeals at the San
      Bernardino, California property; the holdback will be released upon the execution of a renewal lease by this tenant for a term of at least 5 years or a similar lease with either a federal agency or an investment grade tenant on substantially similar terms;(ii) a $1,000,000 reserve relating to the potential construction of an additional 13,000 to 15,000 square foot space at the Kansas City, Missouri property pursuant to a pending renewal of the U.S. Department of Agriculture lease for a term expiring in
      2020; the reserve will be released upon satisfaction of certain conditions specified in the loan documents, including delivery of a satisfactory estoppel certificate from the tenant certifying that the improvements have been constructed as required by the lease; and (iii) a $680,000 reserve relating to a potential reassessment of the annual real property taxes for the San Bernardino property.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                   $125,000,000

CUT-OFF DATE LTV:                       77.5%

MATURITY DATE LTV:                      77.5%

UNDERWRITTEN DSCR:                      1.29x

MORTGAGE RATE:                          5.620%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE(1):                       Various

PROPERTY SUB-TYPE:                      Various

LOCATION:                               Various (see table)

YEAR BUILT/RENOVATED:                   Various (see table)

NET RENTABLE SQUARE FEET:               915,137

CUT-OFF BALANCE PER SF:                 $137

OCCUPANCY AS OF 07/01/2007:             100.0%

OWNERSHIP INTEREST:                     Fee/Leasehold

PROPERTY MANAGEMENT:                    Various

UNDERWRITTEN NET CASH FLOW:             $9,192,670

APPRAISED VALUE:                        $161,290,000
--------------------------------------------------------------------------------

(1)   Eight properties are office buildings and two properties are industrial buildings.

                                      C-42

--------------------------------------------------------------------------------
                                HPI-GSA PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                           FINANCIAL INFORMATION
------------------------------------------------------------------------------------------------------------
                                             FULL YEAR       FULL YEAR       FULL YEAR
                                           (12/31/2004)    (12/31/2005)    (12/31/2006)     UNDERWRITTEN
                                           -------------   -------------   -------------   ----------------

Effective Gross Income .................   $ 17,883,212    $ 18,734,772    $ 18,778,896    $  17,811,202(1)
Total Expenses .........................   $  7,636,795    $  7,790,745    $  7,721,267    $   7,693,562
Net Operating Income (NOI) .............   $ 10,246,417    $ 10,944,028    $ 11,057,629    $  10,117,641
Cash Flow (CF) .........................   $ 10,246,417    $ 10,944,028    $ 11,057,629    $   9,192,670(2)
DSCR on NOI ............................           1.44x           1.54x           1.55x            1.42x
DSCR on CF .............................           1.44x           1.54x           1.55x            1.29x
-----------------------------------------------------------------------------------------------------------

(1)   The UW Effective Gross Income reflects a 5.0% vacancy rate. The properties are 100.0% occupied by U.S. government credit tenants (AAA).

(2)   The UW Net Cash Flow reflects assumptions for replacement reserves, tenant improvements and leasing commissions.

---------------------------------------------------------------------------------------------------------------------------------
                                                      PROPERTY INFORMATION
---------------------------------------------------------------------------------------------------------------------------------
                                                                                              YEAR
                                           PROPERTY           LOCATION                       BUILT/                ALLOCATED LOAN
PROPERTY NAME                                TYPE           (CITY, STATE)    SQUARE FEET   RENOVATED   OCCUPANCY       AMOUNT
----------------------------------------   ----------   ------------------   -----------   ---------   ---------   --------------

6501 Beacon Drive Office Building ......     Office     Kansas City, MO        324,484       2000       100.0%      $ 43,595,607
Immigration & Naturalization
 Services ..............................     Office     Houston, TX             92,783     1978/1997    100.0%        14,664,389
U.S. Treasury Financial
 Management(1) .........................   Industrial   Philadelphia, PA       121,028       1994       100.0%        14,502,155
Social Security Administration
 Building ..............................     Office     San Bernardino, CA      39,357       1997       100.0%        11,500,000
U.S. Federal Courthouse ................     Office     Pocatello, ID           36,318       1999       100.0%        10,520,082
IRS Files Building(2) ..................   Industrial   Fresno, CA             102,325       2003       100.0%         8,038,462
USDA Forest Service Building ...........     Office     Albuquerque, NM         94,783       2001       100.0%         7,779,057
Corps of Engineers .....................     Office     Albuquerque, NM         53,612       1995       100.0%         7,608,980
Sheppard Federal Building ..............     Office     Durango, CO             23,621       1999       100.0%         3,596,379
U.S. National Parks Service ............     Office     Page, AZ                26,826       1992       100.0%         3,194,890
                                                                             -----------               ---------   --------------
TOTAL/WTD. AVG.: .......................                                       915,137                  100.0%      $125,000,000
---------------------------------------------------------------------------------------------------------------------------------

(1)   Approximately 40.0% of the net rentable area consists of office space,
      30.0% of the net rentable area consists of warehouse space and the remaining 30.0% of the net rentable area consists of storage space.

(2)   Approximately 30.0% of the net rentable area consists of office space,
      60.0% of the net rentable area consists of warehouse space and the remaining 10.0% of the net rentable area consists of storage space.

----------------------------------------------------------------------------------------------------------------------------------
                                                      TENANT INFORMATION(1)
----------------------------------------------------------------------------------------------------------------------------------
                                             RATINGS                  % OF
                                             FITCH/        TOTAL      TOTAL     RENT      POTENTIAL    % POTENTIAL       LEASE
TOP TENANTS                                MOODY'S/S&P   TENANT SF     SF        PSF        RENT          RENT        EXPIRATION
----------------------------------------   -----------   ---------   -------   -------   -----------   -----------   -------------

U.S. Department of Agriculture
 (U.S.D.A.) ............................   AAA/Aaa/AAA    324,484      35.5%   $ 16.84   $ 5,465,601       32.5%     02/28/2010
United States Department of Treasury ...   AAA/Aaa/AAA    121,028      13.2    $ 16.35     1,979,095       11.8      05/25/2014
U.S. Internal Revenue Service (IRS File
 Storage) ..............................   AAA/Aaa/AAA    102,325      11.2    $ 13.79     1,410,830        8.4      04/30/2018(2)
U.S. Forest Service ....................   AAA/Aaa/AAA     94,783      10.4    $ 16.71     1,584,185        9.4      01/04/2011
                                                         ---------   -------             -----------   -----------
TOTAL ..................................                  642,620      70.2%             $10,439,711       62.1%
----------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance charges and reimbursements.

(2)   Tenant may terminate the lease after June 30, 2013 by providing at least
      180 days written notice to the borrower.

                                      C-43

--------------------------------------------------------------------------------
                                HPI-GSA PORTFOLIO
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                             LEASE ROLLOVER SCHEDULE(1)
---------------------------------------------------------------------------------------------------------------------
                                                                                            CUMULATIVE
                                           # OF LEASES   EXPIRING     % OF     CUMULATIVE   % OF TOTAL    BASE RENT
YEAR OF EXPIRATION                           EXPIRING       SF       TOTAL SF    TOTAL SF       SF        EXPIRING
----------------------------------------   -----------   ---------   --------  ----------   ----------   -----------

 2007 ..................................         1(2)      39,357       4.3%      39,357        4.3%     $  1,145,360
 2010 ..................................         1        324,484      35.5      363,841       39.8%     $  5,465,601
 2011 ..................................         1         94,783      10.4      458,624       50.1%     $  1,584,185
 2012 ..................................         2        119,609      13.1      578,233       63.2%     $  2,315,606
 2014 ..................................         1        121,028      13.2      699,261       76.4%     $  1,979,095
 2015 ..................................         1         53,612       5.9      752,873       82.3%     $    977,919
 2018 ..................................         2        138,643      15.1      891,516       97.4%     $  2,852,943
 2019 ..................................         1         23,621       2.6      915,137      100.0%     $    485,483
 Vacant ................................        --             --        --      915,137      100.0%     $         --
                                           -----------   ---------   --------
 TOTAL .................................        10        915,137       100%
---------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll.

(2)   The Social Security/Office of Hearings & Appeals lease (Social Security
      Administration Building, San Bernardino, California) is expected to be renewed for a 10-year term. At origination, an $11,500,000 holdback was taken, which will be released upon the execution of the renewal lease or a similar lease with either a federal agency or an investment grade tenant on substantially similar terms.

                                      C-44

--------------------------------------------------------------------------------
                                HPI-GSA PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The four largest tenants, representing 70.2% of the total net rentable square feet, are:

o     U.S. DEPARTMENT OF AGRICULTURE (U.S.D.A.) (rated "AAA" by Fitch, "Aaa" by
      Moody's and "AAA" by S&P) occupies 324,484 square feet (35.5% of square feet and 32.5% of income) at the Kansas City, Missouri property under a lease expiring February 28, 2010. The lease provides for base rent of
      $16.84 per square foot, with annual CPI increases. The tenant has no termination rights under the lease. The U.S.D.A. is a U.S. Federal
      Executive Department (or Cabinet Department), whose purpose is to develop and execute policy on farming, agriculture and food. Despite a 2010 lease expiration, the General Services Administration ("GSA") is currently in discussions to extend the lease through 2020 for $17.22 per square foot.
      If the lease is not extended, the tenant is required to pay to the borrower a $2.0 million ($6.16 per square foot) non-renewal fee. The property was a built-to-suit for the U.S.D.A. with over $2.0 million in capital improvements invested in the property in the last three years. In addition, a TI/LC reserve in the amount of $3.7 million was funded at origination, with approximately $3.05 million expected to be available for improvements at this property. Furthermore, $0.60 per square foot will be collected monthly. The upfront and monthly TI/LC collections are expected to equal $4.55 million by the USDA's lease expiration on February 28,
      2010. In addition, the $2.0 million non-renewal fee is expected to result in total cash available to retenant the space of $6.55 million ($20 per square foot).

o     UNITED STATES DEPARTMENT OF TREASURY (rated "AAA" by Fitch, "Aaa" by
      Moody's and "AAA" by S&P) occupies 121,028 square feet (13.2% of square feet and 11.8% of income) at the Philadelphia, Pennsylvania property expiring May 25, 2014. The lease provides for base rent of $16.35 per square foot, with annual CPI increases. The tenant has no termination rights under the lease. The U.S. Department of the Treasury is a Cabinet
      Department and the treasury of the U.S. government.

o     U.S. INTERNAL REVENUE SERVICE (IRS File Storage) (rated "AAA" by Fitch,
      "Aaa" by Moody's and "AAA" by S&P) occupies 102,325 square feet (11.2% of square feet and 8.4% of income) at the Fresno, California property expiring April 30, 2018. The lease provides for base rent of $13.79 per square foot, with annual CPI increases. The lease may be terminated at tenant's option at any time after June 23, 2013 by giving at least 180 days written notice to the borrower.

o     U.S. FOREST SERVICE (rated "AAA" by Fitch, "Aaa" by Moody's and "AAA" by
      S&P) occupies 94,783 square feet (10.4% of square feet and 9.4% of income)
      at the Albuquerque, New Mexico property expiring January 4, 2011. The lease provides for base rent of $16.71 per square foot, with annual CPI increases. The tenant has no termination rights under the lease. The U.S.
      Forest Service is an agency of the U.S. Department of Agriculture that administers the nation's national forests and national grasslands.

                                      C-45

--------------------------------------------------------------------------------
                                HPI-GSA PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     The HPI-GSA Portfolio Mortgage Loan is a $125.0 million, ten-year loan secured by a first mortgage on eight office and two industrial (flex space) properties containing a total of 915,137 square feet in nine markets across the United States. The HPI-GSA Mortgage Loan is interest-only for the entire loan term, matures on May 6, 2017 and accrues interest at an annual rate of 5.620%.

THE BORROWERS:

o     The HPI-GSA Portfolio Borrowers are HP1/GSA - 1B, L.L.C.; HPI/GSA - 4C,
      L.P.; HPI/GSA - 1F, LLC; HPI/GSA - 3A, LLC; HPI/GSA - 3B, LLC; HPI/GSA -
      3C, LLC; HPI/GSA - 3D, LLC; HPI/GSA - 4A, L.L.C.; HPI/GSA - 1H, L.P. and
      HPI/GSA-1D, L.P., all of which are single purpose, bankruptcy remote entities with two independent directors (seven are Delaware limited liability companies and three are Delaware limited partnerships). A non-consolidation opinion was delivered to lender by the HPI-GSA
      Borrowers' legal counsel at origination of the HPI-GSA Portfolio Mortgage
      Loan. The HPI-GSA Portfolio Borrowers are indirectly owned and controlled by HPI Group and Abbestate Holding, Inc. ("Abbestate").

o     Abbestate is indirectly owned and controlled by Anton Bucher. HPI Group
      ("HPI") is indirectly owned and controlled by Michael Verruto and David
      Givner and their affiliates. HPI evolved from Hesta Properties Inc., a direct subsidiary of Hesta AG, and was established to invest in real estate in the United States. HPI consists of two primary entities, HPI
      Capital ("HPI Capital") and HPI Management ("HPI Management"), with all portfolio assets held in separate, special purpose partnership entities.
      HPI Capital is a real estate investment organization that has assembled the residential, commercial and retail properties held by its partners throughout the continental United States. In addition to the HPI-GSA
      Portfolio Mortgaged Properties, HPI Capital's portfolio includes controlling interests in a portfolio of three power shopping centers in the Southwest and Midwest and 17 GSA-occupied office buildings throughout the United States.

THE PROPERTIES:

o     The HPI-GSA Portfolio Mortgaged Properties consist of eight office and two industrial (flex space) properties, totaling 915,137 square feet in nine markets across the United States.

o     The HPI-GSA Portfolio Mortgaged Properties are dispersed among nine markets in eight states as follows: one in Kansas City, Missouri (totaling
      324,484 square feet or 35.5% of square feet), two in Albuquerque, New
      Mexico (totaling 148,395 square feet or 16.2% of square feet), one in
      Philadelphia, Pennsylvania (totaling 121,028 square feet or 13.2% of square feet), one in Fresno, California (totaling 102,325 square feet or
      11.2% of square feet), one in Houston, Texas (totaling 92,783 square feet or 10.1% of square feet), one in San Bernardino, California (totaling
      39,357 square feet or 4.3% of square feet), one in Pocatello, Idaho
      (totaling 36,318 square feet or 4.0% of square feet), one in Page, Arizona
      (totaling 26,826 square feet or 2.9% of square feet), and one in Durango,
      Colorado (totaling 23,621 square feet or 2.6% of square feet).

o     The HPI-GSA Portfolio Mortgaged Properties were built between 1978 and
      2003. The largest property, occupied by the U.S. Department of Agriculture
      (Kansas City, Missouri; 35.5% of square feet), was a built-to-suit for the current tenant. Collectively, the HPI-GSA Portfolio Mortgaged Properties
      are currently 100% leased to 10 GSA tenants. All leases are backed by the full faith and credit of the U.S. government. The weighted average lease term is 14 years.

o     Four of the HPI-GSA Portfolio Mortgaged Properties are subject to a ground lease and the related borrower granted the lender a mortgage on its leasehold interest in the related property. The HPI-GSA Portfolio
      Mortgaged Property located in Pocatello, Idaho is subject to a ground lease expiring on August 20, 2097. The HPI-GSA Portfolio Mortgaged
      Property located in Fresno, California is subject to a ground lease expiring on May 31, 2103. The HPI-GSA Portfolio Mortgaged Property located in Durango, Colorado is subject to a ground lease expiring on August 20,
      2097. The HPI-GSA Portfolio Mortgaged Property located in Albuquerque, New
      Mexico (USDA Forest Service Building) is subject to a ground lease expiring on December 31, 2100.

o     The HPI-GSA Portfolio Borrower is generally required at its sole cost and expense to keep the HPI-GSA Portfolio Mortgaged Properties insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

                                      C-46

--------------------------------------------------------------------------------
                                HPI-GSA PORTFOLIO
--------------------------------------------------------------------------------

o     The HPI-GSA Portfolio Borrowers are required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism, provided that, the HPI-GSA Portfolio Borrowers are only required to purchase as much terrorism insurance as may be obtained for a premium equal to 1.5 times the amount of the then-current annual premium for the all-risk coverage provided that, if (i) terrorism insurance is customarily maintained by owners and/or operators of office buildings in the same class as each individual HPl-GSA Portfolio Mortgaged Property in the region in which such HPI-GSA Portfolio Mortgaged Property is located are generally obtaining terrorism insurance, (ii) lenders financing office buildings in the same class as each individual HPI-GSA Portfolio Mortgaged
      Property in the region in which such HPI-GSA Portfolio Mortgaged Property are generally requiring terrorism insurance as a condition to such financing or (iii) the HPI-GSA Portfolio Borrowers or their affiliates are obtaining terrorism insurance on any other office buildings in the same class as each individual HPI-GSA Portfolio Mortgaged Property in the region in which such HPI-GSA Portfolio Mortgaged Property, then the
      HPI-GSA Portfolio Borrowers will be required to maintain such terrorism insurance, regardless of the cost of the related insurance premiums.

PROPERTY MANAGEMENT:

o     The HPI-GSA Portfolio Mortgaged Properties are managed by Aardex
      Corporation, Inc. (the subject properties include the U.S. National Parks
      Service Building, the Sheppard Federal Building, the Corps of Engineers
      Building, the I.R.S. Files Building, the U.S. Federal Courthouse Building
      and the U.S.D.A. Forest Service Building), Business Solutions, Inc. (the
      subject properties include the 6501 Beacon Drive Office Building and the
      Social Security Administration Building), LCOR Asset Management Limited
      Partnership (U.S. Treasury Financial Management Building) and Means Knaus
      Partners, LP (the Immigration & Naturalization Service Building), none of which are affiliated with the HPI-GSA Portfolio Borrowers.

COLLATERAL RELEASE:

o     The HPI-GSA Portfolio Mortgage Loan permits the release of an unimproved portion of the San Bernardino property to a third party without payment of a release price. The parcel was not given any value in connection with either the underwriting or appraisal of the HPI-GSA Portfolio Mortgage
      Loan.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     Not allowed.

                                      C-47

--------------------------------------------------------------------------------
                               JQH HOTEL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            Eurohypo

LOAN PURPOSE:                           Refinance

ORIGINAL PRINCIPAL BALANCE:             $100,000,000(1)

FIRST PAYMENT DATE:                     June 6, 2007

TERM/AMORTIZATION:                      120/0 months

INTEREST ONLY PERIOD:                   120 months

MATURITY DATE:                          May 6, 2017

EXPECTED MATURITY BALANCE:              $100,000,000

BORROWING ENTITY:                       Richardson Hammons, LP

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/Defeasance:
                                        116 payments
                                        Open: 4 payments
UP-FRONT RESERVES:
  FF&E RESERVE(2):                      $175,006

ONGOING MONTHLY RESERVES(3):
  TAX/INSURANCE RESERVE:                No
  FF&E RESERVE:                         $175,006

PARI PASSU DEBT:                        Note A-2 -- $50,000,000

FUTURE MEZZANINE DEBT:                  Yes

LOCKBOX(4):                             Springing
--------------------------------------------------------------------------------

(1)   The $150 million mortgage loan has been split into two pari passu A Notes:
      a $100 million A-1 Note (included in the Trust Fund) and a $50 million A-2
      Note (not included in the Trust Fund).

(2)   Provided that the borrower has spent, or in the mortgagee's reasonable determination is spending, at least 2% of gross revenue on FF&E in a fiscal year, then the borrower is permitted to substitute for its monthly deposit obligations either (i) a letter of credit in the face amount of $4 million or (ii) a guaranty from a creditworthy person or entity acceptable to the mortgagee guaranteeing payment of the borrower's FF&E deposits, up to the amount of $4 million.

(3)   In lieu of tax, insurance and ground rent reserves, at origination the borrower delivered guarantees in favor of the mortgagee from John Q.
      Hammons and John Q. Hammons Revocable Trust guaranteeing payment of taxes, insurance premiums and ground rents.

(4)   During the existence of a Cash Management Period, funds are required to be transferred to a mortgagee-controlled account on a daily basis. A "Cash
      Management Period" is the period during which either (i) an "event of default" under the loan documents exists or (ii) the debt service coverage ratio falls below 1.20x for two consecutive calendar quarters based on the trailing twelve (12) month financial results, provided that the borrower has not deposited with the mortgagee cash or a letter of credit in an amount, which if applied to the then outstanding principal balance of the mortgage loan, would cause the debt service coverage ratio to be at least
      1.20x.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
WHOLE LOAN CUT-OFF DATE BALANCE:        $150,000,000

NOTE A-1 CUT-OFF DATE BALANCE(1):       $100,000,000

NOTE A-2 CUT-OFF DATE BALANCE(1):       $50,000,000

CUT-OFF DATE LTV(1):                    73.0%

MATURITY DATE LTV(1):                   73.0%

UNDERWRITTEN DSCR(1):                   1.74x

MORTGAGE RATE:                          5.701%
--------------------------------------------------------------------------------

(1)   Calculated based on the aggregate cut-off date principal balance of the
      A-1 Note (included in the Trust Fund) and the A-2 Note (not included in the Trust Fund).

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                          Hotel

PROPERTY SUB-TYPE:                      Various

LOCATION:                               Various

YEAR BUILT/RENOVATED:                   Various

NO. OF KEYS:                            1,160

CUT-OFF BALANCE PER KEYS(1):            $129,310

OCCUPANCY AS OF 12/31/2006:             70.2%

OWNERSHIP INTEREST:                     Fee/Leasehold

PROPERTY MANAGEMENT:                    John Q. Hammons Hotels Management, LLC

UNDERWRITTEN NET CASH FLOW:             $15,115,277

APPRAISED VALUE:                        $205,600,000
--------------------------------------------------------------------------------

(1)   Calculated based on the aggregate cut-off date principal balance of the
      A-1 Note (included in the Trust Fund) and the A-2 Note (not included in the Trust Fund).

                                      C-48

--------------------------------------------------------------------------------
                               JQH HOTEL PORTFOLIO
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                          FINANCIAL INFORMATION
----------------------------------------------------------------------------------------------------------
                                            FULL YEAR     FULL YEAR        FULL YEAR
                                          (12/31/2004)   (12/31/2005)    (12/31/2006)       UNDERWRITTEN
                                           -----------   ------------   ---------------   ----------------

Effective Gross Income .................   $21,602,837   $26,737,757    $ 33,875,417(1)   $  35,950,320(1)
Total Expenses .........................   $12,175,989   $15,786,199    $ 18,962,975      $  19,259,992
Net Operating Income (NOI) .............   $ 9,426,848   $10,951,558    $ 14,912,442      $  16,690,328
Cash Flow (CF) .........................   $ 9,426,848   $10,951,558    $ 14,912,442      $  15,115,277
DSCR on NOI ............................                                        1.72x              1.93x
DSCR on CF .............................                                        1.72x              1.74x
----------------------------------------------------------------------------------------------------------

(1)   The increase in effective gross income in 2006 from 2005 is attributable to the additional revenue generated by the Embassy Suites -- St. Charles property, which opened for business in July 2005. The property operating performance continues to improve as the property nears stabilization.

-----------------------------------------------------------------------------------------------
                     OPERATIONAL STATISTICS -- EMBASSY SUITES -- FRANKLIN
-----------------------------------------------------------------------------------------------
                                              2004         2005         2006      UNDERWRITTEN
                                           ----------   ----------   ----------   -------------

Average Daily Rate (ADR) ...............   $ 111.67     $ 120.32     $ 132.77     $  140.18(1)
Occupancy ..............................       70.5%        71.7%        74.7%         74.1%(1)
RevPAR .................................   $  78.68     $  86.32     $  99.22     $  103.92
Penetration Rate(2) ....................      155.4%       154.3%       149.0%
-----------------------------------------------------------------------------------------------

(1)   Occupancy and ADR based on the borrower's 2007 budget.

(2)   RevPar Penetration Rate based on a December 31, 2006 Smith Travel Research
      Report.

-----------------------------------------------------------------------------------------------
                 OPERATIONAL STATISTICS -- RENAISSANCE DALLAS RICHARDSON HOTEL
-----------------------------------------------------------------------------------------------
                                              2004         2005         2006      UNDERWRITTEN
                                           ----------   ----------   ----------   -------------

Average Daily Rate (ADR) ...............   $ 105.33     $ 116.54     $ 126.41     $  129.04(1)
Occupancy ..............................       63.8%        62.0%        63.3%         65.3%(1)
RevPAR .................................   $  67.24     $  72.28     $  79.96     $   84.32
Penetration Rate(2) ....................      152.2%       137.4%       129.8%
-----------------------------------------------------------------------------------------------

(1)   Occupancy and ADR based on the borrower's 2007 budget.

(2)   RevPar Penetration Rate based on a December 31, 2006 Smith Travel Research
      Report.

-----------------------------------------------------------------------------------------------
                    OPERATIONAL STATISTICS -- EMBASSY SUITES -- ST. CHARLES
-----------------------------------------------------------------------------------------------
                                              2004         2005         2006      UNDERWRITTEN
                                           ----------   ----------   ----------   -------------

Average Daily Rate (ADR) ...............     NAV        $ 108.82     $ 115.58     $  122.64(1)
Occupancy ..............................     NAV            52.4%        68.0%         69.3%(1)
RevPAR .................................     NAV        $  57.03     $  78.63     $   85.01
Penetration Rate(2) ....................     NAV            93.9%       124.1%
-----------------------------------------------------------------------------------------------

(1)   Occupancy and ADR based on the borrower's 2007 budget. The hotel was opened in July 2005 and was in stabilization during 2006.

(2)   RevPar Penetration Rate based on a December 31, 2006 Smith Travel Research
      Report.

                                      C-49

--------------------------------------------------------------------------------
                               JQH HOTEL PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                      OPERATIONAL STATISTICS -- RESIDENCE INN BY MARRIOTT
-----------------------------------------------------------------------------------------------
                                              2004         2005         2006      UNDERWRITTEN
                                           ---------    ---------    ---------    -------------

Average Daily Rate (ADR) ...............   $  90.03     $  94.11     $ 102.79     $  105.54(1)
Occupancy ..............................       82.6%        82.2%        82.0%         81.1%(1)
RevPAR .................................   $  74.33     $  77.39     $  84.29     $   85.63
Penetration Rate(2) ....................      175.2%       173.2%       178.1%
-----------------------------------------------------------------------------------------------

(1)   Occupancy and ADR based on the borrower's 2007 budget.

(2)   RevPar Penetration Rate based on a December 31, 2006 Smith Travel Research
      Report.

-----------------------------------------------------------------------------------------------
                        OPERATIONAL STATISTICS -- COURTYARD BY MARRIOTT
-----------------------------------------------------------------------------------------------
                                              2004         2005         2006      UNDERWRITTEN
                                           ---------    ---------    ---------    -------------

Average Daily Rate (ADR) ...............   $  95.07     $  99.09     $ 103.48     $  109.63(1)
Occupancy ..............................       69.3%        72.0%        72.1%         70.8%(1)
RevPAR .................................   $  65.92     $  71.31     $  74.65     $   77.63
Penetration Rate(2) ....................      148.5%       165.7%       178.6%
-----------------------------------------------------------------------------------------------

(1)   Occupancy and ADR based on the borrower's 2007 budget.

(2)   RevPar Penetration Rate based on a December 31, 2006 Smith Travel Research
      Report.

-------------------------------------------------------------------------------------------------------
                                         PORTFOLIO PROPERTIES
-------------------------------------------------------------------------------------------------------
                                                                          CUT-OFF DATE      YEAR BUILT/
PROPERTY NAME                              PROPERTY LOCATION   ROOMS    ALLOCATED BALANCE   RENOVATED
----------------------------------------   -----------------   ------   -----------------   -----------

Embassy Suites -- Franklin .............   Franklin, TN         250      $ 33,066,666.67     2001/2006
Renaissance Dallas Richardson Hotel ....   Richardson, TX       336      $ 29,333,333.33       2001/NA
Embassy Suites -- St. Charles ..........   St Charles, MO       296      $ 16,200,000.00       2005/NA
Courtyard by Marriott ..................   Springfield, MO      142      $  9,533,333.33     2000/2006
Residence Inn by Marriott ..............   Springfield, MO      136      $ 11,866,666.67       2001/NA
-------------------------------------------------------------------------------------------------------

                                      C-50

--------------------------------------------------------------------------------
                               JQH HOTEL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     The JQH Hotel Portfolio Whole Loan is a $150.0 million, ten-year loan secured by a first mortgage on five hotel properties: (i) the Embassy
      Suites -- Franklin located in Franklin, Tennessee, (ii) the Renaissance
      Dallas Richardson Hotel located in Richardson (Dallas), Texas, (iii) the
      Embassy Suites-St. Charles located in St. Charles, Missouri, (iv) the
      Residence Inn by Marriott located in Springfield, Missouri, and (v) the
      Courtyard by Marriott located in Springfield, Missouri (collectively, the
      "JQH Hotel Portfolio"). The JQH Hotel Portfolio Whole Loan consists of a split loan structure evidenced by two pari passu promissory notes, the A-1
      Note (which is included in the Trust Fund and represents the JQH Hotel
      Portfolio Mortgage Loan), and the A-2 Note in the original principal amount of $50 million (which is not included in the Trust Fund). The JQH
      Hotel Portfolio Mortgage Loan is interest-only for the entire loan term, matures on May 6, 2017 and accrues interest at an annual rate of 5.701%.

THE BORROWER:

o     The JQH Hotel Portfolio Borrower, Richardson Hammons, LP, is a single purpose, bankruptcy remote entity with two independent directors for which a non-consolidation opinion has been issued by the JQH Hotel Portfolio
      Borrower's legal counsel. 100% of the equity ownership in the JQH Hotel
      Portfolio Borrower is held, indirectly, by the Revocable Trust of John Q.
      Hammons u/t/d December 28, 1989, as amended and restated for the benefit of John Q. Hammons (the "JQH Hotel Portfolio Trust").

o     Headquartered in Springfield, Missouri, John Q. Hammons operates properties nationwide under the following brands: Embassy Suites Hotels,
      Renaissance, Marriott, Radisson, Residence Inn, Homewood Suites by Hilton,
      Holiday Inn, Holiday Inn Express and Courtyard by Marriott. The JQH Hotel
      Portfolio Trust owns and/or manages 63 hotels, including 27 Embassy Suites
      Hotels, located in 22 states, with more than 1.8 million square feet of meeting and convention space under management.

THE PROPERTIES:

o     The Embassy Suites -- Franklin is a nine-story, full-service hotel located in Franklin, Tennessee, a southern suburb of Nashville. Opened in 2001, the property features a 250-room, all-suite format with the signature
      Embassy Suites atrium lobby and 15,000 square feet of meeting and event space. Other property amenities include cooked-to-order complimentary breakfast, Nightly Manager's Reception, complimentary high-speed internet, available laundry/valet service, indoor pool and fitness room, full-service business center, on-site restaurant and lounge (The Athletic
      Club Bar & Grill), and on-site convenience store. As of November 2006, the
      Embassy Suites - Franklin was the #6 ranked Hilton property in the U.S.
      based on overall customer service. The 2006 occupancy at the property was
      74.7% with an ADR of $132.77 resulting in a RevPAR of $99.22.

o     The Renaissance Dallas Richardson Hotel is a 12-story, full-service hotel located in Richardson, Texas, a northern suburb of Dallas. Opened in 2001, the property features 336 guestrooms including 42 suites and over 30,000 square feet of meeting space. Other property amenities include cooked-to-order complimentary breakfast, laundry/valet service, indoor pool and fitness room, full-service business center, two on-site restaurants (Caffeina's Cafe and Maestro's) and lounge (Take 5), gift shop, and off-site spa (Always at Peace Day Spa (not included in the collateral)). As of November 2006, the Renaissance Dallas Richardson Hotel
      was the #7 ranked Renaissance property in the U.S. based on overall customer satisfaction. The 2006 occupancy at the property was 63.3% with an ADR of $126.41 resulting in a RevPAR of $79.96.

o     The Embassy Suites -- St. Charles is a 12-story, full-service hotel located in St. Charles, Missouri which is approximately ten miles west of
      St. Louis. Opened in July 2005, the property features a 296-room, all-suite format with the signature Embassy Suites atrium lobby. The property is attached to the recently completed St. Charles Conference
      Center (not included in the collateral) which contains 154,000 square feet of meeting and event space with a capacity of over 3,000 people. As of
      November 2006, the Embassy Suites -- St. Charles was the #2 ranked Hilton property in the U.S. based on overall customer service. The 2006 occupancy at the hotel was 68.0% with an ADR of $115.58 resulting in a RevPAR of
      $78.63.

      The Embassy Suites -- St. Charles property is subject to a ground lease with the City of St. Charles, Missouri, for a 55-year initial term, which commenced on May 1, 2003 and expires on April 30, 2058 with four 10-year renewal options at a fixed annual payment of $100.00.

o     The Courtyard by Marriott is a three-story hotel located one mile from the
      Springfield//Branson Regional Airport. Opened in 2000, the property features 142 guestrooms (including four suites) and seven meeting rooms comprising 4,199 square feet of meeting space. Other property amenities include cooked-to-order breakfast, complimentary high-speed internet access (wired and wireless), complimentary 24-hour shuttle to the
      Springfield-Branson airport, complimentary newspaper delivered to each guestroom, complimentary on-site parking, indoor pool and hot tub, and fitness center. The 2006 occupancy was 72.1% with an ADR of $103.48 resulting in a RevPAR of $74.65.

o     The Residence Inn by Marriott is a four-story hotel located in
      Springfield, Missouri. Opened in 2001, the property features 136 extended stay suites and 2,000 square feet of meeting space. Other amenities include a Nightly Manager's Reception, high-speed internet access (wired and wireless), available on-site laundry, heated outdoor pool, Jacuzzi, fitness room, and full-service business center. The 2006 occupancy was
      82.0% with an ADR of $102.79 resulting in a RevPAR of $84.29.

                                      C-51

--------------------------------------------------------------------------------
                               JQH HOTEL PORTFOLIO
--------------------------------------------------------------------------------

o     Each property franchise agreement is for a term of 20 years and extends beyond the loan term.

o     The JQH Hotel Portfolio Borrower is generally required at its sole cost and expense to keep the JQH Hotel Portfolio Mortgaged Properties insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o     The JQH Hotel Portfolio Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism, provided that, the JQH Hotel Portfolio Borrower is only required to purchase as much terrorism insurance as may be obtained for a premium equal to 2 times the amount of the annual premium for the all-risk coverage and business income coverage during the immediately preceding calendar year.

PROPERTY MANAGEMENT:

o     The JQH Hotel Portfolio Mortgaged Properties are managed by John Q.
      Hammons Hotels Management, LLC, a borrower affiliate. John Q. Hammons
      Hotels Management, LLC provides day-to-day hotel management functions including management and development services to the five properties.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     The JQH Hotel Portfolio Borrower is permitted to obtain future mezzanine financing secured by a pledge of the direct and/or indirect equity interests in the JQH Hotel Portfolio Borrower, subject to certain conditions, including but not limited to: (i) the mezzanine lender must enter into an intercreditor agreement with the mortgagee satisfactory in all respects to the mortgagee and the rating agencies, (ii) the loan-to-value ratio based on the aggregate principal balance of the JQH
      Hotel Portfolio Whole Loan and such mezzanine debt must not exceed 75% of the appraised value of the JQH Hotel Portfolio Mortgaged Properties, (iii)
      the JQH Hotel Portfolio Mortgaged Properties are achieving a minimum aggregate debt service coverage ratio of 1.20x, including the JQH Hotel
      Portfolio Whole Loan and such mezzanine debt (assuming a 30-year amortization schedule), and (iv) the mortgagee has received written confirmation from the rating agencies that the incurrence of such mezzanine debt will not result in a downgrade, withdrawal or qualification of the ratings assigned to the certificates.

COLLATERAL RELEASE:

o     After the expiration of the defeasance lockout period, the JQH Hotel
      Portfolio Borrower may obtain a release of an individual JQH Hotel
      Portfolio Mortgaged Property through partial defeasance at a release price equal to (a) 100% of the allocated loan amount with respect to an amount below $50,000,000; (b) 115% of the allocated loan amount with respect to a partial defeasance equal to $50,000,000 (inclusive of the amounts set forth in clause (a) above) but less than $100,000,000; and (c) 125% of the allocated loan amount with respect to a partial defeasance equal to or above $100,000,000 (inclusive of the amounts set forth in clauses (a) and
      (b) above). Conditions to the release of a JQH Hotel Portfolio Mortgaged
      Property include: (i) after giving effect to such release, the debt service coverage ratio for the JQH Hotel Portfolio Mortgaged Properties then remaining subject to the lien of the Mortgage must be at least equal to the greater of (x) the debt service coverage ratio as of the date of origination, and (ii) the lesser of (A) the debt service coverage ratio for all of the then remaining JQH Hotel Portfolio Mortgaged Properties
      (including the individual JQH Hotel Portfolio Mortgaged Property to be released) for the twelve (12) full calendar months immediately preceding the release of the individual JQH Hotel Portfolio Mortgaged Property and
      (B) 2.0x; (ii) after giving effect to such release, the loan-to-value ratio for the JQH Hotel Portfolio Mortgaged Properties then remaining subject to the lien of the mortgage must not exceed the lesser of (x) the loan-to-value ratio as of the date of origination, and (y) the greater of
      (A) the loan-to-value ratio for all of the then remaining JQH Hotel
      Portfolio Mortgaged Properties (including the individual JQH Hotel
      Portfolio Mortgaged Property to be released) immediately preceding the release of the individual JQH Hotel Portfolio Mortgaged Property and (B)
      60%; and (iii) the mortgagee has received written confirmation from the rating agencies that such release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the certificates.

                                      C-52

ANNEX D

CLASS A-AB PLANNED PRINCIPAL BALANCE

Period	Date	Ending Balance(1)
1	08/10/2007	$78,944,000.00
2	09/10/2007	$78,944,000.00
3	10/10/2007	$78,944,000.00
4	11/10/2007	$78,944,000.00
5	12/10/2007	$78,944,000.00
6	01/10/2008	$78,944,000.00
7	02/10/2008	$78,944,000.00
8	03/10/2008	$78,944,000.00
9	04/10/2008	$78,944,000.00
10	05/10/2008	$78,944,000.00
11	06/10/2008	$78,944,000.00
12	07/10/2008	$78,944,000.00
13	08/10/2008	$78,944,000.00
14	09/10/2008	$78,944,000.00
15	10/10/2008	$78,944,000.00
16	11/10/2008	$78,944,000.00
17	12/10/2008	$78,944,000.00
18	01/10/2009	$78,944,000.00
19	02/10/2009	$78,944,000.00
20	03/10/2009	$78,944,000.00
21	04/10/2009	$78,944,000.00
22	05/10/2009	$78,944,000.00
23	06/10/2009	$78,944,000.00
24	07/10/2009	$78,944,000.00
25	08/10/2009	$78,944,000.00
26	09/10/2009	$78,944,000.00
27	10/10/2009	$78,944,000.00
28	11/10/2009	$78,944,000.00
29	12/10/2009	$78,944,000.00
30	01/10/2010	$78,944,000.00
31	02/10/2010	$78,944,000.00
32	03/10/2010	$78,944,000.00
33	04/10/2010	$78,944,000.00
34	05/10/2010	$78,944,000.00
35	06/10/2010	$78,944,000.00
36	07/10/2010	$78,944,000.00
37	08/10/2010	$78,944,000.00
38	09/10/2010	$78,944,000.00
39	10/10/2010	$78,944,000.00
40	11/10/2010	$78,944,000.00
41	12/10/2010	$78,944,000.00
42	01/10/2011	$78,944,000.00
43	02/10/2011	$78,944,000.00
44	03/10/2011	$78,944,000.00
45	04/10/2011	$78,944,000.00
46	05/10/2011	$78,944,000.00
47	06/10/2011	$78,944,000.00
48	07/10/2011	$78,944,000.00
49	08/10/2011	$78,944,000.00
50	09/10/2011	$78,944,000.00
51	10/10/2011	$78,944,000.00
52	11/10/2011	$78,944,000.00
53	12/10/2011	$78,944,000.00
54	01/10/2012	$78,944,000.00
55	02/10/2012	$78,944,000.00
56	03/10/2012	$78,944,000.00
57	04/10/2012	$78,944,000.00
58	05/10/2012	$78,944,000.00
59	06/10/2012	$78,944,000.00
60	07/10/2012	$78,731,739.92
61	08/10/2012	$78,115,371.81
62	09/10/2012	$77,495,861.95
63	10/10/2012	$76,777,748.38
64	11/10/2012	$76,151,419.37

(1)	Amounts may vary from actual amounts due to rounding.

D-1

Period	Date	Ending Balance(1)
65	12/10/2012	$75,426,672.89
66	01/10/2013	$74,793,455.97
67	02/10/2013	$74,157,011.19
68	03/10/2013	$73,232,631.56
69	04/10/2013	$72,584,608.66
70	05/10/2013	$71,837,939.13
71	06/10/2013	$71,182,805.44
72	07/10/2013	$70,429,219.31
73	08/10/2013	$69,766,903.13
74	09/10/2013	$69,101,210.38
75	10/10/2013	$68,337,353.58
76	11/10/2013	$67,687,353.58
77	12/10/2013	$67,037,353.58
78	01/10/2014	$66,387,353.58
79	02/10/2014	$65,737,353.58
80	03/10/2014	$65,087,353.58
81	04/10/2014	$64,437,353.58
82	05/10/2014	$63,787,353.58
83	06/10/2014	$63,137,353.58
84	07/10/2014	$62,104,939.33
85	08/10/2014	$61,416,876.93
86	09/10/2014	$60,725,305.58
87	10/10/2014	$59,939,907.61
88	11/10/2014	$59,240,803.18
89	12/10/2014	$58,448,077.87
90	01/10/2015	$57,741,364.37
91	02/10/2015	$57,031,046.53
92	03/10/2015	$56,048,030.27
93	04/10/2015	$55,329,074.01
94	05/10/2015	$54,517,039.00
95	06/10/2015	$53,790,273.39
96	07/10/2015	$52,970,642.29
97	08/10/2015	$52,235,988.54
98	09/10/2015	$51,497,587.55
99	10/10/2015	$50,666,638.81
100	11/10/2015	$49,920,232.30
101	12/10/2015	$49,081,496.66
102	01/10/2016	$48,327,003.84
103	02/10/2016	$ 2,564,089.32
104	03/10/2016	$ 1,705,287.61
105	04/10/2016	$ 1,001,626.40
106	05/10/2016	$ 214,939.06
107	06/10/2016	$ 0.00

(1)	Amounts may vary from actual amounts due to rounding.

D-2

Prospectus

Banc of America Commercial Mortgage Inc.

Depositor

Bank of America, National Association

Sponsor

Mortgage Pass-Through Certificates

Consider carefully the risk factors beginning on page 14 in this prospectus.

Neither the certificates nor the underlying mortgage loans are insured by any governmental agency.

The certificates will represent interests only in the related trust and will not represent interests in or obligations of Banc of America Commercial Mortgage Inc. or any of its affiliates, including Bank of America Corporation.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

Each Issuing Entity —

•	will issue a series of mortgage pass-through certificates, which will consist of one or more classes of certificates; and

•	may own —

•	multifamily and commercial mortgage loans; and

•	mortgage-backed securities.
Each Pool of Mortgage Loans —

•	will be sold to the related issuing entity by the depositor, who will have in turn purchased the mortgage loans from the sponsor;

•	will be underwritten to the standards described in this prospectus or the accompanying prospectus supplement; and

•	will be serviced by one or more servicers affiliated or unaffiliated with the depositor.
Each Series of Certificates —

•	will represent interests in the issuing entity and will be paid only from the trust assets;

•	provide for the accrual of interest based on a fixed, variable or adjustable interest rate;

•	will receive interest and principal payments based on the rate of payment of principal and the timing of receipt of payments on the mortgage loans;

•	may be offered through underwriters, which may include Banc of America Securities LLC, an affiliate of the depositor; and

•	will not be listed on any securities exchange.
The Certificateholders —

•	may provide credit support by ‘‘subordinating’’ certain classes to other classes of certificates; any subordinate classes will be entitled to payment subject to the payment of more senior classes and will bear losses before more senior classes; and

•	may be entitled to the benefit of one or more of the following other types of credit support or derivative instruments described in this prospectus and in more detail in the accompanying prospectus supplement: guaranteed investment contracts, indurance, guarantees, letters of credit, certificate insurance, surety bonds, reserve funds, cash collateral accounts, pool insurance policies, special hazard insurance policies, mortgagor bankruptcy bonds, cross-collateralization, overcollateralization, excess interest and cash flow agreements.

Neither the SEC nor any state securities commission has approved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

July 18, 2007

(This Page Intentionally Left Blank)

For more information

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC’s Public Reference Room at the following location:

•	SEC Public Reference Section 100 F Street, N.E. Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at Bank of America Corporate Center, 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-8509.

See also the sections captioned ‘‘Available Information’’ and ‘‘Incorporation of Certain Information by Reference’’ appearing at the end of this prospectus.

SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, ‘‘you’’ refers to a prospective investor in certificates, and ‘‘we’’ refers to the depositor, Banc of America Commercial Mortgage Inc. A ‘‘GLOSSARY’’ appears at the end of this prospectus.

Securities Offered

Mortgage pass-through certificates.

Sponsor(s)

Bank of America, National Association will be a sponsor of each series of certificates. There may also be one or more other sponsors with respect to a series of certificates as described in the related prospectus supplement. Any such additional sponsor may or may not be affiliated with Bank of America, National Association. The mortgage loans either will be originated by the related sponsor or purchased by the sponsor from various entities that originated the mortgage loans either to the sponsor’s underwriting standards or to the underwriting standards described in the related prospectus supplement. Each sponsor will sell the mortgage loans to the depositor on the closing date specified in the related prospectus supplement by means of a mortgage loan purchase agreement between the sponsor and the depositor.

Depositor

Banc of America Commercial Mortgage Inc., a Delaware corporation and a subsidiary of Bank of America, National Association, has its principal executive offices at 214 North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-8509.

Issuing Entity

The issuing entity for each series of certificates will be a common law trust formed for such series by the depositor.

Trustee

The trustee for each series of certificates will be named in the related prospectus supplement.

Master Servicer

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

Special Servicer

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

Other Servicers

In addition to the master servicer and the special servicer, one or more other servicers may perform servicing functions as subservicers for the master servicer or special servicer or otherwise as described in the related prospectus supplement.

MBS Administrator

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC Administrator

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

The Mortgage Loans

Each series of certificates will, in general, be backed by a pool of mortgage loans referred to as a mortgage asset pool secured by first or junior liens on:

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may:

•	provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

•	provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance;

•	provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at any other interval as specified in the prospectus supplement; and

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

Each mortgage loan will have had an original term to maturity of not more than 40 years. No mortgage loan will have been originated by Banc of America Commercial Mortgage Inc., although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the United States or any governmental agency.

Significant Originators

In addition to the sponsor(s) or their affiliates, one or more other persons may have originated the mortgage loans backing the certificates of a particular series. The related prospectus supplement will describe any such originator with respect to mortgage loans representing 10% or more (by principal balance as of the applicable cut-off date) of the mortgage loans backing such series.

Significant Obligors

The related prospectus supplement also will identify any significant obligor or mortgaged property representing 10% or more (by principal balance as of the applicable cut-off date) of the mortgage loans backing the related series of certificates.

The Certificates

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that:

•	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are ‘‘stripped principal certificates’’ entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

•	are ‘‘stripped interest certificates’’ entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

•	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•	provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the related trust fund;

•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

•	provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more ‘‘controlled amortization classes,’’ which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates will have an initial stated principal amount. Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

Distributions of Interest on the Certificates

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will be paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date.

Distributions of interest concerning one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before that date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of the series then entitled until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates:

•	may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

•	may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

•	may be made, subject to certain limitations, based on a specified principal payment schedule; or

•	may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of that class.

Credit Support and Cash Flow Agreements

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) one or more of the following other types of credit support: limited guarantees, financial guaranty insurance policies, surety bonds, letters of credit, mortgage pool insurance policies, reserve funds, cross collateralization, overcollateralization and excess interest. If so provided in the prospectus supplement, the trust may include:

•	guaranteed investment contracts;

•	insurance, guarantees;

•	letters of credit;

•	certificate insurance;

•	surety bonds;

•	reserve funds, cash collateral accounts;

•	pool insurance policies;

•	special hazard insurance policies;

•	mortgagor bankruptcy bonds;

•	cross-collateralization;

•	overcollateralization;

•	excess interest; and

•	cash flow agreements.

The above types of credit support and cash flow agreements are described in more detail in this prospectus under ‘‘DESCRIPTION OF CREDIT SUPPORT’’ and ‘‘CASH FLOW AGREEMENTS’’.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

Advances

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making advances may be entitled to receive interest for a specified period during which those advances are outstanding, payable from amounts in the trust. If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

Optional Termination

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of those assets to retire that class or classes.

Certain Federal Income Tax Consequences

The certificates of each series will constitute or evidence ownership of either:

•	‘‘regular interests’’ and ‘‘residual interests’’ in the trust, or a designated portion of the trust, treated as a REMIC under Sections 860A through 860G of the Code; or

•	certificates in a trust treated as a grantor trust under applicable provisions of the Code.

If one or more REMIC elections are made, certificates that are regular interests will be treated as newly issued debt instruments of the REMIC and must be accounted for under an accrual method of accounting. Certificates that are residual interests are not treated as debt instruments, but rather must be treated according to the rules prescribed in the Internal Revenue Code for REMIC residual interests, including restrictions on transfer and the reporting of net income or loss of the REMIC, including the possibility of a holder of such certificate having taxable income without a corresponding distribution of cash to pay taxes currently due.

If the certificates represent interests in a grantor trust, beneficial owners of certificates generally are treated as owning an undivided beneficial interest in the mortgage loans that are assets of the trust.

Investors are advised to consult their tax advisors and to review ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus and in the prospectus supplement.

Certain ERISA Considerations

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and separate individual retirement accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, or any materially similar provisions of federal, state or local law should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

Legal Investment

If so specified in the prospectus supplement, certain classes of certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors for assistance in determining whether and to what extent the certificates constitute legal investments for them.

See ‘‘LEGAL INVESTMENT’’ in this prospectus.

Rating

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies.

RISK FACTORS

In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

The Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability To Sell Your Certificates

The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

Lack of a Secondary Market May Limit the Liquidity of Your Certificate.    We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

The Limited Nature of Ongoing Information Regarding Your Certificate May Adversely Affect Liquidity. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of the information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

The Liquidity of Your Certificate May Be Affected by External Sources Including Interest Rate Movement.    If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including:

•	perceived liquidity;

•	the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans); and

•	prevailing interest rates.

The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates. The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in those rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by the holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

Book Entry System for Certain Classes of Certificates May Decrease Liquidity and Delay Payment

Because transactions in the classes of book entry certificates of any series generally can be effected only through DTC, DTC participants and indirect DTC participants:

•	your ability to pledge book entry certificates to someone who does not participate in the DTC system, or to otherwise take action relating to your book entry certificates, may be limited due to the lack of a physical certificate;

•	you may experience delays in your receipt of payments on book entry certificates because distributions will be made by the trustee, or a paying agent on behalf of the trustee, to Cede & Co., as nominee for DTC, rather than directly to you; and

•	you may experience delays in your receipt of payments on book-entry certificates in the event of misapplication of payments by DTC, DTC participants or indirect DTC participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

Servicing Transfer Following Event of Default May Result in Payment Delays or Losses

Following the occurrence of an event of default under a pooling and servicing agreement, the trustee for the related series may, in its discretion or pursuant to direction from certificateholders, remove the defaulting master servicer or special servicer and succeed to its responsibilities, or may petition a court to appoint a successor master servicer or special servicer. The trustee or the successor master servicer or special servicer will be entitled to reimbursement of its costs of effecting the servicing transfer from the predecessor master servicer or special servicer, or from the assets of the related trust if the predecessor fails to pay. In the event that reimbursement to the trustee or the successor master servicer or special servicer is made from trust assets, the resulting shortfall will be borne by holders of the related certificates, to the extent not covered by any applicable credit support. In addition, during the replacement process or for some time thereafter, mortgagors of the related mortgage loans may delay making their monthly payments or may inadvertently continue making payments to the predecessor master servicer or special servicer, potentially resulting in delays in distributions on the related certificates.

The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Certificates

Any credit rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related Pooling and Servicing Agreement. Such rating will not constitute an assessment of the likelihood that:

•	principal prepayments on the related mortgage loans will be made;

•	the degree to which the rate of such prepayments might differ from that originally anticipated; or

•	the likelihood of early optional termination of the trust.

Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders of such certificates from losses on the related mortgage asset pool.

The Ratings of Your Certificates May Be Lowered or Withdrawn, Which May Adversely Affect the Liquidity or Market Value of Your Certificates

It is a condition to the issuance of the offered certificates that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any certificate, and accordingly, there can be no assurance to you that the ratings assigned to any certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of certificates. If any rating is revised or withdrawn, the liquidity or the market value of your certificate may be adversely affected.

The Limited Assets of Each Trust May Adversely Impact Your Ability To Recover Your Investment in the Event of Loss on the Underlying Mortgage Assets

Except for any related insurance policies, reserve funds, or other external credit enhancement described in the prospectus supplement, the mortgage loans included in a trust fund will be the sole source of payments on the certificates of a series. Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

In addition, the mortgage loans are generally non-recourse loans. If a default occurs under any mortgage loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the property. We will not have undertaken an evaluation of the financial condition of any borrower.

Amounts on deposit from time to time in certain accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn for purposes other than the payment of principal of or interest on the related series of certificates under certain conditions. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of those losses or shortfalls will be borne on a disproportionate basis among classes of certificates.

The Limited Credit Support for Your Certificates May Not Be Sufficient To Prevent Loss on Your Certificates

The prospectus supplement for a series of certificates will describe any credit support. The credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of that series have been repaid in full.

The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of certificates of one (or more) series will disproportionately benefit from that credit support, to the detriment of the holders of certificates of one (or more) other series.

The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates

The mortgage loans will be originated or acquired by the sponsor, a national bank whose deposits are insured to the applicable limits by the FDIC. If the sponsor becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations applicable to it or if similar circumstances occur, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for the sponsor. As receiver, the FDIC would have broad powers to:

•	require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the mortgage loans; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the sponsor, or

•	if the sponsor is a servicer for a series of certificates, repudiate without compensation the sponsor’s ongoing servicing obligations under the pooling and servicing agreement, such as its duty to collect and remit payments or otherwise service the mortgage loans.

If the FDIC were to take any of those actions, distributions on the certificates could be delayed or reduced.

By statute, the FDIC as conservator or receiver of the sponsor is authorized to repudiate any ‘‘contract’’ of the sponsor upon payment of ‘‘actual direct compensatory damages.’’ This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the mortgage loans to the depositor. Under an FDIC regulation, however, the FDIC as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization or participation, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the ‘‘legal isolation’’ condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. For purposes of the FDIC regulation, the term securitization means, as relevant, the issuance by a special purpose entity of beneficial interests the most senior class of which at time of issuance is rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within either of which there may be sub-categories or gradations indicating relative standing) by one or more nationally recognized statistical rating organizations. A special purpose entity, as the term is used in the regulation, means a trust, corporation, or other entity demonstrably distinct from the insured depository institution that is primarily engaged in acquiring and holding (or transferring to another special purpose entity) financial assets, and in activities related or incidental to these actions, in connection with the issuance by the special purpose entity (or by another special purpose entity that acquires financial assets directly or indirectly from the special purpose entity) of beneficial interests. The transactions contemplated by this prospectus and the related prospectus supplement will be structured so that this FDIC regulation should apply to the transfer of the mortgage loans from the sponsor to the depositor.

If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize the sponsor’s transfer of the mortgage loans to the depositor. In that event the depositor could be limited to seeking recovery based upon its security interest in the mortgage loans. The FDIC’s statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize the sponsor’s transfer of the mortgage loans for a reasonable period following its appointment as conservator or receiver for the sponsor. If the FDIC were to refuse to recognize the sponsor’s transfer of the mortgage loans, distributions on the certificates could be delayed or reduced.

If specified in the applicable prospectus supplement, the sponsor will also act as servicer of the mortgage loans. If the FDIC acted as receiver for the sponsor after the sponsor’s insolvency, the FDIC could prevent the termination of the sponsor as servicer of the mortgage loans, even if a contractual basis for termination exists. This inability to terminate the sponsor as servicer could result in a delay or possibly a reduction in distributions on the certificates to the extent the sponsor received, but did not remit to the trustee, mortgage loan collections received by the sponsor before the date of insolvency or if the sponsor failed to make any required advances.

The collection of amounts with respect to the mortgage loans, which are the source of repayment for the certificates, will depend significantly on the performance by the master servicer and the special servicer of their respective roles under the pooling and servicing agreement and any other servicing agreements described in this prospectus supplement. You will not be a party to any of these agreements and will be relying on the persons who are to perform their duties under such agreements and upon such persons, and the trustee in particular, to enforce the parties’ obligations under such agreements. In the event of the resignation or termination of the master servicer or the special servicer, the trustee may assume the related responsibilities and servicing functions or name a replacement as described under ‘‘THE POOLING AND SERVICING AGREEMENTS—Rights Upon Event of Default’’. In particular, any interruption or delay associated with such replacement could have a corresponding adverse affect on amounts collected on the mortgage loans and available for distribution on the certificates.

Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans

Neither the United States Bankruptcy Code nor similar applicable state laws prohibit the depositor from filing a voluntary application for relief under these laws. However, the transactions contemplated by this prospectus and the related prospectus supplement will be structured so that the voluntary or involuntary application for relief under the bankruptcy laws by the depositor is unlikely. The depositor is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor’s business, including the ability to incur debt other than debt associated with the transactions contemplated by this prospectus, and restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under bankruptcy laws. Further, the transfer of the mortgage loans to the related trust will be structured so that the trustee has no recourse to the depositor, other than for breaches or representations and warranties about the mortgage loans.

If the depositor were to become the subject of a proceeding under the bankruptcy laws, a court could conclude that the transfer of the mortgage loans from the depositor to the trust should not be characterized as an absolute transfer, and accordingly, that the mortgage loans should be included as part of the depositor’s estate. Under these circumstances, the bankruptcy proceeding could delay or reduce distributions on the certificates. In addition, a bankruptcy proceeding could result in the temporary disruption of distributions on the certificates.

Distributions on Your Certificates and Your Yield May Be Difficult To Predict

The yield on any offered certificate will depend on (a) the price at which such certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any offered certificate will, in turn, depend on, among other things:

•	the pass through rate for such certificate;

•	the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of the class of certificates to which such certificate belongs;

•	the rate, timing and severity of realized losses and additional trust fund expenses (each as described in this prospectus supplement) and the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the certificate balance of, the class of certificates to which such certificate belongs;

•	the timing and severity of any net aggregate prepayment interest shortfalls (each as described in this prospectus supplement) and the extent to which such shortfalls are allocated in reduction of the distributable certificate interest payable on the class of certificates to which such certificate belongs;

•	the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on the class of certificates to which such certificate belongs; and

•	the rate and timing of reimbursement of advances.

It is impossible to predict with certainty any of the factors described in the preceding paragraph. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any class of offered certificates.

Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield

As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

Voluntary prepayments, if permitted, generally require payment of a prepayment premium or yield maintenance charge. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or yield maintenance charge. Also, we cannot assure you that involuntary prepayments will not occur.

As described in the related prospectus supplement, the terms of certain mortgage loans, in connection with a partial release of the related mortgaged property, may permit a voluntary partial defeasance or a partial prepayment at any time with the delivery of the defeasance collateral or the payment of a prepayment premium or yield maintenance charge as applicable.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable prepayment premiums or yield maintenance charges;

•	the master servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan’s interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the adjustable rate mortgage loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby ‘‘locking in’’ that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

No prepayment premium or yield maintenance charge will be generally required for prepayments in connection with a casualty or condemnation. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to a material breach of representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. The repurchase price paid by a mortgage loan seller may not include a liquidation fee if purchased within the timeframe set forth in the pooling and servicing agreement. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that the rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on that date.

A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as ‘‘call risk.’’

A class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as ‘‘extension risk.’’

As described in the prospectus supplement, the respective entitlements of the various classes of certificate-holders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of that series) or subject to certain contingencies (e.g., prepayment and default rates with respect to those mortgage loans).

A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Each controlled amortization class will either be a planned amortization class or a targeted amortization class or such other similar class as is described in the prospectus supplement. In general, a planned amortization class has a ‘‘prepayment collar’’, that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb ‘‘excesses’’ or ‘‘shortfalls’’ in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

Certificates Purchased at a Premium or a Discount Will Be Sensitive To the Rate of Principal Payment

A series of certificates may include one or more classes offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. Further information relating to yield on certificates particularly sensitive to principal prepayments will be included in the applicable prospectus supplement, including, in the case of interest only certificates and principal only certificates, a table demonstrating the particular sensitivity of those interest only certificates to the rate of prepayments.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

Negative Amortization.    The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

Negative amortization also may occur in respect of an adjustable rate mortgage loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest only certificate, delay or accelerate the amortization of the notional amount of that certificate.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.    In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates, (2) excess funds or (3) any other amounts described in the related prospectus supplement. In general, ‘‘excess funds’’ as used above will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

Optional Early Termination.    If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

Prepayment Models Are Illustrative Only and Do Not Predict Actual Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (‘‘CPR’’) prepayment model or the Standard Prepayment Assumption (‘‘SPA’’) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Timing of Prepayments on the Mortgage Loans May Result in Interest Shortfalls on the Certificates

When a mortgage loan is prepaid in full, absent a provision in the mortgage loan requiring the borrower to pay interest through the end of the applicable interest accrual period, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a mortgage loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to certificateholders. To partially mitigate this reduction in yield, the pooling and servicing agreement and/or underlying servicing agreements relating to a series may provide, to the extent specified in the applicable prospectus supplement, that for specified types of principal prepayments received, the applicable master servicer will be obligated, on or before each distribution date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to the distribution date resulting from those principal prepayments by mortgagors and (ii) all or a portion of the master servicer’s or the special servicer’s, as applicable, servicing compensation for the distribution date as specified in the applicable prospectus supplement or other mechanisms specified in the applicable prospectus supplement. To the extent these shortfalls from the mortgage loans are not covered by the amount of compensating interest or other mechanisms specified in the applicable prospectus supplement, they will be allocated among the classes of interest bearing certificates as described in the related prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES’’. No comparable interest shortfall coverage will be provided by the master servicer with respect to liquidations of any mortgage loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinate certificateholders or any other credit support arrangements described in this prospectus.

Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans

General. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs, (2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses. However, because leases are subject to default risks as well as when a tenant’s income is insufficient to cover its rent and operating expenses, the existence of such ‘‘net of expense’’ provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel’s or restaurant’s operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult in the Event that a Mortgage Loan Defaults.    We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

Cross-Collateralization Provisions May Have Limitations on Their Enforceability.    A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor’s claim against the related borrower could assert that:

•	such borrower was insolvent at the time the cross-collateralized mortgage loans were made; and

•	such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect, ‘‘guaranteeing’’ the performance of the other borrowers.

Although the borrower making such ‘‘guarantee’’ will be receiving ‘‘guarantees’’ from each of the other borrowers in return, we cannot assure you that such exchanged ‘‘guarantees’’ would be found to constitute fair consideration or be of reasonably equivalent value.

The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Increased Risk of Default Associated With Balloon Payments.    Some of the mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by:

•	the value of the related property;

•	the level of available mortgage rates at the time of sale or refinancing;

•	the borrower’s equity in the related property;

•	the financial condition and operating history of the borrower and the related property;

•	tax laws;

•	rent control laws (pertaining to certain residential properties);

•	Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

•	prevailing general economic conditions; and

•	the availability of credit for loans secured by multifamily or commercial property.

Neither Banc of America Commercial Mortgage Inc. nor any of its affiliates will be required to refinance any mortgage loan.

As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

The Lender Under a Mortgage Loan May Have Difficulty Collecting Rents Upon the Default and/or Bankruptcy of the Related Borrower.    Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.

The Enforceability of Due-on-Sale and Debt-Acceleration Clauses May Be Limited in Certain Situations. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk.    Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive

Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an ‘‘owner’’ or ‘‘operator’’, for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

Certain Special Hazard Losses May Subject Your Certificates to an Increased Risk of Loss.    Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water- related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

Exercise of Rights by Certain Certificateholders May Be Adverse To Other Certificateholders

The pooling and servicing agreement for a series may permit the holder of a class of subordinate certificates or a class of securities backed by a class of certificates to instruct the special servicer with respect to workout arrangements or foreclosure proceedings with respect to delinquent or other specially serviced mortgage loans. This right is intended to permit the holder of a class of certificates that is highly sensitive to losses on the mortgage loans to attempt to mitigate losses by exercising limited power of direction over servicing activities which accelerate or delay realization of losses on the mortgage loans. Such directions may, however, be adverse to the interest of those classes of senior certificates that are more sensitive to prepayments than to losses on the mortgage loans. In particular, accelerating foreclosure will adversely affect the yield to maturity on interest only certificates, while delaying foreclosure will adversely affect the yield to maturity of principal only certificates.

The Recording of the Mortgages in the Name of MERS May Affect the Yield on Your Certificates

The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the mortgage loan seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the certificates.

The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

Borrower Defaults May Adversely Affect Your Yield

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the offered certificates;

•	their yield to maturity;

•	the rate of principal payments; and

•	their weighted average life.

If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such certificate).

If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless certain advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as ‘‘special purpose entities’’. In addition, certain mortgage loans may not have borrower principals. In general, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Bankruptcy Laws’’ in this prospectus.

In addition, with respect to certain mortgage loans, the borrowers may own the related mortgaged property as tenants in common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers may have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

Borrower and Related Party Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the commencement or continuation of a foreclosure action and delay the sale of the real property owned by that borrower. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then value of the mortgaged property, which action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor in possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the securitization trustee may be subordinated to financing obtained by a debtor in possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain mortgage loans may have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property that currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

Tenancies in Common May Hinder or Delay Recovery

With respect to certain mortgage loans, the borrowers may own the related mortgaged property as tenants in common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers may have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related mortgage loans may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies; this may occur, for example, because of procedural or substantive issues resulting from the existence of multiple borrowers under the related loan, such as in bankruptcy, in which circumstance, each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated.

In some cases, the related borrower may be a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant in common borrower may assign its interests to one or more tenant in common borrowers. Such change to, or increase in, the number of tenant in common borrowers increases the risks related to this ownership structure.

Mortgaged Properties with Tenants Present Special Risks

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or relet;

•	tenants were unable to meet their lease obligations;

•	leasing or re leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	a significant tenant were to become a debtor in a bankruptcy case; or

•	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, offices and industrial and warehouse properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In addition, if a significant portion of tenants have leases which expire near or at maturity of the related mortgage loan, then it may make it more difficult for the related borrower to seek refinancing or make any applicable balloon payment. Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Other tenants may have the right to cancel or terminate their leases prior to the expiration of the lease term or upon the occurrence of certain events including, but not limited to, the loss of an anchor tenant at the mortgaged property. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

In addition, certain mortgaged properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any ‘‘dark’’ space may cause the mortgaged property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

Mortgaged Properties with Multiple Tenants May Increase Reletting Costs and Reduce Cash Flow

If a mortgaged property has multiple tenants, reletting expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental expenses.

Tenant Bankruptcy Adversely Affects Property Performance

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office, industrial and warehouse properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three year’s rent). There are several cases in which one or more tenants at a mortgaged property have declared bankruptcy. We cannot assure you that any such tenant will affirm its lease.

Risks Related To Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default.

Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Risks Associated with Commercial Lending May Be Different than those for Residential Lending

The mortgaged properties consist solely of multifamily rental and commercial properties. Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than residential one to four family lending because it usually involves larger loans to a single borrower or a group of related borrowers.

The repayment of a commercial or multifamily loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents or other operating revenues. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in operating expenses;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant and concentration of tenants in a particular business;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

•	demographic factors;

•	changes or continued weakness in specific industry segments;

•	the public perception of safety for customers and clients;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	conversion of a property to an alternative use;

•	new construction in the market; and

•	number and diversity of tenants.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur;

•	lease termination, rent abatement/offset, co tenancy or exclusivity provisions of tenant leases;

•	tenant defaults;

•	the property’s ‘‘operating leverage’’ which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants; and

•	in the case of government sponsored tenants, the right of the tenant in some instances to cancel a lease due to a lack of appropriations.

Poor Property Management Will Lower the Performance of the Related Mortgaged Property

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Good management, by controlling costs, providing services to tenants and seeing to property maintenance and upkeep, can, in some cases, improve cash flow, reduce vacancy, leasing and repair costs and preserve property value. Poor management could impair short term cash flow and the long term viability of a property.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Furthermore, we cannot assure you that the mortgaged properties will not have related management which in the event that a related management company is incapable of performing its duties may affect one or more sets of mortgaged properties. We also cannot assure you that the mortgaged properties will not be self managed by the related borrower, in which case such self management or affiliated management may make it more difficult to monitor the property management, replace that borrower as property manager in the event that the borrower’s management is detrimentally affecting the property or ensure that the borrower provides all information necessary to manage the mortgaged property to a replacement property manager in the event that the borrower is replaced as property manager.

Particular Property Types Present Special Risks

Retail Properties.

Several factors may adversely affect the value and successful operation of a retail property, including:

•	changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls);

•	alternative forms of retailing (such as direct mail, video shopping networks and internet web sites which reduce the need for retail space by retail companies);

•	the quality and philosophy of management;

•	the safety, convenience and attractiveness of the property to tenants and their customers or clients;

•	the public perception of the safety of customers at shopping malls and shopping centers;

•	the need to make major repairs or improvements to satisfy the needs of major tenants; and

•	traffic patterns and access to major thoroughfares.

The general strength of retail sales also directly affects retail properties. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount and alternative forms of retailing. If the sales by tenants in the mortgaged properties that contain retail space were to decline, the rents that are based on a percentage of revenues may also decline, and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. The cessation of business by a significant tenant can adversely affect a retail property, not only because of rent and other factors specific to such tenant, but also because significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property.

The presence or absence of an ‘‘anchor tenant’’ or a ‘‘shadow anchor’’ in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An ‘‘anchor tenant’’ is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A ‘‘shadow anchor’’ is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a ‘‘shadow anchor’’ fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

Office Properties.

A large number of factors may adversely affect the value of office properties, including:

•	the number and quality of an office building’s tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees);

•	an adverse change in population, patterns of telecommuting or sharing of office space;

•	local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings;

•	quality of management;

•	changes in population and employment affecting the demand for office space;

•	properties not equipped for modern business becoming functionally obsolete; and

•	declines in the business of tenants, especially single tenanted property.

In addition, there may be significant costs associated with tenant improvements, leasing commissions and concessions in connection with reletting office space. Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Medical office properties may be included in office properties. The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government sponsored insurers and issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

Multifamily Properties.

Several factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

•	the location of the property (e.g., a change in the neighborhood over time);

•	the ability and willingness of management to provide adequate maintenance and insurance;

•	the types of services or amenities the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	the presence of competing properties;

•	dependence on governmental programs that provide rental subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties to influence tenant mobility;

•	adverse local or national economic conditions which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

•	state and local regulations which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state ‘‘Unfair and Deceptive Practices Acts’’ and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans are secured by mortgaged properties that are eligible (or become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. Under HUD’s Section 8 Tenant-Based Assistance Rental Voucher Program or Section 8 Tenant-Based Assistance Rental Certificate Program (now combined into one voucher program), the rents charged to some of the tenants are subsidized by housing assistance payments. Those payments are made pursuant to housing assistance payments contracts between the borrower and a local housing authority which receives Section 8 funds from HUD. The term of each housing assistance payments contract is limited to the term of the related tenant lease, generally one year, renewable at the option of the tenant. Tenants may choose to move out of the mortgaged properties and utilize their vouchers elsewhere, and we cannot assure you that those units will be re-rented. The housing assistance payments contracts impose certain management and maintenance obligations on the borrowers, and housing assistance payments can be suspended, reduced, or terminated if HUD or the local housing authority determines that the borrowers have breached the housing assistance payments contracts. HUD may in the future elect, or be required by Congress, to take actions with the effect of limiting increases in rents subsidized under Section 8, or reducing rent levels currently in effect. The ability of the respective borrowers to pay the housing assistance payments loans, and the value of their mortgaged properties and consequent ability to refinance the mortgage loans which are subject to housing assistance payments contracts, could be adversely affected by some or all of the above mentioned risks. We can give you no assurance that these or any similar programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

Hotel Properties.

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks in New York City, Washington, D.C. and Pennsylvania and the current military operations in Afghanistan and Iraq) caused by changes in access, energy prices, strikes, relocation of highways, construction of additional highways or other factors.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

When applicable, the liquor licenses for most of the mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Hotels may be operated under franchise, management or operating agreements that may be terminated by the franchisor, manager or operator. It may be difficult to terminate a manager of a hotel after foreclosure of the related mortgage.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of a franchise license agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

Self Storage Properties.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable due to:

•	decreased demand;

•	competition;

•	age of improvements; or

•	other factors affecting the borrower’s ability to meet its obligations on the related mortgage loan;

The liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage property were readily adaptable to other uses.

Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage properties and there is no assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Industrial and Warehouse Properties.

Among the significant factors determining the value of industrial and warehouse properties are:

•	the quality of tenants;

•	building design and adaptability (e.g., clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility and truck turning radius); and

•	the location of the property (e.g., proximity to supply sources and customers, availability of labor and accessibility to distribution channels).

In addition, industrial and warehouse properties may be adversely affected by reduced demand for industrial and warehouse space occasioned by a decline in a particular industrial site or in a particular industry segment, and a particular industrial and warehouse property may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

Manufactured Housing Communities.

Significant factors determining the value of such properties are generally similar to the factors affecting the value of multifamily properties. In addition, these properties are special purpose properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in manufactured housing communities and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of such properties becomes unprofitable such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of the related property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if such properties were readily adaptable to other uses.

Parking Garage Facilities.

Parking garage facilities present risks not associated with other properties. Properties used for parking garages are more prone to environmental concerns than other property types. Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics which are valuable to a parking garage facility include location, ceiling clearance heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. In addition, because of the unique construction requirements of many parking garage facilities, any vacant parking garage facility may not be easily converted to other uses.

The Operation of the Mortgaged Property upon Foreclosure of the Mortgage Loan May Affect Tax Status

If the trust were to acquire a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage the mortgaged property. Among other things, the independent contractor would not be permitted to perform construction work on the mortgaged property unless such construction generally was at least 10% complete at the time default on the related mortgage loan became imminent. In addition, any net income from such operation and management, other than qualifying ‘‘rents from real property’’ (as defined in Section 856(d) of the Internal Revenue Code of 1986, as amended), or any rental income based on the net profits of a tenant or sub tenant or allocable to a service that is non customary in the area and for the type of building involved, will subject the trust fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may be required in certain jurisdictions, particularly in New York, to pay state or local transfer or excise taxes upon liquidation of such mortgaged properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

One Action Rules May Limit Remedies

Several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of a mortgaged property without affecting the property’s current net operating income. These factors include, among others:

•	the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing;

•	changes in interest rate levels; and

•	reduction in, or loss of, real estate tax abatements, exemptions, tax incremental financing arrangements, or similar benefits.

Leasehold Interests Are Subject To Terms of the Ground Lease

Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Accordingly, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, although the consent of the ground lessor generally will not be required for foreclosure, the terms and conditions of a leasehold mortgage may be subject to the terms and conditions of the ground lease, and the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation may be affected by the provisions of the ground lease.

In Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003), the United States Court of Appeals for the Seventh Circuit ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. § 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.

Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them; permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale (in some cases only upon the consent of the lessor) and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Most of the ground leases securing the mortgaged properties provide that the ground rent increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Collateral Securing Cooperative Loans May Diminish in Value

If specified in the related prospectus supplement, certain of the mortgage loans may be cooperative loans. There are certain risks that differentiate cooperative loans from other types of mortgage loans. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative’s apartment building and the underlying land. The interests of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing the cooperative loans.

Condominium Ownership May Limit Use and Improvements

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that related board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to such a mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

Zoning Laws and Use Restrictions May Affect the Operation of a Mortgaged Property or the Ability To Repair or Restore a Mortgaged Property

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a ‘‘legal non-conforming use’’ and/or the improvements are considered to be ‘‘legal non-conforming structures’’. This means that the borrower is not required to alter the use or structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises ‘‘as is’’ in the event of a casualty loss. This may adversely affect the cash flow of the property following the casualty. If a casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that which existed before the casualty.

In addition, certain of the mortgaged properties which are non conforming may not be ‘‘legal non-conforming uses’’ or ‘‘legal non-conforming structures’’. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or, in the case of mortgaged properties that are or constitute a portion of condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium property. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Some Mortgaged Properties May Not Be Readily Convertible To Alternative Uses

Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason or if those properties were designated as historic sites. Converting commercial properties and manufactured housing communities to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Zoning or other restrictions also may prevent alternative uses. See ‘‘—Zoning Laws and Use Restrictions May Affect the Operation of a Mortgaged Property or the Ability to Repair or Restore a Mortgaged Property’’ above.

Appraisals Are Limited in Reflecting the Value of a Mortgaged Property

Appraisals were obtained with respect to each of the mortgaged properties in connection with the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties.

Risks Relating To Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Americans with Disabilities Act’’ in this prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Additional Compensation to the Servicer Will Affect Your Right To Receive Distributions

To the extent described in this prospectus, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Liquidity for Certificates May Be Limited

The certificates will not be listed on any securities exchange or traded on the NASDAQ Stock Market, and there is currently no secondary market for the certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Accordingly, there may not be an active or liquid secondary market for the certificates. Lack of liquidity could result in a substantial decrease in the market value of the certificates. Many other factors may affect the market value of the certificates including the then prevailing interest rates.

Mortgage Loan Repayments and Prepayments Will Affect Payment

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentrated risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in the prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is the case because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

Grace Periods Under the Mortgage Loans May Impact the Master Servicer’s Obligation To Advance

The mortgage loans have grace periods for monthly payments ranging from zero to ten days; provided, however, certain states by statute may override the terms of some mortgage loans and increase such grace periods. In some cases, such grace periods may run past the determination date. If borrowers pay at the end of such grace periods rather than on the due dates for such monthly payments, the master servicer will be required to make an advance for such monthly payment (and monthly servicing reports will show significant advances as a result) even though the borrower is not technically delinquent under the terms of its mortgage loan. No interest will accrue on these advances made by the master servicer until after the end of the related grace period. For purposes of the foregoing discussions, a grace period is the number of days before a late payment charge is due on a mortgage loan, which may be different from the date an event of default would occur under the mortgage loan.

Risks to the Mortgaged Properties Relating To Terrorist Attacks and Foreign Conflicts

On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The terrorist attacks on the

World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums or make terrorism coverage unobtainable or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. In addition, the United States is engaged in continuing military operations in Iraq, Afghanistan and elsewhere. It is uncertain what effect these operations will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including the certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. With respect to shopping patterns, such events have significantly reduced air travel throughout the United States and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties that are dependent on tourism or that are located in areas heavily dependent on tourism which could reduce the ability of the affected mortgaged properties to generate cash flow. The attacks also could result in higher costs for insurance or for security, particularly for larger properties. Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. However, in no case will delinquent assets constitute 50% or more, as measured by dollar volume, of the mortgage loans backing such series of certificates. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

PROSPECTUS SUPPLEMENT

To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain:

•	a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

•	information with respect to any other classes of certificates of the same series;

•	the respective dates on which distributions are to be made;

•	information as to the assets, including the mortgage assets, constituting the related trust fund;

•	the circumstances, if any, under which the related trust fund may be subject to early termination;

•	additional information with respect to the method of distribution of such offered certificates;

•	whether one or more REMIC elections will be made and the designation of the ‘‘regular interests’’ and ‘‘residual interests’’ in each REMIC to be created and the identity of the person responsible for the various tax-related duties in respect of each REMIC to be created;

•	the initial percentage ownership interest in the related trust fund to be evidenced by each class of certificates of such series;

•	information concerning the trustee of the related trust fund;

•	if the related trust fund includes mortgage loans, information concerning the master servicer and any special servicer of such mortgage loans and the circumstances under which all or a portion, as specified, of the servicing of a mortgage loan would transfer from the master servicer to the special servicer;

•	information as to the nature and extent of subordination of any class of certificates of such series, including a class of offered certificates; and

•	whether such offered certificates will be initially issued in definitive or book-entry form.

CAPITALIZED TERMS USED IN THIS PROSPECTUS

From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the ‘‘GLOSSARY’’ attached to this prospectus.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which will include:

•	various types of multifamily or commercial mortgage loans;

•	mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

•	a combination of such mortgage loans and mortgage backed securities.

We will establish each trust fund and select each mortgage asset. We will purchase mortgage assets to be included in the trust fund and select each mortgage asset from the Mortgage Asset Seller who may not have originated the mortgage asset or issued the MBS and may be our affiliate.

We will not insure or guaranty the mortgage assets nor will any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading ‘‘— Mortgage Loans’’, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

General.    The mortgage loans will be evidenced by promissory notes (referred to in this prospectus as mortgage notes) notes secured by mortgages, deeds of trust or similar security instruments (referred to in this prospectus as mortgages) that create first or junior liens on fee or leasehold estates in properties consisting of:

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

These multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. However, no one of the following types of commercial properties will represent security for a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a borrower’s fee estate in a mortgaged property. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, such person may be or may have been our affiliate.

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear:

•	the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

•	the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such ‘‘net of expense’’ provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

•	the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date);

•	the income capitalization method (a projection of value based upon the property’s projected net cash flow); and

•	or upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect that and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See ‘‘RISK FACTORS—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—General’’ and ‘‘—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Increased Risk of Default Associated With Balloon Payments’’ in this prospectus.

Payment Provisions of the Mortgage Loans.    All of the mortgage loans will (1) have had original terms to maturity of not more than 40 years and (2) provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly, quarterly, semi-annually or annually. A mortgage loan may:

•	provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate;

•	provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in its interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance; and

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan, as described in the related prospectus supplement. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Default Interest and Limitations on Prepayments’’ in the prospectus regarding the enforceability of prepayment premiums and yield maintenance charges.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which, to the extent then applicable, will generally include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

•	the type or types of property that provide security for repayment of the mortgage loans;

•	the earliest and latest origination date and maturity date of the mortgage loans;

•	the original and remaining terms to maturity of the mortgage loans, or the respective ranges of such terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

•	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Loan-to-Value-Ratios, and the weighted average of such Loan-to-Value Ratios;

•	the Mortgage Rates borne by the mortgage loans, or the range of the Mortgage Rate, and the weighted average Mortgage Rate borne by the mortgage loans;

•	with respect to mortgage loans with adjustable Mortgage Rates, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of such mortgage loan (the index will be one of the following: one-month, three-month, six-month or one-year LIBOR (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), CMT (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), COFI (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), MTA (a one-year average of the monthly average yields of U.S. treasury securities) or the Prime Rate (an interest rate charged by banks for short-term loans to their most creditworthy customers));

•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums;

•	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range Debt Service Coverage Ratios, and the weighted average of such Debt Service Coverage Ratios, and

•	the geographic distribution of the mortgaged properties on a state-by-state basis. In appropriate cases, the related prospectus supplement will also contain certain information available us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to provide the specific information described above at the time any offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following their issuance.

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality of the United States) mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation, provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

Each MBS included in a mortgage asset pool: (a) either will (1) have been previously registered under the Securities Act of 1933, as amended, (2) be exempt from such registration requirements or (3) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from us or any of our affiliates) in bona fide secondary market transactions.

Any MBS will have been issued pursuant to a MBS agreement which is a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will be parties to the MBS agreement, generally together with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of the offered certificates described in this prospectus. Distributions in respect of the MBS will be made by the issuer of the MBS, the servicer of the MBS, or the trustee of the MBS agreement or the MBS trustee on the dates specified in the related prospectus supplement. The issuer of the MBS or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the offered certificates under ‘‘DESCRIPTION OF CREDIT SUPPORT’’ may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

•	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund;

•	the original and remaining term(s) to stated maturity of the MBS, if applicable;

•	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s);

•	the payment characteristics of the MBS;

•	the issuer of the MBS, servicer of the MBS and trustee of the MBS, as applicable, of each of the MBS;

•	a description of the related credit support, if any;

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS;

•	the type of mortgage loans underlying the MBS and, to the extent available and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under ‘‘—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements’’; and

•	the characteristics of any cash flow agreements that relate to the MBS.

Certificate Accounts

Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described in this prospectus and in the related prospectus supplement. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’.

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more of the types of credit support described in this prospectus under ‘‘DESCRIPTION OF CREDIT SUPPORT’’. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See ‘‘RISK FACTORS—The Limited Credit Support for Your Certificates May Not Be Sufficient to Prevent Loss on Your Certificates’’ and ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus.

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The related trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to the termination of the cash flow agreement, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under any such cash flow agreement. See ‘‘DESCRIPTION OF CREDIT SUPPORT—Cash Flow Agreements’’ in this prospectus.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the Certificate. See ‘‘RISK FACTORS—Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield’’ in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.

The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the Distribution Date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any Distribution Date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. If a prepayment on any mortgage loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation the principal payments to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of mortgage loans, may change periodically to accommodate adjustments to the corresponding Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificates). An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor’s offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor’s yield would not be fully offset by a subsequent increase (or decrease) in the rate of principal payments.

In general, the notional amount of a class of Stripped Interest Certificates will either:

•	be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

•	equal the Certificate Balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation:

•	the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located;

•	the quality of management of the mortgaged properties;

•	the servicing of the mortgage loans; and

•	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such adjustable rate mortgage loans decline in a manner consistent with the prevailing market interest rates, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby ‘‘locking in’’ such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield.

Negative Amortization.    The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable, which deferred interest may be added to the Certificate Balance of the certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an adjustable rate mortgage loan that:

•	limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate;

•	provides that its scheduled payment will adjust less frequently than its Mortgage Rate; or

•	provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether such offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount of a Stripped Interest Certificate). See ‘‘—Yield and Prepayment Considerations’’ above.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of such loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates.

The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.    In addition to entitling the holders to a specified portion (which may during specified periods range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of such series, may provide for distributions of principal from:

•	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates;

•	Excess Funds; or

•	any other amounts described in the related prospectus supplement.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

Bank of America, National Association, As Sponsor

Bank of America, National Association (‘‘Bank of America’’) will serve as a sponsor of each series of Certificates. One or more entities, which may or may not be affiliated with Bank of America, may also be a sponsor (each, a ‘‘Sponsor’’) for a series of Certificates. Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the ‘‘OCC’’) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception. Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The Depositor’s securitization program principally is used to fund Bank of America’s commercial real estate business unit’s self-originated portfolio of loans secured by first liens on multifamily and commercial properties. The Depositor’s securitization program may also include mortgage loans originated through correspondent arrangements. While Bank of America currently does not rely on securitization as a material funding source, the Depositor’s securitization program is a material funding source for Bank of America’s portfolio of commercial real estate mortgage loans similar to the mortgage loans.

The tables below indicate the size and growth of the Sponsor’s commercial mortgage loan origination program. Loans originated by the Sponsor have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though the Sponsor has also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

	YEAR
Property Type	2003	2004	2005	2006	YTD June 2007
Multifamily	$773,759,737	$846,810,000	$1,923,132,683	$1,893,565,597	$1,062,079,034
Office	2,519,410,500	4,554,682,199	4,707,688,429	6,223,513,504	8,104,367,422
Retail	1,675,580,125	2,693,464,540	3,934,548,928	4,190,404,575	2,634,049,628
Industrial	244,734,000	442,700,000	383,918,812	429,439,600	359,701,451
Manufactured Housing	604,559,638	827,847,923	87,612,439	24,316,420	0
Self Storage	127,118,000	411,710,000	294,366,598	684,795,946	182,289,800
Lodging	346,350,000	2,465,433,338	4,087,452,198	2,974,691,886	2,166,147,693
Total	$6,291,512,000	$12,242,648,000	$15,418,720,087	$16,420,727,528	$14,508,635,028

Bank of America serves as a Sponsor and, if specified in the applicable prospectus supplement, a master, primary and/or special servicer in the Depositor’s securitization program, in addition to owning all of the Depositor’s equity. Banc of America Securities LLC, which may act as an underwriter of Certificates, is an affiliate of Bank of America and assists Bank of America and the Depositor in connection with the selection of mortgage loans for various transactions. See ‘‘METHOD OF DISTRIBUTION’’ in the applicable prospectus supplement.

Bank of America’s headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 386-5478.

See ‘‘The Mortgage Loan Program,’’ ‘‘Bank of America, National Association, as Servicer’’ and ‘‘The Pooling and Servicing Agreements’’ for more information about the Sponsor’s solicitation and underwriting criteria used to originate mortgage loans similar to the mortgage loans and its material roles and duties in each securitization.

Other Originators

If any originator or group of affiliated originators, apart from the Sponsor and its affiliates, originated 10% or more of the mortgage loans in a trust fund, the applicable prospectus supplement will disclose the identity of the originator and, if such originator or group of affiliated originators originated 20% or more of the mortgage loans, the applicable prospectus supplement will provide information about the originator’s form of organization and, to the extent material, a description of the originator’s origination program and how long it has been engaged in originating mortgage loans of the same type. Each mortgage loan will have been underwritten either to the standards set forth above in this prospectus or to other underwriting standards set forth in the applicable prospectus supplement.

THE DEPOSITOR

Banc of America Commercial Mortgage Inc., (the ‘‘Depositor’’) is a Delaware corporation and was organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. The Depositor was incorporated in the State of Delaware on December 13, 1995 under the name ‘‘NationsLink Funding Corporation’’ and filed a Certificate of Amendment of Certificate of

Incorporation changing its name to ‘‘Banc of America Commercial Mortgage Inc.’’ on August 24, 2000. The Depositor is a subsidiary of Bank of America, National Association. The Depositor maintains its principal office at 214 North Tryon Street, Charlotte, North Carolina 28255. The Depositor’s telephone number is (704) 386-8509.

Unless otherwise noted in the related prospectus supplement, neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series.

The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

THE MORTGAGE LOAN PROGRAM

Commercial Mortgage Loan Underwriting

General

The Depositor will purchase the mortgage loans from Bank of America, as the Sponsor. The mortgage loans will have been either (i) originated by Bank of America or (ii) purchased by Bank of America from various entities that either originated the mortgage loans or acquired the mortgage loans pursuant to mortgage loan purchase programs operated by those entities. The mortgage loans will have been underwritten materially in accordance with one or more of the following: (i) Bank of America’s general underwriting standards set forth below under ‘‘Bank of America General Underwriting Standards or (ii) the underwriting standards set forth in the applicable prospectus supplement.

The underwriting standards used by mortgage loan originators are intended to evaluate the value and adequacy of the mortgage property as collateral and the mortgagor’s credit standing and repayment ability. The underwriting standards used by originators other than Bank of America, unless such other originators use standards materially similar to Bank of America’s underwriting standards, will be described in the applicable prospectus supplement.

General Underwriting Standards

Origination Channels.    Bank of America originates mortgage loans (i) directly to mortgagor/borrowers; (ii) indirectly to mortgagor/borrowers via the use of mortgage loan brokers; and (iii) through other loan originators.

The Application.    Regardless of the channel in which the loan was originated, a mortgage application is completed containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan. During the application process, the applicant is required to authorize Bank of America to obtain a credit report that summarizes the applicant’s credit history and any record of bankruptcy or prior foreclosure. In addition, the mortgagor and any Borrower Principal are required to complete a Certificate of Financial Condition which certifies to certain questions regarding its prior credit history. If the collateral is considered a multifamily dwelling, the mortgagor is also required to submit a Home Mortgage Disclosure Act (HMDA) Data Collection Form which provides certain information in order to allow the federal government to monitor Bank of America’s compliance with equal credit opportunity, fair housing, and home mortgage disclosure laws.

Further, the Application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

•	Rent Roll

•	Existing Mortgage Verification

•	Credit References

•	Certified Financial Statements for mortgagor and Borrower Principals

•	Tenant/Resident Leases

•	Ground Leases

•	Property operating Statements

•	Real Estate Tax bills

•	Purchase Contract (if applicable)

•	Appraisal

•	Engineering Report

•	Seismic Report (if applicable)

•	Environmental Report

•	Site Plan

•	Certificate of Occupancy

•	Evidence of Zoning Compliance

•	Insurance policies

•	Borrower structure/authority documents

Underwriting Evaluation.

Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established in Bank of America’s CMBS Capital Markets Commercial Conduit Guidelines and Procedures (‘‘Guidelines’’). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and credit rating. The underwriting standards as established in the Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

Bank of America’s commercial real estate finance group has the authority, with the approval from the appropriate credit committee to originate fixed-rate, first lien mortgage loans for securitization. Bank of America’s commercial real estate operation is a vertically integrated entity, staffed by real estate professionals. Bank of America’s loan underwriting group is an integral component of the commercial real estate finance group which also includes distinct groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan package, Bank of America’s loan underwriters commence an extensive review of the borrower’s financial condition and creditworthiness and the real estate which will secure the loan.

Loan Analysis.    Generally, Bank of America performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by Bank of America in accordance with its credit policies.

Escrow Requirements.    Bank of America requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide for sufficient funds to satisfy all taxes and assessments.

•	Insurance—If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide for sufficient funds to pay all insurance premiums.

•	Replacement Reserves—Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

•	Immediate Repair/Environmental Remediation—Typically, an immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to at least 125% of the estimated costs of immediate repairs to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

Tenant Improvement/Lease Commissions.    In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and / or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Zoning and Building Code Compliance.    Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. The Mortgage Asset Seller will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage Loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance.    The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the relate mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than 12 months.

Required Third Party Reports

Bank of America underwriters utilize specific information provided by licensed third party professionals in evaluating the collateral. The following reports are ordered by Bank of America:

Appraisal.    An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or updated an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Such appraisal, appraisal update or property valuation is prepared on or about the ‘‘Appraisal Date’’ indicated in the prospectus supplement, and except for certain mortgaged properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in USPAP. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. All appraisals are in compliance with FIRREA.

Property Condition Assessments.    Inspections of each of the mortgaged properties (other than in the case of mortgaged properties secured solely by an interest in land) are conducted by independent licensed engineers in connection with or subsequent to the origination of the related mortgage loan. Such inspections are generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In general, with limited exception, cash reserves are established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

Environmental Site Assessment (‘‘ESA’’).    ESA’s are information-gathering investigations that identify environmental conditions that may impair, restrict the use of, and/or impose an environmental liability to the mortgaged property. A Phase I ESA consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. A Phase II ESA is a site specific investigation to determine the presence or absence of environmental concerns identified in the Phase I ESA. Bank of America requires a Phase I ESA for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials (‘‘ASTM’’).

Seismic Reports.    A seismic Report is required for all properties located in Seismic Zones 3 or 4 as determined I accordance with the Uniform Building Code.

Representations and Warranties

As and to the extent described in the related prospectus supplement, the Sponsor will make representations and warranties regarding the mortgage loans that it transfers to the Depositor for a particular series of certificates.

BANK OF AMERICA, NATIONAL ASSOCIATION, AS SERVICER

General

Bank of America has been servicing commercial mortgage loans through its capital markets servicing group in excess of 14 years. The table below sets forth information about Bank of America’s portfolio of commercial mortgage loans as of the dates indicated:

	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of December 31, 2006
Commercial Mortgage Loans
By Number	8,747	10,349	10,481	9,473
By Aggregate Unpaid Principal Balance	$26,691,677,800	$54,295,716,000	$72,823,851,167	$83,588,000,000

As of May 31, 2007, Bank of America’s portfolio consisted of 9,587 commercial mortgage loans with an unpaid principal balance of approximately $102,091,383,000, of which 5,172 commercial mortgage loans with an unpaid principal balance of approximately $70,052,358,000 were related to commercial mortgaged-backed securities.

As required by most Pooling and Servicing Agreements, Bank of America may be required to advance funds for delinquent payments, subject to the servicer’s determination of recoverability. A servicer will advance funds as a P&I Advance if a borrower’s payment is late in order to provide a certain amount of liquidity to the related trust fund month over month. Servicers will make Servicing Advances or Property Protection Advances for unpaid items on individual loans such as property taxes, insurance payments and life/safety repairs, all subject to the servicer’s determination as to whether the advance would be ultimately recoverable. Upon a determination of non-recoverability, the servicer’s advances are repaid first from funds available in the Collection Account.

Bank of America is a rated by Fitch and Standard & Poor’s as a primary servicer, master servicer and special servicer. Bank of America’s ratings by each of these agencies is outlined below:

	Fitch	Standard & Poor’s
Primary Servicer	CPS2	Above Average
Master Servicer	CMS2	Above Average
Special Servicer	CSS3+	Average

In addition to servicing loans for securitized commercial mortgages, Bank of America also services loans that are held in its portfolio, whole loans that are held in the portfolio of third parties and whole loans that are originated by Bank of America and sold to a variety of investors.

Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the commercial mortgage industry. This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrow and payments, insurance escrow and payments, tracking replacement reserve escrows, operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Bank of America has implemented and tested a business continuity plan. In case of a disruption, all functions of the disrupted facility would be transferred to a business recovery facility. The business recovery facility has access to all data and tools necessary to continue servicing all mortgage loans. Bank of America’s business continuity plan is tested and updated annually.

Bank of America’s servicing policies and procedures are updated annually to keep pace with the changes in the industry and have been generally consistent for the last three years in all material respects. The only significant changes in Bank of America’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac. Bank of America may perform any of its obligations under a pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Bank of America may engage third-party vendors to provide technology or process efficiencies. Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC. Bank of America has entered into contracts with third-party vendors for functions such as annual property inspections, real estate tax payment and tracking, hazard insurance, lockbox services and document printing. Bank of America may also retain certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

Loans are serviced in accordance with the loan agreements, mortgage documents, pooling and servicing agreements, inter-creditor agreements, if applicable, and the applicable servicing standard.

Custody services of original documents evidencing the mortgage loans for a particular series will typically be performed by the related trustee. On occasion, Bank of America as servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Bank of America performs custodial functions as servicer, documents will be maintained in its vault. Bank of America utilizes an electronic tracking system to identify the owner of the related Mortgage File.

Property Damage.    When an underlying property is damaged and such damage is covered by insurance, Bank of America takes certain actions to ensure that the property is restored to its original condition. These actions include depositing the insurance proceeds and funding the restoration of the property as we would a construction loan. Bank of America maintains the staff to collect and review insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. Bank of America may, from time to time, retain a vendor to assist in the collection and review of insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. The vendor provides a feed the Bank of America’s loan servicing system to provide updated information.

Special Servicing

Delinquencies, Losses, Bankruptcies and Recoveries

Bank of America monitors mortgage loans for a variety of situations that present the risk of delinquency or loss to a trust. Those situations include, without limitation, situations where a mortgagor has sold or transferred the related mortgaged property, where there has been damage to the related mortgaged property, where the mortgagor is late in making payments for any number of reasons, and where the mortgagor has declared bankruptcy. The following is a brief description of Bank of America’s policies and procedures to respond to each of these situations.

Collections and Loss Mitigation.    Account status is monitored and efforts are made to prevent a mortgage loan on which a payment is delinquent from going to foreclosure. Based on account payment history, prior contact with the borrower, property status, and various other factors, an appropriate course of action is employed to make direct mail or phone contact with the borrower(s). All of the preceding factors are considered when determining the appropriate timing for the contact efforts.

Initial phone contact is pursued by Bank of America’s collections department, when a loan payment is not received after the applicable grace period. Each call made by the collection department attempts to: (i) obtain the reason for default; (ii) obtain information related to the mortgagor’s current financial situation; (iii) verify occupancy. Loans serviced by Bank of America have grace periods of five to fifteen days after the Due Date in which a borrower can make a monthly payment without incurring a penalty or late charge. In addition, a mortgage loan is not considered delinquent unless a full monthly payment has not been received by the close of business on the last day of the month of the Due Date. For example, a mortgage loan with a Due Date of May 1 is considered delinquent if a full monthly payment is not received by May 31.

Late charges are generally assessed after the Due Date at the expiration of a grace period, if applicable. There may be situations, based on the customer or account circumstances, where a late fee could be waived, providing the late fee is not required to pay interest on advances to a trust fund in accordance with the related pooling and servicing agreement. Generally, the borrower is sent a reminder notice between the expiration of the grace period and 30 days delinquent.

The borrower is sent a notice of default when the payment has not been made after 30 days. Notice periods are more specifically spelled out in individual loan documents. General default communications may continue with a late fee notice, account billing statements, breach letters, loss mitigation solicitations, occupancy and property status inquiries. If after 30 days the payment has not been received, generally Pooling and Servicing Agreements require the loan to be transferred to special servicing for default processing. In recognition of the fact that mortgage loans that are delinquent are at higher risk for abandonment by the borrower, and may also face issues related to maintenance, Bank of America has developed guidelines for inspecting properties for which a monthly payment is delinquent. Depending on various factors, such as the ability to contact the customer, the delinquency status of the account, and the property occupancy status, Bank of America will hire a vendor to inspect the related property to determine its condition. If the inspection results indicate a need for property safeguarding measures, such as securing or winterizing, Bank of America will ensure the appropriate safeguards are implemented in accordance with industry, legal and investor standards.

Delinquent mortgage loans are reviewed for loss mitigation options, which can include a promise to pay, repayment plan, forbearance, moratorium, modification, special forbearance, deed-in-lieu of foreclosure, assumption, sale of property, demand arrears, or foreclosure. Bank of America will opt for any one or more of these mitigation options depending on various factors, but will pursue more extensive loss mitigation solutions when a suitable arrangement for repayment or promise to pay is not feasible because of the borrower’s financial situation or unwillingness to support the property. Payment activities on delinquent mortgage loans are monitored to ensure the appropriate application of partial payments where specific arrangements have been agreed to allow partial payments and to ensure an appropriate response to situations in which a customer has paid with a check that is returned for insufficient funds. Asset plans are prepared by the 60th day after the loan has been transferred to Bank of America, as special servicer, per Pooling and Servicing Agreement requirements. If a workout or modification can be achieved with the borrower on the asset, the asset may be returned to the related trust fund as a corrected mortgage loan.

Bankruptcy.    When a mortgagor files for bankruptcy, Bank of America’s options for recovery are more limited. Bank of America monitors bankruptcy proceedings and develops appropriate responses based on a variety of factors, including: (i) the chapter of the Bankruptcy Code under which the mortgagor filed; (ii) federal, state and local regulations; (iii) determination-of-claim requirements; (iv) motion requirements; and (v) specific orders issued through the applicable court. Bank of America works in conjunction with its in-house and outside legal counsel to file all proof of claims, review plans, make objections and file motions for relief.

Foreclosure.    Bank of America, as Special Servicer works in conjunction with its in-house and outside legal counsel to foreclose a property when (i) it is apparent that foreclosure is the only resolution for the asset; and/or (ii) it determines in its reasonable judgment that it is in the best interest of the related trust fund. Once the property is foreclosed and REO; Bank of America will work with its pre-approved vendors to either (i) sell the property or (ii) recondition, if necessary, and lease the property in preparation for liquidation. Losses may be experienced on a mortgage loan during the real estate owned process if the value of the property at time of liquidation is less than the sum of the unpaid principal balance and all outstanding advances (including, but not limited to, the outstanding unpaid principal balance of the mortgage loan, interest advances, escrow advances, uncollected servicing fees, property maintenance fees, attorney fees, and other necessary fees).

Other Servicers

In the event that Bank of America or another servicer appoints a subservicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 CFR 229.1108), the applicable prospectus supplement will provide the disclosure required by Item 1108(b) and (c) of Regulation AB (17 CFR 229.1108). In the event that such appointment occurs after the issuance of the related series of Certificates, the Depositor will report such appointment on Form 8-K.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the certificates of such series being offered for sale, may consist of one or more classes of certificates that, among other things:

•	provide for the accrual of interest on the Certificate Balance or Notional Amount at a fixed, variable or adjustable rate;

•	constitute Senior Certificates or Subordinate Certificates;

•	constitute Stripped Interest Certificates or Stripped Principal Certificates;

•	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

•	provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the related trust fund;

•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

•	provide for distributions based on collections on the mortgage assets in the related trust fund attributable to Prepayment Premiums and Equity Participations.

If so specified in the related prospectus supplement, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders of Stripped Interest Certificates to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued in fully registered definitive form) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with that transfer or exchange. Interests in a class of certificates offered in book-entry format will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System (in Europe), if they are participants in DTC.

Distributions

Distributions on the certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related prospectus supplement. Except as otherwise specified in the related prospectus supplement, the Distribution Date for a series of certificates will be the 11th day of each month (or, if any such 11th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of certificates is issued.

Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective percentage interests evidenced by those certificates unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificate-holder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether issued in fully registered definitive form or in book-entry format) will be made only upon presentation and surrender of such certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the

Distribution Date or under the circumstances specified in the related prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance of such Accrual Certificates on each Distribution Date or otherwise deferred as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under ‘‘YIELD AND MATURITY CONSIDERATIONS—Certain Shortfalls in Collections of Interest’’, exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See ‘‘RISK FACTORS—Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield’’ and ‘‘YIELD AND MATURITY CONSIDERATIONS—Certain Shortfalls in Collections of Interest’’.

Distributions of Principal on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, by the amount of any Accrued Certificate Interest in respect of such Accrual Certificate (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each Distribution Date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero.

Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to Controlled Amortization Classes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to Companion Classes may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.

Distributions on the Certificates Concerning Prepayment Premiums or Concerning Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each Distribution Date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, we or any of our affiliates may retain such items or by any other specified person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’.

Advances in Respect of Delinquencies

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related Determination Date.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting credit support) respecting which such advances were made and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from recoveries on the mortgage loans or another specifically identified source. Unless otherwise specified in the related prospectus supplement, this will be based on the advancing party’s estimation of the value of the mortgaged property in relation to the sum of the unpaid principal balance of the related mortgage loan, accrued interest, the amount of previously unreimbursed Advances and anticipated disposition expenses, and the advancing party’s determination that the advance would not ultimately be recoverable under any applicable insurance policies, from proceeds of liquidation of the mortgage loan or otherwise. If previously made by a master servicer, special servicer or trustee, such an advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related pooling and servicing agreement and described in such prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the agreement pursuant to which the MBS was issued.

Reports to Certificateholders

On each Distribution Date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each such holder, a Distribution Date Statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

•	the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance of such class;

•	the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

•	the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

•	the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

•	if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

•	if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

•	information regarding the aggregate principal balance of the related mortgage assets on or about such Distribution Date;

•	if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

•	if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular Distribution Date);

•	the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

•	if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

•	the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

•	if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

•	the amount of credit support being afforded by any classes of Subordinate Certificates.

In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

Each Distribution Date Statement will be filed with the Securities and Exchange Commission within 15 days after each Distribution Date on Form 10-D. In addition, within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended, are from time to time in force. See, however, ‘‘—Book-Entry Registration and Definitive Certificates’’ below.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Amendment’’. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC administrator. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Events of Default’’, ‘‘—Rights Upon Event of Default’’ and ‘‘—Resignation and Removal of the Trustee’’.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate following (1) the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and (2) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such pooling and servicing agreement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated in the prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a ‘‘banking corporation’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and a ‘‘clearing agency’’ registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between its participating organizations through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

Purchases of book-entry certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the book-entry certificates on DTC’s records. The ownership interest of each actual purchaser of a Book-Entry Certificate is in turn to be recorded on the Direct and Indirect Participants’ records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of DTC’s participating organizations acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

DTC has no knowledge of the actual Certificate Owners of the book-entry certificates; DTC’s records reflect only the identity of the Direct Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. DTC’s participating organizations will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the book-entry certificates will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the related Distribution Date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC’s participating organizations to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in ‘‘street name’’, and will be the responsibility of each such participating organization (and not of DTC, the depositor or any trustee, master servicer, special servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

Unless otherwise provided in the related prospectus supplement, the only Certificateholder of book-entry certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through DTC’s participating organization who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more Direct Participants to whose account with DTC interests in the book-entry certificates are credited.

Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued in fully registered definitive form to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (2) the depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Certificates agree to initiate such termination. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability through DTC of Certificates in fully registered form. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Certificates in fully registered definitive form to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as ‘‘certificateholders’’ under and within the meaning of the related pooling and servicing agreement.

THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a Pooling and Servicing Agreement. In general, the parties to a Pooling and Servicing Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, the REMIC administrator. However, a Pooling and Servicing Agreement that relates to a trust fund that includes MBS may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the depositor, or the mortgage asset seller may perform the functions of master servicer, special servicer, manager or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling and Servicing Agreement or any affiliate of any party may own certificates issued under the Pooling and Servicing Agreement; however, unless other specified in the related prospectus supplement, except with respect to required consents to certain amendments to a Pooling and Servicing Agreement, certificates issued under the Pooling and Servicing Agreement that are held by the master servicer or special servicer for the related Series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the certificates to be issued under the Pooling and Servicing Agreement and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description of the Pooling and Servicing Agreement contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related agreement that provided for the issuance of the MBS. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. We will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified in this prospectus under ‘‘THE DEPOSITOR’’.

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

In addition, unless otherwise specified in the related prospectus supplement, we will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below) the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee), the mortgage with evidence of recording indicated (except for any mortgage not returned from the public recording office), an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if we deliver or cause to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed. In addition, if we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. We will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated after receipt of such mortgage from the public recording office. If we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such mortgage or assignment has been lost, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of us or the originator of such mortgage loan. Notwithstanding the foregoing, with respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (‘‘MERS’’) or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and instead, the mortgage loan seller shall take all actions as are necessary to cause the trust to be shown as, and the trustee shall take all actions necessary to confirm that it is shown as, the owner of the related mortgage loan on the records of MERS for purposes of the system or recording transfers of beneficial ownership of mortgages maintained by MERS.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the Purchase Price, or at such other price as will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither we nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement. Any such custodian may be one of our affiliates.

Representations and Warranties; Repurchases

Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties covering, by way of example:

•	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling and Servicing Agreement;

•	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

•	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller; however, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

Unless otherwise provided in the related prospectus supplement, each Pooling and Servicing Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related Pooling and Servicing Agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such mortgage loans and any instrument of credit support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and (2) do not impair recovery under any instrument of credit support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any mortgage loan.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise; and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

•	mortgage loans that are delinquent in respect of a specified number of scheduled payments;

•	mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

•	REO Properties.

If so specified in the related prospectus supplement, a Pooling and Servicing Agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of the mortgage loan, in whole or in part, to the related special servicer. Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer)), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’.

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Bankruptcy Laws.’’

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

In the case of mortgage loans secured by junior liens on the related mortgaged properties, unless otherwise provided in the related prospectus supplement, the master servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under a senior lien for the protection of the related trustee’s interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption. Unless otherwise specified in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured by that senior lien, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer will each be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related certificateholders and/or to preserve the security of the related mortgage loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the senior lien, if such advance is in the best interests of the related certificateholders and the master servicer or special servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related mortgage loan.

Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans to one or more third-party sub-servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling and Servicing Agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor. Unless otherwise provided in the related prospectus supplement, each subservicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related prospectus supplement, the master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders.

Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling and Servicing Agreement. See ‘‘—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’.

Certificate Account

General.    The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held in the Certificate Account may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor; provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits.    Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling and Servicing Agreement:

•	all payments on account of principal, including principal prepayments, on the mortgage loans;

•	all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion of such default interest retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

•	all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

•	any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

•	any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

•	any amounts paid under any cash flow agreement;

•	all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the depositor, any mortgage asset seller or any other specified person as described under ‘‘—Assignment of Mortgage Loans; Repurchases’’ and ‘‘—Representations and Warranties; Repurchases’’, all proceeds of the purchase of any defaulted mortgage loan as described under ‘‘—Realization Upon Defaulted Mortgage Loans’’, and all proceeds of any mortgage asset purchased as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’;

•	to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

•	all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under ‘‘—Hazard Insurance Policies’’;

•	any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

•	any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement.

Withdrawals.    Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes:

•	to make distributions to the certificateholders on each Distribution Date;

•	to pay the master servicer or the special servicer any servicing fees not previously retained by the master servicer or special servicer, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

•	to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to particular mortgage loans in the trust fund and particular properties acquired in respect of the trust fund. Reimbursement for advances made or expenses incurred that are related to particular mortgage loans or properties will normally only be made out of amounts that represent late payments collected on those mortgage loans, Liquidation Proceeds, Insurance and Condemnation Proceeds collected on those mortgage loans and properties, any form of credit support related to those mortgage loans and net income collected on those properties. However, if in the judgment of the master servicer, the special servicer or such other person, as applicable, the advances and/or expenses will not be recoverable from the above amounts, the reimbursement will be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

•	if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

•	to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under ‘‘—Realization Upon Defaulted Mortgage Loans’’;

•	to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ‘‘—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ and ‘‘—Certain Matters Regarding the Trustee’’;

•	if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of credit support;

•	if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

•	to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

•	to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

•	if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs—Prohibited Transactions Tax and Other Taxes’’;

•	to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of certificateholders;

•	to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related prospectus supplement; and

•	to clear and terminate the Certificate Account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable ‘‘Servicing Standard’’ as defined in the related prospectus supplement; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will:

•	not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

•	will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due; and

•	will not adversely affect the coverage under any applicable instrument of credit support.

Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,:

•	a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable or imminent;

•	such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

•	unless inconsistent with the applicable ‘‘servicing standard’’, such modification, waiver or amendment will not materially adversely affect the coverage under any applicable instrument of credit support.

Realization Upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise comparably convert ownership of, or acquire title to the related mortgaged property, by operation of law or otherwise. In connection with such foreclosure or other conversion of ownership, the special servicer shall follow the servicing standard. A Pooling and Servicing Agreement may grant the special servicer the right to direct the master servicer to advance costs and expenses to be incurred in any such proceedings, and such advances may be subject to reimbursement requirements. A Pooling and Servicing Agreement may require the special servicer to consult with independent counsel regarding the order and manner should foreclose upon or comparably proceed against such properties if a mortgage loan or group of cross-collateralized mortgage loans are secured by real properties in multiple states including certain states with a statute, rule or regulation comparable to California’s ‘‘one action’’ rule. Unless otherwise provided in the related prospectus supplement, when applicable state law permits the special servicer to select between judicial and non-judicial foreclosure in respect of any mortgaged property, a special servicer may make such selection so long as the selection is made in a manner consistent with the servicing standard. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of, or to be an ‘‘owner’’ or an ‘‘operator’’ of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(1)    such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(2)    the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Environmental Considerations’’.

A Pooling and Servicing Agreement may grant to the master servicer, the special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. In the absence of any such sale, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion above.

Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property before the close of the third calendar year following the year of acquisition, unless (1) the IRS grants an extension of time to sell such property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any ‘‘net income from foreclosure property’’ within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling and Servicing Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting credit support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

Except as otherwise provided in the prospectus supplement, if any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration.

Hazard Insurance Policies

Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced by the special servicer) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund, which may contain a deductible clause (not in excess of a customary amount). If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited in the Certificate Account under an individual policy but were not because of such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Due-on-Sale and Due-on-Encumbrance Provisions’’.

Servicing Compensation and Payment of Expenses

Unless otherwise specified in the related prospectus supplement, a master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certificates may consist of any or all of the following components:

•	a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

•	an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

•	subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer.

In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed by the trustee and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified in the prospectus supplement, may be required to be borne by the trust fund.

Evidence as To Compliance

The master servicer and each other servicer will deliver annually to the trustee or master servicer, as applicable, on or before the date specified in the applicable Pooling and Servicing Agreement or in the applicable other servicing agreement (each such other servicing agreement, an ‘‘Underlying Servicing Agreement’’), an officer’s certificate stating that (i) a review of the servicer’s or master servicer’s activities during the preceding calendar year and of performance under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the servicer or master servicer has fulfilled all its obligations under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust will deliver annually to the Depositor and the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) and that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm,

prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

The annual deliveries, to the extent required to be filed with the Depositor’s annual report on Form 10-K, will be due from the applicable person(s) by a time sufficient to enable such filing.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Any entity serving as master servicer, special servicer or REMIC administrator under a Pooling and Servicing Agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling and Servicing Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations under the Pooling and Servicing Agreement only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator, any extension adviser and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of certificateholders under the Pooling and Servicing Agreement. In such event, the legal expenses and costs of such action, and any liability resulting from such action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor, as the case may be, will be entitled to charge the related Certificate Account for this expense.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Events of Default

Unless otherwise provided in the prospectus supplement for a series of certificates, Events of Default under the related Pooling and Servicing Agreement will include, without limitation:

•	any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

•	any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

•	any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such notice has been given to the REMIC administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	certain events involving a determination by a rating agency that the master servicer or the special servicer is no longer approved by such rating agency to serve in such capacity; and

•	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity will (except where related only to a Rating Agency’s evaluation of the acceptability of such entity to act in a particular capacity) constitute an event of default in each capacity.

Rights Upon Event of Default

If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement (except that if the defaulting party is required to make advances under the Pooling and Servicing Agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. Pending such appointment, the trustee will be obligated to act in such capacity. The trustee or a successor master servicer is entitled to be reimbursed for its costs in effecting a servicing transfer from the predecessor master servicer. In the event that the predecessor master servicer fails to reimburse the trustee or successor servicer, the trustee or successor servicer will be entitled to reimbursement from the assets of the related trust.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under ‘‘—Resignation and Removal of the Trustee’’ below.

No certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the trustee written notice of default and the continuance of such default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee under the Pooling and Servicing Agreement and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling and Servicing Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such litigation.

Amendment

Except as otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such Pooling and Servicing Agreement, (1) to cure any ambiguity, (2) to correct or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision in the Pooling and Servicing Agreement or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the certificates, as evidenced by a letter from each applicable rating agency, (4) if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion of the trust fund) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See ‘‘Certain Federal Income Tax Consequences—REMICs—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations’’ in the accompanying prospectus supplement), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder, or (6) to amend specified provisions that are not material to holders of any class of certificates offered by this prospectus.

The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected by an amendment evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling and Servicing

Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders’ request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling and Servicing Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

Duties of the Trustee

The trustee generally will be responsible under each Pooling and Servicing Agreement for providing general administrative services for the trust fund for any series, including, among other things, (i) establishing and maintaining the Certificate Account; (ii) calculation of the amounts payable to Certificateholders on each Distribution Date; (iii) making distributions to Certificateholders; (iv) preparation, for execution by the Depositor or the related master servicer, of reports, including reports on Form 10-D and Form 10-K as may be required under the Securities Exchange Act of 1934, as amended; (v) maintaining any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit enhancement that may be required with respect to any series; and (vi) making Periodic Advances on the mortgage loans to the limited extent described under ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’, if those amounts are not advanced by the master servicer or another servicer.

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund. The trustee generally shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by it in the ordinary course of its duties as trustee under the Pooling and Servicing Agreement or for any other expenses. If, however, one or more REMIC elections has been made, the expense is unanticipated and did not arise from the trustee’s gross negligence, bad faith or willful misconduct, the trustee shall be entitled to reimbursement from the trust fund for all reasonable expenses, disbursements and advances incurred or made it in accordance with any of the provisions of the Pooling and Servicing Agreement to the extent permitted by Treasury Regulations Section 1.860G 1(b)(3)(ii), which allows reimbursement for ‘‘unanticipated expenses’’.

Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling and Servicing Agreement;

provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its reckless disregard of such obligations or duties.

Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 33 1/3% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Any costs associated with the appointment of a successor trustee are required to be paid by the predecessor trustee and, if not paid, will be reimbursed to the person incurring such costs from the assets of the related trust. Notwithstanding the foregoing, if the predecessor trustee has been removed by a vote of the holders of the Certificates as provided in the paragraph above, any costs associated with the appointment of a successor trustee will be reimbursed to the party incurring such costs from the assets of the related trust. Notwithstanding anything in this prospectus to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit support may be in the form of limited guarantees, financial guaranty insurance policies, surety bonds, letters of credit, mortgage pool insurance policies, reserve funds, cross collateralization, overcollateralization and excess interest or any combination of the foregoing. If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of credit support may provide credit enhancement for more than one series of certificates. The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered Class of Certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB (17 CFR 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by such credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of:

•	the nature and amount of coverage under such credit support;

•	any conditions to payment under the credit support not otherwise described in this prospectus;

•	the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced; and

•	the material provisions relating to such credit support.

Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of credit support. See ‘‘Risk Factors—The Limited Credit Support for Your Certificates May Not Be Sufficient To Prevent Loss on Your Certificates’’ in this prospectus and ‘‘DESCRIPTION OF THE CERTIFICATES—Credit Support; Allocation of Losses and Certain Expenses’’ in the related prospectus supplement.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees Concerning the Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The limited guarantee may cover deficiencies in amounts otherwise payable on some or all of the Certificates of a series. The limited guarantee may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The limited guarantee may provide additional protection against losses on the mortgage loans included in a trust fund, provide payment of administrative expenses, or establish a minimum reinvestment rate on the payments made on the mortgage loans or principal payment rate on the mortgage loans. A limited guarantee will be limited in amount to the dollar amount or percentage of the principal balance of the mortgage loans or Certificates specified in the applicable prospectus supplement. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the depositor) specified in such prospectus supplement. Under a letter of credit, the providing institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the providing institution under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by financial guaranty insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a preferential transfer under the Bankruptcy Code. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained in such reserve funds may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

Cash Collateral Account

If so specified in the related prospectus supplement, all or any portion of credit enhancement for a series of certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related prospectus supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related prospectus supplement, a cash collateral account may be deemed to be part of the assets of the related trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related prospectus supplement and pledged for the benefit of the holders of one or more classes of certificates of a series.

Pool Insurance Policy

If specified in the prospectus supplement relating to a series of Certificates, credit enhancement may be provided by a mortgage pool insurance policy for the mortgage loans in the related trust fund. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover any loss by reason of default on a mortgage loan in an amount equal to a percentage specified in the applicable prospectus supplement of the unpaid principal balance of the mortgage loans. The master servicer generally will be required to use its best efforts to maintain the mortgage pool insurance policy and to present claims to the pool insurer. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described below. The mortgage pool insurance policies will generally not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, regardless of the reason for nonpayment.

As more specifically provided in the related prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price equal to its unpaid principal balance plus accrued and unpaid interest at the applicable Mortgage Rate to the date of purchase plus certain Advances, or (b) to pay the amount by which the sum of the unpaid principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim plus certain Advances exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy.

Certificateholders may experience a shortfall in the amount of interest payable on the related Certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, Certificateholders may also experience losses with respect to the related Certificates in connection with payments made under a mortgage pool insurance policy to the extent that the related master servicer or special servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the related servicer from funds otherwise payable to the Certificateholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, a servicer will generally not be required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to one or more Classes of Certificates on liquidation of the mortgage loan after reimbursement of the related servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or insurance proceeds.

A mortgage pool insurance policy and some primary mortgage insurance policies will generally not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the seller or other persons involved in the origination of the mortgage loan, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless as specified in the related prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss.

The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of Certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the related servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related Certificates, to the extent not covered by other credit enhancements.

Special Hazard Insurance Policy

Any insurance policy covering special hazard losses obtained for a trust will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy will be subject to limitations described in this paragraph and in the related prospectus supplement, if any, and will protect the related Certificateholders from special hazard losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related Pooling and Servicing Agreement and will be subject to reduction as described in the related Pooling and Servicing Agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the mortgaged property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid by the related master servicer or special servicer, as the case may be.

In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to the mortgaged property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the related master servicer or special servicer, as the case may be, the insurer will pay the lesser of (i) the cost of repair or replacement of the related mortgaged property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the related master servicer or special servicer, as the case may be, with respect to the related mortgaged property.

If the mortgaged property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the mortgaged property. If the unpaid principal balance plus accrued interest and certain Advances is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted mortgage loan secured by the related mortgaged property. The payment described under (ii) above will render presentation of a claim relating to a mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain Advances will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

Mortgagor Bankruptcy Bond

If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the unpaid principal balance of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement.

Cross Collateralization

If specified in the applicable prospectus supplement, the beneficial ownership of separate groups of mortgage loans included in a trust fund may be evidenced by separate Classes of Certificates. In this case, credit support may be provided by a cross collateralization feature which requires that distributions be made to certain Classes from mortgage loan payments that would otherwise be distributed to Subordinate Certificates evidencing a beneficial ownership interest in other loan groups within the same trust fund. As a result, the amount of credit enhancement available to a Class of Certificates against future losses on the mortgage loans in which that Class represents an interest may be reduced as the result of losses on a group of mortgage loans in which that Class has no interest. The applicable prospectus supplement for a series that includes a cross collateralization feature will describe its specific operation.

Overcollateralization

If specified in the related prospectus supplement, subordination provisions of a series may be used to accelerate to a limited extent the amortization of one or more Classes of Certificates relative to the amortization of the related mortgage loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more Classes of Certificates. This acceleration feature creates, with respect to the mortgage loans or a group of mortgage loans, overcollateralization which results from the excess of the aggregate principal balance of the related mortgage loans, or group of mortgage loans, over the Class Balance of the related Class or Classes of Certificates. This acceleration may continue for the life of the related Certificates, or may have a shorter duration. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, this limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Excess Interest

If specified in the related prospectus supplement, the mortgage loans in a trust may generate more interest than is necessary to pay the interest earned on the Classes of Certificates each month.

The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain Classes of Certificates and to reimburse certain Classes of Certificates for losses and certain shortfalls that they experienced previously.

Cash Flow Agreements

If specified in the applicable prospectus supplement, amounts received by the trustee under any Cash Flow Agreement described below under ‘‘CASH FLOW AGREEMENTS’’ may also be used to provide credit enhancement for one or more Classes of Certificates.

Credit Support with Respect To MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each such form of credit support, the information indicated above with respect thereto, to the extent such information is material and available.

Cash Flow Agreements

If specified in the prospectus supplement, the trust fund may include cash flow agreements consisting of one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements), each of which agreements is intended to reduce the effects of interest rate fluctuations on the assets or on one or more Classes of Certificates (each, a ‘‘Cash Flow Agreement’’). The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any Cash Flow Agreement. In addition, the prospectus supplement for the related series of Certificates will disclose the significance percentage, calculated in accordance with Item 1115 of Regulation AB (17 CFR 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 CFR 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 CFR 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the Cash Flow Agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination or substitution of the Cash Flow Agreement. Copies of the Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Guaranteed Investment Contracts

If specified in the related prospectus supplement, the trustee on behalf of the trust may enter into one or more guaranteed investment contracts. Guaranteed investment contracts are generally used to maximize the investment income on funds held between Distribution Dates pending distribution to Certificateholders. Under a guaranteed investment contract, the issuer of the contract, which is typically a highly rated financial institution, guarantees a fixed or floating rate of interest over the life of the contract, as well as the ultimate return of the principal. Any payments received from the issuer of the contract by the trust will be distributed to the related Class or Classes of Certificates as specified in the applicable prospectus supplement.

Yield Maintenance Agreements

If specified in the related prospectus supplement, the trustee on behalf of the trust will enter into one or more yield maintenance agreements in order to support the yield of one or more Classes of Certificates. The counterparty to a yield maintenance agreement will receive an upfront payment and the trust will have no ongoing payment obligations. Generally, if the index specified in the applicable prospectus supplement, which index will be one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate, exceeds a percentage for a particular date specified in the applicable prospectus supplement, the counterparty to the yield maintenance agreement will be required to pay to the trustee an amount equal to that excess multiplied by a notional amount or the Class Balance or Balances of one or more Classes of Certificates multiplied by one-twelfth. This amount may be adjusted to reflect the actual number of days in the interest accrual period for the related Class or Classes of Certificates and will be paid to the Class or Classes of Certificates as specified in the related prospectus supplement.

Swap Agreements

If specified in the related prospectus supplement, the trustee on behalf of the trust will enter into a swap agreement to support the yield on one or more Classes of Certificates. Under the swap agreement, the trust will be obligated to pay an amount equal to a certain percentage of a notional amount set forth in the related prospectus supplement to the counterparty and the trust will be entitled to receive an amount equal to one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate on the notional amount from the counterparty, until the swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party. In the event that the trust is required to make a payment to the counterparty, that payment will be paid on the related Distribution Date prior to distributions to Certificateholders. Generally, any payments received from the counterparty by the trust will be distributed to cover certain shortfalls as set forth in the applicable prospectus supplement.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See ‘‘Description of the Trust Funds—Mortgage Loans’’. For purposes of the following discussion, ‘‘mortgage loan’’ includes a mortgage loan underlying an MBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as ‘‘mortgages’’. A mortgage creates a lien upon, or grants a title interest in, the real property covered by that mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from such leases and rents, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute ‘‘cash collateral’’ and therefore cannot be used by the bankruptcy debtor without lender’s consent or a hearing at which the lender’s interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See ‘‘—Bankruptcy Laws’’.

In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year’s lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years’ lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the mortgage loan, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.    In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See ‘‘Risk Factors—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult in the Event that a Mortgage Loan Defaults’’.) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a ‘‘due-on-sale’’ clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their ‘‘equity of redemption’’. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations.    Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain considerations not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these considerations is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This possibility may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure mortgage loans may not contain all of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee’s liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

In addition to the preceding protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee’s right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of that clause has not been established. Without the protections described in the preceding paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Cooperative Shares.    The cooperative shares owned by the tenant stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant stockholder to pay rent or other obligations or charges owed by the tenant stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant stockholder.

The recognition agreement generally provides that, in the event that the tenant stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant stockholders.

Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the ‘‘UCC’’) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a ‘‘commercially reasonable’’ manner. Whether a foreclosure sale has been conducted in a ‘‘commercially reasonable’’ manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant stockholder is generally responsible for the deficiency.

See ‘‘Risk Factors—Collateral Securing Cooperative Loans May Diminish in Value’’ in this prospectus.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender’s ability to enforce the borrower’s assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of ‘‘cash collateral’’ as noted previously in the Section entitled ‘‘—Leases and Rents’’, the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

If a borrower’s ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with ‘‘adequate assurance’’ of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor’s damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

Pursuant to the federal doctrine of ‘‘substantive consolidation’’ or to the (predominantly state law) doctrine of ‘‘piercing the corporate veil’’, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the trust fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

For each mortgagor that is described as a ‘‘special purpose entity’’, ‘‘single purpose entity’’ or ‘‘bankruptcy remote entity’’ in the related prospectus supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws.    Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a ‘‘superlien’’.

CERCLA.    CERCLA, imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. A secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of ‘‘owner’’ or ‘‘operator’’, however, is a person ‘‘who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest’’. This is the so-called ‘‘secured creditor exemption.’’

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 provides that ‘‘merely having the capacity to influence, or unexercised right to control’’ operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws.    Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

In addition, the definition of ‘‘hazardous substances’’ under CERCLA specifically excludes petroleum products. Subtitle I of the Resource Conservation and Recovery Act governs underground petroleum storage tanks. Under the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders of the related series.

To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling and Servicing Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments.    In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn Act generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated under the Garn Act. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a ‘‘due-on-sale’’ provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. In addition to the risks faced by the holder of a first lien, holders of mortgage loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related mortgaged property to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the mortgage loan may be nonrecourse.

The rights of the trust fund (and therefore the certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the master servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a ‘‘future advance’’ clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an ‘‘obligatory’’ or ‘‘optional’’ advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a ‘‘future advance’’ clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a ‘‘credit limit’’ amount stated in the recorded mortgage.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Americans with Disabilities Act

Under the ADA, in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. Unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health

Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor of California, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military and Veterans Code. Application of the Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such certificates. In addition, application of the Relief Act or the California Military and Veterans Code imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeiture for Drug and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, ‘‘did not know or was reasonably without cause to believe that the property was subject to forfeiture.’’ However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (‘‘OCC’’), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Bank of America, National Association or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Bank of America, National Association and other banks, were to find that any obligation of Bank of America, National Association or such other bank under the related pooling and servicing agreement or other agreement or any activity of Bank of America, National Association or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Bank of America, National Association or such other bank among other things to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate if for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Bank of America, National Association or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Bank of America, National Association or another bank or (iii) any other obligation of Bank of America, National Association or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Bank of America, National Association or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Bank of America, National Association or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth in this prospectus. Counsel to the depositor for each series will be Cadwalader, Wickersham & Taft LLP, and a copy of the legal opinion of such counsel rendered in connection with any series of certificates will be filed by the depositor with the Securities and Exchange Commission on a Current Report on Form 8-K within 15 days after the Closing Date for such series of certificates. This discussion is directed primarily to certificateholders that hold the certificates as ‘‘capital assets’’ within the meaning of Section 1221 of the Code (although portions thereof may also apply to certificateholders who do not hold certificates as capital assets) and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. The authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described in this prospectus, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See ‘‘State and Other Tax Consequences’’. Prospective investors are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

The following discussion addresses securities of two general types: (1) REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code, and (2) Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if such an election is to be made, will identify all ‘‘regular interests’’ and ‘‘residual interests’’ in the REMIC. For purposes of this tax discussion, references to a ‘‘Certificateholder’’ or a ‘‘holder’’ are to the beneficial owner of a certificate.

The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements other than guaranteed investment contracts are included in a trust fund, the anticipated material tax consequences associated with such cash flow agreements also will be discussed in the related prospectus supplement. See ‘‘Description of the Trust Funds—Cash Flow Agreements’’.

Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the OID Regulations, and in part upon the REMIC Provisions and the REMIC Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICs

Classification of REMICs.    Upon the issuance of each series of REMIC Certificates, counsel to the depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and any other governing documents, the related trust fund (or each applicable portion thereof) will qualify as one or more REMICs and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in a REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor have prepared or reviewed the statements in this prospectus under the heading ‘‘Certain Federal Income Tax Consequences—REMICs,’’ and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any trust fund (or applicable portion thereof) as one or more REMICs for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, each investor is encouraged to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund’s income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the trust fund’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

Characterization of Investments in REMIC Certificates.    In general, unless otherwise provided in the related prospectus supplement, the REMIC Certificates will be ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code. In addition, except as otherwise provided in the applicable prospectus supplement, the REMIC Regular Certificates will be ‘‘qualified mortgages’’ for a REMIC within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

Tiered REMIC Structures.    For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Certificates will be ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code and ‘‘loans secured by an interest in real property’’ under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

General.    Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount.    Certain REMIC Regular Certificates may be issued with ‘‘original issue discount’’ within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the ‘‘constant yield’’ method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular

Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than ‘‘qualified stated interest’’. ‘‘Qualified stated interest’’ is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or, as discussed below under ‘‘—Variable Rate REMIC Regular Certificates,’’ at a qualified variable rate.

If the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called ‘‘teaser’’ interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—Market Discount’’ below for a description of such election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the ‘‘daily portions’’ of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each ‘‘accrual period’’, that is, unless otherwise stated in the related prospectus supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its ‘‘adjusted issue price’’, in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

Variable Rate REMIC Regular Certificates.    REMIC Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more ‘‘qualified floating rates’’, (b) a single fixed rate and one or more qualified floating rates, (c) a single ‘‘objective rate’’, or (d) a single fixed rate and a single objective rate that is a ‘‘qualified inverse floating rate’’. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of REMIC Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly ‘‘front-loaded’’ or ‘‘back-loaded’’ within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear ‘‘contingent interest’’ within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC Regular Certificates. However, if final regulations dealing with contingent interest with respect to REMIC Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a REMIC Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, REMIC Regular Certificates that qualify as regular interests under this rule will be treated in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under ‘‘—Original Issue Discount’’ with the yield to maturity and future payments on that REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC Regular Certificate based on the initial rate for the relevant class. Unless otherwise specified in the applicable prospectus supplement, variable interest will be treated as qualified stated interest, other than variable interest on an interest-only class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates, will be treated as having qualified stated interest, except to the extent that initial ‘‘teaser’’ rates cause sufficiently ‘‘back-loaded’’ interest to create more than de minimis original issue discount. The yield on those REMIC Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial ‘‘teaser rates’’ followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans for the initial interest accrual period will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the REMIC Regular Certificates.

Market Discount.    A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, including de minimis market discount discussed in the following paragraph. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See ‘‘—Premium’’ below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—Original Issue Discount’’ above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.    A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See ‘‘—Market Discount’’ above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount) will also apply in amortizing bond premium.

Realized Losses.    Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder’s Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.    Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See ‘‘—Prohibited Transactions Tax and Other Taxes’’ below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A REMIC Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a ‘‘30 days per month/90 days per quarter/360 days per year’’ convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ‘‘—Taxable Income of the REMIC’’ and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC’s termination. Ordinary income derived from REMIC Residual Certificates will be ‘‘portfolio income’’ for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of ‘‘passive losses’’.

A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to ‘‘excess inclusions’’ and ‘‘noneconomic’’ residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders’ after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

Taxable Income of the REMIC.    The taxable income of the REMIC will equal the income from the mortgage loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class’s fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’. The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of such interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

The method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See ‘‘—Taxation of Owners of REMIC Regular Certificates’’ above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC’s basis in that mortgage loan, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’, except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby) described in that section will not apply.

If a class of REMIC Regular Certificates is issued with an Issue Premium, the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’.

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ‘‘—Prohibited Transactions Tax and Other Taxes’’ below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See ‘‘—Possible Pass-Through of Miscellaneous Itemized Deductions’’ below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the

REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders’ initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See ‘‘—Sales of REMIC Certificates’’ below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see ‘‘—Taxation of Owners of REMIC Residual Certificates—General’’ above.

Regulations have been issued addressing the federal income tax treatment of ‘‘inducement fees’’ received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale of disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Excess Inclusions.    Any ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2) the sum of the ‘‘daily accruals’’ (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the ‘‘adjusted issue price’’ of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the ‘‘long-term Federal rate’’ in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The ‘‘long-term Federal rate’’ is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as ‘‘unrelated business taxable income’’ to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, ‘‘—Foreign Investors in REMIC Certificates’’ below.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership that holds any REMIC Residual Certificates and has a partner who is a non-U.S. person (in contravention of the Pooling and Servicing Agreement) will be required to pay withholding tax in respect of any ‘‘excess inclusion’’ income allocable to such foreign partner, even if no cash distributions are made to such partner.

Noneconomic REMIC Residual Certificates.    Under the REMIC Regulations, transfers of ‘‘noneconomic’’ REMIC Residual Certificates will be disregarded for all federal income tax purposes if ‘‘a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax’’. If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such ‘‘noneconomic’’ REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the ‘‘applicable Federal rate’’ for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require the transferee to provide an affidavit to certify to the matters in the preceding sentence. The transferor must have no actual knowledge or reason to know that those statements are false.

In addition to the three conditions set forth above, the REMIC Regulations contain a fourth requirement that must be satisfied in one of two alternative ways for the transferor to have a ‘‘safe harbor’’ against ignoring the transfer:

(1)    the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i)  the present value of any consideration given to the transferee to acquire the interest;

(ii)  the present value of the expected future distributions on the interest; and

(iii)  the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this ‘‘minimum transfer price’’ alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the minimum tax rate specified in Section 55 of the Code. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

(2) (i)  the transferee must be a domestic ‘‘C’’ corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)  the transferee must agree in writing that it will transfer the REMIC Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)  the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC Residual Certificate will not be paid by the transferee.

The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered ‘‘noneconomic’’ residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ for purposes of the above-described rules. See ‘‘—Foreign Investors in REMIC Certificates’’ below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

Mark-to-Market Rules.    The IRS has issued regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this requirement, a REMIC Residual Certificate will not be treated as a security and thus generally may not be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a ‘‘pass-through entity’’ beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual’s, estate’s or trust’s share of such fees and expenses will be added to the gross income of such holder and (2) such individual’s, estate’s or trust’s share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a ‘‘pass-through entity’’ beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder’s gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors are encouraged to consult with their tax advisors prior to making an investment in such certificates.

Sales of REMIC Certificates.    If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under ‘‘—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions’’. Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this prospectus provides for tax rates for individuals on ordinary income that are higher than the tax rates for long-term capital gains of individuals for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller’s income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the ‘‘applicable Federal rate’’ (generally, a rate based on an average of current yields on treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller’s income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under ‘‘—Taxation of Owners of REMIC Regular Certificates— Market Discount’’ and ‘‘—Premium’’.

REMIC Certificates will be ‘‘evidences of indebtedness’’ within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a ‘‘conversion transaction’’ within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate ‘‘applicable Federal rate’’ at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury Department regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a ‘‘taxable mortgage pool’’ (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the ‘‘wash sale’’ rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.    The Code imposes a tax on REMICs equal to 100% of the net income derived from ‘‘prohibited transactions’’. In general, subject to certain specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

REMICs also are subject to federal income tax at the highest corporate rate on ‘‘net income from foreclosure property’’, determined by reference to the rules applicable to real estate investment trusts. ‘‘Net income from foreclosure property’’ generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize ‘‘net income from foreclosure property’’ subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the trust fund than any other method of operation.

Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax or contributions tax will be borne by the related REMIC administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person’s obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC administrator, a master servicer, special servicer, manager or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.    If a REMIC Residual Certificate is transferred to a ‘‘disqualified organization’’ (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the ‘‘applicable Federal rate’’ for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a ‘‘pass-through entity’’ (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

If an ‘‘electing large partnership’’ holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, a ‘‘disqualified organization’’ means (1) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (3) any organization described in Section 1381(a)(2)(C) of the Code. In addition, a ‘‘pass-through entity’’ means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an ‘‘electing large partnership’’ means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

Termination.    A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

Reporting and Other Administrative Matters.    Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the ‘‘tax matters person’’ with respect to the related REMIC, and the REMIC administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

As the tax matters person, the REMIC administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury Department regulations, the name and address of such person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury Department regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury Department regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Market Discount’’.

Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator.

Backup Withholding with Respect to REMIC Certificates.    Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the ‘‘backup withholding tax’’ at a rate of 28% (increasing to 30% after 2010) unless the recipient of such payments is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.    A REMIC Regular Certificateholder that is not a U.S. Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder provides appropriate documentation. The appropriate documentation includes Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A ‘‘qualified intermediary’’ must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-‘‘qualified intermediary’’ must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term ‘‘intermediary’’ means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A ‘‘qualified intermediary’’ is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder’s allocable portion of the interest income received by such controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

Unless otherwise stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement. See ‘‘—Noneconomic REMIC Residual Certificates’’ above concerning the disregard of certain transfers having tax avoidance potential, and see ‘‘—Excess Inclusions’’ regarding the withholding obligations of U .S. partnerships having non-U.S. persons as partners.

Grantor Trust Funds

Classification of Grantor Trust Funds.    With respect to each series of Grantor Trust Certificates, in the opinion of counsel to the depositor for such series, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor has prepared or reviewed the statements in this prospectus under the heading ‘‘Certain Federal Income Tax Consequences—Grantor Trust Funds,’’ and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.    In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) ‘‘loans . . . secured by an interest in real property’’ within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) ‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of Section 860G(a)(3) of the Code; and (3) ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates.    Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are ‘‘loans . . . secured by an interest in real property’’ within the meaning of Section 7701(a)(19)(C)(v) of the Code and ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be ‘‘obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.    Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder’s miscellaneous itemized deductions exceeds two percent of such holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder’s alternative minimum taxable income. Under tax legislation enacted in 2001, this limitation on deductions under Section 68 will be phased out beginning in 2006 and will be eliminated after 2009. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the ‘‘stripped bond’’ rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with ‘‘original issue discount’’ within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See ‘‘—Market Discount’’ below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than ‘‘qualified stated interest’’, if any, as well as such certificate’s share of reasonable servicing fees and other expenses. See ‘‘—If Stripped Bond Rules Do Not Apply’’ for a definition of ‘‘qualified stated interest’’. In general, the amount of such income that accrues in any month would equal the product of such holder’s adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see ‘‘—Sales of Grantor Trust Certificates’’ below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, the special servicer, any sub-servicer or their respective affiliates, but will include such Certificateholder’s share of any reasonable servicing fees and other expenses.

Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in ‘‘—If Stripped Bond Rules Do Not Apply’’ and ‘‘—Market Discount’’ below.

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such Certificateholder’s normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of ‘‘stated redemption price,’’ see ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any ‘‘points’’ paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial ‘‘teaser,’’ or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate’s daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate’s allocable portion of the aggregate ‘‘adjusted issue prices’’ of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such Certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such mortgage loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See ‘‘—Grantor Trust Reporting’’ below.

Market Discount.    If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a ‘‘market discount’’, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by (or, in the case of accrual basis Certificateholders, due to) the trust fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the mortgage loans.

Further, under the rules described above in ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium.    If a Certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates.    The ‘‘stripped coupon’’ rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in ‘‘—If Stripped Bond Rules Apply’’, no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

The OID Regulations do not apply to ‘‘stripped coupons’’, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under ‘‘—Possible Application of Proposed Contingent Payment Rules’’ below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder’s adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See ‘‘—If Stripped Bond Rules Apply’’ above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their tax advisors regarding the use of the Prepayment Assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such mortgage loan.

Possible Application of Contingent Payment Rules.    The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury Department regulations have been promulgated regarding contingent payment debt instruments, but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of such Regulations, may also be excepted from such regulations. Like the OID Regulations, the contingent payment regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a ‘‘noncontingent bond method.’’ Under the ‘‘noncontingent bond method,’’ the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates.    Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this prospectus generally provides for tax rates of non-corporate taxpayers on ordinary income that are higher than the rates on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a ‘‘conversion transaction’’ within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate ‘‘applicable Federal rate’’ (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.    Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the trustee or master servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and such other customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee’s or master servicer’s, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

The IRS has published final regulations which establish a reporting framework for interests in ‘‘widely held fixed investment trusts’’ and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a ‘‘trust’’ under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust fund in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to Certificateholders in accordance with these new regulations after December 31, 2007.

Backup Withholding.    In general, the rules described above in ‘‘—REMICs—Backup Withholding with Respect to REMIC Certificates’’ will also apply to Grantor Trust Certificates.

Foreign Investors.    In general, the discussion with respect to REMIC Regular Certificates in ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder’s trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in ‘‘Certain Federal Income Tax Consequences,’’ potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (each, a ‘‘Plan’’), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the underlying mortgage assets and other assets included in a related trust fund to be deemed assets of such Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by ‘‘benefit plan investors’’ (i.e., Plans and entities deemed to hold plan assets because of a Plan’s investment in the entity) is not ‘‘significant’’, both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be ‘‘significant’’ on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of certificates is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan ‘‘fiduciary’’ and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

The Plan Asset Regulations provide that where a Plan acquires a ‘‘guaranteed governmental mortgage pool certificate’’, the Plan’s assets include such certificate but do not solely by reason of the Plan’s holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a ‘‘guaranteed governmental mortgage pool certificate’’ Ginnie Mae, Freddie Mac, Farmer Mac and Fannie Mae Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not ‘‘guaranteed governmental mortgage pool certificates’’ within the meaning of the Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing certificates if such MBS are included in the trust fund.

The DOL has granted to certain underwriters administrative exemptions (each, an ‘‘Exemption’’) for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the offered certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemptions include mortgage loans such as the mortgage assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the offered certificates. If all of the conditions of an Exemption are met, whether or not a Plan’s assets would be deemed to include an ownership interest in the mortgage assets, the acquisition, holding and resale of the offered certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

Insurance Company General Accounts

Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of any of the Exemptions solely because they (1) are subordinated to other classes of certificates in the trust and/or (2) have not received a rating at the time of the acquisition in one of the four highest rating categories from a nationally recognized statistical rating agency. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued final regulations providing guidance for the purpose of determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

Consultation With Counsel

Any Plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection with any planned purchase.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is ‘‘unrelated business taxable income’’ within the meaning of Section 512 of the Code. All ‘‘excess inclusions’’ of a REMIC allocated to a REMIC Residual Certificate held by a Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See ‘‘Certain Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions’’.

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of SMMEA. Generally, the only classes of the offered certificates which will qualify as ‘‘mortgage related securities’’ will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA (‘‘Non-SMMEA Certificates’’) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as ‘‘mortgage related securities’’ will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities,’’ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning ‘‘safety and soundness’’ and retention of credit information), certain ‘‘Type IV securities,’’ defined in 12 C.F.R. § 1.2(m) to include certain ‘‘commercial mortgage-related securities’’ and ‘‘residential mortgage-related securities.’’ As so defined, ‘‘commercial mortgage-related security’’ and ‘‘residential mortgage-related security’’ mean, in relevant part, ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ no representation is made as to whether any of the offered certificates will qualify as ‘‘commercial mortgage-related securities,’’ and thus as ‘‘Type IV securities,’’ for investment by national banks. The National Credit Union Administration (‘‘NCUA’’) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities’’, other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s ‘‘investment pilot program’’ under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2). The OTS has issued Thrift Bulletin 13a

(December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,’’ and Thrift Bulletin 73a (December 18, 2001), ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as ‘‘mortgage related securities,’’ no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class or series constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.	By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include Banc of America Securities LLC, an affiliate of the depositor;

2.	By placements by the depositor with institutional investors through dealers; and

3.	By direct placements by the depositor with institutional investors, in which event the Depositor will be an underwriter with respect to the Certificates; and

4.	By inclusion as underlying securities backing another series of mortgage pass-through certificates issued by an entity of which the Depositor or an affiliate of the Depositor may act as the depositor. In the event that the Depositor or an affiliate of the Depositor acts as depositor with respect to the other series of mortgage pass-through certificates, the Depositor or its affiliate will be an underwriter with respect to the underlying securities

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates will be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them will be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect to such liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

If specified in the prospectus supplement relating to a series of Certificates, the Depositor or any of its affiliates may purchase some or all of one or more Classes of Certificates of the series from the underwriter or underwriters at a price specified or described in the prospectus supplement. This party may then, from time to time, offer and sell, pursuant to this prospectus, some or all of the Certificates it purchased directly, through one or more underwriters to be designated at the time of the offering of the Certificates or through dealers acting as agent and/or principal. Any of these offerings may be restricted in the matter specified in the applicable prospectus supplement. These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in the purchaser’s offering of Certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and these dealers may receive commissions from the investors purchasing Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions). Any dealer that participates in the distribution of these Certificates will be an ‘‘underwriter’’ within the meaning of the Securities Act, and any commissions and discounts received by a dealer and any profit on the resale of these Certificates by a dealer will be underwriting discounts and commissions under the Securities Act.

LEGAL MATTERS

Certain legal matters relating to the certificates will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP. Certain legal matters relating to the certificates will be passed upon for the underwriter by the counsel described in the related prospectus supplement under ‘‘Legal Matters’’. Certain federal income tax matters and other matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

AVAILABLE INFORMATION

The depositor has filed with the Securities and Exchange Commission a Registration Statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus or in such prospectus supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 100 F Street, N.E.,

Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this prospectus or any related prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any other person. Neither the delivery of this prospectus or any related prospectus supplement nor any sale made under this prospectus or any related prospectus supplement shall under any circumstances create an implication that there has been no change in the information in this prospectus since the date of this prospectus or in such prospectus supplement since the date of the prospectus supplement. This prospectus and any related prospectus supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

The master servicer, the trustee or another specified person will cause to be provided to registered holders of the offered certificates of each series periodic unaudited reports concerning the related trust fund. If beneficial interests in a class or series of offered certificates are being held and transferred in book-entry format through the facilities of The DTC as described in this prospectus, then unless otherwise provided in the related prospectus supplement, such reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See ‘‘Description of the Certificates—Reports to Certificateholders’’ and ‘‘—Book-Entry Registration and Definitive Certificates’’.

The depositor will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. The depositor intends to make a written request to the staff of the Securities and Exchange Commission that the staff either (1) issue an order pursuant to Section 12(h) of the Securities Exchange Act of 1934, as amended, exempting the depositor from certain reporting requirements under the Securities Exchange Act of 1934, as amended, with respect to each trust fund or (2) state that the staff will not recommend that the Commission take enforcement action if the depositor fulfills its reporting obligations as described in its written request. If such request is granted, the depositor will file or cause to be filed with the Securities and Exchange Commission as to each trust fund the periodic unaudited reports to holders of the offered certificates referenced in the preceding paragraph; however, because of the nature of the trust funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of certificateholders expected for each series, the depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the depositor (other than Annual Reports on Form 10-K) with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of an offering of offered certificates evidencing interests in that trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the depositor should be directed in writing to its principal executive offices at 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-8509.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this prospectus.

‘‘401(c) Regulations’’ means those regulations issued by the DOL which provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.

‘‘Accrued Certificate Interest’’ means for each Distribution Date an amount equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such Distribution Date.

‘‘Accrual Certificates’’ means one or more classes of certificates that may not be entitled to distributions of interest until the occurrence of certain events, such as the retirement of one or more other classes of certificates.

‘‘ADA’’ means the Americans with Disabilities Act of 1990, as amended.

‘‘Available Distribution Amount’’ means unless otherwise provided in the related prospectus supplement for any series of certificates and any Distribution Date the total of all payments or other collections (or advances in lieu of such collections and advances) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date.

‘‘Bankruptcy Code’’ means the U.S. Bankruptcy Code.

‘‘CERCLA’’ means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

‘‘Certificate Account’’ means for the trust fund one or more established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described this prospectus and the related prospectus supplement.

‘‘Certificate Balance’’ means the initial stated principal amount of each individual class of certificates for a given series other than real estate mortgage investment conduit residual certificates or certain classes of stripped interest certificates.

‘‘Certificate Owner’’ means the actual purchaser of a book-entry certificate.

‘‘Closing Date’’ means date of the initial issuance of the certificates of a given series.

‘‘Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘Commercial Property’’ means office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land comprising some or all of the mortgaged properties included in the trust fund.

‘‘Committee Report’’ means the Conference Committee Report accompanying the Tax Reform Act of 1986.

‘‘Companion Class’’ means one or more classes of certificate where distributions of principal with respect to one or more other classes of certificates may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

‘‘Controlled Amortization Class’’ means one or more classes of certificates where distributions of principal may be made, subject to available funds, based on a specified principal payment schedule.

‘‘CPR’’ means the constant prepayment rate model representing an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

‘‘Cut-off Date’’ means the specified date initial aggregate outstanding principal balance of the related mortgage assets as of a specified date.

‘‘Debt Service Coverage Ratio’’ means at any given time for a mortgage loan the ratio of:

•	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

•	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

‘‘Determination Date’’ means the date upon which that all scheduled payments on the mortgage loans in the trust fund are received or advanced by the master servicer, special servicer or other specified person will be distributed to certificateholders of the related series on the next succeeding Distribution Date.

‘‘Direct Participant’’ means the securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations that maintain accounts with DTC.

‘‘Distribution Date’’ means the date as described in the prospectus supplement upon which distributions on or with respect to the certificates will be made.

‘‘DOL’’ means the United States Department of Labor.

‘‘DTC’’ means The Depository Trust Company.

‘‘Due Date’’ means a specified date upon which scheduled payments of interest, principal or both are to be made under a mortgage loan and may occur monthly, quarterly, semi-annually or annually.

‘‘Due Period’’ means a specified time period (generally corresponding in length to the period between Distribution Dates).

‘‘Equity Participation’’ means a provision under a mortgage loan that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘Excess Funds’’ means in general that portion of the amounts distributable in respect of the certificates of any series on any Distribution Date that represent:

•	interest received or advanced on the mortgage assets in the trust fund that is in excess of the interest currently accrued on the certificates of such series; or

•	Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the trust fund that do not constitute payments of interest or principal.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Fannie Mae’’ means the Federal National Mortgage Association.

‘‘Farmer Mac’’ means the Federal Agricultural Mortgage Corporation.

‘‘Freddie Mac’’ means the Federal Home Loan Mortgage Corporation.

‘‘Garn Act’’ means the Garn-St Germain Depository Institutions Act of 1982.

‘‘Ginnie Mae’’ means Governmental National Mortgage Association.

‘‘Grantor Trust Certificates’’ means certificates in a trust treated as a grantor trust under applicable provisions of the Code.

‘‘Grantor Trust Fractional Interest Certificate’’ means a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest at a pass-through rate.

‘‘Grantor Trust Fund’’ means that portion of the trust fund as to which no REMIC election has been made.

‘‘Grantor Trust Strip Certificate’’ means a Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund.

‘‘Indirect Participant’’ means those banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.

‘‘Insurance and Condemnation Proceeds’’ means proceeds applied to the restoration of a mortgaged property or released to the related borrower in connection with the full or partial condemnation of such mortgaged property.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Issue Premium’’ means, in the case of a class of REMIC Regular Certificates issued at a price in excess of the stated redemption price of that class, the amount of such excess.

‘‘Liquidation Proceeds’’ means all proceeds received under any hazard, title or other insurance policy (other than Insurance and Condemnation Proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise.

‘‘Loan-to-Value Ratio’’ means for a mortgage loan the ratio (expressed as a percentage) of:

•	the then outstanding principal balance of the mortgage loan and any other loans senior that are secured by the related mortgaged property to

•	its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of the mortgage loan.

‘‘Lock-out Period’’ means the period in which prepayments are prohibited under a mortgage loan.

‘‘MBS’’ means mortgage participations, pass-through certificates or other mortgage-backed securities that may comprise the assets of the trust fund.

‘‘MERS’’ means Mortgage Electronic Registration Systems, Inc.

‘‘Mortgage Asset Seller’’ means the entity from whom the depositor purchased a mortgage asset either directly or indirectly, included in the trust fund. The Mortgage Asset Seller may or may not be the originator of the related mortgage loan or the issuer of the MBS and may be an affiliate of the depositor.

‘‘Mortgage Rate’’ means the rate at which a mortgage loan accrues interest which may be fixed over its term or that adjusts from time to time, converted at the borrower’s election from an adjustable to a fixed rate, or from a fixed to an adjustable rate.

‘‘Multifamily Properties’’ means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures comprising some or all of the mortgaged properties included in the trust fund.

‘‘Net Operating Income’’ means for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than:

•	noncash items such as depreciation and amortization;

•	capital expenditures; and

•	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

‘‘NCUA’’ means the National Credit Union Administration.

‘‘Notional Amount’’ means the amount upon which a Stripped Interest Certificate is calculated to accrue interest which is either:

•	based on the principal balances of some or all of the mortgage assets in the related trust fund; or

•	equal to the Certificate Balances of one or more other classes of certificates of the same series.

‘‘OCC’’ means the Office of the Comptroller of the Currency.

‘‘OID Regulations’’ means the Treasury Department regulations issued under Sections 1271-1273 and 1275 of the Code.

‘‘OTS’’ means the Office of Thrift Supervision.

‘‘Parties in Interest’’ means ‘‘parties in interest’’ as defined in ERISA and ‘‘disqualified person’’ as defined in Section 4975 of the Code.

‘‘Percentage Interest’’ means the undivided percentage interest represented by an offered certificate of a particular class which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

‘‘Permitted Investments’’ means government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series into which funds from the Certificate Account may be invested.

‘‘Plan’’ means retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

‘‘Plan Asset Regulations’’ means Section 2510.3-101 of the regulations issued by the DOL, concerning what constitutes assets of a Plan.

‘‘Pooling and Servicing Agreement’’ means pooling and servicing agreement or other agreement specified in the related prospectus supplement pursuant to which certificates of each series will be issued.

‘‘Prepayment Assumption’’ means the prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates or, if applicable, Grantor Trust Certificates, as disclosed in the related prospectus supplement.

‘‘Prepayment Interest Shortfall’’ means the result when a prepayment on any mortgage loan is distributable to certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.

‘‘Prepayment Premium’’ means the payment of any premium or yield maintenance charge in connection with certain prepayments under a mortgage loan.

‘‘PTCE 95-60’’ means Prohibited Transaction Class Exemption 95-60.

‘‘Purchase Price’’ means the price as specified in the prospectus supplement at which a Mortgage Asset Seller will be required to repurchase a mortgage loan under the conditions set forth in the prospectus supplement.

‘‘Record Date’’ means last business day of the month preceding the month in which the applicable Distribution Date occurs.

‘‘Relief Act’’ means the Servicemembers Relief Act.

‘‘REMIC’’ means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the REMIC Provisions of the Code.

‘‘REMIC Certificates’’ means certificates representing interests in a trust fund, or a portion of the trust fund, that the REMIC administrator will elect to have treated as REMIC.

‘‘REMIC Provisions’’ means Sections 860A through 860G of the Code.

‘‘REMIC Regular Certificates’’ means certificates evidencing or constituting ownership of ‘‘regular interests’’ in the trust fund or a designated portion of the trust under the REMIC Provisions.

‘‘REMIC Regulations’’ means the Treasury Department regulations issued under the REMIC Provisions.

‘‘REMIC Residual Certificateholder’’ means the holder of a REMIC Residual Certificate.

‘‘REMIC Residual Certificates’’ means certificates evidencing or constituting ownership of ‘‘residual interests’’ in the trust or a designated portion of the trust under the REMIC Provisions.

‘‘REO Properties’’ means mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

‘‘Senior Certificates’’ means certificates in a given series that are senior to one or more other classes of certificates in entitlement to certain distributions;

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘SPA’’ means the standard prepayment assumption representing an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans.

‘‘Stripped Interest Certificate’’ means those certificates entitled to distributions of interest, with disproportionate, nominal or no distributions of principal.

‘‘Stripped Principal Certificate’’ means entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

‘‘Subordinate Certificates’’ means certificates in a given series that are subordinate to one or more other classes of certificates in entitlement to certain distributions;

‘‘Tiered REMIC’’ means designated portions of the trust fund treated as two or more REMICs.

‘‘Treasury Department’’ means the United States Treasury Department.

‘‘UCC’’ means for any jurisdiction the Uniform Commercial Code as in effect in that jurisdiction.

‘‘U.S. Person’’ means:

•	a citizen or resident of the United States;

•	a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes;

•	an estate whose income is subject to United States federal income tax purposes regardless of the source of its income; or

•	a trust as to which:

1.    a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.    one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Department regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

‘‘Voting Rights’’ means the voting rights evidenced by each series of certificates.

‘‘Warranting Party’’ means a party that makes certain representations and warranties regarding the mortgage loans.

NOTES CONCERNING INFORMATION
PRESENTED IN THE ATTACHED
COMPUTER DISKETTE

This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is ‘‘BACM2007_3.xls’’ The file ‘‘BACM2007_3.xls’’ is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEXES A and B of the prospectus supplement.

Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data in ANNEXES A and B, ‘‘click’’ on the worksheet labeled ‘‘ANNEX A’’ or ‘‘ANNEX B’’, as applicable.

(1)	Microsoft Excel is a registered trademark of Microsoft Corporation.

You should rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Until October 25, 2007, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus, when acting as underwriters and with respect to their unsold allotments or subscriptions.

$2,879,089,000
(Approximate)

Banc of America
Commercial Mortgage Inc.

Depositor

Banc of America Commercial
Mortgage Trust 2007-3

Issuing Entity

Class A-1, Class A-2, Class A-3,
Class A-AB, Class A-4, Class A-5,
Class A-1A, Class XW, Class A-M,
Class A-MF, Class A-J, Class B,
Class C and Class D

Banc of America
Commercial Mortgage Inc.,
Commercial Mortgage
Pass-Through Certificates,
Series 2007-3

PROSPECTUS SUPPLEMENT

Banc of America Securities LLC

Commerzbank Corporates & Markets
Hypo Capital Markets
SunTrust Robinson Humphrey

Citigroup
Credit Suisse

July 18, 2007